As filed with the Securities and Exchange Commission on May 27, 2021
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Greenlane Holdings, Inc.
(Exact name of registrant as specified in its charter)
Delaware (State or other jurisdiction of incorporation or organization)	5099 (Primary Standard Industrial Classification Code Number)	83-0806637 (I.R.S. Employer Identification Number)
1095 Broken Sound Parkway, Suite 300
Boca Raton, FL 33487
(877) 292-7660
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Aaron LoCascio
Chief Executive Officer
Greenlane Holdings, Inc.
1095 Broken Sound Parkway, Suite 300
Boca Raton, FL 33487
(877) 292-7660
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Justin R. Salon David P. Slotkin John Hensley Morrison & Foerster LLP 2100 L Street, NW Suite 900 Washington, D.C. 20037 Tel: (202) 887-1500	Jennifer W. Cheng Marc D. Hauser Wendy Grasso Reed Smith LLP 599 Lexington Avenue New York, NY 10022-7650 Tel: (212) 521-5400	Nicholas Kovacevich Chairman and Chief Executive Officer KushCo Holdings, Inc. 6261 Katella Avenue, Suite 250 Cypress, CA 90630 Tel: (714) 243-4311
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective and upon completion of the mergers described in the enclosed joint proxy statement/prospectus.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large Accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☒
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Issuer Third Party Tender Offer)   ☐
CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(2)	Amount of registration fee
Class A Common Stock, $0.01 par value per share	51,517,450 shares	N/A	$180,371,873.14	$19,678.57

(1)
Represents the estimated maximum number of shares of Greenlane Holdings, Inc.’s (“Greenlane”) Class A common stock, $0.01 par value per share (“Greenlane Class A common stock”), to be issued in connection with the transactions contemplated by the Merger Agreement described herein. The number of shares of Greenlane Class A common stock to be issued is based on the sum of (i) 161,051,693 shares of common stock of KushCo Holdings, Inc. (“KushCo”), $0.001 par value per share (“KushCo common stock”), which reflects the estimated maximum number of shares of KushCo common stock that may be cancelled and exchanged in the Mergers described herein (which number includes 1,671,164 outstanding KushCo restricted stock units which will become fully vested in connection with the terms of the Merger Agreement); (ii) 10,179,474 shares of KushCo common stock issuable upon exercise of options which will be converted into options to purchase Greenlane Class A common stock in accordance with the terms of the Merger Agreement; and (iii) 31,433,859 shares of KushCo common stock issuable upon exercise of warrants, which will be converted into Greenlane warrants in accordance with the terms of the Merger Agreement); multiplied by the exchange ratio (based on the terms of the Merger Agreement, which is subject to adjustment as further descried herein) of 0.2542 shares of Greenlane Class A common stock for each share of KushCo common stock calculated as of May 25, 2021.

(2)
Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act, and calculated pursuant to Rules 457(f)(1) and 457(c) under the Securities Act. The proposed maximum aggregate offering price of the Greenlane Class A common stock was calculated based upon the market value of KushCo common stock (the securities to be exchanged in the Mergers) in accordance with Rule 457(c) under the Securities Act, calculated as the product of (i) $0.89, the last reported price per share of KushCo common stock on May 25, 2021, as quoted on the OTCQX, multiplied by (ii) 202,665,026, the estimated maximum number of shares of KushCo common stock, including shares of KushCo common stock issuable upon exercise of outstanding KushCo options and KushCo warrants, that may be cancelled and exchanged in connection with the Mergers described herein as of May 25, 2021.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this joint proxy statement/prospectus is not complete and may be changed. Greenlane Holdings, Inc. may not sell the securities offered by this joint proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This joint proxy statement/prospectus is not an offer to sell these securities nor should it be considered a solicitation of an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED MAY 27, 2021
JOINT PROXY STATEMENT/PROSPECTUS

To the Stockholders of Greenlane Holdings, Inc. and the Stockholders of KushCo Holdings, Inc.:
The board of directors (the “Greenlane Board”) of Greenlane Holdings, Inc. (“Greenlane”) and the board of directors (the “KushCo Board”) of KushCo Holdings, Inc. (“KushCo”) have approved a definitive agreement and plan of merger (the “Merger Agreement”), dated as of March 31, 2021, by and among Greenlane, Merger Sub Gotham 1, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 1”), Merger Sub Gotham 2, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 2”), and KushCo. Pursuant to the Merger Agreement, Greenlane and KushCo will combine through a merger of Merger Sub 1 with and into KushCo with KushCo as the surviving corporation and a wholly owned subsidiary of Greenlane (“Initial Surviving Corporation”) (such merger, “Merger 1”) and a merger of the Initial Surviving Corporation with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of Greenlane (“Merger 2,” and together with Merger 1, the “Mergers”).
If completed, the Mergers will create the leading ancillary cannabis products and services company. The combined company (the “Combined Company”) will serve a premier group of customers, which includes many of the leading multi-state-operators and licensed producers, the top smoke shops in the United States, and millions of individuals. The Combined Company will retain the name “Greenlane Holdings, Inc.” and will continue to trade on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GNLN.” Nicholas Kovacevich, the current Chief Executive Officer of KushCo, is expected to serve as the Chief Executive Officer of the Combined Company. Aaron LoCascio, the current Chief Executive Officer of Greenlane, is expected to serve as the President of the Combined Company. Additionally, William Mote and Adam Schoenfeld, the current Chief Financial Officer and Chief Strategy Officer of Greenlane, respectively, are expected to continue to serve in such positions for the Combined Company.
The obligations of Greenlane and KushCo to effect the Mergers are subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement (including certain approvals of the Greenlane and KushCo stockholders).
If the Mergers are completed pursuant to the Merger Agreement, each KushCo stockholder will receive a number of shares of Greenlane Class A common stock, $0.01 par value per share (“Greenlane Class A common stock”), for each share of KushCo’s common stock, $0.001 par value per share (“KushCo common stock”), held immediately prior to the effective time of the Mergers, with cash paid in lieu of any fractional shares that a KushCo stockholder would otherwise be entitled to receive, based on the formula set forth under the heading “Merger Consideration; Effects of the Merger” (the “Exchange Ratio”). In accordance with the Merger Agreement, and as described further elsewhere in this joint proxy statement/prospectus, the Exchange Ratio is subject to adjustment prior to the effective time of the Mergers in order to ensure that KushCo’s former stockholders (“KushCo stockholders”) will own no more than 49.9% of the issued and outstanding shares of Greenlane common stock and no less than 48.1% of the Greenlane Net Diluted Securities as of immediately following the effective time of Merger 1. As a result, the Exchange Ratio is subject to adjustment to reflect changes in the number of Greenlane Shares Outstanding, KushCo Fully Diluted Securities, Greenlane Net Diluted Securities and KushCo Net Diluted Securities (as such terms are defined in this joint proxy statement/prospectus), immediately prior to the effective time of Merger 1. Greenlane stockholders will continue to hold their existing shares of Greenlane Class A common stock or Greenlane Class B common stock, $0.0001 par value per share (“Greenlane Class B common stock”), as applicable. Pursuant to the Merger Agreement, in connection with the consummation of Merger 1, holders of Greenlane Class C common stock, $0.0001 par value per share (“Greenlane Class C common stock” and, prior to its elimination as a class, together with Greenlane Class A common stock and Greenlane Class B common stock, “Greenlane common stock”), will convert each share of Greenlane Class C common stock into one-third of a share of Greenlane Class B common stock, and, and subject to the approval of Greenlane stockholders as described in this joint proxy statement/prospectus, Greenlane will file an Amended and Restated Certificate of Incorporation, which will eliminate all references to the Greenlane Class C common stock.

Shares of Greenlane Class A common stock are currently listed on Nasdaq under the symbol “GNLN” and shares of KushCo common stock are currently traded on the OTCQX tier of the OTC Markets Group, LLC (the “OTCQX”) under the symbol “KSHB.” Based on the closing price of Greenlane Class A common stock on the Nasdaq of $4.44 on March 29, 2021, the latest trading day before the announcement of the Mergers, using an Exchange Ratio of 0.2542 which is the Exchange Ratio calculated as of May 25, 2021, the Exchange Ratio represented approximately $1.13 in Greenlane Class A common stock for each share of KushCo common stock. Based on the closing price of Greenlane Class A common stock on the Nasdaq of $3.66 on May 25, 2021, the latest practicable trading day before the date of this joint proxy statement/prospectus, using an Exchange Ratio of 0.2542 which is the Exchange Ratio calculated as of May 25, 2021, the Exchange Ratio represented approximately $0.93 in Greenlane Class A common stock for each share of KushCo common stock. The value of the consideration to be received in the Mergers will fluctuate as a result of changes in the market price of Greenlane Class A common stock and changes in the number of shares of Greenlane common stock and KushCo common stock outstanding, on a fully diluted treasury basis (subject to certain exceptions). We urge you to obtain current market quotations for Greenlane Class A common stock and KushCo common stock.
It is anticipated that Greenlane will issue approximately 40,939,340 shares of Greenlane Class A common stock in connection with the Mergers based on the Exchange Ratio calculated as of May 25, 2021. Upon completion of the Mergers, it is estimated that the stockholders of Greenlane (“Greenlane stockholders”) prior to the Mergers will collectively own approximately 50.1% of the issued and outstanding shares of the Combined Company common stock and KushCo stockholders will collectively own approximately 49.9% of the issued and outstanding shares of the Combined Company common stock.
Greenlane will hold an annual meeting of its stockholders (the “Greenlane annual meeting”) and KushCo will hold a virtual special meeting of its stockholders (the “KushCo special meeting”). At the Greenlane annual meeting, all Greenlane stockholders will be asked to vote on (i) a proposal to elect the five director nominees named in this joint proxy statement/prospectus, each for a term expiring at Greenlane’s 2022 annual meeting of stockholders (the “Greenlane Director Proposal”); (ii) a proposal to ratify Deloitte & Touche LLP as Greenlane’s independent registered public accounting firm for Greenlane’s fiscal year ending December 31, 2021 (the “Greenlane Auditor Proposal”); (iii) a proposal to consider and vote upon the approval and adoption of the Amended and Restated Certificate of Incorporation of Greenlane to eliminate the Greenlane Class C common stock (the “Greenlane Charter Amendment Proposal”); (iv) a proposal to consider and vote upon the approval of the issuance of Greenlane Class A common stock in connection with the closing of Merger 1 (the “Greenlane Stock Issuance Proposal”); (v) a proposal to consider and vote upon the Amended and Restated Greenlane Holdings, Inc. 2019 Equity Incentive Plan (the “Greenlane Plan Proposal”); and (vi) a proposal to approve one or more adjournments of the Greenlane annual meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal (the “Greenlane Adjournment Proposal”). Additionally, Greenlane stockholders other than (i) Jacoby & Co. Inc. (“Jacoby”), an entity controlled by Greenlane’s co-founders, and its affiliates and (ii) Aaron LoCascio, Adam Schoenfeld, William Mote, William Bine and Douglas Fischer, the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, respectively (the “Greenlane Insiders” and Greenlane stockholders, other than the Greenlane Insiders, the “Greenlane Public Stockholders”), will be asked to vote on a proposal to consider and vote upon the approval and adoption of the Merger Agreement (the “Greenlane Merger Proposal”).
At the KushCo special meeting, KushCo stockholders will be asked to vote on (i) a proposal to consider and vote upon the approval and adoption of the Merger Agreement (the “KushCo Merger Proposal”); and (ii) a proposal to approve one or more adjournments of the KushCo special meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the KushCo Merger Proposal (the “KushCo Adjournment Proposal”).
The record date for determining the Greenlane stockholders entitled to receive notice of, and to vote at, the Greenlane annual meeting is the close of business on [•], 2021. The record date for determining the KushCo stockholders entitled to vote at the KushCo special meeting is the close of business on [•], 2021.
The Mergers cannot be completed without the approval by Greenlane stockholders of the Greenlane Charter Amendment Proposal and the Greenlane Stock Issuance Proposal, as well as the approval of the Greenlane Merger Proposal by the Greenlane Public Stockholders and the approval by KushCo stockholders of the KushCo Merger Proposal in accordance with the voting requirements described in this joint proxy statement/prospectus.

The Greenlane Board, upon the recommendation of a special committee of the Greenlane Board (the “Greenlane Special Committee”) consisting entirely of its independent and disinterested directors, has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Greenlane and the Greenlane stockholders, (ii) authorized, approved and adopted the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, and (iii) subject to the satisfaction or waiver of conditions to complete the Mergers set forth in the Merger Agreement, including approval of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal and the Greenlane Stock Issuance Proposal. The Greenlane Board unanimously recommends that Greenlane stockholders vote “FOR” each of the director nominees nominated pursuant to the Greenlane Director Proposal, “FOR” the Greenlane Auditor Proposal, “FOR” the Greenlane Charter Amendment Proposal, “FOR” the Greenlane Stock Issuance Proposal, “FOR” the Greenlane Plan Proposal and “FOR” the Greenlane Adjournment Proposal, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal. The Greenlane Board unanimously recommends that the Greenlane Public Stockholders vote “FOR” the Greenlane Merger Proposal.
The KushCo Board has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of KushCo and the KushCo stockholders and (ii) subject to approval by KushCo stockholders, approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. The KushCo Board recommends that KushCo stockholders vote “FOR” the KushCo Merger Proposal and “FOR” the KushCo Adjournment Proposal, if necessary or appropriate, to solicit additional proxies in favor of the approval of the KushCo Merger Proposal.
This joint proxy statement/prospectus contains important information about Greenlane, KushCo, the Mergers, the Merger Agreement and the annual and special meetings. This document is also a prospectus for shares of Greenlane Class A common stock that will be issued pursuant to the Merger Agreement. We encourage you to read this joint proxy statement/prospectus carefully before authorizing a proxy to vote your shares, including the section entitled “Risk Factors” beginning on page 30 of this joint proxy statement/prospectus.
Your vote is very important, regardless of the number of shares you own. Whether or not you plan to attend the Greenlane annual meeting or the KushCo special meeting, as applicable, please authorize a proxy to vote your shares as promptly as possible to make sure that your shares of Greenlane common stock and/or KushCo common stock, as applicable, are represented at the applicable meeting. Please review this joint proxy statement/prospectus for more information regarding the Mergers and the Greenlane annual meeting and the KushCo special meeting, as applicable.
If you are a Greenlane stockholder and have any questions or need assistance voting your shares, please contact Greenlane’s proxy solicitor, D.F. King & Co., Inc., by telephone at (212) 269-5550 (banks and brokers call collect at (800) 317-8033) or by email at GNLN@dfking.com. If you are a KushCo stockholder and have any questions or need assistance voting your shares, please contact KushCo’s proxy solicitor, [•], by telephone at [•] or by email at [•].
Sincerely,
Aaron LoCascio Chief Executive Officer Greenlane Holdings, Inc.	Nicholas Kovacevich Chairman and Chief Executive Officer KushCo Holdings, Inc.
Neither the Securities and Exchange Commission, nor any state securities regulatory authority, has approved or disapproved of the Mergers or the other transactions contemplated by the Merger Agreement or the securities to be issued under this joint proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosure in this joint proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This joint proxy statement/prospectus is dated [•], 2021, and is first being mailed to Greenlane stockholders and KushCo stockholders on or about [•], 2021.

GREENLANE HOLDINGS, INC.
1095 Broken Sound Parkway, Suite 300
Boca Raton, FL 33487
(877) 292-7660

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2021

To the Stockholders of Greenlane Holdings, Inc.:
You are invited to attend an annual meeting of stockholders of Greenlane Holdings, Inc., a Delaware corporation (“Greenlane”). The meeting will be held at [•], local time, on [•], 2021, at [•], to consider and vote upon the following matters:
1.
a proposal to elect the five director nominees named in this joint proxy statement/prospectus, each for a term expiring at Greenlane’s 2022 annual meeting of stockholders; provided that Neil Closner has executed a conditional resignation letter that will become effective if the Mergers (as defined below) are completed as described elsewhere in this joint proxy statement/prospectus (the “Greenlane Director Proposal”);

2.
a proposal to ratify Deloitte & Touche LLP (“Deloitte”) as Greenlane’s independent registered public accounting firm for Greenlane’s fiscal year ending December 31, 2021 (the “Greenlane Auditor Proposal”);

3.
a proposal to consider and vote upon the approval and adoption of the definitive agreement and plan of merger (the “Merger Agreement”), dated as of March 31, 2021, by and among Greenlane, Merger Sub Gotham 1, LLC, a wholly-owned subsidiary of Greenlane (“Merger Sub 1”), Merger Sub Gotham 2, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 2”) and KushCo Holdings, Inc. (“KushCo”). Pursuant to the Merger Agreement, Greenlane and KushCo will combine through a merger of Merger Sub 1 with and into KushCo with KushCo as the surviving corporation and a wholly owned subsidiary of Greenlane (“Initial Surviving Corporation”) (such merger, “Merger 1”) and a merger of the Initial Surviving Corporation with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of Greenlane (“Merger 2,” and, together with Merger 1, the “Mergers”) (the “Greenlane Merger Proposal”);

4.
a proposal to consider and vote upon the approval and adoption of the Amended and Restated Certificate of Incorporation of Greenlane (the “Greenlane Charter Amendment Proposal”);

5.
a proposal to consider and vote upon the approval of the issuance of Greenlane Class A common stock in connection with the closing of Merger 1 (the “Greenlane Stock Issuance Proposal”);

6.
a proposal to consider and vote upon the Amended and Restated Greenlane Holdings, Inc. 2019 Equity Incentive Plan (the “Greenlane Plan Proposal”); and

7.
a proposal to approve one or more adjournments of the Greenlane annual meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal (the “Greenlane Adjournment Proposal”).

THE GREENLANE BOARD UNANIMOUSLY RECOMMENDS THAT GREENLANE STOCKHOLDERS VOTE “FOR” EACH OF THE DIRECTOR NOMINEES NOMINATED PURSUANT TO THE GREENLANE DIRECTOR PROPOSAL, “FOR” THE GREENLANE AUDITOR PROPOSAL, “FOR” THE GREENLANE CHARTER AMENDMENT PROPOSAL, “FOR” THE GREENLANE

STOCK ISSUANCE PROPOSAL, “FOR” THE GREENLANE PLAN PROPOSAL AND “FOR” THE GREENLANE ADJOURNMENT PROPOSAL, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF THE GREENLANE MERGER PROPOSAL, THE GREENLANE CHARTER AMENDMENT PROPOSAL OR THE GREENLANE STOCK ISSUANCE PROPOSAL. THE GREENLANE BOARD UNANIMOUSLY RECOMMENDS THAT THE GREENLANE PUBLIC STOCKHOLDERS VOTE “FOR” THE GREENLANE MERGER PROPOSAL.
Only the matters set forth in the notice of meeting may be presented at the Greenlane annual meeting. As a result, Greenlane does not expect to transact any other business at the Greenlane annual meeting. Greenlane stockholders of record at the close of business on [•], 2021 are entitled to receive notice of, and vote at, the Greenlane annual meeting and any postponement or adjournment thereof.
The following votes are required to approve the proposals:
•
Greenlane Director Proposal: Greenlane directors are elected by the affirmative vote of the majority of votes cast once a quorum has been established. If any director nominee is not elected by such standard, the director must submit an irrevocable resignation, contingent on the acceptance of that resignation by the Greenlane Board. There is no cumulative voting in the election of Greenlane’s directors.

•
Greenlane Auditor Proposal: The affirmative vote of a majority of the votes cast once a quorum has been established is required to ratify the appointment of Deloitte & Touche LLP as Greenlane’s independent registered public accounting firm for its fiscal year ending December 31, 2021.

•
Greenlane Merger Proposal: The affirmative vote of stockholders holding a majority of the voting power of the outstanding shares of Greenlane common stock, held by stockholders other than (i) Jacoby, an entity controlled by Greenlane’s co-founders, and its affiliates and (ii) Aaron LoCascio, Adam Schoenfeld, William Mote, William Bine and Douglas Fischer, the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, respectively, is required to approve the Greenlane Merger Proposal. The foregoing approval standard is referred to herein as approval by the “majority of the minority.”

•
Greenlane Charter Amendment Proposal: The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Greenlane common stock entitled to vote thereon is required to approve the Greenlane Charter Amendment Proposal.

•
Greenlane Stock Issuance Proposal: The affirmative vote of the majority of votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock is required to approve the Greenlane Stock Issuance Proposal.

•
Greenlane Plan Proposal: The affirmative vote of the majority of votes cast excluding abstentions and any broker non-votes, by the holders of Greenlane common stock is required to approve the Greenlane Plan Proposal.

•
Greenlane Adjournment Proposal: The affirmative vote of the majority of votes cast, excluding abstentions and any broker non-votes, by holders of Greenlane common stock at a stockholders’ meeting is required to approve the Greenlane Adjournment Proposal.

Please refer to the accompanying joint proxy statement/prospectus for further information with respect to the business to be transacted at the Greenlane annual meeting.
YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF GREENLANE COMMON STOCK YOU OWN. WE CANNOT COMPLETE THE MERGERS UNLESS THE GREENLANE MERGER PROPOSAL, THE GREENLANE CHARTER AMENDMENT PROPOSAL AND THE GREENLANE STOCK ISSUANCE PROPOSAL ARE APPROVED BY GREENLANE STOCKHOLDERS. ACCORDINGLY, WE URGE YOU TO REVIEW THE ENCLOSED MATERIALS AND REQUEST THAT YOU COMPLETE, SIGN, DATE AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE OR AUTHORIZE YOUR PROXY BY INTERNET OR TELEPHONE.
Please refer to the proxy card and the accompanying joint proxy statement/prospectus for information regarding your voting options. Even if you plan to attend the Greenlane annual meeting, please take advantage of one of the advance voting options to assure that your shares of Greenlane common stock are represented at the Greenlane annual meeting. You may revoke your proxy at any time before it is exercised by following the procedures described in the accompanying joint proxy statement/prospectus.
By Order of the Board of Directors
Douglas Fischer
General Counsel
Boca Raton, Florida
[•], 2021

Your vote is important. Whether or not you expect to attend the Greenlane annual meeting in person, we urge you to authorize a proxy to vote your shares of Greenlane common stock as promptly as possible by (1) accessing the Internet website specified on your proxy card, (2) calling the toll-free number specified on your proxy card, or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares of Greenlane common stock may be represented and voted at the Greenlane annual meeting. If your shares of Greenlane common stock are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the record holder of your shares of Greenlane common stock.

KUSHCO HOLDINGS, INC.
6261 Katella Avenue, Suite 250
Cypress, CA 90630
(714) 243-4311

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2021

To the Stockholders of KushCo Holdings, Inc.:
You are invited to attend a virtual special meeting (the “KushCo special meeting”) of the stockholders of KushCo Holdings, Inc., a Nevada corporation (“KushCo”). The KushCo special meeting will be held virtually at [•], local time, on [•], 2021. You can attend the KushCo special meeting via the internet, vote your shares electronically and submit your questions during the KushCo special meeting by visiting [•] (there is no physical location for the KushCo special meeting).
At the KushCo special meeting, KushCo will ask the KushCo stockholders to consider and vote upon the following matters:
1.
a proposal to consider and vote upon the approval of the definitive agreement and plan of merger (the “Merger Agreement”), dated as of March 31, 2021, by and among Greenlane Holdings, Inc. (“Greenlane”), Merger Sub Gotham 1, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 1”), Merger Sub Gotham 2, LLC, a wholly owned subsidiary of Greenlane (“Merger Sub 2”), and KushCo. Pursuant to the Merger Agreement, Greenlane and KushCo will combine through a merger of Merger Sub 1 with and into KushCo with KushCo as the surviving corporation and a wholly owned subsidiary of Greenlane (“Initial Surviving Corporation”) (such merger, “Merger 1”), and a merger of the Initial Surviving Corporation with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of Greenlane (“Merger 2,” and, together with Merger 1, the “Mergers”) (the “KushCo Merger Proposal”); and

2.
a proposal to approve one or more adjournments of the KushCo special meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the KushCo Merger Proposal (the “KushCo Adjournment Proposal”).

THE BOARD OF DIRECTORS OF KUSHCO RECOMMENDS THAT KUSHCO STOCKHOLDERS VOTE “FOR” THE KUSHCO MERGER PROPOSAL AND “FOR” THE KUSHCO ADJOURNMENT PROPOSAL, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL OF THE KUSHCO MERGER PROPOSAL.
Only the matters set forth in the notice of meeting may be presented at the KushCo special meeting. As a result, KushCo does not expect to transact any other business at the KushCo special meeting. KushCo stockholders of record at the close of business on [•], 2021 are entitled to vote at the KushCo special meeting and any postponement or adjournment thereof.
The KushCo Merger Proposal requires the affirmative vote of stockholders holding a majority of the voting power of the outstanding shares of KushCo common stock, $0.001 par value per share (“KushCo common stock”), once a quorum has been established. The KushCo Adjournment Proposal requires the affirmative vote of holders of a majority of the votes cast at the KushCo special meeting.
Please refer to the accompanying joint proxy statement/prospectus for further information with respect to the business to be transacted at the KushCo special meeting.
YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF KUSHCO COMMON STOCK YOU OWN. WE CANNOT COMPLETE THE MERGERS UNLESS THE KUSHCO MERGER PROPOSAL IS APPROVED BY KUSHCO STOCKHOLDERS. ACCORDINGLY, WE URGE YOU TO REVIEW THE ENCLOSED MATERIALS AND REQUEST THAT YOU

COMPLETE, SIGN, DATE AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE OR AUTHORIZE YOUR PROXY BY INTERNET OR TELEPHONE.
Please refer to the proxy card and the accompanying joint proxy statement/prospectus for information regarding your voting options. Even if you plan to attend the KushCo special meeting online, please take advantage of one of the advance voting options to assure that your shares of KushCo common stock are represented at the KushCo special meeting. You may revoke your proxy at any time before it is exercised by following the procedures described in the accompanying joint proxy statement/prospectus.
By Order of the Board of Directors,
Nicholas Kovacevich
Chairman and Chief Executive Officer
Cypress, California
[•], 2021
Your vote is important. Whether or not you expect to attend the KushCo special meeting online, we urge you to authorize a proxy to vote your shares of KushCo common stock as promptly as possible by (1) accessing the Internet website specified on your proxy card, (2) calling the toll-free number specified on your proxy card, or (3) signing and returning the enclosed proxy card in the postage-paid envelope provided, so that your shares of KushCo common stock may be represented and voted at the KushCo special meeting. If your shares of KushCo common stock are held in the name of a bank, broker or other nominee, please follow the instructions on the voting instruction card furnished by the record holder of your shares of KushCo common stock.

ABOUT THIS DOCUMENT
This joint proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed by Greenlane (File No. 333-[•]) with the Securities and Exchange Commission (the “SEC”), constitutes a prospectus of Greenlane for purposes of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Greenlane Class A common stock to be issued in the Mergers and the other transactions contemplated by the Merger Agreement This joint proxy statement/prospectus also constitutes a proxy statement for each of Greenlane and KushCo for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, this joint proxy statement/prospectus contains a notice of meeting with respect to the Greenlane annual meeting and a notice of meeting with respect to the KushCo special meeting.
You should rely only on the information contained in this joint proxy statement/prospectus. No one has been authorized to provide you with information that is different from that contained in this joint proxy statement/prospectus. This joint proxy statement/prospectus is dated [•], 2021. You should not assume that the information contained in this joint proxy statement/prospectus is accurate as of any other date. Neither the mailing of this joint proxy statement/prospectus to Greenlane stockholders or KushCo stockholders nor the issuance by Greenlane of shares of Greenlane Class A common stock to KushCo’s equity holders pursuant to the Merger Agreement will create any implication to the contrary.
This joint proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction. Information contained in this joint proxy statement/prospectus regarding Greenlane has been provided by Greenlane and information contained in this joint proxy statement/prospectus regarding KushCo has been provided by KushCo.

i

QUESTIONS AND ANSWERS
The following are answers to some questions that Greenlane stockholders and KushCo stockholders may have regarding the proposed transaction between Greenlane and KushCo and the other proposals being considered at the Greenlane annual meeting and the KushCo special meeting, as applicable. Greenlane and KushCo urge you to read carefully this entire joint proxy statement/prospectus, including the Annexes, because the information in this section does not provide all the information that might be important to you.
Unless stated otherwise, all references in this joint proxy statement/prospectus to:
•
the “Class C Conversion” are to the conversion of each share of Greenlane Class C common stock into one-third of a share of Greenlane Class B common stock concurrently with the effectiveness of the Greenlane A&R Charter in accordance with the terms of the Merger Agreement and the Greenlane Voting Agreement;

•
the “Combined Company” are to Greenlane after the completion of the Mergers;

•
the “Exchange Ratio” is the right of KushCo stockholders to receive shares of Greenlane Class A common stock for each share of KushCo common stock if the Mergers are completed pursuant to the Merger Agreement, pursuant to a ratio calculated as set forth below:

(i)(a) if the number equal to the quotient obtained by dividing
•
(1) the number obtained by multiplying (I) 0.2890 by (II) the KushCo Fully Diluted Securities by

•
(2) the sum of

•
(I) the number obtained by multiplying (X) 0.2890 by (Y) the KushCo Fully Diluted Securities plus

•
(II) the Greenlane Shares Outstanding,

is greater than (b) 0.499, then the Exchange Ratio shall equal the quotient obtained by dividing
•
(A) the difference between (x) the quotient obtained by dividing (I) Greenlane Shares Outstanding by (II) 0.501 and (y) the Greenlane Shares Outstanding by

•
(B) the KushCo Fully Diluted Securities,

(ii)(a) if the number equal to the quotient obtained by dividing
•
(1) the number obtained by multiplying (I) 0.2890 by (II) the KushCo Net Diluted Securities by

•
(2) the sum of

•
(I) the number obtained by multiplying (X) 0.2890 by (Y) the KushCo Net Diluted Securities plus

•
(II) the Greenlane Net Diluted Securities

is less than (b) 0.481, then the Exchange Ratio shall equal the quotient obtained by dividing
•
(A) the difference between (x) the quotient obtained by dividing (I) Greenlane Net Diluted Securities by (II) 0.519 and (y) the Greenlane Net Diluted Securities by

•
(B) the KushCo Net Diluted Securities, and

if neither of the bullets above are true, the Exchange Ratio shall equal 0.2890.

•
Below is the Exchange Ratio expressed as a formula:

•
“Greenlane” are to Greenlane Holdings, Inc., a Delaware corporation;

•
the “Greenlane A&R Charter” are to the Amended and Restated Certificate of Incorporation of Greenlane attached as Annex B to this joint proxy statement/prospectus;

•
the “Greenlane Adjournment Proposal” are to the proposal to Greenlane stockholders to approve one or more adjournments of the Greenlane annual meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal;

•
the “Greenlane Amended Equity Plan” are to the Amended and Restated Greenlane Holdings, Inc. 2019 Equity Incentive Plan attached as Annex C to this joint proxy statement/prospectus;

•
the “Greenlane Auditor Proposal” are to the proposal to Greenlane stockholders to ratify the appointment of Deloitte & Touche LLP as Greenlane’s independent registered public accounting firm for Greenlane’s fiscal year ending December 31, 2021;

•
the “Greenlane Board” are to the board of directors of Greenlane;

•
the “Greenlane Charter Amendment Proposal” are to the proposal to Greenlane stockholders to approve the Greenlane A&R Charter;

•
“Greenlane Class A common stock” are to Greenlane’s Class A common stock, $0.01 par value per share;

•
“Greenlane Class B common stock” are to Greenlane’s Class B common stock, $0.0001 par value per share;

•
“Greenlane Class C common stock” are to Greenlane’s Class C common stock, $0.0001 par value per share;

•
“Greenlane common stock” are to Greenlane Class A common stock, Greenlane Class B common stock and Greenlane Class C common stock (prior to its elimination as a class), collectively;

•
the “Greenlane Director Proposal” are to the proposal to Greenlane stockholders to elect five directors to serve on the Greenlane Board;

•
the “Greenlane Insiders” are to, collectively, (i) Jacoby & Co. Inc. (“Jacoby”), an entity controlled by Greenlane’s co-founders, and its affiliates and (ii) Aaron LoCascio, Adam Schoenfeld, William Mote, William Bine and Douglas Fischer, the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, respectively;

•
“Greenlane In-the-Money options” are to each Greenlane option and Greenlane restricted common unit that have an exercise price that is equal to or below the closing price of a share of Greenlane Class A common stock on Nasdaq on the date of any such calculation;

•
the “Greenlane Merger Proposal” are to the proposal to the Greenlane Public Stockholders (as defined below) to approve the Merger Agreement;

•
“Greenlane Public Stockholders” are to Greenlane stockholders other than the Greenlane Insiders;

•
“Greenlane Net Diluted Securities” are to the number of securities obtained by calculating (i) the sum of (x) all outstanding shares of Greenlane Class A common stock (including any shares of Greenlane Class A common stock issuable upon vesting of any Greenlane restricted stock), plus (y) all outstanding shares of Greenlane Class B common stock (after giving effect to the Class C Conversion) plus (z) each share of Greenlane Class A common stock issuable upon the exercise of any Greenlane In-the-Money options minus (ii) the number of shares of Greenlane Class A common stock that could be purchased with the aggregate exercise proceeds of the Greenlane In-the-Money options at the Greenlane trading price on the date of such calculation;

•
“Greenlane options” are to options to purchase Greenlane Class A common stock;

•
the “Greenlane Parties” are to Greenlane, Merger Sub 1 and Merger Sub 2, collectively;

•
the “Greenlane Plan Proposal” are to the proposal to Greenlane stockholders to approve the Greenlane Amended Equity Plan;

•
the “Greenlane Record Date” are to [•], 2021, which is the record date for the determination of Greenlane stockholders entitled to receive notice of, and to vote at, the Greenlane annual meeting and any postponements or adjournments of the Greenlane annual meeting;

•
“Greenlane restricted common units” are to restricted common membership interests in Greenlane Holdings, LLC;

•
“Greenlane restricted stock” are to an award of Greenlane common stock that is unvested or is subject to a repurchase option, risk of forfeiture or other condition on title or ownership;

•
the “Greenlane Special Committee” are to the special committee of the Greenlane Board consisting entirely of Greenlane’s independent and disinterested directors formed in connection with the review and negotiation of the Merger Agreement and the transactions contemplated by the Merger Agreement;

•
“Greenlane Shares Outstanding” are to the sum of (i) all shares of Greenlane Class A common stock (including any Greenlane Class A common stock issuable pursuant to any Greenlane restricted stock) and (ii) all shares of Greenlane Class B common stock (after giving effect to the Class C Conversion);

•
the “Greenlane Stock Issuance Proposal” are to the proposal to Greenlane stockholders to approve the issuance of shares of Greenlane Class A common stock in connection with the Mergers;

•
“KushCo” are to KushCo Holdings, Inc., a Nevada corporation;

•
the “KushCo Adjournment Proposal” are to the proposal to KushCo stockholders to approve one or more adjournments of the KushCo special meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the KushCo Merger Proposal;

•
the “KushCo Board” are to the board of directors of KushCo;

•
“KushCo Fully Diluted Securities” are to the sum of (i) all KushCo common stock (including any shares of KushCo common stock issuable pursuant to any KushCo RSUs) and (ii) all KushCo common stock issuable upon the exercise of all KushCo In-the-Money options and warrants;

•
“KushCo In-the-Money options and warrants” are to each KushCo options and KushCo warrant that would have a post-closing exercise price calculated by dividing (i) the current exercise price of such KushCo option or KushCo warrant by (ii) the Exchange Ratio, that is equal to or below the closing price of a share of Greenlane Class A common stock on Nasdaq on the date of any such calculation;

•
the “KushCo Merger Proposal” are to the proposal to KushCo stockholders to approve the Merger Agreement;

•
“KushCo Net Diluted Securities” are to the number of securities obtained by calculating (i) the sum of (x) all outstanding KushCo common stock (including any shares of KushCo common stock issuable pursuant to any KushCo RSUs), plus (y) all KushCo common stock issuable upon the exercise of all KushCo In-the-Money options and warrants minus (ii) the number of shares of KushCo common stock that could be purchased with the aggregate exercise proceeds of the KushCo In-the-Money options and warrants at the KushCo trading price on the date of such calculation;

•
the “KushCo Record Date” are to [•], 2021, which is the record date for the determination of KushCo stockholders entitled to vote at the KushCo special meeting and any postponements or adjournments of the KushCo special meeting;

•
“KushCo RSUs” are to any restricted stock unit of KushCo granted under a KushCo equity plan;

•
“KushCo options” are to options to purchase shares of KushCo common stock;

•
“KushCo warrants” are to the outstanding warrants to purchase one or more shares of KushCo common stock;

•
“Merger 1” are to the merger of Merger Sub 1 with and into KushCo with KushCo as the surviving corporation and a wholly -owned subsidiary of Greenlane;

•
“Merger 2” are to the merger of KushCo as the surviving corporation of Merger 1 with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of Greenlane;

•
the “Merger Agreement” are to the Agreement and Plan of Merger, dated as of March 31, 2021, by and among Greenlane, Merger Sub 1, Merger Sub 2 and KushCo, as it may be amended from time to time, a copy of which is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference;

•
the “Mergers” are to, collectively, Merger 1 and Merger 2;

•
“Merger Sub 1” are to Merger Sub Gotham 1, LLC, a Delaware limited liability company and a wholly -owned subsidiary of Greenlane;

•
“Merger Sub 2” are to Merger Sub Gotham 2, LLC, a Delaware limited liability company and a wholly -owned subsidiary of Greenlane; and

•
“Nasdaq” are to the Nasdaq Stock Market LLC.

Q:
What is the proposed transaction?

A:
Greenlane and KushCo have entered into the Merger Agreement, pursuant to which: (i) Merger Sub 1 will be merged with and into KushCo with KushCo as the surviving corporation and a wholly-owned subsidiary of Greenlane, and (ii) KushCo, as the surviving corporation of Merger 1, will be merged with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly-owned subsidiary of Greenlane.

Q:
What will happen in the proposed transaction?

A:
At the effective time of Merger 1, each issued and outstanding share of KushCo common stock will convert into the right to receive a number of newly-issued shares of Greenlane Class A common stock based on the Exchange Ratio. Holders of KushCo common stock will not receive any fractional shares of Greenlane Class A common stock in Merger 1 and instead will be paid cash (without interest) in lieu of any fractional share to which they otherwise would be entitled.

Immediately prior to the effective time of Merger 1, each unvested KushCo option will accelerate and vest in full and each then outstanding KushCo option will be converted into an option to purchase, on the same terms and conditions that apply to such KushCo option, a number of shares of Greenlane Class A common stock, rounded down to the nearest whole share, equal to (i) the number of shares of KushCo common stock subject to such KushCo option multiplied by (ii) the Exchange Ratio, and each such KushCo option will have an exercise price, rounded up to the nearest whole cent, determined by dividing (a) the per share exercise price covered by the KushCo option immediately prior to the effective time of Merger 1 by (b) the Exchange Ratio.
Immediately prior to the effective time of Merger 1, each KushCo warrant outstanding (whether or not exercisable) will be converted into a warrant to purchase Greenlane Class A common stock. Greenlane will assume each such KushCo warrant in accordance with its terms (the “Assumed Warrants”). The Assumed Warrants: (i) shall solely be exercisable for Greenlane Class A common stock, (ii) the number of shares of Greenlane Class A common stock subject to such Assumed Warrant shall be equal to the number of shares of KushCo common stock subject to such Assumed Warrant that is outstanding immediately prior to the effective time of Merger 1 multiplied by the Exchange Ratio, rounded up to the nearest whole share, and (iii) the per share exercise price under each such Assumed Warrant shall be adjusted by dividing the per share exercise price under such Assumed Warrant by the Exchange Ratio and rounding up to nearest cent.
Immediately prior to the effective time of Merger 1, each unvested KushCo RSU will accelerate and vest in full and will thereafter be treated as a share of KushCo common stock in Merger 1.
Q:
What is the Exchange Ratio and what adjustments may be made?

A:
The Exchange Ratio will be calculated immediately prior to the effective time of Merger 1. Assuming an Exchange Ratio of 0.2542 shares of Greenlane Class A common stock for each share of KushCo common stock, based upon the Exchange Ratio calculated as of May 25, 2021, KushCo stockholders will collectively own approximately 49.9% of the Combined Company common stock and Greenlane stockholders prior to the Mergers will collectively own approximately 50.1% of the Combined Company common stock after consummation of the Mergers. In accordance with the Merger Agreement, the Exchange Ratio is subject to adjustment prior to the effective time of Merger 1 to reflect changes in the number of Greenlane Shares Outstanding, KushCo Fully Diluted Securities, Greenlane Net Diluted Securities and KushCo Net Diluted Securities, immediately prior to the effective time of Merger 1 provided that in no event will the aggregate number of shares of Greenlane Class A common stock issued to KushCo stockholders in Merger 1 be greater than (i) 49.9% of all issued and outstanding shares of Greenlane common stock (after giving effect to the Class C Conversion) immediately following the effective time of Merger 1, or (ii) less than 48.1% of the Greenlane Net Diluted Securities immediately following the effective time of Merger 1. For a depiction of the Exchange Ratio formula see the definition of “Exchange Ratio” above and “The Merger Agreement — Merger Consideration; Effects of the Mergers” beginning on page 206 of this joint proxy statement/prospectus.

As discussed below, a change in the market price of Greenlane Class A common stock may cause the number of Greenlane Net Diluted Securities, KushCo Fully Diluted Securities and KushCo Net Diluted Securities to change for purposes of the Exchange Ratio calculation because such changes could result in an increase or decrease in the total number of Greenlane Net Diluted Securities, KushCo Fully Diluted Securities and KushCo Net Diluted Securities, in each case measured immediately prior to the effective time of Merger 1, which will cause the Exchange Ratio to fluctuate. Additionally, if either Greenlane or KushCo issues additional equity prior to the effective time of the Mergers or if Greenlane engages in certain capital raising activities pursuant to which it issues additional shares of Greenlane Class A common stock, in each case as permitted under the Merger Agreement, the Exchange Ratio will be adjusted to give effect to such events. An increase in Greenlane Outstanding Securities or Greenlane Net Diluted Securities would generally result in an increase in the Exchange Ratio, while an increase in KushCo Fully Diluted Securities or KushCo Net Diluted Securities would generally result in a decrease in the Exchange Ratio. See “The Merger Agreement — Merger Consideration; Effects of the Mergers” beginning on page 206 of this joint proxy statement/prospectus for more information regarding potential adjustments to the Exchange Ratio.
Pursuant to the formula used in calculating the Exchange Ratio, in accordance with the Merger Agreement, regardless of adjustments to the Exchange Ratio, under no circumstances will KushCo stockholders own more than 49.9% of all issued and outstanding shares of the Combined Company common stock (after giving effect to the Class C Conversion) immediately following the effective time of Merger 1 nor less than 48.1% of the Greenlane Net Diluted Securities immediately following the effective time of Merger 1 and under no circumstances will Greenlane stockholders own more than 51.9% of the Greenlane Net Diluted Securities nor less than 50.1% of all Greenlane common stock immediately after giving effect to the Mergers and the Class C Conversion.

Q:
What happens if the market price of shares of Greenlane common stock or KushCo common stock changes before the closing of the Mergers?

A:
As described above, the Exchange Ratio may fluctuate upon the occurrence of certain events. A change in the market price of KushCo common stock individually will not have an impact on the Exchange Ratio. However, the number KushCo Fully Diluted Securities, Greenlane Net Diluted Securities and KushCo Net Diluted Securities may change as a result of a change in the market price of Greenlane Class A common stock. A change in the market price of Greenlane Class A common stock may change the number of Greenlane In-the-Money options and KushCo In-the-Money options and warrants. An increase or decrease in the number of Greenlane In-the-Money options or KushCo In-the-Money options and warrants will result in a change in the number of Greenlane Net Diluted Securities, KushCo Fully Diluted Securities and KushCo Net Diluted Securities, which in turn will cause the Exchange Ratio to fluctuate. For example, a reduction in the market price of Greenlane Class A common stock is likely to lower the Exchange Ratio by increasing the number of KushCo In-the-Money options and warrants. However, this reduction could be offset by an increase in the Greenlane Net Diluted Securities caused by an increase in the number of Greenlane In-the-Money options resulting from decreases in the market price of Greenlane Class A common stock. This example could be impacted by the multiple Exchange Ratio inputs and is intended for illustrative purposes only. The aggregate value of the consideration payable to KushCo stockholders in Merger 1 will also fluctuate as a result of changes in the market price of Greenlane Class A common stock. As a result, the value of the consideration to be received by KushCo stockholders in Merger 1 will increase or decrease depending on the market price of shares of Greenlane Class A common stock at the effective time of Merger 1. See “The Merger Agreement — Merger Consideration; Effects of the Mergers — Merger Consideration” beginning on page 206 of this joint proxy statement/prospectus.

Q:
How will Greenlane stockholders be affected by the Mergers and the issuance of shares of Greenlane Class A common stock as a result of the transactions contemplated by the Merger Agreement?

A:
After the Mergers, each Greenlane stockholder, other than holders of Greenlane Class C common stock, will continue to own the shares of Greenlane common stock that such stockholder held immediately prior to the effectiveness of the Mergers. As a result, each Greenlane stockholder will own shares of common stock in a larger company with more assets. However, because Greenlane will be issuing new shares of Greenlane Class A common stock in Merger 1, each outstanding share of Greenlane common stock immediately prior to the effective time of Merger 1 will represent a smaller percentage of the aggregate number of shares of the Combined Company common stock outstanding after the Mergers.

Q:
Why am I receiving this joint proxy statement/prospectus?

A:
The Greenlane Board and the KushCo Board are using this joint proxy statement/prospectus to solicit proxies of Greenlane stockholders and KushCo stockholders, respectively, in connection with the Merger Agreement and the Mergers. In addition to the proposals submitted to Greenlane stockholders relating to the Merger Agreement and the Mergers, Greenlane is submitting certain proposals to Greenlane stockholders that are traditionally submitted to stockholders at a Greenlane annual meeting of its stockholders. Greenlane is also using this joint proxy statement/prospectus as a prospectus for holders of KushCo common stock, KushCo RSUs, KushCo options and KushCo warrants because Greenlane is offering shares of Greenlane common stock to be issued in exchange for KushCo common stock and in respect of KushCo RSUs in the Mergers.

The Greenlane annual meeting and the KushCo special meeting will be held separately to obtain these approvals of their respective stockholders and to consider other proposals as described elsewhere in this joint proxy statement/prospectus.
You should read this joint proxy statement/prospectus carefully because it contains important information about Greenlane, KushCo, the Mergers and the Merger Agreement, and the proposals being voted on at the respective meetings of stockholders. The enclosed voting materials allow you to vote your shares of Greenlane common stock and/or KushCo common stock, as applicable, without attending the applicable meeting in person or online, as applicable.

Your vote is very important regardless of the number of shares you own. You are encouraged to authorize your proxy as promptly as possible to ensure that your shares are represented at the applicable meeting of stockholders.
Q:
What am I being asked to vote on?

A:
Greenlane.   At the Greenlane annual meeting, Greenlane stockholders (unless otherwise noted) will be asked to consider and vote upon the following proposals:

•
Greenlane Proposal 1 (the Greenlane Director Proposal): a proposal to elect the five director nominees named in this joint proxy statement/prospectus, each for a term expiring at Greenlane’s 2022 annual meeting of stockholders;

•
Greenlane Proposal 2 (the Greenlane Auditor Proposal): a proposal to ratify Deloitte & Touche LLP as Greenlane’s independent registered public accounting firm for Greenlane’s fiscal year ending December 31, 2021;

•
Greenlane Proposal 3 (Greenlane Merger Proposal): a proposal to consider and vote upon the approval and adoption of the Merger Agreement by the Greenlane Public Stockholders ;

•
Greenlane Proposal 4 (the Greenlane Charter Amendment Proposal): a proposal to consider and vote upon the approval and adoption of the Greenlane A&R Charter;

•
Greenlane Proposal 5 (the Greenlane Stock Issuance Proposal): a proposal to consider and vote upon the approval of the issuance of Greenlane Class A common stock in connection with the closing of Merger 1;

•
Greenlane Proposal 6 (the Greenlane Plan Proposal): a proposal to consider and vote upon the Greenlane Amended Equity Plan; and

•
Greenlane Proposal 7 (the Greenlane Adjournment Proposal): a proposal to approve one or more adjournments of the Greenlane annual meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal.

KushCo.   At the KushCo special meeting, KushCo stockholders will be asked to consider and vote upon the following proposals:
•
KushCo Proposal 1 (the KushCo Merger Proposal): a proposal to consider and vote upon the approval of the Merger Agreement; and

•
KushCo Proposal 2 (the KushCo Adjournment Proposal): a proposal to approve one or more adjournments of the KushCo special meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the KushCo Merger Proposal.

Q:
What proposals must be approved in order for the Mergers to be completed?

A:
The Mergers cannot be completed unless:

•
the Greenlane Merger Proposal is approved by the Greenlane Public Stockholders;

•
the Greenlane Charter Amendment Proposal is approved by Greenlane stockholders;

•
the Greenlane Stock Issuance Proposal is approved by Greenlane stockholders; and

•
the KushCo Merger Proposal is approved by KushCo stockholders.

See “— What vote is required to approve the proposals? — “ below for information about the vote required to approve the foregoing proposals.
Q:
Why is the Greenlane Board proposing the approval of the Merger Agreement?

A:
After careful consideration and consultation, and upon recommendation from the Greenlane Special Committee, the Greenlane Board believes that the consummation of the transactions contemplated by the Merger Agreement will result in a number of strategic benefits for the Combined Company, including the expectation that certain synergies will be realized, the ability of Greenlane stockholders to participate in a combined entity that, among other things, is expected to benefit from higher revenue growth, have greater access to the capital markets and lower financing costs. To review the reasons for the Greenlane Board’s approval of the Mergers in greater detail, see “The Mergers — Recommendation of the Greenlane Board; Reasons for the Recommendation” beginning on page 169 of this joint proxy statement/prospectus.
Q:
Why is the KushCo Board proposing the approval of the Merger Agreement?

A:
After careful consideration and consultation, the KushCo Board believes that the consummation of the transactions contemplated by the Merger Agreement will result in a number of strategic benefits for the Combined Company, including, the expectation that certain synergies will be realized, the ability of KushCo stockholders to participate in a combined entity that, among other things, is expected to benefit from higher revenue growth, have greater access to the capital markets and lower financing costs. To review the reasons for the KushCo Board’s approval of the Mergers in greater detail, see “The Mergers — Recommendation of the KushCo Board; Reasons for the Recommendation” beginning on page 169 of this joint proxy statement/prospectus.

Q:
Who will be the board of directors and management of the Combined Company?

A:
Immediately following the effective time of Merger 1, the board of directors of the Combined Company (the “Combined Company Board”) will be increased from five to seven members, with four current Greenlane directors, Aaron LoCascio, Adam Schoenfeld, Richard Taney and Jeff Uttz, continuing as directors of the Combined Company. Neil Closner, a current independent director of Greenlane, has submitted to the Greenlane Board a duly executed conditional resignation letter pursuant to which, in the event the Mergers are consummated, Mr. Closner will resign from the Greenlane Board and all applicable committees thereof automatically and effective immediately at the effective time of Merger 1. In addition, Nicholas Kovacevich, the current Chief Executive Officer of KushCo, Don Hunter, a current member of the KushCo Board, and Dallas Imbimbo, a current member of the KushCo Board, will join the Combined Company Board as of the effective time of Merger 1.

As of the effective time of Merger 1, Mr. Kovacevich will become the Combined Company’s Chief Executive Officer, and Mr. LoCascio will serve as the Combined Company’s President. Mr. Schoenfeld will continue to serve as the Combined Company’s Chief Strategy Officer, and William Mote will continue to serve as the Combined Company’s Chief Financial Officer.
Q:
When and where are the meetings of the Greenlane and KushCo stockholders?

A:
The Greenlane annual meeting will be held at [•] on [•], 2021 commencing at [•], local time.

The KushCo special meeting will be held virtually at [•], local time, on [•], 2021. The KushCo special meeting will be held entirely via the internet as a virtual meeting. Online access will begin at [•], local time, and KushCo encourages the KushCo stockholders to access the meeting prior to the start time. For instructions on how to attend the KushCo special meeting see “How can I vote and attend the KushCo special meeting online” below.
Q:
Who can vote at the Greenlane annual meeting and KushCo special meeting, respectively?

A:
Greenlane.   All holders of Greenlane common stock of record (or their duly appointed proxies) as of the close of business on the Greenlane Record Date are entitled to notice of, and to vote at, the Greenlane annual meeting; provided, however, that only Greenlane Public Stockholders will be entitled to vote on the Greenlane Merger Proposal. As of the close of business on the Greenlane Record Date, there were [•] shares of Greenlane common stock outstanding and entitled to vote at the Greenlane annual meeting, consisting of [•] shares of Greenlane Class A common stock (each of which entitles the holder to one vote), [•] shares of Greenlane Class B common stock (each of which entitles the holder to one vote) and [•] shares of Greenlane Class C common stock (each of which entitles the holder to one vote). An aggregate of [•] shares of Greenlane common stock, consisting of [•] shares of Greenlane Class A common stock, [•] shares of Greenlane Class B common stock and [•] shares of Greenlane Class C common stock, will not be entitled to vote on the Greenlane Merger Proposal because they are held by the Greenlane Insiders.
KushCo.   All holders of KushCo common stock of record (or their duly appointed proxies) as of the close of business on the KushCo Record Date are entitled to vote at the KushCo special meeting. As of the close of business on the KushCo Record Date, there were [•] shares of KushCo common stock outstanding and entitled to vote at the KushCo special meeting. Each share of KushCo common stock is entitled to one vote on each proposal presented at the KushCo special meeting.
Q:
Are there any voting agreements in relation to the Mergers?

A:
Yes. Jacoby, which owned approximately [•]% of the issued and outstanding shares of Greenlane common stock as of the Greenlane Record Date, has entered into a voting agreement pursuant to which it has agreed to vote in favor of the Greenlane Stock Issuance Proposal, the Greenlane Charter Amendment Proposal, the Greenlane Plan Proposal and the Greenlane Adjournment Proposal (the “Greenlane Voting Agreement”). Jacoby is not entitled to vote on the Greenlane Merger Proposal. As a result of the voting agreement with Jacoby, all proposals other than the Greenlane Merger Proposal will be approved regardless of how the other holders of Greenlane common stock vote at the Greenlane annual meeting. Mr. Kovacevich, KushCo’s Chief Executive Officer, and Dallas Imbimbo, a member of the KushCo Board, who collectively owned approximately [•]% of KushCo’s outstanding common stock as of the KushCo Record Date, have each entered into voting agreements pursuant to which they have agreed to vote all of their shares in favor of approval of both of the proposals to be presented at the KushCo special meeting (together, the “KushCo Voting Agreements”).

Q:
What constitutes a quorum?

A:
Greenlane.   The presence at the Greenlane annual meeting, either in person or by proxy, of the holders of a majority of Greenlane common stock outstanding on the Greenlane Record Date entitled to vote at the Greenlane annual meeting will constitute a quorum, permitting Greenlane stockholders to conduct business at the Greenlane annual meeting.

KushCo.   The presence at the KushCo special meeting, either online or by proxy, of the holders of a majority of KushCo common stock outstanding on the KushCo Record Date will constitute a quorum, permitting KushCo stockholders to conduct business at the KushCo special meeting.
Shares that are voted, virtually or by proxy, shares abstaining from voting and broker non-votes (to the extent that any are submitted) are treated as present at each of the Greenlane annual meeting and the KushCo special meeting, respectively, for purposes of determining whether a quorum is present.
Q:
What vote is required to approve the proposals?

A:
Greenlane.

•
Greenlane Proposal 1 (Greenlane Director Proposal):   Greenlane directors are elected by the affirmative vote of the majority of votes cast once a quorum has been established. If any director nominee is not elected by such standard, the director must submit an irrevocable resignation, contingent on the acceptance of that resignation by the Greenlane Board. There is no cumulative voting in the election of Greenlane’s directors.

•
Greenlane Proposal 2 (Greenlane Auditor Proposal):   The affirmative vote of a majority of the votes cast once a quorum has been established is required to ratify the appointment of Deloitte & Touche LLP as Greenlane’s independent registered public accounting firm for its fiscal year ending December 31, 2021.

•
Greenlane Proposal 3 (Greenlane Merger Proposal):   The affirmative vote of the Greenlane Public Stockholders holding a majority of the voting power of the outstanding shares of Greenlane common stock, other than shares held by the Greenlane Insiders. The foregoing approval standard is referred to herein as approval by the “majority of the minority.”

•
Greenlane Proposal 4 (Greenlane Charter Amendment Proposal):   The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Greenlane common stock entitled to vote thereon is required to approve the Greenlane Charter Amendment Proposal.

•
Greenlane Proposal 5 (Greenlane Stock Issuance Proposal):   The affirmative vote of the majority of votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock is required to approve the Greenlane Stock Issuance Proposal.

•
Greenlane Proposal 6 (Greenlane Plan Proposal):   The affirmative vote of the majority of votes cast excluding abstentions and any broker non-votes, by the holders of Greenlane common stock is required to approve the Greenlane Plan Proposal.

•
Greenlane Proposal 7 (Greenlane Adjournment Proposal):   The affirmative vote of the majority of votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock at a stockholders’ meeting is required to approve the Greenlane Adjournment Proposal.

KushCo.
•
KushCo Proposal 1 (KushCo Merger Proposal):   The affirmative vote of the holders of a majority of the voting power of the outstanding shares of KushCo common stock is required to approve the KushCo Merger Proposal.

•
KushCo Proposal 2 (KushCo Adjournment Proposal):   The affirmative vote of the majority of votes cast once a quorum has been established is required to approve the KushCo Adjournment Proposal.

Q:
What was the role of the Greenlane Special Committee in connection with the Merger Agreement and the transactions contemplated by the Merger Agreement?

A:
The Greenlane Board formed the Greenlane Special Committee in light of the potential conflicts of interest that could have arisen for Messrs. LoCascio and Schoenfeld in connection with the Mergers due to their ownership and their affiliates’ ownership of Greenlane Class C common stock and potential benefits to Messrs. LoCascio and Schoenfeld and their affiliates to be received under the Tax Receivable Agreement by and among Greenlane, Greenlane Holdings, LLC, and the members of Greenlane Holdings, LLC, dated as of April 17, 2019 (the “TRA”) in connection with the transaction. As a result, the Greenlane Board discussed certain procedural protections, including the formation of a special committee consisting entirely of Greenlane’s independent and disinterested directors in order to review, evaluate and negotiate a potential transaction with KushCo, as well as requiring a “majority of the minority vote”. The Greenlane Board delegated the full power and authority of the Greenlane Board to the Greenlane Special Committee to, among other things, review, evaluate, negotiate and reject or approve the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement. Thereafter, the Greenlane Special Committee, with the assistance of its advisors, reviewed, evaluated and negotiated the terms and conditions of the Merger Agreement and the transactions contemplated by the Merger Agreement, and unanimously determined that the Merger Agreement and the transactions contemplated by the Merger Agreement are advisable and fair to, and in the best interests of, Greenlane and the Greenlane stockholders. The Greenlane Special Committee thereafter recommended that the Greenlane Board approve the Merger Agreement and the transactions contemplated by the Merger Agreement and recommended that the Greenlane Board submit the approval and adoption of Greenlane Proposal 3 (the Greenlane Merger Proposal), Greenlane Proposal 4 (the Greenlane Charter Amendment Proposal), Greenlane Proposal 5 (the Greenlane Stock Issuance Proposal) and Greenlane Proposal 6 (the Greenlane Plan Proposal) to Greenlane’s stockholders.

Q:
How does the Greenlane Board recommend that Greenlane stockholders vote on the proposals?

A:
After careful consideration and upon recommendation by the Greenlane Special Committee, the Greenlane Board has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Greenlane and the Greenlane stockholders, (ii) approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, (iii) approved the Greenlane A&R Charter, the Greenlane Amended Equity Plan, and the issuance of shares of Greenlane Class A common stock in connection with the Mergers, and (iv) recommended that the foregoing be submitted to the Greenlane stockholders for approval and adoption and that the Greenlane stockholders approve and adopt each of the foregoing.

The Greenlane Board unanimously recommends that Greenlane stockholders vote “FOR” each of the director nominees nominated pursuant to the Greenlane Director Proposal, “FOR” the Greenlane Auditor Proposal, “FOR” the Greenlane Charter Amendment Proposal, “FOR” the Greenlane Stock Issuance Proposal, “FOR” the Greenlane Plan Proposal and “FOR” the Greenlane Adjournment Proposal, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal. The Greenlane Board unanimously recommends that the Greenlane Public Stockholders vote “FOR” the Greenlane Merger Proposal.
For a more complete description of the recommendation of the Greenlane Board, see “The Mergers —  Recommendation of Greenlane Board; Reasons for the Recommendation” beginning on page 169 of this joint proxy statement/prospectus.
Q:
How does the KushCo Board recommend that KushCo stockholders vote on the proposals?

A:
After careful consideration, the KushCo Board has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of KushCo and the KushCo stockholders and (ii)  subject to approval by KushCo stockholders, approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.

The KushCo Board unanimously recommends that KushCo stockholders vote “FOR” the KushCo Merger Proposal and “FOR” the KushCo Adjournment Proposal.
For a more complete description of the recommendation of the KushCo Board, see “The Mergers —  Recommendation of the KushCo Board; Reasons for the Recommendation” beginning on page 169 of this joint proxy statement/prospectus.
Q:
What if I sell my shares of Greenlane common stock after the Greenlane Record Date but before the Greenlane annual meeting or my shares of KushCo common stock after the KushCo Record Date before the KushCo special meeting?

A:
Greenlane. If you transfer your shares of Greenlane common stock after the Greenlane Record Date but before the Greenlane annual meeting, you will, unless you provide the transferee of your shares with a proxy, retain your right to vote at the Greenlane annual meeting.

KushCo. If you transfer your shares of KushCo common stock after the KushCo Record Date but before the KushCo special meeting, you will, unless you provide the transferee of your shares with a proxy, retain your right to vote at the KushCo special meeting, but will have transferred the right to receive consideration to be paid by Greenlane in Merger 1. In order to receive the consideration to be paid by Greenlane in Merger 1, you must hold your shares of KushCo common stock through the effective time of Merger 1.
Q:
Do any of Greenlane’s executive officers or directors have interests in the Mergers that may differ from those of Greenlane stockholders?

A:
Certain of Greenlane’s executive officers and directors have interests in the Mergers that are different from, or in addition to, the interests of Greenlane stockholders generally. The members of the Greenlane Special Committee and the Greenlane Board were aware of and considered these interests, among other matters, in evaluating the Merger Agreement and the transactions contemplated by the Merger Agreement, and in recommending that Greenlane Public Stockholders vote “FOR” the Greenlane Merger Proposal. For a description of these interests, see “The Mergers — Interests of Greenlane’s Directors and Executive Officers in the Mergers” beginning on page 169 of this joint proxy statement/prospectus.

Q:
Do any of KushCo’s executive officers or directors have interests in the Mergers that may differ from those of KushCo stockholders?

A:
Certain of KushCo’s executive officers and directors have interests in the Mergers that are different from, or in addition to, the interests of KushCo stockholders generally. The members of the KushCo Board were aware of and considered these interests, among other matters, in evaluating the Merger

Agreement and the Mergers, and in recommending that KushCo stockholders vote “FOR” the KushCo Merger Proposal. For a description of these interests, see “The Mergers — Interests of KushCo’s Directors and Executive Officers in the Mergers” beginning on page 200 of this joint proxy statement/prospectus.
Q:
Are there any conditions that must be satisfied for the Mergers to be completed?

A:
Yes. In addition to the approval of the Greenlane Public Stockholders of the Greenlane Merger Proposal, the approval of the Greenlane stockholders of the Greenlane Charter Amendment Proposal as well as the Greenlane Stock Issuance Proposal and the approval of the KushCo stockholders of the KushCo Merger Proposal, there are a number of customary conditions that must be satisfied or waived for the Mergers to be consummated. These customary conditions include certain authorizations for listing on Nasdaq and the expiration or termination of the waiting period (or any extension thereof) under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”). The waiting period with respect to the notification and report forms filed by Greenlane and KushCo under the HSR Act expired at 11:59 p.m., Eastern Time, on May 21, 2021.

For a description of all of the conditions to the Mergers, see “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 224 of this joint proxy statement/prospectus.
Q:
Are there risks associated with the Mergers that I should consider in deciding how to vote?

A:
Yes. There are a number of risks related to the Mergers that are discussed in this joint proxy statement/prospectus described in the section entitled “Risk Factors” beginning on page 30 of this joint proxy statement/prospectus.

Q:
What is the impact of the Greenlane A&R Charter if adopted?

A:
The Greenlane A&R Charter will amend and restate Greenlane’s existing amended and restated certificate of incorporation in order to (i) increase the number of authorized shares of Greenlane Class B common stock from 10,000,000 shares to 30,000,000 shares in order to effect the conversion of each outstanding share of Greenlane Class C common stock into one-third of a share of Greenlane Class B common stock (the “Class C Conversion”), (ii) increase the number of authorized shares of Greenlane Class A common stock from 125,000,000 shares to 600,000,000 shares, and (iii) eliminate references to the Greenlane Class C common stock. Following the Class C Conversion, previous holders of Class C Common Stock will have one share of Class B common stock for each common unit in Greenlane Holdings LLC (the “Operating Company”) whereas currently each holder of Class C common stock owns three shares of Class C common stock for each common unit in the Operating Company. For more information about the Greenlane A&R Charter, see “Proposals Submitted to Greenlane Stockholders — Proposal 4: The Greenlane Charter Amendment Proposal” beginning on page 128 of this joint proxy statement/prospectus and the full text of the Greenlane A&R Charter, which is attached to this joint proxy statement/prospectus as Annex B.

Q:
If my shares of Greenlane common stock or my shares of KushCo common stock, as applicable, are held in “street name” by my broker, bank or other nominee, will my broker, bank or other nominee vote my shares of Greenlane common stock or my shares of KushCo common stock, as applicable, for me?

A:
Unless you instruct your broker, bank or other nominee how to vote your shares of Greenlane common stock and/or your shares of KushCo common stock, as applicable, held in street name, your shares will NOT be voted on any proposal except for the Greenlane Auditor Proposal for which broker discretionary votes are permitted. If you hold your shares of Greenlane common stock and/or your shares of KushCo common stock in a stock brokerage account or if your shares are held by a bank or other nominee (that is, in street name), in order for your shares to be voted at the applicable meeting of the stockholders, you must either provide your broker, bank or other nominee with instructions on how to vote your shares, access the proxy materials and vote over the internet or by telephone, or attend the Greenlane annual meeting or KushCo special meeting, as applicable, in person or online, as applicable. If you hold your shares of Greenlane common stock with a broker or other nominee, however, and wish to attend the Greenlane annual meeting you must obtain a legal proxy, executed in your favor, from the broker or other nominee that holds your shares and bring that legal proxy to the

Greenlane annual meeting. KushCo stockholders who hold their shares in “street name” will need the 16 digit control 16 digit control number in order to be able to virtually attend and vote at the KushCo special meeting. See “How can I vote and attend the KushCo special meeting online?” below.
Q:
How can I vote and attend the KushCo special meeting online?

A:
If your shares of KushCo common stock are registered directly in your name with KushCo’s transfer agent, you are considered to be the stockholder of record with respect to those shares, and the proxy materials and proxy card are being sent directly to you by KushCo. If you are a stockholder of record, you may attend the KushCo special meeting and vote your shares online at the meeting. Even if you plan to attend the KushCo special meeting online, KushCo requests that you sign and return the enclosed proxy to ensure that your shares will be represented at the KushCo special meeting if you become unable to attend.

If your shares of KushCo common stock are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in “street name,” and the proxy materials are being forwarded to you by your broker or other nominee together with a voting instruction card. As the beneficial owner, you are also invited to attend the KushCo special meeting online.
The KushCo special meeting will be a completely virtual meeting of stockholders, which will be conducted via live webcast. You will be able to attend the KushCo special meeting and submit your questions during the meeting by attending the meeting online at [•]. KushCo stockholders of record as of the close of business on the KushCo Record Date will be able to vote their shares online at the KushCo special meeting. To attend the KushCo special meeting online, you will need the control number included on the proxy card or voting instructions card that accompanied your proxy materials. The live webcast will begin promptly at [•], local time. KushCo’s management encourages you to access the KushCo special meeting prior to the start time. Online check-in will begin at [•], local time, and you should allow ample time for the check-in procedures.
Q:
What happens if I do not vote for a proposal?

A:
Greenlane. If you are a Greenlane stockholder, abstentions and broker non-votes, if any, will be counted in determining the presence of a quorum but will not be counted as votes cast. Abstentions and broker non-votes will have the same effect as a vote cast “AGAINST” the Greenlane Merger Proposal and the Greenlane Charter Amendment Proposal and will have no effect on the Greenlane Director Proposal, the Greenlane Auditor Proposal, the Greenlane Stock Issuance Proposal, the Greenlane Plan Proposal or the Greenlane Adjournment Proposal. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals. The Greenlane Auditor Proposal is considered a routine matter, and, as a result, brokers and other nominees may provide discretionary votes on the Greenlane Auditor Proposal but not on the other proposals being considered and voted upon at the Greenlane annual meeting, which could result in broker non-votes on all other proposals if beneficial owners do not provide voting instructions on such proposals.

KushCo. If you are a KushCo stockholder, abstentions and broker non-votes, if any, will be counted in determining the presence of a quorum. Abstentions will have the same effect as a vote cast “AGAINST” the KushCo Merger Proposal and will have no effect on the KushCo Adjournment Proposal. Because there are no discretionary matters to be voted on at the KushCo special meeting, KushCo does not expect to receive any broker non-votes.
Q:
Will my rights as a stockholder of Greenlane or KushCo change as a result of the Mergers?

A:
The rights of holders of Greenlane Class A common stock and Greenlane Class B common stock will be unchanged as a result of the Mergers. However, upon the effectiveness of the Greenlane A&R Charter, each share of Greenlane Class C common stock will convert into one-third of a share of Class B common stock and references to the Greenlane Class C common stock will be eliminated in the Greenlane A&R Charter. The Greenlane A&R Charter is attached as Annex B to this joint proxy statement/prospectus.

KushCo stockholders will have different rights following the effective time of Merger 1 due to the differences between the governing documents of Greenlane and KushCo. At the effective time of Merger 1, the Greenlane A&R Charter and the existing Greenlane bylaws will thereafter be the charter and bylaws of the Combined Company. For more information regarding the differences in stockholder rights, see “Comparison of Rights of Greenlane Stockholders and KushCo Stockholders Following the Mergers” beginning on page 241 of this joint proxy statement/prospectus.
Q:
When are the Mergers expected to be completed?

A:
Greenlane and KushCo expect to complete the Mergers as soon as reasonably practicable following satisfaction of all of the required conditions, but in no event after December 31, 2021. If approval is obtained from the stockholders of both Greenlane and KushCo, and if the other conditions to closing of the Mergers are satisfied or waived, it is currently expected that the Mergers will be completed in the second half of 2021. However, there is no guarantee that the conditions to the Mergers will be satisfied or that the Mergers will close on the anticipated timeline or at all.

Q:
If I am a KushCo stockholder what will happen to the shares of KushCo common stock that I currently own?

A:
Following the completion of Merger 1, your shares of KushCo common stock will be cancelled and will only represent the right to receive a number of shares of Greenlane Class A common stock based on the Exchange Ratio. Trading in shares of KushCo common stock on the OTCQX will cease, price quotations for shares of KushCo common stock will no longer be available and KushCo will cease filing periodic and other reports with the SEC.

Q:
If I am a KushCo stockholder how will I receive the merger consideration?

A:
You should not submit your stock certificates at this time. After Merger 1 is completed, if you held shares of KushCo common stock in certificate form, the exchange agent for the Combined Company will send you a letter of transmittal and instructions for exchanging your certificate(s) representing shares of KushCo common stock for shares of Greenlane Class A common stock pursuant to the terms of the Merger Agreement. Upon surrender of a certificate for cancellation along with a properly executed letter of transmittal and other required documents described in the instructions, a holder of KushCo common stock will receive shares of Greenlane Class A common stock (and any cash amounts payable in lieu of fractional shares of Greenlane Class A common stock) pursuant to the terms of the Merger Agreement.

Each registered holder of book-entry shares of KushCo common stock will automatically be entitled to receive shares of Greenlane common stock (and any cash amounts payable in lieu of fractional shares of Greenlane Class A common stock) pursuant to the terms of the Merger Agreement, which shall be delivered no more than three business days following the effective time of Merger 1.
Q:
What are the anticipated U.S. federal income tax consequences to me of the Mergers?

A:
The Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”). It is a condition to Greenlane’s obligation to complete the Mergers that Greenlane receive an opinion of Morrison & Foerster LLP (“Morrison & Foerster”), counsel to Greenlane, to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to KushCo’s obligation to complete the Mergers that KushCo receive an opinion of Reed Smith LLP (“Reed Smith”), counsel to KushCo, to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the Mergers, taken together, so qualify, a U.S. Holder (as defined under “Material U.S. Federal Income Tax Consequences of the Mergers”) of KushCo common stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of shares of KushCo common stock for shares of Greenlane common stock pursuant to the Mergers, except with respect to cash received in lieu of fractional shares of KushCo common stock. For further information, see “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 230 of this joint proxy statement/prospectus.

Q:
Are Greenlane or KushCo stockholders entitled to appraisal or dissenters’ rights?

A:
No. Neither Greenlane stockholders nor KushCo stockholders are entitled to exercise appraisal or dissenter’s rights in connection with Merger 1. See “The Merger Agreement — Merger Consideration; Effects of the Mergers — Appraisal Rights” beginning on page 210 of this joint proxy statement/prospectus.

Q:
What do I need to do now?

A:
After you have carefully read this joint proxy statement/prospectus, please respond by completing, signing and dating your proxy card or voting instruction card and returning it in the enclosed pre-addressed postage-paid envelope or, if available, by authorizing your proxy by one of the other methods specified in your proxy card or voting instruction card as promptly as possible so that your shares of Greenlane common stock and/or your shares of KushCo common stock, as applicable, will be represented and voted at the Greenlane annual meeting or the KushCo special meeting, as applicable.

Please refer to your proxy card or voting instruction card forwarded by your broker, bank or other nominee to see which voting options are available to you.
The method by which you authorize a proxy will in no way limit your right to vote at the Greenlane annual meeting or the KushCo special meeting, as applicable, if you later decide to attend the applicable meeting and vote in person or online, as applicable. Your vote as a Greenlane stockholder or KushCo stockholder is important. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the Greenlane annual meeting or the KushCo special meeting, as applicable, in person or online, as applicable.
However, if your shares of Greenlane common stock or your shares of KushCo common stock are held in the name of a broker, bank or other nominee, you must obtain a legal proxy, executed in your favor, from your broker, bank or other nominee, to be able to vote in person at the Greenlane annual meeting or virtually at the KushCo special meeting, as applicable.
Q:
How will my proxy be voted?

A:
Greenlane. All shares of Greenlane common stock entitled to vote and represented by properly completed proxies received prior to the Greenlane annual meeting, and not revoked, will be voted at the Greenlane annual meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of Greenlane common stock should be voted on a matter, the shares of Greenlane common stock represented by your proxy will be voted as the Greenlane Board recommends and, therefore, “FOR” each of the director nominees included in the Greenlane Director Proposal, “FOR” the Greenlane Auditor Proposal, “FOR” the Greenlane Merger Proposal, “FOR” the Greenlane Charter Amendment Proposal, “FOR” the Greenlane Stock Issuance Proposal, “FOR” the Greenlane Plan Proposal and “FOR” the Greenlane Adjournment Proposal (if necessary). If you hold your shares of Greenlane common stock in “street name” and do not provide voting instructions to your broker, bank or other nominee, your shares of Greenlane common stock will NOT be voted at the Greenlane annual meeting except with respect to the Greenlane Auditor Proposal for which broker discretionary votes are permitted and will have the same impact as a vote “AGAINST” the Greenlane Merger Proposal and the Greenlane Charter Amendment Proposal.

KushCo. All shares of KushCo common stock entitled to vote and represented by properly completed proxies received prior to the KushCo special meeting, and not revoked, will be voted at the KushCo special meeting as instructed on the proxies. If you properly sign, date and return a proxy card, but do not indicate how your shares of KushCo common stock should be voted on a matter, the shares of KushCo common stock represented by your proxy will be voted as the KushCo Board recommends and, therefore, “FOR” the KushCo Merger Proposal and “FOR” the KushCo Adjournment Proposal (if necessary). If you hold your shares of KushCo common stock in “street name” and do not provide voting instructions to your broker, bank or other nominee, your shares of KushCo common stock will NOT be voted at the KushCo special meeting and will have the same effect as a vote cast “AGAINST” the KushCo Merger Proposal.

Q:
Can I revoke my proxy or change my vote after I have delivered my proxy?

A:
Yes. You may revoke your proxy or change your vote at any time before your proxy is exercised at the Greenlane annual meeting or the KushCo special meeting, as applicable. If you are a holder of record, you can do this in any of the three following ways:

•
by sending a written notice to the corporate secretary of Greenlane or the corporate secretary of KushCo, as applicable, in time to be received before the Greenlane annual meeting or the KushCo special meeting, as applicable, stating that you would like to revoke your proxy;

•
by completing, signing and dating another proxy card and returning it by mail in time to be received before the Greenlane annual meeting or the KushCo special meeting, as applicable, or by submitting a later dated proxy by the internet or telephone in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

•
by attending the Greenlane annual meeting or the KushCo special meeting, as applicable, and voting in person or virtually, as applicable. Simply attending the Greenlane annual meeting or the KushCo special meeting, as applicable, without voting will not revoke your proxy or change your vote.

Your last vote is the vote that will be counted.
If your shares of Greenlane common stock or your shares of KushCo common stock, as applicable, are held in “street name” in an account at a broker, bank or other nominee and you desire to change your vote or vote in person or virtually, as applicable, you should contact your broker, bank or other nominee for instructions on how to do so. If you hold your shares of Greenlane common stock in “street name,” you may not vote your shares in person at the Greenlane annual meeting unless you bring a legal proxy executed in your favor from the broker, bank or other nominee that holds your shares.
Q:
What does it mean if I receive more than one set of voting materials for the Greenlane annual meeting or the KushCo special meeting?

A:
You may receive more than one set of voting materials for the Greenlane annual meeting and/or the KushCo special meeting, as applicable, including multiple copies of this joint proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Greenlane common stock or your shares of KushCo common stock, as applicable, in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares of Greenlane common stock or shares of KushCo common stock, as applicable. If you are a holder of record and your shares of Greenlane common stock or your shares of KushCo common stock, as applicable, are registered in more than one name, you may receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive or, if available, please authorize your proxy by telephone or over the internet.

Q:
What happens if I am a stockholder of both Greenlane and KushCo?

A:
You will receive separate proxy cards for each entity and should (i) complete, sign and date each proxy card and return each proxy card in the appropriate pre-addressed postage-paid envelope, or (ii) if available, authorize a proxy by one of the other methods specified in your proxy card or voting instruction card for each entity.

Q:
Do I need identification to attend the Greenlane annual meeting or KushCo special meeting, as applicable, in person or online, as applicable?

A:
Yes. Please bring proper identification, together with proof that you are a record owner of shares of Greenlane common stock or shares of KushCo common stock, as applicable, reflecting your share ownership as of the close of business on the Greenlane Record Date or the KushCo Record Date, as applicable. If your shares are held in street name, please bring acceptable proof of ownership, such as a letter from your broker or an account statement showing that you beneficially owned shares of Greenlane common stock or shares of KushCo common stock, as applicable, on the applicable record date, as well as a legal proxy executed in your favor from your broker giving you the right to vote your shares at the applicable meeting of the stockholders.

Q:
Will a proxy solicitor be used?

A:
Greenlane has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the Greenlane annual meeting. KushCo has engaged Morrow Sodali LLC to assist in the solicitation of proxies for the KushCo special meeting.

Q:
How can I find out the results of the voting at the meetings of the stockholders?

A:
Preliminary voting results will be announced at the Greenlane annual meeting and the KushCo special meeting, as applicable.. Final voting results will be published in a Current Report on Form 8-K filed by each of Greenlane and KushCo with the SEC within four business days after the Greenlane annual meeting and the KushCo special meeting, as applicable.

Q:
What happens if a meeting of the stockholders is postponed or adjourned?

A:
If the Greenlane annual meeting or the KushCo special meeting is postponed or adjourned, your proxy will still be in effect and will be voted at such postponed or adjourned meeting. You will be able to change or revoke your proxy until it is exercised.

Q:
Who can answer my questions?

A:
If you have any questions about the Mergers or the other matters to be voted on at the meetings of stockholders or how to authorize your proxy or need additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, you should contact:

If you are an Greenlane stockholder:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Telephone: (212) 269-5550
(banks and brokers call collect at (800) 317-8033
Email: GNLN@dfking.com
If you are an KushCo stockholder: [•]

SUMMARY
The Companies (See p. 97)
Greenlane Holdings, Inc. (See p. 97)
Greenlane is one of the largest global sellers of premium cannabis accessories and liquid nicotine products in the world. Greenlane operates as a third-party brand accelerator, a powerful house of brands, and a distribution platform for consumption devices and lifestyle brands serving the global cannabis, hemp-derived CBD, and liquid nicotine markets.
Greenlane Class A common stock is listed on Nasdaq, trading under the symbol “GNLN.”
Greenlane’s principal executive offices are located at 1095 Broken Sound Parkway, Suite 300, Boca Raton, FL 33487, and its telephone number is (877) 292-7660. Greenlane’s corporate website is www.gnln.com. Information contained on Greenlane’s website is not incorporated by reference into this joint proxy statement/prospectus, and such information should not be considered to be part of this joint proxy statement/prospectus.
KushCo Holdings, Inc. (See p. 97)
KushCo is a Nevada corporation founded in 2010 specializing in the sale of a wide variety of ancillary products and services to customers operating in the regulated medical and adult recreational cannabis and hemp-derived cannabidiol (“CBD”) industries. KushCo common stock is listed on the OTCQX, trading under the symbol “KSHB.”
KushCo’s principal executive offices are located at 6261 Katella Avenue, Suite 250, Cypress, CA 90630, and its telephone number is (714) 243-4311. KushCo’s corporate website is www.kushco.com. Information contained on KushCo’s website is not incorporated by reference into this joint proxy statement/prospectus, and such information should not be considered to be part of this joint proxy statement/prospectus.
The Combined Company (See p. 97)
References to the Combined Company are to Greenlane after the effective time of the Mergers. The Combined Company will be named “Greenlane Holdings, Inc.” and will be a Delaware corporation.
The Combined Company will be the leading ancillary cannabis products and services company. The Combined Company will serve a premier group of customers, which includes many of the leading multi-state-operators and licensed producers, the top smoke shops in the United States, and millions of individuals.
The Mergers will bring together two highly complementary offerings of brands, products and services. KushCo’s deep upstream customer relationships in the U.S. and Canada coupled with Greenlane’s downstream focus and Greenlane-owned brands enable significant growth opportunities and ability to deliver additional value to customers.
The Combined Company common stock will continue to be listed on Nasdaq, trading under the symbol “GNLN.”
The Combined Company’s principal executive offices will be located at located at 1095 Broken Sound Parkway, Suite 300, Boca Raton, FL 33487, and its telephone number is (877) 292-7660. The Combined Company’s corporate website will be www.gnln.com.
The Mergers (See p. 142)
The Merger Agreement (See p. 204)
Greenlane and KushCo have entered into a Merger Agreement attached as Annex A to this joint proxy statement/prospectus. Greenlane and KushCo encourage you to carefully read the Merger Agreement in its entirety because it is the principal document governing the Mergers and the other transactions contemplated by the Merger Agreement.

The Mergers (See p. 142)
Pursuant to the Merger Agreement, Greenlane and KushCo will combine through a merger of Merger Sub 1 with and into KushCo with KushCo as the surviving corporation and a wholly owned subsidiary of Greenlane (“Initial Surviving Corporation”) and a merger of the Initial Surviving Corporation with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of Greenlane. The shares of the Combined Company will continue to be listed and traded on Nasdaq under the symbol “GNLN.”
The Merger Consideration (See p. 206)
If the Mergers are completed pursuant to the Merger Agreement, each KushCo stockholder will receive a number of shares of Greenlane Class A common stock, $0.01 par value per share (“Greenlane Class A common stock”), for each share of KushCo common stock, $0.001 par value per share (“KushCo common stock”), held immediately prior to the effective time of the Mergers, with cash paid in lieu of any fractional shares that a KushCo stockholder would otherwise be entitled to receive, based on the formula set forth under the heading “Merger Consideration; Effects of the Merger” (the “Exchange Ratio”). In accordance with the Merger Agreement, and as described further elsewhere in this joint proxy statement/prospectus, the Exchange Ratio is subject to adjustment prior to the effective time of the Mergers in order to ensure that KushCo’s former stockholders (“KushCo stockholders”) will own no more than 49.9% of the issued and outstanding shares of Combined Company common stock (after giving effect to the Class C Conversion) immediately following the Merger 1 and no less than 48.1% of the Greenlane Net Diluted Securities as of immediately following the effective time of Merger 1. As a result, the Exchange Ratio is subject to adjustment to reflect changes in the number of Greenlane Shares Outstanding, KushCo Fully Diluted Securities, Greenlane Net Diluted Securities and KushCo Net Diluted Securities (as such terms are defined in this joint proxy statement/prospectus), immediately prior to the effective time of Merger 1. Greenlane stockholders will continue to hold their existing shares of Greenlane Class A common stock or Greenlane Class B common stock, $0.0001 par value per share (“Greenlane Class B common stock”), as applicable. Pursuant to the Merger Agreement, in connection with the consummation of Merger 1, holders of Greenlane Class C common stock, $0.0001 par value per share (“Greenlane Class C common stock” and, prior to its elimination as a class, together with Greenlane Class A common stock and Greenlane Class B common stock, “Greenlane common stock”), will convert each share of Greenlane Class C common stock into one-third of a share of Greenlane Class B common stock, and, subject to the approval of Greenlane stockholders as described in this joint proxy statement/prospectus, Greenlane will file an Amended and Restated Certificate of Incorporation, that will eliminate all references to the Greenlane Class C common stock.
Shares of Greenlane Class A common stock are currently listed on Nasdaq under the symbol “GNLN” and shares of KushCo common stock are currently traded on the OTCQX tier of the OTC Markets Group, LLC (the “OTCQX”) under the symbol “KSHB.” Based on the closing price of Greenlane Class A common stock on the Nasdaq of $4.44 on March 29, 2021, the last trading day before the announcement of the Mergers, using an Exchange Ratio of 0.2542 which is the Exchange Ratio calculated as of May 25, 2021, the Exchange Ratio represented approximately $1.13 in Greenlane Class A common stock for each share of KushCo common stock. Based on the closing price of Greenlane Class A common stock on the Nasdaq of $3.66 on May 25, 2021, the latest practicable trading day before the date of this joint proxy statement/prospectus, using an Exchange Ratio of 0.2542 which is the Exchange Ratio calculated as of May 25, 2021, the Exchange Ratio represented approximately $0.93 in Greenlane Class A common stock for each share of KushCo common stock. For a depiction of the Exchange Ratio formula see the definition of “Exchange Ratio” above and “The Merger Agreement — Merger Consideration; Effects of the Mergers” beginning on page 206 of this joint proxy statement/prospectus.
It is anticipated that Greenlane will issue approximately 40,939,340 shares of Greenlane Class A common stock in connection with the Mergers based on the Exchange Ratio calculated as of May 25, 2021. Upon the completion of the Mergers, it is estimated that Greenlane stockholders prior to the Mergers will collectively own approximately 50.1% of the issued and outstanding shares of Combined Company common stock and KushCo stockholders will collectively own approximately 49.9% of the issued and outstanding shares of the Combined Company common stock.

A change in the market price of Greenlane Class A common stock may cause the number of Greenlane Net Diluted Securities, KushCo Fully Diluted Securities and KushCo Net Diluted Securities to change for purposes of the Exchange Ratio calculation because such changes could result in an increase or decrease in the total number of Greenlane Net Diluted Securities, KushCo Fully Diluted Securities and KushCo Net Diluted Securities, in each case measured immediately prior to the effective time of Merger 1, which will cause the Exchange Ratio to fluctuate. Additionally, if either Greenlane or KushCo issues additional equity prior to the effective time of the Mergers or if Greenlane engages in certain capital raising activities pursuant to which it issues additional shares of Greenlane Class A common stock, in each case as permitted under the Merger Agreement, the Exchange Ratio will be adjusted to give effect to such events. An increase in Greenlane Outstanding Securities or Greenlane Net Diluted Securities would generally result in an increase in the Exchange Ratio, while an increase in KushCo Fully Diluted Securities or KushCo Net Diluted Securities would generally result in a decrease in the Exchange Ratio. See “The Merger Agreement — Merger Consideration; Effects of the Mergers” beginning on page 206 of this joint proxy statement/prospectus for more information regarding potential adjustments to the Exchange Ratio and the Exchange Ratio formula.
Pursuant to the formula used in calculating the Exchange Ratio, in accordance with the Merger Agreement, regardless of adjustments to the Exchange Ratio, under no circumstances will KushCo stockholders own more than 49.9% of all issued and outstanding shares of Combined Company common stock (after giving effect to the Class C Conversion) immediately following the effective time of Merger 1 nor less than 48.1% of the Greenlane Net Diluted Securities immediately following the effective time of Merger 1 and under no circumstances will Greenlane stockholders own more than 51.9% of the Greenlane Net Diluted Securities as of immediately following the effective time of Merger 1 or less than 50.1% of all Greenlane outstanding common stock immediately after giving effect to the Mergers and the Class C Conversion.
Greenlane’s and KushCo’s management urge you to obtain current market quotations for Greenlane Class A common stock and KushCo common stock. You are cautioned that the trading price of the common stock of the Combined Company (the “Combined Company common stock”) after the Mergers may be affected by factors different from those currently affecting the trading prices of Greenlane Class A common stock and KushCo common stock, and therefore, the historical trading prices of Greenlane and KushCo may not be indicative of the trading price of the Combined Company. See the risks related to the Mergers and the related transactions described under the section “Risk Factors — Risk Factors Related to the Mergers” beginning on page 30 of this joint proxy statement/prospectus.
Recommendation of the Greenlane Board (See p. 99)
After careful consideration and upon recommendation by the Greenlane Special Committee, the Greenlane Board has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Greenlane and the Greenlane stockholders, (ii) authorized, approved and adopted the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, (iii), approved the Greenlane A&R Charter, the Greenlane Amended Equity Plan and the issuance of shares of Greenlane Class A common stock in connection with the Mergers, and (iv) recommended that the foregoing be submitted to the Greenlane stockholders for approval and adoption and that the Greenlane stockholders approve and adopt each of the foregoing.
The Greenlane Board unanimously recommends that Greenlane stockholders vote “FOR” each of the director nominees nominated pursuant to the Greenlane Director Proposal, “FOR” the Greenlane Merger Proposal, “FOR” the Greenlane Charter Amendment Proposal, “FOR” the Greenlane Stock Issuance Proposal, “FOR” the Greenlane Plan Proposal and “FOR” the Greenlane Adjournment Proposal, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal. The Greenlane Board unanimously recommends that the Greenlane Public Stockholders vote “FOR” the Greenlane Merger Proposal.

Recommendation of the KushCo Board (See p. 136)
After careful consideration and consultation, the KushCo Board has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of KushCo and the KushCo stockholders and (ii) subject to the approval by KushCo stockholders approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. The KushCo Board recommends that KushCo stockholders vote “FOR” the KushCo Merger Proposal, and “FOR” the KushCo Adjournment Proposal, if necessary or appropriate, to permit further solicitation of proxies in favor of the approval of the KushCo Merger Proposal.
Summary of Risk Factors Related to the Mergers (See p. 30)
You should carefully consider all of the risk factors together with all of the other information included in this joint proxy statement/prospectus before deciding how to vote. The risks related to the Mergers are described under the section “Risk Factors — Risk Factors Related to the Mergers” beginning on page 30 of this joint proxy statement/prospectus.
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Failure to consummate the Mergers and the other transactions contemplated by the Merger Agreement as currently contemplated or at all could adversely affect the price of Greenlane Class A common stock, KushCo common stock and the future business and financial results of Greenlane and KushCo.

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The Exchange Ratio is not fixed and will be adjusted prior to the effective time of the Mergers to reflect changes in the number of Greenlane Shares Outstanding, KushCo Fully Diluted Securities, Greenlane Net Diluted Securities and KushCo Net Diluted Securities, immediately prior to the effective time of Merger 1.

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The Greenlane Charter Amendment Proposal, the Greenlane Stock Issuance Proposal, the Greenlane Merger Proposal and the KushCo Merger Proposal are each cross-conditioned on the approval of each other.

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The relative ownership positions of Greenlane stockholders and KushCo stockholders will be diluted as a result of the Mergers.

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The consummation of the Mergers and the other transactions contemplated by the Merger Agreement are subject to a number of conditions which, if not satisfied or waived, would adversely impact the parties’ ability to complete the Mergers and the other transactions contemplated by the Merger Agreement.

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Greenlane and KushCo may waive one or more conditions set forth in the Merger Agreement without resoliciting approval of Greenlane stockholders or KushCo stockholders.

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If the Mergers do not occur, one of the companies may incur payment obligations to the other.

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The pendency of the transactions contemplated by the Merger Agreement could materially and adversely affect the business and operations of Greenlane and KushCo.

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The Merger Agreement contains provisions that could discourage a potential competing acquirer of either Greenlane or KushCo or could result in any competing acquisitions proposal being at a lower price than it might otherwise be.

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If the Mergers and the other transactions contemplated by the Merger Agreement are not consummated by December 31, 2021, either Greenlane or KushCo may terminate the Merger Agreement.

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If the Mergers do not qualify as a tax-free reorganization, KushCo stockholders may recognize a taxable gain.

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Certain directors and executive officers of Greenlane and directors and executive officers of KushCo have interests in seeing the Mergers completed that are different from, or in addition to, those of the other Greenlane stockholders and KushCo stockholders, as applicable.

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The Combined Company’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this joint proxy statement/prospectus.

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Following the Mergers, the Combined Company may be unable to integrate the businesses of Greenlane and KushCo successfully and realize the anticipated synergies and other expected benefits of the Mergers on the anticipated timeframe or at all.

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The future results of the Combined Company will suffer if the Combined Company does not effectively manage the increased scale of its operations, enhanced geographic footprint and its optimization and expansion opportunities following the Mergers.

Opinions of Financial Advisors
Opinion of the Greenlane Special Committee’s Financial Advisor (See p. 174)
The Greenlane Special Committee engaged Canaccord Genuity Corp. (“Canaccord Genuity”) as its financial advisor in connection with the Mergers. As part of this engagement, Canaccord Genuity delivered to the Greenlane Special Committee a written opinion, dated March 30, 2021, to the effect that, as of that date and based upon and subject to certain assumptions, explanations and limitations set forth in the written opinion, the Exchange Ratio was fair, from a financial point of view, to Greenlane. The full text of Canaccord Genuity’s written opinion, dated March 30, 2021, is attached to this joint proxy statement/prospectus as Annex D and is incorporated into this joint proxy statement/prospectus by reference. The summary of Canaccord Genuity’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Greenlane stockholders are encouraged to read Canaccord Genuity’s opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord Genuity in connection with its opinion. Canaccord Genuity’s opinion was provided for the sole use and benefit of the Greenlane Special Committee (in its capacity as such) with, and for the purpose of, its consideration of the Mergers and does not address any other term or aspect of the Mergers or other matters. Canaccord Genuity’s opinion does not address the relative merits of the Mergers as compared to other transactions or business strategies that might be available to Greenlane, nor does it address the underlying business decision of Greenlane to proceed with the Mergers or any view on another term or aspect of the Mergers, including, without limitation, the structure or form of the Mergers. Canaccord Genuity’s opinion does not constitute advice or a recommendation to the Greenlane Board, Greenlane Special Committee, any stockholder of Greenlane or any other person as to how the Greenlane Board, the Greenlane Special Committee or such stockholder or other person should vote with respect to the Mergers or otherwise act on any other matter with respect to the Mergers, or whether to proceed with the Mergers or any related transaction. Canaccord Genuity’s opinion was given as at March 30, 2021 and it should be understood that (i) subsequent developments may affect the conclusions expressed in Canaccord Genuity’s opinion if such opinion were rendered as of a later date, and (ii) Canaccord Genuity has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Canaccord Genuity’s opinion after the date thereof. For a more complete description, see the section of this joint proxy statement/prospectus captioned “The Mergers — Opinion of the Greenlane Special Committee’s Financial Advisor” and the full text of Canaccord Genuity’s opinion attached as Annex D to this joint proxy statement/prospectus.
Opinion of KushCo’s Financial Advisor (See p. 188)
KushCo has engaged Jefferies LLC (“Jefferies”) as financial advisor to KushCo in connection with the Mergers. As part of this engagement, Jefferies delivered a written opinion, dated March 30, 2021, to the KushCo Board as to the fairness, from a financial point of view and as of such date, of the Exchange Ratio provided for pursuant to the Merger Agreement. The full text of Jefferies’ opinion, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex E to this joint proxy statement/prospectus and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the KushCo Board (in its capacity as such) in its evaluation of the Exchange Ratio from a financial point of view and did not address any other aspect of the Mergers or any other matter. Jefferies’ opinion did not address the relative merits of the Mergers or related transactions as compared to any alternative transaction or opportunity that might be available to KushCo nor did it address the underlying business decision by KushCo to engage in the Mergers or related transactions. Jefferies’ opinion did not constitute a recommendation as to how the KushCo Board, and does not constitute a recommendation as to how any securityholder, should vote or act with respect to the Mergers, related transactions or any other matter. The summary of Jefferies’ opinion set forth herein is qualified in its entirety by reference to the full text of Jefferies’ opinion attached as Annex E to this joint proxy statement/prospectus.
Treatment of the KushCo Equity Incentive Awards and Plan (See p. 209)
KushCo Options
At the effective time of Merger 1, KushCo stock options will be treated as follows:
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Each KushCo option that is outstanding immediately prior to the Merger 1 effective time, whether or not then vested or exercisable (but after taking into account any acceleration or vesting as provided under the KushCo equity plan covering such option), will be converted into an option to purchase, on the same terms and conditions that applied to such KushCo option immediately prior to the Merger 1 effective time, (A) that number of shares of Greenlane Class A common stock, rounded down to the nearest whole share, determined by multiplying (1) the total number of KushCo shares subject to such KushCo option immediately prior to the Merger 1 effective time by (2) the Exchange Ratio, (B) at a per-share exercise price, rounded up to the nearest whole cent, determined by dividing (1) the exercise price per share covered by such KushCo option immediately prior to the Merger 1 effective time by (2) the Exchange Ratio; and

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Greenlane shall assume the sponsorship of each KushCo equity plan covering such KushCo options, provided that references to KushCo therein shall, after such assumption, be deemed references to Greenlane and references to shares of KushCo common stock therein shall, after such assumption, be deemed references to Greenlane Class A common stock.

KushCo RSUs
Immediately prior to the effective time of Merger 1, each unvested KushCo RSU will accelerate and vest in full in accordance with the terms of the KushCo equity plan covering such RSUs and will thereafter be treated as a share of KushCo common stock in Merger 1.
Treatment of Greenlane Equity Incentive Awards (See p. 209)
Greenlane Options
At the effective time of Merger 1, options to purchase shares of Greenlane Class A common stock (“Greenlane options”) will be treated as follows:
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Each unvested Greenlane option, other than unvested Greenlane options held by non-employee directors of Greenlane, will accelerate and vest in full; and

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Each Greenlane option held by non-employee directors of Greenlane, whether vested or unvested, will remain outstanding in accordance with the terms of Greenlane’s equity plan covering each such option.

Greenlane Restricted Stock
At the effective time of Merger 1, shares of Greenlane restricted stock will be treated as follows:
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Each share of Greenlane restricted stock or Greenlane restricted common units, other than unvested Greenlane restricted stock or Greenlane restricted common units held by non-employee directors of Greenlane, will accelerate and vest in full in accordance with the terms of Greenlane’s equity plan covering each such award; and

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Each share of Greenlane restricted stock or Greenlane restricted common units of Greenlane held by non-employee directors of Greenlane, whether vested or unvested, will remain outstanding in accordance with the terms of Greenlane’s equity plan covering each such award.

Employee Matters (See p. 222)
Pursuant to the Merger Agreement, Greenlane will provide employees of KushCo and its subsidiaries who continue to be employed by Greenlane (or the Combined Company or any subsidiary thereof) with levels of base compensation no less favorable than those in effect immediately prior to the Merger 1 effective time, cash bonus, commission and equity compensation opportunities that, on an aggregate basis, are no less favorable than those in effect immediately prior to the Merger 1 effective time and other compensation and benefits that are no less favorable, in the aggregate, than those provided to similarly situated employees of Greenlane or its subsidiaries.
Greenlane will cause each employee of KushCo and its subsidiaries to provide full crediting for his or her years of service with KushCo and its subsidiaries (and their respective predecessors) in all benefit plans and arrangements of Greenlane in effect immediately prior to the Merger 1 effective time (the “Greenlane Benefit Plans”). Such crediting will exclude benefit accrual, except for vacation, if applicable. In addition, Greenlane will cause each eligible employee of KushCo and its subsidiaries and his or her dependents to be immediately eligible to participate, without any waiting period, in all Greenlane Benefit Plans that are welfare plans, to the extent coverage under such plan replaces or is intended to replace coverage under a comparable KushCo employee benefit plan. With respect to any Greenlane Benefit Plans providing medical, dental, pharmaceutical and/or vision benefits to any employee of KushCo or its subsidiaries or his or her dependents, Greenlane will (i) cause all pre-existing condition exclusions, waiting periods and actively-at-work requirements to be waived for such persons, and (ii) use commercially reasonable efforts to take into account any eligible expenses incurred for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such persons under the corresponding Greenlane Benefit Plans.
KushCo 401(k) Plan (See p. 223)
If requested by Greenlane in writing not less than five business days before the closing date of the Mergers, KushCo will adopt resolutions terminating the KushCo 401(k) plan effective as of the day prior to the closing date of the Mergers. Upon such termination, Greenlane will permit the participants in such plan who are then actively employed by KushCo or its subsidiaries to make rollover contributions of any or all of their “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code and including loans) to a 401(k) plan maintained by Greenlane, assuming that KushCo’s 401(k) plan allows for the same.
Directors and Management of the Combined Company after the Mergers (See p. 205)
Immediately following the effective time of Mergers and as a result of the Mergers, the Greenlane Board will take action to increase the size of the Combined Company Board to seven directors, four of which will be individuals that are current members of the Greenlane Board and three of which will be individuals that are current members of the KushCo Board. Aaron LoCascio, Greenlane’s Chief Executive Officer and Chairman of the Greenlane Board, Adam Schoenfeld, Greenlane’s Chief Strategy Officer and a member of the Greenlane Board, and Richard Taney and Jeff Uttz, both of whom are independent members of the Greenlane Board, are expected to continue as directors of the Combined Company. Neil Closner, a current independent director of Greenlane, has submitted to the Greenlane Board a duly executed conditional resignation letter pursuant to which, in the event the Mergers are consummated, Mr. Closner will resign from the Greenlane Board and all applicable committees thereof automatically and effective immediately at the effective time of Merger 1.The Greenlane Board will fill the vacancy and newly created directorships with three individuals that are current members of the KushCo Board to serve until the 2022 annual meeting of Greenlane’s stockholders (and until their successors have been duly elected and qualified). It is expected that Nicholas Kovacevich, the current Chief Executive Officer of KushCo, Don Hunter, a current member of the KushCo Board, and Dallas Imbimbo, a current member of the KushCo Board, will serve as directors of the Combined Company. Greenlane and KushCo will designate one of the independent directors of the Combined Company to serve as Chairman of the Board.
Nick Kovacevich, the current Chief Executive Officer of KushCo, is expected to serve as the Chief Executive Officer of the Combined Company. Aaron LoCascio, the current Chief Executive Officer of Greenlane, is expected to serve as the President of the Combined Company. Additionally, William Mote

and Adam Schoenfeld, the current Chief Financial Officer and Chief Strategy Officer of Greenlane, respectively, are expected to continue to serve in such positions for the Combined Company.
Interests of Greenlane’s Directors and Executive Officers in the Mergers (See p. 199)
In considering the recommendation of the Greenlane Board to Greenlane stockholders to vote in favor of the Greenlane Merger Proposal, the Greenlane Stock Issuance Proposal and the Greenlane Charter Proposal and the other matters to be acted upon by Greenlane stockholders at the Greenlane annual meeting, Greenlane stockholders should be aware that Greenlane’s executive officers and certain members of the Greenlane Board have interests in the Mergers that may be different from, in addition to, or may conflict with the interests of Greenlane stockholders.
Interests of KushCo’s Directors and Executive Officers in the Mergers (See p. 200)
In considering the recommendation of the KushCo Board to approve the Mergers, KushCo’s stockholders should be aware that certain directors and executive officers of KushCo have certain interests in the Mergers that may be different from, or in addition to, the interests of KushCo stockholders generally. The members of the KushCo Board were aware of these different or additional interests and considered these interests, among other matters, in evaluating and approving the Mergers, and in recommending to KushCo stockholders that they approve the Mergers at the KushCo special meeting.
Listing of Shares of the Combined Company’s Common Stock; Delisting and Deregistration of KushCo Common Stock (See p. 203)
It is a condition to the completion of the Mergers that the shares of Greenlane Class A common stock issuable in Merger 1 be approved for listing on Nasdaq, subject to official notice of issuance. After Merger 1 is completed, the shares of KushCo common stock currently listed on the OTCQX tier of the OTC Markets Group, LLC (the “OTCQX”) will cease to be listed on the OTCQX and will be deregistered under the Exchange Act. The Combined Company will retain the name “Greenlane Holdings, Inc.” and will continue to trade on Nasdaq under the symbol “GNLN.”.
Conditions to Completion of the Mergers (See p. 224)
A number of conditions must be satisfied or waived, where legally permissible, before the Mergers can be consummated. These include, among others:
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approval of the Merger Agreement by the holders of a majority of the outstanding shares of KushCo common stock;

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approval of the Greenlane Stock Issuance Proposal by affirmative vote of the majority of votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock;

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approval of the Greenlane Charter Amendment Proposal by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Greenlane common stock entitled to vote thereon;

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approval of the Merger Agreement by the affirmative vote of the Greenlane Public Stockholders holding a majority of the voting power of the outstanding shares of Greenlane common stock, other than shares held by the Greenlane Insiders, which are comprised of (i) Jacoby, an entity controlled by Greenlane’s co-founders, and its affiliates and (ii) Aaron LoCascio, Adam Schoenfeld, William Mote, William Bine and Douglas Fischer, the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, respectively, is required to approve the Greenlane Merger Proposal (approval by the “majority of the minority”);

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the issuance of shares of Greenlane Class A common stock to the KushCo stockholders will have been authorized for listing on the Nasdaq Global Market or the listing of Greenlane or KushCo, after giving effect to the Mergers, on the Nasdaq Global Market will have been approved;

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the waiting period (and any extensions thereof) applicable under the HSR Act, will have expired or been terminated;

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this registration statement on Form S-4 will have been declared effective and no stop order suspending the effectiveness of such registration statement on Form S-4 will have been issued and remain in effect and no proceeding for that purpose will have been initiated or threatened by the SEC;

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receipt by Greenlane and KushCo, respectively, of a tax opinion relating to the nature of the transactions for tax purposes; and

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the repayment of certain indebtedness of KushCo, unless such indebtedness is assumed by Greenlane or one of its subsidiaries.

For more information regarding the conditions to the consummation of the Mergers and a complete list of such conditions, see “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 224 of this joint proxy statement/prospectus.
Regulatory Approvals Required for the Mergers (See p. 201)
In connection with the Mergers or the other transactions contemplated by the Merger Agreement, the waiting period (and any extensions thereof) applicable under the HSR Act must be complied with or and any waiting period (and any extensions thereof) applicable under the HSR Act must have expired or been terminated. The waiting period with respect to the notification and report forms filed by Greenlane and KushCo under the HSR Act expired at 11:59 p.m., Eastern Time, on May 21, 2021.
No Solicitation (See p. 216)
Under the Merger Agreement, each of Greenlane and KushCo has agreed it will not, nor will it permit any of its respective subsidiaries to, and it shall use commercially reasonable efforts to cause respective representatives not to (i) solicit, initiate, seek or knowingly encourage or knowingly facilitate any inquiries, discussions, requests, proposals, or offers with respect to, or the announcement, making or completion of, any Acquisition Proposal (as defined “The Merger Agreement — Covenants and Agreements — No Solicitations” beginning on page 216 of this joint proxy statement/prospectus), (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Greenlane or KushCo, or their respective representatives, as applicable, any non-public information or data with respect to any Acquisition Proposal, (iii) approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case providing for an Acquisition Proposal, or require or have the effects of requiring KushCo or Greenlane, as applicable, to abandon, terminate or materially breach its obligations under the Merger Agreement or fail to consummate the Mergers, or (iv) agree to or propose publicly to do any of the foregoing.
However, prior to the receipt of the KushCo Requisite Vote or the Greenlane Requisite Vote (each as defined in “The Merger Agreement — Requisite Votes” beginning on page 204 of this joint proxy statement/prospectus), as applicable, each of KushCo and Greenlane may, under certain specified circumstances, furnish non-public information and engage in discussions and participate in negotiations regarding itself to a third party making an unsolicited, bona fide written Acquisition Proposal. Under the Merger Agreement, KushCo is required to notify Greenlane promptly, and Greenlane is required to notify KushCo promptly, if it receives any Acquisition Proposal or any request for non-public information relating to KushCo or any of its subsidiaries, or Greenlane and any of its subsidiaries, as applicable (but, in either case, in no event more than 48 hours following receipt of such Acquisition Proposal or request for such information).
Prior to receipt of the KushCo Requisite Vote or the Greenlane Requisite Vote, as applicable, each of the KushCo Board and, with respect to Greenlane, the Greenlane Board or the Greenlane Special Committee, may, under certain specified circumstances, withdraw its recommendation to the applicable stockholders with respect to the KushCo Merger Proposal or the Greenlane Merger Proposal, the Greenlane Stock Issuance Proposal and the Greenlane Charter Amendment Proposal (each “The Greenlane Annual Meeting — Vote Required for Approval” beginning on page 100 of this joint proxy statement/prospectus), as applicable, if it reasonably determines, after consultation with outside legal counsel, that failure to take such action would be inconsistent with the directors’ fiduciary duties under applicable law. For more information regarding the limitations on KushCo, the KushCo Board, Greenlane, the Greenlane Board and the Greenlane Special Committee to consider Acquisition Proposals, see “The Merger Agreement —  Covenants and Agreements — No Solicitations” beginning on page 216 of this joint proxy statement/prospectus.
Termination of the Merger Agreement (See p. 225)
The Merger Agreement may be terminated at any time prior to the effective time of Merger 1 by the mutual written consent of KushCo and Greenlane.
In addition, either KushCo or Greenlane may terminate the Merger Agreement prior to the effective time of Merger 1 if:
•
the consummation of the Mergers has not occurred on or before the Termination Date (as defined below in “The Merger Agreement — Termination of the Merger Agreement — Termination by Either Greenlane or KushCo” beginning on page 225 of this joint proxy statement/prospectus), provided that the Termination Date may be extended pursuant to the Merger Agreement, provided further that this termination right will not be available to a party that has breached, in any material respect, its obligations under the Merger Agreement in any manner that will have been the primary cause of the failure of the Mergers to be consummated by the Termination Date);

•
any court or other governmental entity has entered, enacted, promulgated, enforced or issued any law, whether, temporary, preliminary or permanent, that would restrain, prevent, enjoin or otherwise prohibit any of the transactions contemplated by the Merger Agreement (provided, that this termination right will not be available to a party if such restraint, prevention, injunction or prohibition was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement); or

•
either KushCo failed to obtain the KushCo Requisite Vote or Greenlane failed to obtain Greenlane Requisite Vote.

KushCo may also decide to terminate the Merger Agreement if:
•
there has been a breach of any representation, warranty, covenant or agreement made by Greenlane, Merger Sub 1 or Merger Sub 2 or any representation or warranty shall have become untrue after the execution of the Merger Agreement such that the certain closing conditions would not be satisfied and such breach or condition is not curable, or if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given and (ii) the Termination Date;

•
prior to obtaining the KushCo Requisite Vote, the KushCo Board makes an Adverse Recommendation Change (as defined below in “The Merger Agreement — Covenants and Agreements — No Solicitations” beginning on page 216), provided that such termination will not be effective until KushCo has paid the KushCo Termination Fee described in “The Merger Agreement — Termination of the Merger Agreement — Termination Fee Payable to Greenlane by KushCo” beginning on page 227 of this joint proxy statement/prospectus;

•
prior to obtaining the Greenlane Requisite Vote; (i) the Greenlane Board or any committee thereof shall have effected an Adverse Recommendation Change; (ii) any person shall have first publicly announced a Greenlane Acquisition Proposal with respect to Greenlane (or made any material modification thereto) and the Greenlane Board or any committee thereof fails to publicly reaffirm the approval, recommendation or declaration of advisability by the Greenlane Board of the Merger Agreement, the Mergers or any of the other transactions contemplated by the Merger Agreement within five business days (or if the Greenlane stockholders meeting is to be held within five business days, prior to the Greenlane stockholders meeting being held) of being requested to do so by KushCo; (iii) the Greenlane Board or any committee thereof approves, adopts, publicly endorses, declares advisable or recommends or enters into or allows Greenlane or any of its subsidiaries to enter into any agreement relating to an Acquisition Proposal with respect to Greenlane; or (iv) Greenlane has materially breached or violated any of its obligations as described below in “The Merger Agreement — Covenants and Agreements — No Solicitations” beginning on page 216 of this joint proxy statement/prospectus; or

•
a Greenlane Material Adverse Effect has occurred (as defined in “The Merger Agreement — Definition of “Material Adverse Effect” — “Greenlane Material Adverse Effect” beginning on page 213 of this joint proxy statement/prospectus).

Greenlane has reciprocal termination rights with respect to the Merger Agreement as those of KushCo described above.
For more information regarding the rights of KushCo and Greenlane to terminate the Merger Agreement, see “The Merger Agreement — Termination of the Merger Agreement” beginning on page 225 of this joint proxy statement/prospectus.
Termination Fee (See p. 227)
If the Merger Agreement is terminated in certain circumstances, either party may be obligated to pay the other party a termination fee of $8,000,000. For more information regarding the termination fee, see “The Merger Agreement — Termination of the Merger Agreement — Termination Fee Payable to Greenlane by KushCo” beginning on page 227 of this joint proxy statement/prospectus and “The Merger Agreement —  Termination of Merger Agreement — Termination Fee Payable to KushCo by Greenlane” beginning on page 228 of this joint proxy statement/prospectus.
Material U.S. Federal Income Tax Consequences of the Mergers (See p. 230)
The Mergers, taken together, are intended to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition to Greenlane’s obligation to complete the Mergers that Greenlane receive an opinion of Morrison & Foerster to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code, and it is a condition to KushCo’s obligation to complete the Mergers that KushCo receive an opinion of Reed Smith, to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. If the Mergers, taken together, so qualify, a U.S. Holder (as defined under “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 230 of this joint proxy statement/prospectus) of KushCo common stock generally will not recognize any gain or loss for U.S. federal income tax purposes upon the exchange of shares of KushCo common stock for shares of Greenlane Class A common stock pursuant to the Mergers, except with respect to cash received in lieu of fractional shares of KushCo common stock. For further information, see “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 230 of this joint proxy statement/prospectus.
Accounting Treatment of the Mergers (See p. 202)
Greenlane prepares its financial statements in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). The Mergers will be accounted for using the acquisition method of accounting. Greenlane will be treated as the acquirer for accounting purposes.
Comparison of Rights of Greenlane Stockholders and KushCo Stockholders Following the Mergers (See p. 241)
If the Mergers are consummated, KushCo stockholders will become stockholders of the Combined Company. The rights of KushCo stockholders are currently governed by and subject to the provisions of the Nevada Revised Statues Chapter 78 (the “NRS”) and the charter and bylaws of KushCo. Upon consummation of the Mergers, the rights of the KushCo stockholders who receive shares of Greenlane Class A common stock in the Mergers will be governed by the Delaware General Corporation Law (the “DGCL”) and the charter and bylaws of Greenlane, rather than the charter and bylaws of KushCo.
For a summary of certain differences between the rights of Greenlane stockholders and KushCo stockholders, see “Comparison of Rights of Greenlane Stockholders and KushCo Stockholders Following the Mergers” beginning on page 241 of this joint proxy statement/prospectus.

COMPARATIVE MARKET PRICES AND DIVIDEND INFORMATION
Greenlane’s Class A common stock trades on Nasdaq under the symbol “GNLN.” KushCo common stock is listed on the OTCQX under the symbol “KSHB.” The table below sets forth the closing prices per share of Greenlane Class A common stock as reported on the Nasdaq and KushCo common stock as reported on the OTCQX, in each case as of March 30, 2021, the last full trading day before the public announcement of the execution of the Merger Agreement by Greenlane and KushCo, and on May 25, 2021, the latest practicable trading day before the date of this joint proxy statement/prospectus. The KushCo pro forma equivalent closing share price is equal to the closing price of a share of Greenlane Class A common stock on each such date multiplied by 0.2542, which is the Exchange Ratio calculated as of May 25, 2021.
	Greenlane Class A Common Stock	KushCo Common Stock	KushCo Pro Forma Equivalent
March 29, 2021	$4.44	$1.24	$1.13
May 25, 2021	$3.66	$0.89	$0.93
The market price of Greenlane Class A common stock and KushCo common stock will fluctuate between the date of this joint proxy statement/prospectus and the effective time of the Mergers.
Following the transaction, Greenlane Class A common stock will continue to be listed on the Nasdaq and, until the completion of the Mergers, KushCo common stock will continue to be listed on the OTCQX.
As of [•], 2021, the record date for the Greenlane annual meeting, there were approximately [•] holders of record of Greenlane Class A common stock.
As of [•], 2021, the record date for the KushCo special meeting, there were approximately [•] holders of record of KushCo common stock.
Dividends
Greenlane has never declared or paid any cash dividends on Greenlane Class A common stock and does not anticipate paying cash dividends on Greenlane Class A common stock for the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Mergers will be at the discretion of the Combined Company’s then-current board of directors and will depend upon a number of factors, including the Combined Company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.
KushCo has never declared or paid any cash dividends on KushCo common stock and does not anticipate paying cash dividends on KushCo common stock for the foreseeable future. Notwithstanding the foregoing, any determination to pay cash dividends subsequent to the Mergers will be at the discretion of the Combined Company’s then-current board of directors and will depend upon a number of factors, including the Combined Company’s results of operations, financial condition, future prospects, contractual restrictions, restrictions imposed by applicable law and other factors the then-current board of directors deems relevant.

RISK FACTORS
The Combined Company will be faced with a market environment that cannot be predicted and that involves significant risks, many of which will be beyond its control. In addition to the other information included in this joint proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements,” whether you are a Greenlane stockholder or a KushCo stockholder, you should carefully consider the following risks before deciding how to vote with respect to the proposals to be considered and voted on at the Greenlane annual meeting and/or the KushCo special meeting, as applicable. Any of the following risks could materially and adversely affect the business, financial condition and results of operations of the Combined Company and the actual outcome of matters as to which forward-looking statements are made in this joint proxy statement/prospectus. The risks described below are not the only risks that Greenlane and KushCo currently face or that the Combined Company likely will face after the consummation of the Mergers. Additional risks and uncertainties not currently known or that are currently expected to be immaterial may also materially and adversely affect the Combined Company’s business, financial condition and results of operations or the price of Combined Company’s common stock in the future. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods.
Risk Factors Related to the Mergers
Failure to consummate the Mergers and the other transactions contemplated by the Merger Agreement as currently contemplated or at all could materially and adversely affect Greenlane or KushCo, as applicable.
The consummation of the Mergers and the other transactions contemplated by the Merger Agreement may be delayed, the Mergers and the other transactions contemplated by the Merger Agreement may be consummated on terms different than those contemplated by the Merger Agreement, or the Mergers and the other transactions contemplated by the Merger Agreement may not be consummated at all. Failure to consummate the Mergers and the other transactions contemplated by the Merger Agreement would prevent Greenlane’ stockholders and KushCo stockholders from realizing the anticipated benefits of the Mergers and the other transactions contemplated by the Merger Agreement. In addition, the Exchange Ratio reflects a valuation of KushCo in excess of the price at which KushCo common stock was trading prior to the public announcement of the parties’ entry into the Merger Agreement. The current market price of KushCo common stock may reflect a market assumption that the Mergers will occur, and a failure to consummate the Mergers could result in a significant decline in the market price of Greenlane common stock and/or KushCo common stock and a negative perception of Greenlane and/or KushCo, generally. Any delay in the consummation of the Mergers and the other transactions contemplated by the Merger Agreement or any uncertainty about the consummation of the Mergers and the other transactions contemplated by the Merger Agreement on terms different than those contemplated by the Merger Agreement or at all could also materially and adversely affect the stock price and future business and financial results of Greenlane and/or KushCo, as applicable.
The Exchange Ratio is not fixed and may be adjusted prior to the effective time of the Mergers to reflect changes in the number of shares of Greenlane Class A common stock and KushCo common stock outstanding prior to the effective time of the Mergers.
As described in the section of this joint proxy statement/prospectus entitled “The Merger Agreement — Merger Consideration; Effects of the Mergers,” the number of shares of Greenlane Class A common stock to be issued to KushCo stockholders in connection with the Mergers is based on the Exchange Ratio, which is subject to adjustment based on a calculation that will not be known until immediately prior to the consummation of the Mergers. Assuming an Exchange Ratio of 0.2542 shares of Greenlane Class A common stock for each share of KushCo common stock, based upon the Exchange Ratio calculated as of May 25, 2021, KushCo stockholders will collectively own approximately 49.9% of the Combined Company common stock and Greenlane stockholders prior to the Mergers will collectively own approximately 50.1% of the Combined Company common stock after consummation of the Mergers.
In accordance with the Merger Agreement, the Exchange Ratio is subject to adjustment prior to the effective time of the Mergers to reflect changes in the number of Greenlane Shares Outstanding, KushCo

Fully Diluted Securities, Greenlane Net Diluted Securities and KushCo Net Diluted Securities, immediately prior to the effective time of Merger 1, provided that in no event will the aggregate number of shares of the Combined Company common stock issued in Merger 1 be greater than (i) 49.9% of all issued and outstanding shares of the Combined Company common stock after giving effect to the Class C Conversion immediately following the effective time of Merger 1; or (ii) less than 48.1% of the Greenlane Net Diluted Securities immediately following the effective time of Merger 1. For example, a change in the market price of Greenlane Class A common stock may change the number of Greenlane In-the-Money options and KushCo In-the-Money options and warrants. An increase or decrease in the number of Greenlane In-the-Money options or KushCo In-the-Money options and warrants will result in a change in the number of Greenlane Net Diluted Securities, KushCo Fully Diluted Securities and KushCo Net Diluted Securities, which in turn will cause the Exchange Ratio to fluctuate.
If either Greenlane or KushCo issues additional equity prior to the effective time of the Mergers or if Greenlane engages in certain capital raising activities pursuant to which it issues additional shares of Greenlane Class A common stock, in each case as permitted under the Merger Agreement, the Exchange Ratio will be adjusted to give effect to such events. An increase in Greenlane Outstanding Securities or Greenlane Net Diluted Securities would generally result in an increase in the Exchange Ratio, while an increase in KushCo Fully Diluted Securities or KushCo Net Diluted Securities would generally result in a decrease in the Exchange Ratio. For a depiction of the Exchange Ratio formula see the definition of “Exchange Ratio” above and “The Merger Agreement — Merger Consideration; Effects of the Mergers” beginning on page 206 of this joint proxy statement/prospectus.
Pursuant to the formula used in calculating the Exchange Ratio, in accordance with the Merger Agreement, regardless of adjustments to the Exchange Ratio, under no circumstances will KushCo stockholders own more than 49.9% of all issued and outstanding shares of Combined Company common stock (after giving effect to the Class C Conversion) immediately following Merger 1 nor less than 48.1% of the Greenlane Net Diluted Securities immediately following Merger 1 and under no circumstances will Greenlane stockholders own more than 51.9% of the Greenlane Net Diluted Securities as of immediately following Merger 1 nor less than 50.1% of all Greenlane outstanding common stock immediately after giving effect to the Mergers and the Class C Conversion. For example, a reduction in the market price of Greenlane Class A common stock could lower the Exchange Ratio by increasing the number of KushCo In-the-Money options and warrants. However, this reduction could be offset by an increase in the Greenlane Net Diluted Securities caused by an increase in the number of Greenlane In-the-Money options resulting from decreases in the market price of Greenlane Class A common stock.
As a result, Greenlane stockholders and KushCo stockholders will not know the number of shares of Greenlane Class A common stock that will be issued to KushCo stockholders in connection with the Mergers (and therefore the relative ownership of existing Greenlane stockholders and existing KushCo stockholders in the Combined Company) until after the respective dates of the Greenlane annual meeting and the KushCo special meeting.
The market price of Greenlane Class A common stock will fluctuate prior to the effective time of the Mergers and, accordingly, KushCo stockholders cannot be certain of the market value of the merger consideration they will receive in the Mergers.
In connection with the Mergers, each share of KushCo common stock (other than KushCo common stock held by Greenlane, Merger Sub 1, Merger Sub 2, KushCo or any direct or indirect wholly owned subsidiary of Greenlane or KushCo) outstanding immediately prior to the effective time of Merger 1 will be automatically converted into the number of shares of Greenlane Class A common stock equal to the product of one multiplied by the Exchange Ratio. As described elsewhere in this joint proxy statement/prospectus, a change in the market price of Greenlane Class A common stock may change the number of Greenlane In-the-Money options and KushCo In-the-Money options and warrants. An increase or decrease in the number of Greenlane In-the-Money options or KushCo In-the-Money options and warrants will result in a change in the number of Greenlane Net Diluted Securities, KushCo Fully Diluted Securities and KushCo Net Diluted Securities, which in turn will cause the Exchange Ratio to fluctuate. For example, a reduction in the market price of Greenlane Class A common stock could lower the Exchange Ratio by increasing the number of KushCo In-the-Money options and warrants. However, this reduction could be offset by an increase in the Greenlane Net Diluted Securities caused by an increase in the number of Greenlane In-the-Money options resulting from decreases in the market price of Greenlane Class A common stock. The aggregate value of the consideration payable to KushCo stockholders in Merger 1 will also fluctuate as a result of changes in the market price of Greenlane Class A common stock. Accordingly, the value of the consideration to be received by KushCo stockholders in Merger 1 will increase or decrease depending on the market price of shares of Greenlane Class A common stock at the effective time of Merger 1. See “The Merger Agreement — Merger Consideration; Effects of the Mergers — Merger Consideration” beginning on page 206 of this joint proxy statement/prospectus.
Stock price changes may result from a variety of factors, including general market and economic conditions, the status of the U.S. and global economy, economic recessions and depressions, pandemics, including the recent pandemic related to COVID-19, and world governmental responses to such pandemics, changes in Greenlane’s and KushCo’s businesses, operations and prospects and regulatory considerations, many of which factors are beyond Greenlane’s and KushCo’s control. Therefore, at the time of the KushCo special meeting, KushCo stockholders will not know the market value of the consideration to be received at the effective time. KushCo stockholders should obtain current market quotations for shares of Greenlane Class A common stock and for shares of KushCo common stock.
The relative ownership positions of Greenlane stockholders and KushCo stockholders will be diluted as a result of the Mergers.
The Mergers will dilute the ownership position of existing Greenlane stockholders and result in KushCo stockholders having an ownership stake in the Combined Company that is smaller than their current stake in KushCo. Assuming an Exchange Ratio of 0.2542 shares of Greenlane Class A common stock for each share of KushCo common stock, based upon the Exchange Ratio calculated as of May 25, 2021, KushCo stockholders will collectively own approximately 49.9% of the Combined Company common stock and Greenlane stockholders prior to the Mergers will collectively own approximately 50.1% of the Combined Company common stock after consummation of the Mergers. Consequently, existing Greenlane stockholders and existing KushCo stockholders, as a general matter, will have less influence over the management and policies of the Combined Company after the effective time of the Mergers than each currently exercise over the management and policies of Greenlane and KushCo, as applicable.
The consummation of the Mergers and the other transactions contemplated by the Merger Agreement are subject to a number of conditions, which, if not satisfied or waived, would adversely impact the parties’ ability to complete the Mergers and the other transactions contemplated by the Merger Agreement.
The Mergers and the other transactions contemplated by the Merger Agreement are subject to certain closing conditions, including, among others: (i) the approval of the Greenlane Merger Proposal; (ii) the approval of the Greenlane Charter Amendment Proposal; (iii) the approval of the Greenlane Stock Issuance Proposal and the approval for listing on Nasdaq of the shares of Greenlane Class A common stock approved for issuance; (iv) the approval of the KushCo Merger Proposal; (v)  the SEC having declared effective the Registration Statement on Form S-4 of which this joint proxy statement/prospectus forms a part, pursuant to which the issuance of the shares of Greenlane Class A common stock to be issued to KushCo stockholders in the Mergers will be registered under the Securities Act; (vi) the repayment of certain KushCo indebtedness and release of related liens; (vii) the accuracy of the respective representations and warranties made by Greenlane and KushCo (subject to customary materiality qualifications); (viii) the performance by Greenlane and KushCo in all material respects of their respective covenants, obligations and agreements under the Merger Agreement; (ix) the absence of certain changes; and (x) the delivery of tax opinions that the Mergers, taken together will qualify as a reorganization within the meaning of Section 368(a) of the Code.
There can be no assurance that these conditions will be satisfied or waived, if permitted. Therefore, there can be no assurance with respect to the timing of the closing of the Mergers and the other transactions contemplated by the Merger Agreement or that the Mergers and the other transactions contemplated by the Merger Agreement will be completed at all.

Greenlane and KushCo may waive one or more conditions set forth in the Merger Agreement without resoliciting the approval of Greenlane stockholders or KushCo stockholders.
Certain conditions to Greenlane’s and KushCo’s obligations to complete the Mergers and the other transactions contemplated by the Merger Agreement may be waived, in whole or in part, to the extent legally allowed, either unilaterally or by agreement of Greenlane and KushCo. In the event that any such waiver does not require resolicitation of stockholders, the parties will have the discretion to complete the Mergers and the other transactions contemplated by the Merger Agreement without seeking further approval of Greenlane stockholders or KushCo stockholders.
Jacoby, which owns approximately [•]% of the issued and outstanding shares of Greenlane common stock as of the Greenlane Record Date, has entered into a voting agreement to vote in favor of certain proposals.
Jacoby, which owns approximately [•]% of the issued and outstanding shares of Greenlane common stock as of the Greenlane Record Date, has entered into a voting agreement to vote in favor of certain proposals (the “Greenlane Voting Agreement”). Jacoby has agreed to vote or cause to be voted any issued and outstanding shares of Greenlane common stock beneficially owned by it, or that may otherwise become beneficially owned by it, during the term of the Greenlane Voting Agreement, (i) in favor of all proposals presented at the Greenlane annual meeting (other than the Greenlane Merger Proposal, on which it is not entitled to vote), (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation of Greenlane contained in the Merger Agreement or of Jacoby contained in the Greenlane Voting Agreement, and (iii) against any Acquisition Proposal (as defined “The Merger Agreement — Covenants and Agreements — No Solicitations” beginning on page 216 of this joint proxy statement/prospectus) or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect the consummation of the transactions contemplated by the Merger Agreement or the Greenlane Voting Agreement. Since Jacoby holds more than 50% of the outstanding Greenlane common stock, the Greenlane Stock Issuance Proposal, the Greenlane Charter Amendment Proposal, the Greenlane Plan Proposal and the Greenlane Adjournment Proposal will be approved as a result of the Greenlane Voting Agreement, regardless of how Greenlane’s other stockholders vote on the proposals.
The Greenlane Charter Amendment Proposal, the Greenlane Stock Issuance Proposal, the Greenlane Merger Proposal and the KushCo Merger Proposal (collectively, the “Condition Precedent Proposals”) are each cross-conditioned on the approval of each other.
The Condition Precedent Proposals are each cross-conditioned on the approval of each other. The Greenlane Adjournment Proposal and the KushCo Adjournment Proposal are not conditioned upon the approval of any other proposal set forth in this joint proxy statement/prospectus. If one of the Condition Precedent Proposals is not approved by the required vote, each of the other Condition Precedent Proposals will not be effected, even if they are approved by the Greenlane stockholders, Greenlane Public Stockholders and KushCo stockholders, respectively.
If the Mergers do not occur, one of the parties may incur payment obligations to the other party, which could materially and adversely affect the financial condition and future business and operations of the party that becomes obligated to make such payments.
If the Merger Agreement is terminated under certain circumstances specified in the Merger Agreement, Greenlane or KushCo may be obligated to pay the other party a termination fee of $8,000,000. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 225 of this joint proxy statement/prospectus. Accordingly, in the event that one of the parties is obligated to pay a termination fee to the other party pursuant to the Merger Agreement, the financial condition and future business and operations of the party that incurs such obligation could be materially and adversely affected.
Subject to certain limitations set forth in the Merger Agreement, Greenlane may issue additional equity securities without the approval of its stockholders, KushCo or KushCo stockholders, which would further dilute the ownership position of Greenlane stockholders and may depress the market for Greenlane common stock.
Subject to certain limitations set forth in the Merger Agreement, Greenlane may issue additional equity securities during the pendency of the Mergers and any such issuances would result in further dilution in the ownership position of Greenlane stockholders and may adversely affect the market price of Greenlane common stock, which could reduce the value to be received by KushCo stockholders in the Mergers. In addition, after the effective time of the Mergers, Greenlane may issue additional Greenlane common stock or other equity securities in connection with, among other things, future acquisitions, repayment of indebtedness or grants under its 2019 Equity Incentive Plan without stockholder approval. If Greenlane issues additional common stock or other equity securities, the following consequences could result:
•
each Greenlane stockholder’s ownership interest in Greenlane will decrease;

•
the amount of cash available per share may decrease;

•
the relative voting strength of each previously outstanding share of Greenlane common stock may be diminished; and

•
the market price of Greenlane common stock could decline.

Failure to complete the Mergers and the other transactions contemplated by the Merger Agreement could materially and adversely affect the future business and financial results of both Greenlane and KushCo and their respective stock prices.
If the Mergers and the other transactions contemplated by the Merger Agreement are not completed for any reason, the ongoing businesses of Greenlane and KushCo could be materially and adversely affected and each of Greenlane and KushCo will be subject to a variety of risks associated with the failure to complete the Mergers and the other transactions contemplated by the Merger Agreement, including the following:
•
Greenlane or KushCo being required, under certain circumstances specified in the Merger Agreement, to pay to the other party a termination fee of $8,000,000;

•
having to pay certain costs relating to the proposed Mergers, including, without limitation, the reasonable fees of lawyers, accountants, financial advisors and investment bankers, as well as filing, printing and mailing fees; and

•
diversion of significant management focus and resources from operational matters and other strategic opportunities while working to implement the Mergers.

If the Mergers and the other transactions contemplated by the Merger Agreement are not completed, these risks could materially and adversely affect the business, financial results and stock prices of both Greenlane and KushCo. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 225 of this joint proxy statement/prospectus for more information regarding the specific circumstances under which termination fees are payable.
The pendency of the transactions contemplated by the Merger Agreement could materially and adversely affect the business and operations of Greenlane and KushCo.
Prior to the effective time of the Mergers, some customers or vendors of each of Greenlane and KushCo may delay or defer decisions regarding whether to continue to do business with Greenlane and KushCo, as applicable, which could materially and adversely affect the revenues, earnings, cash flows and expenses of Greenlane and KushCo, regardless of whether the Mergers are completed. In addition, the Merger Agreement restricts Greenlane and KushCo from taking specified actions until the Mergers occur without the consent of the other party. These restrictions may, among other things, prevent Greenlane or KushCo from pursuing attractive business opportunities that may arise prior to the consummation of the Mergers. See “The Merger Agreement — Covenants and Agreements” beginning on page 214 of this joint proxy statement/prospectus for a description of the restrictive covenants applicable to Greenlane and KushCo.
The Merger Agreement limits Greenlane’s and KushCo’s ability to pursue alternatives to the Mergers.
The Merger Agreement contains provisions that make it more difficult for Greenlane and KushCo to enter into alternative transactions. The Merger Agreement contains certain provisions that restrict Greenlane’s and KushCo’s ability to solicit, initiate, seek, encourage or engaging in discussions or negotiations regarding a proposal or inquiry that could reasonably be expected to lead to a proposal to acquire 20% of more of the respective assets or capital stock of Greenlane or KushCo, as applicable. Further, there are only limited exceptions to Greenlane’s and KushCo’s agreement that its board of directors will not change its recommendation in favor of the adoption of the Merger Agreement. However, at any time prior to the receipt of the Greenlane Requisite Vote and the KushCo Requisite Vote, as applicable, Greenlane or KushCo receives an unsolicited written bona fide Acquisition Proposal that was not a violation of the Merger Agreement and the Greenlane Board (or the Greenlane Special Committee) or KushCo Board, as applicable, determines in good faith (after consultation with outside counsel and its financial advisors and taking into account all adjustments to the terms of the Merger Agreement that may be offered by KushCo or Greenlane, as specified in the Merger Agreement) that such Acquisition Proposal constitutes a Superior Proposal (as defined below in “The Merger Agreement — Covenants and Agreements — No Solicitations” beginning on page 216) and, with respect to KushCo, the KushCo Board, and with respect to Greenlane, the Greenlane Board (or the Greenlane Special Committee) has reasonably determined (after consultation with outside counsel) that the failure to make an Adverse Recommendation Change (as defined below) would be inconsistent with the fiduciary duties owed by the KushCo Board or the Greenlane Board (or the Greenlane Special Committee), as applicable, to the stockholders of KushCo or Greenlane, as applicable, under applicable law, the Greenlane Board (or the Greenlane Special Committee) or the KushCo Board, as applicable, may make an Adverse Recommendation Change and terminate the Merger Agreement to enter into agreement relating to an Alternative Transaction. See the sections entitled “The Merger Agreement — Covenants and Agreements — No Solicitations” and “The Merger Agreement — Termination of the Merger Agreement” beginning on pages 216 and 225, respectively, of this joint proxy statement/prospectus.
If the Merger Agreement is terminated by Greenlane or KushCo in order to pursue an alternative transaction, the terminating party will be required to pay the non-terminating party a termination fee of $8,000,000.
While Greenlane and KushCo believe these provisions are reasonable, customary and not preclusive of other offers, the provisions might discourage a third party that has an interest in acquiring all or a significant part of Greenlane or KushCo from considering or proposing an alternative transaction, even if a third party were prepared to pay consideration or issue equity having a higher value than that which is anticipated in connection with the Mergers or if such party were prepared to enter into an agreement that may be more favorable to Greenlane or KushCo or their respective stockholders.
If the Mergers and the other transactions contemplated by the Merger Agreement are not consummated by December 31, 2021, either Greenlane or KushCo may terminate the Merger Agreement.
Either Greenlane or KushCo may terminate the Merger Agreement if the Mergers have not been consummated by December 31, 2021. However, this termination right will not be available to a party if that party failed to fulfill its obligations under the Merger Agreement and that failure was the cause of, or resulted in, the failure to consummate the Mergers. See “The Merger Agreement — Termination of the Merger Agreement” beginning on page 225 of this joint proxy statement/prospectus. In the event the Merger Agreement is terminated by either party due to the failure of the Mergers to close by December 31, 2021, both Greenlane and KushCo will have incurred significant costs and will have diverted significant management focus and resources from other strategic opportunities without realizing the anticipated benefits of the Mergers.
If the Mergers do not qualify as a tax-free reorganization KushCo stockholders may recognize a taxable gain.
As a condition to the completion of the Mergers, each of Greenlane and KushCo will have received a tax opinion from its respective counsel described in the section titled “The Merger Agreement — Conditions to Completion of the Mergers,” dated as of the closing date, that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on customary assumptions and representations from Greenlane and KushCo, as well as certain covenants and undertakings by Greenlane and KushCo. If any of the representations, assumptions, covenants or undertakings upon which the opinions are based is incorrect, incomplete, inaccurate or violated, the validity of the opinions may be affected and the tax consequences of the Mergers could differ from those described in this joint proxy statement/prospectus. An opinion of counsel represents such counsel’s best legal judgment but is not binding on the United States Internal Revenue Service (“IRS”) or any court. Neither Greenlane nor KushCo has obtained or intends to obtain a ruling from the IRS with respect to the tax consequences of the Mergers. Accordingly, there can be no assurances that the IRS will not assert, or that a court will not sustain, a position contrary to that contained in such opinions. If the IRS or a court determines that the Mergers, taken together, should not be treated as a “reorganization” within the meaning of Section 368(a) of the Code, a holder of KushCo common stock generally would recognize taxable gain or loss as if it sold its shares of KushCo common stock. See “Material U.S. Federal Income Tax Consequences of the Mergers” beginning on page 230 of this joint proxy statement prospectus.
The Mergers could trigger a limitation on the utilization of the historic U.S. net operating loss carryforwards and certain other attributes of KushCo.
As of August 31, 2020, KushCo had federal net operating loss carryforwards of approximately $95.3 million, of which approximately $9.8 million expire in 2038, and the remainder do not expire. If a corporation undergoes an “ownership change” within the meaning of Section 382 of the Code, the corporation’s net operating loss carryforwards and certain other tax attributes arising before the ownership change are subject to limitations on use after the ownership change. In general, an ownership change occurs if there is a cumulative change in the corporation’s equity ownership by certain stockholders that exceeds 50 percentage points by value over a rolling three-year period. Similar rules may apply under applicable state income tax laws. The Mergers could result in an ownership change for KushCo, and therefore, the Combined Company’s ability to utilize U.S. net operating loss carryforwards and certain other tax attributes of KushCo to reduce future taxable income could be subject to various limitations under the Code. Moreover, additional ownership changes in the future could result in additional limitations on KushCo’s, Greenlane’s, and the Combined Company’s net operating loss carryforwards and certain other tax attributes. Consequently, even if the Combined Company achieves profitability, it may not be able to utilize a portion of KushCo’s, Greenlane’s or the Combined Company’s net operating loss carryforwards and certain other tax attributes, which could have an adverse effect on cash flow and results of operations.
Certain directors and executive officers of Greenlane and KushCo have interests in seeing the Mergers completed that are different from, or in addition to, those of other Greenlane stockholders and KushCo stockholders.
Certain directors and executive officers of Greenlane and KushCo negotiated the terms of the Merger Agreement, and the Greenlane Board and the KushCo Board recommended that the stockholders of Greenlane and the stockholders of KushCo, respectively, vote in favor of the Greenlane Stock Issuance Proposal and the KushCo Merger Proposal, respectively, and the related proposals. Certain of Greenlane’s and KushCo’s directors and executive officers may have interests in the Mergers that are different from, or in addition to, those of Greenlane stockholders and KushCo stockholders, including, but are not limited to, the service of certain directors of Greenlane and KushCo as directors of the Combined Company, the continued employment of one or more executive officers of Greenlane and KushCo by the Combined Company, the treatment in the Mergers of stock options and other equity awards, and provisions in the Merger Agreement regarding continued indemnification of and advancement of expenses to Greenlane and KushCo directors and officers. These interests may influence or may have influenced the directors and officers of Greenlane and KushCo, and Greenlane and KushCo stockholders should be aware of these interests when they consider their respective board of directors’ recommendation that they vote in favor of the proposals submitted to the stockholders of Greenlane and KushCo.
The members of the Greenlane Board and the KushCo Board were aware of and considered these interests, among other matters, in evaluating the Merger Agreement, the Mergers and the related transactions, and in recommending the applicable proposals to their respective stockholders. See “The Mergers — Interests of Greenlane’s Directors and Executive Officers in the Mergers” and “The Mergers — Interests of KushCo’s Directors and Executive Officers in the Mergers” beginning on pages 199 and 200, respectively, of this joint proxy statement/prospectus.

Risk Factors Related to the Combined Company Following the Mergers
The Combined Company’s actual financial position and results of operations may differ materially from the unaudited pro forma financial information included in this joint proxy statement/prospectus.
The unaudited pro forma financial information contained in this joint proxy statement/prospectus is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the transactions had been consummated at the beginning of the earliest period presented, nor is it necessarily indicative of future operating results or financial position of the Combined Company. In particular, the unaudited pro forma financial information was prepared under one set of assumptions, does not reflect the benefits of expected synergies or cost savings (or associated costs to achieve such synergies or savings), opportunities to earn additional revenue, or other factors that may result as a consequence of the Mergers, and do not attempt to predict or suggest future results. The unaudited pro forma financial information has been derived from the audited and unaudited historical financial statements of Greenlane and KushCo included elsewhere in this joint proxy statement/prospectus, and certain adjustments, estimates and assumptions have been made regarding the Combined Company after giving effect to the Mergers.
Furthermore, the process of preparing the unaudited pro forma financial information required management of Greenlane and KushCo to make certain assumptions and estimates, which may prove to be incorrect as additional information becomes available and as additional analyses are performed, and other factors may affect the Combined Company’s financial condition or results of operations following the closing of the Mergers. Any material variances between the preliminary estimates and assumptions used in the preparation of the unaudited pro forma financial information and the final acquisition accounting could have a material adverse impact on the unaudited pro forma financial information and the Combined Company’s financial position and future results of operations, which could have a material adverse effect on the market price of the Combined Company common stock. See “Index to Unaudited Pro Forma Condensed Combined Financial Information” beginning on page F-1 of this joint proxy statement/prospectus.
The Combined Company expects to incur substantial expenses related to the Mergers.
The Combined Company expects to incur substantial expenses in connection with completing the Mergers and integrating the business, operations, networks, systems, policies and procedures of the two companies. Although Greenlane and KushCo have assumed that a certain level of transaction and integration expenses would be incurred, there are a number of factors beyond their control that could affect the total amount or the timing of their integration expenses. Many of the expenses that will be incurred, by their nature, are difficult to estimate accurately at the present time. As a result, the transaction and integration expenses associated with the Mergers could, particularly in the near term, exceed the value of the synergies and cost savings that the Combined Company expects to achieve following the completion of the Mergers.
Following the Mergers, the Combined Company may be unable to integrate the businesses of Greenlane and KushCo successfully and realize the anticipated synergies and other expected benefits of the Mergers on the anticipated timeframe or at all.
The Mergers involve the combination of two companies that currently operate as independent public companies. The Combined Company is expected to benefit from the elimination of duplicative costs associated with supporting the Combined Company’s public company platform and resulting economies of scale. These savings are expected to be realized by 2023. Potential difficulties the Combined Company may encounter in the integration process include the following:
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the inability to achieve the anticipated synergies resulting from the Mergers, which would result in the anticipated benefits of the Mergers not being realized in the timeframe currently anticipated or at all;

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coordinating sales, distribution and marketing efforts;

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the complexities of combining two companies with different products and services, customer bases and vendor relationships;

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harmonizing Greenlane’s and KushCo’s operating practices, employee development, compensation and benefit programs, internal controls and other policies, procedures and processes;

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maintaining existing agreements with customers and vendors and avoiding delays in entering into new agreements with prospective customers and vendors;

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coordinating geographically dispersed organizations; and

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the inability to integrate company cultures and retain key personnel in light of changes in management following the completion of the Mergers.

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potential unknown liabilities and unforeseen increased expenses, delays or conditions associated with the Mergers.

For all these reasons, you should be aware that it is possible that the integration process could result in the distraction of the Combined Company’s management, the disruption of the Combined Company’s ongoing business or inconsistencies in the Combined Company’s operations, services, standards, controls, procedures and policies, any of which could materially and adversely affect the ability of the Combined Company to maintain relationships with customers, vendors and employees or to achieve the anticipated benefits of the Mergers, or could otherwise materially and adversely affect the business and financial results of Greenlane and KushCo.
Third parties may terminate or alter existing contracts or relationships with Greenlane or KushCo.
Each of Greenlane and KushCo has contracts with customers, vendors and other business partners, which may require Greenlane or KushCo, as applicable, to obtain consents from these other parties in connection with the Mergers. If these consents cannot be obtained, the counterparties to these contracts and other third parties with which Greenlane and/or KushCo currently have relationships may have the ability to terminate, reduce the scope of or otherwise materially adversely alter their relationships with either party in anticipation of the Mergers, or with the Combined Company following the Mergers. The pursuit of such rights may result in Greenlane and KushCo suffering a loss of potential future revenue, incurring liabilities in connection with a breach of such agreements or losing rights that are material to its business. Any such disruptions could limit the Combined Company’s ability to achieve the anticipated benefits of the Mergers. The adverse effect of such disruptions could also be exacerbated by a delay in the completion of the Mergers or the termination of the Merger Agreement.
The Mergers will result in changes to the board of directors and management of the Combined Company that may affect the strategy of the Combined Company as compared to that of Greenlane and KushCo independently.
If the parties complete the Mergers, the composition of the Combined Company Board and management team will change from the respective current boards of directors and management teams of Greenlane and KushCo. The Combined Company Board will consist of seven members, with four directors from the current Greenlane Board and three directors from the current KushCo Board constituting the members of the Combined Company’s board of directors. The new composition of the board of directors and the management team of the Combined Company may affect the business strategy and operating decisions of the Combined Company upon the completion of the Mergers. See “The Merger Agreement —  Management of the Combined Company; Board of Directors of the Combined Company” beginning on page 205 of this joint proxy statement/prospectus.
The future results of the Combined Company will suffer if the Combined Company does not effectively manage the increased scale of its operations and its optimization and expansion opportunities following the Mergers.
Following the Mergers, the Combined Company will be significantly larger and more diverse than Greenlane and KushCo independently. The future success of the Combined Company will depend, in part, upon the ability of the Combined Company to manage its optimization and expansion opportunities, which may pose substantial challenges for the Combined Company to integrate new operations into its existing business in an efficient and timely manner, and upon its ability to successfully monitor its operations, costs, regulatory compliance, and to maintain other necessary internal controls. There is no assurance that the

Combined Company’s optimization and expansion opportunities will be successful, or that the Combined Company will realize its expected operating efficiencies, cost savings, revenue enhancements, synergies or other expected benefits.
The forward-looking financial information included elsewhere in this joint proxy statement/prospectus was prepared by Greenlane and KushCo on a standalone basis after consideration of numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions, and should not be relied upon as a prediction or forecast of the actual future performance of Greenlane, KushCo or the Combined Company.
Prior to approval of the Merger Agreement and the related transactions by the Greenlane Board, the KushCo Board and the recommendation of the Greenlane Special Committee, certain forward-looking financial information was prepared on a standalone, pre-transaction basis by each of Greenlane and KushCo in connection with the Mergers and the related transactions. See the section entitled “The Mergers — Certain Unaudited Prospective Financial Information” beginning on page 195, in this joint proxy statement prospectus. The forward-looking financial information was prepared for the KushCo Board and the Greenlane Special Committee and not with a view toward public disclosure. Furthermore, the forward-looking financial information included elsewhere in this joint proxy statement/prospectus was prepared on a standalone basis for each of Greenlane and KushCo, and adding together the forward-looking financial information for Greenlane and KushCo would not necessarily represent the results the Combined Company might achieve if the Mergers are completed. The forward-looking financial information prepared for the KushCo Board and the Greenlane Special Committee reflects Greenlane’s and KushCo’s, as applicable, assumptions that may prove to be inappropriate and that are subject to change. Accordingly, neither Greenlane nor KushCo can provide any assurances that the forward-looking financial information is necessarily indicative of the actual future performance of the Combined Company (if the Mergers are consummated) or of Greenlane or KushCo (if the Mergers are not consummated and Greenlane and KushCo remain independent public companies), and actual results may differ materially from those reflected in such forward-looking financial information. Inclusion of the forward-looking financial information in this joint proxy statement/prospectus should not be regarded as a representation by Greenlane, KushCo, their respective affiliates, officers, directors or other representatives that the results contained in the forward-looking financial information will be necessarily achieved, and such information has not been included in this joint proxy statement/prospectus in order to induce any stockholder to vote in favor of any proposals included in this joint proxy statement/prospectus.
Risk Factors Related to an Investment in the Combined Company’s Common Stock
The market price of shares of the Combined Company common stock may be affected by factors different from those affecting the price of shares of Greenlane Class A common stock or KushCo common stock before the Mergers.
After the consummation of the Mergers, the results of operations of the Combined Company, as well as the market price of the Combined Company common stock, may be affected by other factors in addition to those currently affecting Greenlane’s or KushCo’s results of operations and the market prices of shares of Greenlane Class A common stock and KushCo common stock. These factors include:
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a greater number of shares of the Combined Company common stock outstanding as compared to the number of currently outstanding shares of Greenlane common stock or KushCo common stock;

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different stockholder bases; and

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different assets and capitalizations.

Accordingly, the historical market prices and financial results of Greenlane and KushCo may not be indicative of these matters for the Combined Company after the Mergers.
The market price of the Combined Company common stock may decline as a result of the Mergers.
The market price of the Combined Company common stock may decline as a result of the Mergers if the Combined Company does not achieve the perceived benefits of the Mergers as rapidly or to the extent anticipated by financial or industry analysts, or the effect of the Mergers on the Combined Company’s financial results is not consistent with the expectations of financial or industry analysts.
In addition, upon consummation of the Mergers, Greenlane stockholders and KushCo stockholders will own interests in a Combined Company operating an expanded business with a different mix of properties, risks and liabilities. Current stockholders of Greenlane and KushCo may not wish to continue to invest in the Combined Company, or for other reasons may wish to dispose of some or all of their shares of the Combined Company common stock. If, following the effective time of the Mergers, large amounts of the Combined Company common stock are sold, or there is a perception in the market that such shares will be sold, the price of the Combined Company common stock could decline, potentially significantly.
In connection with the Mergers, KushCo stockholders will receive shares of the Combined Company common stock that will have different rights that may be less favorable than their current rights as KushCo stockholders.
In connection with the Mergers, KushCo stockholders will receive shares of the Combined Company common stock that will have different rights than they currently have as KushCo stockholders and these rights may be, or may be perceived to be, less favorable than their current rights as KushCo stockholders. For a detailed discussion of the differences between the current rights as a stockholder of KushCo and the rights as a stockholder of the Combined Company following the Mergers, see “Comparison of Rights of Greenlane Stockholders and KushCo Stockholders Following the Mergers” beginning on page 241 of this joint proxy statement/prospectus.
The Combined Company may need to incur additional indebtedness in the future.
In connection with executing the Combined Company’s business strategy following the Mergers, the Combined Company expects to evaluate the possibility of making strategic investments, and the Combined Company may elect to finance these endeavors by incurring additional indebtedness. The amount of such indebtedness could have material adverse consequences for the Combined Company, including hindering the Combined Company’s ability to adjust to changing market, industry or economic conditions; limiting the Combined Company’s ability to access the capital markets to refinance maturing debt or to fund acquisitions; limiting the amount of free cash flow available for future operations, acquisitions, stock repurchases or other uses; making the Combined Company more vulnerable to economic or industry downturns, including interest rate increases; and placing the Combined Company at a competitive disadvantage compared to less leveraged competitors. If the Combined Company’s increased indebtedness results in any of the foregoing or other adverse consequences, it could have a material adverse effect on the Combined Company’s results of operations, financial condition, prospects or the market price of its common stock.
Risk Factors Related to Greenlane
Risks Related to Greenlane’s Business and Industry
Greenlane has experienced rapid growth, both domestically and internationally, and expect continued future growth, including growth from additional acquisitions. If Greenlane fails to manage its growth effectively, it may be unable to execute its business plan, maintain high levels of service or address competitive challenges adequately. Furthermore, Greenlane’s corporate culture has contributed to its success, and if Greenlane cannot maintain this culture as it grows, it could lose the innovation, creativity, and teamwork fostered by Greenlane’s culture, and Greenlane’s business may be materially and adversely affected.
Greenlane intends to continue to grow its business. Greenlane’s success will depend, in part, on its ability to manage this growth, both domestically and internationally. Any growth in, or expansion of, Greenlane’s business is likely to continue to place a strain on its management and administrative resources, infrastructure and systems. As with other growing businesses, Greenlane expects that it will need to further refine and expand its business development capabilities, its systems and processes and its access to financing sources. Greenlane will also need to hire, train, supervise, and manage new employees. These processes are time consuming and expensive and will increase management responsibilities and divert management attention. Greenlane cannot assure that it will be able to:
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expand its product offerings effectively or efficiently or in a timely manner, if at all;

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allocate its human resources optimally;

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meet its capital needs;

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identify and hire qualified employees or retain valued employees;

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effectively incorporate the components of any business or product line that it may acquire in its effort to achieve growth; or

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continue to grow its business.

Greenlane’s inability or failure to manage its growth and expansion effectively could harm its business and materially adversely affect its operating results and financial condition. In addition, Greenlane believes that an important contributor to their success has been and will continue to be their corporate culture, which they believe fosters innovation, teamwork and a passion for their products and customers. As a result of its rapid growth, Greenlane may find it difficult to build and maintain its strong corporate culture, which could limit Greenlane’s ability to innovate and operate effectively. Any failure to preserve Greenlane’s culture could also negatively affect Greenlane’s ability to retain current and recruit new personnel, continue to perform at current levels or execute on its business strategy.
The market for vaporizer products and related items is a niche market, subject to a great deal of uncertainty and is still evolving.
Vaporizer products comprise a significant portion of Greenlane’s product portfolio. Many of these products have only recently been introduced to the market and are at an early stage of development. These products represent core components of a niche market that is evolving rapidly, is characterized by a number of market participants and is subject to regulatory oversight and a potentially fluctuating regulatory framework. Rapid growth in the use of, and interest in, vaporizer products is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty, including, but not limited to, changes in governmental regulation, developments in product technology, perceived safety and efficacy of Greenlane’s products, perceived advantages of competing products and sale and use of materials that can be vaporized, including in the expanding legal state cannabis markets. For example, recent concerns about EVALI and youth use of vaporizers have, by some metrics, negatively impacted demand for vaporizers and led to laws and regulations restricting the sale of certain products in different markets. Therefore, Greenlane is subject to many of the business risks associated with a new enterprise in a niche market. Continued technical evolution, market uncertainty, evolving regulation and the resulting risk of failure of Greenlane’s new and existing product offerings in this market could have a material adverse effect on its ability to build and maintain market share and on its business, results of operations and financial condition. Further, there can be no assurance that Greenlane will be able to continue to compete effectively in this marketplace.
Greenlane depends on third-party suppliers for its products and may experience unexpected supply shortages which could have a material adverse effect on its business.
Greenlane depends on third-party suppliers for its vaporization products and consumption accessories product offerings. Greenlane’s customers associate certain characteristics of its products, including the weight, feel, draw, flavor, packaging and other unique attributes, to the brands it markets, distributes and sells. In the future, Greenlane may have difficulty obtaining the products it needs from its suppliers as a result of unexpected demand or production difficulties that might extend lead times. Also, products may not be available to Greenlane in quantities sufficient to meet customer demand. Any interruption in supply and/or consistency of these products may adversely impact Greenlane’s ability to deliver products to its customers, may harm its relationships and reputation with its customers, and may have a material adverse effect on its business, results of operations and financial condition. Interruptions in supply or consistency of products could arise for a number of reasons, including but not limited to economic and civil unrest, epidemics/pandemics, such as coronavirus (COVID-19), embargoes, and sanctions.
A significant percentage of Greenlane’s revenue is dependent on sales of products from a relatively small number of key suppliers, and a decline in sales of products from these suppliers could materially harm its business.
A significant percentage of Greenlane’s revenue is dependent on sales of products, primarily vaporizers and related components, that it purchases from a small number of key suppliers, including JUUL Labs, PAX

Labs, Grenco Science, and Storz & Bickel. For example, products manufactured by JUUL Labs represented approximately 8.8% and 38.6% of its net sales in the years ended December 31, 2020 and 2019, respectively, and products manufactured by PAX Labs represented approximately 14.5% and 11.1% of its net sales in the years ended December 31, 2020 and 2019, respectively. Products manufactured by Grenco Science represented approximately 13.5% and 6.3% of its net sales in the years ended December 31, 2020 and 2019, respectively, and products manufactured by Storz & Bickel represented approximately 12.7% and 7.4% of its net sales in the years ended December 31, 2020 and 2019, respectively. A decline in sales of any of Greenlane’s key suppliers’ products, whether due to decreases in supply of, or demand for, their products, termination of Greenlane’s agreements with them, regulatory actions or otherwise, could have a material adverse impact on Greenlane’s sales and earnings and adversely affect its business.
The FDA has and may continue to implement regulations that significantly limit Greenlane’s ability to sell certain types of ENDS products. Additional regulatory actions may further impact its ability to sell these products in the United States or online.
Any regulatory action by the FDA that adversely affects the sale or distribution of Electronic Nicotine Delivery Systems (“ENDS”) products may have a material adverse effect on Greenlane’s business, results of operations and financial condition.
For many years, ENDS in general, and ENDS produced by JUUL Labs in particular, have been subject to intense regulatory scrutiny at all levels of government. Dating back to at least 2018, the FDA has undertaken a number of initiatives designed to limit the appeal and availability of ENDS to minors. These actions include crackdowns on retailers identified as having sold ENDS to minors, among other steps. As a result of public pressure, JUUL Labs took numerous steps to address regulators’ concerns, including deleting social media accounts and ceasing the sale of certain flavored JUUL products.
On December 20, 2019, the President signed legislation to amend the Federal Food, Drug, and Cosmetic Act (“FFDCA”), and raise the federal minimum age of sale of tobacco products (including ENDS products) from 18 to 21 years. Although many states had already established a minimum age of 21 years, Greenlane’s sales could be adversely impacted by this change in federal law.
In January 2020, FDA issued a guidance document titled Enforcement Priorities for ENDS and Other Deemed Products on the Market Without Premarket Authorization (“ENDS Enforcement Guidance”). According to the ENDS Enforcement Guidance, FDA intends to prioritize enforcement against (1) flavored, cartridge-based ENDS products (except tobacco or menthol flavored products), (2) all other ENDS products for which the manufacturer has or is failing to take adequate measures to prevent minors’ access, and (3) any ENDS product targeted to minors or whose marketing is likely to promote use by minors. FDA also intends to prioritize any ENDS product offered for sale after May 12, 2020 for which the manufacturer has not submitted a premarket application. As discussed below, this date was later shifted to September 9, 2020. The FDA has taken actions against manufacturers that have continued to market ENDS without submitting a premarket authorization application.
The ENDS Enforcement Guidance had the effect of prohibiting the sale of certain products Greenlane may sell, including mint flavored products from JUUL Labs and other flavored ENDS. Greenlane expects that its sales will be adversely impacted by this prohibition. Products impacted by the ENDS Enforcement Guidance represented less than 0.1% and 17.8% of its net sales for the years ended December 31, 2020 and 2019, respectively.
In February 2020, FDA published a notice seeking data and information related to the use of vaping products associated with recent lung injuries. FDA seeks information relating to product design and ways to prevent consumers from modifying or adding substances to these products that are not intended by the manufacturers. The notice states that FDA may use the information in future rule making, review of premarket authorization applications, or other regulatory activity. The notice further states that FDA has not found one product or substance implicated in all of the cases of injury, and that FDA is following all potential leads and will take appropriate actions as additional facts emerge. The FDA’s actions resulting from this request for information could adversely affect Greenlane’s sales of ENDS products and may have a material adverse effect on its business, results of operations and financial condition.

There is uncertainty related to the regulation of vaporization products and certain other consumption accessories. Increased regulatory compliance burdens could have a material adverse impact on Greenlane’s business development efforts and its operations.
United States
There is uncertainty regarding whether, in what circumstances, how and when the FDA will seek to enforce the tobacco-related provisions of the FFDCA relative to vaporizer hardware and accessories that can be used to vaporize cannabis and other material, including electronic cigarettes, rolling papers and glassware, in light of the potential for dual use with tobacco.
Through amendments to the FFDCA, the Tobacco Control Act established, by statute, that the FDA has oversight over specific types of tobacco products (cigarettes, cigarette tobacco, roll-your-own (“RYO”) tobacco, and smokeless tobacco) and granted the FDA the authority to “deem” other types of tobacco products as subject to the statutory requirements. In addition to establishing authority, defining key terminology, and setting adulteration and misbranding standards, the Tobacco Control Act established FDA’s authority over tobacco products in a number of areas such as: submission of health information to the FDA; registration with the FDA; premarket authorization requirements; good manufacturing practice requirements; tobacco product standards; notification, recall, corrections, and removals; records and reports; marketing considerations and restrictions; post-market surveillance and studies; labeling and warnings; and recordkeeping and tracking.
In a final rule effective August 8, 2016 (“Deeming Rule”), the FDA deemed all products that meet the Tobacco Control Act’s definition of “tobacco product,” including components and parts but excluding accessories, to be subject to the tobacco control requirements of the FFDCA and the FDA’s implementing regulations. Accordingly, as of the Deeming Rule’s effective date, deemed tobacco products that are “new” (i.e., those that were not commercially marketed in the United States as of February 15, 2007) are subject to the premarket authorization requirements. Deemed new tobacco products that remain on the market without authorization are marketed unlawfully.
Deemed new tobacco products include, among other things: products such as electronic cigarettes, electronic cigars, electronic hookahs, vape pens, vaporizers and e-liquids and their components or parts (such as tanks, coils and batteries). The FDA’s interpretation of components and parts of a tobacco product includes any assembly of materials intended or reasonably expected to be used with or for the human consumption of a tobacco product. In a 2017 decision of the D.C. Circuit court, the court upheld the FDA’s authority to regulate ENDS even though they do not actually contain tobacco, and even if the products could be used with nicotine-free e-liquids.
The Tobacco Control Act and FDA’s implementation of regulations require regulatory approvals before certain products may be sold and restrict the way tobacco product manufacturers, retailers, and distributors can advertise and promote tobacco products, including a prohibition against free samples or the use of vending machines, requirements for presentation of warning information, and age verification of purchasers.
Newly-deemed tobacco products are also subject to the other requirements of the Tobacco Control Act, such as that they not be adulterated or misbranded. The FDA has been directed under the Tobacco Control Act to establish specific good manufacturing practice (“GMP”) regulations for tobacco products, and could do so in the future, which could have a material adverse impact on the ability of some of Greenlane’s suppliers to manufacture, and the cost to manufacture, certain of its products. Even in the absence of specific GMP regulations, a facility’s failure to maintain sanitary conditions or to prevent contamination of products could result in the FDA deeming the products produced there adulterated.
The FDA has announced its intention to take enforcement measures related to ENDS products offered for sale after September 9, 2020 for which the manufacturers had not submitted a PMTA. Following that date, the FDA did in fact take actions against certain manufacturers of ENDS products for which a PMTA had not been submitted. Accordingly, and in light of the laws noted above, premarket authorizations will be necessary for Greenlane to continue its distribution of certain vaporizer hardware and accessories that meet the FDA’s definition of ENDS. While Greenlane does not believe vaporizers intended for use with non-tobacco substances meet the FDA’s definition of ENDS, it is possible that the FDA could require premarket authorization for such products.
Greenlane’s suppliers who make vaporizers subject to FDA regulation must timely file applications for the appropriate authorizations so that Greenlane may continue selling their products in the United States. Greenlane has no control over the content of those applications, and it has no assurances that the outcome of the FDA’s review will result in authorization of the marketing of these products. If the FDA establishes or applies review standards or processes that Greenlane’s suppliers are unable or unwilling to comply with, Greenlane’s business, results of operations, financial condition and prospects would be adversely affected.
The anticipated costs to Greenlane’s suppliers of complying with future FDA regulations will be dependent on the rules issued by the FDA (which have yet to be issued), the timing and clarity of any new rules or guidance documents accompanying these rules, the reliability and simplicity (or complexity) of the electronic systems utilized by the FDA for information and reports to be submitted, and the details required by the FDA for such information and reports with respect to each regulated product. Any failure to comply with existing or new FDA regulatory requirements could result in significant financial penalties to Greenlane or its suppliers, which could ultimately have a material adverse effect on Greenlane’s business, results of operations, financial condition and ability to market and sell its products. Compliance and related costs could be substantial and could significantly increase the costs of operating in the vaporization products and certain other consumption accessories markets.
In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in litigation, criminal convictions or significant financial penalties and could impair Greenlane’s ability to market and sell some of its vaporizer products. At present, Greenlane is not able to predict whether the Tobacco Control Act will impact its business to a greater degree than competitors in the industry, thus affecting its competitive position.
Additionally, as discussed elsewhere in these Risk Factors and under the heading Regulatory Developments, the Consolidated Appropriations Act, 2021 expanded the range of products encompassed by the Prevent All Cigarette Trafficking Act to include ENDS. This development could severely restrict Greenlane’s ability to ship many of the products it sells, as well as place costly regulatory burdens on such shipments.
At the state level, over 25 states have implemented statewide regulations that prohibit vaping in public places. As discussed elsewhere in these Risk Factors and under the heading Regulatory Developments, a number of states and cities have also implemented bans or restrictions on the sale of flavored tobacco products, including vaping liquids and menthol cigarettes. There may, in the future, also be increased regulation of additives in smokeless products and internet sales of vaporization products and certain other consumption accessories. The application of either or both of these federal laws, and of any new laws or regulations which may be adopted in the future at a state, provincial or local level, to vaporization products, consumption accessories or such additives could result in additional expenses and require Greenlane to change its advertising and labeling, and methods of marketing and distribution of its products, any of which could have a material adverse effect on its business, results of operations and financial condition.
Canada
On May 23, 2018, the Tobacco and Vaping Products Act (“TVPA”) became effective, and now governs the manufacture, sale, labeling and promotion of vaping products sold in Canada. The TVPA replaced the former Tobacco Act (Canada) and established a legislative framework that applies to vaping products, whether or not they contain nicotine. While the TVPA prescribes high-level requirements in relation to vaping products, the Government of Canada has yet to implement regulations the full set of regulations that will ultimately address the standards, testing methods, reporting requirements, packaging and labeling requirements, and other obligations with which vaping products will be required to comply. Accordingly, absent any such regulations, there is a lack of visibility as to the specific compliance regime that will apply to vaping products in the future. As such, there can be no assurance that Greenlane will initially be in total compliance, remain competitive, or financially able to meet future requirements administered pursuant to the TVPA.

Prior to the TVPA becoming effective, Health Canada had taken the position that electronic smoking products (i.e., electronic products for the vaporization and administration of inhaled doses of nicotine, including electronic cigarettes, cigars, cigarillos and pipes, as well as cartridges of nicotine solutions and related products) fell within the scope of the Food and Drugs Act (Canada) (“Food and Drugs Act”). Vaping products with therapeutic or health-related claims are subject to the Food and Drugs Act and related regulations.
It is not presently clear what implications the enactment of the TVPA will have for Health Canada’s role in authorizing vaping products, or on the degree to which it will remain subject to the provisions of Food and Drugs Act. Until regulations are published and enacted pursuant to the TVPA, a significant degree of uncertainty will remain with respect to compliance landscape for vaping products.
On December 21, 2019, Health Canada issued a Regulatory Impact Analysis Statement titled “Vaping Products Promotion Regulations.” The Impact Analysis addressed two proposed new regulations that would place stricter limits on the advertising and promotion of nicotine vaping products and make health warnings on nicotine vaping products mandatory (the “Proposed Regulations”). The Proposed Regulations would: (1) prohibit the promotion of nicotine vaping products and nicotine vaping product-related brand elements by means of advertising that is done in a manner that can be seen or heard by youth, including the display of nicotine vaping products a points of sale where can be seen by youth; and (2) require that all nicotine vaping advertising convey a health warning about the health hazards of nicotine vaping product use.
In the wake of these proposed regulations and additional pressure in both the United States and Canada, JUUL Labs confirmed on January 14, 2020, that it had sent a letter to Canadian retailers outlining a plan to stop selling its mango, vanilla, fruit, and cucumber pods on a temporary basis while allowing retailers to sell remaining inventory. This hold continues. Greenlane expects that its sales will be adversely impacted by JUUL Lab’s decision regarding the sales of flavored JUUL products.
On July 1, 2020, Health Canada’s “Vaping Products Labeling and Packaging Regulations” (the “VPLPR”) came into effect; requiring (1) all vaping products containing nicotine to display a standardized nicotine concentration statement and health warning about the addictiveness of nicotine; (2) products containing nicotine to be packaged in child-resistant containers and display a toxicity warning and first aid treatment statement; and (3) the display of a list of ingredients contained in the vaping substances, regardless of nicotine content. On July 14, 2020, Health Canada issued a guidance document on vaping products titled, “Industry Guide to vaping products subject to the Canada Consumer Product Safety Act” (the “CCPA Guidance”). The CCPA Guidance provided clarity on requirements under the Canada Consumer Product Safety Act (“CCPSA”) for vaping products that are manufactured, imported, advertised, or sold in Canada. The CCPA Guidance provided clarity on the requirements of the VPLPR and the authority of the CCPSA to address safety issues posed by a vaping product not marketed for therapeutic use or by a cannabis accessory (such as a vaporizer represented to be used in the consumption of cannabis) not marketed for a therapeutic use.
In addition to federal regulations, several provinces, including Alberta, British Columbia, Nova Scotia, Ontario, Prince Edward Island (“PEI”), Quebec, and Saskatchewan, have passed regulations fully restricting or limiting the advertising and sales of certain types of nicotine vaping products. Notably, in Prince Edward Island, as of March 1, 2020, the minimum age for purchasing nicotine products increased to age 21, and on August 11, 2020, PEI adopted a regulation to ban the sale of all flavored vaping products, effective March 1, 2021. Other provinces continue to review the prospect of adopting new regulations addressing nicotine vaping products.
In addition to the federal level and provincial regulations noted above, on December 18, 2020, Health Canada proposed regulations that would lower the allowable nicotine concentration in nicotine products from 66mg/ml to 20 mg/ml, mirroring the cap in the European Union. Health Canada provided a 75-day public consultation on the proposed new regulations, which ends on March 4, 2021. In addition, Health Canada continues to consider new rules governing flavored vaping products, which could include restricting the use of flavor in nicotine products. The Council of Chief Medical Officers of Health has also issued a statement supporting federal action to create national consistency and provided recommendations for individual provinces and territories.

These developments, together with the passed and proposed federal and provincial regulations may have a material adverse effect on Greenlane’s business, results of operations, and financial condition.
Europe
Throughout Europe, several countries’ laws implementing the European Union Tobacco Products Directive (“TPD”) impose strict regulations on the approval, sale, and advertising of e-cigarettes. While Greenlane does not sell or market products that it believes fall within the definition of e-cigarettes in Europe, if vaporization products it sells are found to fall within the scope of laws implementing the TPD, it would be unable to continue selling those products in certain countries, which may have a material adverse effect on its business, results of operations, and financial condition.
Greenlane may be unable to identify or contract with new suppliers in the event of a disruption to its supply.
In the event of a disruption to Greenlane’s supply of products, it would have to identify new suppliers that can meet its needs. Such a disruption may occur for many reasons, including but not limited to the current COVID-19 pandemic. Only a limited number of suppliers may have the ability to produce certain products Greenlane sells at the volumes it needs, and it could be costly or time-consuming to locate and approve such alternative sources. Moreover, it may be difficult or costly to find suppliers to produce small volumes of products in the event Greenlane is looking only to supplement its current supply as suppliers may impose minimum order requirements. In addition, Greenlane may be unable to negotiate pricing or other terms with its existing or new suppliers as favorable as those it currently enjoys. Greenlane cannot guarantee that a failure to adequately replace or supplement its existing suppliers would not have a material adverse effect on its business, results of operations and financial condition.
Demand for the products Greenlane distributes could decrease if the trend of its suppliers selling products directly to consumers continues or accelerates.
Retailers and consumers of vaporization products and consumption accessories have historically purchased certain amounts of these products directly from suppliers. Recently, direct to consumer sales of vaporization products and consumption accessories have accelerated, consistent with broader sales trends. If Greenlane’s customers were to increase their purchases of products directly from suppliers, or if suppliers further increase their efforts to sell such products directly to consumers, Greenlane could experience a significant decrease in its business, results of operations and financial condition. These, or other developments that remove Greenlane from, or limit its role in, the distribution chain, may harm its competitive position in the marketplace and reduce its sales and earnings and adversely affect its business.
Greenlane is vulnerable to third-party transportation risks, including governmental laws and common carriers’ policies that prevent the shipment of the types of products it sells.
Greenlane depends on fast and efficient shipping services to distribute its products. Any prolonged disruption of these services may have a material adverse effect on Greenlane’s business, financial condition and results of operations. Rising costs associated with transportation services used by Greenlane to receive or deliver its products, including tariffs, as well as delays as a result of factors outside of its control, including the COVID-19 pandemic, may also have a material adverse effect on its business, financial condition and results of operations.
The Consolidated Appropriations Act, 2021, which was signed into law on December 27, 2020, contains provisions that prohibit the mailing of ENDS through the United States Postal Service (“USPS”) and place certain regulatory requirements on shipment of ENDS through other carriers. Certain private carriers, including UPS and FedEx, also have policies restricting or prohibiting the shipment of many vaporization products Greenlane sells. If a substantial volume of the products Greenlane carries cannot be shipped by the USPS or private carriers, or Greenlane must comply with burdensome policies and regulations, its shipping costs could increase materially and it could lose its ability to deliver products to customers in a timely and economical matter. Additionally, rising costs associated with transportation services used by Greenlane to receive or deliver its products (including tariffs) and prohibitions on the use of certain shipping services for specified products, may also have a material adverse effect on its business, financial condition and results of operations.

Greenlane does not have long-term agreements or guaranteed price or delivery arrangements with most of its suppliers. The loss of a significant supplier would require Greenlane to rely more heavily on its other existing suppliers or to develop relationships with new suppliers. Such a loss may have an adverse effect on Greenlane’s product offerings and its business.
While Greenlane has exclusive, and non-exclusive, long-term distribution agreements with certain of its suppliers, consistent with industry practice, it does not have guaranteed price or delivery arrangements with most of its suppliers. Greenlane generally makes its purchases through purchase orders. As a result, Greenlane has experienced and may in the future experience inventory shortages or price increases on certain products. Furthermore, Greenlane’s industry occasionally experiences significant product supply shortages, and Greenlane sometimes may experience customer order backlogs due to the inability of certain suppliers to make available to it certain products as needed. Greenlane cannot provide assurances that suppliers will maintain an adequate inventory of products to fulfill its orders on a timely basis, or at all, or that it will be able to obtain particular products on favorable terms, or at all. Additionally, Greenlane cannot provide assurances that product lines currently offered by suppliers will continue to be available to it. A decline in the supply or continued availability of the products of Greenlane’s suppliers, or a significant increase in the price of those products, could reduce Greenlane’s sales and negatively affect its operating results.
In addition, some of Greenlane’s suppliers have the ability to terminate their relationships with it at any time, or to decide to sell, or increase their sales of, their products through other resellers or channels. Although Greenlane believes there are numerous suppliers with the capacity to supply the products distributes, the loss of one or more of its major suppliers could have an adverse effect on its product offerings and its business. Such a loss would require Greenlane to rely more heavily on its other existing suppliers, develop relationships with new suppliers or undertake its own manufacturing, which may cause it to pay higher prices for products due to, among other things, a loss of volume discount benefits currently obtained from Greenlane’s major suppliers. Any termination, interruption or adverse modification of Greenlane’s relationship with a key supplier or a significant number of other suppliers would likely adversely affect its operating income, cash flow and future prospects.
If Greenlane fails to maintain proper inventory levels, its business could be harmed.
Greenlane purchases key products from suppliers prior to the time it receives purchase orders from customers. Greenlane does this to minimize purchasing costs, the time necessary to fill customer orders, and the risk of non-delivery. However, Greenlane may be unable to sell the products it has purchased in advance. Inventory levels in excess of customer demand may result in inventory write-downs, and the sale of excess inventory at discounted prices could significantly impair Greenlane’s brand image and have a material adverse effect on its business, results of operations and financial condition. Conversely, if Greenlane underestimates demand for its products or if it fails to acquire the products that it requires at the time it needs them, it may experience inventory shortages. Inventory shortages might delay shipments to customers, reduce revenue, negatively impact customer relationships and diminish brand loyalty, which in turn could have a material adverse effect on Greenlane’s business, results of operations and financial condition.
Certain of Greenlane’s suppliers may provide it with incentives and other assistance that reduce its operating costs, and any decline in these incentives and other assistance could materially harm its operating results.
Certain of Greenlane’s suppliers, including PAX Labs and Storz & Bickel, provide it with trade credit or substantial incentives in the form of discounts, credits and cooperative advertising, among other benefits. Greenlane has agreements with many of its suppliers under which they provide it, or they have otherwise consistently provided it, with market price discounts to subsidize portions of its advertising, marketing and distribution costs based upon the amount of coverage it gives to their respective products in its catalogs or other advertising and marketing mediums. Any termination or interruption of Greenlane’s relationships with one or more of these suppliers, or modification of the terms or discontinuance of its agreements or arrangements with these suppliers, could adversely affect Greenlane’s operating income and cash flow. For example, the incentives Greenlane may receive from a particular supplier may be impacted by a number of events outside of its control, including acquisitions, divestitures, management changes or economic pressures affecting such supplier, any of which could materially affect or eliminate the incentives Greenlane receives from such supplier.

Greenlane’s success is dependent in part upon its ability to distribute popular products from new suppliers, as well as the ability of its existing suppliers to develop and market products that meet changes in market demand or regulatory requirements.
Many of the products Greenlane sells are generally subject to rapid changes in marketplace demand and regulatory requirements. For example, recent laws and regulations have prohibited the sale of certain types of ENDS products that Greenlane previously sold. Greenlane’s success is dependent, in part, upon the ability of its suppliers to develop and market products that meet these changes. Greenlane’s success is also dependent on its ability to develop relationships with and sell products from new suppliers that address these changes in market demand or regulatory requirements. To the extent products that address recent changes are not available to Greenlane, or are not available to it in sufficient quantities or on acceptable terms, it could encounter increased competition, which would likely adversely affect its business, results of operations and financial condition.
Greenlane may not be able to maintain existing supplier relationships or exclusive distributor status with its suppliers, which may affect its ability to offer a broad selection of products at competitive prices and negatively impact its results of operations.
Greenlane may purchase products for resale both directly from manufacturers and, on occasion, from other sources, all of whom it considers its suppliers. Greenlane may maintain certain exclusive relationships with several of its suppliers, which could provide it with exclusive rights to distribute their products in certain geographic areas or sales channels, preferred pricing, training, support, preferred access and other significant benefits. In some cases, suppliers may require Greenlane to meet certain minimum standards in order to retain these qualifications and its exclusive distributor status, and in some instances, it may fail to achieve those minimum standards. If Greenlane does not maintain its existing relationships or exclusive distributor status, or if it fails to build new relationships with suppliers on acceptable terms, including its exclusive distribution rights, favorable pricing, manufacturer incentives or reseller qualifications, it may not be able to offer a broad selection of products or continue to offer products from these suppliers at competitive prices, or at all. From time to time, suppliers may be acquired by other companies, terminate Greenlane’s right to sell some or all of their products, modify or terminate its exclusive distributor or qualification status, change the applicable terms and conditions of sale or reduce or discontinue the incentives or supplier consideration that they offer it. Any termination or reduction of Greenlane’s exclusive distributor status with any of its major suppliers, or its failure to build new supplier relationships, could have a negative impact on its operating results. Further, some products may be subject to allocation by the supplier, which could limit the number of units of those products that are available to Greenlane and may adversely affect its operating results.
Greenlane does not have long-term contracts with most of its customers. The agreements that Greenlane does have generally do not commit its customers to any minimum purchase volume. The loss of a significant customer may have a material adverse effect on Greenlane.
Greenlane’s customers generally place orders on an as-needed basis. Consistent with industry practice, Greenlane does not have long-term contracts with most of its customers, other than certain retail chains in Canada and certain state-licensed cannabis businesses in the United States. In addition, Greenlane’s agreements generally do not commit its customers to any minimum purchase volume. Accordingly, Greenlane is exposed to risks from potential adverse financial conditions in the vaporization products and consumption accessories industry, a potentially shifting legal landscape, the general economy, a competitive landscape, a changing technological landscape or changing customer needs or any other change that may affect the demand for its products. Greenlane cannot assure you that its customers will continue to place orders with it in similar volumes, on the same terms, or at all. Greenlane’s customers may terminate their relationships with it or reduce their purchasing volume at any time. Greenlane’s ten largest customers, in the aggregate, represented approximately 9.8% and 17.3% of its net sales for the years ended December 31, 2020 and 2019, respectively. The loss of a significant number of customers, or a substantial decrease in a significant customer’s orders, may have an adverse effect on Greenlane’s revenue.

Changes in Greenlane’s customer, product or competition mix could cause its product margin and results of operations to fluctuate.
From time to time, Greenlane may experience changes in its customer mix, its product mix or its competition mix. Changes in Greenlane customer mix may result from geographic expansion or contractions, legislative, regulatory or enforcement priority changes affecting the products it distributes, selling activities within current geographic markets and targeted selling activities to new customer sectors. Changes in Greenlane’s product mix may result from marketing activities to existing customers, the needs of existing and prospective customers and from regulatory and legislative changes. Changes in Greenlane’s competition mix may result from well-financed competitors entering into its business segment or existing competitors growing their operations. If customer demand for lower-margin products increases and demand for higher-margin products decreases, Greenlane’s business, results of operations and financial condition may suffer.
Because a majority of Greenlane’s revenues are derived from sales to consumers indirectly through third-party retailers who operate traditional brick-and-mortar locations, the shift of sales to more online retail business could harm its market share and its revenues in certain sectors.
Greenlane’s B2B model includes selling its products through third-party retailers. These third-party retailers operate physical brick-and-mortar locations to sell Greenlane’s product to consumers. The current shift in purchasing demographics due to many factors, including the COVID-19 pandemic and the changing preferences of consumers who are moving from in-store purchases to online purchases creates the additional risks of Greenlane’s current revenue streams being impacted negatively and an overall decrease of market share.
Further, laws in some jurisdictions in which Greenlane operates could make collection of receivables difficult, time consuming or expensive. Greenlane generally does not require collateral in support of its trade receivables. While Greenlane maintains reserves for expected credit losses, it cannot assure these reserves will be sufficient to meet write-offs of uncollectible receivables or that its losses from such receivables will be consistent with its historical performance. Significant write-offs may affect Greenlane’s business, results of operations and financial condition. As Greenlane begins selling its products indirectly through large retailers, customer credit risks will expand.
Greenlane’s ability to distribute certain licensed brands and to use or license certain trademarks may be terminated or not renewed.
Greenlane is reliant upon brand recognition in the markets in which it competes, as the industry is characterized by a high degree of brand loyalty and a reluctance of consumers to switch to substitute or unrecognizable brands. Some of the brands Greenlane distributes and the trademarks under which its products are sold are licensed for a fixed period of time with regard to specified markets.
In the event that the licenses to use the brand names and trademarks for the products Greenlane distributes are terminated or are not renewed after the end of the term, there is no guarantee Greenlane or its suppliers will be able to find suitable replacement brands or trademarks, or that if a replacement is found, that it will be on favorable terms. Any loss in brand-name appeal to Greenlane’s existing customers as a result of the lapse or termination of its licenses or the licenses of its suppliers could have a material adverse effect on its business, results of operations and financial condition.
Greenlane may not be successful in maintaining the consumer brand recognition and loyalty of its products.
Greenlane competes in a market that relies on innovation and the ability to react to evolving consumer preferences. The vaporization products and consumption accessories industry, as well as the nicotine industries, are subject to changing consumer trends, demands and preferences. Therefore, products once favored may, over time, become disfavored by consumers or no longer perceived as the best option. Consumers in the vaporizer market have demonstrated a degree of brand loyalty, but suppliers must continue to adapt their products in order to maintain their status among customers as the market evolves. Greenlane’s continued success depends in part on its ability and its supplier’s ability to continue to differentiate the brand names it represents, owns or licenses and maintain similarly high levels of recognition with target consumers. Trends within the vaporization products and consumption accessories industry change often and Greenlane’s failure to anticipate, identify or react to changes in these trends could, among other things, lead to reduced demand for its products. Factors that have previously and may continue to affect consumer perception of Greenlane’s products include health trends and attention to health concerns associated with tobacco, nicotine, herbs, cannabis or other materials used with vaporizers, price-sensitivity in the presence of competitors’ products or substitute products and trends in favor of new vaporization products or technology consumption accessories products that are currently being researched and produced by participants in its industry. For example, in recent years, there has been a shift in consumer purchases from vaporizers designed for dry herbs to those designed for liquids or wax type concentrates. A failure to react to similar trends in the future could enable Greenlane’s competitors to grow or establish their brands’ market share in these categories before it has a chance to respond.
Regulations have recently been and are likely to continue to be enacted in the future that would make it more difficult to appeal to consumers or to leverage the brands that Greenlane distributes, owns or licenses. Furthermore, even if Greenlane is able to continue to distinguish its products, there can be no assurance that the sales, marketing and distribution efforts of its competitors will not be successful in persuading consumers of its products to switch to their products. Some of Greenlane’s competitors have greater access to resources than it does, which better positions them to conduct market research in relation to branding strategies or costly marketing campaigns. Any loss of consumer brand loyalty to Greenlane’s products or in its ability to effectively brand its products in a recognizable way will have a material effect on its ability to continue to sell its products and maintain its market share, which could have a material adverse effect on its business, results of operations and financial condition.
Greenlane may not be able to establish sustainable relationships with large retailers or regional or national chains.
In connection with efforts to enter new sales channels, including large retailers and chains, Greenlane may have to pay slotting fees based on the number of stores in which its products will be carried. Greenlane may not be able to develop these relationships or continue to maintain relationships with large retailers or national chains. Greenlane’s inability to develop and sustain relationships with large retailers and chains may impede its ability to develop brand and product recognition and increase sales volume and, ultimately, require it to rely on local and more fragmented sales channels, which may have a material adverse effect on its business, results of operations and financial condition. In addition, if Greenlane is unable to develop or maintain relationships with large retailers and national chains and such large retailers or chains take market share from the smaller local and more fragmented sales channels, its business, results of operations and financial condition will be adversely impacted.
New products face intense media attention and public pressure.
Greenlane’s vaporizers and other products are new to the marketplace. Since their introduction, certain members of the media, politicians, government regulators and advocacy groups, including independent doctors, have called for and driven the adoption of stringent regulation of the sale of certain products and in some cases, an outright ban of such products pending increased regulatory review and a further demonstration of safety. For example, local and state governments have banned certain types of vaporization products, such as those containing flavored liquid nicotine and flavored hemp-derived CBD. Additional bans of this type would likely have the effect of terminating Greenlane’s sales and marketing efforts of certain products in jurisdictions in which it may market or have plans to market such products. Such bans would also likely cause public confusion as to which products are the subject of bans, which confusion could also have a material adverse effect on Greenlane’s business, results of operations and financial condition.
Greenlane’s success depends, in part, on the quality and safety of its products, as well as the perception of quality and safety in the vaporization products and consumption accessories industry generally.
Greenlane’s success depends, in part, on the quality and safety of the products it sells, including manufacturing issues, health concerns about the substances consumed using the products it sells, and unforeseen product misuse. Even a single incident of product defect or misuse, whether relating to products sold by Greenlane or just to its industry generally, could result in significant harm to its reputation. For example, incidents of EVALI have, by some metrics, negatively impacted demand for vaporizers. If any of

Greenlane’s products are found to be, or are perceived to be, defective or unsafe, or if they otherwise fail to meet its customers’ standards, its relationship with its customers could suffer, its reputation or the appeal of its brands could be diminished, and it could lose market share and/or become subject to liability claims, any of which could result in a material adverse effect on its business, results of operations and financial condition.
Damage to Greenlane’s reputation, or that of any of its key suppliers or their brands, could affect its business performance.
The success of Greenlane’s business depends in part upon the positive image that consumers have of the third-party brands it distributes. Incidents, publicity or events arising accidentally or through deliberate third-party action that harms the integrity or consumer support of Greenlane’s products could affect the demand for its products. Unfavorable media, whether accurate or not, related to Greenlane’s industry, to it, to its customers, or to the products it sells could negatively affect its corporate reputation, stock price, ability to attract high-quality talent, or the performance of its business. For example, JUUL Labs has been the subject of significant negative publicity. Additional negative publicity or commentary on social media outlets also could cause consumers to react rapidly by avoiding Greenlane’s products and brands or by choosing brands offered by its competitors, which could have a material adverse effect on Greenlane’s business, results of operations and financial condition.
Greenlane is subject to substantial and increasing regulation regarding the tobacco industry.
The tobacco industry, of which some of Greenlane’s vaporizer products are deemed to be a part, has been under public scrutiny for many years. Industry critics include special interest groups, and many legislators and regulators at the state, federal and provincial levels. A wide variety of federal, state or provincial and local laws limit the advertising, sale and use of tobacco and these laws have proliferated in recent years. Together with changing public attitudes towards tobacco and nicotine consumption, the constant expansion of regulations has been a major cause of the overall decline in the consumption of tobacco products since the early 1970s. These regulations relate to, among other things, the importation of tobacco products and shipping throughout the North American market, increases in the minimum age to purchase tobacco products, imposition of taxes, sampling and advertising bans or restrictions, flavor bans or restrictions, ingredient and constituent disclosure requirements and media campaigns and restrictions on where tobacco can be consumed. Additional restrictions may be legislatively imposed or agreed to in the future. These limitations may make it difficult for Greenlane to maintain the sales levels of its regulated vaporizer products.
Moreover, the current trend is toward increasing regulation of the tobacco industry, which is likely to differ between the various U.S. states and Canadian provinces in which Greenlane conducts business. The continued promulgation of extensive and inconsistent regulation by multiple states or provinces and at different governmental levels could prove to be particularly disruptive to Greenlane’s business as well, as it may be unable to accommodate such regulations in a cost-effective manner that will allow it to continue to compete in an economically-viable way. Tobacco regulations are often introduced without the tobacco industry’s input and have been a significant reason behind reduced sales volumes and increased illicit trade in the tobacco industry. Such regulations also may impact Greenlane’s sales volumes to the extent they apply to the vaporizer products it sells.
On June 22, 2009, the Family Smoking Prevention and Tobacco Control Act (the “Tobacco Control Act”) amended the FFDCA to authorize the FDA to regulate the tobacco industry and amended the Federal Cigarette Labeling and Advertising Act, which governs how cigarettes can be advertised and marketed. In addition to the FDA, Greenlane is subject to regulation by numerous other federal agencies, including the Federal Trade Commission, the Alcohol and Tobacco Tax and Trade Bureau, the Federal Communications Commission, the U.S. Environmental Protection Agency, the U.S. Department of Agriculture, U.S. Customs and Border Protection and the U.S. Center for Disease Control and Prevention’s Office on Smoking and Health. There have also been adverse legislative and political decisions and other unfavorable developments concerning cigarette smoking and the tobacco industry, which have received widespread public attention. There can be no assurance as to the ultimate content, timing or effect of any regulation of tobacco or nicotine products by governmental bodies, nor can there be any assurance that potential corresponding declines in demand resulting from negative media attention would not have a material adverse effect on Greenlane’s business, results of operations and financial condition.

Some of the products Greenlane sells contain nicotine, which is considered to be a highly-addictive substance, or other chemicals that some jurisdictions have determined to cause cancer and birth defects or other reproductive harm.
Some of Greenlane’s products, like the JUUL nicotine vaporizers, contain nicotine, a chemical that is considered to be highly addictive. The Tobacco Control Act empowers the FDA to regulate the amount of nicotine found in tobacco products (including vaporizers), but not to require the reduction of nicotine yields of a tobacco product to zero; similar legislation in Canada empowers the Canadian government and provincial governments to limit the amount of nicotine in tobacco and vaporizer products. . In addition, the State of California has determined that some chemicals found in certain vaporizers, as well as materials frequently consumed by using vaporizers (such as cannabis), cause cancer and birth defects or other reproductive harm. New federal, state or provincial regulations, whether of nicotine levels or other product attributes, may require Greenlane to recall and/or discontinue certain of the products it sells, which may have a material adverse effect on its ability to market its products and have a material adverse effect on its business, results of operations and financial condition.
Significant increases in state and local regulation of Greenlane’s vaporizer products have been proposed and enacted, and are likely to continue to be proposed and enacted in numerous jurisdictions.
As discussed in the section entitled “Information About Greenlane — Description of the Business” beginning on page 259 of this joint proxy statement/prospectus, there has been increasing activity on the state, provincial and local levels with respect to scrutiny of vaporizer products. State and local governmental bodies across the United States have indicated that vaporization products and certain other consumption accessories may become subject to new laws and regulations at the state and local levels. For example, in January 2015, the California Department of Health declared electronic cigarettes and certain other vaporizer products a health threat that should be strictly regulated like tobacco products. Further, many states and cities have enacted regulations that require retailers to obtain a tobacco retail license in order to sell electronic cigarettes and vaporizer products. Many states, provinces and some cities have passed laws restricting the sale of electronic cigarettes and certain other vaporizer products. If one or more states or provinces from which Greenlane generates or anticipates generating significant sales of vaporizer products bring actions that prevent it from selling certain or all of its vaporizer products, it would be required to cease sales and distribution of certain products to those states, which could have a material adverse effect on its business, results of operations and financial condition. Additionally, if one or more states or provinces from which Greenlane generates or anticipates generating significant sales of vaporizer products bring actions that require it to obtain certain licenses, approvals or permits, and if it is not able to obtain the necessary licenses, approvals or permits for financial reasons or otherwise and/or any such license, approval or permit is determined to be overly burdensome to it, then it may be required to cease sales and distribution of its products to those states, which could have a material adverse effect on its business, results of operations and financial condition.
Certain states, provinces and cities have already restricted the use of electronic cigarettes and vaporizer products in smoke-free venues. Additional city, state, provincial or federal regulators, municipalities, local governments and private industry may enact rules and regulations restricting the use of electronic cigarettes and vaporizer products in those same places where cigarettes cannot be smoked. Because of these restrictions, Greenlane’s customers may reduce or otherwise cease using its vaporization products or certain other consumption accessories, which could have a material adverse effect its business, results of operations and financial condition.
Certain provinces of Canada have passed or propose to pass legislation which will restrict the extent to which e-cigarettes, e-liquid and other vaping products may be displayed or sold. Additionally, Canadian laws require health warnings to be placed on certain vaporizer products, which could reduce the appeal of these products. These regulations and future regulations could have a material adverse effect on Greenlane’s business, results of operations and financial condition.
Based on regulations surrounding health-related concerns related to the use of some of Greenlane’s vaporizer products, especially e-cigarettes and those used for tobacco and nicotine intake, possible new or increased taxes by government entities intended to reduce use of its products or to raise revenue, additional governmental regulations concerning the marketing, labeling, packaging or sale of some of its products, negative publicity resulting from actual or threatened legal actions against it or other companies in its industry, all may reduce demand for, or increase the cost of, certain of its products, which could adversely affect its profitability and ultimate success.
Public health epidemics, pandemics or outbreaks, including the recent COVID-19 pandemic, could materially and adversely affect Greenlane’s business.
Public health epidemics, pandemics or outbreaks, and the resulting business or economic disruptions resulting therefrom, could adversely impact Greenlane’s business as well as its ability to raise capital. In December 2019, COVID-19 was identified in Wuhan, China. The virus has been declared a pandemic by the World Health Organization. The impact of this pandemic has been and will likely continue to be extensive in many aspects of society, which has resulted in and will likely continue to result in significant disruptions to the global economy, as well as businesses and capital markets around the world. The extent to which COVID-19 impacts Greenlane’s business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration, spread and intensity of the pandemic, the timing and effectiveness of vaccines and other treatments, possible resurgences in COVID-19 cases, and the duration of government measures to mitigate the pandemic, all of which are uncertain and difficult to predict. COVID-19 has and will likely continue to result in social, economic and labor instability in the countries in which Greenlane or the third parties with whom it engages operate. While Greenlane cannot presently predict the scope and severity of any potential business shutdowns or disruptions, if it or any of the third parties with whom it engages, including the suppliers, manufacturers and other third parties in its global supply chain, were to experience shutdowns or other significant business disruptions, its ability to conduct its business in the manner presently planned could be materially and negatively impacted. For example, Greenlane’s Higher Standards stores in California and New York were closed for several months in 2020 as a result of COVID-19.
The COVID-19 pandemic has also caused, and is likely to continue to cause, severe economic, market and other disruptions worldwide. Greenlane cannot assure you that conditions in the bank lending, capital and other financial markets will not deteriorate as a result of the pandemic, or that its access to capital and other sources of funding will not become constrained, which could adversely affect the availability and terms of future borrowings, renewals or refinancings.
Adverse U.S., Canadian and global economic conditions could materially and adversely Greenlane’s business, prospects, results of operations, financial condition or cash flows.
Greenlane’s business and operations are sensitive to global economic conditions. These conditions include interest rates, energy costs, inflation, international trade relationships, recession, fluctuations in debt and equity capital markets and the general condition of the U.S., Canadian and global economy. A material decline in the economic conditions affecting consumers, such as the recent downturn in the global economy due to COVID-19, which cause a reduction in disposable income for the average consumer, may change consumption patterns, and may result in a reduction in spending on vaporization products and consumption accessories or a switch to cheaper products or products obtained through illicit channels. Vaporizer, e-cigarette and e-liquid products are relatively new to the market and may be regarded by consumers as a novelty item and expendable. As such, demand for Greenlane’s vaporizer products may be particularly sensitive to economic conditions such as inflation, recession, high energy costs, unemployment, changes in interest rates and money supply, changes in the political environment and other factors beyond its control, any combination of which could result in a material adverse effect on its business, results of operations and financial condition.
Greenlane’s business depends partly on continued purchases by businesses and individuals selling or using cannabis pursuant to state laws in the United States or Canadian and provincial laws.
Because some of Greenlane’s B2C customers use some of the items that it sells to consume cannabis and some of its B2B customers operate in the legal national and state cannabis industry, Greenlane’s business depends partly on federal, state, provincial and local laws, regulations, guidelines and enforcement pertaining to cannabis. In both the United States and Canada, those factors are in flux.

United States
Currently, in the United States, 38 states and the District of Columbia permit some form of cannabis cultivation, sales, and use for certain medical purposes (“medical states”). Fifteen of those states and the District of Columbia have also legalized cannabis for adults for non-medical purposes (sometimes referred to as recreational use). Several medical states may extend legalization to adult use.
States’ cannabis programs have proliferated and grown even though the cultivation, sale and possession of cannabis is considered illegal under U.S. federal law. Under the CSA, cannabis is a Schedule I drug, meaning that the Drug Enforcement Administration recognizes no accepted medical use for cannabis, and the substance is considered illegal under federal law.
In an effort to provide guidance to U.S. Attorneys’ offices regarding the enforcement priorities associated with cannabis in the United States, the U.S. Department of Justice (the “DOJ”) has issued a series of memoranda detailing its suggested enforcement approach. During the administration of former President Obama, each memorandum acknowledged the DOJ’s authority to enforce the CSA in the face of state laws, but noted that the DOJ was more committed to using its limited investigative and prosecutorial resources to address the most significant threats associated with cannabis in the most effective, consistent, and rational way.
On August 29, 2013, the DOJ issued what came to be called the “Cole Memorandum,” which gave U.S. Attorneys the discretion not to prosecute federal cannabis cases that were otherwise compliant with applicable state law that had legalized medical or adult-use cannabis and that have implemented strong regulatory systems to control the cultivation, production, and distribution of cannabis. The eight federal priorities were preventing:
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The distribution of cannabis to minors;

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Revenue from the sale of cannabis from going to criminal enterprises, gangs, and cartels;

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The diversion of cannabis from states where it is legal under state law in some form to other states;

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State-authorized cannabis activities from being used as a cover or pretext for the trafficking of other illegal drugs or other illegal activity;

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Violence and the use of firearms in the cultivation and distribution of cannabis;

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Drugged driving and exacerbation of other adverse public health consequences associated with cannabis use;

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Growing cannabis on public lands and the attendant public safety and environmental dangers posed by cannabis production on public lands; and

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Cannabis possession or use on federal property.

Accordingly, the Cole Memorandum provided lawful cannabis-related enterprises a tacit federal go-ahead in states with legal cannabis programs, provided that the state had adopted and was enforcing strict regulations and oversight of the medical or adult-use cannabis program in accordance with the specific directives of the Cole Memorandum.
On January 4, 2018, Attorney General Jeff Sessions issued a memorandum that rescinded previous DOJ guidance on the state legal cannabis industry, including the Cole Memorandum. Attorney General Sessions wrote that the previous guidance on cannabis law enforcement was unnecessary, given the well-established principles governing federal prosecution that are already in place. As a result, federal prosecutors could and still can use their prosecutorial discretion to decide whether to prosecute even state-legal cannabis activities.
Since the Cole Memorandum was rescinded, however, U.S. Attorneys have refrained from prosecuting state law compliant marijuana businesses. Current Attorney General Merrick Garland during his confirmation hearings expressed that “It does not seem to me useful the use of limited resources that we have to be pursuing prosecutions in states that have legalized and are regulating the use of marijuana, either medically or otherwise.”

Since December 2014, companies that are strictly complying with state medical cannabis laws have been protected against enforcement for that activity by an amendment (originally called the Rohrabacher-Blumenauer Amendment, now called the Joyce Amendment) to the Omnibus Spending Bill, which prevents federal prosecutors from using federal funds to impede the implementation of medical cannabis laws enacted at the state level. Federal courts have interpreted the provision to bar the DOJ from prosecuting any person or entity in strict compliance with state medical cannabis laws.
While the protection of the Joyce Amendment prevents prosecutions of state law compliant medical cannabis activities, it does not make cannabis legal. The protection of the Joyce Amendment depends on its continued inclusion in the federal omnibus spending bill, or in some other legislation, and entities’ strict compliance with the state medical cannabis laws. That protection has been extended through September 30, 2021 through recent appropriations bill. While industry observers expect Congress to extend the protection in future Omnibus Spending Bills, there can be no assurance that it will do so.
Although several cannabis law reform bills are pending in the U.S. Congress, passage of any of them and ultimately the President’s support and approval remain uncertain. Unless and until the U.S. Government changes the law with respect to cannabis, and particularly if Congress does not extend the protection of state medical cannabis programs, there is a risk that federal authorities could enforce current federal cannabis law. An increase in federal enforcement against companies licensed under state cannabis laws would negatively impact the state cannabis industries and, in turn, Greenlane’s revenues, profits, financial condition, and business model.
Canada
On April 13, 2017, the Government of Canada introduced Bill C-45, which proposed the enactment of the Cannabis Act to legalize and regulate access to cannabis. The Cannabis Act proposed a strict legal framework for controlling the production, distribution, sale and possession of medical and recreational adult-use cannabis in Canada. On June 21, 2018, the Government of Canada announced that Bill C-45, received Royal Assent. On July 11, 2018, the Government of Canada published the Cannabis Regulations under the Cannabis Act. The Cannabis Regulations provide more detail on the medical and recreational regulatory regimes for cannabis, including regarding licensing, physical security requirements, product practices, outdoor growing, security, packaging and labelling (including for cannabis accessories), cannabis-containing drugs, document retention requirements, reporting and disclosure requirements, the new access to cannabis for medical purposes regime and industrial hemp. The majority of the Cannabis Act and the Cannabis Regulations came into force on October 17, 2018; additional Cannabis Regulations took effect on October 17, 2017.
While the Cannabis Act provides for the regulation by the federal government of, among other things, the commercial cultivation and processing of cannabis for recreational purposes, it provides the provinces and territories of Canada with the authority to regulate with respect to the other aspects of recreational cannabis, such as distribution, sale, minimum age requirements, places where cannabis can be consumed, and a range of other matters.
The governments of every Canadian province and territory have implemented regulatory regimes for the distribution and sale of cannabis for recreational purposes. In most provinces and territories, the minimum age is 19 years old, except for Québec and Alberta, where the minimum age is 18. Certain provinces, such as Ontario, have legislation in place that restricts the packaging of vapor products and the manner in which vapor products are displayed or promoted in stores.
The Cannabis Act is a relatively new regime that has no close precedent in Canadian law. The effect of relevant governmental authorities’ administration, application and enforcement of their respective regulatory regimes and delays in obtaining, or failure to obtain, applicable regulatory approvals which may be required may significantly delay or impact the development of markets, products and sales initiatives and could have a material adverse effect on Greenlane’s business, financial condition and results of operations.
The federal and state regulatory landscape regarding products containing hemp-derived CBD and other cannabinoids is uncertain and evolving, and new or changing laws or regulations relating to hemp and hemp-derived products could have a material adverse effect on Greenlane’s business, financial condition and results of operations.
In December 2018, the U.S. government changed the legal status of hemp and its derivatives, including hemp-derived CBD and other cannabinoids. The 2018 Farm Bill, which was signed into law by President

Trump on December 20, 2018 (Pub.L. 115-334), established a new framework for the regulation of hemp production (defined in the Farm Bill as Cannabis sativa L. with a THC concentration of not more than 0.3 percent on a dry weight basis) and extracts of hemp, including CBD. The law also removed hemp and extracts of hemp from the federal controlled substances schedules. The section of the Farm Bill establishing a framework for hemp production, however, makes clear explicitly that it does not affect or modify the United States Federal Food, Drug, and Cosmetic Act (the “FDCA”), section 351 of the Public Health Service Act (addressing the regulation of biological products), the authority of the Commissioner of the FDA under those laws, or the Commissioner’s authority to regulate hemp production and sale under those laws.
Since passage of the Farm Bill, the FDA has expressed multiple times its position that any cannabis product, whether derived from hemp or otherwise, marketed with a disease claim (e.g., a claim of therapeutic benefit or disease prevention) must be approved by the FDA for its intended use through one of the drug approval pathways prior to it being introduced into interstate commerce. The FDA has also repeatedly stated its position that introducing food or dietary supplements with added CBD (or THC), regardless of source, into interstate commerce is illegal under the FDCA. Although enforcement under the FDCA may be civil or criminal in nature, the FDA has thus far limited its recent enforcement against companies selling CBD products to warning letters alleging various violations of the FDCA, including that the products bear claims that render the products unapproved and misbranded new drugs, that CBD is excluded from the FDCA’s definition of “dietary supplement,” and that the FDCA prohibits the addition of CBD to food. The FDA also tested some of the products, and found that many did not contain the levels of CBD they claimed to contain, which could be the basis for a separate violation of the FDCA. In addition, some states have taken actions to restrict or prohibit the sale of CBD products under state law. The FDA has signaled that it will likely issue further guidance and/or issue regulations concerning CBD products, although the contents and timing of such guidance and regulations remain unknown.
Greenlane distributed products containing hemp-derived CBD and other cannabinoids. Although the Farm Bill removed hemp and its derivatives from the definition of “marijuana” under the CSA, uncertainties remain regarding the cultivation, sourcing, production and distribution of hemp and products containing hemp derivatives. Certain states prohibit the sale of all or certain types of products containing hemp. The laws and regulations of states that permit the sale of products containing hemp derivatives, such as CBD, impose various requirements, including requirements to obtain certain permits or licenses, related to the marketing, packaging, safety, and sale of products containing hemp derivatives. These laws and regulations are rapidly developing. Greenlane may have to quickly adapt its operations to comply with forthcoming and rapidly-shifting federal and state regulations. These regulations could require significant changes to Greenlane’s business, plans or operations concerning hemp-derived products, and could adversely affect its business, financial condition or results of operations. Additionally, while Greenlane believes its current operations with respect to hemp derived products such as CBD comply with existing federal and state laws relating to hemp and hemp-derived products in all material respects, legal proceedings alleging violations of such laws could have a material adverse effect on its business, financial condition and results of operations.
Greenlane is subject to legislative uncertainty that could slow or halt the legalization and use of cannabis, which could negatively affect its business.
Continued development of the cannabis industry is dependent upon continued legislative authorization of cannabis at the state level, as well as the U.S. government’s continued non-enforcement of federal cannabis laws against state-law-compliant cannabis businesses. Any number of factors could slow or halt progress in this area. Further, progress, while generally expected, is not assured. Well-funded interests, including businesses in the tobacco, alcohol beverage and the pharmaceutical industries, may have a strong economic opposition to the continued legalization of cannabis. The pharmaceutical industry, for example, is well funded with a strong and experienced lobby that eclipses the funding of the cannabis movement. Any inroads legalization opponents could make in halting the impending cannabis industry could have a detrimental impact on Greenlane’s business. While there may be ample public support for legislative action, numerous factors impact the legislative process. Any one of those factors could slow or halt the continued legalization and use of cannabis, which would negatively impact Greenlane’s business.

While Greenlane believes that its business and sales do not violate the Federal Paraphernalia Law, legal proceedings alleging violations of such law or changes in such law or interpretations thereof could materially and adversely affect its business, financial condition or results of operations.
Under U.S. Code Title 21 Section 863 (the “Federal Paraphernalia Law”), the term “drug paraphernalia” means “any equipment, product or material of any kind which is primarily intended or designed for use in manufacturing, compounding, converting, concealing, producing, processing, preparing, injecting, ingesting, inhaling, or otherwise introducing into the human body a controlled substance.” That law exempts “(1) any person authorized by local, State, or Federal law to manufacture, possess, or distribute such items” and “(2) any item that, in the normal lawful course of business, is imported, exported, transported, or sold through the mail or by any other means, and traditionally intended for use with tobacco products, including any pipe, paper, or accessory.” Any nonexempt drug paraphernalia offered or sold by any person in violation of the Federal Paraphernalia Law can be subject to seizure and forfeiture upon the conviction of such person for such violation, and a convicted person can be subject to fines under the Federal Paraphernalia Law and even imprisonment.
Greenlane believes its sales do not violate the Federal Paraphernalia Law in any material respect. First, Greenlane understands that a substantial majority of the products it offers and sells are not primarily intended or designed for any purpose not permitted by the Federal Paraphernalia Law. Indeed, most of the manufacturers whose products Greenlane sells disclaim that the products are for use with cannabis. Second, Greenlane restricts the sale of certain products — those that may have been primarily intended or designed for use with cannabis — to comply with the Federal Paraphernalia Law’s exemption for sales authorized by state law. In particular, Greenlane (a) does not sell those products at all into the six states that have maintained complete or near complete cannabis prohibition and (b) limits the sale of those products to licensed cannabis businesses, such as dispensaries, cultivators, and manufacturers, in the nine states that authorize sales of cannabis paraphernalia only through state-licensed cannabis businesses. Third, Greenlane has been in business for many years without facing even threatened legal action under the Federal Paraphernalia Law.
While Greenlane believes that its business and sales are legally compliant with the Federal Paraphernalia Law in all material respects, any legal action commenced against it under such law could result in substantial costs and could have an adverse impact on its business, financial condition or results of operations. In addition, changes in cannabis laws or interpretations of such laws are difficult to predict, and could materially and adversely affect Greenlane’s business.
Officials of the U.S. Customs and Border Protection agency (“CBP”) have broad discretion regarding products imported into the United States, and the CBP has on occasion seized imported products on the basis that such products violate the Federal Paraphernalia Law. While Greenlane believes the products that it imports do not violate such law, any such seizure of the products it sells could have a material adverse effect on its business operations or its results of operations.
Officials of the CBP have broad discretion regarding products imported into the United States. Individual shipments of imported products Greenlane distributes, as well as similar products, have been detained or seized by the CBP for a variety of reasons, including because the CBP officials inspecting the goods believed such goods were marketed as drug paraphernalia and therefore violated the Federal Paraphernalia Law. Although suppliers or distributors of such products have at times successfully contested such actions of the CBP, such challenges are costly and time consuming. While Greenlane would disagree with any conclusion of the CBP that its product sales violate the Federal Paraphernalia Law, it cannot give any assurance that the CBP will not seize its imports, or that if the CBP seizes any of its goods that the CBP would not seek to impose penalties related to such imports. Should Greenlane elect to contest any such seizure, the costs of doing so could be substantial and there are no assurances it would prevail in a contested proceeding. Additionally, the cost and/or results of any such contest could adversely impact Greenlane’s business, financial condition or results of operations. Additionally, if the CBP fails to release seized products, Greenlane may no longer be able to ensure a sellable supply of some of its products, which could have a material adverse impact on its business, financial condition and results of operations.

Because Greenlane’s business is dependent, in part, upon continued market acceptance of cannabis by consumers, any negative trends could materially and adversely affect its business, financial conditions or results of operations.
Greenlane is dependent on public support, continued market acceptance and the proliferation of consumers in the legal cannabis markets. While Greenlane believes that the market and opportunity in the space continue to grow, it cannot predict the future growth rate or size of the market. Any downturns in, or negative outlooks on, the cannabis industry may materially and adversely affect Greenlane’s business and financial condition.
Greenlane and its customers may have difficulty accessing the service of banks, which may make it difficult for Greenlane and for them to sell its products.
Financial transactions involving proceeds generated by cannabis-related activities can form the basis for prosecution under the U.S. federal money laundering statutes, unlicensed money transmitter statutes and the U.S. Bank Secrecy Act, as amended (the “Bank Secrecy Act”). Guidance issued by the Financial Crimes Enforcement Network (“FinCen”) clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Furthermore, since the rescission by U.S. Attorney General Jeff Sessions on January 4, 2018 of the Cole Memorandum, U.S. federal prosecutors have had greater discretion when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. As a result, given these risks and their own related disclosure requirements, some banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. Indeed, Greenlane has been asked to close bank accounts due to their activity in the cannabis industry. Greenlane may be unable to maintain stable banking relationships, which could create significant challenges in operating its business, increase its operating costs, pose additional operational, logistical and security challenges, and result in its inability to implement its business plan. Additionally, if Greenlane’s more significant customers are unable maintain their current banking relationships, it might not be able to continue transacting with such customers.
Greenlane’s payment system and the payment systems of its customers depend on third-party providers and are subject to evolving laws and regulations.
Greenlane and its retail customers engage third-party service providers to perform underlying credit and debit card processing, currency exchange, identity verification and fraud analysis services. If these service providers do not perform adequately or if its relationships, or the relationships of Greenlane’s retail customers with these service providers, were to terminate, its ability or the ability of such retail customers to process payments could be adversely affected and Greenlane’s business would be harmed.
The laws and regulations related to payments are complex and are potentially impacted by tensions between federal and state treatment of the vaporization, tobacco, nicotine and cannabis industries. These laws and regulations also vary across different jurisdictions in the United States, Canada and globally. As a result, Greenlane is required to spend significant time and effort to comply with those laws and regulations. Any failure or claim of Greenlane’s failure to comply, or any failure by its third-party service providers to comply, could cost it substantial resources, could result in liabilities, or could force it to stop offering its customers the ability to pay with credit cards, debit cards and bank transfers. As Greenlane expands the availability of these payment methods or offers new payment methods to its customers in the future, it may become subject to additional regulations and compliance requirements.
Further, through Greenlane’s agreements with third-party credit card processors, it is indirectly subject to payment card association operating rules and certification requirements, including restrictions on product mix and the Payment Card Industry Data Security Standard, 02 PCIDSS. Greenlane is also subject to rules governing electronic funds transfers. Any change in these rules and requirements could make it difficult or impossible for Greenlane to comply.
Due to Greenlane’s acceptance of credit cards in its e-commerce business, it is subject to the Payment Card Industry Data Security Standard, designed to protect the information of credit card users. Greenlane had a security incident in the past, which it did not believe reached the level of a breach, that would be reportable under state laws or other obligations; however there can be no assurance that its determination was correct. In the event Greenlane’s determination is challenged and found to have been incorrect, it may be subject to claims by one or more state attorney generals, federal regulators, or private plaintiffs and it may additionally be subject to claims or fines from credit associations.
Greenlane is subject to certain U.S. federal regulations relating to cash reporting.
The Bank Secrecy Act, enforced by the FinCEN a division of the U.S. Department of the Treasury, requires a party in trade or business to file with the IRS a Form 8300 report within 15 days of receiving a cash payment of over $10,000. While Greenlane receives very few cash payments for the products it sells, if it fails to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on its business, results of operations and financial condition.
Increases in tobacco-related taxes have been proposed or enacted and are likely to continue to be proposed or enacted in numerous jurisdictions.
Tobacco products, premium cigarette papers and tubes have long been subject to substantial federal, state, provincial and local excise taxes. Such taxes have frequently been increased or proposed to be increased, in some cases significantly, to fund various legislative initiatives or further disincentivize smoking.
In addition to federal excise taxes, every state and certain city and county governments have imposed substantial excise taxes on sales of tobacco products, and many have raised or proposed to raise excise taxes in recent years. Tax increases, depending on their parameters, may result in consumers switching between tobacco products or depress overall tobacco consumption, which is likely to result in declines in overall sales volumes in certain of Greenlane’s products.
Any future enactment of increases in federal, provincial or state excise taxes on Greenlane’s tobacco products or rulings that certain of its products should be categorized differently for excise tax purposes could adversely affect demand for its products and may result in consumers switching between tobacco products or a depression in overall tobacco consumption, which could have a material adverse effect on Greenlane’s business, results of operations and financial condition.
If countries, states, and provinces continue the trend of imposing, expanding, and increasing taxes on vaporizer products, it could materially and adversely affect Greenlane’s business.
Supply to Greenlane’s customers is sensitive to increased sales taxes and economic conditions affecting their disposable income. Discretionary consumer purchases, such as vaporization products and consumption accessories, may decline during recessionary periods or at other times when disposable income is lower and taxes may be higher.
As discussed in the section entitled “Information About Greenlane — Description of the Business” beginning on page 259 of this joint proxy statement/prospectus, the sale of vaporization products and certain other consumption accessories is, in certain jurisdictions, subject to federal, state, provincial and local excise taxes like the sale of conventional cigarettes or other tobacco products, all of which generally have high tax rates and have faced significant increases in the amount of taxes collected on their sales. Other jurisdictions are contemplating similar legislation and other restrictions on electronic cigarettes and certain other vaporizer products. Should federal, state, provincial and local governments and/or other taxing authorities continue to impose excise taxes similar to those levied against conventional cigarettes and tobacco products on vaporization products or consumption accessories, it may have a material adverse effect on the demand for those products, as consumers may be unwilling to pay the increased costs, which in turn could have a material adverse effect on Greenlane’s business, results of operations and financial condition.
Greenlane could be required to collect additional sales taxes or be subject to other tax liabilities that may increase the costs its B2C customers would have to pay for its product offering, which could materially and adversely affect its operating results.
An increasing number of states have considered or adopted laws that attempt to impose tax collection obligations on out-of-state companies. Additionally, the Supreme Court of the United States recently ruled in South Dakota v. Wayfair, Inc. et al., or Wayfair, that online sellers can be required to collect sales and use tax despite not having a physical presence in the buyer’s state. In response to Wayfair, or otherwise, states or local governments may adopt, or begin to enforce, laws requiring Greenlane to calculate, collect, and remit taxes on sales in their jurisdictions. A successful assertion by one or more states requiring Greenlane to collect taxes where it presently does not do so, or to collect more taxes in a jurisdiction in which it currently does collect some taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest. The imposition by state governments or local governments of sales tax collection obligations on out-of-state sellers could also create additional administrative burdens for Greenlane, put it at a competitive disadvantage if they do not impose similar obligations on its competitors and decrease its future sales, which could have a material adverse impact on its business, financial condition and results of operations.
Greenlane may become involved in regulatory or agency proceedings, investigations, prosecutions, and audits.
Greenlane’s business, and the business of the suppliers from which it acquires the products it sells, requires compliance with many laws and regulations in many jurisdictions globally across multiple product categories and regulatory regimes. Failure to comply with these laws and regulations could subject Greenlane or such suppliers to regulatory or agency proceedings, investigations, or prosecutions, and could also lead to damage awards, fines and penalties. Greenlane or such suppliers may become involved in a number of government proceedings, investigations and audits. The outcome of any government proceedings, investigations, prosecutions, audits, and other contingencies could harm Greenlane’s reputation or the reputations of the brands that it sells, require it to take, or refrain from taking, actions that could harm its operations or require it to pay substantial amounts of money, harming its financial condition. There can be no assurance that any pending or future regulatory or agency proceedings, investigations and audits will not result in substantial costs or a diversion of management’s attention and resources or have a material adverse impact on Greenlane’s business, financial condition and results of operations.
Greenlane is subject to increasing international control and regulation.
The World Health Organization’s Framework Convention on Tobacco Control (“FCTC”) is the first international public health treaty that establishes a global agenda to reduce initiation of tobacco use and regulate tobacco in an effort to encourage tobacco cessation. Over 170 governments worldwide have ratified the FCTC, including Canada. The FCTC has led to increased efforts to reduce the supply of and demand for tobacco products and to encourage governments to further regulate the tobacco industry. The tobacco industry and others expect significant regulatory developments to take place over the next few years, driven principally by the FCTC.
If the United States ratifies the FCTC and/or national laws are enacted in the United States that reflect the major elements of the FCTC, Greenlane’s business, results of operations and financial condition could be materially and adversely affected. In addition, if any of Greenlane’s vaporization products or consumption accessories become subject to one or more of the significant regulatory initiatives proposed under the FCTC or any other international treaty, Greenlane’s business, results of operations and financial condition may also be materially adversely affected.
Greenlane distributes products across Canada and Europe, in addition to distributing products in select international markets. As part of Greenlane’s strategy, it anticipates further international expansions. Future expansions may subject Greenlane to additional or increasing international regulation, either by that country’s legal requirements or through international regulatory regimes, such as the FCTC, to which those countries may be signatories.
Countries’ laws implementing the European Union Tobacco Products Directive (“TPD”) impose strict regulations on the approval, sale, and advertising of e-cigarettes. Although Greenlane does not sell or market any material quantities of products classified as e-cigarettes in Europe, countries could enact new laws implementing the TPD or other laws or regulations that re-classify and/or restrict the products it may sell or market in Europe. Any future measures that limit its ability to market or sell vaporization products or other consumption accessories in Europe may have a material adverse effect on its business, results of operations, and financial condition.

To the extent Greenlane’s existing or future products become subject to international regulatory regimes that it is unable to comply with or fail to comply with, they may have a material adverse effect on its business, results of operations and financial condition.
Greenlane faces intense competition and may fail to compete effectively.
The vaporization products and consumption accessories industry is characterized by brand recognition and loyalty, with product quality features, price, marketing and packaging constituting the primary methods of competition. Substantial marketing support, merchandising display, competitive pricing and other financial incentives generally are required to introduce a new brand or to improve or maintain a brand’s market position. Greenlane’s principal competitors may be significantly larger than it and aggressively seek to limit the distribution or sale of its products.
Competition in the vaporization products and consumption accessories industry is particularly intense, and the market is highly fragmented. In addition, some competitors still have the ability to access sales channels through the mail, which is no longer available to Greenlane and may place it at a competitive disadvantage.
“Big tobacco” and other well-resourced competitors are continuing to establish its presence in the vaporization products and consumption accessories market. There can be no assurance that Greenlane’s products will be able to compete successfully against these companies or any of its other competitors, some of which have far greater resources, capital, experience, market penetration, sales and distribution channels than it. In addition, if large online retailers such as Amazon establish their presence in the vaporization products and consumption accessories market, Greenlane’s sales through both its direct to consumer e-commerce channel and its business-to-business wholesale channel may be harmed. Competitors, including “big tobacco” and large online retailers, may also have more resources than Greenlane for advertising, which could have a material adverse effect on its ability to build and maintain market share, and thus have a material adverse effect on its business, results of operations and financial condition.
Greenlane’s narrow margins may magnify the impact of variations in operating costs and of adverse or unforeseen events on operating results.
Greenlane is subject to intense price competition. Greenlane’s gross and operating margins have historically been narrow, and it expects them to continue to be narrow. Narrow margins magnify the impact of variations in operating costs and of gross margin and of unforeseen adverse events on operating results. Future increases in costs, such as the cost of merchandise, wage levels, shipping rates, import duties and fuel costs, may negatively impact Greenlane’s margins and profitability. Greenlane may not always able to raise the sales price to offset cost increases or to effect increased operating efficiencies in response to increasing costs. If Greenlane is unable to maintain its margins in the future, it could have a material adverse effect on its business, results of operations and financial condition. If Greenlane becomes subject to increased price competition in the future, it cannot assure you that it will not lose market share, that it will not be forced to reduce its prices and further reduce its margins, or that it will be able to compete effectively.
Additionally, promotional activities can significantly increase net sales in the periods in which they are initiated and net sales can be adversely impacted in the periods after a promotion. Accordingly, based upon the timing of Greenlane’s marketing and promotional initiatives, it may experience significant variability in its month-to-month results, which could affect its ability to formulate strategies that allow it to maintain its market presence across volatile months. If Greenlane’s monthly sales fluctuations obscure its ability to track important trends in its key markets, it may have a material adverse effect on its business, results of operations and financial condition.
Greenlane experiences variability in its net sales and net income on a quarterly basis as a result of many factors.
Greenlane experiences variability in its net sales and net income on a quarterly basis as a result of many factors. These factors include:
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the relative mix of vaporization products and consumption accessories sold during the period;

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the general economic environment and competitive conditions, such as pricing;

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the timing of procurement cycles by its customers;

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seasonality in customer spending and demand for products it provides;

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variability in supplier programs;

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the introduction of new and upgraded products;

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changes in prices from its suppliers;

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trade show attendance;

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promotions;

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the loss or consolidation of significant suppliers or customers;

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its ability to control costs;

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the timing of its capital expenditures;

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the condition of its industry in general;

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regulatory developments that limit or expand the products it may sell, or the manner in which those products may be transported;

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any inability on its part to obtain adequate quantities of products;

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delays in the release by suppliers of new products and inventory adjustments;

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delays in the release of imported products by customs authorities;

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its expenditures on new business ventures and acquisitions;

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performance of acquired businesses;

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adverse weather conditions, natural disasters, pandemics, or other events that affect supply or customer response;

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distribution or shipping to its customers; and

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geopolitical events.

Greenlane’s planned operating expenditures each quarter are based on sales forecasts for the quarter. If Greenlane’s sales do not meet expectations in any given quarter, its operating results for that quarter may be materially adversely affected. Greenlane’s narrow margins may magnify the impact of these factors on its operating results. Greenlane believes that period-to-period comparisons of its operating results are not necessarily a good indication of its future performance. In addition, Greenlane’s results in any quarterly period are not necessarily indicative of results to be expected for a full fiscal year. In future quarters, Greenlane’s operating results may be below the expectations of public market analysts or investors and, as a result, the market price of Greenlane Class A common stock could be materially adversely affected.
Product defects could increase Greenlane’s expenses, damage its reputation or expose it to liability.
Greenlane may not be able to adequately address product defects. Product defects in vaporizers and other accessories may harm the health or safety of Greenlane’s end-consumers. In addition, remedial efforts could be particularly time-consuming and expensive if product defects are only found after Greenlane has sold the defective product in volume. Any actual or perceived defects in Greenlane’s products could result in unsold inventory, product recalls, repairs or replacements, damage to its reputation, increased customer service costs and other expenses, as well as divert management attention and expose it to liabilities. Furthermore, a product liability claim brought against Greenlane by its customers or end-consumers could be time-consuming and costly to defend and, if successful, could require it to make significant payments.
Contamination of, or damage to, Greenlane’s products could adversely impact sales volume, market share and profitability.
Greenlane’s market position may be affected through the contamination of its products, as well as the material used during the manufacturing processes of the products it sells, or at different points in the entire supply chain. Greenlane keeps significant amounts of inventory of its products in warehouses and it is possible that this inventory could become contaminated prior to arrival at its premises or during the storage period. If contamination of Greenlane’s inventory or packaged products occurs, whether as a result of a failure in quality control by it or by one of its suppliers, it may incur significant costs in replacing the inventory and recalling products. Greenlane may be unable to meet customer demand and may lose customers who purchase alternative brands or products. In addition, consumers may lose confidence in the affected product.
Under the terms of Greenlane’s contracts, it generally imposes requirements on its suppliers to maintain quality and comply with product specifications and requirements, and with all federal, state and local laws. Greenlane’s suppliers, however, may not continue to produce products that are consistent with its standards or that are in compliance with applicable laws, and Greenlane cannot guarantee that it will be able to identify instances in which its suppliers fail to comply with its standards or applicable laws. A loss of sales volume from a contamination event may occur, and such a loss may affect Greenlane’s ability to supply its current customers and to recapture their business in the event they are forced to switch products or brands, even if on a temporary basis. Greenlane may also be subject to legal action as a result of a contamination, which could result in negative publicity and affect its sales. During this time, Greenlane’s competitors may benefit from an increased market share that could be difficult and costly to regain. Such a contamination event could have a material adverse effect on Greenlane’s business, results of operations and financial condition.
Greenlane may not have adequate insurance for potential liabilities, including liabilities arising from litigation.
In the ordinary course of business, Greenlane may become the subject of various claims, lawsuits and governmental proceedings seeking damages or other remedies concerning its commercial operations, the products it distributes, its employees and other matters, including potential claims by individuals alleging exposure to hazardous materials as a result of the products it distributes. Some of these claims may relate to the activities of businesses that Greenlane has acquired, even though those activities occurred prior to its acquisition of the businesses. The products Greenlane distributes may contain lithium ion or similar type batteries that can explode or release hazardous substances. In addition, defects in the products Greenlane distributes could result in death, personal injury, property damage, pollution, release of hazardous substances or damage to equipment and facilities. Actual or claimed defects in the products Greenlane distributes may give rise to claims against it for losses and expose it to claims for damages.
Greenlane maintains insurance to cover certain of its potential losses, and it is subject to various self-retentions, deductibles and caps under such insurance. Greenlane faces the following risks with respect to its insurance coverage:
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it may not be able to continue to obtain insurance on commercially reasonable terms;

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it may incur losses from interruption of its business that exceeds its insurance coverage;

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it may be faced with types of liabilities that will not be covered adequately or at all by its insurance;

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its insurance carriers may not be able to meet their obligations under the policies;

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its existing Directors & Officers insurance will not provide coverage for claims against the company or identifiable claims against its officers and directors, including the types of claims asserted against Greenlane in the securities litigation discussed in Item 3 of this Form 10-K; accordingly, Greenlane is required to fund the costs of defending such litigation and the costs of any recovery by the plaintiffs in the event that such litigation is resolved in a manner adverse to Greenlane; or

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the dollar amount of any liabilities may exceed its policy limits.

Even a partially uninsured claim, if successful and of significant size, could have a material adverse effect on Greenlane. Finally, even in cases where Greenlane maintains insurance coverage, its insurers may raise various objections and exceptions to coverage that could make uncertain the timing and amount of any possible insurance recovery.

Due to Greenlane’s position in the supply chain of vaporization products and consumption accessories, it could be subject to personal injury, product liability and environmental claims involving allegedly defective products.
Greenlane’s customers may use certain products it distributes in potentially hazardous applications that could result in personal injury, product liability and environmental claims. A catastrophic occurrence at a location at which consumers use the products Greenlane distributes may result in it being named as a defendant in lawsuits asserting potentially large claims, even though it did not manufacture such products or even if such products were not used in the manner recommended by the manufacturer. Applicable law may render Greenlane liable for damages without regard to negligence or fault. Certain of these risks are reduced by the fact that Greenlane is a distributor of products that third-party manufacturers produce, and, thus, in certain circumstances, it may have third-party warranty or other claims against the manufacturer of products alleged to have been defective. However, there is no assurance that these claims could fully protect Greenlane or that the manufacturer would be financially able to provide protection. There is no assurance that Greenlane’s insurance coverage will be adequate to cover the underlying claims. Greenlane’s insurance does not provide coverage for all liabilities (including liability for certain events involving pollution or other environmental claims).
Greenlane may become subject to significant product liability litigation.
The tobacco and e-cigarette industries have experienced and continue to experience significant product liability litigation and other claims, such as those related to marketing of tobacco and e-cigarettes to minors. As a result of their relative novelty, electronic cigarette, vaporizer product and other consumption product manufacturers, suppliers, distributors and sellers have only recently become subject to litigation. While Greenlane has not been a party to any product liability litigation, several lawsuits have been brought against other manufacturers and sellers of smokeless products for injuries to health allegedly caused by use of smokeless products. Greenlane may be subject to similar claims in the future relating to its vaporizer products. Greenlane may also be named as a defendant in product liability litigation against one of its suppliers by association, including in class action lawsuits. In addition, Greenlane may see increasing litigation over its vaporizer products or the regulation of its products as the regulatory regimes surrounding these products develop. For example, California’s Proposition 65 (“Prop 65”) requires the State of California to identify chemicals that could cause cancer, birth defects, or reproductive harm, and businesses selling products in California are then required to warn consumers of any possible exposure to the chemicals on the list. The State of California and private plaintiffs have been active in enforcing Prop 65 against companies in the tobacco, nicotine, cannabis, and vaporization industries. Greenlane may face substantial costs due to increased product liability litigation relating to new regulations or other potential defects associated with its vaporizer and other consumption products, including litigation arising out of faulty devices or improper usage, which could have a material adverse effect on its business, results of operations and financial condition.
There can be no assurances that Greenlane will be able to obtain or maintain product liability insurance on acceptable terms or with adequate coverage against potential liabilities. Such insurance is expensive and may not be available in the future on acceptable terms, or at all. The inability to obtain sufficient insurance coverage on reasonable terms or to otherwise protect against potential product liability claims could prevent or inhibit the commercialization of products.
The scientific community has not yet extensively studied the long-term health effects of the use of vaporizers, electronic cigarettes or e-liquids products.
Vaporizers, electronic cigarettes and related products were recently developed and therefore the scientific community has not had a sufficient period of time to study the long-term health effects of their use. Currently, there is no way of knowing whether these products are safe for their intended use. If the scientific community were to determine conclusively that use of any or all of these products poses long-term health risks, market demand for these products and their use could materially decline. Such a determination could also lead to litigation and significant regulation. Loss of demand for Greenlane’s product, product liability claims and increased regulation stemming from unfavorable scientific studies on these products could have a material adverse effect on its business, results of operations and financial condition.

Reliance on information technology means a significant disruption could affect Greenlane’s communications and operations.
Greenlane relies on information technology systems for its internal communications, controls, reporting and relations with customers, vendors and suppliers, and information technology is a significantly important tool for its sales staff. Greenlane’s marketing and distribution strategy is dependent upon its ability to closely monitor consumer and market trends on a highly specified level, for which it is reliant on its sophisticated data tracking systems, which are susceptible to disruption or failure. In addition, Greenlane’s reliance on information technology exposes it to cyber-security risks, which could have a material adverse effect on its ability to compete. Security and privacy breaches may expose it to liability and cause it to lose customers, or may disrupt its relationships and ongoing transactions with other entities with whom it contracts throughout Greenlane’s supply chain. The failure of Greenlane’s information systems to function as intended, or the penetration by outside parties intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.
Internet security poses a risk to Greenlane’s e-commerce sales.
Greenlane generates a portion of its sales through e-commerce sales on its own websites and fulfillment activities through third-party websites. Greenlane manages its websites and e-commerce platform internally and, as a result, any compromise of its security or misappropriation of proprietary information could have a material adverse effect on its business, results of operations and financial condition. Greenlane relies on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information. Advances in computer capabilities, new discoveries in the field of cryptography or other events or developments may result in a compromise or breach of the technology used by Greenlane to protect client transaction data. Anyone who is able to circumvent Greenlane’s security measures could misappropriate proprietary information or cause material interruptions in its operations. Greenlane may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that Greenlane’s activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage its reputation and expose it to a risk of loss and/or litigation. Greenlane’s security measures may not prevent security breaches. Greenlane’s failure to prevent these security breaches may result in consumer distrust and may adversely affect its business, results of operations and financial condition.
Security and privacy breaches may expose Greenlane to liability and cause it to lose customers.
Federal, provincial and state laws require Greenlane to safeguard its customers’ financial information, including credit information, as well as its employees’ information. Although Greenlane has established security procedures to protect against identity theft and the theft of the information of its customers, distributors, consumers, and employees, its security and testing measures may not prevent security breaches and breaches of privacy may occur, which would harm its business. Greenlane relies on encryption and authentication technology licensed from third parties to enhance transmission security of confidential information in relation to financial and other sensitive information that it has on file. Advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or other developments may result in a compromise or breach of the technology used by Greenlane to protect customer data. Any compromise of Greenlane’s security could harm its reputation or financial condition and therefore, its business. In addition, a party who is able to circumvent Greenlane’s security measures or exploit inadequacies in its security measures, could, among other effects, misappropriate proprietary information, cause interruptions in its operations or expose customers and other entities with which it interacts to computer viruses or other disruptions. Actual or perceived vulnerabilities may lead to claims against Greenlane. To the extent the measures Greenlane has taken prove to be insufficient or inadequate, it may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to its reputation.
If the methodologies of Internet search engines are modified, traffic to Greenlane’s websites and corresponding consumer origination volumes could decline.
Greenlane depends in part on various Internet search engines, including Google® and others to direct a significant amount of traffic to its websites. Greenlane’s ability to maintain the number of visitors directed to its websites by search engines through which it distributes its content is not entirely within its control. Greenlane’s competitors’ search engine optimization (“SEO”) efforts may result in their websites receiving a higher search result page ranking than Greenlane, or Internet search engines could revise their methodologies, which could adversely affect the placement of its search result page ranking. If search engine companies modify their search algorithms in ways that are detrimental to Greenlane’s consumer growth or in ways that make it harder for its customers to access or use its websites, or if its competitors’ SEO efforts are more successful than Greenlane’s, its consumer engagement and number of consumers could decline. Any reduction in the number of consumers directed to Greenlane’s websites could negatively affect its ability to earn revenue. If traffic on Greenlane’s websites declines, it may need to employ more costly resources to replace lost traffic, and such increased expense could adversely affect its business, results of operations and financial condition.
Greenlane is a holding company and depends upon its subsidiaries for its cash flow.
Greenlane is a holding company. Greenlane’s subsidiaries conduct all of its operations and own substantially all of its tangible assets. Consequently, Greenlane’s cash flow and its ability to meet its obligations or to make other distributions in the future depend upon the cash flow of its subsidiaries and its subsidiaries’ payment of funds to Greenlane in the form of distributions, dividends, tax sharing payments or otherwise.
The ability of Greenlane’s subsidiaries to make any payments to Greenlane depends on their earnings and cash flow, the terms of their current and future indebtedness, tax considerations and legal and contractual restrictions on their ability to make distributions.
Greenlane’s subsidiaries are separate and distinct legal entities. Any right that Greenlane has to receive any assets of or distributions from any of its subsidiaries upon the bankruptcy, dissolution, liquidation or reorganization, or to realize proceeds from the sale of their assets, will be junior to the claims of that subsidiary’s creditors, including trade creditors and holders of debt that the subsidiary issued.
Changes in Greenlane’s credit profile may affect its relationship with its suppliers, which could have a material adverse effect on its liquidity.
Changes in Greenlane’s credit profile may affect the way its suppliers view its ability to make payments and may induce them to shorten the payment terms of their invoices. Given the large dollar amounts and volume of Greenlane’s purchases from suppliers, a change in payment terms may have a material adverse effect on its liquidity and its ability to make payments to its suppliers and, consequently, may have a material adverse effect on Greenlane.
Greenlane’s intellectual property may be infringed.
Greenlane relies on trademark and other intellectual property rights to establish and protect the brand names and logos it owns or licenses on the products it distributes. Third parties have in the past infringed, and may in the future infringe, on these trademarks and Greenlane’s other intellectual property rights. Greenlane’s ability to maintain and further build brand recognition is dependent on the continued use of these trademarks, service marks and other proprietary intellectual property, including the names and logos it owns or licenses. Despite Greenlane’s attempts to ensure these intellectual property rights are protected, third parties may take actions that could materially and adversely affect its rights or the value of this intellectual property. Any litigation concerning Greenlane’s intellectual property rights or the intellectual property rights of its suppliers, whether successful or unsuccessful, could result in substantial costs to Greenlane and diversions of its resources. Expenses related to protecting Greenlane’s intellectual property rights or the intellectual property rights of its suppliers, the loss or compromise of any of these rights or the loss of revenues as a result of infringement could have a material adverse effect on its business, results of operations and financial condition, and may prevent the brands it owns or licenses, or are owned or licensed by its suppliers, from growing or maintaining market share. There can be no assurance that any trademarks or common marks that Greenlane owns or licenses, or are owned or licensed by its suppliers, will not be challenged in the future, invalidated or circumvented or that the rights granted thereunder or under licensing agreements will provide Greenlane or its suppliers’ competitive advantages. Greenlane is dependent on the validity, integrity and intellectual property of its suppliers and their efforts to appropriately register, maintain and enforce intellectual property in all jurisdictions in which their products are sold.
Greenlane devotes significant resources to the registration and protection of its trademarks and to anti-counterfeiting efforts. Despite these efforts, Greenlane regularly discovers products that infringe on their proprietary rights or that otherwise seek to mimic or leverage their intellectual property or the intellectual property of their suppliers. Counterfeiting and other infringing activities typically increase as brand recognition increases, especially in markets outside the United States and Canada. Counterfeiting and other infringement of Greenlane’s intellectual property could divert away sales, and association of its brands with inferior counterfeit reproductions or third party labels could adversely affect the integrity and reputation of its brands.
Although Greenlane holds a number of patents on its products, it generally relies on patents on the products of its suppliers as well as their efforts in successfully defending third-party challenges to such products. Third parties have in the past infringed, and may in the future infringe, on Greenlane’s patents and its suppliers’ patents. Greenlane’s ability to maintain and enforce its patent rights, and the ability of its suppliers, licensors, collaborators and manufacturers to maintain and enforce their patent rights, against third-party challenges to their validity, scope or enforceability will play an important role in determining Greenlane’s future. There can be no assurances that Greenlane will ever successfully file or receive any patents in the future, and changes in either the patent laws or in interpretations of patent laws in the United States or other countries may diminish the value of the intellectual property rights of the products it distributes, licenses or owns. Accordingly, Greenlane cannot predict with any certainty the range of claims that may be allowed or enforced concerning the products that it sells.
In addition, there can be no assurance that standard intellectual property confidentiality and assignment agreements with employees, consultants and other advisors will not be breached, that Greenlane will have adequate remedies for any breach, or that its trade secrets will not otherwise become known to or independently developed by competitors. Furthermore, there can be no assurance that Greenlane’s efforts to protect its intellectual property will prevent others from unlawfully using its trademarks, trade secrets, copyrights and other intellectual property. Greenlane’s success depends in part, on its ability to maintain its intellectual property and those of its suppliers, and to protect its trade secrets. An inability to continue to preserve and protect Greenlane’s intellectual property would likely have a material adverse effect on its business, results of operations and financial condition.
Greenlane is subject to the risks of exchange rate fluctuations.
Currency movements and suppliers’ price increases relating to currency exchange rates are significant factors that affect Greenlane’s cost of sales. Many of Greenlane’s products are purchased from suppliers located in foreign countries and it makes payments for its products in numerous currencies. Thus, Greenlane bears certain foreign exchange rate risks for certain of its inventory purchases. In addition, Greenlane recently expanded its footprint in Canada and Europe, and as part of its strategy, may undertake further international expansion. As a result, in the future, Greenlane may be more sensitive to the risks of exchange rate fluctuations, which may have a material adverse effect on its business, results of operations and financial condition.
Greenlane may be required to seek additional financing sources, which may not be available to it on attractive terms if at all and could restrict its ability to engage in certain business activities.
Unless and until the market price of Greenlane Class A common stock recovers significantly, it may not be in a position to fund its liquidity needs by accessing the public markets. If Greenlane is not able to fund its operations with cash on hand, it may be required to seek other financing sources, including debt financing, the amount of which may be substantial. Because of the nature of Greenlane’s industry, it may have difficulties establishing relationships with certain financial institutions. As a result, indebtedness or other forms of financing may not be available to Greenlane on attractive terms or at all. Furthermore, Greenlane may have to seek financing from non-traditional sources such as private equity and hedge funds, which may require Greenlane to give up significant governance or other rights or agree to economic and other terms that are not favorable.

In addition, future financing agreements Greenlane may enter into in the future may contain customary negative covenants and other financial and operating covenants that, among other things:
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restrict its ability to incur additional indebtedness;

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restrict its ability to incur additional liens;

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restrict its ability to make certain investments (including capital expenditures);

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restrict its ability to merge with another company;

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restrict its ability to sell or dispose of assets;

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restrict its ability to make distributions to stockholders; and

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require it to satisfy minimum financial coverage ratios, minimum net worth requirements and maximum leverage ratios.

Greenlane is required to comply with laws and regulations in other countries and is exposed to business risks associated with its international operations.
For the years ended December 31, 2020 and 2019, Greenlane derived 20.8% and 16.2%, respectively, of its net sales from outside the United States, primarily in Canada and certain European countries. Greenlane intends to increase its international sales, both as to the dollar amount and as a percentage of its net sales and operations in the future. As a result, Greenlane is subject to numerous evolving and complex laws and regulations which apply, among other things, to financial reporting standards, corporate governance, data privacy, tax, trade regulations, export controls, competitive practices, labor, health and safety laws, laws regarding controlled substances, laws regarding drug paraphernalia, and regulations in each jurisdiction in which it operates. Greenlane is also required to obtain permits and other authorizations or licenses from governmental authorities for certain of its operations and it or its suppliers must protect its intellectual property worldwide. In the jurisdictions in which Greenlane operates, it needs to comply with various standards and practices of different regulatory, tax, judicial and administrative bodies.
There are a number of risks associated with international business operations, including political instability (e.g., the threat of war, terrorist attacks or civil unrest), inconsistent regulations across jurisdictions, unanticipated changes in the regulatory environment, and import and export restrictions. Any of these events may affect Greenlane’s employees, reputation, business or financial results as well as its ability to meet its objectives, including the following international business risks:
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negative economic developments in economies around the world and the instability of governments, or the downgrades in the debt ratings of certain major economies;

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social and political instability;

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complex regulations governing certain of its products;

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potential terrorist attacks;

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adverse changes in governmental policies, especially those affecting trade, tariffs and investment;

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foreign currency exchange, particularly with respect to the Canadian Dollar, Euro, British Pound Sterling and Australian Dollar; and

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threats that its operations or property could be subject to nationalization and expropriation.

Greenlane may not be in full compliance at all times with the laws and regulations to which it is subject. Likewise, Greenlane may not have obtained or may not be able to obtain the permits and other authorizations or licenses that it needs. If Greenlane violates or fails to comply with laws, regulations, permits, labor, health and safety regulations or other authorizations or licenses, it could be fined or otherwise sanctioned by regulators. In such a case, or if any of these international business risks were to materialize, Greenlane’s business, results of operations and financial condition could be adversely affected.
New tariffs and the evolving trade policy dispute between the United States and China may adversely affect Greenlane’s business.
On August 14, 2017, then President Trump instructed the U.S. Trade Representative (“USTR”) to determine under Section 301 of the U.S. Trade Act of 1974 (the “Trade Act”) whether to investigate China’s laws, policies, practices or actions that may be unreasonable or discriminatory and that may be harming American intellectual property rights, innovation or technology development. On March 22, 2018, based upon the results of its investigation, the USTR published a report finding that the acts, policies and practices of the Chinese government are unreasonable or discriminatory and burden or restrict U.S. commerce.
On March 8, 2018, President Trump imposed significant tariffs on steel and aluminum imports from a number of countries, including China. Subsequently, the USTR announced an initial proposed list of 1,300 goods imported from China that could be subject to additional tariffs and initiated a dispute with the World Trade Organization against China for alleged unfair trade practices.
On June 15, 2018, the USTR announced a list of products subject to additional tariffs. The list focused on products from industrial sectors that contribute to or benefit from the “Made in China 2025” industrial policy. The list of products consists of two sets of tariff lines. The first set contains 818 tariff lines for which Customs and Border Protection began collecting the additional duties on July 6, 2018. This list includes some of the products Greenlane distributes. The second set contains 284 proposed tariff lines that remain subject to further review. On July 10, 2018, the USTR announced that, as a result of China’s retaliation and failure to change its practices, President Trump has ordered the USTR to begin the process of imposing tariffs of 10 percent on an additional $200 billion of Chinese imports, and on September 17, 2018, President Trump announced that such tariffs would go into effect on September 24, 2018 and would increase to 25 percent on January 1, 2019. However, in early December 2018, President Trump agreed to leave the tariffs at the 10 percent rate while the United States and China entered into negotiations regarding various trade-related matters.
These new tariffs and the evolving trade policy dispute between the United States and China may have a significant impact on the industries in which Greenlane participates. Many of the products Greenlane sells are subject to the 25 percent tariff and such tariff, along with resultant price increases, may negatively impact its pricing and customer demand for these products. A “trade war” between the United States and China or other governmental action related to tariffs or international trade agreements or policies has the potential to adversely impact demand for Greenlane’s products, its costs, customers, suppliers and/or the United States economy or certain sectors thereof and, thus, to adversely impact Greenlane’s businesses and results of operations.
Greenlane’s failure to comply with certain environmental, health and safety regulations could materially and adversely affect its business.
The storage, distribution and transportation of some of the products that Greenlane sells are subject to a variety of federal, state, provincial and local environmental regulations. Greenlane is also subject to operational, health and safety laws and regulations. Greenlane’s failure to comply with these laws and regulations could cause a disruption in its business, an inability to maintain its warehousing resources, additional and potentially significant remedial costs and damages, fines, sanctions or other legal consequences that could have a material adverse effect on its business, results of operations and financial condition. In addition, changes in environmental, employee health and safety or other laws, more vigorous enforcement thereof or other unanticipated events could require extensive changes to its operations or give rise to material liabilities, which could have a material adverse effect on its business, financial condition and results of operations.
Greenlane’s business depends substantially on the continued efforts of its executive officers and key employees, and its business may be severely disrupted if it loses their services.
Greenlane’s future success depends substantially on the continued efforts of its executive officers, as well as its key employees.
If one or more of Greenlane’s executive officers or key employees are unable or unwilling to continue in their present positions, it may not be able to replace them in a timely manner, or at all. Greenlane’s business may be severely disrupted, its financial conditions and results of operations may be materially adversely affected and it may incur additional expenses to recruit, train and retain personnel. In addition, if any of Greenlane’s executive officers or key employees join a competitor or form a competing company, it may lose customers, suppliers, know-how, key professionals and staff members.

In the future, Greenlane may pursue selective acquisitions to complement its organic growth, which may not be successful and may divert financial and management resources.
If Greenlane identifies appropriate opportunities, it may acquire or invest in technologies, businesses or assets that are strategically important to its business or form alliances with key participants in the vaporization products and consumption accessories industry to further expand its business. However, Greenlane may not be successful in identifying suitable acquisition opportunities or completing such transactions. Greenlane’s competitors may be more effective in executing and closing acquisitions in competitive auctions than it. Greenlane’s ability to enter into and complete acquisitions may be restricted by, or subject to, various approvals under U.S., Canadian or other applicable law or may not otherwise be possible, may result in a possible dilutive issuance of its securities, or may require it to seek additional financing. Greenlane also may experience difficulties integrating acquired operations, technology, and personnel into its existing business and operations. Completed acquisitions may also expose Greenlane to potential risks, including risks associated with unforeseen or hidden liabilities, impact to its corporate culture, the diversion of resources from its existing business, and the potential loss of, or harm to, relationships with its suppliers, business relationships or employees as a result of its integration of new businesses. In addition, following completion of an acquisition, Greenlane’s management and resources may be diverted from their core business activities due to the integration process, which diversion may harm the effective management of its business. Furthermore, it may not be possible to achieve the expected synergies or the actual cost of delivering such benefits may exceed the anticipated cost. Any of these factors may have an adverse effect on Greenlane’s business, results of operations and financial condition.
Greenlane’s operations are subject to natural disasters, adverse weather conditions, operating hazards, environmental incidents and labor disputes.
Greenlane may experience earthquakes, floods, typhoons, power outages, labor and trade disputes or similar events beyond its control that would affect its warehousing and distribution operations. The occurrences of such events could result in shutdowns or periods of reduced operations, which could significantly disrupt Greenlane’s business operations, cause it to incur additional costs and affect its ability to deliver its products to its customers as scheduled, which may adversely affect its business, results of operations and financial condition. Moreover, such events could result in severe damage to property, personal injuries, fatalities, regulatory enforcement proceedings or in Greenlane being named as a defendant in lawsuits asserting claims for large amounts of damages, which in turn could lead to significant liabilities.
Changes to the base rate on Greenlane’s floating rate indebtedness could increase its borrowing costs.
As of December 31, 2020, approximately $7.8 million of Greenlane’s outstanding indebtedness bears interest at floating rates based on the London interbank offered rate (“LIBOR”) and has maturity dates beyond December 31, 2021. In July 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it will stop compelling banks to submit rates for the calculation of LIBOR after 2021. It is not possible to predict the effect of these changes, other reforms or the establishment of alternative reference rates. The discontinuation or modification of LIBOR could result in interest rate increases on Greenlane’s debt, which could adversely affect its cash flow, operating results and ability to make distributions to its stockholders at expected levels or at all.
Risks Related to Greenlane’s Organizational Structure
Greenlane’s principal asset is its interest in Greenlane Holdings, LLC (the “Operating Company”), and, accordingly, it depends on distributions from The Operating Company to pay Greenlane’s taxes and expenses, including payments under the TRA. The Operating Company’s ability to make such distributions may be subject to various limitations and restrictions.
Greenlane is a holding company and has no material assets other than its ownership of common units of the Operating Company (“Common Units”). As such, Greenlane has no independent means of generating revenue or cash flow. Greenlane’s ability to pay its operating expenses, including taxes and payments under the TRA, or declare and pay dividends in the future, if any, is dependent upon the financial results and cash flows of the Operating Company and its subsidiaries and distributions Greenlane receives from the

Operating Company. There can be no assurance that the Operating Company and its subsidiaries will generate sufficient cash flow to distribute funds to Greenlane or that applicable state law and contractual restrictions, including negative covenants, in any future debt instruments, will permit such distributions. In addition, because Greenlane is a holding company, its stockholders’ claims as a stockholder will be structurally subordinated to all existing and future liabilities and obligations of the Operating Company. Therefore, in the event of Greenlane’s bankruptcy, liquidation or reorganization, its assets and those of the Operating Company and its subsidiaries will be available to satisfy the claims of Greenlane stockholders only after all of its and Greenlane Holdings, LLC’s and its subsidiaries’ liabilities and obligations have been paid in full.
The Operating Company is treated as a partnership for U.S. federal income tax purposes and, as such, is not subject to any entity-level U.S. federal income tax. Instead, taxable income is allocated to holders of Common Units, including Greenlane. Accordingly, Greenlane will incur income taxes on its allocable share of any net taxable income of the Operating Company. Under the terms of the Third Amended and Restated Agreement of the Operating Company (the “Operating Agreement”), the Operating Company will be obligated to make tax distributions to holders of Common Units, including Greenlane. In addition to tax expenses, Greenlane will also incur expenses related to its operations, including payments under the TRA, which it expects could be significant. Greenlane intends, as its manager, to cause the Operating Company to make cash distributions to the owners of Common Units in an amount sufficient to (i) fund their tax obligations in respect of taxable income allocated to them and (ii) cover its operating expenses, including payments under the TRA. However, the Operating Company’s ability to make such distributions may be subject to various limitations and restrictions, such as restrictions on distributions that would either violate any contract or agreement to which the Operating Company is then a party, including debt agreements, or any applicable law, or that would have the effect of rendering the Operating Company insolvent. If Greenlane does not have sufficient funds to pay tax or other liabilities or to fund its operations, it may have to borrow funds, which could materially adversely affect its liquidity and financial condition and subject it to various restrictions imposed by any such lenders. To the extent that Greenlane is unable to make payments under the TRA for any reason, such payments generally will be deferred and will accrue interest until paid; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the TRA and therefore accelerate payments due under the TRA.
The TRA requires Greenlane to make cash payments to them in respect of certain tax benefits to which it may become entitled, and it expects that the payments it will be required to make will be substantial.
Under the TRA Greenlane entered into with the Operating Company and the members, including Mr. LoCascio, its Chief Executive Officer, and Mr. Schoenfeld, its Chief Strategy Officer, Greenlane is required to make cash payments to the members of the Operating Partnership equal to 85% of the tax benefits, if any, that it actually realizes, or in certain circumstances are deemed to realize, as a result of (i) the increases in the tax basis of assets of the Operating Company resulting from any redemptions or exchanges of Common Units from the members and (ii) certain other tax benefits related to Greenlane making payments under the TRA. Although the actual timing and amount of any payments that Greenlane makes to the members under the TRA will vary, it expects those payments will be significant. Any payments made by Greenlane to the members under the TRA may generally reduce the amount of overall cash flow that might have otherwise been available to it. Furthermore, Greenlane’s future obligation to make payments under the TRA could make it a less attractive target for an acquisition, particularly in the case of an acquirer that cannot use some or all of the tax benefits that are the subject of the TRA. Payments under the TRA are not conditioned on any member’s continued ownership of Common Units or Greenlane Class A common stock.
The actual amount and timing of any payments under the TRA will vary depending upon a number of factors, including the timing of redemptions or exchanges by the holders of Common Units, the amount of gain recognized by such holders of Common Units, the amount and timing of the taxable income Greenlane generates in the future, and the federal tax rates then applicable.

Two of Greenlane’s senior executives, Aaron LoCascio and Adam Schoenfeld, have control over all stockholder decisions because collectively they control a substantial majority of the voting power of Greenlane common stock. This will limit or preclude your ability to influence corporate matters, including the election of directors, amendments of Greenlane’s organizational documents and any merger, consolidation, sale of all or substantially all of its assets, or other major corporate transaction requiring stockholder approval.
Greenlane’s Chief Executive Officer, Aaron LoCascio, and its Chief Strategy Officer, Adam Schoenfeld, are senior executives and board members, and they and their affiliates beneficially own 100% of Greenlane Class C common stock and thereby collectively control approximately 79.3% of the voting power of its common stock.
As a result, Messrs. LoCascio and Schoenfeld have the ability to substantially control Greenlane, including the ability to control any action requiring the approval of its stockholders, including, but not limited to, the election of directors, the adoption of amendments to its amended and restated certificate of incorporation and bylaws and the approval of any merger or sale of substantially all of its assets. This concentration of ownership and voting power may also delay, defer or even prevent an acquisition by a third party or other change of control of Greenlane and may make some transactions more difficult or impossible without their support, even if such events are in the best interests of minority stockholders. This concentration of voting power with Messrs. LoCascio and Schoenfeld may have a negative impact on the market price of Greenlane Class A common stock.
As Greenlane’s Chief Executive Officer, Mr. LoCascio has control over Greenlane’s day-to-day management and the implementation of major strategic investments of the company, subject to authorization and oversight by its board of directors. As members of Greenlane’s board of directors, Messrs. LoCascio and Schoenfeld owe fiduciary duties to the company, including those of care and loyalty, and must act in good faith and with a view to the interests of the corporation. However, Delaware law provides that a director or officer shall not be personally liable to a corporation for a breach of fiduciary duty except for an act or omission constituting a breach and which involves intentional misconduct, fraud or a knowing violation of law. In addition, a director or officer is entitled to a presumption that he or she acted in good faith, on an informed basis and with a view to the interests of the corporation, and is not individually liable unless that presumption is found by a trier of fact to have been rebutted. As a stockholder, even a controlling stockholder, each of Messrs. LoCascio and Schoenfeld is entitled to vote his shares, and shares over which he has voting control, in his own interests, which may not always be in the interests of Greenlane stockholders generally. Because Messrs. LoCascio and Schoenfeld hold their economic interest in Greenlane’s business through the Operating Company, rather than through the public company, they may have conflicting interests with holders of shares of Greenlane Class A common stock. For example, Messrs. LoCascio and Schoenfeld may have different tax positions from Greenlane, which could influence their decisions regarding whether and when it should dispose of assets or incur new or refinance existing indebtedness, especially in light of the existence of the TRA, and whether and when it should undergo certain changes of control within the meaning of the TRA or terminate the TRA. In addition, the structuring of future transactions may take into consideration these tax or other considerations even where no similar benefit would accrue to Greenlane. In addition, the significant ownership of Messrs. LoCascio and Schoenfeld in Greenlane and their resulting ability to effectively control it may discourage someone from making a significant equity investment in it, or could discourage transactions involving a change in control, including transactions in which you as a holder of shares of Greenlane Class A common stock might otherwise receive a premium for your shares over the then-current market price.
Under certain circumstances, redemptions of Common Units by members will result in dilution to the holders of Greenlane Class A common stock.
Redemptions of Common Units by members in accordance with the terms of Greenlane Holdings, LLC’s operating agreement (the “Greenlane Operating Agreement”) will result in a corresponding increase in Greenlane’s membership interest in the Operating Company, an increase in the number of shares of Greenlane Class A common stock outstanding and a decrease in the number of shares of Greenlane Class B common stock outstanding. In the event that Common Units are exchanged at a time when the Operating Company has made cash distributions to members, including Greenlane, and it has accumulated such distributions and neither reinvested them in the Operating Company in exchange for additional Common

Units nor distributed them as dividends to the holders of Greenlane Class A common stock, the holders of Greenlane Class A common stock would experience dilution with respect to such accumulated distributions.
As of the Greenlane Record Date, Aaron LoCascio, Greenlane’s current Chief Executive Officer, Adam Schoenfeld, Greenlane’s current Chief Strategy Officer, and Jacoby, an affiliated entity of Mr. Schoenfeld and Mr. LoCascio (collectively, the “Greenlane Founder Members”) own [•] shares of Greenlane Class C common stock, which are exchangeable for [•] shares of Greenlane Class A common stock in connection with a redemption of the corresponding Common Units, which would represent approximately [•] of the total outstanding Greenlane Class A common stock if all members exchanged their Common Units for Greenlane Class A common stock, and the members’ corresponding Greenlane Class B common stock and Greenlane Class C common stock were cancelled. In addition, as of the Greenlane Record Date, the Greenlane stockholders other than the Greenlane Founder Members (the “Greenlane Non-Founder Members”) own [•] shares of Greenlane Class B common stock (including [•] shares subject to certain vesting conditions), which are exchangeable for [•] shares of Greenlane Class A common stock in connection with a redemption of the corresponding Common Units, which would represent approximately [•]% of Greenlane’s total outstanding Greenlane Class A common stock, under the same assumptions as described above. Greenlane is party to a registration rights agreement between Greenlane and the members, which requires Greenlane to effect the registration of their shares in certain circumstances.
Furthermore, Greenlane cannot predict the timing of any redemption of Common Units or the effect that such redemptions will have on the market price of Greenlane Class A common stock.
Greenlane’s organizational structure, including the TRA, confers certain benefits upon the members that will not benefit Greenlane Class A common stockholders to the same extent as it will benefit the members.
Greenlane’s organizational structure, including the TRA, confers certain benefits upon the members that will not benefit the holders of Greenlane Class A common stock to the same extent as it will benefit the members. The TRA provides for the payment by Greenlane to the members of 85% of the amount of tax benefits, if any, that it actually realizes, or in some circumstances are deemed to realize, as a result of (1) the increases in the tax basis of assets of the Operating Company resulting from any redemptions or exchanges of Common Units from the members and (2) certain other tax benefits related to Greenlane making payments under the TRA. Although Greenlane will retain 15% of the amount of such tax benefits, this and other aspects of its organizational structure may adversely impact the future trading market for the Greenlane Class A common stock.
In certain cases, payments under the TRA to the members may be accelerated or significantly exceed the actual benefits Greenlane realizes in respect of the tax attributes subject to the TRA.
The TRA provides that upon certain mergers, asset sales, other forms of business combinations or other changes of control or if, at any time, Greenlane elects an early termination of the TRA, then its obligations, or its successor’s obligations, under the TRA to make payments thereunder would be based on certain assumptions, including an assumption that Greenlane would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the TRA.
As a result of the foregoing, (i) Greenlane could be required to make payments under the TRA that are greater than the specified percentage of the actual benefits it ultimately realizes in respect of the tax benefits that are subject to the TRA, and (ii) if Greenlane elects to terminate the TRA early, it would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the TRA, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, Greenlane’s obligations under the TRA could have a substantial negative impact on its liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combinations or other changes of control. There can be no assurance that Greenlane will be able to fund or finance its obligations under the TRA.
Greenlane will not be reimbursed for any payments made to the members under the TRA in the event that any tax benefits are disallowed.
Payments under the TRA will be based on the tax reporting positions that Greenlane determines, and the IRS or another tax authority may challenge all or part of the tax basis increases, as well as other related tax positions Greenlane takes, and a court could sustain such challenge. If the outcome of any such challenge would reasonably be expected to materially affect a recipient’s payments under the TRA, then Greenlane will not be permitted to settle or fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each member that directly or indirectly owns at least 10% of the outstanding Common Units. Greenlane will not be reimbursed for any cash payments previously made to the members under the TRA in the event that any tax benefits initially claimed by it and for which payment has been made to a member are subsequently challenged by a taxing authority and are ultimately disallowed. Instead, any excess cash payments made by Greenlane to a member will be netted against any future cash payments that it might otherwise be required to make to such member under the terms of the TRA. However, Greenlane might not determine that it has effectively made an excess cash payment to a member for a number of years following the initial time of such payment and, if any of its tax reporting positions are challenged by a taxing authority, it will not be permitted to reduce any future cash payments under the TRA until any such challenge is finally settled or determined. As a result, payments could be made under the TRA in excess of the tax savings that Greenlane realizes in respect of the tax attributes with respect to a member that are the subject of the TRA.
Fluctuations in Greenlane’s tax obligations and effective tax rate and realization of its deferred tax assets may result in volatility of its operating results.
Greenlane is subject to taxes by the U.S. federal, state, local and foreign tax authorities, and its tax liabilities will be affected by the allocation of expenses to differing jurisdictions. Greenlane records tax expense based on its estimates of future earnings, which may include reserves for uncertain tax positions in multiple tax jurisdictions, and valuation allowances related to certain net deferred tax assets. At any one time, many tax years may be subject to audit by various taxing jurisdictions. The results of these audits and negotiations with taxing authorities may affect the ultimate settlement of these matters. Greenlane expects that throughout the year there could be ongoing variability in its quarterly tax rates as events occur and exposures are evaluated. Greenlane’s future effective tax rates could be subject to volatility or adversely affected by a number of factors, including:
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changes in the valuation of its deferred tax assets and liabilities;

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expected timing and amount of the release of any tax valuation allowances;

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tax effects of stock-based compensation;

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changes in tax laws, regulations or interpretations thereof; or

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future earnings being lower than anticipated in countries where it has lower statutory tax rates and higher than anticipated earnings in countries where it has higher statutory tax rates.

In addition, Greenlane’s effective tax rate in a given financial statement period may be materially impacted by a variety of factors including but not limited to changes in the mix and level of earnings, varying tax rates in the different jurisdictions in which it operates, fluctuations in valuation allowances, deductibility of certain items, or by changes to existing accounting rules or regulations. Further, tax legislation may be enacted in the future which could negatively impact Greenlane’s current or future tax structure and effective tax rates. Greenlane may be subject to audits of its income, sales, and other transaction taxes by U.S. federal, state, local, and foreign taxing authorities. Outcomes from these audits could have an adverse effect on Greenlane’s operating results and financial condition.
If Greenlane is deemed to be an investment company under the U.S. Investment Company Act of 1940, as amended (the “1940 Act”), as a result of its ownership of the Operating Company, applicable restrictions could make it impractical for it to continue its business as contemplated and could have a material adverse effect on its business.
Under Sections 3(a)(1)(A) and (C) of the 1940 Act, a company generally will be deemed to be an “investment company” for purposes of the 1940 Act if (i) it is, or holds itself out as being, engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting or trading in securities or (ii) it engages, or proposes to engage, in the business of investing, reinvesting, owning, holding or trading in securities and it owns or proposes to acquire investment securities having a value exceeding 40% of the value of its total assets (exclusive of U.S. government securities and cash items) on an unconsolidated basis. Greenlane does not believe that it is an “investment company,” as such term is defined in either of those sections of the 1940 Act.
As the sole manager of the Operating Company, Greenlane controls and operates the Operating Company. On that basis, Greenlane believes that its interest in the Operating Company is not an “investment security” as that term is used in the 1940 Act. However, if Greenlane were to cease participation in the management of the Operating Company, its interest in the Operating Company could be deemed an “investment security” for purposes of the 1940 Act.
Greenlane and the Operating Company intend to continue to conduct its operations so that it will not be deemed an investment company. However, if Greenlane were to be deemed an investment company, restrictions imposed by the 1940 Act, including limitations on its capital structure and its ability to transact with affiliates, could make it impractical for Greenlane to continue its business as contemplated and could have a material adverse effect on its business.
Greenlane is a controlled company within the meaning of the Nasdaq Marketplace Rules, and, as a result, qualifies for, and may avail itself of, exemptions from certain corporate governance requirements that provide protection to stockholders of other companies. You will not have the same protections afforded to stockholders of companies that are subject to such requirements.
The Greenlane Founder Members control more than 50% of Greenlane’s combined voting power. As a result, Greenlane qualifies as a “controlled company” within the meaning of the Nasdaq Marketplace Rules.
As a controlled company, Greenlane is exempt from certain Nasdaq Marketplace Rules, including those that would otherwise require its board of directors to have a majority of independent directors and require that it either establish a Compensation and Nominating and Corporate Governance Committees, each comprised entirely of independent directors, or otherwise ensure that the compensation of its executive officers and nominees for directors are determined or recommended to the board of directors by the independent members of the board of directors. Accordingly, holders of Greenlane Class A common stock will not have the same protections afforded to stockholders of companies that are subject to all of the Nasdaq Marketplace Rules. As of the date of this filing, Greenlane has not availed itself of the controlled company exemptions.
Greenlane’s failure to meet the continued listing requirements of Nasdaq could result in a de-listing of its common stock.
If Greenlane fails to continue to satisfy the continued listing requirements of Nasdaq, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to de-list Greenlane Class A common stock. As a result of several factors, including the expanding outbreak of COVID-19, the per share price of Greenlane Class A common stock has declined below the minimum bid price threshold required for continued listing. Such a de-listing would likely have a negative effect on the price of Greenlane Class A common stock and would impair your ability to sell or purchase Greenlane Class A common stock when you wish to do so. In the event of a de-listing, Greenlane would take actions to restore its compliance with Nasdaq Marketplace Rules, but it can provide no assurances that the listing of Greenlane Class A common stock would be restored, that Greenlane Class A common stock will remain above the Nasdaq minimum bid price requirement or that it otherwise will remain in compliance with the Nasdaq Marketplace Rules.
Risks Related to Ownership of Greenlane Class A Common Stock
The market price of Greenlane Class A common stock has been volatile and has declined significantly since its initial public offering and may face more volatility and price declines in the future. As a result, you may not be able to resell your shares at or above the price at which you have acquired or will acquire shares of Greenlane Class A common stock.
The market price of Greenlane Class A common stock has been volatile and has declined significantly since its initial public offering and could face more volatility and price declines in the future as a result of a number of factors, many of which are beyond its control. Furthermore, volatility in Greenlane’s stock price may occur regardless of its operating performance. As a result, you may not be able to sell your shares at or above the price you paid and you could lose a substantial part or all of your investment in Greenlane Class A common stock. The following factors could affect Greenlane’s stock price:
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general market conditions, including conditions that are outside of its control, such as actions or proposed actions of the new U.S. Presidential administration, international trade disputes that disrupt its supply chain and the impact of health and safety concerns, such as the current COVID-19 outbreak;

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novel and unforeseen market volatility and trading strategies, such as the massive short squeeze rally caused by retail investors on retail trading platforms;

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its operating and financial performance and the performance of other similar companies;

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the market perception of its industry;

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the impact, or perceived impact, of new regulations applicable to it, its suppliers or its customers;

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quarterly variations in the rate of growth of its financial indicators, such as net income, net income per share, net sales and adjusted EBITDA;

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its ability to successfully execute its merger and acquisition strategy;

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significant acquisitions or business combinations, strategic partnerships, joint ventures or capital commitments by or involving it or its competitors;

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strategic actions by its competitors or its suppliers;

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product recalls or product liability claims;

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changes in revenue or earnings estimates, or changes in recommendations or withdrawal of research coverage, by equity research analysts;

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liquidity and activity in the market for Greenlane Class A common stock;

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speculation in the press or investment community;

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sales of Greenlane Class A common stock by Greenlane or other stockholders, or the perception that such sales may occur;

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the issuance of Greenlane Class A common stock upon redemption of Common Units by members in the Operating Company;

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the future incurrence of debt;

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changes in accounting principles;

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additions or departures of key management personnel;

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news reports relating to trends, concerns or competitive developments, regulatory changes and other related issues in its industry or target markets, including, but not limited to, EVALI;

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investors’ general perception of it and the public’s reaction to its press releases, its other public announcements and its filings with the SEC;

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actions by its stockholders; and

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domestic and international economic, legal and regulatory factors.

The stock markets in general have experienced extreme volatility, particularly recently, that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the trading price of Greenlane Class A common stock.
The requirements of being a public company may strain Greenlane’s resources and distract its management, which could make it difficult to manage its business, particularly after it is no longer an “emerging growth company.”
As a public company, Greenlane is required to comply with various regulatory and reporting requirements, including those required by the SEC. Complying with these reporting and other regulatory requirements is time-consuming and expensive and could have a negative effect on Greenlane’s business, results of operations and financial condition. As a public company, Greenlane is subject to the reporting requirements of the Exchange Act, and the requirements of the Sarbanes-Oxley Act of 2002 (“SOX”). The cost of complying with these requirements may place a strain on Greenlane’s systems and resources. The Exchange Act requires Greenlane to file annual, quarterly and current reports with respect to its business and financial condition. SOX requires that Greenlane maintain effective disclosure controls and procedures and internal controls over financial reporting. To maintain and improve the effectiveness of Greenlane’s disclosure controls and procedures, it must commit significant resources, may be required to hire additional staff and need to continue to provide effective management oversight. Sustaining Greenlane’s growth also will require it to commit additional management, operational and financial resources to identify new professionals to join the company and to maintain appropriate operational and financial systems to adequately support expansion. These activities may divert management’s attention from other business concerns, which could have a material adverse effect on Greenlane’s business, results of operations, financial condition and cash flows.
In connection with becoming a public company, Greenlane obtained Side A directors’ and officers’ insurance coverage, which will increase its annual insurance costs. In the future, it may be more expensive for Greenlane to obtain director and officer liability insurance, and it may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for Greenlane to attract and retain qualified members to its board of directors in the future, particularly to serve on its audit committee, and qualified executive officers.
As an “emerging growth company” as defined in the JOBS Act, Greenlane may take advantage of certain temporary exemptions from various reporting requirements, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of SOX and reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements.
When these exemptions cease to apply, Greenlane expects to incur additional expenses and devote increased management effort toward ensuring compliance with them. Greenlane will remain an “emerging growth company” for up to five years, although it may cease to be an “emerging growth company” earlier under certain circumstances. Greenlane cannot predict or estimate the amount of additional costs it may incur as a result of becoming a public company or the timing of such costs.
As a public reporting company, Greenlane is subject to rules and regulations established from time to time by the SEC regarding its internal control over financial reporting. In connection with Greenlane’s assessment of the effectiveness of its disclosure controls and procedures, it identified certain material weaknesses in its internal control over financial reporting, which caused its Chief Executive Officer and Chief Financial Officer to determine that its internal control over financial reporting, as well as its disclosure controls and procedures, were not effective as of December 31, 2020.
As a public reporting company, Greenlane is subject to the rules and regulations established from time to time by the SEC. These rules and regulations require that, among other things, Greenlane establish and periodically evaluate procedures with respect to its internal control over financial reporting. Reporting obligations as a public company are likely to place a considerable strain on Greenlane’s financial and management systems, processes and controls, as well as on its personnel.
Greenlane’s management, including its Chief Executive Officer and Chief Financial Officer, are responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with U.S. GAAP. Greenlane’s internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of its assets, (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. GAAP, and that its receipts and expenditures are being made only in accordance with authorizations of its management and directors, and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of its assets that could have a material effect on the financial statements.

Under the supervision and with the participation of Greenlane management, including its Chief Executive Officer and Chief Financial Officer, it conducted an evaluation of the effectiveness of its internal control over financial reporting as of December 31, 2020. Based on this evaluation, Greenlane’s Chief Executive Officer and Chief Financial Officer concluded that as of December 31, 2020, the Company had not maintained effective internal control over financial reporting as a result of the existence of material weaknesses. Consequently, management, with the participation of Greenlane’s Chief Executive Officer and Chief Financial Officer, also concluded that its disclosure controls and procedures were not effective as of December 31, 2020 to provide reasonable assurance that information required to be disclosed by Greenlane in the reports filed or submitted by it under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms, and to provide reasonable assurance that information required to be disclosed by Greenlane in such reports is accumulated and communicated to Greenlane’s management, including, its Chief Executive Officer and its Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.
A “material weakness” is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of its financial statements will not be prevented or detected on a timely basis. Although Greenlane is committed to strengthening and enhancing its internal controls to remediate the material weaknesses, it cannot give any assurances that the identified material weaknesses will be remediated on a timely basis or at all or that additional material weaknesses will not be identified in the future in connection with its compliance with the provisions of Section 404 of SOX. Greenlane’s management may be required to devote significant time and expense to remediate these material weaknesses and any other material weaknesses that may be discovered in the future and may not be able to remediate such material weaknesses in a timely manner. The existence of any future material weakness in Greenlane’s internal control over financial reporting could also result in errors in its financial statements that could require it to restate its financial statements, cause it to fail to meet its reporting obligations, and cause investors to lose confidence in its reported financial information, any of which could lead to a decline in the per share trading price of Greenlane common stock.
Because Greenlane is an “emerging growth company” under the JOBS Act, its independent registered public accounting firm will not be required to attest to the effectiveness of its internal control over financial reporting for so long as it is an emerging growth company. Greenlane’s independent registered public accounting firm will be engaged to provide an attestation report on the effectiveness of its internal control over financial reporting at such time as it ceases to be an “emerging growth company,” as defined in the JOBS Act.
Greenlane has not paid dividends in the past and it has no current plans to pay dividends in the future, and any return on investment may be limited to the value of Greenlane common stock.
Greenlane does not anticipate paying cash dividends in the foreseeable future. The payment of dividends will depend on Greenlane’s earnings, capital requirements, financial condition, prospects and other factors its board of directors may deem relevant. If Greenlane does not pay dividends, its stock may be less valuable because a return on your investment will only occur if you sell Greenlane Class A common stock after its stock price appreciates above the price at which you acquired such shares.
Future sales of Greenlane Class A common stock in the public market, or the perception that such sales may occur, could reduce its stock price, and any additional capital raised by it through the sale of equity or convertible securities may dilute your ownership in it.
Subject to certain limitations and exceptions, the members of the Operating Company may redeem their Common Units for shares of Greenlane Class A common stock (in which case, their shares of Greenlane Class B common stock or Greenlane Class C common stock, as the case may be, are cancelled on a one-to-one basis in the case of Greenlane Class B common stock or three to one basis in the case of Greenlane Class C common stock upon any such issuance), and then sell those shares of Greenlane Class A common stock. Additionally, Greenlane may issue additional shares of Class A common stock or convertible securities in subsequent public or private offerings.
Greenlane cannot predict the timing of any redemption of Common Units or the size of future issuances of its Greenlane Class A common stock or securities convertible into Greenlane Class A common stock or the effect, if any, that future issuances and sales of shares of Greenlane Class A common stock will have on the market price of Greenlane Class A common stock. Sales of substantial amounts of Greenlane’s Class A common stock (including shares issued in connection with an acquisition), or the perception that such sales could occur, may adversely affect the prevailing market price of Greenlane Class A common stock.
If securities analysts do not publish research or publish inaccurate or unfavorable research about Greenlane’s business, its stock price and trading volume could decline.
The trading market for Greenlane’s stock depends in part on the research and reports that securities or industry analysts publish about it or its industry. While there are securities analysts covering Greenlane, it can provide no assurances that the analysts will continue to publish reports or that other securities analysts will initiate coverage. If no securities analysts cover Greenlane, the trading price for its stock could be negatively impacted. In addition, if one or more of the analysts who cover Greenlane downgrade its stock or publish inaccurate or unfavorable research about its business, its stock price could decline as a result. If one or more of these analysts cease coverage of Greenlane or fail to publish reports on it regularly, demand for its Class A stock could decrease, which might cause the market price and trading volume of Greenlane Class A common stock to decline.
Anti-takeover provisions in Greenlane’s certificate of incorporation and amended and restated bylaws and Delaware law could discourage a takeover.
Greenlane’s amended and restated certificate of incorporation and its amended and restated bylaws contain provisions that might enable its management to resist a takeover. These provisions include:
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authorizing the issuance of “blank check” preferred stock that could be issued by Greenlane’s board of directors to increase the number of outstanding shares and thwart a takeover attempt;

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advance notice requirements applicable to stockholders for matters to be brought before a meeting of stockholders and requirements as to the form and content of a stockholder’s notice;

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restrictions on the transfer of Greenlane’s outstanding shares of Greenlane Class B common stock;

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a supermajority stockholder vote requirement for amending certain provisions of Greenlane’s amended and restated certificate of incorporation and amended and restated bylaws;

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the inability of Greenlane stockholders to act by written consent;

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a requirement that the authorized number of directors may be changed only by resolution of the board of directors;

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allowing all vacancies, including newly created directorships, to be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum, except as otherwise required by law;

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limiting the forum for certain litigation against Greenlane to Delaware; and

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limiting the persons that can call special meetings of Greenlane stockholders to its board of directors or the chairperson of its board of directors.

These provisions might discourage, delay or prevent a change in control of Greenlane or a change in its board of directors or management. The existence of these provisions could adversely affect the voting power of holders of Greenlane Class A common stock and limit the price that investors might be willing to pay in the future for shares of Greenlane’s Class A common stock. In addition, because Greenlane is incorporated in Delaware, it is governed by the provisions of Section 203 of the DGCL, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with any “interested” stockholder for a period of three years following the date on which the stockholder became an “interested” stockholder.
Greenlane may issue shares of preferred stock in the future, which could make it difficult for another company to acquire it or could otherwise adversely affect holders of Greenlane Class A common stock, which could depress the market price of Greenlane Class A common stock.
Greenlane’s amended and restated certificate of incorporation authorizes it to issue one or more series of preferred stock. Greenlane’s board of directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by its stockholders. Greenlane’s preferred stock can be issued with voting, liquidation, dividend and other rights superior to the rights of Greenlane Class A common stock. The potential issuance of preferred stock may delay or prevent a change in control of Greenlane, discourage bids for Greenlane Class A common stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of the holders of Greenlane Class A common stock.
Greenlane’s amended and restated certificate of incorporation and bylaws provide that the Court of Chancery of the State of Delaware is the sole and exclusive forum for substantially all disputes between it and its stockholders, which could limit its stockholders’ ability to obtain a favorable judicial forum for disputes with it or its directors, officers or employees.
Greenlane’s amended and restated certificate of incorporation and its amended and restated bylaws provide that, unless it consents to the selection of an alternative forum, the Court of Chancery of the State of Delaware is the sole and exclusive forum for (i) any derivative action or proceeding brought on its behalf, other than any action or proceeding that, under applicable law, may only be commenced or prosecuted in another forum, (ii) any action asserting a claim of breach of fiduciary duty owed by any of its directors, officers or other employees to it or to its stockholders, (iii) any action asserting a claim arising pursuant to the Delaware General Corporation Law or its amended and restated certificate of incorporation or bylaws and (iv) any action to interpret, apply, enforce or determine the validity of its amended and restated certificate of incorporation.
Risk Factors Related to KushCo
Risks Related to KushCo’s Business
The COVID-19 pandemic has caused severe disruptions in the U.S. and global economies and financial markets and could potentially create widespread business continuity issues of an as of yet unknown magnitude and duration.
The COVID-19 pandemic has severely impacted global economic activity and caused significant volatility and negative pressure in the financial markets. Many countries, including the United States, have reacted to the pandemic by instituting quarantines, mandating business and school closures and restricting travel. COVID-19 has had and could continue to have material and adverse effects on KushCo’s ability to successfully operate due to, among other factors:
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a general decline in business activity, especially as it relates to KushCo’s customers’ expansion or consolidation activities;

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the continued classification of medical and/or recreational cannabis stores and/or dispensaries as “non-essential” in some states, which has resulted in these retail outlets having to temporarily shut down or materially adjust their operations;

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the destabilization of the markets, which could negatively impact KushCo’s customer growth and access to capital, along with its customers’ ability to make payments to KushCo for their purchase orders;

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severe disruptions to and instability in the global financial markets, and deterioration in credit and financing conditions, which could affect KushCo’s ability to access the capital necessary to fund business operations or KushCo’s ability to address maturing liabilities on a timely basis on favorable terms, or at all;

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the potential negative impact on the health of KushCo’s personnel, or the personnel of KushCo’s customers, vendors, and partners, especially if a significant number of them are impacted;

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KushCo’s inability to ensure business continuity; and

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a material disruption in KushCo’s supply chain, which has affected and could continue to affect KushCo’s ability to source products from vendors on a timely basis or on favorable terms.

The rapid development and fluidity of this situation makes it difficult to predict the full extent of the impact of COVID-19 on KushCo’s business and operations. KushCo will continue to assess the impact of COVID-19 on its business.
If KushCo does not successfully generate additional products and services, or if such products and services are developed but not successfully commercialized, KushCo could lose revenue opportunities. KushCo’s future success depends on its ability to grow and expand its customer base. KushCo’s failure to achieve such growth or expansion could materially harm its business.
KushCo’s future success depends, in part, on its ability to expand its product and service offerings. To that end, KushCo is engaged in the process of identifying new opportunities to provide additional products and related services to its customers. The processes of identifying and commercializing new products is complex and uncertain, and if KushCo fails to accurately predict customers’ changing needs and emerging trends, its business could be harmed. KushCo has already and may continue to commit significant resources to commercializing new products before knowing whether its investments will result in products the market will accept. Furthermore, KushCo may not execute successfully on commercializing those products because of errors in product planning or timing, technical hurdles that it fails to overcome in a timely fashion, or a lack of appropriate resources. This could result in competitors providing those solutions before KushCo does and a reduction in the company’s net sales and earnings.
The success of new products depends on many factors, including proper new product definition, timely completion, and introduction of products, differentiation of new products from those of competitors, and market acceptance of products. There can be no assurance that KushCo will successfully identify additional new product opportunities, develop and bring new products to market in a timely manner, or achieve market acceptance of its products or that products and technologies developed by others will not render KushCo’s products or technologies obsolete or noncompetitive.
To date, KushCo’s revenue growth has been derived from the sale of its products and services. KushCo’s success and the planned growth and expansion of its business depend on the company achieving greater and broader acceptance of its products and services and expanding its customer base. There can be no assurance that customers will purchase its products or services or that KushCo will continue to expand its customer base. If KushCo is unable to effectively market or expand its product offerings, KushCo will be unable to grow and expand its business or implement its business strategy. This could materially impair KushCo’s ability to increase sales and revenue and materially and adversely affect its margins, which could harm its business and cause its stock price to decline.
KushCo’s suppliers could fail to fulfill KushCo’s orders for parts used to assemble its products, which would disrupt its business, increase its costs, harm its reputation, and potentially cause KushCo to lose its market.
KushCo depends on third party suppliers around the world, including in China, for materials used to assemble its products. These suppliers could fail to produce products to its specifications or in a workmanlike manner and may not deliver the materials or products on a timely basis. KushCo’s suppliers may also have to obtain inventories of the necessary parts and tools for production. Any change in KushCo’s suppliers’ approach to resolving production issues could disrupt its ability to fulfill orders. If KushCo is required to find new suppliers, its business may be disrupted and orders may be delayed if KushCo is unable to timely secure their replacements, Such disruptions in KushCo’s business and/or delays in fulfilling orders could harm its reputation and could potentially cause KushCo to lose its market.
If significant tariffs or other restrictions are placed on KushCo’s goods imported into the United States or Canada from China or any related counter-measures are taken by China, or if such tariffs are increased, KushCo’s revenue, financial condition, and results of operations may be materially harmed.
If significant tariffs or other restrictions are placed on goods imported into the United States or Canada from China or any related countermeasures are taken by China, KushCo’s revenue and results of operations may be materially harmed. The Trump Administration has altered trade terms between China and the United States, including by limiting trade with China and/or imposing additional tariffs on imports from China. In August 2018 The U.S. Trade Representative imposed additional duties of 25% on certain goods from China. Thereafter, in September 2018, the U.S. Trade Representative imposed additional duties of 10% on a variety of other goods imported from China. In September 2019, the 10% additional tariff was raised to 25% on the affected goods. These additional 25% tariffs apply primarily to KushCo’s vaporizer and vaporizer accessory products, and as a result, the cost of its products may increase. In addition, any such additional tariffs may also make KushCo’s products more expensive for consumers, which may reduce consumer demand. KushCo may need to offset the financial impact of these tariffs by, among other things, moving its product manufacturing to other countries where feasible, modifying other business practices or raising prices. If KushCo is not successful in offsetting the impact of any such tariffs, KushCo’s revenue, gross margins, and operating results may be adversely affected.
KushCo’s inability to effectively protect its intellectual property would adversely affect KushCo’s ability to compete effectively, its revenue, its financial condition, and its results of operations.
KushCo may be unable to obtain intellectual property rights to effectively protect its branding, products, and other intangible assets. KushCo’s ability to compete effectively may be affected by the nature and breadth of its intellectual property rights. While KushCo intends to defend against any threats to its intellectual property rights, there can be no assurance that any such actions will adequately protect its interests. If KushCo is unable to secure intellectual property rights to effectively protect its branding, products, and other intangible assets, its revenue and earnings, financial condition, or results of operations could be adversely affected.
KushCo also often relies on non-disclosure and non-competition agreements to protect portions of its intellectual property portfolio. There can be no assurance that these agreements will not be breached, that it will have adequate remedies for any breach, that third parties will not otherwise gain access to KushCo’s trade secrets or proprietary knowledge, or that third parties will not independently develop competitive products with similar intellectual property.
KushCo could incur substantial liabilities from any product liability lawsuits successfully brought against the company.
KushCo faces an inherent risk of product liability. For example, KushCo could be sued if any product it sells allegedly causes injury or is found to be otherwise unsuitable during product testing, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability and a breach of warranties. Claims could also be asserted against the company under state consumer protection acts.
While KushCo has not been a party to any product liability litigation and does not manufacture any products itself, several lawsuits have been brought against manufacturers and sellers of vaporizers and other smokeless products for injuries to health allegedly caused by use of such products. KushCo may be subject to similar claims in the future relating to vaporizer products that it sells. KushCo may also be named as a defendant in product liability litigation against one of its suppliers by association, including in class action lawsuits. In addition, KushCo may see increasing litigation over its vaporizer products. If such lawsuits are filed against KushCo in the future, KushCo could incur substantial costs, including costs to defend the cases and possible damages awards.
If KushCo cannot successfully defend itself against product liability claims, it may incur substantial liabilities or be required to limit sales of its products. If KushCo is unable to successfully defend against future lawsuits, it could face at least the following potential consequences:
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decreased demand for its products;

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injury to its reputation;

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costs to defend the related litigation;

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a diversion of management’s time and its resources;

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substantial monetary awards to users of its products;

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product recalls or withdrawals;

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loss of revenue; and

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a decline in its stock price.

In addition, while KushCo continues to take what it believes are appropriate precautions, it may be unable to avoid significant liability if any product liability lawsuit is brought against the company.
There is uncertainty regarding the regulation of vaporization products and certain other consumption accessories. Increased regulatory compliance burdens and recent temporary bans on the sales of certain cannabis vaporization products could have a material adverse impact on KushCo’s business development efforts and its operations.
There is uncertainty regarding whether and in what circumstances federal, state, or local regulatory authorities will seek to develop and enforce regulations relative to vaporizer hardware and accessories that can be used to vaporize cannabis and/or tobacco. Further, it remains to be seen whether current or future regulations relating to tobacco vaporization products would also apply to cannabis vaporization products and related consumption accessories.
There has been increasing activity on the federal, state, and local levels with respect to scrutiny of vaporizer products. Federal, state, and local governmental bodies across the United States have indicated that vaporization products and certain other consumption accessories may become subject to new laws and regulations at the state and local levels.
The application of any new laws or regulations, including bans on sale, that may be adopted and/or maintained, at a federal, state, or local level, directly or indirectly implicating cannabis vaporization products or consumption accessories could limit KushCo’s ability to sell such products, result in additional compliance expenses, and require KushCo to change its labeling and methods of distribution, any of which could have a material adverse effect on its business, results of operations and financial condition.
The scientific community has not yet extensively studied the long-term health effects of the use of vaporizer products.
Cannabis vaporizers and related products were recently developed and therefore the scientific community has not had a sufficient period of time to study the long-term health effects of their use. If the scientific community were to determine conclusively that use of any or all of these products poses long-term health risks, market demand for these products and their use could materially decline. Such a determination could also lead to litigation and significant regulation. Loss of demand for KushCo’s product, product liability claims, and increased regulation stemming from unfavorable scientific studies on these products could have a material adverse effect on its business, results of operations, and financial condition.
KushCo’s inability to effectively manage its growth could harm its business and materially and adversely affect its operating results and financial condition.
KushCo’s strategy envisions growing its business. KushCo is actively expanding its product, sales, administrative and marketing operations. Any growth in or expansion of KushCo’s business is likely to continue to place a strain on its management and administrative resources, infrastructure and systems. As with other growing businesses, KushCo expects that it will need to further refine and expand its business development capabilities, its systems and processes and its access to financing sources. KushCo also continues to hire, train, supervise, and manage a significant number of new employees. These processes are time consuming and expensive, will increase management responsibilities and will divert management attention. KushCo cannot assure that it will be able to:
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expand its products effectively or efficiently or in a timely manner;

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allocate its human resources optimally;

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meet its capital needs;

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identify and hire qualified employees or retain valued employees; or

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effectively incorporate the components of any business or product line that KushCo may acquire in its effort to achieve growth.

KushCo’s inability or failure to manage its growth and expansion effectively could harm its business and materially and adversely affect its operating results and financial condition.
KushCo faces risks associated with strategic acquisitions.
Since KushCo’s inception it has strategically acquired several businesses, and plans to continue to make strategic acquisitions, some of which may be material. These acquisitions may involve a number of financial, accounting, managerial, operational, legal, compliance and other risks and challenges, including the following, any of which could adversely affect KushCo’s results of operations:
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Any acquired business could under-perform relative to its expectations and the price that the company paid for it, or not perform in accordance with its anticipated timetable;

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KushCo may incur or assume significant debt in connection with its acquisitions;

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Acquisitions could cause its results of operations to differ from KushCo’s own or the investment community’s expectations in any given period, or over the long term; and

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Acquisitions could create demands on KushCo’s management that it may be unable to effectively address, or for which it may incur additional costs.

Additionally, following any business acquisition, KushCo could experience difficulty in integrating personnel, operations, financial and other systems, and in retaining key employees and customers.
KushCo may record goodwill and other intangible assets on its consolidated balance sheet in connection with its acquisitions. If KushCo is not able to realize the value of these assets, it may be required to incur charges relating to the impairment of these assets, which could materially impact its results of operations.
KushCo is subject to cyber-security risks, including those related to customer, employee, vendor or other company data and including in connection with integration of acquired businesses and operations.
KushCo uses information technologies to securely manage operations and various business functions. KushCo relies on various technologies, some of which are managed by third parties, to process, transmit and store electronic information, and to manage or support a variety of business processes and activities, including reporting on its business and interacting with customers, vendors and employees. In addition, KushCo collects and stores certain data, including proprietary business information, and may have access to confidential or personal information that is subject to privacy and security laws, regulations and customer-imposed controls. KushCo’s systems are subject to repeated attempts by third parties to access information or to disrupt its systems. Despite KushCo’s security design and controls, and those of its third-party providers, KushCo may become subject to system damage, disruptions or shutdowns due to any number of causes, including cyber-attacks, breaches, employee error or malfeasance, power outages, computer viruses, telecommunication or utility failures, systems failures, service providers, natural disasters or other catastrophic events. It is possible for such vulnerabilities to remain undetected for an extended period. KushCo may face other challenges and risks as it upgrades and standardizes its information technology systems as part of its integration of acquired businesses and operations. KushCo has contingency plans in place to prevent or mitigate the impact of these events, however, these events could result in operational disruptions or the misappropriation of sensitive data, and depending on their nature and scope, could lead to the compromise of confidential information, improper use of KushCo’s systems and networks, manipulation and destruction of data, defective products, production downtimes and operational disruptions and exposure to liability. Such disruptions or misappropriations and the resulting repercussions, including reputational damage and legal claims or proceedings, may adversely affect KushCo’s results of operations, cash flows and financial condition, and the trading price of KushCo common stock.
This risk is enhanced in certain jurisdictions with stringent data privacy laws and, as KushCo expands its products, offerings, and operations domestically and internationally, KushCo may become subject to amended or additional laws that impose substantial additional obligations related to data privacy. For example, California adopted the California Consumer Privacy Act of 2018 (“CCPA”), which provides new data privacy rights for consumers and new operational requirements for businesses. The CCPA includes a statutory damages framework and private rights of action against businesses that fail to comply with certain CCPA terms or implement reasonable security procedures and practices to prevent data breaches. The CCPA went into effect in January 2020.
If KushCo fails to retain key personnel and hire, train and retain qualified employees, KushCo may not be able to compete effectively, which could result in reduced revenue or increased costs.
KushCo’s success is highly dependent on the continued services of key management and technical personnel. Its management and other employees may voluntarily terminate their employment at any time upon short notice. The loss of the services of any member of the senior management team, including its Chairman and Chief Executive Officer, Nick Kovacevich; its Chief Financial Officer, Stephen Christoffersen; its Chief Operating Officer, Rodrigo de Oliveira; or any of the managerial or technical staff may significantly delay or prevent the achievement of product development, KushCo’s growth strategies and other business objectives. KushCo’s future success will also depend on its ability to identify, recruit and retain additional qualified technical and managerial personnel. KushCo operates in several geographic locations where labor markets are particularly competitive, where demand for personnel with these skills is extremely high and is likely to remain high. As a result, competition for qualified personnel is intense, particularly in the areas of general management, finance, engineering and science, and the process of hiring suitably qualified personnel is often lengthy and expensive and may become more expensive in the future. If KushCo is unable to hire and retain a sufficient number of qualified employees, its ability to conduct and expand its business could be seriously reduced.
KushCo’s operating results, including net sales, gross margin and net income (loss), as well as its stock price have fluctuated in the past, and its future operating results will continue to be subject to quarterly and annual fluctuations based upon numerous factors, including those discussed in this section. KushCo’s stock price will continue to be subject to daily fluctuations as well. KushCo’s future operating results and stock price may not follow any past trends or meet its guidance and expectations.
KushCo’s net sales and operating results, net income (loss) and operating expenses, and its stock price have fluctuated in the past and may fluctuate significantly from quarter to quarter and from year to year. KushCo believes a number of factors, many of which are outside of its control, could cause these fluctuations and make them difficult to predict, including:
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fluctuations in demand for KushCo’s products or downturns in the industries that it serves;

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its ability to manage its suppliers across diverse product lines, including its ability to successfully procure products from various locations at the quantity, quality and price desired;

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its ability to develop, introduce, manufacture and ship new and enhanced products in a timely manner without defects and the rate of market acceptance of its new products;

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introductions of new products and product enhancements by its competitors, entry of new competitors into its markets, pricing pressures and other competitive factors;

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its ability and the ability of its contractual counterparts to comply with the terms of its contracts;

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rescheduling of shipments or cancellation of orders by its customers;

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the ability of its customers to access applicable credit markets and to pay for its products and services;

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its customers’ ability to manage their susceptibility to adverse economic conditions;

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its ability to control expenses, including without limitation, costs and expenses associated with acquisition related activities;

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its ability to meet its expectations and forecasts and those of public market analysts and investors;

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damage to its reputation as a result of coverage in social media, Internet blogs or other media outlets;

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managing its employees and third-party representatives, including distributors, compliance with its internal controls and applicable laws;

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costs, expenses and damages arising from litigation; and

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currency fluctuations and stability, in particular the Chinese RMB and the U.S. dollar as compared to other currencies.

KushCo’s expenses for any given quarter are typically based on expected sales and if sales are below expectations in any given quarter, the adverse impact of the shortfall on its operating results may be magnified by its inability to adjust spending quickly enough to compensate for the shortfall. KushCo also bases its inventory levels on its forecasted product mix for the quarter. If the actual product mix varies significantly from the forecast, KushCo may not be able to fill some orders during that quarter, which would result in delays in the shipment of its products. Accordingly, variations in timing of sales, particularly for its higher priced, higher margin products, may cause significant fluctuations in quarterly operating results.
Due to these and other factors, such as varying product mix, quarter-to-quarter and year-to-year comparisons of KushCo’s historical operating results may not be meaningful. You should not rely on KushCo’s results for any quarter or year as an indication of its future performance. KushCo’s operating results in future quarters and years may be below public market analysts’ or investors’ expectations, which would likely cause the price of its stock to fall. In addition, over the past several years, U.S. and global equity markets have experienced significant price and volume fluctuations that have affected the stock prices of many companies involved in the cannabis industry as well as in and outside KushCo’s industry. There has not always been a direct correlation between this volatility and the performance of companies subject to these stock price fluctuations. These factors, as well as general economic and political conditions may have a material adverse effect on the market price of KushCo’s stock in the future.
KushCo may need additional capital in the future, and it may be unable to secure additional funding in the future or to obtain such funding on favorable terms.
KushCo’s inability to raise capital to finance its operations could materially limit its growth. Historically, KushCo has raised capital through the sale of equity securities. To the extent that KushCo raises additional equity capital, existing shareholders will experience dilution in the voting power and ownership of their common stock, and earnings per share, if any, will be negatively affected.
KushCo is a party to a revolving credit facility (the “Monroe Revolving Credit Facility”) with Monroe Capital Management Advisors, LLC (“Monroe”), which allows it to borrow up to $35.0 million, subject to the terms and conditions of the financing agreement, dated as of August 21, 2019, as amended (the “Financing Agreement”). Any reductions in its available borrowing capacity under the Monroe Revolving Credit Facility, when needed or when business conditions warrant, could have a material adverse effect on KushCo’s business, financial condition and results of operations. Further, any additional borrowings to finance operations could make KushCo more vulnerable to a downturn in economic conditions or increases in interest rates on borrowings that are subject to interest rate fluctuations.
The amount and timing of KushCo’s additional financing needs will vary based on among other things, timing of new product launches, investments and/or acquisitions, and the amount of cash flow from its operations. If KushCo’s resources are insufficient to satisfy its cash requirements, KushCo may seek to issue additional equity or debt securities or to obtain additional financing. If KushCo’s cash flow from operations is insufficient to meet its debt service requirements, KushCo could be required to sell additional equity securities, refinance its obligations, or dispose of assets in order to meet these requirements. There can be no assurance that any financing will be available to the company when needed or will be available on acceptable terms. KushCo’s failure to obtain sufficient financing on favorable terms and conditions could have a material adverse effect on its growth prospects and its business, financial condition and results of operations.
The Financing Agreement for the Monroe Revolving Credit Facility contains financial and operating covenants that may restrict KushCo’s business and financing activities.
The Financing Agreement restricts, among other things, KushCo’s ability to:
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make investment in or merge with or acquire all or substantially all of the assets or capital stock of another party;

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incur, assume, guarantee or cancel certain indebtedness;

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enter into certain transactions with related parties;

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incur or assume any liens upon or with respect to any of its properties;

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make certain change in business objectives, purposes of operations; and

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sell, transfer, issue, convey, assign or otherwise dispose of assets or properties, subject to certain exceptions.

The financial and operating restrictions and covenants contained in the Financing Agreement, as well as any future financing agreements that KushCo may enter into, may restrict its ability to finance its operations, engage in business activities or expand or fully pursue its business strategies. KushCo’s ability to comply with these covenants may be affected by events beyond its control and KushCo may not be able to meet those covenants. A breach of any of the covenants under the Financing Agreement, or Monroe declaring that a material adverse event has occurred, could result in a default under the Financing Agreement, which could cause all of the outstanding indebtedness under the Monroe Revolving Credit Facility to become immediately due and payable.
Increases in interest rates would increase the cost of servicing KushCo’s debt and could reduce its profitability.
A significant portion of KushCo’s outstanding debt, including amounts under the Monroe Revolving Credit Facility, bears interest at variable rates and exposes KushCo to interest rate risk. As a result, increases in interest rates would increase the cost of servicing KushCo’s debt and could materially reduce its profitability and cash flows.
Uncertainty relating to the LIBOR calculation process and potential phasing out of LIBOR after 2021 may adversely affect the market value of KushCo’s current or future debt obligations, including under the Monroe Revolving Credit Facility.
On July 27, 2017, the U.K. Financial Conduct Authority announced that it intends to stop persuading or compelling banks to submit LIBOR rates after 2021. As a result, LIBOR may be discontinued by 2021. While there is no consensus on what rate or rates may become accepted alternatives to LIBOR, the Alternative Reference Rates Committee, a steering committee comprised of U.S. financial market participants, selected and the Federal Reserve Bank of New York started in May 2018 to publish the Secured Overnight Finance Rate (“SOFR”) as an alternative to LIBOR. SOFR is a broad measure of the cost of borrowing cash in the overnight U.S. treasury repo market. At this time, it is impossible to predict whether the SOFR or another reference rate will become an accepted alternative to LIBOR. The manner and impact of this transition may materially adversely affect the trading market for LIBOR-based securities, as well as the applicable interest rate on and the amount of interest paid on KushCo’s current or future debt obligations, including the Monroe Revolving Credit Facility.
Charges to earnings resulting from the application of the acquisition method of accounting to KushCo’s various acquisitions may adversely affect its results of operations. If its goodwill or intangible assets become impaired, KushCo may be required to record a significant charge to earnings and its ability to borrow under its asset-based Monroe Revolving Credit Facility may be significantly impaired.
In accordance with generally accepted accounting principles, KushCo has accounted for acquisitions using the acquisition method of accounting. Under the acquisition method of accounting, KushCo allocates the total purchase price of an acquired company’s net tangible and identifiable intangible assets based upon their estimated fair values at the acquisition date. KushCo records the excess of the purchase price over net tangible and identifiable intangible assets as goodwill. KushCo has incurred and will continue to incur additional depreciation and amortization expense over the useful lives of certain of the net tangible and intangible assets KushCo has acquired. In addition, to the extent the value of goodwill or intangible assets with indefinite lives becomes impaired, KushCo may be required to incur material charges relating to the impairment of those assets. These depreciation, amortization and potential impairment charges could have a material impact on its results of operations.

Under accounting principles generally accepted in the United States, KushCo reviews its intangible assets for impairment when events or changes in circumstances indicate the carrying value may not be recoverable. Goodwill is required to be tested for impairment at least annually. Factors that may be considered in determining whether a change in circumstances indicating that the carrying value of KushCo’s goodwill or other intangible assets may not be recoverable include declines in its stock price and market capitalization or future cash flow projections. A decline in its stock price, or any other adverse change in market conditions, particularly if such change has the effect of changing one of the critical assumptions or estimates KushCo used to calculate the estimated fair value of its reporting units, could result in a change to the estimation of fair value that could result in an impairment charge. Any such material charges, whether related to goodwill or purchased intangible assets, may have a material negative impact on KushCo’s financial and operating results. In addition, under its asset-based Monroe Revolving Credit Facility, KushCo’s lenders can impose additional reserves, which would reduce its ability to borrow and access to capital to operate its business.
Risks Related to KushCo’s Industry
Cannabis remains illegal under U.S. federal law, and therefore, strict enforcement of U.S. federal laws regarding cannabis would likely result in KushCo’s inability and the inability of its customers to execute its respective business plans.
Cannabis is a Schedule I controlled substance under the Controlled Substances Act of 1970, as amended (the “CSA”). Even in those jurisdictions in which adult-recreational and medical use of cannabis has been legalized at the state level, the possession, use and cultivation all remain violations of federal law that are punishable by imprisonment, substantial fines and forfeiture. Moreover, individuals and entities may violate U.S. federal law if they intentionally aid and abet another in violating these federal controlled substance laws or conspire with another to violate them. The U.S. Supreme Court has ruled in United States v. Oakland Cannabis Buyers’ Coop. and Gonzales v. Raich that it is the federal government that has the right to regulate and criminalize the sale, possession and use of cannabis, even for medical purposes. KushCo would likely be unable to execute its business plan if the federal government were to strictly enforce federal law regarding cannabis.
In January 2018, the U.S. Department of Justice (the “DOJ”) rescinded certain memoranda, including the so-called “Cole Memo” issued on August 29, 2013 under the Obama Administration, which had characterized enforcement of federal cannabis prohibitions under the CSA to prosecute those complying with state regulatory systems allowing the use, manufacture and distribution of medical cannabis as an inefficient use of federal investigative and prosecutorial resources when state regulatory and enforcement efforts are effective with respect to enumerated federal enforcement priorities under the CSA. The impact of the DOJ’s rescission of the Cole Memo and related memoranda is unclear, but may result in the DOJ increasing its enforcement actions against the state-regulated cannabis industry generally.
Congress previously enacted an omnibus spending bill that includes a provision prohibiting the DOJ (which includes the Drug Enforcement Agency (the “DEA”)) from using funds appropriated by that bill to prevent states from implementing their medical-use cannabis laws. This provision is currently set to expire on September 30, 2021 unless further extended by congressional action. In USA vs. McIntosh, the U.S. Court of Appeals for the Ninth Circuit held that this provision prohibits the DOJ from spending funds from relevant appropriations acts to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws. However, the Ninth Circuit’s opinion, which only applies to the states of Alaska, Arizona, California, Hawaii, and Idaho, also held that persons who do not strictly comply with all state laws and regulations regarding the distribution, possession and cultivation of medical-use cannabis have engaged in conduct that is unauthorized, and in such instances the DOJ may prosecute those individuals.
Additionally, financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statutes and the Bank Secrecy Act. The penalties for violation of these laws include imprisonment, substantial fines and forfeiture. Prior to the DOJ’s rescission of the “Cole Memo”, supplemental guidance from the DOJ issued under the Obama administration directed federal prosecutors to consider the federal enforcement priorities enumerated in the “Cole Memo” when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. With the rescission of the “Cole Memo,” there is increased uncertainty and added risk that federal law enforcement authorities could seek to pursue money laundering charges against entities or individuals engaged in supporting the cannabis industry.
Federal prosecutors have significant discretion and no assurance can be given that the federal prosecutor in each judicial district where KushCo operates will not choose to strictly enforce the federal laws governing cannabis production or distribution. Any change in the federal government’s enforcement posture with respect to state-licensed cultivation of cannabis, including the enforcement postures of individual federal prosecutors in judicial districts where KushCo operates, would result in KushCo’s inability to execute its business plan, and KushCo would likely suffer significant losses, which would adversely affect the trading price of its securities. KushCo has not requested or obtained any opinion of counsel or ruling from any authority to determine if KushCo’s operations are in compliance with or violate any state or federal laws or whether KushCo is assisting others to violate a state or federal law. If its operations are deemed to violate any laws or if it is deemed to be assisting others to violate a state or federal law, any resulting liability could cause KushCo to modify or cease its operations.
States that have not approved any legal sale of marijuana may seek to overturn laws legalizing cannabis use in neighboring states, which if successful, could result in legal action against such neighboring states and have a significant negative effect on KushCo’s business.
Due to variations in state law among states sharing borders, certain states which have not approved any legal sale of marijuana may seek to overturn laws legalizing cannabis use in neighboring states. For example, in December 2014, the attorneys general of Nebraska and Oklahoma filed a complaint with the U.S. Supreme Court against the state of Colorado arguing that the Supremacy Clause (Article VI of the Constitution) prohibits Colorado from passing laws that conflict with federal anti-drug laws and that Colorado’s laws are increasing marijuana trafficking in neighboring states that maintain marijuana bans, thereby putting pressure on such neighboring states’ criminal justice systems. In March 2016 the Supreme Court, voting 6-2, declined to hear this case, but there is no assurance that it will not do so in the future. Additionally, nothing prevents these or other attorneys general from using the same or a similar cause of action for a lawsuit in a lower federal or other court.
Previously, the Supreme Court has held that drug prohibition is a valid exercise of federal authority under the commerce clause; however, it has also held that an individual state is not required to adopt or enforce federal laws with which it disagrees. If the Supreme Court rules that a legal cannabis state’s legislation is unconstitutional, that could result in legal action against other states with laws legalizing medical and/or recreational cannabis use. Successful prosecution of such legal actions by non-marijuana states could have significant negative effects on KushCo’s business.
KushCo and its customers may have difficulty accessing the service of banks, which may make it difficult to sell its products and services.
Financial transactions involving proceeds generated by cannabis-related conduct can form the basis for prosecution under the federal money laundering statutes, unlicensed money transmitter statute and the Bank Secrecy Act. Guidance issued by the FinCen a division of the U.S. Department of the Treasury, clarifies how financial institutions can provide services to cannabis-related businesses consistent with their obligations under the Bank Secrecy Act. Furthermore, supplemental guidance from the DOJ directs federal prosecutors to consider the federal enforcement priorities enumerated in the Cole Memo when determining whether to charge institutions or individuals with any of the financial crimes described above based upon cannabis-related activity. Nevertheless, banks remain hesitant to offer banking services to cannabis-related businesses. Consequently, those businesses involved in the cannabis industry continue to encounter difficulty establishing banking relationships. KushCo’s inability to maintain its current bank accounts would make it difficult for it to operate its business, increase its operating costs, and pose additional operational, logistical and security challenges and could result in its inability to implement its business plan.
KushCo is subject to certain federal regulations relating to cash reporting.
The Bank Secrecy Act, enforced by FinCen, requires KushCo to report currency transactions in excess of $10,000, including identification of the customer by name and social security number, to the IRS. This regulation also requires KushCo to report certain suspicious activity, including any transaction that exceeds $5,000 that it knows, suspects or has reason to believe involves funds from illegal activity or is designed to evade federal regulations or reporting requirements, and to verify sources of funds.
Substantial penalties can be imposed against KushCo if it fails to comply with this regulation. If KushCo fails to comply with these laws and regulations, the imposition of a substantial penalty could have a material adverse effect on KushCo’s business, financial condition and results of operations.
The federal and state regulatory landscape regarding products containing CBD is uncertain and evolving, and new or changing laws or regulations relating to industrial hemp and industrial hemp-derived products could have a material adverse effect on KushCo’s business, financial condition and results of operations.
KushCo facilitates the sale and distribution of products containing CBD, a form of cannabis. The Agriculture Improvement Act of 2018 (the “2018 Farm Bill”), which was signed into law by President Trump on December 20, 2018, removed the classification of industrial hemp (defined in the 2018 Farm Bill as Cannabis sativa L. with a delta-9 tetrahydrocannabinol (“THC”) concentration of not more than 0.3 percent on a dry weight basis), which includes industrial hemp-based CBD, as a controlled substance under the CSA. The declassification of industrial hemp opened the path for broad commercial cultivation of the crop and, among other things, the use of its byproducts in consumer goods, including CBD.
Although industrial hemp has been removed from the list of “controlled substances” under the CSA, some states still classify industrial hemp and its byproducts as a controlled substance under applicable state criminal laws, making the possession, sale, and distribution of any such products illegal under such state laws. Although most states have implemented changes to their criminal laws in response to the 2018 Farm Bill, there can be no assurance that every state will follow suit. Additionally, even in states that have changed their criminal laws, many states have adopted strict and nuanced labeling and other requirements for products containing CBD. As a result, applicable state and local laws or regulations regarding industrial hemp-based CBD and products containing industrial hemp-based CBD could restrict the CBD brokerage services KushCo offers or impose additional compliance costs on KushCo or its customers.
On August 20, 2020, the DEA issued interim final rules codifying the amendments to the CSA resulting from the 2018 Farm Bill. Among other things, the DEA rules state that any hemp derivative, extract, or product that exceeds the 0.3 percent THC concentration remains a Schedule I controlled substance, even if the plant from which it was derived contained 0.3 percent or less THC on a dry weight basis (i.e., hemp). The result of this rule making is that the DEA may consider any hemp extract that temporarily exceeds 0.3 percent THC concentration during the extraction process to be a Schedule I controlled substance, even if the THC concentration is subsequently reduced to 0.3 percent or less. These rules are currently effective but are subject to adoption of final rulemaking by the DEA. Violations of applicable laws, or allegations of such violations, could disrupt KushCo’s business and result in a material adverse effect on its operations.
FDA regulation regarding the sale or distribution of products containing CBD could make it difficult for KushCo’s customers to operate their business, increase their operating costs, and pose additional operational, logistical and security challenges, which in turn could have a material adverse effect on KushCo’s business, financial condition and results of operations.
FDA has the authority to regulate the production and sale of hemp pursuant to the FDCA, and section 351 of the Public Health Service Act (addressing the regulation of biological products). Shortly after the 2018 Farm Bill became law, the FDA issued a statement that any cannabis product, whether derived from industrial hemp or otherwise, marketed with a disease claim (e.g., a claim of therapeutic benefit or disease prevention) must be approved by FDA for its intended use through one of the drug approval pathways prior to it being introduced into interstate commerce. FDA has approved Epidiolex, which contains a purified form of the drug substance CBD for the treatment of seizures associated with Lennox-Gastaut syndrome, Dravet syndrome and tuberous sclerosis complex in patients 1 year of age or older. FDA has not approved any other drug products containing CBD.
Following the passage of the 2018 Farm Bill, FDA also stated that introducing or delivering for introduction into interstate commerce food or beverages containing added CBD (or THC), regardless of source, is currently illegal under the FDCA. In December 2018, FDA completed its evaluation of three generally recognized as safe (GRAS) notices for three hemp seed-derived food ingredients: hulled hemp seed, hemp seed protein powder, and hemp seed oil and determined that these products can be legally marketed in human foods for the uses described in those notices, provided that they comply with all other requirements. In November 2019, FDA determined that based on the lack of scientific information supporting the safety of CBD in food, the agency could not conclude that CBD is GRAS for its use in human or animal food. Additionally, FDA has concluded that THC and CBD products cannot lawfully be marketed as dietary supplements.
The FDA has since indicated that it would issue regulations regarding the addition of food, beverages, and dietary supplements containing CBD, and conducted a public hearing on May 31, 2019 to obtain scientific data and information about the safety, manufacturing, product quality, marketing, labeling, and sale of products containing cannabis or cannabis- derived compounds. On December 20, 2019, the Further Consolidated Appropriations Act, 2020 (P.L. 116-94), was enacted into law, which provided FDA with appropriations under Division B, the Agriculture, Rural Development, Food and Drug Administration, and Related Agencies Act, 2020, for the fiscal year ending September 30, 2020. The accompanying Joint Explanatory Statement directed FDA to provide a report within 60 days of enactment regarding the Agency’s progress toward obtaining and analyzing data to help determine a policy of enforcement discretion and the process in which CBD meeting the definition of hemp will be evaluated for use in FDA-regulated products. FDA issued its report in March 2020 and indicated that it is still working to develop a plan “that includes evaluating issuance of a risk-based enforcement policy that would provide greater transparency and clarity regarding FDA’s enforcement priorities while FDA potentially engages in the process of a rulemaking.” FDA repeated concerns over possible safety risks and a lack of data and encouraged and supported research to further explore the safety and therapeutic potential of CBD and other cannabis compounds. FDA noted its intention to continue taking action to address violations that it feels pose the greatest risk of harm to the public and indicated that it is actively working to evaluate potential lawful pathways for the marketing of CBD.
Any regulations that the FDA issues in the future relating to the sale of food, beverages, and dietary supplements containing CBD in interstate commerce could make it more difficult for KushCo’s customers to operate their business; increase their operating costs; and pose additional operational, logistical and security challenges, which in turn could have a material adverse effect on KushCo’s business, financial condition and results of operations.
If commercial cultivation of industrial hemp is deemed to be a violation of federal law, KushCo may be subject to federal enforcement actions, which could adversely affect its business and harm its reputation and brand.
The 2018 Farm Bill empowers the United States Department of Agriculture (the “USDA”) to implement a program to certify state and Indigenous tribe permitting for the commercial cultivation of industrial hemp. On October 29, 2019, the USDA released the text of its interim final rule for regulations establishing such a program, which include specific requirements about permitting of cultivators, testing of cultivated hemp, and land maintenance, among other things. Such interim rules became effective on November 1, 2019 by their terms. After public comment, the USDA announced final rules on January 15, 2021, which were substantially similar to the interim rules (the “Final Rules”). The Final Rules became effective on March 22, 2021 by their terms.
Until and unless commercial cultivators of industrial hemp receive permits for production under applicable state and Indigenous tribe laws that are implemented pursuant to the Final Rules, any production of industrial hemp by such persons may be deemed to be in violation of federal law.
KushCo risks becoming subject to adverse publicity and costly federal enforcement actions should it decide to facilitate the sale and distribution of products containing industrial hemp-based CBD in the United States that is not grown in full compliance with the Final Rules and applicable state and/or Indigenous tribe permitting rules implemented pursuant to the Final Rules. In addition, KushCo risks that industrial hemp-based CBD products that it distributes do not fully comply with such Final Rules, and state or Indigenous tribe permitting rules, despite the representations of the producers of such products. KushCo may be required to expend significant resources in defending the company from actions resulting therefrom, which could adversely affect its business and results of operations and divert the attention of management. KushCo may also incur the risk of sustaining considerable damage to its reputation and brand should it become party to federal enforcement actions resulting from the sale and distribution of products containing industrial hemp-based CBD that do not fully comply with the Final Rules and applicable state and/or Indigenous tribe permitting rules implemented pursuant to the Final Rules.
Risks Related to KushCo’s Internal Controls
If KushCo fails to establish or maintain effective internal controls over financial reporting, it may be unable to accurately report its financial results or prevent fraud, and investor confidence and the market price of KushCo common stock may, therefore, be adversely impacted.
KushCo’s reporting obligations as a public company place a significant strain on its management, operational and financial resources, and systems for the foreseeable future. Annually, KushCo is required to prepare a management report on its internal controls over financial reporting containing its management’s assessment of the effectiveness of its internal control over financial reporting. KushCo’s management concluded that its internal controls over financial reporting were not effective as of August 31, 2020. KushCo will cease to be an emerging growth company on August 31, 2021. Thereafter, KushCo’s independent registered public accounting firm may be required to provide an attestation report on KushCo’s internal control over financial reporting if KushCo ceases to qualify as a smaller reporting company. Even if KushCo’s management concludes that its internal controls over financial reporting are effective, KushCo’s independent registered public accounting firm may disagree or may issue a report that is qualified if it believes that KushCo’s controls or the level at which KushCo’s controls are documented, designed, operated or reviewed are inadequate.
KushCo’s restatement of previously issued consolidated financial statements has resulted in significant legal and accounting expenditures and could result in further expenses, a loss of investor confidence, a negative impact on KushCo’s stock price, and other risks.
As discussed in the Explanatory Note, Note 2, “Restatement” and in Note 18, “Quarterly Information (unaudited)” under Item 8 of the amendment to KushCo’s Annual Report on Form 10-K for the year ended August 31, 2018, filed with the SEC on April 11, 2019, KushCo concluded that its previously-issued consolidated financial statements for the fiscal years ended August 31, 2018 and 2017, and for each of the interim periods ended May 31, 2017, November 30, 2017, February 28, 2018, and May 31, 2018, should no longer be relied upon. The determination that these financial statements should no longer be relied upon and KushCo’s decision to restate these financial statements was made following the identification of errors in the accounting of share-settled contingent consideration paid by KushCo in connection with certain acquisitions. KushCo filed restated consolidated financial statements with the SEC for all impacted periods on April 11, 2019 (the “Restatement”).
KushCo has incurred significant legal and accounting expenditures as a result of these misstatements and has become subject to a number of additional risks and uncertainties. KushCo is a party to four shareholder derivative lawsuits and one class-action lawsuit relating to the Restatement. See Item 3. “Legal Proceedings” for additional information.
If KushCo does not prevail in the shareholder litigation matters, it may be required to pay substantial damages or settlement costs. In addition, as a result of these misstatements, KushCo may continue to be at risk for further government investigations, shareholder litigation, and additional accounting and legal fees in connection therewith, as well as loss of investor confidence, and a negative impact on KushCo’s stock price.
KushCo is remediating certain internal controls and procedures, which, if not successful, could result in additional misstatements in its financial statements negatively affecting its results of operations.
KushCo is in the process of implementing certain remediation measures in response to the above-described financial misstatements. See Item 9A. “Controls and Procedures” of KushCo’s Annual Report on Form 10-K for the year ended August 31, 2019 for a description of these remediation measures. To the extent these steps are not successful, are not sufficient to correct KushCo’s material weaknesses in internal controls over financial reporting, or are not completed in a timely manner, future financial statements may contain material misstatements and KushCo could be required to restate its financial results. Any of these matters could adversely affect KushCo’s business, reputation, revenues, results of operations, financial condition, and stock price, and limit its ability to access the capital markets through equity or debt issuances.
Risks Related to Ownership of KushCo’s Securities
The trading market for KushCo common stock is limited.
KushCo is quoted on the OTCQX under the trading symbol “KSHB” and is not traded or listed on any securities exchange. The OTCQX is regarded as a junior trading venue. This may result in limited shareholder interest and lower prices for KushCo common stock than might otherwise be obtained. In addition, it may be difficult for KushCo stockholders to sell their shares without depressing the market price of its shares or at all. As a result of these and other factors, KushCo stockholders may not be able to sell their shares. Further, an inactive market may also impair KushCo’s ability to raise capital by selling shares of KushCo common stock and may impair KushCo’s ability to enter strategic partnerships or acquire companies or products by using shares of KushCo common stock as consideration. If an active market for KushCo common stock does not develop or is not sustained, it may be difficult for KushCo stockholders to sell shares of KushCo common stock.
Since KushCo’s securities are currently quoted on the OTCQX, KushCo stockholders may face significant restrictions on the resale of its securities due to state “Blue Sky” laws.
Each state has its own securities laws, often called “blue sky” laws, which (i) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration, and (ii) govern the reporting requirements for broker-dealers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or the transaction must be exempt from registration. The applicable broker must also be registered in that state. KushCo does not know whether KushCo common stock will be registered or exempt from registration under the laws of any state. Since KushCo common stock is currently quoted on the OTCQX, a determination regarding registration will be made by those broker-dealers, if any, who agree to serve as the market-makers for KushCo common stock. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, KushCo common stock. Investors should therefore consider the resale market for KushCo common stock to be limited, as they may be unable to resell their shares of KushCo common stock without the significant expense of state registration or qualification.
In the past, KushCo has conducted private placements with accredited investors pursuant to Regulation D under the Securities Act. KushCo filed Form Ds relating to such private placements with the SEC but has not made any notice filings with state securities regulators with respect to private placements conducted prior to June 2018. State securities regulators may assess penalties and fines on KushCo in the future based on its failure to make such notice filings.
The application of the “penny stock” rules could adversely affect the market price of KushCo common stock and increase your transaction costs to sell those shares.
The SEC has adopted Rule 3a51-1, which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, Rule 15g-9 under the Exchange Act requires: (a) that a broker or dealer approve a person’s account for transactions in penny stocks; and (b) the broker or dealer to receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.
In order to approve a person’s account for transactions in penny stocks, the broker or dealer must (i) obtain financial information and investment experience objectives of the person; and (ii) make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth: (A) the basis on which the broker or dealer made the suitability determination and (B) that the broker or dealer received a signed, written agreement from the investor prior to the transaction.
Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of KushCo common stock and cause a decline in the market value of KushCo common stock.
KushCo stockholders’ ownership may be diluted in the future.
KushCo stockholders’ ownership may be diluted in the future as a result of equity awards that KushCo grants to its directors, officers and employees, as well as any shares of KushCo common stock, or securities convertible into common stock, KushCo issues in connection with future capital raising or strategic transactions. KushCo’s 2016 Stock Incentive Plan provides for the grant of equity-based awards to its directors, officers and consultants. The issuance of any shares of KushCo common stock will dilute the proportionate ownership and voting power of existing securityholders.
Substantial sales of KushCo common stock have occurred and may continue to occur, or may be anticipated, which have and could continue to cause the market price of KushCo common stock to decline.
KushCo may raise additional capital from time to time in the future, which may involve the issuance of additional shares of KushCo common stock, or securities convertible into KushCo common stock. KushCo cannot predict the effect, if any, that these sales, or anticipation of such sales, will have on the market price of KushCo common stock. Any future sales of significant amounts of KushCo common stock, or the perception in the market that this will occur, may result in a decline in the price of KushCo common stock.
KushCo’s principal stockholders, executive officers, and directors own a significant percentage of KushCo common stock and will be able to exert significant control over matters submitted to the stockholders for approval.
KushCo’s officers and directors, and principal stockholders collectively own a significant percentage of KushCo common stock. This significant concentration of share ownership may adversely affect the trading price for KushCo common stock because investors often perceive disadvantages in owning stock in companies with controlling stockholders. These stockholders, if they acted together, could significantly influence all matters requiring stockholder approval, including the election of directors. The interests of these stockholders may not always coincide with the interests of other stockholders.
KushCo does not intend to pay dividends on KushCo common stock and, consequently, KushCo stockholders” ability to achieve a return on their investment will depend on appreciation in the price of KushCo common stock.
KushCo has never declared or paid any cash dividend on KushCo common stock and does not currently intend to do so for the foreseeable future. KushCo currently anticipates that it will retain future earnings for the development, operation and expansion of its business and does not anticipate declaring or paying any cash dividends for the foreseeable future. Additionally, for so long as any loans under the Monroe Revolving Credit Facility or the New Senior Note remain outstanding, KushCo would be required to obtain the prior written consent of Monroe or HB Sub Fund, as applicable, prior to declaring or paying any cash dividend or cash distribution on any of its capital stock. Therefore, the success of an investment in shares of KushCo common stock will depend solely upon any future appreciation in their value. There is no guarantee that shares of KushCo common stock will appreciate or even maintain the price at which KushCo stockholders have purchased their shares.
Greenlane and KushCo face other risks.
The foregoing risks are not exhaustive, and you should be aware that, following the Mergers, the Combined Company will face various other risks, including those discussed in reports filed by Greenlane and KushCo with the SEC.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This joint proxy statement/prospectus and the documents incorporated by reference into this joint proxy statement/prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. These forward- looking statements are based on current expectations, estimates and projections about the industry and markets in which Greenlane and KushCo operate and beliefs of, and assumptions made by, Greenlane management and KushCo management and involve uncertainties that could significantly affect the financial results of Greenlane, KushCo or the Combined Company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving Greenlane and KushCo, including future financial and operating results, and the Combined Company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that Greenlane and KushCo expect or anticipate will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although Greenlane and KushCo believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, Greenlane and KushCo can give no assurance that their expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to:
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risks associated with the companies’ ability to consummate the Mergers, including the risk that one of the Condition Precedent Proposals is not approved by the required vote, the timing and closing of the Mergers and unexpected costs or unexpected liabilities that may arise from the Mergers, whether or not consummated;

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risks related to disruption of management’s attention from the ongoing business operations due to the proposed Mergers;

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the effect of the announcement of the proposed Mergers on Greenlane’s or KushCo’s business relationships with, third-party suppliers and service suppliers and businesses generally;

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each of Greenlane’s and KushCo’s success, or the success of the Combined Company, in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate acquisitions or investments;

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changes in national, regional and local economic climates;

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public health crises, including the COVID-19 pandemic;

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changes in financial markets and interest rates, or to the business or financial condition of Greenlane, KushCo or the Combined Company or their respective businesses;

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the nature and extent of future competition;

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each of Greenlane’s and KushCo’s ability, or the ability of the Combined Company, to pay down, refinance, restructure and/or extend its indebtedness as it becomes due;

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availability to Greenlane, KushCo and the Combined Company of financing and capital;

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the impact of any financial, accounting, legal or regulatory issues or litigation, including any legal proceedings, regulatory matters or enforcement matters that have been or in the future may be instituted against Greenlane, KushCo or others relating to the Merger Agreement, that may affect Greenlane, KushCo or the Combined Company;

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risks associated with acquisitions, including the integration of Greenlane’s and KushCo’s businesses; and

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those additional risk factors of Greenlane, KushCo and the Combined Company discussed under the heading “Risk Factors” in this joint proxy statement/prospectus.

Should one or more of the risks or uncertainties described above or elsewhere in this joint proxy statement/prospectus occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. You are cautioned not to place undue reliance on these statements, which speak only as of the date of this joint proxy statement/prospectus.
All forward-looking statements, express or implied, included in this joint proxy statement/prospectus are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Greenlane, KushCo or persons acting on their behalf may issue.
Neither Greenlane nor KushCo undertakes any duty to update any forward-looking statements appearing in this joint proxy statement/prospectus.

THE COMPANIES
Greenlane Holdings, Inc.
Greenlane is one of the largest global sellers of premium cannabis accessories and liquid nicotine products in the world. Greenlane operates as a third-party brand accelerator, a powerful house of brands, and a distribution platform for consumption devices and lifestyle brands serving the global cannabis, hemp-derived CBD, and liquid nicotine markets. Greenlane has an established track record of partnering with brands through all stages of the product lifecycle, and serve an expansive customer base covering over 8,000 locations, which includes over 1,100 licensed cannabis businesses and 4,100 smoke and vape shops. Greenlane supplies its products to stores around the globe, offering only the most desired, high-quality products.
Greenlane Class A common stock is listed on Nasdaq, trading under the symbol “GNLN.”
Greenlane’s principal executive offices are located at 1095 Broken Sound Parkway, Suite 300, Boca Raton, FL 33487, and its telephone number is (877) 292-7660. Greenlane’s corporate website is www.gnln.com. Information contained on Greenlane’s website is not incorporated by reference into this joint proxy statement/prospectus, and such information should not be considered to be part of this joint proxy statement/prospectus.
Additional information about Greenlane is included in this joint proxy statement/prospectus. See “Information About Greenlane” beginning on page 259 of this joint proxy statement/prospectus.
Merger Sub 1, a direct wholly owned subsidiary of Greenlane, is a Delaware limited liability company formed on March 29, 2021 for the purpose of entering into the Merger Agreement. Merger Sub 1 has not conducted any activities other than those activities incidental to its formation and the matters contemplated by the Merger Agreement.
Merger Sub 2, a direct wholly owned subsidiary of Greenlane, is a Delaware limited liability company formed on March 29, 2021 for the purpose of entering into the Merger Agreement. Merger Sub 1 has not conducted any activities other than those activities incidental to its formation and the matters contemplated by the Merger Agreement.
KushCo Holdings, Inc.
KushCo (formerly known as Kush Bottles, Inc.) was incorporated in the State of Nevada on February 26, 2014. KushCo specializes in marketing and selling a wide variety of ancillary products and services to customers operating in the regulated medical and recreational cannabis and hemp-derived CBD industries. KushCo’s products primarily consist of bottles, jars, bags, tubes, containers, vape cartridges, vape batteries and accessories, labels and processing supplies, solvents, natural products, stainless-steel tanks. In addition to a complete product line, KushCo has sophisticated labeling and customization capabilities, which allow it to add significant value to its customers’ packaging and vape hardware design processes, enabling them to turn their packaging and branding into an effective marketing tool. KushCo’s products are relied upon by brand owners, growers, processors, producers, distributors, and licensed medical and adult recreational cannabis retailers. As of the date of this joint proxy statement/prospectus, KushCo has sold more than one billion units to growers, brand owners, processors and producers across North America, South America, and Europe, specializing in child-resistant compatible and fully customizable packaging, exclusive vape hardware and technology, and complementary solvents and natural products.
KushCo common stock is listed on the OTCQX, trading under the symbol “KSHB.”
KushCo’s principal executive offices are located at 6261 Katella Avenue, Suite 250, Cypress, CA 90630, and its telephone number is (714) 243-4311. KushCo’s corporate website is www.kushco.com. Information contained on KushCo’s website is not incorporated by reference into this joint proxy statement/prospectus, and such information should not be considered to be part of this joint proxy statement/prospectus.
The Combined Company
References to the Combined Company are to Greenlane after the effective time of the Mergers. The Combined Company will be named “Greenlane Holdings, Inc.” and will be a Delaware corporation.

The Combined Company will be the leading ancillary cannabis products and service company. The Combined Company will serve a premier group of customers, which includes many of the leading multi-state-operators and licensed producers, the top smoke shops in the United States, and millions of individuals.
The Mergers will bring together two highly complementary offerings of brands, products and services. KushCo’s deep upstream customer relationships in the U.S. and Canada coupled with Greenlane’s downstream focus and Greenlane owned brands enable significant growth opportunities and ability to deliver additional value to customers.
The Combined Company common stock will continue to be listed on Nasdaq, trading under the symbol “GNLN.”
The Combined Company’s principal executive offices will be located at located at 1095 Broken Sound Parkway, Suite 300, Boca Raton, FL 33487, and its telephone number is (877) 292-7660. The Combined Company’s corporate website will be www.gnln.com.

THE GREENLANE ANNUAL MEETING
Date, Time and Place
The annual meeting of the stockholders of Greenlane will be held at [•] on 2021, commencing at [•], local time.
Purpose of the Greenlane Annual Meeting
At the Greenlane annual meeting, Greenlane stockholders will be asked to consider and vote upon proposals in connection with the Merger Agreement and the Mergers. In addition to the proposals submitted to Greenlane stockholders relating to the Merger Agreement and the Mergers, Greenlane is submitting certain other proposals to Greenlane stockholders at Greenlane’s 2021 annual meeting of stockholders.
Therefore, the purpose of the Greenlane annual meeting is:
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to consider and vote on a proposal to elect the five director nominees named in this joint proxy statement/prospectus, each for a term expiring at Greenlane’s 2022 annual meeting of stockholders;

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to consider and vote on a proposal to ratify Deloitte & Touche LLP as Greenlane’s independent registered public accounting firm for Greenlane’s fiscal year ending December 31, 2021;

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to consider and vote on a proposal approve and adopt the Greenlane Merger Proposal as contemplated by the Merger Agreement (a copy of which is attached as Annex A to this joint proxy statement/prospectus);

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to consider and vote on a proposal to approve and adopt the Greenlane A&R Charter;

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to consider and vote on a proposal to approve the issuance of Greenlane Class A common stock in connection with the closing of Merger 1;

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to consider and vote on a proposal to approve the Greenlane Amended Equity Plan; and

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to consider and vote on a proposal to approve one or more adjournments of the Greenlane annual meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal.

Recommendation of the Greenlane Board
After careful consideration and upon recommendation by the Greenlane Special Committee, the Greenlane Board has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of Greenlane and the Greenlane stockholders, (ii) authorized, approved and adopted the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, (iii) approved the Greenlane A&R Charter, the Greenlane Amended Equity Plan and the issuance of Greenlane Class A common stock in connection with the Mergers, and (iv) recommended that the foregoing be submitted to the Greenlane stockholders for approval and adoption and that the Greenlane stockholders approve and adopt each of the foregoing.
The Greenlane Board unanimously recommends that Greenlane stockholders vote “FOR” each of the director nominees nominated pursuant to the Greenlane Director Proposal, “FOR” the Greenlane Auditor Proposal, “FOR” the Greenlane Charter Amendment Proposal, “FOR” the Greenlane Stock Issuance Proposal, “FOR” the Greenlane Plan Proposal and “FOR” the Greenlane Adjournment Proposal, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal. The Greenlane Board unanimously recommends that the Greenlane Public Stockholders vote “FOR” the Greenlane Merger Proposal.
Greenlane Record Date; Who Can Vote at the Greenlane Annual Meeting
All holders of Greenlane common stock of record (or their duly appointed proxies) as of the close of business on [•], 2021, the Greenlane Record Date, are entitled to notice of, and to vote at, the Greenlane annual meeting; provided, however, that only Greenlane Public Stockholders will be entitled to vote on the Greenlane Merger Proposal. As of the close of business on the Greenlane Record Date, there were [•] shares of Greenlane common stock outstanding and entitled to vote at the Greenlane annual meeting, consisting of [•] shares of Greenlane Class A common stock (each of which entitles the holder to one vote), [•] shares of Greenlane Class B common stock (each of which entitles the holder to one vote) and [•] shares of Greenlane Class C common stock (each of which entitles the holder to three votes). An aggregate of [•] shares of Greenlane common stock, consisting of [•] shares of Greenlane Class A common stock, [•] shares of Greenlane Class B common stock and [•] shares of Greenlane Class C common stock, will not be entitled to vote on the Greenlane Merger Proposal because they are held by the Greenlane Insiders.
Each share of Greenlane common stock owned on the Greenlane Record Date is entitled to one vote on each proposal at the Greenlane annual meeting. Greenlane common stock are the only securities entitled to vote at the Greenlane annual meeting.
Greenlane stockholders who attend the meeting may be asked to present valid photo identification, such as a driver’s license or passport, before being admitted. Cameras, recording devices and other electronic devices will not be permitted at the meeting.
Quorum
The presence at the Greenlane annual meeting, either in person or by proxy, of the holders of a majority of the outstanding shares of Greenlane common stock entitled to vote at the Greenlane annual meeting will constitute a quorum, permitting Greenlane’s stockholders to conduct business at the Greenlane annual meeting.
Shares that are voted, in person or by proxy, shares abstaining from voting and broker non-votes (to the extent that any are submitted) will be treated as present at the Greenlane annual meeting for purposes of determining whether a quorum is present.
If there is no quorum, the chairman of the Greenlane annual meeting may adjourn the Greenlane annual meeting to a later date without notice other than announcement at the Greenlane annual meeting.
Vote Required for Approval
Greenlane Proposal 1 (Greenlane Director Proposal):    Greenlane directors are elected by the affirmative vote of the majority of votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock at the stockholders’ meeting duly called and held for such purpose. If any director nominee is not elected by such standard, the director must submit an irrevocable resignation, contingent on the acceptance of that resignation by the Greenlane Board. There is no cumulative voting in the election of Greenlane’s directors.
Greenlane Proposal 2 (Greenlane Auditor Proposal):    The affirmative vote of a majority of the votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock at the stockholders’ meeting duly called and held for such purpose is required to ratify the appointment of Deloitte & Touche LLP as Greenlane’s independent registered public accounting firm for its fiscal year ending December 31, 2021.
Greenlane Proposal 3 (Greenlane Merger Proposal):    The affirmative vote of the Greenlane Public Stockholders holding a majority of the voting power of the outstanding shares of Greenlane common stock, other than shares of Greenlane common stock held by the Greenlane Insiders, which are comprised of (i) Jacoby, an entity controlled by Greenlane’s co-founders, and its affiliates and (ii) Aaron LoCascio, Adam Schoenfeld, William Mote, William Bine and Douglas Fischer, the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, respectively, is required to approve the Greenlane Merger Proposal. The foregoing approval standard is referred to herein as approval by the “majority of the minority.”
Greenlane Proposal 4 (Greenlane Charter Amendment Proposal):    The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Greenlane common stock entitled to vote thereon is required to approve the Greenlane Charter Amendment Proposal.

Greenlane Proposal 5 (Greenlane Stock Issuance Proposal):    The affirmative vote of the majority of votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock is required to approve the Greenlane Stock Issuance Proposal.
Greenlane Proposal 6 (Greenlane Plan Proposal):    The affirmative vote of the majority of votes cast excluding abstentions and any broker non-votes, by the holders of Greenlane common stock is required to approve the Greenlane Plan Proposal.
Greenlane Proposal 7 (Greenlane Adjournment Proposal):    The affirmative vote of the majority of votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock at a stockholders’ meeting is required to approve the Greenlane Adjournment Proposal.
Abstentions and Broker Non-Votes
If you are a Greenlane stockholder, abstentions and broker non-votes, if any, will be counted in determining the presence of a quorum but will not be counted as votes cast. Abstentions and broker non-votes will have the same effect as a vote cast AGAINST the Greenlane Merger Proposal and the Greenlane Charter Amendment Proposal and will have no effect on the Greenlane Director Proposal, the Greenlane Auditor Proposal, the Greenlane Stock Issuance Proposal, the Greenlane Plan Proposal or the Greenlane Adjournment Proposal. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals. The Greenlane Auditor Proposal is considered a routine matter, and, as a result, brokers and other nominees may provide discretionary votes on the Greenlane Auditor Proposal but not on the other proposals being considered and voted upon at the Greenlane annual meeting, which could result in broker non-votes on all other proposals if beneficial owners do not provide voting instructions on such proposals.
Voting by Greenlane Directors and Executive Officers; Voting Agreement
At the close of business on the Greenlane Record Date, directors and executive officers of Greenlane and their affiliates were entitled to vote [•] shares of Greenlane common stock, or approximately [•]% of the shares of Greenlane common stock issued and outstanding on the Greenlane Record Date. Greenlane currently expects that all directors and executive officers of Greenlane will vote all of their shares of Greenlane common stock in favor of the proposals in which they are entitled to vote at the Greenlane annual meeting, although, except as described below, none of them is obligated to do so.
The Greenlane Insiders will not be entitled to vote on the Greenlane Merger Proposal.
Jacoby, which owned approximately [•]% of the issued and outstanding shares of Greenlane common stock as of the close of business on the Greenlane Record Date, has entered into the Greenlane Voting Agreement with Greenlane and KushCo pursuant to which it agreed to vote or cause to be voted any issued and outstanding shares of Greenlane common stock beneficially owned by it, or that may otherwise become beneficially owned by it, during the term of the Greenlane Voting Agreement, (i) in favor of all proposals presented at the Greenlane annual meeting (other than the Greenlane Merger Proposal, on which it is not entitled to vote), (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation of Greenlane contained in the Merger Agreement or of Jacoby contained in the Greenlane Voting Agreement, and (iii) against any Acquisition Proposal (as defined “The Merger Agreement — Covenants and Agreements — No Solicitations” beginning on page 216 of this joint proxy statement/prospectus) or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect the consummation of the transactions contemplated by the Merger Agreement or the Greenlane Voting Agreement.
Manner of Voting
Greenlane stockholders of record as of the Greenlane Record Date may vote in person at the Greenlane annual meeting or may authorize a proxy in the following ways:

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Internet.    Greenlane stockholders may authorize a proxy over the internet by going to the website listed on their proxy card or voting instruction card. Once at the website, they should follow the instructions to authorize a proxy.

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Telephone.    Greenlane stockholders may authorize a proxy using the toll-free number listed on their proxy card or voting instruction card.

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Mail.    Greenlane stockholders may authorize a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the preaddressed postage-paid envelope provided.

Greenlane stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.
The internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you authorize a proxy over the internet or by telephone, then you need not return a written proxy card or voting instruction card by mail. The internet and telephone facilities available to record holders will close at 11:59 p.m. Eastern Time on [•], 2021.
The method by which Greenlane stockholders authorize a proxy will in no way limit their right to vote at the Greenlane annual meeting if they later decide to attend the Greenlane annual meeting and vote in person.
All shares of Greenlane common stock entitled to vote and represented by properly completed proxies received prior to the Greenlane annual meeting, and not revoked, will be voted at the Greenlane annual meeting as instructed on the proxies. If Greenlane holders of record properly sign, date and return a proxy card, but do not indicate how your shares of Greenlane common stock should be voted on a proposal, the shares of Greenlane common stock represented by their properly executed proxy will be voted as the Greenlane Board recommends and, therefore, “FOR” each of the director nominees included in the Greenlane Director Proposal, “FOR” the Greenlane Auditor Proposal, “FOR” the Greenlane Merger Proposal, “FOR” the Greenlane Charter Amendment Proposal, “FOR” the Greenlane Stock Issuance Proposal, “FOR” the Greenlane Plan Proposal and “FOR” the Greenlane Adjournment Proposal (if necessary). If you hold your shares of Greenlane common stock in “street name” and do not provide voting instructions to your broker, bank or other nominee, your shares of Greenlane common stock will NOT be voted at the Greenlane annual meeting except with respect to the Greenlane Auditor Proposal for which broker discretionary votes are permitted and will have the same impact as a vote AGAINST the Greenlane Merger Proposal and the Greenlane Charter Amendment Proposal.
Your vote as a Greenlane stockholder is very important regardless of the number of shares you own. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the Greenlane annual meeting in person.
Shares Held in “Street Name”
If Greenlane stockholders hold shares of Greenlane common stock in an account of a broker or other nominee and they wish to vote such shares, they must return their voting instructions to the broker or other nominee, access the proxy materials and vote over the internet or by telephone, or attend the Greenlane annual meeting in person.
If Greenlane stockholders hold shares of Greenlane common stock in an account of a broker or other nominee and wish to attend and vote at the Greenlane annual meeting, they must obtain a legal proxy, executed in their favor, from the broker or other nominee that holds their shares and bring that legal proxy to the Greenlane annual meeting.
Shares of Greenlane common stock held by brokers and other nominees will NOT be voted on any proposal except for the Greenlane Auditor Proposal, for which broker discretionary votes are permitted, unless such Greenlane stockholders instruct such brokers or other nominees to return their voting instructions instructing how such shares of Greenlane common stock should be voted.

Revocation of Proxies or Voting Instructions
Greenlane stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the Greenlane annual meeting in any of the three following ways:
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by submitting a notice in writing that you are revoking your proxy to Greenlane’s Corporate Secretary at Greenlane Holdings, Inc., 1095 Broken Sound Parkway, Suite 300, Boca Raton, FL 33487, Attn: Corporate Secretary (provided that such written notice must be received before the Greenlane annual meeting);

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by completing, signing and dating another proxy card and returning it by mail in time to be received before the Greenlane annual meeting or by submitting a later dated proxy by the internet or telephone in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

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by attending the Greenlane annual meeting and voting in person. Simply attending the Greenlane annual meeting without voting will not revoke your proxy or change your vote.

Your last vote is the vote that will be counted.
If your shares of Greenlane common stock are held in “street name” in an account at a broker, bank or other nominee and you desire to change your vote or vote in person, you should contact your broker, bank or other nominee for instructions on how to do so. If you hold your shares of Greenlane common stock in “street name,” you may not vote your shares in person at the Greenlane annual meeting unless you bring a legal proxy executed in your favor from the broker, bank or other nominee that holds your shares.
Tabulation of Votes
Greenlane will appoint an Inspector of Elections for the Greenlane annual meeting to tabulate affirmative and negative votes, broker non-votes and abstentions.
Solicitation of Proxies; Payment of Solicitation Expenses
The solicitation of proxies from Greenlane stockholders is made on behalf of the Greenlane Board. Greenlane will pay the cost of soliciting proxies from Greenlane stockholders. Directors, officers and employees of Greenlane may solicit proxies on behalf of Greenlane in person or by telephone, facsimile or other means, but will not receive any additional compensation for doing so. Greenlane has engaged D.F. King & Co., Inc. to assist in the solicitation of proxies for the Greenlane annual meeting and will pay D.F. King & Co., Inc. a fee of approximately $36,000, plus reimbursement of out-of-pocket expenses and will indemnify D.F. King & Co., Inc. and its affiliates against certain claims, liabilities, losses, damages and expenses. The address of D.F. King & Co., Inc. is 48 Wall Street, 22nd Floor, New York, NY 10005. You can call D.F. King & Co., Inc. toll-free at (212) 269-5550 (banks and brokers call collect at (800) 317-8033) or email at GNLN@dfking.com.
In accordance with the regulations of the SEC and Nasdaq, Greenlane also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of Greenlane common stock.
Adjournment Proposal
Greenlane is requesting that Greenlane stockholders approve one or more adjournments of the Greenlane annual meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal. If this proposal is approved, the Greenlane annual meeting could be successively adjourned to any date.
The Greenlane Board could postpone the Greenlane annual meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. Additionally, during the Greenlane annual meeting, whether or not there is a quorum, the chairman of the Greenlane annual meeting may adjourn the

Greenlane annual meeting to a later date, time or place in his discretion and without any action by the Greenlane stockholders.
However, under the terms of the Merger Agreement, Greenlane may not postpone or adjourn the Greenlane annual meeting to a date that is more than forty-five (45) days after the date for which such Greenlane annual meeting was originally scheduled or to a date on or after three business days prior to the Termination Date without KushCo’s consent (excluding any postponement or adjournment required by applicable law or pursuant to a request from the SEC or its staff).
If the Greenlane annual meeting is postponed or adjourned for the purpose of soliciting additional proxies, Greenlane stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.
Rights of Dissenting Stockholders
No dissenters’ or appraisal rights under Section 262 of the DGCL will be available to holders of shares of Greenlane common stock with respect to the Mergers or the other transactions contemplated by the Merger Agreement.
Assistance
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the Greenlane annual meeting, please contact [•] by telephone at [•] or by email at [•].

CORPORATE GOVERNANCE AND BOARD MATTERS
Greenlane has structured its corporate governance in a manner it believes closely aligns its interests with those of its stockholders. Messrs. LoCascio and Schoenfeld, together with their respective affiliates, control a majority of the combined voting power of Greenlane’s outstanding capital stock. As a result, Greenlane is a “controlled company” under the Nasdaq rules. As a controlled company, Greenlane is permitted to opt out of certain corporate governance requirements. However, Greenlane has made the decision to comply fully with the requirements of the SEC and Nasdaq as if it were not a controlled company. Other notable features of Greenlane’s corporate governance structure include the following:
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the Greenlane Board is not classified, with each of its directors subject to re-election annually;

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three of its five directors are “independent” within the meaning of the listing standards of Nasdaq;

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all of the Greenlane Board’s standing committees (the “Greenlane committees”) are comprised solely of independent directors;

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it has majority voting in the election of directors;

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it has adopted a proxy access bylaw provision; and

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it does not have a stockholder rights plan.

Greenlane’s directors stay informed about its business by attending meetings of the Greenlane Board and the Greenlane committees and through supplemental reports and communications. Greenlane’s independent directors meet regularly in executive sessions without the presence of its corporate officers or non-independent directors.
Board Composition and Structure; Director Independence
Greenlane’s business and affairs are managed under the direction of the Greenlane Board. Greenlane’s bylaws provide that the Greenlane Board shall be comprised of at least five directors and that the size of the Greenlane Board shall otherwise be determined from time to time by the Greenlane Board. The Greenlane Board currently consists of five members, one of whom is its Chief Executive Officer and one of whom is its Chief Strategy Officer. Subject to any rights applicable to any preferred stock Greenlane may issue from time to time (no shares of which are outstanding as of the date of this joint proxy statement/prospectus), any additional directorships resulting from an increase in the number of directors may only be filled by the directors then in office unless otherwise required by law or by a resolution passed by the Greenlane Board as provided in its second amended and restated bylaws. The term of office for each director will be until his or her successor is elected at Greenlane’s annual meeting or his or her death, resignation or removal, whichever is earliest to occur.
While Greenlane does not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, it believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Greenlane Board to fulfill its responsibilities. As set forth in Greenlane’s corporate governance guidelines, when considering whether directors and nominees have the experience, qualifications, attributes or skills, taken as a whole, to enable the Greenlane Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Greenlane Board focuses primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies set forth above. Greenlane believes that its directors will provide an appropriate mix of experience and skills relevant to the size and nature of its business.
Messrs. LoCascio and Schoenfeld, together with their respective affiliates, control a majority of the combined voting power of Greenlane’s outstanding capital stock. As a result, Messrs. LoCascio and Schoenfeld are able to control any action requiring the general approval of Greenlane stockholders, including the election of the Greenlane Board. The Greenlane Board has determined that Messrs. LoCascio and Schoenfeld, by virtue of their employment by the company, are not considered “independent” for purposes of applicable securities laws or under the Nasdaq Marketplace Rules.

The Greenlane Board expects a culture of ethical business conduct. The Greenlane Board encourages each member to conduct a self-review to determine if he or she is providing effective service with respect to both Greenlane and its stockholders. Should it be determined that a member of the Greenlane Board is unable to act effectively and in the best interests of the Greenlane stockholders, such member would be encouraged to resign.
Controlled Company Exemption
Mr. Schoenfeld, Greenlane’s Chief Strategy Officer, and Jacoby, an affiliated entity of Messrs. Schoenfeld and LoCascio, own greater than 50% of Greenlane’s outstanding voting securities, and, as a result, Greenlane is considered a “controlled company” within the meaning of the Nasdaq Marketplace Rules. As long as Greenlane remains a “controlled company,” it is exempt from the rules that would otherwise require that the Greenlane Board be composed of a majority of independent directors and that its Compensation Committee and Nominating and Corporate Governance Committee be composed entirely of independent directors. This “controlled company” exception does not modify the independence requirements for Greenlane’s Audit Committee, and it complies with the requirements of SOX and the Nasdaq Marketplace Rules that require that its Audit Committee be composed exclusively of independent directors. Notwithstanding the foregoing exemptions under the Nasdaq Marketplace Rules, Greenlane has made the decision to comply fully with the requirements of the SEC and Nasdaq as if Greenlane were not a controlled company and, accordingly, all of Greenlane’s standing committees are composed solely of directors who are independent within the applicable rules of the SEC and the Nasdaq listing standards.
Board Committees
The Greenlane Board has established three standing committees:   an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The principal functions of each committee are described below. Greenlane complies with the listing requirements and other rules and regulations of the Nasdaq Marketplace Rules (as if it were not a controlled company), as amended or modified from time to time, and each of the Greenlane committees is comprised exclusively of independent directors. Additionally, the Greenlane Board may from time to time establish certain other committees to facilitate the management of Greenlane.
The table below provides membership information for each of the Greenlane Board committees as of the date of this joint proxy statement/prospectus:
Member	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Neil Closner	X	X	X (chair)
Richard Taney	X	X (chair)	X
Jeff Uttz*	X (chair)	X	X

* Audit committee financial expert.
Greenlane’s Audit Committee
The audit committee of the Greenlane Board (the “Greenlane Audit Committee”) is comprised of Messrs. Uttz, Closner and Taney. Mr. Uttz, the chair of the Greenlane Audit Committee, qualifies as an “audit committee financial expert” as that term is defined by the applicable SEC regulations. The Greenlane Board has determined that each of the directors serving on its Audit Committee is “independent” within the meaning of the applicable rules of the SEC and the Nasdaq listing standards. Greenlane has adopted an Audit Committee charter, which details the principal functions of its Audit Committee, including oversight related to:
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appointing, retaining and evaluating Greenlane’s independent registered public accounting firm and approving all audit and non-audit services to be performed by them;

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overseeing Greenlane’s independent registered public accounting firm’s qualifications, independence and performance;

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overseeing the financial reporting process and discussing with management and Greenlane’s independent registered public accounting firm the interim and annual financial statements that Greenlane files with the SEC;

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reviewing and monitoring Greenlane’s accounting principles, accounting policies, financial and accounting controls and compliance with legal and regulatory requirements;

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establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters; and

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reviewing and approving related person transactions.

During the fiscal year ended December 31, 2020, the Greenlane Audit Committee met four times, including telephonic meetings.
Greenlane’s Compensation Committee
The compensation committee of the Greenlane Board (the “Greenlane Compensation Committee”) is comprised of Messrs. Taney, Closner and Uttz, with Mr. Taney serving as chair. The Greenlane Board has determined that each of the directors serving on its Compensation Committee is “independent” within the meaning of the applicable rules of the SEC and the Nasdaq listing standards. Greenlane has adopted a Compensation Committee charter, which details the principal authority and functions of its Compensation Committee, including:
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reviewing and approving on an annual basis the corporate goals and objectives relevant to the Greenlane chief executive officer’s compensation, evaluating its chief executive officer’s performance in light of such goals and objectives and determining and approving the remuneration of its chief executive officer based on such evaluation;

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reviewing and approving the compensation of all of Greenlane’s other officers;

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reviewing Greenlane’s executive compensation policies and plans;

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implementing and administering Greenlane’s incentive compensation equity-based remuneration plans;

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assisting management in complying with Greenlane’s proxy statement and annual report disclosure requirements;

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to the extent required by applicable SEC rules, producing a report on executive compensation to be included in Greenlane’s annual proxy statement; and

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reviewing, evaluating and recommending changes, if appropriate, to the remuneration for directors.

The Greenlane Compensation Committee may form and delegate its authority to subcommittees when appropriate.
During the fiscal year ended December 31, 2020, the Greenlane Compensation Committee met two times, including telephonic meetings.
Greenlane’s Nominating and Corporate Governance Committee
The nominating and corporate governance committee of the Greenlane Board (the “Greenlane Nominating and Corporate Governance Committee”) is comprised of Messrs. Closner, Taney and Uttz, with Mr. Closner serving as chairman. The Greenlane Board has determined that each of the directors serving on its Nominating and Corporate Governance Committee is “independent” within the meaning of the applicable rules of the SEC and the Nasdaq listing standards. Greenlane has adopted a Nominating and Corporate Governance Committee charter, which details the principal functions of its Nominating and Corporate Governance Committee, including:

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identifying and recommending to the full Greenlane Board qualified candidates for election as directors and recommending nominees for election as directors at the annual meeting of Greenlane stockholders;

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developing and recommending to the Greenlane Board corporate governance guidelines and implementing and monitoring such guidelines;

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reviewing and making recommendations on matters involving the general operation of the Greenlane Board, including board size and composition, and committee composition and structure;

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reviewing and reassessing the adequacy of the Greenlane charter and bylaws and recommending any revisions to its Board;

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recommending to the Greenlane Board nominees for each committee of the Greenlane Board;

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annually facilitating the assessment of the Greenlane Board’s performance as a whole and of the individual directors, as required by applicable law, regulations and the Nasdaq listing standards; and

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overseeing the Greenlane Board’s evaluation of management.

In identifying and recommending nominees for directors, the Greenlane Nominating and Corporate Governance Committee may consider, among other factors, diversity of relevant experience, expertise and background.
During the fiscal year ended December 31, 2020, the Greenlane Nominating and Corporate Governance Committee met one time, including telephonic meetings.
Code of Conduct and Ethics
The Greenlane Board has established a code of conduct and ethics that applies to its officers, directors and employees. Among other matters, Greenlane’s code of business conduct and ethics is designed to deter wrongdoing and to promote:
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honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

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full, fair, accurate, timely and understandable disclosure in Greenlane’s SEC reports and other public communications;

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compliance with applicable laws, rules and regulations;

•
prompt internal reporting of violations of the code to appropriate persons identified in the code; and

•
accountability for adherence to the code of business conduct and ethics.

Any waiver of the code of conduct and ethics for Greenlane’s executive officers or directors must be approved by the Greenlane Board or a Greenlane committee, and any such waiver shall be promptly disclosed to Greenlane stockholders as required by law and Nasdaq regulations.
Availability of Corporate Governance Materials
Greenlane stockholders may view Greenlane’s corporate governance materials, including the charters of its Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, its Corporate Governance Guidelines and its Code of Conduct and Ethics, on Greenlane’s website at www.gnln.com under “Investors — Corporate Governance”, and these documents are available in print to any Greenlane stockholder who sends a written request to such effect to Greenlane Holdings, Inc. 1095 Broken Sound Parkway, Suite 300, Boca Raton, Florida 33487, Attention: General Counsel. Information on or accessible from Greenlane’s website is not and should not be considered a part of this joint proxy statement/prospectus.
Board Meetings
During the fiscal year ended December 31, 2020, the Greenlane Board met 25 times, including telephonic meetings. Each Greenlane director then serving attended at least 75% of the applicable board and committee meetings during this time.

Annual Meeting Attendance
Pursuant to the policy set forth in Greenlane’s Corporate Governance Guidelines, each director is expected to attend the Greenlane annual meeting.
Communications with the Board
Greenlane stockholders and other interested parties may communicate with the Greenlane Board by sending written correspondence to the “Audit Committee Chair” c/o the General Counsel of Greenlane Holdings, Inc., 1095 Broken Sound Parkway, Suite 300, Boca Raton, Florida 33487, who will then directly forward such correspondence to the chair of the Greenlane Audit Committee. The Greenlane audit committee chair will decide what action should be taken with respect to the communication, including whether such communication should be reported to the full Greenlane Board.
Director Compensation
For the fiscal year ended December 31, 2020, each of Greenlane’s independent directors received an annual fee of $96,000. As compensation for serving on the Greenlane Board, each of Greenlane’s independent directors also received an award of 33,325 Greenlane options. In addition, Greenlane reimburses its independent directors for their reasonable out-of-pocket expenses incurred in attending Greenlane Board and Greenlane Committee meetings. Messrs. LoCascio and Schoenfeld do not receive any additional compensation for their service on the Greenlane Board.
The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies under SEC rules and the Jumpstart Our Business Startups Act of 2012.
Director Compensation Table
The following table provides information on the compensation of Greenlane’s independent directors for the fiscal year ended December 31, 2020, other than Messrs. LoCascio and Schoenfeld, who received no separate compensation for their service as directors. For information related to the compensation of Messrs. LoCascio and Schoenfeld, please refer to the section entitled “Compensation of Named Executive Officers — Summary Compensation Table” beginning on page 110 of this joint proxy statement/prospectus.
Name	Fees Paid in Cash	Option Awards(1)	Total
Neil Closner	$96,000	$100,009	$196,009
Richard Taney	$96,000	$100,009	$196,009
Jeff Uttz	$96,000	$100,009	$196,009

(1)
Represents the aggregate grant date fair value of Greenlane options granted on June 4, 2020 computed in accordance with FASB ASC Topic 718.

COMPENSATION OF NAMED EXECUTIVE OFFICERS
Executive Officer Compensation
The following provides compensation information pursuant to the scaled disclosure rules applicable to emerging growth companies and smaller reporting companies under SEC rules. Greenlane’s named executive officers (“Greenlane NEOs”) for the year ended December 31, 2020 were Aaron LoCascio, its Chief Executive Officer, Adam Schoenfeld, its Chief Strategy Officer, and William Mote, its Chief Financial Officer.
The compensation of the Greenlane NEOs generally consists of a combination of base salary, bonuses and equity-based compensation. Bonus awards for 2020 and 2019 were determined at the sole discretion of the Greenlane Compensation Committee based on an assessment of the performance of the Greenlane NEOs. The Greenlane Compensation Committee did not award bonuses to the Greenlane NEOs for 2019. Furthermore, Messrs. LoCascio and Schoenfeld received no equity awards for 2019.
The following tables contain certain compensation information for the Greenlane NEOs in the fiscal years ended December 31, 2020 and 2019.
Summary Compensation Table
Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Stock Awards	All Other Compensation	Total
Aaron LoCascio Chief Executive Officer	2020	$380,000	—	$342,000	—	$13,969	$735,969
	2019	379,824	—	—	—	—	379,824
Adam Schoenfeld Chief Strategy Officer	2020	$380,000	$73,000	$342,000	—	$13,969	$808,969
	2019	379,824	—	—	—	22,174(2)	401,998
William Mote(3) Chief Financial Officer	2020	$119,704	$40,800	$224,000	—	—	$409,367

(1)
Represents the grant date fair value determined in accordance with FASB ASC Topic 718.

(2)
Represents the life insurance premium paid on Mr. Schoenfeld’s behalf.

(3)
Mr. Mote joined as Greenlane’s Chief Financial Officer on August 19, 2020. As a result, Mr. Mote received no compensation from Greenlane or Greenlane Holdings, LLC for the year ended December 31, 2019.

Outstanding Equity Awards at Fiscal Year-End December 31, 2020
The following table presents information about Greenlane’s NEO’s outstanding equity awards as of December 31, 2020.
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock that Have Not Vested	Market Value of Shares or Units of Stock that Have Not Vested(1)
Aaron LoCascio Chief Executive Officer	—	107,420	$3.95	June 4, 2030	—	—
Adam Schoenfeld Chief Strategy Officer	—	107,420	$3.95	June 4, 2030	—	—
William Mote Chief Financial Officer	21,649	64,950	$3.32	August 10, 2030	7,500(2)	$29,700

(1)
Market value of shares reflects the number of shares multiplied by $3.96 per share, which was the closing price of Greenlane Class A common stock on the Nasdaq Global Market on December 31, 2020.

(2)
Represents restricted shares of Greenlane Class A common stock which were granted on June 4, 2020 and which became vested on February 10, 2021.

Employment Agreements
On October 28, 2015, each of Aaron LoCascio, Greenlane’s Chief Executive Officer, and Adam Schoenfeld, Greenlane’s Chief Strategy Officer, entered into an employment agreement with Jacoby. In November 2018, these employment agreements were assigned to Greenlane’s wholly owned subsidiary, Warehouse Goods LLC. Warehouse Goods LLC entered into an employment agreement with William Mote, Greenlane’s Chief Financial Officer, on August 19, 2020. Pursuant to these employment agreements, Greenlane’ NEOs are currently entitled to the following compensation:
Name and Principal Position	Annual Base	Annual Bonus
Aaron LoCascio Chief Executive Officer	$380,000	No less than 30% of base salary unless otherwise mutually agreed
Adam Schoenfeld Chief Strategy Officer	$380,000	No less than 30% of base salary unless otherwise mutually agreed
William Mote Chief Financial Officer	$320,000	Up to 50% of base salary based upon the attainment of one or more performance goals
Messrs. LoCascio’s, Schoenfeld’s and Mote’s employment agreements provide for an original term of up to three years. Each of the employment agreements provides for automatic one-year extensions unless either party gives written notice of termination not less than 60 days prior to the termination of the then-current term for Messrs. LoCascio and Schoenfeld or 90 days prior to the termination of the then-current term for Mr. Mote. Each Greenlane NEO is entitled to the annual compensation described above, and is eligible to receive an annual incentive bonus (calculated as a percentage of base salary as described above). Each Greenlane NEO’s performance against this bonus is determined by company performance and individual performance. For Messrs. LoCascio, Schoenfeld and Mote, the weighting is 70% company and 30% individual. During the term of employment, each Greenlane NEO is entitled to participate in all employee benefit plans and programs made available to Greenlane’s employees generally, subject to the eligibility and participation restrictions of each such plan or program. Each Greenlane NEO also is entitled to reimbursement for all reasonable business expenses incurred by such Greenlane NEO in connection with carrying out such Greenlane NEO’s duties.
Pursuant to their employment agreements, Messrs. LoCascio and Schoenfeld are each terminable by Greenlane at any time (i) for cause (as defined in their respective employment agreements), (ii) in the event of their death, or (iii) in the event of their disability. If Messrs. LoCascio or Schoenfeld are terminated for cause, they are entitled to receive their base salaries to the date of termination, any bonus that has accrued but is unpaid as of the date of termination and any reimbursable expenses not yet reimbursed as of such date. If Messrs. LoCascio or Schoenfeld are terminated due to death or disability, they (or their estates) are entitled to receive their base salaries for six months after the date of termination, any bonus that has accrued but is unpaid as of the date of termination, payment for any accrued but unused vacation days and any reimbursable expenses not yet reimbursed as of such date.
Pursuant to his employment agreement, Mr. Mote may terminate his employment at any time without cause. Mr. Mote is terminable by Greenlane at any time (i) without cause; (ii) for cause (as defined in their respective employment agreements), (iii) in the event of his death, or (iv) in the event of a breach by Mr. Mote of any other term or condition of his employment agreement which remains uncured for a period of ten days. Upon termination of his employment agreement, neither party shall have any further obligation except for obligations accruing prior to the date of termination.

Pursuant to their employment agreements, each Greenlane NEO also is subject to customary confidentiality restrictions and work-product provisions, and each Greenlane NEO also is subject to customary non-competition covenants and non-solicitation covenants with respect to Greenlane’s employees, consultants and customers.
Greenlane does not currently maintain any retirement plans, other than matching 401(k) plans, for Greenlane’s executives or other employees.

EQUITY COMPENSATION PLAN INFORMATION
The following table gives information about shares of Greenlane Class A common stock that may be issued under the Greenlane Holdings, Inc. 2019 Equity Incentive Plan (the “Greenlane 2019 Equity Plan”) and upon redemption of common membership interests in Greenlane Holdings, LLC (“Greenlane common units”) subject to vesting conditions as of December 31, 2020.
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in First Column)
Equity compensation plans approved by stockholders	1,386,306	$5.29	3,613,694
Equity compensation plans not approved by stockholders	1,074,709(1)	—	—
Total	2,461,015	—	3,613,694

(1)
Represents Greenlane common units granted to employees pursuant to the Greenlane Operating Agreement. Each Greenlane common unit may be tendered for redemption by the holder in exchange for one share of Greenlane Class A common stock or, at the option of the Company, a cash payment equal to the five-day average volume weighted average market prices of one share of Greenlane Class A common stock for each Greenlane common unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and similar events affecting the Greenlane Class A common stock). The holders of Greenlane common units reflected herein each received one share of Greenlane Class B common stock for each Greenlane common unit. Upon redemption of a Greenlane common unit, the corresponding share of Greenlane Class B common stock will be cancelled. The Greenlane common units and shares of Greenlane Class B common stock reflected herein vest ratably over a five-year period from the date of grant. As of May 25, 2021, 994,925 of Greenlane common units and corresponding shares of Greenlane Class B common stock reflected herein have vested, 5,146 have been forfeited, and 792,326 have been redeemed by the holders in exchange for an equivalent number of Greenlane Class A common stock. For more information about the redemption rights of holders of Greenlane common units, see “Related Party Transactions — Greenlane Operating Agreement —  Greenlane Common Unit Redemption Right.”

REPORT OF THE GREENLANE AUDIT COMMITTEE
The Greenlane Audit Committee is currently composed of Messrs. Uttz, Closner and Taney, with Mr. Uttz serving as its chairperson. The members of the Greenlane Audit Committee are appointed by and serve at the discretion of the Greenlane Board.
One of the principal purposes of the Greenlane Audit Committee is to assist the Greenlane Board in the oversight of the integrity of Greenlane’s financial statements. Greenlane’s management team has the primary responsibility for the financial statements and the reporting process, including the system of internal controls and disclosure controls and procedures. In fulfilling its oversight responsibilities, the Greenlane Audit Committee reviewed the audited financial statements in Greenlane’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 with Greenlane’s management.
The Greenlane Audit Committee also is responsible for assisting the Greenlane Board in the oversight of the qualification, independence and performance of Greenlane’s independent auditors. The Greenlane Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Greenlane’s accounting principles and such other matters as are required to be discussed with the Greenlane Audit Committee under generally accepted auditing standards and those matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”).
The Greenlane Audit Committee has received both the written disclosures and the letter from Deloitte & Touche LLP required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Greenlane Audit Committee concerning independence, and has discussed with Deloitte & Touche LLP its independence. In addition, the Greenlane Audit Committee has considered whether the provision of non-audit services, and the fees charged for such non-audit services, by Deloitte & Touche LLP are compatible with maintaining the independence of Deloitte & Touche LLP from management and Greenlane.
Based on the reviews and discussions referred to above, the Greenlane Audit Committee recommended to the Greenlane Board that Greenlane’s audited financial statements for 2020 be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 for filing with the SEC.

Respectfully submitted,
The Audit Committee of the Board of Directors
Jeff Uttz (Chairman)
Neil Closner
Richard Taney
The Greenlane Audit Committee Report above does not constitute “soliciting material” and will not be deemed “filed” or incorporated by reference into any of Greenlane’s filings under the Securities Act of 1933, as amended, that might incorporate SEC filings by reference, in whole or in part, notwithstanding anything to the contrary set forth in those filings.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Related Party Transaction Policy
The Greenlane Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). The Greenlane Board has adopted a written policy on transactions with related persons under which:
•
any related-person transaction must be reviewed and approved or ratified by the Greenlane Audit Committee, or the chair of the Greenlane Audit Committee in the event management decides it is not practicable or desirable to wait until the next committee meeting;

•
management must periodically inquire of directors and officers with respect to any potential related-person transaction of which they may be a party or of which they may be aware; and

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Greenlane Board or recommended by the compensation committee to the Greenlane Board for its approval.

In connection with the review and approval or ratification of a related-person transaction:
•
management must disclose to the Greenlane Audit Committee or the chair of the Greenlane Audit Committee (i) the basis on which the person is a related person; (ii) the material facts of the related-party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal and interest that would be involved and other principal terms of such indebtedness; (iii) the benefits to Greenlane of the proposed related-party transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed related-party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

•
the Greenlane Audit Committee shall consider all of the relevant facts and circumstances available to the Greenlane Audit Committee, including (if applicable), but not limited to: the benefits to Greenlane; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Greenlane Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any related-person transaction; and

•
to the extent required to be disclosed in Greenlane’s applicable filings under the Securities Act or the Exchange Act, and related rules, management must ensure that the related-person transaction is disclosed in accordance with such acts and related rules.

In addition, the related-person transaction policy provides that from time to time Greenlane Audit Committee shall review any previously approved or ratified related-party transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from Greenlane of more than $120,000. Based on all relevant facts and circumstances, taking into consideration Greenlane’s contractual obligations, the Greenlane Audit Committee shall determine if it is in the best interests of Greenlane and the Greenlane stockholders to continue, modify or terminate the related-person transaction.
Related Party Transactions
The Greenlane Board recognizes the fact that transactions with related persons present a heightened risk of conflicts of interests and/or improper valuation (or the perception thereof). The Greenlane Board has adopted a written policy on transactions with related persons under which:
•
any related-person transaction must be reviewed and approved or ratified by the Greenlane Audit Committee, or the chair of the Greenlane Audit Committee in the event management decides it is not practicable or desirable to wait until the next committee meeting.

•
management must periodically inquire of directors and officers with respect to any potential related-person transaction of which they may be a party or of which they may be aware.

•
any employment relationship or transaction involving an executive officer and any related compensation must be approved by the compensation committee of the Greenlane Board or recommended by the Greenlane Compensation Committee to the Greenlane Board for its approval.

In connection with the review and approval or ratification of a related-person transaction:
•
management must disclose to the Greenlane Audit Committee or the chair of the Greenlane Audit Committee, (i) the basis on which the person is a related person; (ii) the material facts of the related-party transaction, including the proposed aggregate value of such transaction or, in the case of indebtedness, the amount of principal and interest that would be involved and other principal terms of such indebtedness; (iii) the benefits to Greenlane of the proposed related-party transaction; (iv) if applicable, the availability of other sources of comparable products or services; and (v) an assessment of whether the proposed related-party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally;

•
the Greenlane Audit Committee shall consider all of the relevant facts and circumstances available to the Greenlane Audit Committee, including (if applicable), but not limited to: the benefits to Greenlane; the impact on a director’s independence in the event the related person is a director, an immediately family member of a director or an entity in which a director is a partner, stockholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and the terms available to unrelated third parties or to employees generally. The Greenlane Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing any related-person transaction; and

•
to the extent required to be disclosed in Greenlane’s applicable filings under the Securities Act or the Exchange Act, and related rules, management must ensure that the related-person transaction is disclosed in accordance with such acts and related rules.

In addition, the related-person transaction policy provides that from time to time Audit Committee shall review any previously approved or ratified related-party transactions that remain ongoing and have a remaining term of more than six months or remaining amounts payable to or receivable from the Company of more than $120,000. Based on all relevant facts and circumstances, taking into consideration the Company’s contractual obligations, the Audit Committee shall determine if it is in the best interests of the Company and its stockholders to continue, modify or terminate the related-person transaction.
Related Party Transactions
Fifth Third Credit Facility
On October 4, 2017, Jacoby entered into a credit agreement with Fifth Third Bank that provides a revolving credit facility for Greenlane Holdings, LLC of up to $8.0 million. On August 23, 2018, the parties to the original credit agreement entered into an amendment to such agreement pursuant to which Greenlane Holdings, LLC became the borrower, and Jacoby became a guarantor of the amounts borrowed thereunder. The amount of the revolving credit facility was increased from $8.0 million to $15.0 million and the termination date of the credit facility was extended from October 3, 2018 to August 23, 2020. On October 1, 2018, the parties to the amended credit agreement and 1095 Broken Sound Pkwy LLC, a newly-formed, wholly owned subsidiary of Greenlane Holdings, LLC, entered into an amendment to the amended credit facility to provide for a $8.5 million term loan on such date from Fifth Third Bank to 1095 Broken Sound Pkwy LLC. The term loan amortizes over a period of seven years and matures on October 1, 2025 with a final balloon payment of approximately $7,180,900. Interest accrues on borrowings under the credit facility at a rate equal to LIBOR plus 3.5% per annum and under the term loan at a rate equal to LIBOR plus 2.39% per annum. Greenlane’s obligations under the credit facility and the term loan are guaranteed by Jacoby and all of our operating subsidiaries and are secured by a first priority security interest in substantially all of Greenlane’s assets. The amounts drawn under such credit facility have fluctuated over the term of the credit facility and at times the credit facility has been drawn in full. In August 2020, the maturity date of the line of credit was further extended to November 30, 2020. This line of credit was not renewed on November 30, 2020. There were no borrowings outstanding on the line of credit at December 31, 2020.
Greenlane Operating Agreement
Greenlane operates its business through the Operating Partnership (Greenlane Holdings, LLC) and its subsidiaries. Greenlane and the other members party thereto have entered into Greenlane Holdings, LLC’s Third Amended and Restated Operating Agreement (the “Greenlane Operating Agreement”). Among the members who are a party to the Greenlane Operating Agreement are Aaron LoCascio, Adam Schoenfeld and Douglas Fischer, Greenlane’s Chief Executive Officer, Chief Strategy Officer and General Counsel, respectively. The operations of Greenlane Holdings, LLC, and the rights and obligations of the holders of common units, are set forth in the Greenlane Operating Agreement.
Appointment as Manager.   Under the Greenlane Operating Agreement, Greenlane is the sole manager of Greenlane Holdings, LLC. As the manager, Greenlane controls all of the day-to-day business affairs and decision-making of Greenlane Holdings, LLC without the approval of any other member, unless otherwise stated in the Greenlane Operating Agreement. As such, Greenlane, through its officers and directors, is responsible for all operational and administrative decisions of Greenlane Holdings, LLC and the day-to-day management of Greenlane Holdings, LLC’s business. Pursuant to the terms of the Greenlane Operating Agreement, Greenlane cannot be removed as the sole manager of Greenlane Holdings, LLC by the other members.
Compensation.   Greenlane is entitled to compensation for its services as the manager. Greenlane is entitled to reimbursement by Greenlane Holdings, LLC for all fees and expenses incurred on behalf of Greenlane Holdings, LLC, including all expenses associated with this offering and maintaining its corporate existence, and all fees, expenses and costs of being a public company (including expenses incurred in connection with public reporting obligations, proxy statements, stockholder meetings, stock exchange fees, transfer agent fees, legal fees, SEC and FINRA filing fees and offering expenses) and maintaining its corporate existence, including all costs of maintaining the Greenlane Board and Greenlane committees, executive compensation and certain insurance policies.
Capitalization.   The Greenlane Operating Agreement provides for a single class of common membership units, which Greenlane refers to as the “common units.” The Greenlane Operating Agreement reflects a split of common units such that Greenlane acquired one common unit with the net proceeds received by Greenlane from its initial public offering from the sale of one share of Greenlane Class A common stock. Each Greenlane common unit entitles the holder to a pro rata share of the net profits and net losses and distributions of Greenlane Holdings, LLC.
Distributions.   The Greenlane Operating Agreement requires “tax distributions,” as that term is defined in the Greenlane Operating Agreement, to be made by Greenlane Holdings, LLC to its “members,” as that term is defined in the Greenlane Operating Agreement. Tax distributions will be made at least annually to each member of Greenlane Holdings, LLC, including Greenlane, based on such member’s allocable share of the taxable income of Greenlane Holdings, LLC and at a commencing tax rate equal to the highest effective marginal combined federal, state and local income tax rate applicable to corporate or individual taxpayers that may potentially apply to any member for the relevant period taking into account (i) any deductions pursuant to Section 199A of the Code, and (ii) the character of the relevant tax items (e.g., ordinary or capital), as we, as the sole manager of Greenlane Holdings, LLC, reasonably determine. For this purpose, the taxable income of Greenlane Holdings, LLC, and Greenlane’s allocable share of such taxable income, shall be determined without regard to any tax basis adjustments that result from Greenlane’s deemed or actual purchase of common units from the members. The tax rate used to determine tax distributions will apply regardless of the actual final tax liability of any such member. Tax distributions will also be made only to the extent all distributions from Greenlane Holdings, LLC for the relevant period were otherwise insufficient to enable each member to cover its tax liabilities as calculated in the manner described above. The Greenlane Operating Agreement also allows for distributions to be made by Greenlane Holdings, LLC to its members on a pro rata basis out of “distributable cash,” as that term is defined in the Greenlane Operating Agreement. Greenlane expects Greenlane Holdings, LLC may make distributions out of distributable cash periodically to the extent permitted by the agreements governing its indebtedness and as required by Greenlane Holdings, LLC for its capital and other needs, such that Greenlane in turn are able to make dividend payments, if any, to the holders of Greenlane Class A common stock.
Common Unit Redemption Right.   The Greenlane Operating Agreement provides a redemption right to the members which entitles them to have their common units redeemed, at the election of each such person, for, at their option, as determined by or at the direction of the independent directors (within the meaning of the Nasdaq Marketplace Rules) of the Greenlane Board who are disinterested, newly-issued shares of Greenlane Class A common stock on a one-to-one basis or a cash payment equal to the five-day average volume weighted average market prices of one share of Greenlane Class A common stock for each common unit redeemed (subject to customary adjustments, including for stock splits, stock dividends and similar events affecting the Class A common stock). If Greenlane decides to make a cash payment, the member has the option to rescind its redemption request within a specified time period. Upon the exercise of the redemption right, the redeeming member will surrender its common units to Greenlane Holdings, LLC for cancellation. The Greenlane Operating Agreement requires that Greenlane contributes cash or shares of Greenlane Class A common stock to Greenlane Holdings, LLC in exchange for an amount of common units in Greenlane Holdings, LLC that will be issued to Greenlane equal to the number of common units redeemed from the member. Greenlane Holdings, LLC will then distribute the cash or shares of Greenlane Class A common stock to such member to complete the redemption. In the event of such election by a member, Greenlane may, at its option, effect a direct exchange by Greenlane of cash or Greenlane Class A common stock for such common units in lieu of such a redemption. Whether by redemption or exchange, Greenlane is obligated to ensure that at all times the number of common units that Greenlane own equals the number of shares of Greenlane Class A common stock issued by Greenlane (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities).
Issuance of Common Units upon Exercise of Options or Issuance of Other Equity Compensation. Greenlane may implement guidelines to provide for the method by which shares of Greenlane Class A common stock may be exchanged or contributed between Greenlane and Greenlane Holdings, LLC (or any subsidiary thereof), or may be returned to Greenlane upon any forfeiture of shares of Greenlane Class A common stock, in either case in connection with the grant, vesting and/or forfeiture of compensatory equity awards granted by us, including under the Greenlane 2019 Equity Plan, for the purpose of ensuring that the relationship between Greenlane and its subsidiaries remains at arm’s-length.
Maintenance of One-to-One Ratio of Shares of Class A Common Stock and Common Units Owned by Greenlane.   Greenlane’s amended and restated certificate of incorporation and the Greenlane Operating Agreement require that Greenlane and Greenlane Holdings, LLC, respectively, at all times maintain (i) a ratio of one common unit owned by Greenlane for each share of Greenlane Class A common stock issued by Greenlane (subject to certain exceptions for treasury shares and shares underlying certain convertible or exchangeable securities), (ii) a one-to-one ratio between the number of shares of Greenlane Class B common stock owned by the Greenlane Non-Founder Members and the number of common units owned by the Greenlane Non-Founder Members and (iii) a three-to-one ratio between the number of shares of Greenlane Class C common stock owned by the Greenlane Founder Members and the number of common units owned by the Greenlane Founder Members or their affiliates.
Transfer Restrictions.   The Greenlane Operating Agreement generally does not permit transfers of common units by members, subject to limited exceptions or written approval of the transfer by the manager. Any transferee of common units must execute the Greenlane Operating Agreement and any other agreements executed by the holders of common units and relating to such common units in the aggregate.
Dissolution.   The Greenlane Operating Agreement provides that the decision of the manager, with the approval of the holders of a majority of the outstanding common units, will be required to voluntarily dissolve Greenlane Holdings, LLC. In addition to a voluntary dissolution, Greenlane Holdings, LLC will be dissolved upon a change of control transaction under certain circumstances, as well as upon the entry of a decree of judicial dissolution or other circumstances in accordance with Delaware law. Upon a dissolution event, the proceeds of a liquidation will be distributed in the following order: (i) first, to pay all expenses of winding up Greenlane Holdings, LLC; and (ii) second, to pay all debts and liabilities and obligations of Greenlane Holdings, LLC. All remaining assets of Greenlane Holdings, LLC will be distributed to the members pro-rata in accordance with their respective percentage ownership interests in Greenlane Holdings,

LLC (as determined based on the number of common units held by a member relative to the aggregate number of all outstanding common units).
Confidentiality.   Each member will agree to maintain the confidentiality of Greenlane Holdings, LLC’s confidential information. This obligation excludes information independently obtained or developed by the members, information that is in the public domain or otherwise disclosed to a member, in either such case not in violation of a confidentiality obligation or disclosures required by law or judicial process or approved by us.
Indemnification and Exculpation.   The Greenlane Operating Agreement provides for indemnification for all expenses, liabilities and losses reasonably incurred by any person by reason of the fact that such person is or was a member or is or was serving at the request of Greenlane Holdings, LLC as the manager, an officer, an employee or an agent of Greenlane Holdings, LLC; provided, however, that there will be no indemnification for actions made not in good faith or in a manner which the person did not reasonably believe to be in or not opposed to the best interests of Greenlane Holdings, LLC, or, with respect to any criminal action or proceeding other than by or in the right of Greenlane Holdings, LLC, where the person had reasonable cause to believe the conduct was unlawful, or for breaches of any representations, warranties or covenants by such person or its affiliates contained in the Greenlane Operating Agreement or in other agreements with Greenlane Holdings, LLC.
Greenlane, as the manager, and its affiliates, will not be liable to Greenlane Holdings, LLC, its members or their affiliates for damages incurred by any acts or omissions as the manager, provided that the acts or omissions of these exculpated persons are not the result of fraud, intentional misconduct, knowing violations of law, or breaches of the Greenlane Operating Agreement or other agreement with Greenlane Holdings, LLC.
Amendments.   The Greenlane Operating Agreement may be amended with the consent of the holders of a majority in voting power of the outstanding common units; provided that if the manager holds greater than 33% of the common units, then it may be amended with the consent of the manager together with holders of a majority of the outstanding common units, excluding common units held by the manager. Notwithstanding the foregoing, no amendment to any of the provisions that expressly require the approval or action of certain members may be made without the consent of such members and no amendment to the provisions governing the authority and actions of the manager or the dissolution of Greenlane Holdings, LLC may be amended without the consent of the manager.
Tax Receivable Agreement
Greenlane has entered the TRA with each of the other members of Greenlane Holdings, LLC. Greenlane expects to obtain an increase in its share of the tax basis of the assets of Greenlane Holdings, LLC when a member receives cash or shares of Greenlane Class A common stock in connection with a redemption or exchange of such member’s common units for Greenlane Class A common stock or cash (such basis increase, the “Basis Adjustments”). Greenlane intends to treat such acquisition of common units as a direct purchase by Greenlane of common units or net capital assets from a member for U.S. federal income and other applicable tax purposes, regardless of whether such common units are surrendered by a member to Greenlane Holdings, LLC for redemption or sold to Greenlane upon the exercise of its election to acquire such common units directly. Basis Adjustments may have the effect of reducing the amounts that Greenlane would otherwise pay in the future to various tax authorities. The Basis Adjustments may also decrease gains (or increase losses) on future dispositions of certain capital assets to the extent tax basis is allocated to those capital assets.
The actual Basis Adjustments, as well as any amounts paid to the members under the TRA, will vary depending on a number of factors, including:
•
the timing of any subsequent redemptions or exchanges — for instance, the increase in any tax deductions will vary depending on the fair value, which may fluctuate over time, of the depreciable or amortizable assets of Greenlane Holdings, LLC at the time of each redemption or exchange;

•
the price of shares of Greenlane Class A common stock at the time of redemptions or exchanges — the Basis Adjustments, as well as any related increase in any tax deductions, is directly related to the price of shares of Greenlane Class A common stock at the time of each redemption or exchange;

•
the extent to which such redemptions or exchanges are taxable — if a redemption or exchange is not taxable for any reason, increased tax deductions will not be available; and

•
the amount and timing of Greenlane income — the Tax Receivable Agreement generally will require Greenlane to pay 85% of the tax benefits as and when those benefits are treated as realized under the terms of the Tax Receivable Agreement. If Greenlane does not have taxable income, it will generally not be required (absent a change of control or other circumstances requiring an early termination payment) to make payments under the Tax Receivable Agreement for that taxable year because no tax benefits will have been actually realized. However, any tax benefits that do not result in realized tax benefits in a given taxable year will likely generate tax attributes that may be utilized to generate tax benefits in previous or future taxable years. The utilization of any such tax attributes will result in payments under the Tax Receivable Agreement.

For purposes of the TRA, cash savings in income and franchise tax are computed by comparing Greenlane’s actual income and franchise tax liability to the amount of such taxes that Greenlane would have been required to pay had there been no Basis Adjustments and had the TRA not been entered into. The TRA generally applies to each of Greenlane’s taxable years, beginning with the first taxable year ending after the Greenlane IPO. There is no maximum term for the TRA; however, the TRA may be terminated by Greenlane pursuant to an early termination procedure that requires it to pay the members an agreed upon amount equal to the estimated present value of the remaining payments to be made under the agreement (calculated based on certain assumptions, including regarding tax rates and utilization of the Basis Adjustments).
The payment obligations under the TRA are obligations of Greenlane and not of Greenlane Holdings, LLC. Although the actual timing and amount of any payments that may be made under the TRA will vary, Greenlane expects that the payments that it may be required to make to the members could be substantial. Any payments made by Greenlane to members under the TRA will generally reduce the amount of overall cash flow that might have otherwise been available to Greenlane or to Greenlane Holdings, LLC and, to the extent that Greenlane is unable to make payments under the TRA for any reason, the unpaid amounts generally will be deferred and will accrue interest until paid by Greenlane.
Decisions made by Greenlane in the course of running its business, such as with respect to mergers, asset sales, other forms of business combinations or other changes in control, may influence the timing and amount of payments that are received by a member under the TRA. For example, the earlier disposition of assets following a transaction that results in a Basis Adjustment will generally accelerate payments under the TRA and increase the present value of such payments.
The TRA provides that if (i) Greenlane materially breach any of Greenlane’s material obligations under the TRA, (ii) certain mergers, asset sales, other forms of business combination, or other changes of control were to occur, or (iii) Greenlane elects an early termination of the TRA, then Greenlane’s obligations, or its successor’s obligations, under the TRA would accelerate and become due and payable, based on certain assumptions, including an assumption that Greenlane would have sufficient taxable income to fully utilize all potential future tax benefits that are subject to the TRA.
As a result, (i) Greenlane could be required to make cash payments to the members that are greater than the specified percentage of the actual benefits it ultimately realizes in respect of the tax benefits that are subject to the TRA, and (ii) if Greenlane elects to terminate the TRA early, Greenlane would be required to make an immediate cash payment equal to the present value of the anticipated future tax benefits that are the subject of the TRA, which payment may be made significantly in advance of the actual realization, if any, of such future tax benefits. In these situations, Greenlane’s obligations under the TRA could have a material adverse effect on Greenlane’s liquidity and could have the effect of delaying, deferring or preventing certain mergers, asset sales, other forms of business combination, or other changes of control. There can be no assurance that Greenlane will be able to finance its obligations under the TRA.
Payments under the TRA will be based on the tax reporting positions that Greenlane determines. If any such position is subject to a challenge by a taxing authority the outcome of which would reasonably be expected to materially affect a recipient’s payments under the TRA, then Greenlane will not be permitted to settle or fail to contest such challenge without the consent (not to be unreasonably withheld or delayed) of each member that directly or indirectly owns at least 10% of the outstanding common units. Greenlane will not be reimbursed for any cash payments previously made to any member pursuant to the TRA if any tax benefits initially claimed by Greenlane are subsequently challenged by a taxing authority and ultimately disallowed. Instead, in such circumstances, any excess cash payments made by Greenlane to a member will be netted against any future cash payments that it might otherwise be required to make under the terms of the TRA. However, Greenlane might not determine that Greenlane has effectively made an excess cash payment to the members for a number of years following the initial time of such payment and, if Greenlane’s tax reporting positions are challenged by a taxing authority, Greenlane will not be permitted to reduce any future cash payments under the TRA until any such challenge is finally settled or determined. As a result, it is possible that Greenlane could make cash payments under the TRA that are substantially greater than its actual cash tax savings.
Payments are generally due under the TRA within a specified period of time following the filing of Greenlane’s tax return for the taxable year with respect to which the payment obligation arises, although interest on such payments will begin to accrue at a rate of LIBOR plus 100 basis points from the due date (without extensions) of such tax return. Any late payments that may be made under the Tax TRA will continue to accrue interest at LIBOR plus 500 basis points until such payments are made, including any late payments that Greenlane may subsequently make because it did not have enough available cash to satisfy its payment obligations at the time at which they originally arose.
Registration Rights Agreement
Greenlane entered into the Registration Rights Agreement with the members of Greenlane Holdings, LLC. Among the members who are a party to the Registration Rights Agreement are each of the Greenlane NEOs and each of the Greenlane stockholders identified in the table in the section entitled “Security Ownership of Certain Beneficial Owners and Management of Greenlane (beginning on page 254 of this joint proxy statement/prospectus) as beneficially owning shares of Greenlane Class B common stock or Greenlane Class C common stock. The Registration Rights Agreement provides the members who are party to the Registration Rights Agreement the right to require Greenlane to register under the Securities Act the resale of shares of Greenlane Class A common stock issuable to them upon redemption or exchange of their common units, including on a short-form registration statement, if and when Greenlane is eligible to utilize such registration statement. The Registration Rights Agreement will also provide for piggyback registration rights for such members in certain circumstances. Greenlane will not be required to register the resale of the shares of Greenlane Class A common stock issuable to the members upon redemption or exchange of their common units to the extent that such shares of Greenlane Class A common stock are eligible for resale under Rule 144 without volume or manner-of-sale restrictions.
Indemnification Agreements
Greenlane’s bylaws provide that it will indemnify its directors and officers to the fullest extent permitted by the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in Greenlane’s bylaws. In addition, Greenlane’s charter provides that its directors will not be personally liable to Greenlane or the Greenlane stockholders for any damages other than for breaches of fiduciary duty involving intentional misconduct, fraud or a knowing violation of law.
Greenlane has entered into indemnification agreements with each of its executive officers and directors. The indemnification agreements provide the executive officers and directors with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the laws of the State of Delaware in effect from time to time, subject to certain exceptions contained in those agreements.
There is no pending litigation or proceeding naming any of Greenlane’s directors or officers to which indemnification is being sought, and Greenlane is not aware of any pending litigation that may result in claims for indemnification by any director or officer.

OTHER MATTERS
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that Greenlane’s executive officers and directors, and persons who own more than 10% of a registered class of Greenlane’s equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive officers, directors and stockholders who own more than 10% are required by the SEC to furnish Greenlane with copies of all Forms 3, 4 and 5 that they file.
Based on Greenlane’s review of the copies of such forms, and/or on written representations from the reporting persons that they were not required to file a Form 5 for the fiscal year, Greenlane believes that these filing requirements were satisfied by the reporting persons during the fiscal year ended December 31, 2020, except for seven Form 4s. William Mote was inadvertently late in filing a Form 4 related to an award of restricted shares of Greenlane Class A common stock on August 19, 2020. Jacoby was inadvertently late in filing Form 4s related to the redemption of Greenlane common units for Greenlane Class A common stock and the subsequent forfeiture and cancellation of Greenlane Class C common stock on July 16, 2020 and September 18, 2020. Adam Schoenfeld was inadvertently late in filing Form 4s related to the redemption of Greenlane common units for Greenlane Class A common stock and the subsequent forfeiture and cancellation of Greenlane Class C common stock on July 16, 2020, September 14, 2020 and December 24, 2020. Aaron LoCascio was inadvertently late in filing a Form 4 related to the redemption of Greenlane common units for Greenlane Class A common stock and the subsequent forfeiture and cancellation of Greenlane Class C common stock on July 16, 2020.
Householding of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries (such as banks and brokers) to satisfy the delivery requirements for notices of annual meetings, proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies. A single notice of the Greenlane meetings of stockholders, or copy of the proxy statement and annual report, will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your bank or broker, and direct your written request to Greenlane Holdings, Inc. 1095 Broken Sound Parkway, Suite 300, Boca Raton, FL 33487, Attention: General Counsel, or contact Greenlane by telephone at (877) 292-7660. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their bank or broker.

PROPOSALS SUBMITTED TO GREENLANE STOCKHOLDERS
Proposal 1: Greenlane Director Proposal
The Greenlane Board is currently comprised of five directors, all of whom have terms expiring at the Greenlane annual meeting.
Aaron LoCascio, Adam Schoenfeld, Richard Taney and Jeff Uttz, all of whom are currently serving as directors of Greenlane, have been recommended by the Greenlane Board for re-election to serve as directors for one-year terms until the Greenlane 2022 annual meeting of stockholders and until their successors are duly elected and qualify.
Neil Closner, who currently serves as a director of Greenlane, has been recommended by the Greenlane Board for re-election to serve as a director until the Greenlane 2022 annual meeting of stockholders and until his successor is duly elected and qualifies. However, Mr. Closner has submitted to the Greenlane Board a duly executed conditional resignation letter pursuant to which, in the event the Mergers are consummated, Mr. Closner will resign from the Greenlane Board and all applicable committees thereof automatically and effective immediately at the effective time of Merger 1. If the Mergers are not consummated, Mr. Closner will serve for a one-year term until the Greenlane 2022 annual meeting of stockholders and until his successors are duly elected and qualified.
Based on its review of the relationships between the Greenlane director nominees and Greenlane, the Greenlane Board has affirmatively determined that the following directors are “independent” directors under the listing requirements of the Nasdaq and under applicable rules of the SEC: Neil Closner, Richard Taney and Jeff Uttz.
The Greenlane Board knows of no reason why any nominee would be unable to serve as a director. If any nominee is unavailable for election or service, the Greenlane Board may designate a substitute nominee and the persons designated as proxy holders on the proxy card will vote for the substitute nominee recommended by the Greenlane Board. Under these circumstances, the Greenlane Board may also, as permitted by Greenlane’s bylaws, decrease the size of the Greenlane Board.
Nominees for Election for a One-Year Term Expiring at the Greenlane 2022 Annual Meeting of Stockholders
The following table sets forth the name and age of each nominee for director, indicating all positions and offices with Greenlane currently held by the director.
Name	Age(1)	Title	Director Since
Aaron LoCascio	36	Chief Executive Officer and Chairman of the Board of Directors	2018
Adam Schoenfeld	37	Chief Strategy Officer and Director	2018
Neil Closner	47	Independent Director	2019
Richard Taney	65	Independent Director	2019
Jeff Uttz	52	Independent Director	2019

(1)
Age as of May 27, 2021.

Set forth below are descriptions of the backgrounds and principal occupations of each of Greenlane’s directors, and the period during which he has served as a director.
Aaron LoCascio, Greenlane’s co-founder, has served as its Chief Executive Officer and Chairman of the Greenlane Board since May 2018 and has served as the Chief Executive Officer of Greenlane Holdings, LLC since its inception in 2007. He received his Associate’s degree in Accounting from Valencia Community College. Mr. LoCascio brings to the Greenlane Board extensive executive leadership experience, industry relationships and knowledge, and, through his position as Greenlane’s co-founder and Chief Executive Officer, he will use his full range of skills and perspective to further Greenlane’s success.

Adam Schoenfeld, Greenlane’s co-founder, has served as its Chief Strategy Officer and director since May 2018 and has served as Managing Member of Greenlane Holdings, LLC since its inception in 2007. Mr. Schoenfeld received his Bachelor’s degree in International Business from Evergreen State College. He brings to the Greenlane Board valuable operational and leadership experience in the industry, extensive industry relationships and experience in customer service, import and export logistics, electronic transaction systems and order fulfillment.
Neil Closner was elected to the Greenlane Board in April 2019 in connection with the Greenlane IPO. Mr. Closner has over two decades of start-up, technology and health care experience. Mr. Closner currently serves as Chief Executive Officer and a director of LAVVAN Inc., a company that manufactures pure cannabinoid isolates through a yeast-based cellular agriculture platform. Immediately prior, from February 2013 to July 2018, he was the founder, Chief Executive Officer and a director of Canada-based MedReleaf Corp., one of the largest and most profitable providers of medical cannabis in Canada, which was acquired in July 2018. Prior to establishing MedReleaf Corp., Mr. Closner served as Vice President of Business Development at Toronto’s Mount Sinai Hospital, where he launched and managed a number of entrepreneurial enterprises within the hospital. Mr. Closner began his career as a health care-focused investment banker with Salomon Smith Barney (now Citigroup) and has also served as the founder, Chief Executive Officer and/or director of more than half a dozen technology and health care-related start-up companies. He served two terms as the Chairman of the Board of the Cannabis Canada Council, the national industry association that represents the majority of Canada’s licensed cannabis producers. Mr. Closner studied economics at the London School of Economics and Political Science and received his Bachelor of Arts degree from McGill University and a Master of Business Administration degree from the Wharton School at the University of Pennsylvania. He brings to the Greenlane Board extensive leadership experience in the medical cannabis industry as well as experience in mergers and acquisitions.
Richard Taney was elected to the Greenlane Board in April 2019 in connection with the Greenlane IPO. From June 2017 until May of 2019, Mr. Taney served as a Managing Director of Tuatara Capital, LP (“Tuatara”), a cannabis industry focused private equity fund. Mr. Taney continues to serve as an advisor to Tuatara. From April 2016 to July 2017, Mr. Taney served as the founding member of T2 Capital Management, LLC, an investment and advisory company focused on the cannabis industry. From October 2010 to April 2016, Mr. Taney served as President, Chief Executive Officer and director of Curaleaf, Inc. (formerly PalliaTech, Inc.), a cannabis cultivation and distribution company. Prior to co-founding Curaleaf, Inc., Mr. Taney was President and Chief Executive Officer of Delcath Systems, Inc. (NASDAQ: DCTH), a medical technology company. Mr. Taney also served as Chairman of the Board of Directors of MGT Capital Investments, Inc., another medical technology company. Prior to assuming his public company management positions, Mr. Taney spent 20 years advising institutional and high net worth clients at Salomon Brothers, Goldman Sachs, Merrill Lynch and Banc of America Securities. Mr. Taney received his Bachelor of Arts degree from Tufts University and a Juris Doctor degree from Temple University School of Law. He brings to the Greenlane Board broad management and finance experience as well as extensive experience in the cannabis industry.
Jeff Uttz was elected to the Greenlane Board in April 2019 in connection with the Greenlane IPO. From September 2013 to March 2017, Mr. Uttz served as the Chief Financial Officer of Shake Shack Inc. (NYSE: SHAK), an international burger restaurant chain. From September 2001 to June 2013, Mr. Uttz served as the Chief Financial Officer of Yard House USA, Inc., a full-service restaurant chain. Prior to that, Mr. Uttz held a number of positions at CKE Restaurants, Inc., working his way up from Manager of Corporate Banking to Vice President of Finance. Mr. Uttz began his career at KPMG where he obtained his C.P.A. From July 2017 to July 2018, he also served as a non-executive director of Pret a Manger, an international sandwich shop chain. Mr. Uttz received his Bachelor of Arts degree in Business Administration from California State University, Fullerton. He brings to the Greenlane Board extensive financial expertise and significant experience in public company financial leadership.
Effect of the Merger
If the Greenlane Director Proposal is approved and the Mergers are completed, Mr. Closner will resign from the Greenlane Board effective at the time of the closing of Merger 1. The Greenlane Board then intends to increase the size of the Greenlane Board to seven directors, which will leave one vacancy and two newly created directorships to be filled by the Combined Company Board. Four of the seven directors of the Combined Company will be current members of the Greenlane Board and three of which will be individuals that are current members of the KushCo Board. Mr. LoCascio, Greenlane’s Chief Executive Officer and Chairman of the Greenlane Board, Mr. Schoenfeld, Greenlane’s Chief Strategy Officer and a member of the Greenlane Board, and Messrs. Taney and Uttz, both of whom are independent members of the Greenlane Board, are expected to continue as directors of the Combined Company. Mr. Closner, a current independent director of Greenlane, has submitted to the Greenlane Board a duly executed conditional resignation letter pursuant to which, in the event the Mergers are consummated, Mr. Closner will resign from the Greenlane Board and all applicable committees thereof automatically and effective immediately at the effective time of Merger 1.The Greenlane Board will fill the vacancy and newly created directorships with three individuals that are current members of the KushCo Board to serve until the 2022 annual meeting of Greenlane stockholders (and until their successors have been duly elected and qualified). It is expected that Nicholas Kovacevich, the current Chief Executive Officer of KushCo, Don Hunter, a current member of the KushCo Board, and Dallas Imbimbo, a current member of the KushCo Board, will serve as directors of the Combined Company. Greenlane and KushCo will designate one of the independent directors of the Combined Company to serve as Chairman of the Board.
If the Greenlane Director Proposal is approved and the Mergers are not completed, the five nominees for election to the Greenlane Board, including Mr. Closner, will serve as directors for one-year terms until the Greenlane 2022 Annual Meeting and until their successors are duly elected and qualify
Vote Required
In connection with uncontested elections in which the number of director nominees equals the number of directors to be elected, directors are elected by the affirmative vote of the majority of votes cast once a quorum has been established, which means that the director nominee must receive more “FOR” votes than “AGAINST” votes for his election. The election of directors at the Greenlane annual meeting is uncontested. If any director nominee is not elected by such majority-voting standard, the director must submit an irrevocable resignation, contingent on the acceptance of that resignation by the Greenlane Board. There is no cumulative voting in the election of directors. For purposes of the election of directors, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will be considered present for the purpose of determining the presence of a quorum.
THE GREENLANE BOARD RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES SET FORTH ABOVE.

Proposal 2: Ratification of Appointment of Greenlane’s Independent Registered Public Accounting Firm
The Greenlane Audit Committee, which is composed entirely of independent directors, has appointed Deloitte & Touche LLP as Greenlane’s independent registered public accounting firm for the fiscal year ending December 31, 2021. After careful consideration of the matter and in recognition of the importance of this matter to Greenlane stockholders, the Greenlane Board has determined that it is in the best interests of Greenlane and the Greenlane stockholders to seek the ratification by its stockholders of the Greenlane Audit Committee’s selection of Greenlane’s independent registered public accounting firm. A representative of Deloitte will be present at the Greenlane annual meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Vote Required
The affirmative vote of the holders of a majority of all the votes cast at the Greenlane annual meeting with respect to the matter is necessary for the approval of the ratification of the appointment of Deloitte as Greenlane’s independent registered public accounting firm for the fiscal year ending December 31, 2021. For purposes of the vote on this proposal, abstentions will not be counted as votes cast and will have no effect on the result of the vote. Even if the appointment of Deloitte as Greenlane’s independent registered public accounting firm is ratified, the Greenlane Audit Committee may, in its discretion, change that appointment at any time during the year should it determine such a change would be in the best interests of Greenlane and the Greenlane stockholders. In the event that the appointment of Deloitte is not ratified, the Greenlane Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.
THE GREENLANE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS GREENLANE’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.

Proposal 3: The Greenlane Merger Proposal
Greenlane is asking the Greenlane Public Stockholders to approve and adopt the Merger Agreement and the transactions contemplated by the Merger Agreement, which it refers to as the Greenlane Merger Proposal in this joint proxy statement/prospectus.
Greenlane stockholders should carefully read this joint proxy statement/prospectus in its entirety, including the Annexes, for more detailed information concerning the Merger Agreement. For a detailed discussion of the terms of the Merger Agreement and the Mergers, see the information about the Merger and the Merger Agreement throughout this joint proxy statement/prospectus, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement” beginning on pages 142 and 204, respectively, of this joint proxy statement/prospectus. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference.
Pursuant to the Merger Agreement, approval of the Greenlane Merger Proposal is a condition to the closing of the Mergers. If the Greenlane Merger Proposal is not approved, the Mergers will not be completed even if the other proposals related to the Mergers are approved.
Vote Required
The affirmative vote of Greenlane Public Stockholders holding a majority of the voting power of the outstanding shares of Greenlane common stock other than shares held by the Greenlane Insiders, which is comprised of (i) Jacoby, an entity controlled by Greenlane’s co-founders, and its affiliates and (ii) Aaron LoCascio, Adam Schoenfeld, William Mote, William Bine and Douglas Fischer, the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, respectively, is required to approve the Greenlane Merger Proposal. The foregoing approval standard is referred to herein as approval by the “majority of the minority.”
THE GREENLANE BOARD RECOMMENDS THAT GREENLANE PUBLIC STOCKHOLDERS VOTE “FOR” THE GREENLANE MERGER PROPOSAL.
A FAILURE TO VOTE, ABSTENTION OR BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE GREENLANE MERGER PROPOSAL.

Proposal 4: The Greenlane Charter Amendment Proposal
Overview
Greenlane’s certificate of incorporation, as amended, currently provides that Greenlane’s authorized capital stock consists of 125,000,000 shares of Greenlane Class A common stock, 10,000,000 shares of Greenlane Class B common stock, 100,000,000 shares of Greenlane Class C common stock, and 10,000,000 shares of preferred stock, par value $0.0001 per share.
In March 2021, the Greenlane Board acted unanimously to adopt the Greenlane A&R Charter and to recommend to Greenlane stockholders that they approve the adoption of the Greenlane A&R Charter, subject to, and conditioned upon, completion of the Mergers. The Greenlane A&R Charter will only be filed with the Secretary of State of the State of Delaware if the Mergers are completed. Under the DGCL, Greenlane is required to obtain approval from the Greenlane stockholders to amend and restate the Greenlane certificate of incorporation, as amended, to (i) increase the number of shares of Greenlane Class B common stock authorized for issuance from 10,000,000 shares to 30,000,000 shares, (ii) increase the number of shares of Greenlane Class A common stock authorized for issuance from 125,000,000 shares to 600,000,000 shares, and (iii) eliminate all references to Greenlane Class C common stock. If the Greenlane Charter Amendment Proposal is approved by the Greenlane stockholders at the annual meeting, the Greenlane A&R Charter will become effective upon the filing of the Greenlane A&R Charter with the Secretary of State of the State of Delaware (or at such later time as may be specified therein), which filing is expected to occur at, or immediately prior to, the effective time of the Mergers.
The full text of the form of the Greenlane A&R Charter is attached as Annex B to this joint proxy statement/prospectus. The approval of the Greenlane Charter Amendment Proposal is required to complete the Mergers. The Greenlane Charter Amendment Proposal, if approved by Greenlane stockholders at the annual meeting, will not be given effect if the Mergers are not consummated.
Reasons for the Greenlane Charter Amendment Proposal
Greenlane Class A Common Stock
Greenlane’s certificate of incorporation, as amended, currently provides that Greenlane’s authorized capital stock includes 125,000,000 shares of Greenlane Class A common stock, of which [•] shares of Greenlane Class A common stock were outstanding as of the Greenlane Record Date. In addition, as of [•], 2021, (1) options to purchase [•] shares of Greenlane Class A common stock were outstanding, of which [•] such options were exercisable; (2) [•] restricted shares of Greenlane Class A common stock were outstanding and subject to vesting conditions; (3) [•] common membership interests in Greenlane Holdings, LLC (“Greenlane common units”) were outstanding, which Greenlane common units may be tendered for redemption in exchange for newly issued shares of Greenlane Class A common stock, subject to contractual restrictions, at the election of the holders of Greenlane common units on a one-to-one basis, subject to Greenlane’s option to make a cash payment to the holders in lieu of issuing shares of Greenlane Class A common stock; and (4) [•] shares of Greenlane Class A common stock reserved for future issuance under the Greenlane 2019 Equity Plan (prior to giving effect to the amendment of the Greenlane 2019 Equity Plan if approved by Greenlane stockholders pursuant to the Greenlane Plan Proposal). In addition, in connection with the Mergers, Greenlane expects to issue up to [•] additional shares of Greenlane Class A common stock to holders of KushCo common stock, which includes additional shares of Greenlane Class A common stock subject to outstanding KushCo options and KushCo warrants that will be converted into options to purchase Greenlane Class A common stock and warrants to purchase Greenlane Class A common stock, as applicable, that will vest in full and be settled and treated as a share of KushCo common stock in the Mergers. As a result, as of [•], 2021, and after giving effect to the expected shares of Greenlane Class A common stock to be issued or reserved for issuance in connection with the Mergers, Greenlane had [•] shares of Greenlane Class A common stock available for future issuance in excess of the outstanding Greenlane Class A common stock.
The Greenlane Board believes that it is important to have available for issuance a number of authorized shares of Greenlane Class A common stock that will be adequate to provide for future stock issuances to meet future corporate needs. The additional authorized shares of Greenlane Class A common stock would be available for issuance from time to time in the discretion of the Greenlane Board, without further stockholder action except as may be required for a particular transaction by law or the rules and regulations of Nasdaq. The shares of Greenlane Class A common stock would be issuable for any proper corporate purpose, including future acquisitions, capital raising transactions consisting of either equity or convertible debt, stock dividends, stock splits, or issuances under current and future stock plans. The Greenlane Board believes that these additional shares will provide the Greenlane Board with needed flexibility to issue shares in the future without potential expense and delay incident to obtaining stockholder approval for a particular issuance. Except to the extent of Greenlane’s existing obligations on the date of mailing of this joint proxy statement/prospectus and as otherwise described in this joint proxy statement/prospectus, Greenlane does not currently have any plans, understandings or agreements for the issuance or use of the additional shares of Greenlane Class A common stock to be approved under this proposal.
Greenlane Class B Common Stock and Greenlane Class C Common Stock
Greenlane’s certificate of incorporation, as amended, currently provides that Greenlane’s authorized capital stock includes 10,000,000 shares of Greenlane Class B common stock and 100,000,000 shares of Greenlane Class C common stock, of which [•] shares and [•] shares, respectively, were outstanding as of [•], 2021.
In connection with Greenlane’s initial public offering in April 2019 (the “Greenlane IPO”), Greenlane consummated certain reorganization transactions pursuant to which, among other things: (1) Greenlane amended and restated its certificate of incorporation to provide for Greenlane Class B common stock and Greenlane Class C common stock; (2) Greenlane Holdings, LLC’s existing operating agreement was amended to convert the membership interests in Greenlane Holdings, LLC into Greenlane common units; (3) Greenlane issued, for nominal consideration, shares of Greenlane Class B common stock to certain holders of Greenlane Holdings, LLC membership interests (other than the Greenlane Founder Members, as defined below) on a one-to-one basis with the number of Greenlane common units they were issued upon conversion of their membership interests in Greenlane Holdings, LLC; and (4) Greenlane issued, for nominal consideration, shares of Greenlane Class C common stock to the Greenlane Founder Members, on a three-to-one basis with the number of Greenlane common units they were issued upon conversion of their membership interests in Greenlane Holdings, LLC.
Prior to giving effect to the Mergers and effectiveness of the Greenlane A&R Charter, shares of Greenlane Class B common stock and shares of Greenlane Class C common stock vote together with holders of Greenlane Class A common stock as a single class and each share entitles its holder to one vote per share, but neither shares of Greenlane Class B common stock nor shares of Greenlane Class C common stock have economic interests in Greenlane in respect of their Greenlane Class B common stock or Greenlane Class C common stock, as applicable. As a result of their ownership of shares of Greenlane Class C common stock as of the Greenlane Record Date, the Greenlane Founder Members have voting rights representing an aggregate of [•]% of the combined voting power of Greenlane’s issued and outstanding common stock prior to giving effect to the Mergers and Class C Conversion. After giving effect to the Mergers and Class C Conversion, the Greenlane Founder Members will having voting rights representing an aggregate of [•]% of the combined voting power of the Combined Company’s issued and outstanding common stock.
In addition, prior to giving effect to the Mergers and effectiveness of the Greenlane A&R Charter, in the event that holders of Greenlane common units elect to redeem their Greenlane common units in exchange for newly issued shares of Greenlane Class A common stock, the shares of Greenlane Class B common stock and Greenlane Class C common stock, as applicable, held by redeeming holders of Greenlane common units will be cancelled on a one-for-one basis in the case of Greenlane Class B common stock and on a three-for-one basis in the case of Greenlane Class C common stock.
Pursuant to the Merger Agreement, the Greenlane Founder Members have agreed to effect the Class C Conversion, which will result in the issuance of [•] shares of Greenlane Class B common stock upon conversion of 100% of the shares of Greenlane Class C common stock held by the Greenlane Founder Members. Currently, there is an insufficient number of shares of Greenlane Class B common stock authorized under Greenlane’s certificate of incorporation to effect the Class C Conversion, which is a condition to the closing of the Mergers. Accordingly, in order to effect the Class C Conversion, the Greenlane Board adopted the Greenlane A&R Charter and is recommending to Greenlane stockholders that they approve the adoption of the Greenlane A&R Charter to, among the other things, ensure there is a sufficient number of shares of Class B common stock to effect the Class C Conversion. If the Class C Conversion is consummated in accordance with the terms of the Merger Agreement and the Greenlane Voting Agreement, no shares of Greenlane Class C common stock will be outstanding after the consummation of the Mergers and the Greenlane A&R Charter will eliminate references to Greenlane Class C common stock.
Principal Effects on Outstanding Greenlane Common Stock
If Greenlane stockholders approve the Greenlane Charter Amendment Proposal and it becomes effective upon its filing with the Secretary of State of the State of Delaware, the increase in the number of shares of authorized Greenlane Class A common stock and Greenlane Class B common stock will not affect the rights of existing holders of Greenlane Class A common stock or Greenlane Class B common stock, except to the extent that future issuances of Greenlane Class A common stock will reduce each existing Greenlane stockholder’s proportionate ownership in Greenlane. Similarly, the Class C Conversion will not affect the rights of existing holders of Greenlane Class A common stock or Greenlane Class B common stock.
Vote Required
The affirmative vote of the holders of a majority of the voting power of the outstanding shares of Greenlane common stock entitled to vote thereon is required to approve the Greenlane Charter Amendment Proposal.
THE GREENLANE BOARD RECOMMENDS THAT GREENLANE STOCKHOLDERS VOTE “FOR” THE GREENLANE CHARTER AMENDMENT PROPOSAL.
A FAILURE TO VOTE, ABSTENTION OR BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE GREENLANE CHARTER AMENDMENT PROPOSAL.

Proposal 5: The Greenlane Stock Issuance Proposal
The aggregate number of shares of Greenlane Class A common stock that Greenlane will issue pursuant to the terms of the Merger Agreement and as described elsewhere in this joint proxy statement/prospectus will be in excess of twenty percent (20%) of Greenlane’s pre-merger outstanding shares of common stock and voting power. Accordingly, Greenlane is asking its stockholders to approve the issuance of shares of Greenlane Class A common stock to KushCo stockholders in connection with Merger 1, which is required in accordance with the listing rules of Nasdaq, the national securities exchange on which Greenlane’s Class A common stock is listed.
Greenlane stockholders should carefully read this joint proxy statement/prospectus in its entirety, including the Annexes, for more detailed information concerning the Merger Agreement and the Greenlane Stock Issuance Proposal. For a detailed discussion of the terms of the Merger Agreement and the Mergers, including the proposed issuance of Greenlane Class A common stock to KushCo stockholders, see the information about the Merger and the Merger Agreement throughout this joint proxy statement/prospectus, including the information set forth in the sections entitled “The Mergers” and “The Merger Agreement” beginning on pages 142 and 204, respectively, of this joint proxy statement/prospectus. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus and is incorporated herein by reference.
Approval of the Greenlane Stock Issuance Proposal is a condition to the consummation of the Mergers. If the Greenlane Stock Issuance Proposal is not approved, the Mergers will not occur. For a detailed discussion of the conditions of the Mergers, see “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 224 of this joint proxy statement/prospectus.
Vote Required
The affirmative vote of the majority of votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock is required to approve the Greenlane Stock Issuance Proposal.
THE GREENLANE BOARD RECOMMENDS THAT GREENLANE STOCKHOLDERS VOTE “FOR” THE GREENLANE STOCK ISSUANCE PROPOSAL.

Proposal 6: The Greenlane Plan Proposal
The Greenlane 2019 Equity Plan was adopted by the Greenlane Board on [•] and approved by the Greenlane stockholders on [•]. The Greenlane Board approved an amendment to the Greenlane 2019 Equity Plan on March 30, 2021, subject to the approval of Greenlane stockholders. The Greenlane 2019 Equity Plan is being amended to, among other things, increase the number of shares of Greenlane Class A common stock authorized for issuance under the plan by [•] shares.
The form of the Greenlane Amended Equity Plan is attached as Annex C to this joint proxy statement/prospectus, and the amended language is highlighted by bold and underlined text. The following summary of the Greenlane Amended Equity Plan is qualified in its entirety by reference to the full text of the Greenlane Amended Equity Plan.
Summary of the Greenlane Amended Equity Plan
Eligibility and Administration.   Greenlane’s executive officers, employees, consultants and directors, and employees, consultants and directors of its subsidiaries will be eligible to receive awards under the Greenlane Amended Equity Plan. Following the Mergers, the Greenlane Amended Equity Plan will be administered by the Greenlane Board. The Greenlane Board may delegate its duties and responsibilities to committees of Greenlane directors and/or officers (referred to collectively as the plan administrator below), subject to certain limitations that may be imposed under Section 162(m) of the Code, Section 16 of the Exchange Act, and/or stock exchange rules, as applicable. The plan administrator will have the authority to make all determinations and interpretations under, prescribe all forms for use with, and adopt rules for the administration of, the Greenlane Amended Equity Plan, subject to its express terms and conditions. The plan administrator will set the terms and conditions of all awards under the Greenlane Amended Equity Plan, including any vesting and vesting acceleration conditions.
Limitation on Awards and Shares Available.   An aggregate of [•] shares of Greenlane Class A common stock will be available for issuance under awards granted pursuant to the Greenlane Amended Equity Plan, which shares may be authorized but unissued shares, shares purchased in the open market or treasury shares. The number of shares available for issuance will be increased by an annual increase on the first day of each calendar year beginning January 1, 2020 and ending on and including January 1, 2028, equal to the least of (A) [•] shares, (B) 5% of the aggregate number of outstanding shares of Greenlane Class A common stock and Greenlane Class B common stock plus one-third of the outstanding shares of Greenlane Class C common stock on the final day of the immediately preceding calendar year and (C) such smaller number of shares as is determined by the Greenlane Board. If an award under the Greenlane Amended Equity Plan is forfeited, expires or is settled for cash, any shares subject to such award may, to the extent of such forfeiture, expiration or cash settlement, be used again for new grants under the Greenlane Amended Equity Plan. In addition, shares tendered or withheld to satisfy grant or exercise price or tax withholding obligations associated with an award also may be used again for new grants under the Greenlane Amended Equity Plan.
Awards granted under the Greenlane Amended Equity Plan upon the assumption of, or in substitution for, awards authorized or outstanding under a qualifying equity plan maintained by an entity with which Greenlane enters into a merger or similar corporate transaction will not reduce the shares available for grant under the Greenlane Amended Equity Plan.
Awards.   The Greenlane Amended Equity Plan will provide for the grant of stock options, including incentive stock options, or ISOs, and nonqualified stock options (“NSO”), restricted stock, dividend equivalents, stock payments, restricted stock units, or RSUs, performance shares, other incentive awards, stock appreciation rights, or SARs, and cash awards. No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Greenlane Amended Equity Plan. Certain awards under the Greenlane Amended Equity Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards. All awards under the Greenlane Amended Equity Plan will be set forth in award agreements, which will detail all terms and conditions of the awards, including any applicable vesting and payment terms and post-termination exercise limitations. Awards other than cash awards generally will be settled in shares of Greenlane Class A common stock, but the plan administrator may provide for cash settlement of any award. A brief description of each award type follows.

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Stock Options.   Stock options provide for the purchase of shares of Greenlane Class A common stock (“Greenlane option”) in the future at an exercise price set on the grant date. ISOs, by contrast to NSOs, may provide tax deferral beyond exercise and favorable capital gains tax treatment to their holders if certain holding periods and other requirements of the Code are satisfied. The exercise price of a Greenlane option may not be less than 100% of the fair market value of the underlying share on the date of grant (or 110% in the case of ISOs granted to certain significant stockholders), except with respect to certain substitute options granted in connection with a corporate transaction. The term of a Greenlane option may not be longer than ten years (or five years in the case of ISOs granted to certain significant stockholders). Vesting conditions determined by the plan administrator may apply to Greenlane options and may include continued service, performance and/or other conditions.

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SARs.   SARs entitle their holder, upon exercise, to receive from Greenlane an amount equal to the appreciation of the shares subject to the award between the grant date and the exercise date. The exercise price of a SAR may not be less than 100% of the fair market value of the underlying share on the date of grant (except with respect to certain substitute SARs granted in connection with a corporate transaction) and the term of a SAR may not be longer than ten years. Vesting conditions determined by the plan administrator may apply to SARs and may include continued service, performance and/or other conditions.

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Restricted Stock and RSUs.   Restricted stock is an award of nontransferable shares of Greenlane Class A common stock that remain forfeitable unless and until specified conditions are met, and which may be subject to a purchase price. RSUs are contractual promises to deliver shares of Greenlane Class A common stock in the future, which may also remain forfeitable unless and until specified conditions are met, and may be accompanied by the right to receive the equivalent value of dividends paid on shares of Greenlane Class A common stock prior to the delivery of the underlying shares. Delivery of the shares underlying RSUs may be deferred under the terms of the award or at the election of the participant, if the plan administrator permits such a deferral. Conditions applicable to restricted stock and RSUs may be based on continuing service, the attainment of performance goals and/or such other conditions as the plan administrator may determine.

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Other Stock or Cash-Based Awards.   Other stock or cash-based awards of cash, fully vested shares of Greenlane Class A common stock and other awards valued wholly or partially by referring to, or otherwise based on, shares of Greenlane Class A common stock. Other stock or cash based-awards may be granted to participants and also may be available as a payment form in the settlement of other awards, as standalone payments and as payment in lieu of base salary, bonus, fees or other cash compensation otherwise payable to any individual who is eligible to receive awards.

Performance Awards.   Performance awards include any of the foregoing awards that are granted subject to vesting and/or payment based on the attainment of specified performance goals or other criteria the plan administrator may determine, which may or may not be objectively determinable. Performance criteria upon which performance goals are established by the plan administrator may include, but are not limited to, (1) the attainment by a share of a specified fair market value for a specified period of time, (2) book value per share, (3) earnings per share, (4) return on assets, (5) return on equity, (6) return on investments, (7) return on invested capital, (8) total stockholder return, (9) earnings or net income of the Company before or after taxes and/or interest, (10) earnings before interest, taxes, depreciation and amortization, (11) revenues, (12) market share, (13) cash flow or cost reduction, (14) interest expense after taxes, (15) economic value created, (16) improvements in capital structure, (17) gross margin, (18) operating margin, (19) net cash provided by operations, (20) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion goals, cost targets, customer satisfaction, reductions in errors and omissions, reductions in lost business, management of employment practices and employee benefits, supervision of litigation and information technology, quality and quality audit scores, efficiency, working capital, goals relating to acquisitions or divestitures, land management, net sales or closings, inventory control, inventory, land or lot improvement or reduction, implementation or completion of critical projects, economic value, (21) adjusted earnings or loss per share, (22) employee satisfaction, (23) certain financial ratios (including those measuring liquidity, activity, profitability or leverage), (24) debt levels, covenants, ratios or reductions, (25) financing and other capital raising transactions, (26) year-end cash, (27) investment sourcing activity, (28) marketing initiatives, or (29) any combination of the foregoing, any of which may be measured either in absolute terms for Greenlane or any operating unit of Greenlane or as compared to any incremental increase or decrease or as compared to results of a peer group or to market performance indicators or indices.
Certain Transactions.   The plan administrator will have broad discretion to take action under the Greenlane Amended Equity Plan, as well as make adjustments to the terms and conditions of existing and future awards, to prevent the dilution or enlargement of intended benefits and facilitate necessary or desirable changes in the event of certain transactions and events affecting Greenlane Class A common stock, such as stock dividends, stock splits, mergers, acquisitions, consolidations and other corporate transactions. In addition, in the event of certain non-reciprocal transactions with Greenlane stockholders known as “equity restructurings,” the plan administrator will make equitable adjustments to the Greenlane Amended Equity Plan and outstanding awards.
Upon or in anticipation of a change in control of Greenlane (as defined in the Greenlane Amended Equity Plan), the plan administrator will be authorized to take such actions as it deems appropriate, including, but not limited to, any of the following actions: (1) cancelling the awards in exchange for either an amount of cash or other property; (2) vesting of the awards, and to the extent applicable, making them exercisable; (3) providing that the awards will be assumed by the successor or survivor corporation or Greenlane or subsidiary, or substituting the awards for awards of the successor or survivor corporation, Greenlane, or subsidiary thereof (with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price); (4) adjusting the number and type of shares subject to the awards, and/or the terms and conditions of such awards; (5) replacing the awards; and/or (6) terminating and cancelling the awards or otherwise providing that the awards cannot become vested or be exercised following the change in control. Individual award agreements may provide for additional accelerated vesting and payment provisions.
Foreign Participants, Claw-Back Provisions, Transferability, Repricing and Participant Payments.   The plan administrator may modify award terms, establish subplans and/or adjust other terms and conditions of awards, subject to the share limits described above, in order to facilitate grants of awards subject to the laws and/or stock exchange rules of countries outside of the United States. All awards will be subject to the provisions of any claw-back policy implemented by Greenlane to the extent set forth in such claw-back policy and/or in the applicable award agreement. Subject to applicable limitations of the Code, the plan administrator may increase or reduce the applicable price per share of an award, or cancel and replace an award with another award. With limited exceptions for estate planning, domestic relations orders, certain beneficiary designations and the laws of descent and distribution, awards under the Greenlane Amended Equity Plan are generally non-transferable prior to vesting, and are exercisable only by the participant. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the Greenlane Amended Equity Plan, the plan administrator may, in its discretion, accept cash or check, shares of Greenlane Class A common stock that meet specified conditions, a “market sell order” or such other consideration as it deems suitable.
Plan Amendment and Termination.   The Greenlane Board may amend or terminate the Greenlane Amended Equity Plan at any time; however, except in connection with certain changes in Greenlane’s capital structure or as provided for in the Greenlane Amended Equity Plan, Greenlane stockholder approval will be required for any amendment that increases the number of shares available under the Greenlane Amended Equity Plan. No award may be granted pursuant to the Greenlane Amended Equity Plan after the tenth anniversary of the date on which the Greenlane Board adopts the Greenlane Amended Equity Plan.
Vote Required
The affirmative vote of the majority of votes cast excluding abstentions and any broker non-votes, by the holders of Greenlane common stock is required to approve the Greenlane Plan Proposal.
THE GREENLANE BOARD RECOMMENDS THAT GREENLANE STOCKHOLDERS VOTE “FOR” THE GREENLANE PLAN PROPOSAL.

Proposal 7: The Greenlane Adjournment Proposal
Greenlane is requesting that Greenlane stockholders approve one or more adjournments of the Greenlane annual meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal.
If, at the Greenlane annual meeting, the number of shares of Greenlane common stock present in person or represented by proxy and voting in favor of the approval of the Greenlane Merger Proposal, the Greenlane Charter Amendment Proposal or the Greenlane Stock Issuance Proposal is insufficient to approve the applicable proposal, Greenlane intends to move to adjourn the Greenlane annual meeting in order to enable the Greenlane Board to solicit additional proxies for approval of the proposal.
The Greenlane annual meeting may not be postponed or adjourned to a date that is more than forty-five (45) days after the date for which such Greenlane annual meeting was originally scheduled or to a date on or after three business days prior to the Termination Date without KushCo’s consent (excluding any postponement or adjournment required by applicable law or pursuant to a request by the SEC or its staff).
Vote Required
The affirmative vote of the holders of a majority of votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock at a stockholder’s meeting, is required to approve the Greenlane Adjournment Proposal.
THE GREENLANE BOARD RECOMMENDS THAT GREENLANE STOCKHOLDERS VOTE “FOR” THE GREENLANE ADJOURNMENT PROPOSAL.
Other Business
At this time, Greenlane does not intend to bring any other matters before the Greenlane annual meeting, and Greenlane does not know of any matters to be presented for consideration at the Greenlane annual meeting and which would be required to be set forth in this joint proxy statement/prospectus other than the matters set forth in the accompanying Notice of Annual Meeting of Stockholders of Greenlane. In accordance with the Greenlane bylaws and Delaware law, business transacted at the Greenlane annual meeting will be limited to those matters set forth in such notice.

THE KUSHCO SPECIAL MEETING
Date, Time and Place
The KushCo special meeting will be held virtually at [•]. local time, on [•], 2021. KushCo stockholders can attend the KushCo special meeting via the internet, vote their shares electronically and submit questions during the KushCo special meeting by visiting [•] (there is no physical location for the KushCo special meeting). KushCo stockholders participating in the KushCo special meeting will need to have their 16-Digit Control Number included on the proxy card or voting instruction card, as applicable, to join the KushCo special meeting. The live webcast will begin promptly at [•], local time.
Purpose of the KushCo Special Meeting
At the KushCo special meeting, KushCo stockholders will be asked to consider and vote upon proposals in connection with the Merger Agreement and the Mergers. Therefore, the purpose of the KushCo special meeting is:
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To consider and vote on a proposal to approve the KushCo Merger Proposal as contemplated by the Merger Agreement (a copy of which is attached as Annex A to this joint proxy statement/prospectus); and

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To consider and vote on a proposal to approve one of more adjournments of the KushCo special meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the approval of the KushCo Merger Proposal.

Recommendation of the KushCo Board
After careful consideration and consultation, all members of the KushCo Board who were in attendance at the KushCo Board meeting related to the approval of the Merger Agreement and the transactions contemplated thereby unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of KushCo and the KushCo stockholders and (ii) subject to approval by KushCo stockholders, approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement. The KushCo Board recommends that KushCo stockholders vote “FOR” the KushCo Merger Proposal and “FOR” the proposal to approve one or more adjournments of the KushCo special meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the approval of the KushCo Merger Proposal. For the reasons for this recommendation, see “The Mergers — Recommendation of the KushCo Board; Reasons for the Recommendation” beginning on page 169 of this joint proxy statement/prospectus.
KushCo Record Date; Who Can Vote at the KushCo Special Meeting
All holders of record of KushCo common stock (or their duly appointed proxies) as of the close of business on [•], 2021, the KushCo Record Date, are entitled to notice of, and to vote at, the KushCo special meeting and any postponement or adjournment of the KushCo special meeting. As of the KushCo Record Date, there were [•] shares of KushCo common stock outstanding and entitled to vote at the KushCo special meeting, held by approximately [•] stockholders of record.
Each share of KushCo common stock owned on the KushCo Record Date is entitled to one vote on each proposal at the KushCo special meeting. KushCo common stock constitutes the only class of securities entitled to vote at the KushCo special meeting.
Quorum
The presence at the KushCo special meeting, either online or by proxy, of the holders of a majority of the shares entitled to vote at the KushCo special meeting will constitute a quorum, permitting KushCo stockholders to conduct business at the KushCo special meeting.

Shares that are voted, virtually or by proxy, and shares that abstain from voting and broker non-votes (to the extent that any are submitted) will be treated as being present at the KushCo special meeting for purposes of determining whether a quorum is present.
If there is no quorum, a majority of the shares represented at the KushCo special meeting, either online or by proxy, or the chairman of the KushCo special meeting, may adjourn the KushCo special meeting to a later date without notice other than announcement at the KushCo special meeting.
Vote Required for Approval
KushCo Proposal 1 (KushCo Merger Proposal):   The affirmative vote of stockholders holding a majority of the voting power of the outstanding shares of KushCo common stock is required to approve the KushCo Merger Proposal.
KushCo Proposal 2 (KushCo Adjournment Proposal):   The affirmative vote of a majority of votes cast once a quorum is established is required to approve the KushCo Adjournment Proposal.
Abstentions and Broker Non-Votes
If you are a KushCo stockholder, abstentions and broker non-votes, if any will be counted in determining the presence of a quorum but will not be counted as votes cash. Abstentions and broker non-votes will have the same effect as votes cast “AGAINST” the KushCo Merger Proposal and will have no effect on the KushCo Adjournment Proposal. A broker non-vote occurs when shares held by a broker or other nominee are represented at the meeting, but the broker or other nominee has not received voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares on a particular proposal but has discretionary voting power on other proposals. Because there are no discretionary (or routine) matters to be voted on at the KushCo special meeting, KushCo does not expect to receive any broker non-votes.
Voting by KushCo Directors and Executive Officers; Voting Agreements
At the close of business on the KushCo Record Date, directors and executive officers of KushCo and their respective affiliates were entitled to vote [•] shares of KushCo common stock, or approximately [•]% of the shares of KushCo common stock issued and outstanding on the KushCo Record Date. KushCo currently expects that all directors and executive officers of KushCo will vote all of their shares of KushCo common stock in favor of the proposals to be considered at the KushCo special meeting, although, except as described below, no director or officer is obligated to do so.
Messrs. Kovacevich and Imbimbo have each entered into the KushCo Voting Agreements, pursuant to which they agreed to, among other things, vote or cause to be voted any issued and outstanding shares of KushCo common stock beneficially owned by them, or that may otherwise become beneficially owned by them, during the term of the agreements, (i) in favor of all proposals presented at the KushCo special meeting, (ii) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation of KushCo contained in the Merger Agreement or of Mr. Kovacevich or Mr. Imbimbo contained in the KushCo Voting Agreements, and (iii) against any Acquisition Proposal (as defined in “The Merger Agreement — Covenants and Agreements — No Solicitations” beginning on page 216 of this joint proxy statement/prospectus) or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere or be inconsistent with, delay, postpone, discourage or materially and adversely affect the consummation of the transactions contemplated by the Merger Agreement or the KushCo Voting Agreements. As of March 31, 2021, Messrs. Kovacevich and Imbimbo held approximately 12% of the issued and outstanding shares of KushCo.
Manner of Voting
KushCo stockholders of record as of the KushCo Record Date may vote online at the KushCo special meeting or may authorize a proxy in the following ways:
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Internet.   KushCo stockholders may authorize a proxy over the internet by going to the website listed on their proxy card or voting instruction card. Once at the website, they should follow the instructions to authorize a proxy.

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Telephone.   KushCo stockholders may authorize a proxy using the toll-free number listed on their proxy card or voting instruction card.

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Mail.   KushCo stockholders may authorize a proxy by completing, signing, dating and returning their proxy card or voting instruction card in the preaddressed postage-paid envelope provided.

KushCo stockholders should refer to their proxy cards or the information forwarded by their broker or other nominee to see which options are available to them.
The internet and telephone proxy submission procedures are designed to authenticate stockholders and to allow them to confirm that their instructions have been properly recorded. If you authorize a proxy over the internet or by telephone, then you need not return a written proxy card or voting instruction card by mail. The internet and telephone facilities available to record holders will close at 11:59 p.m. Pacific Time on [•], 2021.
The method by which KushCo stockholders authorize a proxy will in no way limit their right to vote at the KushCo special meeting if they later decide to attend the KushCo special meeting and vote online. If you attend the KushCo special meeting, you may vote online at the meeting by visiting [•]. Please have your 16-digit control number to join the KushCo special meeting.
All shares of KushCo common stock entitled to vote and represented by properly completed proxies received prior to the KushCo special meeting, and not revoked, will be voted at the KushCo special meeting as instructed on the proxies. If KushCo stockholders of record properly sign, date and return a proxy card, but do not indicate how their shares of KushCo common stock should be voted on a proposal, the shares of KushCo common stock represented by their properly executed proxy will be voted as the KushCo Board recommends and therefore, “FOR” the approval of the KushCo Merger Proposal and “FOR” the proposal to approve one or more adjournments of the KushCo special meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the KushCo Merger Proposal.
Your vote as a KushCo stockholder is very important regardless of the number of shares you own. Accordingly, please sign and return the enclosed proxy card whether or not you plan to attend the KushCo special meeting online.
Shares held in “Street Name”
If KushCo stockholders hold shares of KushCo common stock in an account of a broker or other nominee and they wish to vote such shares, they must return their voting instructions to the broker or other nominee, access the proxy materials and vote over the internet or by telephone, or attend the KushCo special meeting online.
If KushCo stockholders hold shares of KushCo common stock in an account of a broker or other nominee and attend the KushCo special meeting, they must obtain a legal proxy, executed in their favor, from the broker or other nominee that holds their shares and bring that legal proxy to the KushCo special meeting.
If a KushCo stockholder does not provide voting instructions to their broker or other nominee, it will have the same effect as a vote cast “AGAINST” the KushCo Merger Proposal and will have no effect on the KushCo Adjournment Proposal.
Shares of KushCo common stock held by brokers and other nominees will NOT be voted unless such KushCo stockholders instruct such brokers or other nominees to return their voting instructions instructing how such shares of KushCo common stock should be voted.
Revocation of Proxies or Voting Instructions
KushCo stockholders of record may change their vote or revoke their proxy at any time before it is exercised at the KushCo special meeting in any of the three following ways:
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by submitting notice in writing to KushCo’s Corporate Secretary at KushCo Holdings, Inc., 6261 Katella Avenue, Suite 250, Cypress, CA 90630, Attn: Corporate Secretary that you are revoking your proxy (provided that such written notice must be received before the KushCo special meeting);

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by completing, signing and dating another proxy card and returning it by mail in time to be received before the KushCo special meeting or by submitting a later dated proxy by the internet or telephone in which case your later-submitted proxy will be recorded and your earlier proxy revoked; or

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by attending the KushCo special meeting and voting online during the meeting. Simply attending the KushCo special meeting without voting will not revoke your proxy or change your vote.

Your last vote is the vote that will be counted.
If your shares of KushCo common stock are held in “street name” in an account at a broker, bank or other nominee and you desire to change your vote or vote virtually, you should contact your broker, bank or other nominee for instructions on how to do so.
Tabulation of Votes
KushCo will appoint an Inspector of Elections for the KushCo special meeting to tabulate affirmative and negative votes, broker non-votes and abstentions.
Solicitation of Proxies; Payment of Solicitation Expenses
The solicitation of proxies from KushCo stockholders is made on behalf of the KushCo Board. KushCo will pay the cost of soliciting proxies from KushCo stockholders. Directors, officers and employees of KushCo may solicit proxies on behalf of KushCo in person or by telephone, facsimile or other means, but will not receive any additional compensation for doing so. KushCo has engaged [•] to assist in the solicitation of proxies for the KushCo special meeting and will pay [•] a fee of approximately $[•], plus reimbursement of out-of-pocket expenses and will indemnify [•] and its affiliates against certain claims, liabilities, losses, damages and expenses. The address of [•] is [•]. You can call [•] toll-free at [•] or email [•] at [•].
In accordance with the regulations of the SEC and FINRA, KushCo also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of shares of KushCo common stock.
Adjournment Proposal
KushCo is requesting that KushCo stockholders approve one or more adjournments of the KushCo special meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the KushCo Merger Proposal. If this proposal is approved, the KushCo special meeting could be successively adjourned to any date.
The KushCo Board could postpone the KushCo special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. Additionally, during the KushCo special meeting, whether or not there is quorum, the chairman of the KushCo special meeting may conclude, recess or adjourn the KushCo special meeting to a later date, time or place in his discretion and without any action by the KushCo stockholders.
However, under the terms of the Merger Agreement, KushCo may not postpone or adjourn the KushCo special meeting to a date that is more than forty-five (45) days after the date for which such KushCo special meeting was originally scheduled (excluding any postponement or adjournment required by applicable law) or to a date on or after three business days prior to the Termination Date without Greenlane’s consent.
If the KushCo special meeting is postponed or adjourned for the purpose of soliciting additional proxies, KushCo stockholders who have already submitted their proxies will be able to revoke them at any time prior to their use.
Rights of Dissenting Stockholders
No dissenters’ or appraisal rights, or rights of objecting stockholders under Chapter 92A Section 380 of the Nevada Revised Statutes will be available to holders of shares of KushCo common stock with respect to the Mergers or the other transactions contemplated by the Merger Agreement.
Assistance
If you need assistance in completing your proxy card or have questions regarding the various voting options with respect to the KushCo special meeting, please contact [•] by telephone at [•] or by email at [•].

PROPOSALS SUBMITTED TO KUSHCO STOCKHOLDERS
Proposal 1: The KushCo Merger Proposal
KushCo is asking its stockholders to approve the Merger Agreement and the transactions contemplated by the Merger Agreement, which KushCo refers to as the KushCo Merger Proposal in this joint proxy statement/prospectus. For a summary and detailed information regarding the KushCo Merger Proposal, see the information about the Merger Agreement and the Mergers throughout this joint proxy statement/prospectus, including the information set forth in the sections entitled “The Mergers” beginning on page 142 of this joint proxy statement/prospectus and “The Merger Agreement” beginning on page 204 of this joint proxy statement/prospectus. A copy of the Merger Agreement is attached as Annex A to this joint proxy statement/prospectus.
Pursuant to the Merger Agreement, approval of the KushCo Merger Proposal is a condition to the closing of the Mergers. If the KushCo Merger Proposal is not approved, the Mergers will not be completed even if the other proposals related to the Mergers are approved.
Vote Required
The affirmative vote of stockholders holding a majority of the voting power of the outstanding shares of KushCo common is required to approve the KushCo Merger Proposal. The foregoing approval standard is referred to herein as approval by the “majority of the minority.”
THE KUSHCO BOARD RECOMMENDS THAT KUSHCO STOCKHOLDERS VOTE “FOR” THE KUSHCO MERGER PROPOSAL.
A FAILURE TO VOTE, ABSTENTION OR BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THE KUSHCO MERGER PROPOSAL.

Proposal 2: KushCo Adjournment Proposal
KushCo is requesting that KushCo stockholders approve one or more adjournments of the KushCo special meeting to another date, time and/or place, if necessary or appropriate, to solicit additional proxies in favor of the KushCo Merger Proposal.
If, at the KushCo special meeting, the number of shares of KushCo common stock represented online or by proxy and voting in favor of the approval of the KushCo Merger Proposal is insufficient to approve the KushCo Merger Proposal, KushCo intends to move to adjourn the KushCo special meeting in order to enable the KushCo Board to solicit additional proxies for approval of the proposal.
The KushCo special meeting may not be postponed or adjourned to a date that is more than forty-five (45) days after the date for which such KushCo special meeting was originally scheduled (excluding any postponement or adjournment required by applicable law) or to a date on or after three business days prior to the Termination Date without Greenlane’s consent.
Vote Required
The affirmative vote of the holders of a majority of votes cast at the KushCo special meeting is required to approve the KushCo Adjournment Proposal.
THE KUSHCO BOARD RECOMMENDS THAT KUSHCO STOCKHOLDERS VOTE “FOR” THE KUSHCO ADJOURNMENT PROPOSAL.
Other Business
At this time, KushCo does not intend to bring any other matters before the KushCo special meeting, and KushCo does not know of any matters to be presented for consideration at the KushCo special meeting and that would be required to be set forth in this joint proxy statement/prospectus other than the matters set forth in the accompanying Notice of Special Meeting of Stockholders of KushCo. In accordance with KushCo’s bylaws and Nevada law, business transacted at the KushCo special meeting will be limited to those matters set forth in such notice.

THE MERGERS
The following is a description of the material aspects of the Mergers. While Greenlane and KushCo believe that the following description covers the material terms of the Mergers, the description may not contain all of the information that is important to Greenlane stockholders and KushCo stockholders. Greenlane and KushCo encourage Greenlane stockholders and KushCo stockholders to carefully read this entire joint proxy statement/prospectus, including the Merger Agreement and the other documents attached to this joint proxy statement/prospectus, for a more complete understanding of the Mergers and the other transactions contemplated by the Merger Agreement.
General
Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement (i) Merger Sub 1 will be merged with and into KushCo with KushCo as the wholly owned Initial Surviving Corporation; and (ii) the Initial Surviving Corporation will then be merged with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of Greenlane.
Under the terms of the Merger Agreement, KushCo stockholders will receive the Merger Consideration described below under “The Merger Agreement — Merger Consideration; Effects of the Mergers.” Each of the Greenlane Board and the KushCo Board has approved the Mergers on the terms set forth in the Merger Agreement.
Background of the Mergers
In the ordinary course of business and independently from each other, the senior management teams of Greenlane and KushCo, the Greenlane Board and the KushCo Board periodically evaluate various opportunities to achieve certain long-term operational and financial goals and to enhance stockholder value, including through potential strategic transactions such as business combinations, acquisitions and similar transactions.
Aaron LoCascio, Greenlane’s Chief Executive Officer, Adam Schoenfeld, Greenlane’s Chief Strategy Officer, and Nicholas Kovacevich, KushCo’s Chief Executive Officer, have each known one another as participants in the ancillary cannabis products industry for several years. At various times over the years, Messrs. Schoenfeld and Kovacevich informally discussed the complementary nature of the businesses of Greenlane and KushCo and the potential benefits of combining the two companies. In May 2018, prior to the Greenlane IPO, Messrs. LoCascio, Schoenfeld and Kovacevich began discussing a potential “merger of equals” between Greenlane Holdings, LLC, the predecessor to Greenlane (the “Greenlane Predecessor”), and KushCo that would enable the companies to realize potential synergies in manufacturing, distribution and marketing of both companies’ products.
On February 6, 2019, the Greenlane Predecessor and KushCo entered into a mutual confidentiality and non-disclosure agreement and began preliminary due diligence reviews of one another. After engaging in discussions that began in May 2018 and continued into the first quarter of 2019, Greenlane’s management team determined that it was more prudent to complete the Greenlane IPO, for which it was in the registration process with the SEC, prior to proceeding with further discussions with KushCo regarding a potential merger transaction. The Greenlane IPO was completed and Greenlane Class A common stock began trading on Nasdaq in April 2019.
On September 18, 2019, in light of ongoing developments in the vape industry and the fact that Greenlane’s management team still believed in the potential synergies from a transaction between Greenlane and KushCo, Mr. Schoenfeld approached Mr. Kovacevich about restarting informal discussions regarding a “merger of equals” involving Greenlane and KushCo. Following such discussion, Messrs. Kovacevich and Christoffersen, KushCo’s former Executive Vice President of Corporate Development and current Chief Financial Officer, met with representatives of Jefferies, which acted as co-lead placement agent for an equity offering of KushCo in September 2019, regarding the discussions with Greenlane.
On September 20, 2019, Mr. Schoenfeld discussed with Mr. Kovacevich certain negative headwinds impacting Greenlane’s and KushCo’s respective businesses, the potential benefits of a combination of the two companies and KushCo’s discussions with Nasdaq regarding potentially listing its common stock.

During the course of October 2019, members of KushCo’s management team held discussions with Jefferies and another investment banking firm regarding a potential engagement to act as KushCo’s financial advisor in connection with KushCo’s potential strategic transaction with Greenlane and, on October 28, 2019, engaged Jefferies to act as financial advisor to KushCo. KushCo selected Jefferies as its financial advisor based on, among other factors, Jefferies’ industry experience and its familiarity with KushCo’s and Greenlane’s businesses and industry. KushCo then instructed Jefferies to contact Greenlane to discuss the potential transaction on behalf of KushCo.
On October 8, 2019, Mr. Schoenfeld contacted representatives of Cowen & Company LLC (“Cowen”), which had co-led the Greenlane IPO and was familiar with Greenlane and the industry, about the potential engagement of Cowen to act as Greenlane’s financial advisor in connection with evaluating potential strategic transactions, including a potential “merger of equals” with KushCo, and, on October 21, 2019, Greenlane engaged Cowen to act as financial advisor to Greenlane. Greenlane selected Cowen as its financial advisor because of its industry expertise and extensive knowledge of Greenlane’s business.
On October 24, 2019, Mr. LoCascio and Greenlane’s former Chief Financial Officer and representatives of Cowen met to discuss a potential business combination transaction with KushCo, including potential synergies between the two companies and the process for executing such a transaction.
On November 4, 2019, Greenlane and KushCo entered into a mutual non-disclosure agreement. The mutual confidentiality and non-disclosure agreement contained a customary mutual “standstill” provision with a one-year term without any “don’t ask, don’t waive” provisions. The non-disclosure agreement did not contain an exclusivity provision that would prohibit either party from engaging in discussions with other parties with respect to similar transactions to the one contemplated by Greenlane and KushCo.
On November 5, 2019, Messrs. LoCascio, Schoenfeld and Kovacevich had a call to discuss a potential transaction and potential synergies and provide updates on one another’s businesses. Later that same day, at KushCo’s direction, Jefferies provided KushCo’s term sheet to Cowen regarding a potential transaction between Greenlane and KushCo, which provided, among other things, that (i) KushCo stockholders and Greenlane stockholders would own 55% and 45% of the Combined Company, respectively, following the transaction, (ii) the board of directors of the Combined Company would be comprised of nine directors with five appointed by KushCo and four appointed by Greenlane and (iii) Mr. Kovacevich would serve as the Chief Executive Officer of the Combined Company. At Greenlane’s direction, representatives of Cowen communicated to representatives of Jefferies that Greenlane was not prepared to review or discuss a term sheet until additional due diligence was completed and further discussions were held with the Greenlane Board.
On November 7, 2019, the Greenlane Board held a regularly scheduled meeting during which management provided an overview of various strategic transactions, including potential M&A opportunities and the potential sale of a stake in Greenlane or the entire company to a strategic partner. Greenlane’s management team provided an analysis of a potential transaction with KushCo. Greenlane’s management team gave an overview of KushCo’s business and an update on discussions with KushCo to date. The Greenlane Board expressed support for continued discussions. In addition, Greenlane’s management team informed the Greenlane Board that it had received inbound calls from parties interested in potentially acquiring Greenlane. These parties included a U.S. public company in the lawn and garden space (“Company A”), U.S. public company distributor of alternative smoking accessories and consumables with active ingredients (“Company B”), a Canadian listed company in the cannabis industry (“Company C”), and a Canadian listed cannabis producer (“Company D”). Greenlane’s management team told the Greenlane Board that it would keep them informed with respect to any further discussions.
Over the course of November 20, 2019 and November 21, 2019, representatives of KushCo’s management, including Messrs. Kovacevich, and Christoffersen traveled to Florida, toured Greenlane’s facility and held certain mutual due diligence meetings with representatives of Greenlane’s management team to discuss Greenlane’s and KushCo’s respective businesses and certain potential synergies that could be realized in a strategic transaction involving the parties. Representatives of Cowen and Jefferies attended the management presentations of Greenlane and KushCo on November 21, 2019. After the management meetings, on November 21, 2019, KushCo presented an exclusivity request for Greenlane’s consideration. Thereafter, Greenlane and KushCo negotiated the proposed terms of an exclusivity agreement.

On December 3, 2019, Greenlane and KushCo provided one another with access to their respective virtual data rooms.
On December 4, 2019, certain representatives of Greenlane and KushCo, along with representatives of Cowen and Jefferies, held a call in which multiple topics were discussed, including (i) KushCo’s pending application to list on Nasdaq, (ii) certain pending lawsuits, (iii) KushCo’s distribution agreement with its largest supplier (the “KushCo Supplier Agreement”), which had exclusivity provisions that could limit or prohibit KushCo from distributing any other atomizer products and could potentially negatively impact the synergies and benefits of a merger between KushCo and Greenlane, and (iv) certain of KushCo’s indebtedness arrangements which contained significant prepayment penalties and other payment provisions that could be triggered in a potential transaction between KushCo and Greenlane.
On December 9, 2019, the management teams of Greenlane and KushCo, along with representatives of Cowen and Jefferies, met in Cypress, California and discussed various topics, including business and operational matters and potential general and administrative synergies that could be realized from the potential transaction.
Thereafter, on December 10, 2019, the KushCo Board held a regularly scheduled meeting with certain members of KushCo’s management team present. During the meeting, representatives of KushCo’s management team provided an overview of the potential transaction with Greenlane and KushCo and Greenlane’s discussions to date. In addition, representatives of KushCo’s management team provided a preliminary analysis of the potential synergies that could be realized from the proposed business combination with Greenlane. The KushCo Board engaged in discussions with respect to Greenlane’s business and the potential business combination with Greenlane and expressed support for continued discussions.
Also on December 10, 2019, Mr. Schoenfeld met with a member of senior management of Company B to discuss a potential acquisition of Greenlane by Company B. After the meeting, on behalf of Greenlane, representatives of Cowen provided some materials about Greenlane to members of Company B’s management team.
On December 11, 2019, Mr. Schoenfeld met with a member of senior management of Company A to discuss a potential acquisition of Greenlane by Company A. After the meeting, on behalf of Greenlane, representatives of Cowen provided some materials about Greenlane to members of Company A’s management team.
Between December 19, 2019 and December 23, 2019, the management teams of Greenlane and KushCo held several due diligence sessions regarding their respective businesses and potential synergies.
On December 20, 2019, representatives of Cowen presented to Greenlane’s management team the current understanding of the material terms of a potential transaction between Greenlane and KushCo. These terms included a 50% / 50% pro forma equity ownership split between existing Greenlane and KushCo stockholders, respectively, which resulted in an implied exchange ratio at that time of 0.3905 of a share of Greenlane Class A common stock for each outstanding share of KushCo common stock, that Greenlane would survive the merger, that the Combined Company would maintain Greenlane’s listing on Nasdaq and certain details regarding the potential management team and board of directors composition. At such time, the Combined Company’s board of directors was proposed to be a seven-member board of directors, with three members nominated by Greenlane, three members nominated by KushCo and one independent member nominated by KushCo subject to Greenlane’s approval.
On December 24, 2019, in accordance with Greenlane’s and KushCo’s directives, Cowen and Jefferies had a conference call to discuss, among other things, the potential exclusivity agreement between Greenlane and KushCo and the Combined Company board composition. In such discussions, Jefferies indicated to Cowen that KushCo requested a nine-person board of directors, with four members nominated by Greenlane, one member who would be subject to KushCo’s approval, and five members nominated by KushCo, including the right to nominate the chairperson of the board of directors who would be independent from either KushCo or Greenlane.
On December 27, 2019, the KushCo Board held a meeting, which included certain members of KushCo’s management team, representatives of Jefferies and representatives of Reed Smith. Representatives of KushCo’s management team provided an overview of the conversations and meetings with Greenlane to date, the proposed 50% / 50% pro forma equity ownership split between existing Greenlane and KushCo stockholders, respectively, KushCo’s pending Nasdaq application and the proposed exclusivity agreement. The KushCo Board engaged in discussions regarding the process of consummating a potential business combination with Greenlane and the impact of such potential business combination on KushCo’s ability to pursue its Nasdaq listing. Following such discussions, the KushCo Board supported entering into the exclusivity agreement and continued discussions with Greenlane.
Also on December 27, 2019, the Greenlane Board held a meeting during which it discussed the potential KushCo transaction and the proposed exclusivity agreement. Douglas Fischer, Greenlane’s General Counsel, reviewed with the members of the Greenlane Board their fiduciary duties under Delaware law in connection with the consideration of a potential transaction. Greenlane’s management team explained to the Greenlane Board that the negotiations to date were framed in light of the fact that, while Greenlane had higher revenue and had higher margins than KushCo, KushCo had a significantly higher market capitalization than Greenlane. In addition, Greenlane’s management team informed the Greenlane Board that Company A, Company B, Company C and Company D had each decided not to pursue an acquisition of Greenlane any further at that time. The Greenlane Board supported entering into the exclusivity agreement with KushCo. Later that day, Greenlane and KushCo entered into a 30-day exclusivity agreement during the term of which the parties agreed not to engage with other parties with respect to a transaction similar to the potential merger transaction under negotiation between Greenlane and KushCo.
Following the execution of the exclusivity letter, from December 2019 through March 2020, representatives of Greenlane and KushCo engaged in multiple discussions regarding due diligence and regulatory matters.
On January 2, 2020, the KushCo Board held a meeting, which included members of KushCo’s management team, and representatives of Reed Smith and Jefferies. Representatives of KushCo’s management team provided updates regarding the potential transaction with Greenlane, including entering into the exclusivity agreement, and the respective trading prices of Greenlane and KushCo. Jefferies reviewed with the KushCo Board, among other things, a business and financial overview of Greenlane, the preliminary views of the management teams of KushCo and Greenlane regarding potential synergies that could be realized from the proposed business combination and a preliminary overview of the relative pro forma contributions of KushCo and Greenlane based on various financial metrics and implied premiums paid in selected precedent transactions. The KushCo Board engaged in discussions regarding potential synergies from a transaction with Greenlane and expressed the importance of the potential synergies as a source of enhanced value for KushCo stockholders in such business combination.
On January 3, 2020, KushCo provided representatives of Morrison & Foerster, with access to KushCo’s virtual data room.
On January 6, 2020, a conference call was held among representatives of Greenlane, Morrison & Foerster and Cowen and representatives of KushCo, Reed Smith and Jefferies to discuss high-level transaction points, including transaction structure, merger agreement drafting and related matters.
On January 10, 2020, the Greenlane Board held a meeting, with members of Greenlane’s management team and representatives of Morrison & Foerster participating, to discuss the progress of discussions with KushCo regarding the potential merger. Representatives of Morrison & Foerster reviewed with the Greenlane Board the duties of directors under applicable law and the application of those duties in the context of the evaluation of the potential merger with KushCo. In the course of this meeting, representatives of Morrison & Foerster discussed with the Greenlane Board its fiduciary duties under Delaware law and the potential conflicts of interest relating to Messrs. LoCascio and Schoenfeld and their affiliated entities arising from the facts that Messrs. LoCascio and Schoenfeld and their affiliated entities are beneficiaries under that certain TRA that could be implicated in the potential merger and that they also hold Greenlane Class C common stock that allow for voting control. Messrs. LoCascio and Schoenfeld made clear to the Greenlane Board that, if either of these issues or other conflict issues were raised during negotiations in a manner that could cause the interests of Messrs. LoCascio and Schoenfeld and their respective affiliates to diverge from the interests of other Greenlane stockholders, they, and their respective affiliated entities, would not seek any compensation or remuneration at that time with respect to their shares of Greenlane Class C common stock, and the Greenlane Board agreed that there would be no discussion regarding unwinding or terminating the TRA or any payment with respect to relinquishing Greenlane Class C common stock with KushCo. After careful deliberations, the Greenlane Board determined that such protections would therefore not require a special committee of the Greenlane Board at such time.
Also on January 10, 2020, the KushCo Board held a meeting, with members of KushCo’s management team and representatives of Reed Smith and Jefferies in attendance. Member of KushCo’s management team, Reed Smith and Jefferies discussed with the KushCo Board the progress of discussions with Greenlane regarding the potential merger. Representatives of Reed Smith reviewed with the KushCo Board the duties of directors under applicable law and the application of those duties in the context of the evaluation of the potential merger with Greenlane. Jefferies reviewed with the KushCo Board, among other things, illustrative transaction structure scenarios and certain market perspectives on KushCo and Greenlane and provided the KushCo Board with an update on the transaction process and preliminary views of the management teams of KushCo and Greenlane regarding potential synergies that could be realized from the proposed business combination.
On January 16, 2020, representatives of Greenlane and KushCo had a call regarding due diligence matters, including key customers and the KushCo Supplier Agreement. Representatives of Cowen and Jefferies also attended the call.
Also on January 16, 2020, the KushCo Board held a meeting, with members of KushCo’s management team and representatives of Reed Smith and Jefferies attending, to discuss the progress and timing of the proposed merger and related documentation, the recent trading prices of Greenlane and KushCo and the engagement with representatives of Nasdaq regarding listing requirements. Members of KushCo’s management team and the KushCo Board discussed certain tax-related elements of the proposed merger given Greenlane’s existing Up-C structure. The KushCo Board expressed concerns regarding certain payments that may be triggered in connection with a potential merger between KushCo and Greenlane under the TRA if the transaction were deemed a “Change of Control” as defined in the TRA. The KushCo Board directed the KushCo management team, with the assistance of KushCo’s advisors and consultants, to continue to evaluate the implications of the tax-related elements of the proposed merger and explore potential solutions.
On January 21, 2020, the Greenlane Board held a meeting, with members of Greenlane’s management team and representatives of Morrison & Foerster and Cowen present. Representatives of Cowen made a presentation to the Greenlane Board, which discussed the strategic rationale for the potential transaction and provided an update regarding ongoing due diligence efforts. Cowen noted that the proposed transaction structure was a merger in which stockholders of Greenlane and stockholders of KushCo would each own 50% of the outstanding common stock of the Combined Company following the merger. In addition, at that time, the current state of negotiations was that each of Greenlane and KushCo would appoint four members of the Combined Company’s board of directors with a ninth director mutually agreed upon by the parties. Discussion remained open regarding the impact of, and potential solutions to, KushCo’s indebtedness.
On January 22, 2020, Mr. LoCascio and Greenlane’s former Chief Financial Officer had a call with Mr. Kovacevich to discuss KushCo’s outstanding indebtedness and plans to refinance it in connection with the proposed transaction.
On January 23, 2020, the KushCo Board held a meeting, with members of KushCo’s management team and representatives of Reed Smith and Jefferies attending, to discuss the progress and timing of the proposed merger and related documentation, due diligence process, the engagement with representatives of Nasdaq regarding listing requirements and financing options for KushCo’s outstanding indebtedness. Jefferies updated the KushCo Board as to, among other things, the transaction process, illustrative transaction structure scenarios, certain market perspectives on KushCo and Greenlane and the preliminary views of the management teams of KushCo and Greenlane regarding potential synergies that could be realized from the proposed business combination and provided the KushCo Board with an overview of certain equity and convertible offerings of selected companies in the cannabis and CBD industries. The KushCo Board further considered Greenlane’s business and the potential synergies unique to a potential business combination with Greenlane.

Also on January 23, 2020, Greenlane and KushCo entered into a 30-day extension of the exclusivity agreement.
On January 24, 2020, Greenlane and KushCo opened “clean team” virtual data rooms for limited and controlled sharing of certain sensitive due diligence information.
Also on January 24, 2020, members of Greenlane’s management team and KushCo’s management team discussed the terms of KushCo’s outstanding indebtedness and potential solutions.
From January 25, 2020 to February 3, 2020, Mr. Kovacevich visited Boca Raton, Florida for in-person meetings with Messrs. LoCascio and Schoenfeld and other members of Greenlane’s management team. Messrs. Kovacevich, Schoenfeld and LoCascio held multiple meetings over the course of Mr. Kovacevich’s visit in Boca Raton during which they discussed potential synergies and other benefits that a business combination would provide. The parties also discussed KushCo’s ability to repay its outstanding indebtedness in connection with a potential transaction. Messrs. LoCascio and Schoenfeld expressed concerns regarding KushCo’s financial position and informed Mr. Kovacevich that if KushCo’s financial results materially deteriorated that Greenlane would have to reconsider whether to proceed with negotiations. Messrs. LoCascio and Schoenfeld also expressed concerns regarding the exclusivity provision in the KushCo Supplier Agreement and the fact that the supplier under such agreement provided KushCo with nearly 60% of its inventory. Messrs. LoCascio and Schoenfeld also expressed concerns regarding the Combined Company’s listing on Nasdaq following the potential merger given that KushCo had been unable to meet certain Nasdaq listing requirements. Mr. Kovacevich expressed concerns regarding ongoing headwinds facing the nicotine industry and other regulatory challenges that Greenlane and other industry participants were facing and the impact of the foregoing on Greenlane’s profitability. Messrs. Kovacevich, LoCascio and Schoenfeld agreed to continue negotiations regarding the transaction and to attempt to find solutions to the matters raised during the course of their meetings in Boca Raton.
On January 30, 2020, the KushCo Board held a meeting, with members of KushCo’s management team and representatives of Reed Smith and Jefferies attending, to discuss the current status of discussions on the potential merger, financial and relative share price overviews, ongoing synergy review and related matters, including Nasdaq listing matters and financing options for KushCo’s outstanding indebtedness.
On February 1, 2020, Mr. Fischer and Arun Kurichety, KushCo’s former General Counsel, and representatives of Morrison & Foerster and Reed Smith had a call to discuss approaching representatives of Nasdaq regarding the proposed merger and potential impacts it may have on Greenlane’s Nasdaq listing. Thereafter, Messrs. LoCascio, Schoenfeld and Fischer had a call with representatives of Morrison & Foerster and discussed Messrs. LoCascio’s and Schoenfeld’s, and their respective affiliates’, voting power through their Greenlane Class C common stock. During that call, Messrs. LoCascio and Schoenfeld indicated that they would be agreeable to potentially converting their shares of Greenlane Class C common stock in connection with a potential merger with KushCo.
On February 7, 2020, representatives of Morrison & Foerster and Reed Smith sent a letter to a representative of Nasdaq to confirm Greenlane’s continued listing on Nasdaq following consummation of the proposed merger.
On February 10, 2020, meetings between representatives of Greenlane and Mr. Vegotsky were held at Greenlane’s headquarters in Boca Raton, Florida. During the course of these meetings, the parties discussed KushCo’s financial results, business operations and supply chain logistics in light of the COVID-19 outbreak. On February 11, 2020, Mr. LoCascio had a follow-up breakfast meeting with Mr. Vegotsky in Ft. Lauderdale, Florida.
On February 13, 2020, the KushCo Board held a meeting, with members of KushCo’s management team and representatives of Reed Smith, Jefferies and FTI Consulting, KushCo’s financial consultant (“FTI”), in attendance, to discuss the current status of discussions on the potential merger with Greenlane, certain financial and share price overviews and related matters. Jefferies updated the KushCo Board as to, among other things, the transaction process, illustrative transaction structure scenarios, certain market perspectives on KushCo and Greenlane and the preliminary views of the management teams of KushCo and Greenlane regarding potential synergies that could be realized from the proposed business combination. After careful discussion, the KushCo Board expressed concerns with respect to Greenlane’s financial results and road to profitability as well as its continuing concerns regarding the potential tax and financial impacts of the TRA in a business combination with Greenlane.
On February 17, 2020, Greenlane and KushCo entered into a second 30-day extension to the exclusivity agreement.
On February 19, 2020, certain members of management of Greenlane and KushCo, with representatives of Morrison & Foerster and Reed Smith, had a call regarding the tax structuring of the proposed merger and the TRA.
On February 20, 2020, the KushCo Board held a meeting, with members of KushCo’s management team and representatives of Reed Smith, Jefferies and FTI attending, to discuss the current status of discussions on the potential merger with Greenlane and related process and timing considerations, certain due diligence updates and related matters and the status of Nasdaq’s approval of the potential merger.
On February 22, 2020, Morrison & Foerster provided an initial draft of the Merger Agreement to Reed Smith. The draft Merger Agreement provided for, amongst other elements, (a) the merger of KushCo with and into a wholly owned subsidiary of Greenlane followed by a forward merger into another wholly owned subsidiary of Greenlane, (b) the exchange of shares of KushCo common stock for shares of Greenlane Class A common stock based on an exchange ratio to be determined, (c) a board of directors of the Combined Company to be comprised of nine directors with four directors designated by Greenlane, four directors designated by KushCo and one independent director designated by KushCo with the consent of Greenlane, (d) the ability of either Greenlane and KushCo to take certain actions with respect to alternative proposals or events if their respective boards determined that the failure to take such action could reasonably be expected to be inconsistent with their respective fiduciary duties under applicable law, (e) the continued listing of shares of Greenlane Class A common stock on Nasdaq and (f) the refinancing of certain of KushCo’s outstanding indebtedness.
During the week of February 24, 2020, in accordance with KushCo’s directives, Jefferies expressed KushCo’s concerns to Cowen regarding certain payments that would be required to be made under the TRA in the event a future transaction after the closing of the transaction with KushCo were deemed a “Change of Control” as defined in the TRA, and KushCo’s proposals regarding the TRA, including an amendment to the TRA to delete the “Change of Control” acceleration trigger.
On February 26, 2020, KushCo entered into an amended and restated KushCo Supplier Agreement with its largest supplier, which agreement retained the exclusivity provision. Members of KushCo’s management team informed members of Greenlane’s management team that any further amendment to the exclusivity provision of the KushCo Supplier Agreement would be addressed following the closing of the merger.
On February 27, 2020, the KushCo Board held a meeting, with members of KushCo’s management team and representatives of Reed Smith, Jefferies and FTI in attendance, to discuss the current status of discussions on the potential merger and certain work streams, including with respect to material provisions of the TRA. Representatives of FTI presented the results of FTI’s due diligence on Greenlane’s financial statements, quality of earnings and Greenlane’s ability to achieve its revenue forecasts. The KushCo Board engaged in discussions on certain tax and internal control matters with respect to Greenlane, including the potential tax and financial impacts of the TRA in a business combination with Greenlane. Representatives of Reed Smith also discussed with the KushCo Board certain material provisions of the initial draft of the Merger Agreement received from Morrison & Foerster, including the structure of the transaction, voting support agreements, the fiduciary-out and the termination and termination fee provisions.
On February 28, 2020, the Greenlane Board held a regularly scheduled meeting at which members of Greenlane’s management team and representatives of Morrison & Foerster and Cowen were in attendance. The management team updated the Greenlane Board regarding the merger process with KushCo, noting that the initial draft of the Merger Agreement had been shared with Reed Smith and that the due diligence process was continuing. Further discussion ensued regarding the KushCo Supplier Agreement and KushCo’s outstanding indebtedness and potential solutions related to prepayment costs.

On March 2, 2020, representatives of Reed Smith informed representatives of Morrison & Foerster that KushCo’s position on the TRA was that the TRA should be amended to remove the “Change of Control” acceleration trigger such that there would be no payments to Messrs. LoCascio and Schoenfeld or their respective affiliates in connection with the KushCo transaction or in connection with any future transaction entered into by the Combined Company. After speaking with members of Greenlane’s management team and upon their instruction, representatives of Morrison & Foerster informed representatives of Reed Smith that Greenlane would not agree to such an amendment.
On March 3, 2020, Messrs. LoCascio and Kovacevich had a call to discuss certain provisions of the Merger Agreement in light of KushCo’s financial results for its recently completed quarter.
Later on March 3, 2020, Reed Smith provided a revised draft of the Merger Agreement to Morrison & Foerster. The revised draft of the Merger Agreement contemplated, among other things, (a) an amendment to the TRA to remove the “Change of Control” acceleration trigger, and (b) no condition to the proposed merger for the refinancing of certain KushCo indebtedness.
On March 5, 2020, the Greenlane Board held a meeting to discuss the potential merger with KushCo. Members of Greenlane’s management team and representatives of Cowen and Morrison & Foerster were present for the meeting. Representatives of Cowen provided updates to its financial analyses of Greenlane and KushCo. Messrs. LoCascio and Schoenfeld and representatives of Morrison & Foerster and Cowen provided updates on the transaction process, the KushCo Supplier Agreement and KushCo’s indebtedness and discussed the draft Merger Agreement received from Reed Smith on March 3, 2020.
Later on March 5, 2020, representatives of Morrison & Foerster delivered to representatives of Reed Smith an issues list on the revised draft of the Merger Agreement. The issues list outlined, amongst other elements, that (a) KushCo would address the exclusivity provision in the KushCo Supplier Agreement prior to signing, (b) the TRA would not be amended to remove the “Change of Control” acceleration trigger, but that Messrs. LoCascio and Schoenfeld and their respective affiliates would waive any potential acceleration of the TRA for the proposed merger, and (c) certain of KushCo’s outstanding indebtedness would be addressed prior to any transaction with Greenlane.
On March 10, 2020, Greenlane and KushCo entered into a third 30-day extension of the exclusivity agreement.
On March 11, 2020, Greenlane’s management team and the Greenlane Board held a meeting during which Greenlane’s management team provided a status update on the negotiations with KushCo. Greenlane’s management team noted that KushCo had not made a final determination regarding treatment of certain of its outstanding indebtedness in connection with the potential merger and that KushCo had not yet provided a proposal to address the exclusivity provision in the KushCo Supplier Agreement.
On March 12, 2020, at the direction of KushCo’s management team, Jefferies provided Greenlane’s management team with KushCo’s proposal to address the exclusivity provision in the KushCo Supplier Agreement.
On March 17, 2020, the Greenlane Board held a regularly scheduled meeting with members of Greenlane’s management team present. Greenlane’s management team made a presentation to the Greenlane Board with respect to the status of the potential transaction with KushCo and certain other strategic alternatives if the KushCo transaction could not be completed. Greenlane’s management team noted that although KushCo and Greenlane’s respective management teams had been exploring solutions to address the exclusivity provision in the KushCo Supplier Agreement and KushCo’s outstanding indebtedness, a resolution acceptable to both parties had not been reached. In light of these issues, the Greenlane Board discussed whether it made sense to continue discussions with KushCo. The Greenlane Board ultimately decided that it was in the best interests of Greenlane to cease negotiations with KushCo regarding a potential transaction.
Also on March 17, 2020, members of Greenlane’s management team informed members of KushCo’s management team that Greenlane was no longer interested in continuing negotiations with KushCo.
During the period from March 17, 2020 to September 24, 2020, no substantive discussions regarding a potential transaction occurred between representatives of Greenlane and representatives of KushCo.

On September 15 and 16, 2020, Greenlane’s management team held internal discussions regarding potential M&A activity and the potential for reviving conversations with KushCo.
On September 25, 2020, Messrs. LoCascio and Kovacevich had a call to discuss a matter unrelated to the potential merger during which call Mr. LoCascio mentioned the possibility of reviving negotiations about a potential merger between Greenlane and KushCo. Messrs. LoCascio and Kovacevich did not commit to recommencing negotiations but decided to remain in contact over the coming months. Messrs. LoCascio and Kovacevich held multiple conversations during the course of October 2020, but the parties did not resume formal negotiations.
During October 2020, Greenlane’s management team met on several occasions internally and with Cowen to discuss potential strategic alternatives, including reviving discussions with KushCo regarding a potential merger of equals transaction, other acquisitions of varying sizes to be made by Greenlane and potential acquisitions of Greenlane. Based on input from Cowen, Greenlane’s management team believed it was prudent to execute on an M&A strategy in order to spur Greenlane’s growth and achieve greater efficiency. Cowen provided management with an analysis of certain target companies for Greenlane and potential acquirers of Greenlane. Cowen’s assessment was that a transaction with KushCo was both the most feasible and efficient to execute given the significant work that had been done to date and the most transformational for Greenlane of all of the potential targets and acquirers presented. However, both Greenlane’s management team and Cowen recognized that the issues from prior negotiations remained. Greenlane’s management team instructed Cowen to continue to review potential large M&A opportunities, including a potential business combination with KushCo.
On November 5, 2020, the Greenlane Board held a regularly scheduled meeting at which representatives of management were present. Greenlane’s management team made a presentation about potential strategic alternatives, including the potential for reviving negotiations with KushCo and the other potential transactions that management had discussed with Cowen. Greenlane’s management team informed the Greenlane Board about the discussions with Cowen and the fact that Cowen was continuing to analyze potential transactions, including a potential transaction with KushCo. The Greenlane Board was supportive of continuing to explore potential transaction opportunities and encouraged Greenlane’s management team to continue discussions with KushCo while leaving other options open.
On November 6, 2020, Greenlane and KushCo entered into a new confidentiality and non-disclosure agreement with respect to a potential transaction. The mutual confidentiality and non-disclosure agreement contained a customary mutual “standstill” provision with a one-year term without any “don’t ask, don’t waive” provisions. The non-disclosure agreement did not contain an exclusivity provision that would prohibit either party from engaging in discussions with other parties with respect to transactions similar to the one contemplated by Greenlane and KushCo.
On November 11 and 13, 2020, Messrs. LoCascio and Kovacevich had calls to discuss various transaction matters, including potential synergies between the companies and the composition of the management of the potential Combined Company.
On November 23, 2020, Cowen provided members of Greenlane’s management team with a draft of a suggested term sheet for a potential business combination with KushCo. Multiple discussions between Cowen and Greenlane’s management team were held regarding the term sheet and the potential transaction in the following days.
On December 7, 2020, the Greenlane Board held a meeting to discuss potential M&A activity, including Greenlane’s acquisition of Eyce LLC, which eventually closed in March 2021, and discussions regarding the potential transaction with KushCo.
Also on December 7, 2020, Stephen Christoffersen, KushCo’s Chief Financial Officer, sent William Mote, Greenlane’s Chief Financial Officer, presentation materials that KushCo intended to share with KushCo’s largest supplier with respect to approaches regarding the KushCo Supplier Agreement.
On December 8, 2020, Messrs. Mote and Christoffersen held a call to discuss the materials that Mr. Christoffersen had provided the previous day and potential approaches regarding the exclusivity provision in the KushCo Supplier Agreement.

On December 16, 2020, the Greenlane Board held a meeting with members of Greenlane’s management team present. Greenlane’s management team provided an update on M&A activity, including an update on discussions with KushCo and potential paths forward. At the meeting, in light of the issues raised by KushCo regarding the TRA and the Class C common stock in the prior discussions, the Greenlane Board again discussed the potential conflicts of interest that might arise in connection with the potential KushCo transaction for Messrs. LoCascio and Schoenfeld due to their ownership and their respective affiliates’ ownership of Greenlane Class C common stock and potential benefits to Messrs. LoCascio and Schoenfeld and their respective affiliates to be received under the TRA in connection with the transaction. As a result, the Greenlane Board discussed certain procedural protections, including the formation of a special committee consisting entirely of Greenlane’s independent and disinterested directors in order to review, evaluate and negotiate a potential transaction with KushCo, as well as a possible requirement of approval of a potential transaction by a majority of the minority stockholders of Greenlane. The management team also informed the Greenlane Board that it would be holding a meeting the next day at which representatives from KushCo would present a plan to address the exclusivity provision in the KushCo Supplier Agreement.
On December 17, 2020, Greenlane and KushCo held a due diligence meeting at which representatives of Cowen and Jefferies were present. At the meeting, representatives of KushCo made a presentation on the KushCo Supplier Agreement, and each company provided a general business update.
On December 23, 2020, Messrs. Christoffersen and Amir Sadr, KushCo’s General Counsel, received a call from Messrs. Mote and Fischer of Greenlane and a representative of Cowen regarding ideas for repayment or refinancing KushCo’s indebtedness.
On December 28, 2020, the Greenlane Board held a meeting with members of Greenlane’s management team present to discuss Greenlane’s operations on a standalone basis, the potential transaction with KushCo, certain material due diligence items, including KushCo’s outstanding indebtedness, the KushCo Supplier Agreement and KushCo’s financial results and changes, and the potential for forming a special committee of independent members in order to review the potential transaction with KushCo.
Later on December 28, 2020, members of the management teams of KushCo and Greenlane held a telephone conference to discuss potential refinancing sources for KushCo’s outstanding indebtedness and various refinancing options if a transaction between KushCo and Greenlane were announced. Greenlane’s management team committed to updating the Greenlane Board on the current status of the proposed transaction, and the parties agreed to continue discussions.
On December 29, 2020, the Greenlane Board held a meeting with members of Greenlane’s management team present. Members of Greenlane’s management team gave an update on the progress of due diligence on KushCo and the KushCo Supplier Agreement and discussed further the idea of forming a special committee in order to review the potential transaction with KushCo.
Also on December 29, 2020, via a telephone conference among members of management from KushCo and Greenlane other than Messrs. LoCascio and Schoenfeld, with representatives of Jefferies and Cowen, in attendance, Greenlane verbally proposed non-binding terms of a potential transaction based on the following: (i) an all-stock merger resulting in a 55%/45% ownership for Greenlane stockholders and KushCo stockholders, respectively, (ii) a board of directors for the Combined Company consisting of seven directors, with four appointed by Greenlane and three appointed by KushCo, with a majority being independent directors, (iii) Greenlane to continue as the parent company, (iv) the senior management of the Combined Company would be discussed further, (v) the requirement of a “majority of the minority vote” of the stockholders of Greenlane and (vi) a potential bridge financing from Greenlane to permit KushCo to refinance its outstanding indebtedness.
On December 30, 2020, the KushCo Board held a meeting with members of KushCo’s management team and representatives of Jefferies also attending. KushCo’s management provided the KushCo Board with an update regarding KushCo’s liquidity and debt refinancing initiatives and ongoing Nasdaq application as well as the renewed discussions with Greenlane, the potential terms of a transaction and the entry into the mutual confidentiality and non-disclosure agreement. Jefferies reviewed with the KushCo Board, among other things, an overview of proposed transaction terms, recent trading prices of Greenlane and KushCo and preliminary estimates of potential synergies expected to be realized from the proposed business combination that had been provided by the management teams of Greenlane and KushCo. The KushCo Board discussed with members of KushCo’s management team certain potential solutions to addressing the matters that caused KushCo and Greenlane to cease negotiations in March 2020. The KushCo Board instructed KushCo’s management team to continue discussions regarding a potential transaction with Greenlane.
On January 5, 2021, members of KushCo’s and Greenlane’s management teams, respectively, held discussions regarding potential synergies that could be realized in a transaction.
In late December 2020 and early January 2021, the independent members of the Greenlane Board interviewed potential independent legal advisors. Following the interviews, the independent members of the Greenlane Board determined to engage Potter Anderson & Corroon LLP (“Potter Anderson”) as independent Delaware counsel to the Greenlane Special Committee, based on, among other things, Potter Anderson’s qualifications, experience representing special committees of independent directors, and independence with respect to Greenlane, Jacoby and Messrs. LoCascio and Schoenfeld and KushCo.
On January 8, 2021, the independent members of the Greenlane Board held a telephonic meeting with the representatives of Potter Anderson. At the meeting, the independent directors discussed with Potter Anderson the formation and proposed delegation of authority to the Greenlane Special Committee and the role of Greenlane’s management team going forward. The representatives of Potter Anderson reviewed with the independent members of the Greenlane Board their fiduciary duties under Delaware law and the general attributes of a fully functioning and effective special committee as well as the process for evaluating and selecting a financial advisor. Additionally, the independent directors and Potter Anderson discussed the appropriate compensation for the members of the Greenlane Special Committee.
Also on January 8, 2021, the KushCo Board held a meeting with members of KushCo’s management team in attendance and discussed KushCo’s debt refinancing initiatives and the progress on the potential transaction with Greenlane.
On January 13, 2021, the Greenlane Board held a telephonic meeting with members of Greenlane’s management team present. At the meeting, the Greenlane Board adopted resolutions to establish the Greenlane Special Committee, to be comprised of Jeff Uttz, Richard Taney and Neil Closner. The resolutions delegated the full authority of the Greenlane Board to the Greenlane Special Committee to, among other things, review, evaluate and negotiate a potential business combination with KushCo. In addition, the resolutions provided that the Greenlane Board would not approve a business combination with KushCo without a prior favorable recommendation by the Greenlane Special Committee and that a business combination would be conditioned on the affirmative vote of a majority of the outstanding common stock of Greenlane held by the stockholders of Greenlane other than Messrs. LoCascio and Schoenfeld and their respective affiliates, including Jacoby (a “Majority of the Minority Vote”).
On January 15, 2021, a call among members of KushCo’s management team, members of Greenlane’s management team and members of the Greenlane Special Committee was held to introduce the members of the Greenlane Special Committee to KushCo’s management team and to discuss next steps and timing for the potential merger.
Also on January 15, 2021, the KushCo Board held a regularly scheduled meeting, with a representative of Mayer Brown LLP, outside counsel to KushCo (“Mayer Brown”), and representatives of Jefferies also attending. Jefferies updated the KushCo Board regarding the transaction process and anticipated process timeline. The representative from Mayer Brown reviewed with the members of the KushCo Board their fiduciary duties under Nevada law in connection with the consideration of a potential transaction.
On January 17, 2021, Messrs. Mote and Christoffersen had a call to discuss the status of negotiations on the KushCo Supplier Agreement.
On January 18, 2021, the Greenlane Special Committee held a telephonic meeting with the representatives of Potter Anderson. At the meeting, Potter Anderson reviewed the resolutions adopted by the Greenlane Board and confirmed the disinterestedness and independence of the members of the Greenlane Special Committee. In addition, the Greenlane Special Committee selected Mr. Uttz to serve as Chairman of the Greenlane Special Committee and discussed interviewing independent financial advisor candidates.

The Greenlane Special Committee and Potter Anderson also reviewed the potential conflicts of interest that could arise in connection with a business combination with KushCo.
On January 21, 2021, the KushCo Board held a meeting with members of KushCo’s management team in attendance. Members of KushCo’s management team updated the KushCo Board regarding KushCo’s ongoing debt refinancing initiatives and Nasdaq listing process and the KushCo Board discussed and evaluated various proposals to address KushCo’s outstanding indebtedness. The KushCo Board also discussed and considered that given the improvement in market conditions since KushCo and Greenlane ceased negotiations in March 2020, as reflected in the respective stock prices and market capitalizations of KushCo and Greenlane, a potential transaction with Greenlane in such market conditions presented greater value to stockholders than in 2020. The KushCo Board also discussed potential synergies that could be realized from a potential business combination with Greenlane. The KushCo Board instructed KushCo’s management team to continue to evaluate options regarding KushCo’s outstanding indebtedness and apprise the KushCo Board of any updates.
Over the course of January 21 and 22, 2021, in a series of telephonic conversations, Messrs. Uttz and Kovacevich discussed certain high-level issues that the potential business combination would raise, and Messrs. Uttz and Kovacevich identified a number of items that would need to be resolved in connection with a transaction, including the treatment of the shares of Greenlane Class C common stock and the implications of a business combination on the TRA, restructuring KushCo’s indebtedness, and the amendment of the KushCo Supplier Agreement. In addition, Messrs. Uttz and Kovacevich discussed the board composition of the Combined Company, including the impact such board composition may have on payments required under the TRA. No decisions or material terms were established, and the parties resolved to address those matters later in the negotiation process.
On January 22, 2021, Messrs. Kovacevich and Christoffersen contacted Mr. Uttz to update him on KushCo’s partial repayment of certain of its indebtedness and to provide guidance on KushCo’s willingness to structure the exchange ratio in order to avoid triggering a “Change of Control” for purposes of the TRA.
On January 25, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson. Mr. Uttz reported to the Greenlane Special Committee on his discussions with Mr. Kovacevich. The Greenlane Special Committee also discussed the upcoming interview of Canaccord Genuity Corp. (“Canaccord Genuity”) to act as the Greenlane Special Committee’s independent financial advisor.
On January 26, 2021, members of the Greenlane Special Committee telephonically interviewed representatives of Canaccord Genuity regarding their ability to act as financial advisor to the Greenlane Special Committee. Following such interview, the Greenlane Special Committee determined to engage Canaccord Genuity based, in part, on Canaccord Genuity’s M&A experience and reputation in the cannabis industry, as well as their familiarity with Greenlane given their role as joint-lead bookrunner in the Greenlane IPO.
Over the week of January 25, 2021, in a series of telephonic conversations, Mr. Uttz informed Mr. Kovacevich that the Greenlane Special Committee was in the process of negotiating an engagement letter for a financial advisor and expressed Greenlane’s continued interest in a business combination with KushCo.
On January 28, 2021, the Greenlane Special Committee held a meeting telephonically with representatives of Potter Anderson and Canaccord Genuity in attendance. At the meeting, the participants discussed the scope of Canaccord Genuity’s assignment, the potential business combination with KushCo, a summary of the discussions with KushCo to date and the potential conflicts of interest that may arise in connection with the potential business combination. Representatives of Canaccord Genuity then discussed next steps and provided a summary of the information required to begin their financial analysis of the potential business combination.
On February 1, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. At the meeting, the Greenlane Special Committee discussed Canaccord Genuity’s proposed engagement letter with Potter Anderson and

Canaccord Genuity. In connection with Canaccord Genuity’s engagement, Canaccord Genuity provided to the Greenlane Special Committee a relationship disclosure, which set forth Canaccord Genuity’s prior relationships with Greenlane, Jacoby and Messrs. LoCascio and Schoenfeld, and KushCo, in each case, since 2018. Canaccord Genuity provided additional details regarding such relationships with the Committee during the meeting. After considering Canaccord Genuity’s prior relationships and consulting with Potter Anderson, the Greenlane Special Committee determined that such relationships would not compromise Canaccord Genuity’s independence or its ability to advise the Greenlane Special Committee.
Also on February 1, 2021, KushCo obtained a preliminary letter of support from its counterparty to the KushCo Supplier Agreement regarding a potential merger with Greenlane, with plans to finalize the approach to the exclusivity provision in the KushCo Supplier Agreement at a later date.
Later on February 1, 2021, the Greenlane Special Committee formally engaged Canaccord Genuity as its independent financial advisor in connection with the potential business combination with KushCo.
On February 8, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. At the meeting, representatives of Canaccord Genuity reported on the anticipated timeline for Canaccord Genuity to present its preliminary financial analysis, noting that they had received initial financial models from Greenlane management. In addition, representatives of Canaccord Genuity reported on their discussions regarding the process for due diligence.
Later on February 8, 2021, the Greenlane Board held a meeting via video conference with members of Greenlane management present to discuss the interplay of the potential KushCo transaction with other smaller acquisition opportunities. The Greenlane Board decided that it was advisable to continue to pursue such other opportunities in parallel with the KushCo transaction.
On February 11, 2021, a meeting was held with members of the management teams of Greenlane and KushCo, with representatives of Jefferies and Canaccord Genuity also attending, to discuss preliminary financial models in connection with a potential transaction between Greenlane and KushCo.
On February 12, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. Representatives of Canaccord Genuity presented a preliminary financial analysis of Greenlane’s and KushCo’s businesses and relative valuations based on the respective financial models and publicly available materials. Canaccord Genuity also shared a preliminary contribution analysis and preliminary observations regarding synergies that may be realized in connection with the business combination. The participants then discussed next steps with respect to formulating a proposal for the potential business combination with KushCo. Following the discussion, the Greenlane Special Committee determined to deliver a proposal to KushCo. Pursuant to the proposal, the stockholders of Greenlane would own 53.0% of the Combined Company on a treasury stock method basis. The Greenlane Special Committee directed Canaccord Genuity and Potter Anderson to revise the proposed term sheet previously provided to the Greenlane Board by management in December 2020 to reflect the proposal.
Later that same day, the Greenlane Special Committee held a telephonic meeting with members of Greenlane’s management team and representatives of Potter Anderson and Morrison & Foerster in attendance to discuss the ownership percentage of Greenlane’s stockholders of the Combined Company set forth in the Greenlane Special Committee’s proposal and the rationale for the proposal.
On February 13, 2021, Canaccord Genuity delivered a proposed term sheet to Jefferies. The proposed term sheet provided, among other things, that (i) the exchange ratio would result in an implied pro forma equity ownership of the Combined Company to KushCo’s stockholders of 47.0% on a treasury stock method basis, (ii) the size of the board of directors of the Combined Company would be set at seven directorships, (iii) the board of directors of the Combined Company would be comprised of a majority of independent directors, with four directors chosen by Greenlane and three directors chosen by KushCo, (iv) the parties would agree to a reciprocal exclusivity period of 30 days, (v) the transaction would be subject to approval by the Greenlane Special Committee and the Majority of the Minority Vote and (vi) the parties would agree to work collaboratively to refinance certain debt of KushCo.

On February 14, 2021, in accordance with KushCo’s directives, Jefferies delivered KushCo’s counterproposal to Canaccord Genuity. The counterproposal provided, among other things, that (i) the exchange ratio would result in an implied pro forma equity ownership of the Combined Company to KushCo’s stockholders of 49.9% on a treasury stock method basis, (ii) the parties would agree to a mechanism to ensure that the number of directors designated by KushCo (or its representatives) would remain at three and the number of directors designated by Greenlane (or its representatives) would remain at four for three years, (iii) Mr. Kovacevich would serve as the Chief Executive Officer of the Combined Company, (iv) the reciprocal exclusivity period could be extended for 15 days, (v) a bridge loan would be required from Greenlane at signing to eliminate certain of KushCo’s outstanding indebtedness, and (vi) Greenlane would provide a representation that the transaction would not trigger a payment under the TRA.
On the morning of February 15, 2021, at the request of the Greenlane Special Committee and KushCo, representatives of Canaccord Genuity and Jefferies met to discuss KushCo’s counterproposal, including the proposed ownership of the Combined Company and the proposed bridge loan, among other aspects of KushCo’s counterproposal.
On February 15, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. At the meeting, the representatives of Canaccord Genuity reported on their discussions with Jefferies regarding KushCo’s counterproposal. The Greenlane Special Committee also reviewed the terms of KushCo’s counterproposal with its advisors, including the implied exchange ratio, the proposed bridge loan, the reciprocal exclusivity extension and the guarantee that the transaction would not trigger a payment under the TRA. Following discussion, the Greenlane Special Committee determined to consult with Mr. Mote regarding the proposed bridge loan and potential alternatives to the bridge loan. Potter Anderson also reviewed the circumstances under which a payment under the TRA may be required in connection with the potential business combination with KushCo.
On February 16, 2021, Messrs. Uttz and Kovacevich had a call to discuss potential options for restructuring certain indebtedness of KushCo.
Also on February 16, 2021, all of the members of the Greenlane Special Committee and Mr. Kovacevich, together with representatives of Jefferies and Canaccord Genuity, held a call to discuss the term sheet but no changes or decisions were made.
On February 17, 2021, Mr. Kovacevich notified the KushCo Board that the parties had not been able to reach a compromise on approaches to address KushCo’s outstanding indebtedness and that KushCo’s management team would explore conducting a capital raise to address KushCo’s outstanding indebtedness.
On February 18, 2021, Mr. Kovacevich called Mr. Uttz to inform him that KushCo intended to raise $40 million in a registered direct offering of the KushCo common stock, which would commence the following day and be announced on Monday, February 22, 2021 prior to the market opening. In addition, Mr. Kovacevich informed Mr. Uttz that the proceeds from the offering would be used to eliminate a portion of KushCo’s outstanding indebtedness. Mr. Kovacevich and Mr. Uttz agreed to postpone any further discussions of the exchange ratio for a potential transaction until after the closing of KushCo’s offering.
On February 22, 2021, KushCo announced that it had entered into definitive agreements with investors for the purchase and sale of (i) 24,242,424 shares of KushCo common stock and (ii) warrants to purchase up to 9,696,969 shares of KushCo common stock at a combined offer price of $1.65 per share, pursuant to a registered direct offering. The gross proceeds from the offering was approximately $40 million before deducting placement agent fees and other estimated offering expenses.
Later that same day, an all-hands meeting via video conference was held with members of the KushCo and Greenlane management teams, the Greenlane Special Committee, and representatives of Reed Smith, Morrison & Foerster, Potter Anderson, Jefferies and Canaccord Genuity in attendance. At the meeting, KushCo’s management team informed Greenlane’s management team and its representatives of the completion of its equity offering and KushCo’s interest in resuming discussions regarding the exchange ratio. The parties also discussed the due diligence process and the modification of the KushCo Supplier Agreement. In addition, the parties agreed to enter into a separate exclusivity agreement that would be based on the exclusivity agreement previously agreed to between the parties in 2020.

Later on February 22, 2021, the Greenlane Board met with representatives of Morrison & Foerster and Cowen in attendance. At the meeting, the Greenlane Board discussed the capital needs of Greenlane based on circumstances where it did and also circumstances where it did not complete the KushCo transaction, and decided to explore the possibility of an equity offering by Greenlane.
On February 23, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. At the meeting, representatives of Canaccord Genuity presented a preliminary analysis of how KushCo’s recent equity financing affected the potential exchange ratio and the potential effects of Greenlane completing an equity financing. In addition, the Greenlane Special Committee discussed with its advisors how the KushCo equity offering may affect the “Change of Control” pursuant to the TRA and whether it would be necessary to seek a waiver under the TRA from Jacoby, but ultimately determined not to seek a waiver at that time. The Greenlane Special Committee then determined to propose a counteroffer with an exchange ratio that would result in an implied pro forma equity ownership of 48.5% to KushCo’s stockholders (without taking into account the equity financings) and instructed its advisors to prepare a new draft of the term sheet that would reflect the counteroffer and address KushCo’s equity financing and Greenlane’s potential equity financing.
On February 24, 2021, KushCo announced that its equity financing had closed, the proceeds of which were expected to be utilized in part to repay KushCo’s outstanding indebtedness that carried large potential prepayment penalties.
On February 25, 2021, the KushCo Board held a meeting with members of KushCo’s management team and representatives of Jefferies in attendance. KushCo’s management team updated the KushCo Board on the potential transaction with Greenlane, including Greenlane’s business since discussions ceased in March 2020 and Greenlane’s current liquidity position. Jefferies updated the KushCo Board as to, among other things, proposed transaction terms and anticipated transaction timeline, recent trading prices of Greenlane and KushCo and the preliminary estimates regarding potential synergies expected to be realized from the proposed business combination that had been prepared by the management teams of Greenlane and KushCo. The KushCo Board also discussed the proposed exchange ratio that would result in an implied pro forma equity ownership of 48.5% to KushCo’s stockholders and the continued concerns relating to the TRA, as well as Greenlane’s ability to achieve profitability in the near term. KushCo’s management team also reviewed with the KushCo Board possible strategic alternatives to a transaction with Greenlane and provided an update regarding KushCo’s ability to list on Nasdaq. After careful deliberation, the KushCo Board determined not to pursue alternative options given, in part, the cash constraints that would result from such alternatives particularly after settling KushCo’s outstanding indebtedness as well as the inability to grow KushCo’s business or acquire other potential strategic targets as a result of such cash constraints.
On February 26, 2021, Canaccord Genuity delivered a revised term sheet to Jefferies. The revised term sheet provided, among other things, that (i) the exchange ratio would be 0.2982 of a share of Greenlane Class A common stock per share of KushCo common stock, based on the respective closing share prices that day and prior to KushCo’s equity financing, which resulted in an implied pro forma equity ownership to KushCo stockholders of 48.5% on a treasury stock method basis and (ii) the capitalization structure of Greenlane would be maintained and the TRA would remain in full force and effect. Canaccord Genuity also delivered a draft letter of exclusivity that provided for an exclusivity period for both parties of 30 days that could be extended for an additional 15 days upon mutual agreement and (iii) the parties would also discuss customary retention and employment agreements for certain employees of Greenlane and KushCo, including an employment agreement with customary severance terms and rights for Mr. Kovacevich.
On February 26, 2021, in accordance with KushCo’s directives, Jefferies contacted Canaccord Genuity to discuss KushCo’s response to Greenlane’s proposed term sheet, including the treatment of Greenlane Class C common stock, the pro forma ownership of the Combined Company, the composition of the board of directors of the Combined Company, and the implications of a “Change of Control” pursuant to the TRA.
Later on February 26, 2021, in accordance with KushCo’s directives, Jefferies delivered KushCo’s counterproposal to Canaccord Genuity. The counterproposal provided, among other things, that (i) the exchange ratio would result in a pro forma implied equity ownership to KushCo stockholders of 49.0% on a treasury stock method basis, subject to Greenlane completing or entering into a binding commitment for a specified amount of equity financing at or prior to signing a definitive agreement with KushCo (ii) the elimination of Greenlane’s multi-class stock structure and (iii) the KushCo director nominees would be directors currently serving on the KushCo Board.
Also on February 26, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. At the meeting, a representative of Canaccord Genuity reviewed and reported on their discussions regarding KushCo’s counterproposal. The Greenlane Special Committee and representatives of Canaccord Genuity and Potter Anderson discussed Greenlane’s multi-class stock structure and whether to request that the holders of Greenlane Class C common stock convert their shares into Greenlane Class B common stock as opposed to collapsing Greenlane’s multi-class structure. In addition, Canaccord Genuity reviewed the proposed pro forma equity ownership set forth in KushCo’s counterproposal, including a proposed requirement that Greenlane complete a specified equity offering. Following discussions, the Greenlane Special Committee directed Canaccord Genuity to confirm with Jefferies whether KushCo would be amenable to a proposal that contemplated the conversion of the Greenlane Class C common stock into Greenlane Class B common. In addition, the Greenlane Special Committee determined, pending KushCo’s response, to reach out to Messrs. LoCascio and Schoenfeld regarding Jacoby’s willingness to consent to the conversion of its Greenlane Class C common stock into Greenlane Class B common stock.
Between February 26, 2021 and March 1, 2021, members of the Greenlane Special Committee had several telephonic discussions with Messrs. LoCascio and Schoenfeld regarding the willingness of Jacoby to consent to the conversion of its Greenlane Class C common stock into Greenlane Class B common stock.
On February 27, 2021, members of Greenlane’s management team had a call with representatives of Cowen to discuss Greenlane’s potential equity raise and the interplay of the equity raise with the potential transaction with KushCo.
On March 1, 2021, representatives of Morrison & Foerster and Potter Anderson met with Richards, Layton & Finger, PA (“Richards Layton”), counsel to Messrs. LoCascio and Schoenfeld. Richards Layton indicated that Messrs. LoCascio and Schoenfeld were generally supportive of a business combination with KushCo so long as the Greenlane stockholders retained not less than 50% of the equity and voting power of the Combined Company. During the discussion, Richards Layton informed Potter Anderson and Morrison & Foerster that Messrs. LoCascio and Schoenfeld had requested that, in connection with the potential business combination with KushCo, the Company agree to (i) designate Messrs. LoCascio and Schoenfeld to serve on the board of directors of the Combined Company, (ii) reimburse Messrs. LoCascio and Schoenfeld for fees and expenses of their counsel and professional advisors in connection with the potential business combination and any post-transaction matters, including defense fees in connection with any litigation in Messrs. LoCascio and Schoenfeld’s capacity as stockholders of Greenlane, and (iii) confirm that the restrictions of Section 203 of the DGCL would not apply to Messrs. LoCascio and Schoenfeld going forward.
Later that same day, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. Representatives of Morrison & Foerster attended part of the meeting. At the meeting, the Greenlane Special Committee reported on its discussions with Messrs. LoCascio and Schoenfeld and representatives of Potter Anderson reported on their discussion with Richards Layton. The Greenlane Special Committee discussed with Canaccord Genuity the pro forma equity ownership of the Combined Company, the impact of an equity financing by Greenlane, and the likelihood of Greenlane completing such equity financing. In addition, the Greenlane Special Committee discussed with its advisors appropriate adjustments to the exchange ratio in the event Greenlane did not complete the equity financing, including setting a floor for the exchange ratio such that Greenlane stockholders prior to the business combination would own no less than 50.1% of the voting power of the Combined Company. The Greenlane Special Committee reviewed the procedure for launching an equity financing and how such procedure may affect the business combination with KushCo with representatives of Morrison & Foerster.
On March 3, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. Representatives from Canaccord Genuity presented an updated financial analysis, which included an analysis of the pro forma voting and economic ownership of the Combined Company, a contribution analysis and a pro forma share price analysis. Canaccord Genuity also reviewed the impact of the potential Greenlane equity financing, including how the amount and pricing of the financing would impact the pro forma equity ownership of the Combined Company. The Greenlane Special Committee determined to propose an exchange ratio that would result in an implied pro forma equity ownership to KushCo stockholders of 49.0% on a treasury stock method basis, provided that, in the event that Greenlane did not complete a financing or completed a financing for less than a specified amount, then the implied pro forma ownership would be adjusted accordingly but in no event would the implied ownership to Greenlane be less than 50.1% of the Combined Company. The Greenlane Special Committee instructed its advisors to revise the term sheet to reflect the foregoing. The Greenlane Special Committee also considered the requests of Messrs. LoCascio and Schoenfeld, including that Messrs. LoCascio and Schoenfeld were supportive of the potential business combination with KushCo and were not conditioning their support of the potential business combination on the Greenlane Special Committee granting their requests. Members of the Greenlane Special Committee also reported on a discussion with Messrs. LoCascio and Schoenfeld during which the founders requested that they continue as board members of the Combined Company for three years following the closing of a transaction with KushCo.
Also on March 3, 2021, Greenlane engaged Cowen to act as its financial advisor in connection with the potential transaction with KushCo as the prior engagement letter between Greenlane and Cowen had expired and the scope of Cowen’s work had changed in light of the fact that the Greenlane Special Committee hired Canaccord Genuity as its financial advisor in connection with the potential transaction with KushCo.
On March 4, 2021, representatives of Morrison & Foerster, Potter Anderson and Richards Layton met to discuss the rationale for Messrs. LoCascio and Schoenfeld requesting indemnification of defense costs in connection with litigation in their capacity as stockholders of Greenlane. Richards Layton also provided an estimate of the legal and financial advisor fees to be incurred by Messrs. LoCascio and Schoenfeld in connection with the business combination. During the meeting, Richards Layton reiterated that Messrs. LoCascio and Schoenfeld were supportive of a business combination with KushCo.
Later that same day, representatives of Morrison & Foerster, Potter Anderson and Richards Layton met briefly. During the meeting, Richards Layton confirmed that Messrs. LoCascio and Schoenfeld were not requesting that the term sheet the Greenlane Special Committee intended to send to KushCo that day be revised to reflect their requests.
Later that day, Canaccord Genuity delivered a revised term sheet to Jefferies. The revised term sheet provided, among other things, that (i) the exchange ratio would be 0.2982 of a share of Greenlane Class A common stock per share of KushCo common stock, which resulted in an implied pro forma equity ownership to KushCo stockholders of 49.0% on a treasury stock method basis, assuming that Greenlane completed a specified equity financing, provided that, in the event that Greenlane did not complete a financing or completed a financing for less than the specified financing, then the exchange ratio would be adjusted accordingly but in no event would the implied pro forma equity ownership to Greenlane stockholders be less than 50.1% of the Combined Company, (ii) all Greenlane Class C common stock would be converted into Greenlane Class B common stock in connection with the business combination and (iii) the KushCo director nominees would be directors currently serving on the KushCo Board and (iv) the Greenlane director nominees would be directors currently serving on the Greenlane Board.
On March 5, 2021, the KushCo Board held a meeting with members of KushCo’s management team and representatives of Jefferies in attendance. KushCo’s management team and Jefferies provided the KushCo Board with an updated business and financial overview of Greenlane and also updated the KushCo Board as to, among other things, proposed transaction terms and anticipated timeline, recent trading prices of Greenlane and KushCo and certain related information, and the preliminary estimates of potential synergies expected to be realized from the proposed business combination that had been prepared by the management teams of Greenlane and KushCo. The KushCo Board discussed the proposed implied pro forma equity ownership to KushCo stockholders of 49.0% and the implied premium based on such pro forma equity ownership. The KushCo Board then directed KushCo’s management team to further analyze the potential benefits to KushCo of the potential merger, including product diversification benefits and KushCo’s access to capital markets through Greenlane’s Nasdaq listing.

Later on that same day, KushCo and Greenlane executed the non-binding term sheet and the letter of exclusivity.
Following the execution of the term sheet and letter of exclusivity, KushCo and Greenlane re-opened their respective data rooms for legal and financial due diligence. Over the next few weeks, representatives of KushCo and Greenlane and their respective advisors conducted additional legal and financial diligence.
On March 8, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. At the meeting, Potter Anderson provided a detailed overview of the requests from Messrs. LoCascio and Schoenfeld and the Greenlane Special Committee further discussed such requests. The Greenlane Special Committee discussed with Potter Anderson the composition of the board of directors of the Combined Company and reviewed the potential benefits of having Messrs. LoCascio and Schoenfeld serve on the board of directors of the Combined Company, including their integral part in Greenlane’s growth and operations to date. Following the discussion, the Greenlane Special Committee determined that designating Messrs. LoCascio and Schoenfeld to serve on the board of directors of the Combined Company was in the best interests of the Greenlane stockholders. The Greenlane Special Committee also discussed the requested confirmation concerning Section 203 of the DGCL and the request for reimbursement of certain fees with Potter Anderson. After discussion, the Greenlane Special Committee agreed to reimburse Messrs. LoCascio and Schoenfeld’s professional advisors fees in connection with the business transaction up to $100,000 based on fee estimates provided by Richards Layton. In addition, the Greenlane Special Committee’s preliminary view was that it was not willing to indemnify Messrs. LoCascio and Schoenfeld for defense costs in connection with any litigation in their capacity as stockholders, but the Greenlane Special Committee also determined to reach out to Messrs. LoCascio and Schoenfeld to discuss and hear their concerns with respect to such costs.
Later on that same day, members of KushCo’s management team contacted the supplier that was party to the KushCo Supplier Agreement with respect to the preliminary letter of support sent by such supplier on February 1, 2021 and requested a waiver of the exclusivity provisions of the KushCo Supplier Agreement in connection with the proposed transaction with Greenlane.
On March 9, 2021, representatives of KushCo and Greenlane held a call, together with Jefferies, Cowen and Canaccord Genuity, to discuss various outstanding transaction matters.
On March 10, 2021, representatives of FTI and members of Greenlane’s and KushCo’s respective management teams had a call to review integration synergies.
Later on that same day, members of Greenlane’s and KushCo’s respective management teams and Mr. Uttz, together with representatives of Canaccord Genuity, Cowen and Jefferies, held a meeting via video conference in which the parties discussed various transaction-related work streams, including the continued synergy review of the respective management teams of KushCo and Greenlane and legal documentation.
On March 12, 2021, Greenlane and KushCo entered into a Clean Team Agreement, which limited access of portions of their respective data rooms to certain identified management personnel of Greenlane and KushCo, respectively. On March 15, 2021, representatives of Morrison & Foerster, Potter Anderson and Reed Smith held a meeting to discuss the status of the draft Merger Agreement. The representatives agreed to use the draft Merger Agreement last circulated in 2020 as a starting point and discussed the revisions necessary to reflect the changes that had occurred at each of the respective companies and the economy generally over the prior 12 months, including, but not limited to, elimination of certain indebtedness of KushCo, the agreed upon composition of the board of directors of the Combined Company, the treatment of equity awards, appropriate revisions to account for COVID-19, and the Majority of the Minority Vote.
On March 15, 2021, representatives of KushCo and Greenlane, together with Jefferies, Cowen and Canaccord Genuity, held a telephone call regarding potential facility synergies.
Later on March 15, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. At the meeting, Canaccord Genuity reported on due diligence efforts to date, and Potter Anderson reported on their discussion with

Morrison & Foerster and Reed Smith regarding the status of the draft Merger Agreement. The participants also discussed the anticipated timeline for completing due diligence and negotiating definitive agreements. Members of the Greenlane Special Committee reported on their discussion with Messrs. LoCascio and Schoenfeld regarding their request for indemnification of defense costs in connection with litigation in their stockholder capacity arising from the business combination with KushCo. Following the discussion, the Greenlane Special Committee determined to inform Messrs. LoCascio and Schoenfeld that the Greenlane Special Committee was unwilling to agree to their request for indemnification of defense costs in connection with litigation in their stockholder capacity.
On March 16, 2021, representatives of Morrison & Foerster and Reed Smith had a discussion related to: (i) KushCo’s existing credit facilities, (ii) the parties that were expected to execute the voting agreement, (iii) a discussion related to certain Nasdaq listing requirements and (iv) whether or not the transaction would constitute a “Change of Control” under the TRA. The representatives agreed to discuss these matters with their respective clients and revert.
On March 17, 2021, the Greenlane Board held a meeting with members of Greenlane’s management team present. The Greenlane Board discussed the status of negotiations with KushCo and the interplay of the KushCo transaction with other smaller M&A opportunities that Greenlane was considering.
On March 19, 2021, representatives of Morrison & Foerster provided Reed Smith with a draft of the Merger Agreement. The draft merger agreement contemplated, among other things, (i) that the Mergers would be conditioned on the Majority of the Minority Vote (which condition could not be waived), (ii) all actions under the Merger Agreement taken by Greenlane must be approved by the Greenlane Special Committee, (iii) three current members of the KushCo Board (one of which would be Mr. Kovacevich and two of which would qualify as “independent directors”) and four current members of the Greenlane Board (two of which would be Messrs. LoCascio and Schoenfeld and two of which would qualify as “independent directors”) would be designated to serve on the board of directors of the Combined Company and that Combined Company and its board of directors would use reasonable best efforts to cause the foregoing designees to be nominated to serve on the board for three years following closing, (iv) the ability of either Greenlane and KushCo to take certain actions with respect to alternative proposals or events if their respective boards (or any committee thereof) reasonably determined that the failure to take such action would be inconsistent with their respective boards’ fiduciary duties under applicable law and (v) revisions to certain covenants governing the conduct of KushCo and Greenlane between signing and closing to account for changes in business practices due to COVID-19.
Also on March 19, 2021, the KushCo Board held a telephonic meeting with members of KushCo’s management team and representatives of Jefferies in attendance. Members of KushCo’s management updated the KushCo Board regarding the ongoing due diligence process and negotiation of definitive transaction documents with Greenlane, as well as the planned repayment of one of KushCo’s existing credit facilities. Jefferies updated the KushCo Board as to, among other things, the transaction process and anticipated timeline, KushCo’s recent financial performance and the potential synergies expected by the management teams of Greenlane and KushCo to result from the business combination. After considering the status of the negotiations and KushCo management’s views of potential synergies expected to result from a potential transaction with Greenlane, the KushCo Board directed KushCo’s management team to engage in further discussions with Greenlane regarding KushCo management’s synergies assessment.
Later on that same day, Messrs. Uttz, LoCascio, Schoenfeld and Kovacevich had a call to discuss inclusion in the exchange ratio of certain KushCo stock options and restricted stock units and potential facility synergies.
Between March 21 and March 30, 2021, representatives of Greenlane, KushCo, Morrison & Foerster and Reed Smith held numerous discussions and negotiations regarding the draft of the Merger Agreement.
On March 22, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson and Canaccord Genuity in attendance. At the meeting, a representative of Canaccord Genuity provided an update on its preliminary financial analysis, including an updated exchange ratio analysis based on KushCo’s recently completed equity financing, the impact of certain KushCo stock options and restricted stock units and the financial impact of potential severance payments in connection with the business combination. Mr. Uttz also reported on his discussion with Mr. Kovacevich. The participants discussed the mandatory acceleration of KushCo’s equity awards in connection with the business combination pursuant to KushCo’s equity incentive plan, and potential employee retention matters that could arise in connection with the acceleration of such awards. Following the discussion, the Greenlane Special Committee instructed Canaccord Genuity to relay to Jefferies that the exchange ratio would need to be adjusted to account for KushCo’s restricted stock units and in-the-money stock options and warrants. Members of the Committee then updated Canaccord Genuity on the status of a potential equity financing by Greenlane, noting that the Greenlane Board determined not to pursue any equity financing at this time.
Also on March 22, 2021, Reed Smith provided Morrison & Foerster an issues list for the Merger Agreement. The issues list included, among other things, the following topics: (i) the treatment of KushCo’s equity awards and Greenlane’s required efforts to file a Form S-8 registration statement with respect to shares issuable upon exercise of KushCo’s stock options, (ii) the inclusion of certain interim operating covenants regarding the TRA and certain representations that the business combination would not constitute a “Change of Control” for purposes of the TRA, (iii) the addition of closing conditions relating to certain actions taken by the Greenlane Board in respect of the TRA, (iv) the appropriate standard for termination rights in respect of an injunction or other restraint on the Mergers, and (v) required Greenlane Special Committee approvals under the Merger Agreement.
On March 23, 2021, representatives of Morrison & Foerster, Potter Anderson and Reed Smith had communications regarding the issues list circulated on March 22 by Reed Smith.
On March 24, 2021, in accordance with the directives of the Greenlane Special Committee and KushCo, representatives of Canaccord Genuity and Jefferies also discussed adjusting the exchange ratio from 0.2982 to 0.2890, KushCo’s updated capitalization table and the proposed press release for the transaction.
On March 25, 2021, Messrs. LoCascio and Kovacevich held a call to discuss the composition of the management team of the Combined Company following the Mergers and other integration aspects.
Also on March 25, 2021, representatives of KushCo, Greenlane, Reed Smith, Morrison & Foerster, Cowen and Canaccord Genuity held a call to discuss legal documentation related to the potential transaction.
Also on March 25, 2021, the Greenlane Board held a meeting with members of management and representatives of BDO (USA) LLP, Greenlane’s financial consultant (“BDO”), present. Representatives of BDO presented the results of BDO’s due diligence on KushCo’s financial statements, quality of earnings and KushCo’s ability to achieve its revenue forecasts. In addition, Mr. Fischer provided an update on legal due diligence.
In addition, on March 25, 2021, the KushCo Board held a telephonic meeting with members of KushCo’s management team and representatives of Jefferies attending. Jefferies reviewed with the KushCo Board Jefferies’ preliminary financial analysis relating to KushCo, Greenlane and the proposed transaction. Thereafter, the KushCo Board discussed the exchange ratio calculation provided for in the proposed transaction and also discussed with members of KushCo’s management team the consolidation in the cannabis industry, noting that a transaction with Greenlane could mitigate various business and vendor concentration risks.
On March 26, 2021, Reed Smith provided a revised Merger Agreement to Morrison & Foerster, which included, among other modifications, (i) a new representation that the Merger Agreement and the transactions contemplated thereby would not result in a default or acceleration of any obligation under the TRA, (ii) an additional representation that transactions contemplated by the Merger Agreement would not constitute a “Change of Control” for purposes of the TRA, (iii) additional interim operating covenants relating to actions that may accelerate Greenlane’s obligations under the TRA and actions that may prevent or materially impair the filing or effectiveness of the Form S-4, (iv) an additional covenant that Greenlane would not take any action after closing that may result in accelerating an obligation under, or result in a breach of, the TRA without unanimous approval of the board of directors of the Combined Company, and (v) revisions to limit the scope of actions under the Merger Agreement that required approval of the Greenlane Special Committee.

Later on March 26, 2021, the KushCo Board held a meeting with KushCo’s management team and representatives of FTI. Representatives of FTI presented updates to the results of FTI’s due diligence on Greenlane’s financial statements, quality of earnings and Greenlane’s ability to achieve profitability and also presented the KushCo Board with FTI’s findings with respect to the potential impact of the TRA. Later that same day, the KushCo Board held a meeting with KushCo’s management team and representatives from Reed Smith in attendance. Reed Smith provided an update to the KushCo Board with respect to the legal documentation related to the potential transaction, including the “fiduciary out” mechanics and obligations. The KushCo Board also reviewed certain material provisions in the draft Merger Agreement, including the additional provisions relating to the TRA.
Also on March 26, 2021, KushCo’s largest supplier provided a letter in which it (i) consented under the terms of the KushCo Supplier Agreement to the proposed merger between KushCo and Greenlane, and (ii) agreed to amend the KushCo Supplier Agreement to waive certain aspects of the exclusivity provisions contained in the KushCo Supplier Agreement for the Combined Company.
Additionally, on March 26, 2021, Greenlane Compensation Committee held a meeting with certain members of Greenlane management and representatives of Greenlane’s compensation consultant present. The Greenlane Compensation Committee and the other participants at the meeting discussed employee retention matters following completion of the proposed transaction. At the meeting, the compensation committee of the Greenlane Board approved the vesting of all outstanding Greenlane equity awards other than those held by non-employee directors in connection with the closing of the transaction.
On March 27, 2021, Messrs. Uttz and Kovacevich held a series of calls to discuss the exchange ratio. Mr. Kovacevich indicated that the KushCo Board was willing to support an exchange ratio that implied a pro forma equity ownership to KushCo stockholders of 49.0% or, if Greenlane’s equity financing was not completed, 49.9%. Mr. Uttz suggested that the parties include a collar on the exchange ratio, such that the implied pro forma equity ownership to KushCo stockholders would not exceed 49.9% or fall below 48.1%, and that the final exchange ratio could be adjusted if Greenlane pursued an equity financing.
On March 28, 2021, Morrison & Foerster provided Reed Smith with a revised draft of the Merger Agreement and a draft of the amended and restated certificate of incorporation of Greenlane to be adopted in connection with the business combination. The draft Merger Agreement included, among other modifications, (i) revisions to the exchange ratio to reflect possible adjustments to the exchange ratio based on Greenlane’s potential financing, (ii) removal of certain representations regarding the TRA, (iii) removal of the interim operating covenant relating to actions that may materially prevent or impair the filing or effectiveness of the Registration Statement on Form S-4, (iv) revisions to the post-closing TRA covenant to provide that Greenlane would not take any action to effect a “Change of Control” for purposes of the TRA for six months after closing without approval by a majority of the independent directors to the extent such action would not otherwise require the approval of the board of directors of the Combined Company, and (v) revisions to provide that Greenlane could not, without the approval of the Greenlane Special Committee, (a) terminate the agreement, (b) make a change in recommendation, (c) amend or waive any provision of the Merger Agreement, or (d) take any action under or with respect to the Merger Agreement that the Greenlane Special Committee determines would reasonably be expected to result in a conflict of interest between Jacoby and its affiliates, on the one hand, and the public stockholders of Greenlane, on the other hand. The draft of the amended and restated certificate of incorporation provided for the increase of the authorized number of shares of Greenlane Class A common stock and Class B common stock and eliminated the provisions relating to Greenlane Class C common stock.
On March 29, 2021, Reed Smith provided Morrison & Foerster with a revised draft of the Merger Agreement, which included, among other modifications, (i) revisions to the exchange ratio to clarify that in no event would the number of shares of Greenlane Class A common stock exchanged as merger consideration be greater than 49.9% or less than 48.1% of all issued and outstanding shares of Greenlane Class A common stock immediately following the merger and (ii) revisions to the post-closing TRA covenant such that Greenlane would not take any action after closing that may result in payment under the TRA unless a majority of the independent directors of the Combined Company approved such action.
Also on March 29, 2021, representatives of Morrison & Foerster, Potter Anderson and Richards Layton met to discuss how to address the payment of legal and financial advisor fees for Messrs. LoCascio and

Schoenfeld. The participants agreed that the approval of such payment would be set forth in the resolutions of the Greenlane Special Committee.
Later on March 29, 2021, the Greenlane Special Committee held a meeting via video conference with representatives of Potter Anderson, Morrison & Foerster and Canaccord Genuity in attendance. At the meeting, the participants discussed the acceleration of Greenlane’s equity awards for all persons other than non-employee directors, the mechanics for the exchange ratio and how adjustments would be made to the exchange ratio to the extent Greenlane pursued an equity financing, the proposed press release and the timeline for finalizing definitive transaction documents. Potter Anderson also relayed that Richard Layton reached out to confirm the mechanism for approving the legal and financial advisor fees for Messrs. LoCascio and Schoenfeld in connection with the business combination up to $100,000. Following further discussion, the members of the Greenlane Special Committee determined to confirm, and subsequently confirmed, that all parties agreed that Messrs. LoCascio and Schoenfeld’s fee reimbursement would be capped at $100,000. Potter Anderson proposed, and the participants agreed to, holding a joint Greenlane Special Committee and Board meeting to consider approval of the business combination and Merger Agreement given the limited nature of the conflicts of interest of Messrs. LoCascio and Schoenfeld.
Between March 29, 2021 and March 30, 2021, representatives of Morrison & Foerster and Reed Smith exchanged drafts of the Merger Agreement, the Greenlane Voting Agreement and the KushCo Voting Agreements. During the negotiations, the parties discussed various terms of the Merger Agreement, including, without limitation, the mechanics for adjusting the exchange ratio, including providing for the appropriate floor and ceiling for the exchange ratio, and the length of time during which any action that may accelerate an obligation under the TRA would need to be approved by the independent directors of the Combined Company following closing.
On March 30, 2021, the Greenlane Special Committee and the Greenlane Board held a joint meeting via video conference with members of Greenlane’s management and representatives of Morrison & Foerster, Potter Anderson and Canaccord Genuity in attendance. Morrison & Foerster reviewed summaries of the terms of the Merger Agreement, the Voting Agreements, and the amended and restated certificate of incorporation, which had been prepared by Morrison & Foerster and Potter Anderson and circulated to the directors prior to the meeting. Canaccord Genuity presented its financial analysis of the exchange ratio and delivered its oral fairness opinion, which opinion was confirmed by delivery of a written opinion dated March 30, 2021, to the effect that, as of that date and based upon and subject to certain assumptions, explanations and limitations set forth in Canaccord Genuity’s written opinion, the Exchange Ratio was fair, from a financial point of view, to Greenlane..
Also on March 30, 2021, the KushCo Board held a meeting with members of KushCo’s management team and representatives of Reed Smith and Jefferies also in attendance. At this meeting, the KushCo Board reviewed the terms of the Merger Agreement and the Voting Agreements. Jefferies also reviewed its financial analysis of the Exchange Ratio with the KushCo Board and rendered an oral opinion, confirmed by delivery of a written opinion dated March 30, 2021, to the KushCo Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in the opinion, the Exchange Ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to holders of KushCo common stock (other than, as applicable, Greenlane, Merger Sub 1, Merger Sub 2 and their respective affiliates).
Later on March 30, 2021, after considering the proposed terms of the transaction with Greenlane, and taking into consideration the matters discussed in that meeting and at prior meetings of the KushCo Board, including the factors described above, the KushCo Board executed a unanimous written consent wherein the KushCo Board (i) determined that the Mergers, the Merger Agreement and the other transactions contemplated by the Merger Agreement are fair to, and in the best interests of, KushCo and the KushCo stockholders and (ii) subject to the approval by KushCo stockholders, approved the Merger Agreement and the transactions contemplated thereby and authorized the performance by KushCo thereunder. The KushCo Board also recommended that the KushCo stockholders vote to approve the Mergers, the Merger Agreement and the transactions contemplated by the Merger Agreement.

After considering the proposed terms of the transaction with KushCo, and taking into consideration the matters discussed during that meeting and prior meetings of the Greenlane Special Committee, including the factors described above, the Greenlane Special Committee unanimously (i) determined that the Merger Agreement substantially in the form presented to the directors and the transactions contemplated thereby, including the Mergers, the Greenlane A&R Charter, the issuance of the Greenlane Class A common stock in Merger 1 (the “Share Issuance”), the Greenlane Amended Equity Plan, and the KushCo Voting Agreements were advisable and fair to, and in the best interests of, Greenlane and its stockholders, (ii) determined that (a) the agreement of Messrs. LoCascio and Schoenfeld to cause the conversion of Greenlane Class C common stock to Greenlane Class B common stock pursuant to Greenlane’s certificate of incorporation, (b) the designation of Messrs. LoCascio and Schoenfeld to the board of directors of the Combined Company, and (c) the reimbursement of Messrs. LoCascio and Schoenfeld for fees and expenses of their legal and financial advisors actually incurred in connection with the business combination up to $100,000 (collectively, the “Founder Transactions”), and the Greenlane Voting Agreement were advisable and fair to, and in the best interests of, Greenlane and its stockholders other than Messrs. LoCascio and Schoenfeld, (iii) approved and recommended the submission to the Greenlane Board of the Merger Agreement, the Greenlane A&R Charter, the Share Issuance, the Greenlane Amended Equity Plan, the Founder Transactions and the Voting Agreements, (iv) recommended that the Greenlane Board approve, and declare advisable, fair to, and in the best interests of Greenlane and its stockholders, the Merger Agreement and the transactions contemplated thereby, including the mergers, the Greenlane A&R Charter, the Share Issuance, the Option Plan Increase, the Founder Transactions, and the Voting Agreements, and (v) subject to such approval, recommended that the Greenlane Board submit the Merger Agreement, the A&R Charter, the Share Issuance and the Greenlane Amended Equity Plan to the stockholders of Greenlane and recommend that (x) the stockholders of Greenlane (other than the Messrs. LoCascio and Schoenfeld, their respective affiliates and the executive officers of Greenlane, who would not be entitled to vote on the Merger Agreement) approve and adopt the Merger Agreement and (y) the stockholders of Greenlane approve and adopt the Greenlane A&R Charter, the Share Issuance and the Greenlane Amended Equity Plan.
Thereafter, the full Board of Greenlane unanimously (1) determined the Merger Agreement and the transactions contemplated thereby, including the Mergers, the Greenlane A&R Charter, the Greenlane Amended Equity Plan, the Voting Agreements, the Share Issuance and the Founder Transactions were advisable and fair to, and in the best interests of Greenlane and its stockholders, (ii) approved the Merger Agreement and the transactions contemplated thereby, including the Mergers, the Greenlane A&R Charter, the Greenlane Amended Equity Plan, the Voting Agreements and the Share Issuance, (iii) recommended the submission of the approval and adoption of the Merger Agreement, the Greenlane A&R Charter, the Greenlane Amended Equity Plan and the Share Issuance to the stockholders of Greenlane, and (iv) recommended that (x) the stockholders of Greenlane (other than the Messrs. LoCascio and Schoenfeld, their respective affiliates and the executive officers of Greenlane, who would not be entitled to vote on the Merger Agreement) approve and adopt the Merger Agreement and (y) the stockholders of Greenlane approve and adopt the Greenlane A&R Charter, the Share Issuance and the Greenlane Amended Equity Plan.
Following the joint Greenlane Special Committee and Board meeting, prior to the opening of trading on March 31, 2021, Greenlane and KushCo executed the Merger Agreement and issued a joint press release announcing the execution of the Merger Agreement.
Recommendation of the Greenlane Special Committee and Its Reasons for the Mergers
The Greenlane Special Committee, in evaluating and negotiating the business combination with KushCo, including the terms and conditions of the Merger Agreement, consulted with the Greenlane Special Committee’s independent legal and financial advisors and Greenlane’s outside legal advisor. The Greenlane Special Committee determined that the Merger Agreement and the related transactions contemplated thereby, including the Mergers , the Greenlane A&R Charter, the issuance of shares of Greenlane Class A common stock in connection with Merger 1, the KushCo Voting Agreement (together with the Greenlane Voting Agreement, the “Voting Agreements”), and the Greenlane Amended Equity Plan were advisable and fair to, and in the best interests of, Greenlane and the Greenlane stockholders and that Founder Transactions and the Greenlane Voting Agreement were advisable and fair to, and in the best interest of, Greenlane and the Greenlane stockholders other than Messrs. LoCascio and Schoenfeld and their respective affiliates.

The Greenlane Special Committee unanimously (i) recommended that the Greenlane Board approve, and declare advisable, fair to, and in the best interests of Greenlane and the Greenlane stockholders, the Merger Agreement and the transactions contemplated thereby, including the Mergers, the Greenlane A&R Charter, the issuance of shares of Greenlane Class A common stock in connection with Merger 1, the Greenlane Amended Equity Plan, the Founder Transactions, and the Voting Agreements, and (ii) subject to such approval, recommended that the Greenlane Board submit the Merger Agreement, the Greenlane A&R Charter, the issuance of shares of Greenlane Class A common stock in connection with Merger 1, and the Greenlane Amended Equity Plan to the stockholders of Greenlane and recommend that (x) the Greenlane Public Stockholders (i.e., Greenlane stockholders other than the Greenlane Insiders, which are (i) Jacoby, an entity controlled by Greenlane’s co-founders, and its affiliates and (ii) Aaron LoCascio, Adam Schoenfeld, William Mote, William Bine and Douglas Fischer, the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, respectively) approve and adopt the Merger Agreement and (y) the stockholders of Greenlane approve and adopt the Greenlane A&R Charter, the issuance of shares of Greenlane Class A common stock in connection with Merger 1, and the Greenlane Amended Equity Plan.
The Greenlane Special Committee held eighteen meetings to discuss, among other things, the business combination with KushCo, the Merger Agreement and the transactions contemplated thereby, including the Mergers, the Greenlane A&R Charter, the issuance of shares of Greenlane Class A common stock in connection with Merger 1, the Founder Transactions, the Voting Agreements and the Greenlane Amended Equity Plan. In the course of its determination and making its recommendations, the Greenlane Special Committee considered, in consultation with its financial and legal advisors, information with respect to Greenlane’s and KushCo’s financial condition, results of operations, businesses, competitive position and business strategy, on a historical and prospective basis, as well as current industry, economic, and market conditions and trends.
The Greenlane Special Committee considered the following non-exhaustive list of material factors, which are not presented in any relative order of importance and each of which the Greenlane Special Committee viewed as being generally supportive of its determination and recommendations to the Greenlane Board:
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Potential Strategic Benefits:   the Greenlane Special Committee considered the business, competitive position and prospects of Greenlane (as well as the risks involved in achieving these prospects), the competitive nature of the industry in which Greenlane operates, Greenlane’s current working capital position and the current industry, economic and market conditions and the potential benefits of a business combination with KushCo, including the following:

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the Combined Company is expected to be an industry leader in cannabis accessories and ancillary services and in child-resistant compatible and customizable packaging;

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the business combination would enhance Greenlane’s exposure to customers in the cannabis space and strengthen brand presence with major U.S. and Canadian operators;

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Greenlane and KushCo expect that the Combined Company will generate in synergies of $24.3 million (after certain one-time costs of approximately $1.8 million to achieve such synergies) and are anticipated to be achieved by calendar year 2023; and

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the Greenlane stockholders will be able to participate in a combined entity that, among other things, is expected to benefit from higher revenue growth, have greater access to the capital markets and lower financing costs.

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Merger Consideration:   the Greenlane Special Committee considered the Exchange Ratio and the implied merger consideration, including the following facts:

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absent an adjustment as described below, the Exchange Ratio results in existing Greenlane stockholders owning 50.1% of outstanding capital stock of the Combined Company, and in the event of an adjustment resulting from the completion of an equity financing by Greenlane, the existing Greenlane stockholders may own as much as 51.9% of the Greenlane Net Diluted Securities; and

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the merger consideration consists solely of shares of Greenlane Class A common stock.

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KushCo Debt Repayment: the Greenlane Special Committee considered the fact that KushCo raised approximately $40 million through a registered direct offering (before deducting placement agent fees and other offering expenses), which proceeds KushCo used to eliminate a significant portion of KushCo’s debt;

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Greenlane’s Ability to Designate a Majority of the Members the Combined Company Board:   the Greenlane Special Committee considered the fact that Greenlane has the ability to designate the majority of the members of the Combined Company Board, which designees will include Greenlane’s current Chief Executive Officer and Chief Strategy Officer and two independent directors from the current Greenlane Board;

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The Terms and Conditions of the Merger Agreement:   the Greenlane Special Committee considered the terms and conditions of the Merger Agreement, which the Greenlane Special Committee, after consulting with its advisors, considered to be reasonable, including deal protections, conditionality, termination rights and the likelihood of consummating the Mergers as well as the following factors:

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the fact that Greenlane has the right, subject to certain conditions, to provide non-public information in response to, and to engage in discussions and participate in negotiations regarding, certain unsolicited acquisition proposals made before Greenlane obtains the Greenlane Requisite Vote (see the section entitled “The Merger Agreement — Covenants and Agreements — No Solicitations”);

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the provision of the Merger Agreement allowing the Greenlane Board, prior to obtaining Greenlane stockholder approval, to change its recommendation to Greenlane stockholders with respect to the approval and adoption of the Merger Agreement, and the transactions contemplated thereby, or to terminate the Merger Agreement to accept a superior proposal if it or the Greenlane Special Committee reasonably determines in good faith, after consultation with its outside legal counsel and financial advisors and taking into account all adjustments offered by KushCo, that the failure to take such action would be inconsistent with the duties of the Greenlane Board or the Greenlane Special Committee, as applicable;

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the belief of the Greenlane Special Committee that the termination fee of $8 million, which may be payable by Greenlane in certain circumstances, is reasonable under the circumstances (see the section entitled “The Merger Agreement — Termination of the Merger Agreement” and “The Merger Agreement — Termination Fee Payable to KushCo by Greenlane”);

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the requirement that Nicholas Kovacevich and Dallas Imbimbo enter into the KushCo Voting Agreement, which ensures that they will vote all of their KushCo common stock in favor of the Merger Agreement; and

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the requirement that Jacoby enter into the Greenlane Voting Agreement, which ensures that it will vote all of its capital stock of Greenlane in favor of the Greenlane Charter Amendment Proposal, the Greenlane Stock Issuance Proposal and the Greenlane Plan Proposal.

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Elimination of Greenlane Class C common stock and No Payments under the TRA: the Greenlane Special Committee considered the facts that:

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Jacoby consented to convert each share of Greenlane Class C common stock into one-third of a share of Greenlane Class B common stock, which will eliminate the enhanced voting rights of Jacoby; and

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the Merger Agreement and the transactions contemplated thereby will not result in any cash payments or other obligations accelerating under the TRA.

The Greenlane Special Committee also considered a number of factors discussed below, relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Mergers. The Greenlane Special Committee believes these factors support its determinations and recommendations and provide assurance of the procedural fairness of the business combination with KushCo:
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the Greenlane Special Committee consisted solely of independent and disinterested directors who are not officers, employees or controlling stockholders of Greenlane or its affiliates;

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the Greenlane Special Committee was charged with evaluating and negotiating the terms and conditions of the Merger Agreement on behalf of Greenlane and its stockholders, with the power to decline to pursue the business combination with KushCo, and the Greenlane Board resolved not to approve the proposed business combination with KushCo without the prior favorable recommendation of the Greenlane Special Committee;

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the compensation provided to the members of the Greenlane Special Committee in respect of their services, which compensation was set by the full Greenlane Board with guidance from qualified legal counsel and consistent with market standards, and the compensation was in no way contingent on the Greenlane Special Committee approving the Merger Agreement and taking the other actions described in this proxy statement;

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the members of the Greenlane Special Committee will not personally benefit from completion of the Merger in a manner different from the Greenlane Public Stockholders;

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the Greenlane Special Committee held 18 meetings and met regularly to discuss and evaluate the business combination with KushCo;

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the terms and conditions of the Merger Agreement and the transactions contemplated thereby were determined through arm’s length negotiations between the Greenlane Special Committee, Greenlane and KushCo and their respective representatives and advisors;

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the Greenlane Special Committee retained and was advised by independent, experienced and qualified advisors, consisting of Potter Anderson as legal counsel and Canaccord Genuity as financial advisor;

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the fairness opinion provided by Canaccord Genuity to the Greenlane Special Committee, dated March 30, 2021, to the effect that, as of that date, and subject to the factors, assumptions, qualifications and limitations set forth in such opinion, the Exchange Ratio (as defined in the Merger Agreement) was fair, from a financial point of view, to Greenlane;

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the Merger Agreement is conditioned on the approval by holders of a majority of the voting power of the outstanding shares of Greenlane capital stock held by stockholders other than (i) Jacoby, an entity controlled by Greenlane’s co-founders, and its affiliates and (ii) Aaron LoCascio, Adam Schoenfeld, William Mote, William Bine and Douglas Fischer, the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, respectively; and

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the Merger Agreement provides that Greenlane may not, without the approval of the Greenlane Special Committee, (a) terminate the Merger Agreement, (b) make a change in recommendation, (c) amend or waive any provision of the Merger Agreement, or (d) take any action under or with respect to the Merger Agreement that the Greenlane Special Committee determines would reasonably be expected to result in a conflict of interest between Jacoby and its affiliates, on the one hand, and the Greenlane Public Stockholders, on the other hand.

The Greenlane Special Committee also weighed the factors described above against the following factors and risks that generally weighed against entering into the Merger Agreement, and the related recommendation to the Greenlane Board (which factors and risks are not necessarily presented in order of relative importance):
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the restrictions on the conduct of Greenlane’s business during the period between the execution of the Merger Agreement and the completion of the Mergers that could delay or prevent Greenlane from undertaking business opportunities that may arise or taking other action with respect to its operations during the pendency of the Mergers;

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the fact that the Exchange Ratio will adjust based on changes in the number of Greenlane and KushCo securities outstanding prior to closing and, as a result, the Greenlane stockholders cannot be certain at the time of the Greenlane annual meeting of the Exchange Ratio;

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the potential earnings dilution to Greenlane stockholders following the closing of the Mergers if anticipated synergies are not achieved;

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while Greenlane expects that the Mergers will be consummated, there can be no assurance that all conditions to the parties’ obligations to complete the Mergers will be satisfied, and thus it is possible that the Mergers may not be completed in a timely manner or at all;

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if the Mergers are not completed, (i) Greenlane will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to Greenlane’s operations, diversion of management and employee attention, employee attrition and a potentially negative effect on Greenlane’s business and customer and supplier relationships, (ii) the trading price of shares of Greenlane common stock would likely be adversely affected, and (iii) the market’s perceptions of Greenlane’s prospects could be adversely affected;

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the fact that the business combination requires regulatory approval to complete and the risk that the applicable governmental entities may seek to impose unfavorable terms or conditions or otherwise fail to grant such approval;

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the Greenlane Special Committee did not conduct a solicitation of interest from other third parties for a business combination with Greenlane;

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the Greenlane stockholders are not entitled to dissenters’ or appraisal rights under the Merger Agreement or the DGCL.

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the risk of litigation arising in respect of the Merger Agreement or the transactions contemplated by the Merger Agreement;

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the significant cost involved in connection with entering into the Merger Agreement and completing the transactions contemplated thereby and the substantial time and effort of Greenlane management required to consummate the Mergers, which could disrupt Greenlane’s operations;

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the terms of the Merger Agreement prohibit Greenlane and its representatives from soliciting third-party bids and KushCo has the right to match an unsolicited third-party bid if made, which terms could reduce the likelihood that other parties would propose an alternative transaction that may be more advantageous to Greenlane stockholders;

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the possibility that the $8 million termination fee payable by Greenlane to KushCo upon the termination of the Merger Agreement in order to allow Greenlane to enter into an agreement with respect to a superior proposal could discourage other parties from making a competing proposal, although the Greenlane Special Committee believes that the termination fee is reasonable in amount and will not unduly deter, preclude or restrict any other party that might be interested in combining with Greenlane;

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the fact that, under specified circumstances, Greenlane may be required to pay certain termination fees in the event the Merger Agreement is terminated and the effect this could have on Greenlane;

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various other risks associated with the business combination and the businesses of Greenlane, KushCo and the Combined Company following the completion of the Mergers described in the sections entitled “Risk Factors” and “Special Note Regarding Forward-Looking Statements”; and

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the interests of the controlling stockholders with respect to the business combination with KushCo are different from the interests of other stockholders.

After taking into account all of the factors set forth above, as well as others, the Greenlane Special Committee unanimously concluded that the potential benefits of the business combination outweighed any negative or unfavorable considerations and determined that the Merger Agreement and the transactions contemplated thereby are advisable and fair to, and in the best interests of, Greenlane and the Greenlane stockholders.
The foregoing discussion of the information and factors considered by the Greenlane Special Committee is not intended to be exhaustive but is intended to reflect an overview of the material factors that the Greenlane Special Committee considered in its evaluation of the Merger Agreement. In view of the variety of information and factors considered in connection with its evaluation of the business combination and the complexity of these matters, the Greenlane Special Committee did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, individual members of the Greenlane Special Committee may have given differing weights to different factors. Rather, the Greenlane Special Committee based its recommendation on the totality of the information presented to and considered by it. Overall, the Greenlane Special Committee believed that the positive factors supporting the business combination outweighed the negative factors it considered and made its unanimous recommendation on the totality of the information presented.
Recommendation of the Greenlane Board; Reasons for Recommendation
Upon the recommendation of the Greenlane Special Committee, the Greenlane Board unanimously approved the Merger Agreement and the related transactions contemplated thereby, including the Mergers, the Greenlane A&R Charter, the issuance of shares of Greenlane Class A common stock in connection with Merger 1, the Greenlane Amended Equity Plan, the Founder Transactions and the Voting Agreements were advisable and fair to, and in the best interests of, Greenlane and its stockholders. Accordingly, the Greenlane Board unanimously recommends that you vote “FOR” the Greenlane Merger Agreement Proposal, “FOR” the Greenlane Charter Amendment Proposal, “FOR” the Greenlane Stock Issuance Proposal and “FOR” the Greenlane Plan Proposal.
The Greenlane Board based its determination primarily on:
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the factors considered by the Greenlane Special Committee and the Greenlane Special Committee’s unanimous recommendation as described above; and

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the fact that the Greenlane Special Committee consisted solely of independent and disinterested directors.

The foregoing discussion of the information and factors considered by the Greenlane Board is not intended to be exhaustive but is intended to reflect an overview of the material factors that the Greenlane Board considered in its evaluation of the Merger Agreement. In view of the variety of information and factors considered in connection with its evaluation of the business combination and the complexity of these matters, the Greenlane Board did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors considered in making its determination and recommendation. In addition, individual members of the Board may have given differing weights to different factors. Rather, the Greenlane Board based its recommendation on the totality of the information presented to and considered by it. Overall, the Greenlane Board believed that the positive factors supporting the business combination outweighed the negative factors it considered and made its unanimous recommendation on the totality of the information presented.
Recommendation of the KushCo Board; Reasons for the Recommendation
After careful consideration and consultation, the KushCo Board has unanimously (i) determined that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement are advisable, fair to and in the best interests of KushCo and the KushCo stockholders and (ii) subject to approval by KushCo shareholders approved the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement.
The KushCo Board unanimously recommends that KushCo stockholders vote “FOR” the KushCo Merger Proposal and “FOR” the KushCo Adjournment Proposal, if necessary or appropriate, to solicit additional proxies in favor of the approval of the KushCo Merger Proposal.
In evaluating the Mergers and the transactions contemplated by the Merger Agreement, the KushCo Board consulted with KushCo’s management and legal and financial advisors. In deciding to declare advisable and approve the Mergers pursuant to the terms set forth in the Merger Agreement and the transactions contemplated by the Merger Agreement, and to recommend that KushCo stockholders vote to approve the Mergers on substantially the terms set forth in the Merger Agreement, the KushCo Board considered various factors that it viewed as supporting its decision, including the material factors described below.
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Potential Strategic Benefits.   Discussions with KushCo’s management regarding KushCo’s business, financial condition, results of operations, business strategy, strategic alternatives and prospects, as well as the risks involved in achieving its objectives, the nature of KushCo’s business, and industry, economic and market conditions, both on a historical and on a prospective basis, all of which led the KushCo Board to conclude that the Mergers were in the best interests of KushCo and the KushCo stockholders. Further, as a result of the above-mentioned process and discussion, the KushCo Board concluded that the Mergers would provide a number of significant potential strategic opportunities and benefits to KushCo stockholders, including the following:
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the transaction will result in a leading U.S. cannabis ancillary company, which is expected to provide an enhanced ancillary cannabis platform for the Combined Company to pursue accretive acquisitions and transformational opportunities;

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the opportunity to combine two well-positioned leaders in the ancillary cannabis space with proven product portfolios and extensive distribution networks, combining vaporization products, custom packaging, consumption accessories and hydrocarbon gasses and solvents;

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the importance of scale in the competitive market environment in which Greenlane and KushCo operate, and the potential to enhance the Combined Company’s ability to compete effectively across several end markets, including the ability to capitalize on new growth opportunities and to attract and retain customers, key employee talent and partners;

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the expansion of the markets of the Combined Company by combining KushCo’s leadership position and established relationships with large multi-state operators with Greenlane’s wholesale distribution network, portfolio of leading brands, and business to customer digital footprint;

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the potentially significant accelerated or incremental long-term revenue opportunities, including cross-selling opportunities from combining the product offerings of both companies Combined;

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potentially meaningful operational and general and administrative cost synergies that have the potential to lead to higher margins;

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as the market capitalization of the Combined Company will be approximately $[•] million on a fully diluted basis, the Combined Company is expected to benefit from greater access to capital at a lower cost and the stockholders of the Combined Company are expected to benefit from enhanced liquidity; and

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the opportunity to compete more effectively for acquisition and development opportunities, while improving the financial impact of those transactions.

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Familiarity with Greenlane’s Business, Operational Results, Financial Condition and Management.   The KushCo Board considered information with respect to the business, operating results and financial condition of Greenlane, on both a historical and prospective basis, the quality, breadth and experience of Greenlane’s management team, and the similarities in business strategies and complementary ancillary cannabis products portfolios of the two companies. The KushCo Board also considered its knowledge of the current and prospective environment in which the two companies operate, including products, region, economic and market conditions, taking into account the results of KushCo’s due diligence review of Greenlane.

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Governance of the Combined Company.   The Chairman and Chief Executive Officer of KushCo and the Chief Executive Officer of Greenlane as of immediately prior to completion of the Mergers will lead the Combined Company as the Chief Executive Officer and President, respectively, and will each serve on the Combined Company Board. The seven-person Combined Company Board will include two of KushCo’s current independent directors and the current Chairman and Chief Executive Officer of KushCo.

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Continued Operation as a Standalone Company.   The KushCo Board evaluated, as an alternative to the Mergers, the potential rewards and risks associated with the continued execution of KushCo’s strategic plan as an independent company. The KushCo Board also considered the challenges of continuing to operate independently, current market and industry trends, and the risks affecting KushCo’s ability to execute on its strategic plan given (i) the discount at which its historical market price has traded since KushCo’s initial public offering, (ii) its constrained size and market capitalization as a public company and (iii) its limited liquidity and capital resources.

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Merger Consideration.   The KushCo Board evaluated the value of the Merger Consideration implied by the Exchange Ratio based on the then-current trading price and historical trading prices of Greenlane Class A common stock, as well as various factors bearing on the quality and potential long-term value of the Greenlane Class A common stock to be received as consideration in the Mergers, including the expected greater liquidity of the Combined Company. The KushCo Board noted that, based on the 20 day VWAP Greenlane Class A common stock on Nasdaq of $5.33 per share as of March 30, 2021, which was the last trading day before the meeting of the KushCo Board at which the KushCo Board approved the Merger Agreement, the value of the Merger Consideration implied by the Exchange Ratio of approximately $1.36 per share represented a 6.3% implied premium to the 20-day volume weighted average of $1.28 of KushCo common stock on March 30, 2021. The KushCo Board also took into account that the Exchange Ratio may be adjusted.

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Ownership in the Combined Company and Opportunity to Remain Invested in the Ancillary Cannabis Business.   The KushCo Board considered that, as of the closing of the Mergers, KushCo stockholders will own approximately 49.9% of the outstanding Combined Company common stock and, as a result, the combination will allow KushCo stockholders an opportunity to participate in the future growth and value creation of the Combined Company and any potential appreciation of shares of Greenlane Class A common stock, and to share pro rata in the benefits of the potential synergies. KushCo stockholders may also benefit from the increased liquidity from listing on a major exchange with a diversified shareholder base. Additionally, the KushCo Board viewed the transaction as a meaningful opportunity for KushCo stockholders to join the ancillary cannabis platform that preserves KushCo’s business objectives through a well-diversified and high-quality portfolio of ancillary cannabis products.

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Opinion of KushCo’s Financial Advisor.   The KushCo Board considered the opinion, dated March 30, 2021, of Jefferies to the KushCo Board as to the fairness, from a financial point of view and as of such date, of the Exchange Ratio provided for pursuant to the Merger Agreement, which opinion was based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as further described under the heading “— Opinion of KushCo’s Financial Advisor.”

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Tax-Free Transaction.   The KushCo Board considered the expectation that, for KushCo stockholders that are U.S. holders, the Mergers will generally qualify as a tax-free transaction for U.S. federal income tax purposes.

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Negotiations with Greenlane.   The KushCo Board considered the course of negotiations with Greenlane, which were conducted at arm’s length and during which the KushCo Board consulted with KushCo’s management and legal and financial advisors.

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High Likelihood of Consummation.   The KushCo Board considered the commitment on the part of both parties to complete the Mergers as reflected in their respective obligations under the terms of the Merger Agreement, and the likelihood that the stockholder approvals needed to complete the Mergers would be obtained in a timely manner.

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Terms and Conditions of the Merger Agreement.   The KushCo Board considered the terms and conditions of the Merger Agreement, including:

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KushCo’s ability, under certain circumstances, prior to the time that KushCo stockholders approve the Mergers, to negotiate with a third party after receiving an unsolicited bona fide written acquisition proposal if, among other requirements, the KushCo Board concludes in good faith that (i) failure to do so would be inconsistent with KushCo Board’s duties, (ii) the unsolicited acquisition proposal constitutes, or is reasonably likely to lead to, a Superior Proposal and (iii) a confidentiality agreement is executed by such third party;

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KushCo’s ability, under certain circumstances, to terminate the Merger Agreement in order to enter into an agreement providing for a Superior Proposal, provided that substantially concurrently with the termination of the Merger Agreement, KushCo pays to Greenlane an $8,000,000 termination fee, which the KushCo Board concluded was reasonable in the context of termination fees payable in comparable transactions and in light of the overall structure of the transaction and terms of the Merger Agreement, including the Merger Consideration, and would not preclude the opportunity for alternative acquisition proposals to be made and considered by the KushCo Board;
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the ability of the KushCo Board, under certain circumstances not involving a Superior Proposal, to change its recommendation that KushCo stockholders vote in favor of approval of the Mergers and the Merger Agreement, subject in certain circumstances to the payment to Greenlane of an $8,000,000 termination fee;

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the fact that the Merger Agreement would provide KushCo with sufficient operating flexibility between the signing of the Merger Agreement and the completion of the Mergers for KushCo to conduct its business in the ordinary course consistent with past practice, and that specific parameters were negotiated relating to Greenlane’s ability to issue equity and acquire ancillary cannabis products between the signing of the Merger Agreement and the completion of the Mergers;

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the fact that the Merger Agreement would provide for certain constraints on certain of Greenlane’s business activities, including entering into a new line of business or making certain other material acquisitions or equity issuances that do not meet defined criteria without KushCo’s written consent; and

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the fact that consent, approval or refinancing of KushCo’s existing indebtedness or Greenlane’s existing indebtedness is not a condition to completion of the Mergers (however, a condition to completion of the Mergers is either Greenlane’s agreement to the assumption of such indebtedness or the payoff of such indebtedness).

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Possible Alternative Transactions.   The KushCo Board also considered, with the assistance of KushCo’s management and legal advisors, in addition to a possible liquidation of KushCo’s properties previously discussed, alternatives to the Mergers, including the potential outcome if KushCo were to continue independent operations. The KushCo Board’s consideration of potential alternatives to the Mergers was informed by, among other matters, (a) its members’ substantial knowledge regarding the cannabis industry, including relationships with cannabis participants, and sources of capital as a result of their background and experience as directors of KushCo and in other capacities, (b) its review and discussion, with the assistance of KushCo’s management, of the financial, strategic and other potential benefits and disadvantages associated with potential alternatives, and (c) its familiarity with the various indications of interest and preliminary discussions involving potential transaction partners communicated throughout KushCo’s strategic review process, as more particularly described in this joint proxy statement/prospectus under “The Mergers — Background of the Mergers.” The KushCo Board concluded that the Mergers, as compared to potential alternative transactions, would be in the best interests of KushCo and the KushCo stockholders in light of the expected long term strategic and financial benefits associated with the combination of KushCo and Greenlane as compared to other potential alternatives, the ability of KushCo stockholders to continue to potentially benefit from the prospects of the Combined Company, the overall terms of the Mergers (including the Exchange Ratio, board representation and termination fee) and the timing, likelihood and risks of completing alternative transactions, including the challenges and industry and market risks associated with KushCo’s business and prospects on a standalone basis.

The KushCo Board also considered a variety of risks and other potentially negative factors concerning the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement, including the following material factors:
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that, following the completion of the Mergers, KushCo would no longer exist as an independent public company and KushCo stockholders would be able to participate in any future earnings growth of KushCo solely through their ownership of Greenlane Class A common stock;

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the fact that Greenlane, within specific parameters, will be allowed to issue additional shares of Greenlane Class A common stock and acquire cannabis-related companies or brands between the signing of the Merger Agreement and the closing of the Mergers, which may adversely impact the trading price of Greenlane Class A common stock during the pendency of the transaction;

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the risk that, notwithstanding the likelihood of the Mergers being completed, the Mergers may not be completed, including the effect of the pendency of the Mergers and the effect such failure to be completed may have on:

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the trading price of shares of KushCo common stock;

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KushCo’s operating results, particularly in light of the costs incurred in connection with the transaction; and

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KushCo’s ability to attract and retain key personnel and customers;

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that, under the terms of the Merger Agreement, KushCo must pay Greenlane an $8,000,000 termination fee, and/or reimburse certain expenses incurred by Greenlane in connection with the Mergers if the Merger Agreement is terminated under certain circumstances, which may deter other parties from proposing an alternative transaction that may be more advantageous to KushCo stockholders;

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the risk that, although the terms of the Merger Agreement would permit KushCo, until approval of the Mergers by its stockholders, to furnish non-public information to, or engage in discussions or negotiations with, third parties making unsolicited acquisition proposals that the KushCo Board determines are reasonably likely to lead to a Superior Proposal and to terminate the Merger Agreement to accept a Superior Proposal, subject to payment to Greenlane of an $8,000,000 termination fee, other potential bidders may choose not to make an alternative transaction proposal;

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that the terms of the Merger Agreement place limitations on the ability of KushCo to solicit, initiate or knowingly encourage or knowingly facilitate, any inquiries, proposals or offers, or the making of any proposal, inquiry or offer by or with a third party with respect to an alternative acquisition proposal, or to engage in discussions or negotiations with, a third party interested in pursuing an alternative business combination transaction;

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the risk that Greenlane may receive a Superior Proposal and terminate the Merger Agreement upon payment of an $8,000,000 termination fee to KushCo in accordance with the terms of the Merger Agreement;

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that KushCo stockholders will not be entitled to exercise appraisal or dissenters’ rights in connection with the transaction;

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that, if the Mergers are not consummated, KushCo’s management will have expended extensive time and effort, and incurred significant expense, to attempt to complete the transaction and will have experienced significant distractions from operational matters and other strategic opportunities during the pendency of the transaction;

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the possibility that the Mergers may not be consummated, or that consummation may be unduly delayed, for reasons beyond the control of KushCo or Greenlane, including because KushCo stockholders and/or Greenlane stockholders may not approve the KushCo Merger Proposal, the Greenlane Merger Proposal and the other Greenlane proposals necessary to consummate the Mergers, as applicable;

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the risk that the anticipated strategic and financial benefits of the Mergers may not be fully realized or not realized at all;

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the restrictions on the conduct of KushCo’s business prior to the consummation of the Mergers, which could delay or prevent KushCo from undertaking business opportunities that may arise or any other action it would otherwise take with respect to the operations of KushCo absent the pendency of the transaction;

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that certain of KushCo’s directors and executive officers have certain interests in the Mergers that might be different from the interests of KushCo stockholders generally as described under the section entitled “— Interests of KushCo’s Directors and Executive Officers in the Mergers”;

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the substantial costs to be incurred in connection with the transactions, including the transaction expenses arising from the Mergers and the costs of integrating the businesses of KushCo and Greenlane; and

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other matters described under the “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” sections of this joint proxy statement/prospectus.

This discussion of the information and factors considered by the KushCo Board in reaching its conclusion and recommendations is not intended to be exhaustive and is not provided in any specific order or ranking. In view of the wide variety of factors considered by the KushCo Board in evaluating the Merger Agreement and the transactions contemplated by it, including the Mergers, and the complexity of these matters, the KushCo Board did not find it practicable to, and did not attempt to, quantify, rank or otherwise assign relative weight to those factors. In addition, different members of the KushCo Board may have given different weight to different factors. The KushCo Board did not reach any specific conclusion with respect to any of the factors considered and instead conducted an overall review of such factors and determined that, in the aggregate, the potential benefits considered outweighed the potential risks or possible negative consequences of approving the Merger Agreement.
THE KUSHCO BOARD RECOMMENDS THAT KUSHCO STOCKHOLDERS VOTE “FOR” THE KUSHCO MERGER PROPOSAL AND “FOR” THE KUSHCO ADJOURNMENT PROPOSAL, IF NECESSARY OR APPROPRIATE, TO PERMIT FURTHER SOLICITATION OF PROXIES IN FAVOR OF THE KUSHCO MERGER PROPOSAL.
The explanation of the reasoning of the KushCo Board and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed in the section entitled “Cautionary Statement Concerning Forward-Looking Statements.”
Opinion of the Greenlane Special Committee’s Financial Advisor
On March 30, 2021, Canaccord Genuity delivered to the Greenlane Special Committee an oral opinion, which opinion was confirmed by delivery of a written opinion, dated March 30, 2021, to the effect that, as of that date and based upon and subject to certain assumptions, explanations and limitations set forth in the written opinion, the Exchange Ratio was fair, from a financial point of view, to Greenlane. Canaccord Genuity did not express any view on, and its opinion did not address, any other term or aspect of any other agreements or arrangements contemplated by the Merger Agreement or entered into in connection with the Mergers. For purposes of Canaccord Genuity’s opinion, “Exchange Ratio” has the meaning set forth in the Merger Agreement and refers to the exchange ratio of 0.2546, subject to adjustment, provided that (i) existing Greenlane stockholders shall maintain an aggregate interest of at least 50.1% in the Combined Company; and (ii) existing Greenlane stockholders maintaining an aggregate interest of no more than 51.9% in the Greenlane Net Diluted Securities. For purposes of the Canaccord Genuity’s opinion, Canaccord Genuity assumed, with the consent of the Greenlane Special Committee, that, as a result of the Mergers, the holders of outstanding equity of Greenlane immediately prior to the Mergers will own in the aggregate between 50.1% (voting interest) and 51.9% (fully diluted treasury basis) of the outstanding Greenlane common stock immediately after giving effect to the Mergers and the Class C Conversion.
Canaccord Genuity’s opinion was given as at March 30, 2021 and it should be understood that (i) subsequent developments may affect the conclusions expressed in Canaccord Genuity’s opinion if such opinion were rendered as of a later date, and (ii) Canaccord Genuity has disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Canaccord Genuity’s opinion after the date thereof. The full text of Canaccord Genuity’s written opinion, dated March 30, 2021, is attached to this joint proxy statement/prospectus as Annex D and is incorporated into this joint proxy statement/prospectus by reference. The description of Canaccord Genuity’s opinion set forth in this joint proxy statement/prospectus is qualified in its entirety by reference to the full text of such opinion. Greenlane stockholders are encouraged to read Canaccord Genuity’s opinion carefully and in its entirety for a description of the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Canaccord Genuity in connection with its opinion. Canaccord Genuity’s opinion was addressed to the Greenlane Special Committee, was only one of many factors considered by the Greenlane Special Committee in its evaluation of the Mergers and only addresses the fairness, from a financial point of view and as of the date of the opinion, to Greenlane of the Exchange Ratio. Canaccord Genuity’s opinion does not address the relative merits of the Mergers as compared to other business strategies or transactions that might be available to Greenlane, nor does it address the underlying business decision of Greenlane to proceed with the Mergers or any view on another term or aspect of the Mergers, including, without limitation, the structure or form of the Mergers. Canaccord Genuity’s opinion was provided for the sole use and benefit of the Greenlane Special Committee (in its capacity as such) in connection with, and for the purpose of, its consideration of the Mergers and may not be relied upon or used by any other person, or used for any other purpose, without the express prior written consent of Canaccord Genuity. In addition, Canaccord Genuity’s opinion does not constitute advice or a recommendation to the Greenlane Board, Greenlane Special Committee, any stockholder of Greenlane or any other person as to how the Greenlane Board, Greenlane Special Committee or such stockholder or other person should vote with respect to the Mergers or otherwise act on any other matter with respect to the Mergers, or whether to proceed with the Mergers or any related transaction. Canaccord Genuity are not legal, tax or accounting experts, had not been engaged to review any legal, tax or accounting aspects of the Mergers and express no opinion concerning any legal, tax or accounting matters concerning the Mergers. Without limiting the generality of the foregoing, Canaccord Genuity has not reviewed and did not opine upon the tax treatment under the Mergers. Canaccord Genuity reserves the right to change, modify or withdraw its opinion and in the event that there is a material change in any fact or matter affecting its opinion after the date thereof or if Canaccord Genuity learns that the information relied upon was inaccurate, incomplete or misleading in any material respect.
Scope of Review
In connection with Canaccord Genuity’s opinion described above and performing its related financial analyses, Canaccord Genuity has reviewed, analyzed, considered and relied upon (without attempting to verify independently the completeness or accuracy thereof) or carried out, among other things, the following:
i.
draft copy of the Merger Agreement (including accompanying schedules and exhibits) dated as of March 30, 2021;

ii.
executed copy of the term sheet between Greenlane and KushCo, dated March 4, 2021;

iii.
KushCo’s confidential overview presentation dated January 2021 and public investor presentation dated March 2021;

iv.
KushCo’s audited consolidated financial statements and associated management’s discussions and analysis as at and for the periods ended August 31, 2020 and 2019;

v.
KushCo’s unaudited consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended November 30, 2020 and November 30, 2019;

vi.
draft copies of the form of the KushCo Voting Agreements dated March 24, 2021;

vii.
draft copy of the form of the Greenlane Voting Agreement dated March 29, 2021;

viii.
financial projections provided by Greenlane’s management, for Greenlane, for the fiscal years 2020 through 2025, ending December 31, respectively (the “Greenlane Stand-Alone Projections”), and discussions surrounding longer-term business and growth prospects;

ix.
Greenlane’s public investor presentation dated September 2020;

x.
Greenlane’s audited consolidated financial statements and associated management’s discussions and analysis as at and for the periods ended December 31, 2020, December 31, 2019 and December 31, 2018;

xi.
Greenlane’s unaudited consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended September 30, 2020 and September 30, 2019;

xii.
KushCo’s prospectus supplement dated February 22, 2021 to its prospectus dated May 6, 2019;

xiii.
financial projections provided by KushCo’s management, for KushCo, for the fiscal years 2020 through 2025, ending December 31, respectively (the “KushCo Stand-Alone Projections”), and discussions surrounding longer-term business and growth prospect;

xiv.
recent press releases and other public documents filed by Greenlane and KushCo on EDGAR at www.sec.gov/edgar.shtml;

xv.
discussions with Greenlane’s senior management concerning Greenlane’s financial condition, the industry and its future business prospects;

xvi.
discussions with KushCo’s senior management concerning KushCo’s financial condition, the industry and its future business prospects;

xvii.
discussions with KushCo’s and Greenlane’s executive teams;

xviii.
discussions with Greenlane’s legal counsel relating to legal matters including with respect to the Merger Agreement;

xix.
certain other corporate, industry and financial market information prepared or provided by Greenlane’s and KushCo’s senior management;

xx.
selected public market trading statistics and relevant financial information in respect of both Greenlane and KushCo, as well as other comparable public entities considered by Canaccord Genuity to be relevant;

xxi.
representations contained in certificates, addressed to Canaccord Genuity and dated the date hereof, from senior officers of Greenlane; and

xxii.
such other corporate, industry and financial market information, investigations and analyses as Canaccord Genuity considered necessary or appropriate at the time and in the circumstances.

For purposes of rendering Canaccord Genuity’s opinion, Canaccord Genuity, with the consent of the Greenlane Special Committee, relied upon the completeness, accuracy and fair presentation of all of the financial information, data, documents, advice, opinions or representations, whether in written, electronic, graphic, oral or any other form of medium obtained by it from public sources, or provided to it by Greenlane, KushCo and their respective associates, affiliates, agents consultants and advisors (collectively, the “Information”), and Canaccord Genuity assumed, with the consent of the Greenlane Special Committee, that the Information did not omit to state any material fact or any fact necessary to be stated to make such Information not misleading. Canaccord Genuity’s opinion was conditional upon the completeness, accuracy and fair presentation of such Information. Canaccord Genuity did not attempt to verify independently the completeness, accuracy and fair presentation of any of the Information and assumed, with the consent of the Greenlane Special Committee, that all such information was complete and accurate in all material respects, and relied on assurances of management of Greenlane and KushCo, among other things, that they were not aware of any facts that would make such information misleading. With respect to the financial projections of provided to Canaccord Genuity, Canaccord Genuity assumed, with the consent of the Greenlane Special Committee, that such information was reasonably prepared on bases reflecting the best currently available estimates and judgments of management of Greenlane and KushCo, as applicable, as to the matters covered thereby, and Canaccord Genuity relied, on such information for purposes of its analysis and opinion. By rendering its opinion, Canaccord Genuity expressed no view or opinion as to the reasonableness of such forecasts, projections, estimates or the assumptions on which it was based. Canaccord Genuity also relied on information provided by the management of Greenlane and KushCo as to the capitalization of Greenlane and KushCo, respectively, as well as the potential synergies arising from the Mergers, and Canaccord Genuity assumed, with the consent of the Greenlane Special Committee, that such information will not vary in any material respect that would be meaningful to Canaccord Genuity’s analysis.
Canaccord Genuity also assumed, with the consent of the Greenlane Special Committee, that (i) the Mergers will be consummated upon the terms set forth in the Merger Agreement, without any adjustment to the Exchange Ratio or any waiver, modification or amendment of any material term, condition or agreement therein which would be in any way meaningful to Canaccord Genuity’s analysis, and (ii) in the course of obtaining necessary governmental, regulatory, stockholder and third-party approvals and consents for the Mergers, no modification, delay, limitation, restriction or conditions will be imposed which would have an adverse effect on Greenlane or KushCo or be in any way meaningful to Canaccord Genuity’s analysis. In addition, Canaccord Genuity made several other assumptions, with the consent of the Greenlane

Special Committee, including that all of the conditions required to implement the Mergers will be met, that the final versions of the Merger Agreement and the voting agreements will be in all material respects identical to the most recent draft versions reviewed by Canaccord Genuity, that all of the representations and warranties contained in the transaction agreements are correct as of the date of Canaccord Genuity’s opinion and that the Mergers will be completed substantially in accordance with its terms and all applicable laws and the Greenlane and KushCo will each disclose all material facts relating to the Mergers to their respective stockholders and that the Mergers will be consummated in a manner that complies with the provisions of the Securities Act, the Exchange Act and all other applicable federal and state statutes, rules and regulations.
Canaccord Genuity’s opinion is limited to and addresses only the fairness, from a financial point of view, to Greenlane of the Exchange Ratio as of the date of the opinion. Canaccord Genuity did not express any view on, and its opinion did not address, any other term or aspect of any other agreement or arrangements contemplated by the Merger Agreement or entered into in connection with the Mergers. Canaccord Genuity expressed no opinion as to the fairness of the Mergers to the holders of any class of securities, creditors or other constituencies of Greenlane. Canaccord Genuity’s opinion does not address the relative merits of the Mergers as compared to other business strategies or transactions that might be available to Greenlane, nor does it address the underlying business decision of Greenlane to proceed with the Mergers or any view on another term or aspect of the Mergers, including, without limitation, the structure or form of the Mergers. Canaccord Genuity did not consider, and did not express an opinion as to, the fairness of the amount or nature of the compensation to any of the officers, directors or employees of Greenlane or any other party, or class of such persons. Canaccord Genuity’s opinion does not address the fairness of the Exchange Ratio or the Mergers to the holders of any one class of securities, creditors or other constituencies of Greenlane. Further, Canaccord Genuity did not express any opinion as to in the future what the value of shares of Greenlane Class A common stock or any other securities actually will be when issued or the price or range of prices at which shares of Greenlane Class A common stock or any other securities may trade or otherwise be transferable at any time, including following announcement or consummation of the Mergers.
Canaccord Genuity was not requested to conduct, and did not conduct, nor did Canaccord Genuity rely upon, any formal or independent valuation or appraisal of Greenlane or KushCo or any of their respective securities, assets or liabilities (contingent, derivative, off-balance sheet or otherwise). Canaccord Genuity also did not evaluate nor express any opinion as to the solvency of any party to the Merger Agreement, or the ability of Greenlane or KushCo to pay its obligations when they become due, or as to the impact of the Mergers on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Canaccord Genuity did, however, conducted such analyses as it considered necessary and appropriate at the time and in the circumstances
Summary of Financial Analyses
The following is a summary of the material financial analyses delivered by Canaccord Genuity to the Greenlane Special Committee in connection with rendering its opinion dated March 30, 2021 described above. The following summary, however, does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord Genuity, nor does the order of analyses described represent relative importance or weight given to those analyses by Canaccord Genuity. Some of these summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Canaccord Genuity’s financial analyses. In performing its analyses, Canaccord Genuity made numerous assumptions including with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of Greenlane and KushCo. Any estimates contained in these analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth below. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before March 29, 2021 (the trading day immediately prior to delivery of Canaccord Genuity’s opinion) and is not necessarily indicative of current market conditions.

Greenlane Trading Analysis
Canaccord Genuity considered the trading value of Greenlane as of March 29, 2021, the last trading day prior to the delivery of its opinion. For this purpose, Canaccord Genuity calculated Greenlane’s implied equity value based on its fully-diluted shares outstanding of approximately 43.0 million (assuming all shares of Greenlane Class B common stock and Class C common stock were converted to Class A common stock and using the treasury stock method to determine additional dilution from in-the-money stock options) as provided by Greenlane management, multiplied by the closing price of Greenlane Class A common stock of $4.44 per share on March 29, 2021. Based on this analysis, Canaccord Genuity determined that, as of March 29, 2021, the implied equity value of Greenlane was $190.8 million and the implied enterprise value of Greenlane was $185.4 million (calculated as equity value, plus total debt of $14.3 million (which includes contingent consideration that could become payable upon the occurrence of certain events under Greenlane’s agreement to acquire Eyce LLC (“Eyce”), which closed on March 2, 2021), minus cash and cash equivalents of $19.7 million, in each case based on information provided by Greenlane management). These metrics are calculated for the purposes of comparison to the implied price per share of Greenlane Class A stock arising from the comparable companies analysis and discounted cash flow analysis denoted below, for reference purposes only.
KushCo Trading Analysis
Canaccord Genuity considered the trading value of KushCo as of March 29, 2021, the last trading day prior to the delivery of its opinion. For this purpose, Canaccord Genuity calculated KushCo’s implied equity value based on its fully-diluted shares outstanding of approximately 164.0 million (using the treasury stock method to determine additional dilution from in-the-money stock options, warrants and restricted stock units) as provided by KushCo management, multiplied by the closing price of the KushCo common stock of $1.24 per share on March 29, 2021. Based on this analysis, Canaccord Genuity noted that, as of March 29, 2021, the implied equity value of KushCo was $203.4 million and the implied enterprise value of KushCo was $190.7 million (calculated as equity value, plus total debt of $9.8 million, minus cash and cash equivalents of $22.4 million, in each case based on information provided by KushCo management). These metrics are calculated for the purposes of comparison to the implied price per share of KushCo common stock arising from the comparable companies analysis and discounted cash flow analysis denoted below, for reference purposes only.
Publicly Traded Comparable Companies Analysis
Canaccord Genuity reviewed certain publicly available financial information disclosures for select US cannabis companies below a market capitalization of $300 million, select retail-focused cannabis and cannabis ancillary companies, select packaging manufacturing and distributing companies and select distribution companies that, based on its experience and professional judgment, share similar business characteristics to Greenlane and/or KushCo. Canaccord Genuity recognized that no company utilized in the comparable companies analysis is directly comparable to Greenlane or KushCo and a number of these companies may have financial, business and/or operating characteristics that are materially different from those of Greenlane and/or KushCo. However, the companies were selected, among other reasons, because they are publicly traded companies with businesses that, for the purposes of Canaccord Genuity’s analysis and based upon Canaccord Genuity’s experience and professional judgment, may be considered similar to that of Greenlane and/or KushCo. Canaccord Genuity also considered, among other reasons, market exposure and end-market growth rates, as well as projected growth rates and margin profiles, of the selected companies, for the purposes of Canaccord Genuity’s analysis. For the purposes of this analysis, Canaccord Genuity analyzed the ratio of the implied total enterprise value (“TEV”), defined as fully-diluted market capitalization (using the treasury stock method to determine additional dilution from in-the-money stock options and warrants), plus total debt (including minority interest and preferred stock, as applicable), minus cash and cash equivalents, adjusted for subsequent events, for each of the selected companies as of March 29, 2021 to their estimated or actual revenue for calendar year 2020 and projected revenue for each of calendar years 2021 and 2022, as well as projected EBITDA for calendar years 2021 and 2022. Canaccord Genuity refers to these ratios as CY2020E/A TEV/Revenue, CY2021E TEV/Revenue, CY2022E TEV/Revenue, CY2021E TEV/EBITDA and CY2022E TEV/EBITDA, respectively. Canaccord Genuity also analyzed projected growth rates and EBITDA margin profiles for estimated or actual calendar year 2020 and projected calendar years 2021 and 2022. Canaccord Genuity refers to these metrics as CY2022E/CY2020E/A Revenue CAGR, CY2022E/CY2021E Revenue Growth, CY2020E/A EBITDA Margin, CY2021E EBITDA Margin and CY2022E EBITDA Margin. Canaccord Genuity utilized publicly available estimates of revenue and EBITDA prepared by equity research analysts and compiled by S&P Capital IQ, available as of March 29, 2021.
The selected public US cannabis companies and their applicable multiples and financial metrics are listed below:
Selected Company	Market Capitalization (in millions)		CY2020E/A TEV/Revenue	CY2021E TEV/Revenue	CY2022E TEV/Revenue	CY2021E TEV/EBITDA	CY2022E TEV/EBITDA
MariMed	US$	258	5.4x	n/a	n/a	n/a	n/a
TILT	US$	199	1.4x	1.1x	0.8x	7.3x	4.8x
Cansortium	US$	184	3.5x	2.0x	1.3x	6.6x	3.3x
BellRock Brands	US$	117	n/a	n/a	n/a	n/a	n/a
Slang Worldwide	US$	143	5.9x	2.8x	2.3x	17.2x	14.0x
Harborside	US$	129	1.7x	1.5x	1.2x	9.6x	6.0x
Flower One	US$	85	2.9x	1.4x	0.9x	5.0x	2.8x
MJardin	US$	9	n/a	n/a	n/a	n/a	n/a
Core One Labs	US$	95	n/a	n/a	n/a	n/a	n/a
Golden Leaf	US$	57	n/a	n/a	n/a	n/a	n/a
CV Sciences	US$	48	1.8x	1.8x	1.3x	neg	neg
Plus Products	US$	30	2.4x	1.5x	n/a	15.4x	n/a
1933 Industries	US$	43	n/a	n/a	n/a	n/a	n/a
Fiore Cannabis	US$	16	n/a	n/a	n/a	n/a	n/a
Maple Leaf Green	US$	9	n/a	n/a	n/a	n/a	n/a
Greenlane(1)	US$	191	1.3x	1.0x	0.8x	nmf	14.4x
KushCo(1)	US$	203	1.7x	1.1x	0.8x	17.1x	8.7x

(1)
Based upon the Greenlane Stand-Alone Projections and KushCo Stand-Alone Projections, respectively.

Selected Company	CY2022E/ CY2020E/A Revenue CAGR	CY2022E/ CY2021E Revenue Growth	CY2020E/A EBITDA Margin	CY2021E EBITDA Margin	CY2022E EBITDA Margin
MariMed	n/a	n/a	33%	n/a	n/a
TILT	30%	32%	7%	15%	17%
Cansortium	60%	51%	22%	31%	41%
BellRock Brands	n/a	n/a	n/a	n/a	n/a
Slang Worldwide	59%	20%	neg	16%	17%
Harborside	16%	18%	8%	15%	21%
Flower One	77%	46%	neg	27%	33%
MJardin	n/a	n/a	n/a	n/a	n/a
Core One Labs	n/a	n/a	n/a	n/a	n/a
Golden Leaf	n/a	n/a	n/a	n/a	n/a
CV Sciences	20%	44%	neg	neg	neg
Plus Products	n/a	n/a	neg	10%	n/a
1933 Industries	n/a	n/a	n/a	n/a	n/a
Fiore Cannabis	n/a	n/a	n/a	n/a	n/a

Selected Company	CY2022E/ CY2020E/A Revenue CAGR	CY2022E/ CY2021E Revenue Growth	CY2020E/A EBITDA Margin	CY2021E EBITDA Margin	CY2022E EBITDA Margin
Maple Leaf Green	n/a	n/a	n/a	n/a	n/a
Greenlane(1)	28%	29%	neg	0%	6%
KushCo(1)	44%	32%	neg	6%	9%

(1)
Based upon the Greenlane Stand-Alone Projections and KushCo Stand-Alone Projections, respectively.

The selected public retail-focused cannabis and cannabis ancillary companies and their applicable multiples and financial metrics are listed below:
Selected Company	Market Capitalization (in millions)		CY2020E/A TEV/Revenue	CY2021E TEV/Revenue	CY2022E TEV/Revenue	CY2021E TEV/EBITDA	CY2022E TEV/EBITDA
Turning Point Brands, Inc.	US$	1,293	3.2x	3.1x	2.9x	12.5x	11.5x
Charlotte’s Web Holdings Inc.	US$	636	5.9x	4.3x	3.1x	n/a	33.3x
High Tide Inc.	US$	537	6.6x	3.5x	2.6x	24.5x	12.8x
Fire & Flower Holdings Corp.	US$	311	3.6x	1.9x	1.3x	40.6x	13.5x
cbdMD, Inc.	US$	211	4.9x	4.0x	3.4x	neg	n/a
Slang Worldwide Inc.	US$	143	4.7x	2.3x	1.9x	13.9x	11.3x
Plus Products Inc.	US$	30	3.0x	1.9x	n/a	19.6x	n/a
CV Sciences, Inc.	US$	48	1.8x	1.8x	1.3x	neg	neg
Namaste Technologies Inc.	US$	98	2.1x	1.4x	n/a	neg	n/a
Greenlane(1)	US$	191	1.3x	1.0x	0.8x	nmf	14.4x
KushCo(1)	US$	203	1.7x	1.1x	0.8x	17.1x	8.7x

(1)
Based upon the Greenlane Stand-Alone Projections and KushCo Stand-Alone Projections, respectively.

Selected Company	CY2022E/ CY2020E/A Revenue CAGR	CY2022E/ CY2021E Revenue Growth	CY2020E/A EBITDA Margin	CY2021E EBITDA Margin	CY2022E EBITDA Margin
Turning Point Brands, Inc.	5%	5%	18%	24%	25%
Charlotte’s Web Holdings Inc.	38%	39%	neg	1%	9%
High Tide Inc.	60%	36%	11%	14%	20%
Fire & Flower Holdings Corp.	69%	55%	neg	5%	9%
cbdMD, Inc.	21%	18%	neg	neg	2%
Slang Worldwide Inc.	59%	20%	neg	16%	17%
Plus Products Inc.	n/a	n/a	neg	10%	n/a
CV Sciences, Inc.	20%	44%	neg	neg	neg
Namaste Technologies Inc.	n/a	n/a	n/a	neg	n/a
Greenlane(1)	28%	29%	neg	0%	6%
KushCo(1)	44%	32%	neg	6%	9%

(1)
Based upon the Greenlane Stand-Alone Projections and KushCo Stand-Alone Projections, respectively.

The selected public packaging manufacturing and distributing companies and their applicable multiples and financial metrics are listed below:
Selected Company	Market Capitalization (in millions)	CY2020E/A TEV/Revenue	CY2021E TEV/Revenue	CY2022E TEV/Revenue	CY2021E TEV/EBITDA	CY2022E TEV/EBITDA
International Paper Company	US$21,750	1.3x	1.3x	1.3x	8.0x	7.4x
WestRock Company	US$14,357	1.3x	1.2x	1.2x	7.2x	6.8x
Crown Holdings, Inc.	US$13,533	1.8x	1.7x	1.6x	10.6x	10.0x
Berry Global Group, Inc.	US$8,610	1.5x	1.5x	1.4x	8.3x	8.0x
Packaging Corporation of America	US$13,021	2.2x	2.1x	2.1x	10.9x	10.4x
Ardagh Group S.A.	US$5,943	1.7x	1.6x	1.5x	8.7x	7.9x
Sealed Air Corporation	US$7,423	2.2x	2.1x	2.0x	9.7x	9.3x
Graphic Packaging Holding Company	US$5,019	1.4x	1.3x	1.3x	8.3x	7.9x
Silgan Holdings Inc.	US$4,860	1.6x	1.5x	1.5x	9.6x	9.4x
Sonoco Products Company	US$6,491	1.5x	1.5x	1.5x	10.1x	9.8x
O-I Glass, Inc.	US$2,400	1.0x	1.0x	1.0x	5.9x	5.7x
UFP Technologies, Inc.	US$383	2.0x	1.8x	1.7x	n/a	n/a
Greenlane(1)	US$191	1.3x	1.0x	0.8x	nmf	14.4x
KushCo(1)	US$203	1.7x	1.1x	0.8x	17.1x	8.7x

(1)
Based upon the Greenlane Stand-Alone Projections and KushCo Stand-Alone Projections, respectively.

Selected Company	CY2022E/ CY2020E/A Revenue CAGR	CY2022E/ CY2021E Revenue Growth	CY2020E/A EBITDA Margin	CY2021E EBITDA Margin	CY2022E EBITDA Margin
International Paper Company	3%	1%	14%	16%	17%
WestRock Company	4%	2%	16%	17%	18%
Crown Holdings, Inc.	7%	4%	15%	16%	16%
Berry Global Group, Inc.	3%	2%	18%	18%	18%
Packaging Corporation of America	3%	1%	19%	19%	20%
Ardagh Group S.A.	6%	6%	17%	18%	19%
Sealed Air Corporation	4%	3%	20%	21%	22%
Graphic Packaging Holding Company	3%	2%	14%	16%	17%
Silgan Holdings Inc.	5%	2%	16%	16%	16%
Sonoco Products Company	1%	2%	14%	15%	15%
O-I Glass, Inc.	1%	2%	14%	17%	18%
UFP Technologies, Inc.	8%	7%	14%	n/a	n/a
Greenlane(1)	28%	29%	neg	0%	6%
KushCo(1)	44%	32%	neg	6%	9%

(1)
Based upon the Greenlane Stand-Alone Projections and KushCo Stand-Alone Projections, respectively.

The selected public distribution companies and their applicable multiples and financial metrics are listed below:
Selected Company	Market Capitalization (in millions)		CY2020E/A TEV/Revenue	CY2021E TEV/Revenue	CY2022E TEV/Revenue	CY2021E TEV/EBITDA	CY2022E TEV/EBITDA
Sysco Corporation	US$	41,047	1.1x	0.9x	0.8x	16.9x	13.0x
US Foods Holding Corp.	US$	8,383	0.6x	0.5x	0.5x	13.0x	10.2x
Performance Food Group Company	US$	7,479	0.4x	0.3x	0.3x	15.5x	12.2x
United Natural Foods, Inc.	US$	2,019	0.2x	0.2x	0.2x	8.1x	7.8x
Core-Mark Holding Company, Inc.	US$	1,763	0.2x	0.1x	0.1x	11.3x	10.5x
The Chefs’ Warehouse, Inc.	US$	1,109	1.4x	1.1x	0.9x	35.6x	17.3x
Greenlane(1)	US$	191	1.3x	1.0x	0.8x	nmf	14.4x
KushCo(1)	US$	203	1.7x	1.1x	0.8x	17.1x	8.7x

(1)
Based upon the Greenlane Stand-Alone Projections and KushCo Stand-Alone Projections, respectively.

Selected Company	CY2022E/ CY2020E/A Revenue CAGR	CY2022E/ CY2021E Revenue Growth	CY2020E/A EBITDA Margin	CY2021E EBITDA Margin	CY2022E EBITDA Margin
Sysco Corporation	15%	11%	3%	5%	6%
US Foods Holding Corp.	12%	9%	2%	4%	5%
Performance Food Group Company	11%	9%	2%	2%	3%
United Natural Foods, Inc.	1%	2%	3%	3%	3%
Core-Mark Holding Company, Inc.	14%	2%	1%	1%	1%
The Chefs’ Warehouse, Inc.	22%	19%	neg	3%	5%
Greenlane(1)	28%	29%	neg	0%	6%
KushCo(1)	44%	32%	neg	6%	9%

(1)
Based upon the Greenlane Stand-Alone Projections and KushCo Stand-Alone Projections, respectively.

Note:
In the tables above, “n/a” is denoted where projected Revenue and/or EBITDA were not available on Capital IQ as of March 29, 2021.

Note:
In the tables above, “nmf” is denoted where implied multiples exceeded 50.0x, which Canaccord Genuity considered as non-meaningful figures with respect to their analysis.

Note:
In the tables above, “neg” is denoted where the projected EBITDA underlying the multiples and financial metrics represented a negative figure.

In determining a multiple range for the Greenlane analysis, Canaccord Genuity focused primarily on the selected US cannabis companies below a $300 million market capitalization given their similar size, similar exposure to end market growth rates, and accordingly, higher relative expected revenue growth rates, as well as current and expected profitability and margin profile. Canaccord Genuity noted that the average compound annual revenue growth rate (“CAGR”) from 2020E to 2022E (the “2022E Revenue CAGR”) for the selected US cannabis companies is 44%, modestly higher than the retail focused cannabis and ancillary company average of 39%, and significantly higher than the 13% and 4% of distribution companies and packaging manufacturers and distributor companies, respectively. Canaccord Genuity also noted that the Greenlane 2022E Revenue CAGR of 28% is lower than the 44% average of US cannabis companies. Canaccord Genuity also considered retail-focused cannabis and cannabis ancillary companies and distribution companies as Greenlane’s growth rate stabilizes and matures and its margin profile approaches scale in 2022. Canaccord Genuity noted that the Greenlane Adjusted EBITDA margin is forecast below that of the averages of US cannabis companies, retail focused cannabis and ancillary companies and packaging manufacturing and distribution companies for each of the 2020A/E to 2022E periods, but is forecast to be higher than the average Adjusted EBITDA margin of distribution companies in 2022E. Given the foregoing and upon the application of its professional judgment and experience, Canaccord Genuity selected reference ranges of CY2020E/A TEV/Revenue, CY2021E TEV/Revenue, CY2022E TEV/ Revenue, and CY2022E TEV/EBITDA and applied these ranges to Greenlane’s estimated calendar year 2020 revenue of $138.4 million and projected revenue of $176.6 million and $227.2 million for each of calendar years 2021 and 2022, respectively, and projected Adjusted EBITDA of $12.9 million for calendar year 2022, in each case derived from or based on the Greenlane Stand-Alone Projections in order to calculate a range of implied enterprise values for Greenlane based on each financial statistic. See “Certain Unaudited Prospective Financial Information — Greenlane Projections” beginning on page 197 of this joint proxy statement/prospectus. Canaccord Genuity then added to such range of implied enterprise values Greenlane’s cash and cash equivalents of $19.7 million and subtracted Greenlane’s total debt of $14.3 million to determine a range of implied equity values. Based on the outstanding shares of Greenlane on a fully-diluted basis (assuming all shares of Greenlane Class B common stock and Class C common stock were converted to Class A common stock and using the treasury stock method to determine additional dilution from in-the-money options) as provided by Greenlane management, Canaccord Genuity then calculated the estimated implied value per share of Greenlane common stock as follows:
Financial Statistic	Multiple Range	Implied Price per Share of Greenlane Class A Stock
CY2020E/A TEV/Revenue	1.20x – 1.80x	$3.99 – $5.92
CY2021E TEV/Revenue	1.00x – 1.50x	$4.24 – $6.29
CY2022E TEV/Revenue	0.80x – 1.30x	$4.36 – $7.00
CY2022E TEV/EBITDA	12.00x – 20.00x	$3.71 – $6.11
In determining a multiple range for the KushCo analysis, Canaccord Genuity focused primarily on the selected US cannabis companies below a $300 million market capitalization given their similar size, similar exposure to end market growth rates, and accordingly, higher relative expected revenue growth rates, as well as current and expected profitability and margin profile. Once again, Canaccord Genuity noted that the 2022E Revenue CAGR for the selected US cannabis companies is 44%, modestly higher than the retail focused cannabis and ancillary company average of 39%, and significantly higher than the 13% and 4% of distribution companies and packaging manufacturers and distributor companies, respectively. Canaccord Genuity also noted that the KushCo 2022E Revenue CAGR of 44% is consistent with the 44% average of US cannabis companies and higher than the Greenlane 2022E Revenue CAGR of 28%. Canaccord Genuity also considered retail-focused cannabis and cannabis ancillary companies and packaging manufacturing and distribution companies as KushCo’s growth rate stabilizes and matures and its margin profile continues to improve through 2022. Canaccord Genuity noted that the KushCo Adjusted EBITDA margin is forecast below that of the averages of US cannabis companies, retail focused cannabis and ancillary companies and packaging manufacturing and distribution companies for each of the 2020A/E to 2022E periods, but is forecast to be higher than the average Adjusted EBITDA margin of distribution companies in 2021E and 2022E. Canaccord Genuity also noted that KushCo’s forecasted Adjusted EBITDA margins were projected higher than Greenlane’s corresponding Adjusted EBITDA margins. Canaccord Genuity further noted per KushCo’s 10-K for the fiscal year ended August 31, 2020, that a single supplier accounted for 58% of KushCo’s total inventory purchases in the fiscal year ended August 31, 2020. Given the foregoing and upon the application of its professional judgment and experience, Canaccord Genuity selected reference ranges of CY2020E/A TEV/Revenue, CY2021E TEV/Revenue, CY2022E TEV/ Revenue, CY2021E TEV/EBITDA and CY2022E TEV/EBITDA and applied these ranges to estimated revenue of KushCo for calendar year 2020 of $113.6 million and projected revenue of $177.5 million and $234.3 million for each of calendar years 2021 and 2022, respectively, and projected Adjusted EBITDA of $11.1 million and $22.0 million for each of calendar years 2021 and 2022, each derived from or based on the KushCo Stand-Alone Projections in order to calculate a range of implied enterprise values for KushCo based on each financial statistic. Canaccord Genuity then added to such range of implied enterprise values KushCo’s cash and cash equivalents of $22.4 million and subtracted KushCo’s total debt of $9.8 million to determine a range of implied equity values. See “Certain Unaudited Prospective Financial Information — KushCo Projections” beginning on page 197 of this joint proxy statement/prospectus. Based on the outstanding shares of

KushCo on a fully-diluted basis (using the treasury stock method to determine additional dilution from in-the-money options, warrants and restricted stock units) as provided by KushCo management, Canaccord Genuity then calculated the estimated implied value per share of KushCo common stock as follows:
Financial Statistic	Multiple Range	Implied Price per KushCo Share of Common Stock
CY2020E/A TEV/Revenue	1.50x – 2.30x	$1.12 – $1.67
CY2021E TEV/Revenue	1.00x – 1.50x	$1.16 – $1.70
CY2022E TEV/Revenue	0.80x – 1.30x	$1.22 – $1.93
CY2021E TEV/EBITDA	15.00x – 25.00x	$1.09 – $1.77
CY2022E TEV/EBITDA	8.00x – 12.00x	$1.15 – $1.69
Implied Exchange Ratio from Publicly Traded Comparable Companies Analysis
Based on the analyses described above in the Publicly Traded Comparable Companies Analysis section, and upon application of Canaccord Genuity’s professional judgement, Canaccord Genuity compared a range of implied per share values for Greenlane derived from the Publicly Traded Comparable Companies Analysis (which ranged from $4.00 to $6.00 per share) with a range of implied per share value for KushCo derived from the Publicly Traded Comparable Companies Analysis (which ranged from $1.00 to $1.75 per share) to determine a range of implied exchange ratios for the issuance of shares of Greenlane Class A common stock to KushCo equity holders in the Mergers of 0.1667x to 0.4381x. Canaccord Genuity compared this range to the Exchange Ratio of 0.2546, as at March 29, 2021, and as set forth in the Merger Agreement.
Discounted Cash Flow Analysis — Greenlane
Canaccord Genuity conducted a discounted cash flow analysis for Greenlane for the purpose of calculating a range of equity values per share of Greenlane common stock on a stand-alone basis. A discounted cash flow analysis is a traditional valuation methodology used to derive a valuation of an asset or set of assets by calculating the “present value” of estimated future cash flows of the asset or set of assets, including an estimated derived terminal value of the asset or set of assets. Present value refers to the current value of future cash flows or amounts and is obtained by discounting those future cash flows or amounts by a discount rate that takes into account macroeconomic assumptions and estimates of risk, the opportunity cost of capital, expected returns and other appropriate factors. For purposes of this analysis, Canaccord Genuity, with the consent of the Greenlane Special Committee, utilized the Greenlane Stand-Alone Projections, and upon application of Canaccord Genuity’s professional judgement on normalization adjustments to the Greenlane Stand-Alone Projections for the purposes of assumptions of a normalized terminal year utilized in the discounted cash flow, and certain assumptions related to the cash impact of stock-based compensation. For this purpose, unlevered free cash flows were calculated by taking unlevered net income, after adjusting for the estimated tax impact of net operating losses and the tax receivable agreement (“TRA”), adding depreciation & amortization, and subtracting the estimated capital expenditures, certain adjustments related to the assumed cash impact of stock-based compensation, estimated TRA distributions and adjusting for changes in net working capital.
Canaccord Genuity calculated the net present value of the unlevered free cash flows for Greenlane for calendar years 2021 through 2025 and calculated the terminal value in the year 2025 based on a terminal EBITDA multiple ranging from 9.0x — 11.0x. Canaccord Genuity selected these terminal EBITDA multiples upon the application of its experience and professional judgment.
These values were discounted to net present values at a discount rate (based on Canaccord Genuity’s assessment of Greenlane’s weighted average cost-of-capital) ranging from 14.0% to 16.0%. This range of discount rates reflected a derived weighted average cost of capital, upon the application of Canaccord Genuity’s professional judgment, based on (i) a risk-free rate based on the normalized 20-year U.S. Treasury yield, (ii) an equity risk premium, (iii) a size premium and (iv) a selected range of unlevered betas and debt to total capitalization ratios informed by the publicly traded companies referenced above in the section captioned “Publicly Traded Comparable Companies Analysis”.

Based on this analysis, Canaccord Genuity derived a range of implied enterprise values for Greenlane of $196.9 million to $254.7 million. Canaccord Genuity then added to such range of implied enterprise values Greenlane’s cash and cash equivalents of $27.9 million and subtracted Greenlane’s total debt of $14.2 million, in each case, as of December 31, 2020, adjusted for the subsequent acquisition of Eyce (including contingent consideration), and based on information provided by Greenlane management, to determine a range of implied equity values for Greenlane of $210.6 million to $268.5 million. Based on the outstanding shares of Greenlane common stock on a fully-diluted basis (using the treasury stock method to determine additional dilution from in-the-money options and stock options) as provided by Greenlane management, Canaccord Genuity then derived a range of implied per share equity values for Greenlane of $4.90 to $6.25.
Canaccord Genuity also conducted a discounted cash flow analysis of Greenlane for the purpose of calculating a range of equity values per share of Greenlane common stock, including the impact of potential synergies arising from the Mergers. Prior to entering into the Merger Agreement, Greenlane and KushCo management prepared and provided to its respective board of directors and financial advisors certain estimates of annual contribution margin benefits and annual cost savings anticipated to be realized by the Mergers. Such annual run-rate synergies were estimated at approximately $24.3 million (after certain one-time costs of approximately $1.8 million to achieve such synergies) and are anticipated to be achieved by calendar year 2023. These annual run-rate synergies include $6.9 million of estimated revenue synergies and $17.4 million of estimated cost synergies. For the purposes of this analysis, Canaccord Genuity attributed 50% of such annual synergies to Greenlane. See “Certain Unaudited Prospective Financial Information — Certain Estimated Synergies” beginning on page 198 of this joint proxy statement/prospectus.
Based on this analysis, Canaccord Genuity derived a range of implied enterprise values for Greenlane of $275.4 million to $352.0 million. Canaccord Genuity then added to such range of implied enterprise values Greenlane’s cash and cash equivalents of $27.9 million and subtracted Greenlane’s total debt of $14.2 million, in each case, as of December 31, 2020, adjusted for the subsequent acquisition of Eyce, and based on information provided by Greenlane management, to determine a range of implied equity values for Greenlane of $289.2 million to $365.8 million. Based on the outstanding shares of Greenlane common stock on a fully-diluted basis (using the treasury stock method to determine additional dilution from in-the-money options) as provided by Greenlane management, Canaccord Genuity then derived a range of implied per share equity values for Greenlane of $6.73 to $8.51.
Discounted Cash Flow Analysis — KushCo
Canaccord Genuity conducted a discounted cash flow analysis for KushCo for the purpose of calculating a range of equity values per share of KushCo common stock on a stand-alone basis. For purposes of this analysis, Canaccord Genuity with the consent of the Greenlane Special Committee, utilized the KushCo Stand-Alone Projections, and upon application of Canaccord Genuity’s professional judgement on normalization adjustments to the KushCo Stand-Alone Projections for the purposes of assumptions of a normalized terminal year utilized in the discounted cash flow and certain assumptions related to the cash impact of stock-based compensation. For this purpose, unlevered free cash flows were calculated by taking unlevered net income, after adjusting for the estimated tax impact of net operating losses, adding depreciation & amortization, and subtracting the estimated capital expenditures, certain adjustments related to the assumed cash impact of stock-based compensation and adjusting for changes in net working capital.
Canaccord Genuity calculated the net present value of the unlevered free cash flows for KushCo for calendar years 2021 through 2025 and calculated the terminal value in the year 2025 based on a terminal EBITDA multiple ranging from 9.0x — 11.0x. Canaccord Genuity selected these terminal EBITDA multiples upon the application of its experience and professional judgment.
These values were discounted to net present values at a discount rate (based on Canaccord Genuity’s assessment of KushCo’s weighted average cost-of-capital) ranging from 14.0% to 16.0%. This range of discount rates reflected a derived weighted average cost of capital, upon the application of Canaccord Genuity’s professional judgment, based on (i) a risk-free rate based on the normalized 20-year U.S. Treasury yield, (ii) an equity risk premium, (iii) a size premium and (iv) a selected range of unlevered betas and debt to total capitalization ratios informed by the publicly traded companies referenced above in the section captioned “Publicly Traded Comparable Companies Analysis.”
Based on this analysis, Canaccord Genuity derived a range of implied enterprise values for KushCo of $201.0 million to $265.5 million. Canaccord Genuity then added to such range of implied enterprise values KushCo’s cash and cash equivalents of $23.9 million and subtracted KushCo’s total debt of $9.3 million, in each case, as of December 31, 2020 and based on information provided by KushCo management, to determine a range of implied equity values for KushCo of $215.6 million to $280.1 million. Based on the outstanding shares of KushCo common stock on a fully-diluted basis (using the treasury stock method to determine additional dilution from in-the- money options, warrants and restricted stock units) as provided by KushCo management, Canaccord Genuity then derived a range of implied per share equity values for KushCo of $1.31 to $1.71.
Canaccord Genuity also conducted a discounted cash flow analysis of KushCo for the purpose of calculating a range of equity values per share of KushCo common stock, including the impact of potential synergies arising from the Mergers. For the purposes of this analysis, Canaccord Genuity attributes 50% of such annual synergies to KushCo.
Based on this analysis, Canaccord Genuity derived a range of implied enterprise values for KushCo of $275.7 million to $358.6 million. Canaccord Genuity then added to such range of implied enterprise values KushCo’s cash and cash equivalents of $23.9 million and subtracted KushCo’s total debt of $9.3 million, in each case, as of December 31, 2020, and based on information provided by KushCo management, to determine a range of implied equity values for KushCo of $290.4 million to $373.3 million. Based on the outstanding shares of KushCo common stock on a fully-diluted basis (using the treasury stock method to determine additional dilution from in-the- money options, warrants and restricted stock units) as provided by KushCo management, Canaccord Genuity then derived a range of implied per share equity values for KushCo of $1.77 to $2.28.
Implied Exchange Ratio from Discounted Cash Flow Analysis
Based on the analyses described above, and upon application of Canaccord Genuity’s professional judgement, Canaccord Genuity compared a range of implied per share values derived from the Greenlane Discounted Cash Flow Analysis (which ranged from $5.82 to $7.38 per share) with a range of implied per share value for KushCo derived from the KushCo Discounted Cash Flow Analysis (which ranged from $1.54 to $2.00 per share). These ranges were derived from an average of the implied per share value range with and without synergies for each of Greenlane and KushCo. Canaccord Genuity utilized this comparison to determine a range of implied exchange ratios for the issuance of shares of Greenlane Class A common stock to KushCo equity holders in the Mergers of 0.2087x to 0.3431x. Canaccord Genuity compared this range to the Exchange Ratio of 0.2546, as at March 29, 2021, and as set forth in the Merger Agreement.
Other Information
Canaccord Genuity observed certain additional factors that were not considered part of its financial analyses for purposes of its opinion but were noted to the Greenlane Special Committee for reference purposes only, including the average historical exchange ratios implied by dividing the daily closing prices of shares of KushCo common stock by those of Greenlane Class A common stock, over historical periods up to and including March 29, 2021. These historical exchange ratios are summarized below:
Time Period	Exchange Ratio
Spot	0.2793
1-Month Average	0.2462
6-Month Average	0.2480
Canaccord Genuity also conducted a relative contribution analysis of certain financial and capital structure metrics from each of Greenlane and KushCo to the pro forma entity (before adjusting for estimated synergies or one-time costs to achieve such synergies).

Canaccord Genuity also conducted a pro forma share price impact analysis utilizing certain financial and capital structure metrics from each of Greenlane and and KushCo to the pro forma entity (including adjusting for estimated synergies and one-time costs to achieve such synergies).
Canaccord Genuity did not rely upon any of the trading data, relative contribution analyses or pro forma share price impact analyses approaches in determining the value of either the Greenlane Class A common stock or KushCo common stock.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create a misleading view of the processes underlying Canaccord Genuity’s opinion. In arriving at its fairness determination, Canaccord Genuity considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Canaccord Genuity made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses, taken as a whole. No company or transaction used in the above analyses as a comparison is directly comparable to Greenlane, KushCo or the Mergers. The reasons for and the circumstances surrounding each of the selected companies analyzed were diverse and there are inherent differences in the business, operations, financial condition and prospects of Greenlane or KushCo, as applicable, and the companies included in those analyses.
Canaccord Genuity prepared these analyses for purposes of providing its opinion to the Greenlane Special Committee as to the fairness, from a financial point of view and as of the date of the opinion, to Greenlane of the Exchange Ratio. These analyses do not purport to be appraisals, nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of Greenlane, KushCo or any other person assumes responsibility if future results are materially from those forecasted.
The Exchange Ratio was determined through negotiations between Greenlane and KushCo and was approved by the Greenlane Special Committee. Canaccord Genuity was not retained to recommend any specific amount of consideration to Greenlane or the Greenlane Special Committee or that any specific amount of consideration constituted the only appropriate consideration for the Mergers.
As described above, Canaccord Genuity’s opinion to the Greenlane Special Committee was one of many factors taken into consideration by the Greenlane Special Committee in making its determination to approve the Merger Agreement. The foregoing summary does not purport to be a complete description of the factors considered or financial analyses performed by Canaccord Genuity in connection with its opinion and is qualified in its entirety by reference to the full text of the written opinion of Canaccord Genuity attached to this joint proxy statement/ prospectus as Annex D.
Canaccord Genuity and its affiliates have had commercial or investment banking relationships with Greenlane and KushCo for which Canaccord Genuity and such affiliates have received customary compensation. In the two years preceding the date of Canaccord Genuity’s opinion, such services, included acting as joint-lead bookrunner in Greenlane’s initial public offering of Class A common stock, which closed on April 23, 2019, for which the syndicate of underwriters received a cash commission equal to 7% of the gross proceeds raised. In addition, in the two years preceding the date of Canaccord Genuity’s opinion, Canaccord Genuity LLC participated in a registered direct offering of KushCo common stock in February 2020, for which Canaccord Genuity received a cash fee of $50,000. Canaccord Genuity also advised KushCo in connection with the restructuring of its senior notes in October 2019, for which Canaccord Genuity received a cash fee of $250,000, and acted as sole placement agent in KushCo’s private placement of a senior unsecured note to an institutional investor, which closed on April 30, 2019 and for which Canaccord Genuity received a cash commission equal to 4% of the gross proceeds raised.
In addition, Canaccord Genuity and its affiliates act as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have long or short positions in the securities of Greenlane, KushCo or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it receives or may receive commission(s). As an investment dealer, Canaccord Genuity and its affiliates conduct research on securities and may, in the ordinary course of their business, provide research reports and investment advice to their clients on investment matters, including with respect to Greenlane, KushCo and the Mergers. In addition, Canaccord Genuity and its affiliates may, in the ordinary course of their business, provide other financial services to Greenlane, KushCo or any of their associates or affiliates, including financial advisory, investment banking and capital market activities such as raising debt or equity capital. In addition, employees, officers, and partners of Canaccord Genuity currently own or may have owned securities of Greenlane and/or KushCo. Canaccord Genuity’s opinion was approved for release by a committee of Canaccord Genuity’s managing directors, each of whom is experienced in mergers, acquisitions, divestitures, fairness opinions and capital markets.
The Greenlane Special Committee engaged Canaccord Genuity as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in transactions similar to the Mergers. Canaccord Genuity was formally engaged by the Greenlane Special Committee, Greenlane and Canaccord Genuity (the “Engagement Agreement”) dated February 1, 2021. The Engagement Agreement provides the terms upon which Canaccord Genuity has agreed to act as a financial advisor to the Greenlane Special Committee in connection with the Mergers during the term of the Engagement Agreement. Pursuant to the Engagement Agreement, Greenlane agreed to pay Canaccord Genuity C$300,000 as a retainer, which was payable in four monthly installments of C$75,000 the first of which was paid upon signing of an engagement letter, C$500,000 upon delivery by Canaccord Genuity of its opinion dated March 30, 2021(no part of such opinion fee is contingent upon the opinion being favorable or upon the successful completion of the Mergers), and C$2,000,000 contingent upon consummation of the Mergers or alternative transaction and a fee in the event the Mergers are not completed and a break-up fee or other termination fee is paid to Greenlane The C$300,000 retainer fee and the C$500,000 payable upon delivery by Canaccord Genuity of its opinion dated March 30, 2021 are creditable against the C$2,000,000 payable upon consummation of the Mergers. In addition, Greenlane has agreed to reimburse Canaccord Genuity for its reasonable out-of-pocket expenses and to indemnify Canaccord Genuity against certain liabilities relating to or arising out of Canaccord Genuity’s engagement.
Opinion of KushCo’s Financial Advisor
KushCo has retained Jefferies as financial advisor to KushCo in connection with the Mergers. In connection with this engagement, the KushCo Board requested that Jefferies evaluate the fairness, from a financial point of view, of the Exchange Ratio provided for pursuant to the Merger Agreement. At a meeting of the KushCo Board held on March 30, 2021 to evaluate the Mergers, Jefferies rendered an oral opinion, confirmed by delivery of a written opinion dated March 30, 2021, to the KushCo Board to the effect that, as of that date and based on and subject to various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken as described in its opinion, the Exchange Ratio provided for pursuant to the Merger Agreement was fair, from a financial point of view, to holders of KushCo common stock (other than, as applicable, Greenlane, Merger Sub 1, Merger Sub 2 and their respective affiliates).
The full text of Jefferies’ opinion, which describes various assumptions made, procedures followed, matters considered and limitations and qualifications on the review undertaken by Jefferies, is attached as Annex E to this joint proxy statement/prospectus statement and is incorporated herein by reference. Jefferies’ opinion was provided for the use and benefit of the KushCo Board (in its capacity as such) in its evaluation of the Exchange Ratio from a financial point of view and did not address any other aspect of the Mergers or any other matter. Jefferies’ opinion did not address the relative merits of the Mergers or related transactions as compared to any alternative transaction or opportunity that might be available to KushCo nor did it address the underlying business decision by KushCo to engage in the Mergers or related transactions. Jefferies’ opinion did not constitute a recommendation as to how the KushCo Board, and does not constitute a recommendation as to how any securityholder, should vote or act with respect to the Mergers, related transactions or any other matter. The following summary is qualified in its entirety by reference to the full text of Jefferies’ opinion.
In arriving at its opinion, Jefferies, among other things:

•
reviewed a draft, dated March 30, 2021, of the Merger Agreement;

•
reviewed certain publicly available financial and other information regarding KushCo and Greenlane;

•
reviewed certain information furnished by the respective managements of KushCo and Greenlane relating to the businesses, operations and prospects of KushCo and Greenlane, including certain financial forecasts and estimates relating to KushCo and Greenlane provided to or discussed with Jefferies by the respective managements of KushCo and Greenlane;

•
reviewed certain estimates as to potential cost savings and revenue enhancements expected by the managements of KushCo and Greenlane to result from the Mergers;

•
held discussions with members of the senior managements of KushCo and Greenlane regarding the businesses, operations and prospects of KushCo and Greenlane, and the other matters described in the second through fourth bullets immediately above;

•
reviewed the stock trading price history and implied trading multiples for KushCo and Greenlane and compared them with those of certain publicly traded companies that Jefferies deemed relevant in evaluating KushCo and Greenlane;

•
reviewed, for informational reference, the relative contributions of KushCo and Greenlane on the basis of various financial metrics;

•
considered KushCo on a standalone basis relative to KushCo and Greenlane pro forma for the Mergers utilizing the financial forecasts and estimates relating to KushCo and Greenlane referred to above after giving effect to the potential cost savings and revenue enhancements expected by the managements of KushCo and Greenlane to result from the Mergers; and

•
conducted such other financial studies, analyses and investigations as Jefferies deemed appropriate.

In its review and analysis and in rendering its opinion, Jefferies assumed and relied upon, but did not assume any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by KushCo and Greenlane or that was publicly available to Jefferies (including, without limitation, the information described above) or otherwise reviewed by Jefferies. Jefferies relied on assurances of the managements and other representatives of KushCo and Greenlane that they were not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In its review, Jefferies did not make or obtain an independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor did Jefferies conduct a physical inspection of any of the properties or facilities, of KushCo, Greenlane or any other entity and Jefferies assumed no responsibility to obtain or conduct any such evaluations, appraisals or physical inspections. Jefferies did not evaluate the solvency or fair value of KushCo, Greenlane or any other entity under any laws relating to bankruptcy, insolvency or similar matters. Jefferies’ analyses and opinion also did not consider any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings to which KushCo, Greenlane or any of their respective affiliates are or in the future may be a party or subject.
With respect to the financial forecasts and estimates provided to and reviewed by Jefferies, Jefferies noted that projecting future results of any company is inherently subject to uncertainty. However, Jefferies was advised, and Jefferies assumed, that the financial forecasts and estimates (including, without limitation, as to tax attributes) relating to KushCo and Greenlane and potential cost savings and revenue enhancements expected by the managements of KushCo and Greenlane to result from the Mergers that Jefferies was directed to utilize for purposes of its analyses and opinion were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of KushCo and Greenlane, as the case may be, as to, and were an appropriate basis upon which to evaluate, the future financial performance of KushCo and Greenlane, such potential cost savings and revenue enhancements and other potential pro forma financial effects of the Mergers and related transactions and the other matters covered thereby. Jefferies expressed no opinion as to any financial forecasts or estimates or the assumptions on which they were based. Jefferies assumed that the financial results reflected in such financial forecasts and estimates, including with respect to potential cost savings and revenue enhancements expected by the managements of KushCo and Greenlane to result from the Mergers, would be realized in the amounts and at the times projected.

Jefferies relied upon the assessments of the managements of KushCo and Greenlane as to, among other things, (i) the potential impact on KushCo and Greenlane of market, competitive, geopolitical, macroeconomic and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting the industry and geographic regions in which KushCo, Greenlane and their respective suppliers and manufacturers operate, (ii) matters relating to KushCo’s and Greenlane’s recent and prior acquisitions and Greenlane’s contemplated equity financing prior to the closing of the Mergers, including as to financial aspects involved, ongoing obligations, if any, and other financial effects, (iii) Greenlane’s tax receivables agreement and related obligations, including the timing and amount of payments thereunder, (iv) implications for KushCo, Greenlane and their respective businesses of the global COVID-19 pandemic, (v) matters relating to KushCo’s and Greenlane’s respective material weaknesses in financial reporting controls and KushCo’s prior financial restatement, including related remediation measures, (vi) KushCo’s and Greenlane’s respective existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, suppliers, manufacturers, vendors, licensing partners and other commercial relationships, and (vii) the ability to integrate the businesses of KushCo and Greenlane and to realize the potential cost savings and revenue enhancements expected by the managements of KushCo and Greenlane to result from the Mergers. Jefferies assumed that there would not be any developments with respect to any such matters, or any adjustments to the Exchange Ratio, that would have an adverse effect on KushCo, Greenlane, the Mergers or related transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion.
Jefferies’ opinion was based on economic, monetary, regulatory, market and other conditions existing, and which could be evaluated, as of the date of Jefferies’ opinion. Jefferies expressly disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion of which Jefferies becomes aware after the date of its opinion. As the KushCo Board was aware, the credit, financial and stock markets, the industries in which KushCo and Greenlane operate and the securities of KushCo and Greenlane have experienced and may continue to experience volatility and Jefferies expressed no view or opinion as to any potential effects of such volatility on KushCo, Greenlane, the Mergers or related transactions (including the contemplated benefits thereof).
Jefferies made no independent investigation of, and Jefferies expressed no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to KushCo, Greenlane, the Mergers or related transactions and Jefferies assumed the correctness in all respects meaningful to its analyses and opinion of all legal, regulatory, accounting and tax advice given to KushCo and/or the KushCo Board, including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting KushCo, Greenlane, the Mergers or related transactions (including the contemplated benefits thereof) and legal, regulatory, accounting and tax consequences to KushCo, Greenlane or their respective securityholders of the terms of, and transactions contemplated by, the Merger Agreement and related documents. Jefferies assumed that the Mergers and related transactions would be consummated in accordance with their respective terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Mergers and related transactions or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition would be imposed or occur that would have an adverse effect on KushCo, Greenlane, the Mergers or related transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to Jefferies’ analyses or opinion. Jefferies also assumed, with KushCo’s consent, that the Mergers, taken together, would qualify as a reorganization within the meaning of Section 368(a) of the Code, for U.S. federal income tax purposes and would otherwise qualify for the intended tax treatment contemplated by the Merger Agreement. Jefferies further assumed that the Mergers and related transactions would not constitute a change of control for purposes of Greenlane’s tax receivables agreement. In addition, Jefferies assumed that the final Merger Agreement, when signed by the parties thereto, would not differ from the draft reviewed by Jefferies in any respect meaningful to Jefferies’ analyses or opinion.
In connection with its engagement, Jefferies was not requested to, and Jefferies did not, solicit third-party indications of interest in the acquisition of all or a part of KushCo or any alternative transaction. Jefferies’

opinion did not address the relative merits of the Mergers or related transactions as compared to any alternative transaction or opportunity that might be available to KushCo, nor did it address the underlying business decision by KushCo to engage in the Mergers or related transactions or the terms of the Merger Agreement or related documents, including the form or structure of the Mergers or related transactions, any adjustments to the Exchange Ratio, the terms of Greenlane’s tax receivables agreement, any financing, equity conversion or contribution, or any term, aspect or implication of any voting agreement, governance arrangements or any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the Mergers, related transactions or otherwise. Jefferies’ opinion was limited to the fairness, from a financial point of view, of the Exchange Ratio to holders of KushCo common stock (to the extent expressly specified in such opinion) without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of KushCo held by such holders, and Jefferies’ opinion did not in any way address proportionate allocation or relative fairness. In addition, Jefferies was not asked to, and Jefferies’ opinion did not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of KushCo, Greenlane or any other party. Furthermore, Jefferies did not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Mergers or related transactions relative to the Exchange Ratio or otherwise. Jefferies also expressed no view or opinion as to the actual value of Greenlane Class A common stock when issued or the prices at which shares of KushCo common stock, Greenlane Class A common stock or any other securities may trade or otherwise be transferable at any time, including following the announcement or consummation of the Mergers or related transactions. The issuance of Jefferies’ opinion was authorized by Jefferies’ fairness committee.
In connection with rendering its opinion to the KushCo Board, Jefferies performed a variety of financial and comparative analyses, including those described below. The following summary is not a complete description of all analyses performed and factors considered by Jefferies in connection with its opinion. The preparation of a financial opinion is a complex process involving subjective judgments and is not necessarily susceptible to partial analysis or summary description. With respect to the selected public companies analyses summarized below, no company used as a comparison was identical or directly comparable to KushCo or Greenlane. These analyses necessarily involved complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the public trading, acquisition or other values of the companies concerned.
Jefferies believes that its analyses and the summary below must be considered as a whole and in context and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying Jefferies’ analyses and opinion. Jefferies did not draw, in isolation, conclusions from or with regard to any one factor or method of analysis for purposes of its opinion, but rather arrived at its ultimate opinion based on the results of all analyses undertaken by it and assessed as a whole.
The estimates of the future performance of KushCo and Greenlane in or underlying Jefferies’ analyses are not necessarily indicative of future results or values, which may be significantly more or less favorable than those estimates. In performing its analyses, Jefferies considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of KushCo and Greenlane. Estimates of the financial value of companies or businesses do not purport to be appraisals or necessarily reflect the prices at which companies, businesses or securities actually may be sold or acquired. Accordingly, the estimates used in, and the implied reference ranges resulting from, any particular analysis described below are inherently subject to substantial uncertainty and should not be taken as Jefferies’ view of the actual value of KushCo, Greenlane or their respective businesses or securities.
The Exchange Ratio was determined through negotiations between KushCo and Greenlane, and the decision of KushCo to enter into the Merger Agreement was solely that of the KushCo Board. Jefferies’ opinion and financial analyses were only one of many factors considered by the KushCo Board in its evaluation of the Exchange Ratio and should not be viewed as determinative of the views of the KushCo Board or KushCo management with respect to the Mergers or the merger consideration.

Financial Analyses
The summary of the financial analyses described in this section entitled “— Financial Analyses” is a summary of the material financial analyses reviewed with the KushCo Board and performed by Jefferies in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand Jefferies’ financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Jefferies’ financial analyses. The order in which the financial analyses summarized below appear does not necessarily reflect the relative importance or weight given to such analyses. In deriving approximate implied exchange ratio reference ranges as reflected in the financial analyses described below, Jefferies divided the low-ends (or high-ends, as the case may be) of the approximate implied equity value per share reference ranges derived for KushCo from such analyses by the high-ends (or low-ends, as the case may be) of the approximate implied equity value per share reference ranges derived for Greenlane from such analyses in order to calculate the low-ends (or high-ends, as the case may be) of the approximate implied exchange ratio reference ranges.
Selected Public Companies Analyses. Jefferies performed separate selected public companies analyses of KushCo and Greenlane in which Jefferies reviewed certain financial and stock market information relating to KushCo, Greenlane and the selected publicly traded companies listed below.
KushCo. In its selected public companies analysis of KushCo, Jefferies reviewed publicly available financial, stock market and operating information relating to KushCo and the following five selected publicly traded companies in the cannabis industry that Jefferies considered generally relevant for purposes of analysis, collectively referred to as the selected companies, consisting of three U.S. multi-state operators, referred to as the selected U.S. MSO companies, and two companies with businesses ancillary to the cannabis industry, referred to as the selected ancillary companies:
U.S. MSO Companies
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Curaleaf Holdings, Inc.

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Green Thumb Industries Inc.

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Trulieve Cannabis Corp.

Ancillary Companies
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GrowGeneration Corp.

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Hydrofarm Holdings Group, Inc.

Jefferies reviewed, among other information, enterprise values, calculated as fully diluted equity values based on closing stock prices on March 30, 2021 plus total debt, capital leases, preferred equity and non-controlling interests (as applicable) less cash, cash equivalents and marketable securities, as multiples of calendar year 2021 and calendar year 2022 estimated revenue. Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of KushCo was based on estimates of KushCo’s management.
The overall low to high calendar year 2021 and calendar year 2022 estimated revenue multiples observed for the selected companies were 5.0x to 8.3x (with a median of 7.1x) and 4.3x to 5.8x (with a median of 5.6x), respectively, with low to high calendar year 2021 and calendar year 2022 estimated revenue multiples observed for the selected U.S. MSO companies of 7.1x to 8.3x (with a median of 7.7x) and 5.6x to 5.8x (with a median of 5.7x), respectively, and low to high calendar year 2021 and calendar year 2022 estimated revenue multiples observed for the selected ancillary companies of 5.0x to 5.8x (with a median of 5.4x) and 4.3x to 4.7x (with a median of 4.5x), respectively. Jefferies noted that the calendar year 2021 and calendar year 2022 estimated revenue multiples observed for Greenlane were 1.0x and 0.7x, respectively, based on estimates of Greenlane’s management, resulting in calendar year 2021 and calendar year 2022 estimated revenue multiples blended with the overall median of the selected companies of 4.1x and 3.2x, respectively. Jefferies then applied selected ranges of calendar year 2021 and calendar year 2022 estimated revenue multiples of 3.0x to 5.0x and 2.0x to 4.0x, respectively, to corresponding data of KushCo. This analysis indicated approximate implied equity value reference ranges for KushCo based on calendar year 2021 and calendar year 2022 estimated revenue of $3.12 to $4.95 per share and $2.79 to $5.20 per share, respectively.
Greenlane. In its selected public companies analysis of Greenlane, Jefferies reviewed certain financial, stock market and operating information relating to Greenlane and the selected companies, including calendar year 2021 and calendar year 2022 estimated revenue multiples. Financial data of Greenlane was based on estimates of Greenlane’s management.
Jefferies noted that the calendar year 2021 and calendar year 2022 estimated revenue multiples observed for KushCo were 1.0x and 0.7x, respectively, based on estimates of KushCo’s management, resulting in calendar year 2021 and calendar year 2022 estimated revenue multiples blended with the overall median of the selected companies of 4.1x and 3.2x, respectively. Jefferies then applied selected ranges of calendar year 2021 and calendar year 2022 estimated revenue multiples of 3.0x to 5.0x and 2.0x to 4.0x, respectively, to corresponding data of Greenlane. This analysis indicated approximate implied equity value reference ranges for Greenlane based on calendar year 2021 and calendar year 2022 estimated revenue of $12.22 to $20.19 per share and $10.52 to $20.77 per share, respectively.
Utilizing the approximate implied equity value per share reference ranges derived for KushCo and Greenlane described above, Jefferies calculated the following approximate implied exchange ratio reference ranges, as compared to the 0.2546x Exchange Ratio:
Implied Exchange Ratio Reference Ranges Based on:
CY2021E Revenue	CY2022E Revenue	Exchange Ratio
0.1543x – 0.4046x	0.1341x – 0.4940x	0.2546x
Discounted Cash Flow Analyses. Jefferies performed separate discounted cash flow analyses of KushCo and Greenlane as described below.
KushCo. Jefferies performed a discounted cash flow analysis of KushCo by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that KushCo was forecasted to generate during the second half of the calendar year ending December 31, 2021 through the full calendar year ending December 31, 2025 based on estimates of KushCo management. For purposes of this analysis, stock-based compensation was treated as a cash expense and KushCo’s net operating loss carryforwards expected by the management of KushCo to be utilized during the forecast period were taken into account. Jefferies calculated terminal values for KushCo by applying to KushCo’s calendar year 2025 estimated revenue a selected range of terminal revenue multiples of 2.0x to 4.0x. The present values (as of June 30, 2021) of the cash flows and terminal values were then calculated using a selected range of discount rates of 14.9% to 15.9% derived from a weighted average cost of capital calculation. This analysis indicated an approximate implied equity value reference range for KushCo of $2.73 to $5.19 per share.
Greenlane. Jefferies performed a discounted cash flow analysis of Greenlane by calculating the estimated present value of the standalone unlevered, after-tax free cash flows that KushCo was forecasted to generate during the second half of the calendar year ending December 31, 2021 through the full calendar year ending December 31, 2025 based on estimates of Greenlane management. For purposes of this analysis, stock-based compensation was treated as a cash expense and Greenlane’s net operating loss carryforwards expected by the management of Greenlane to be utilized during the forecast period and the impact of the TRA were taken into account. Jefferies calculated terminal values for Greenlane by applying to Greenlane’s calendar year 2025 estimated revenue a selected range of terminal revenue multiples of 2.0x to 4.0x. The present values (as of June 30, 2021) of the cash flows and terminal values were then calculated using a selected range of discount rates of 14.9% to 15.9% derived from a weighted average cost of capital calculation. This analysis indicated an approximate implied equity value reference range for Greenlane of $9.55 to $18.73 per share.
Utilizing the approximate implied equity value per share reference ranges derived for KushCo and Greenlane described above, Jefferies calculated the following approximate implied exchange ratio reference range, as compared to the 0.2546x Exchange Ratio:

Implied Exchange Ratio Reference Range	Exchange Ratio
0.1456x – 0.5430x	0.2546x
Certain Additional Information
Jefferies reviewed certain additional information that was not considered part of Jefferies’ financial analysis with respect to its opinion but was observed for informational purposes, including the following:
Illustrative Has/Gets. Jefferies compared the approximate implied equity value derived for KushCo on a standalone basis from the discounted cash flow analysis described above under “— Discounted Cash Flow Analyses — KushCo” relative to the illustrative approximate implied equity value on a pro forma basis for the Combined Company taking into account the approximate implied equity values derived for each of KushCo and Greenlane on a standalone basis from the discounted cash flow analyses described above under “— Discounted Cash Flow Analyses — KushCo” and “— Discounted Cash Flow Analyses — Greenlane,” the potential cost savings and revenue enhancements expected by the managements of KushCo and Greenlane to result from the Mergers, the pro forma combined net operating loss carryforwards expected to be utilized by managements of KushCo and Greenlane and estimated transaction expenses per the managements of KushCo and Greenlane. This indicated, utilizing the Exchange Ratio, that the Mergers could result in an increase in the approximate implied per share equity value on a pro forma basis for KushCo stockholders upon consummation of the Mergers of approximately 17.9% relative to such approximate implied per share equity value on a standalone basis.
Jefferies also compared the approximate implied equity value for KushCo on a standalone basis utilizing closing stock prices on March 30, 2021 relative to the illustrative approximate implied equity value on a pro forma basis for the Combined Company taking into account the approximate implied equity values for each of KushCo and Greenlane utilizing closing stock prices on March 30, 2021, the potential cost savings and revenue enhancements expected by the managements of KushCo and Greenlane to result from the Mergers, the pro forma combined net operating loss carryforwards expected to be utilized by managements of KushCo and Greenlane and estimated transaction expenses per the managements of KushCo and Greenlane. This indicated, utilizing the Exchange Ratio, that the Mergers could result in an increase in the approximate implied per share equity value on a pro forma basis for KushCo stockholders upon consummation of the Mergers of approximately 50.8% relative to such approximate implied per share equity value on a standalone basis.
Actual results achieved by KushCo, Greenlane and the pro forma Combined Company may vary from forecasted results and variations may be material.
Other Information. Jefferies also noted, for informational reference:
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the relative contributions of KushCo and Greenlane to, among other things, the estimated revenue and estimated earnings before interest, taxes, depreciation and amortization, adjusted for one-time non-recurring items, referred to as adjusted EBITDA, of the Combined Company for calendar years 2021 and 2022, based on estimates of the managements of KushCo and Greenlane and public filings of KushCo and Greenlane, which indicated approximate implied exchange ratio reference ranges of 0.2741x to 0.2810x (based on estimated revenue contributions for calendar years 2021 and 2022) and 0.4552x to 3.4919x (based on estimated adjusted EBITDA contributions for calendar years 2021 and 2022); and

•
historical implied exchange ratios of KushCo common stock and Greenlane Class A common stock during the 52-week period ended March 30, 2021 based on observed closing prices of such common stock, which indicated an approximate implied exchange ratio reference range of 0.1768x to 0.4152x.

Miscellaneous
KushCo has agreed to pay Jefferies for its financial advisory services an aggregate fee of $2.25 million, of which a portion was paid in connection with Jefferies’ engagement, a portion was payable upon delivery of Jefferies’ opinion to the KushCo Board and $1.25 million is payable contingent upon consummation of the Mergers. Jefferies also may be entitled to an additional fee of $250,000 payable, at the sole discretion of KushCo, upon consummation of the Mergers. In addition, KushCo agreed to reimburse Jefferies for expenses, including fees and expenses of counsel, incurred in connection with Jefferies’ engagement and to indemnify Jefferies and related parties against liabilities, including liabilities under federal securities laws, arising out of or in connection with the services rendered and to be rendered by Jefferies under its engagement.
As the KushCo Board was aware, Jefferies and its affiliates in the past have provided and in the future may provide financial advisory and financing services to KushCo and/or certain of its affiliates unrelated to the Mergers, for which services Jefferies and its affiliates have received and would expect to receive compensation, including, during the approximately two-year period prior to the date of Jefferies’ opinion, having acted as co-lead placement agent for an equity offering of KushCo, for which services Jefferies and its affiliates received aggregate fees of approximately $1.4 million. As the KushCo Board also was aware, although Jefferies and its affiliates did not provide financial advisory or financing services to Greenlane during the two-year period prior to the date of Jefferies’ opinion for which Jefferies and its affiliates received compensation, Jefferies and its affiliates may in the future provide such services to Greenlane and/or its affiliates, for which services Jefferies and its affiliates would expect to receive compensation. In the ordinary course of business, Jefferies and its affiliates may trade or hold securities or financial instruments (including loans and other obligations) of KushCo, Greenlane and/or their respective affiliates for Jefferies’ own account and for the accounts of Jefferies’ customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities or financial instruments.
Jefferies was selected as a financial advisor to KushCo in connection with the Mergers because, among other things, Jefferies is an internationally recognized investment banking firm with substantial experience in merger and acquisition transactions and based on its familiarity with KushCo’s and Greenlane’s businesses and industry. Jefferies is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive bids, secondary distributions of listed and unlisted securities and private placements.
Certain Unaudited Prospective Financial Information
Neither Greenlane nor KushCo as a matter of course make public long-term projections as to future revenues, earnings or other results given, among other reasons, the uncertainty of the underlying assumptions and estimates. However, Greenlane and KushCo are including in this joint proxy statement/prospectus certain unaudited prospective financial information that was prepared by their respective managements and made available to the other party and to the Greenlane Special Committee and the KushCo Board in connection with their respective evaluations of the Mergers. In addition, as further described under “—Certain Estimated Synergies,” Greenlane’s management and KushCo’s management prepared and provided to their respective boards of directors and the Greenlane Special Committee certain estimates of annual cost savings and other synergies anticipated to be realized by the Combined Company. Such unaudited prospective financial information and estimates of annual cost savings and other synergies also were provided to Greenlane’s and KushCo’s respective financial advisors, Canaccord Genuity and Jefferies, for their use and reliance in connection with their respective financial analyses and opinions as described in the sections entitled “— Opinion of the Greenlane Special Committee’s Financial Advisor” and “— Opinion of KushCo’s Financial Advisor” beginning on pages 178 and 188, respectively, of this joint proxy statement/prospectus. The inclusion of the projections should not be regarded as an indication that any of Greenlane, KushCo, their respective advisors or any other recipient of this information considered, or now considers, it to be necessarily predictive of actual future results.
The projections included below are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act and are subject to risks and uncertainties that could cause actual results to differ materially from those statements and should be read with caution. The projections were, in general, prepared solely for internal use and are subjective in many respects. As a result, there can be no assurance that the prospective results will be realized or that the actual results will not be significantly higher or lower than estimated. Since the unaudited prospective financial results cover multiple years into the future, such information by its nature becomes less predictive with each successive year. Greenlane stockholders and KushCo stockholders are urged to review the risks and uncertainties described under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages 30 and 95, respectively, of this joint proxy statement/prospectus. The projections were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with U.S. GAAP, published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information.
Neither Greenlane’s nor KushCo’s independent registered public accounting firm, nor any other independent accountants, have audited, compiled, examined or performed any other procedures with respect to the projections contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the unaudited prospective financial information. The report of Greenlane’s independent registered public accounting firm for the year ended December 31, 2020 and the report of KushCo’s independent registered public accounting firm for the year ended August 31, 2020, each included elsewhere in this joint proxy statement/prospectus relates to the historical consolidated financial statements of Greenlane and KushCo, as applicable. The reports of the respective independent registered public accounting firms report do not extend to the projections included herein and should not be construed to do so. Furthermore, the projections do not take into account any circumstances or events occurring after the respective dates on which they were prepared.
Readers of this joint proxy statement/prospectus are cautioned not to place undue reliance on the projections set forth below. The inclusion of the projections in this joint proxy statement/prospectus should not be regarded as an indication that the projections will be necessarily predictive of actual future results, and such information should not be relied on as such. There can be no assurance that projected results or underlying assumptions will be realized, and actual results likely will differ, and may differ materially, from those reflected in the unaudited prospective financial information, whether or not the Mergers are completed. None of Greenlane, KushCo, or their respective officers, directors, affiliates, advisors or other representatives has made any representations regarding the ultimate performance of the Combined Company compared to the information included in the above unaudited prospective financial information. All of these uncertainties and contingencies are difficult to predict and many are beyond the control of Greenlane and/or KushCo and will be beyond the control of the Combined Company.
Greenlane stockholders and KushCo stockholders are urged to review (i) the description of Greenlane’s results of operations, financial condition, liquidity and capital resources for the year ended December 31, 2020 and the quarter ended March 31, 2021 included in the section entitled “Information about Greenlane — Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 272 of this joint proxy statement/prospectus, (ii) the description of KushCo’s results of operations, financial condition, liquidity and capital resources for the year ended August 31, 2020 and the quarter ended February 28, 2021 included in the section entitled “Information about KushCo — Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 300 of this joint proxy statement/prospectus, (iii) the historical financial statements of Greenlane and KushCo as of and for the years ended December 31, 2020 and 2019 and the three months ended March 31, 2021 and 2020, included as Exhibits 99.9 and 99.10 to this joint proxy statement/prospectus, respectively and (iv) the historical financial statements of KushCo as of and for the years ended August 31, 2020 and 2019, the quarters ended November 30, 2020 and 2019 and the quarters ended February 28, 2021 and February 29, 2020, included as Exhibits 99.11 and 99.12 to this joint proxy statement/prospectus, respectively.
Greenlane Projections
The following table presents selected Greenlane unaudited prospective financial information for the fiscal years ending 2021 through 2025.
(in millions)	Year Ending December 31,
	2021E	2022E	2023E	2024E	2025E
Net revenue	$177	$227	$270	$315	$366
Adjusted EBITDA(1)	1	13	21	30	41
Unlevered net income(2)	(2)	10	16	24	34
Unlevered free cash flow(3)(4)	(5)	4	9	18	27

(1)
Adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) is a non-GAAP measure and is defined as net income (loss) before interest expense, income tax expense, depreciation and amortization expense, equity-based compensation expense, other income, net, and certain non-recurring expenses.

(2)
Unlevered net income is a non-GAAP measure and is defined as Adjusted EBITDA, after subtracting depreciation and amortization, taxes, and certain adjustments related to the assumed cash impact of stock-based compensation, and the estimated tax benefit of net operating losses and the TRA.

(3)
Unlevered free cash flow is a non-GAAP measure and is defined as unlevered net income, after adjusting for the estimated tax benefit of net operating losses and the TRA, adding depreciation and amortization, and subtracting the estimated capital expenditures, certain adjustments related to the assumed cash impact of stock-based compensation, estimated TRA distributions and adjusting for changes in net working capital.

(4)
As approved by KushCo’s management, for purposes of Jefferies’ financial analysis, tax effects from Greenlane’s net operating losses and TRA were treated separately from operating cash flows, all of Greenlane’s pre-tax operating income was assumed to be taxable and stock-based compensation was assumed to be fully tax-deductible.

Greenlane uses certain non-GAAP financial measures, including Adjusted EBITDA, unlevered net income and unlevered free cash flow. Greenlane uses these non-GAAP financial measures in analyzing its financial results and believe that they enhance investors’ understanding of its financial performance and the comparability of Greenlane’s results to prior periods, as well as against the performance of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with U.S. GAAP. Greenlane’s calculation of non-GAAP financial measures may differ from other companies. In particular, Greenlane and KushCo calculate certain Adjusted EBITDA and unlevered free cash flow using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures may not be directly comparable to one another.
Although presented with numerical specificity, the projections were based on a number of assumptions and estimates that necessarily involve management’s judgment regarding, among other things, future performance and operating results. Greenlane management believes these assumptions and estimates were reasonably prepared, but these assumptions and estimates may not be realized and are inherently subject to significant business, economic, market competitive and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages 30 and 95, respectively, of this joint proxy statement/prospectus. Furthermore, the Greenlane projections do not take into account any of the transactions contemplated by the Merger Agreement, which may cause actual results to materially differ.
KushCo Projections
The following table presents selected unaudited prospective financial information for the second half of the calendar year ending December 31, 2021 and for the full calendar years ending December 31, 2021 through December 31, 2025.
(in millions)	H2 – 2021E	2021E	2022E	2023E	2024E	2025E
Revenue	$105.3	$177.5	$234.3	$308.1	$367.1	$429.4
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA)	8.5	11.1	22.0	34.7	44.9	54.7
Net Operating Profit After Tax (NOPAT)(1)	1.7	(1.3)	6.7	16.7	24.5	30.3
Unlevered Free Cash Flow (Unlevered FCF)(1)	(15.3)	(15.3)	3.6	0.5	8.3	11.8

(1)
For purposes of Canaccord Genuity’s discounted cash flow analysis for KushCo, Net Operating Profit

After Tax and Unlevered Free Cash Flow calculations included, as approved by Greenlane management and with the consent of the Greenlane Special Committee, the estimated tax impact of KushCo’s net operating losses and certain adjustments related to the assumed cash impact of stock-based compensation. See “Discounted Cash Flow Analysis — KushCo” on page 185 of this joint proxy statement/prospectus.
EBITDA is a non-GAAP financial measure calculated as net income before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA is a non-GAAP financial measure calculated as EBITDA adjusted for net tariffs, stock-based compensation, restructuring charges, changes in fair value of warrant liability, changes in fair value of equity investment, loss on early debt extinguishment, foreign exchange gains or losses, and other non-operational expenses. KushCo considers Adjusted EBITDA to be a useful performance metric as it is more indicative of KushCo’s operational performance than EBITDA. NOPAT is a non-GAAP financial measure calculated as Adjusted EBITDA less depreciation, amortization, stock-based compensation, and income taxes. Unlevered FCF is a non-GAAP financial measure calculated as NOPAT plus depreciation and amortization, less capital expenditures and change in net working capital. For the periods presented, Unlevered FCF was calculated based on the projected financial information provided by KushCo’s management.
KushCo and Greenlane calculate certain non-GAAP financial metrics, including Adjusted EBITDA and Unlevered FCF using different methodologies. Consequently, the financial metrics presented in each company’s prospective financial information disclosures may not be directly comparable to one another.
Although presented with numerical specificity, the projections were based on a number of assumptions and estimates that necessarily involve management’s judgment regarding, among other things, future performance and operating results. KushCo management believes these assumptions and estimates were reasonably prepared, but these assumptions and estimates may not be realized and are inherently subject to significant business, economic, market competitive and regulatory uncertainties and contingencies, including, among others, the risks and uncertainties described under “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages 30 and 95, respectively, of this joint proxy statement/prospectus. Furthermore, the KushCo projections do not take into account any of the transactions contemplated by the Merger Agreement, which may cause actual results to materially differ.
Certain Estimated Synergies
Prior to Greenlane and KushCo entering into the Merger Agreement, Greenlane’s management and KushCo’s management prepared certain estimates of annual cost savings and other synergies anticipated to be realized by the Combined Company. Such annual cost savings and synergies were estimated at approximately $24.3 million, and are anticipated to be achieved by the end of 2023. The material components of such synergies including anticipated cost savings in cost of goods sold, facilities, head count and other operating expenses. See above in this section for further information regarding the uncertainties underlying the synergy estimates as well as the sections entitled “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” beginning on pages 30 and 95, respectively, of this joint proxy statement/prospectus.
GREENLANE AND KUSHCO DO NOT INTEND TO UPDATE OR OTHERWISE REVISE THE ABOVE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION TO REFLECT CIRCUMSTANCES EXISTING AFTER THE DATE MADE OR TO REFLECT THE OCCURRENCE OF FUTURE EVENTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING SUCH UNAUDITED PROSPECTIVE FINANCIAL INFORMATION ARE NOT REALIZED.
Interests of Greenlane’s Directors and Executive Officers in the Mergers
In considering the recommendation of the Greenlane Board to Greenlane stockholders to vote in favor of the Greenlane Merger Proposal, the Greenlane Stock Issuance Proposal and the Greenlane Charter Proposal and the other matters to be acted upon by Greenlane stockholders at the Greenlane annual meeting, Greenlane stockholders should be aware that Greenlane’s executive officers and certain members of the

Greenlane Board have interests in the Mergers that may be different from, in addition to, or may conflict with the interests of Greenlane stockholders.
Immediately following the effective time of Mergers and as a result of the Mergers, the Greenlane Board will take action to increase the size of the Combined Company Board to seven directors, four of which will be individuals that are current members of the Greenlane Board and three of which will be individuals that are current members of the KushCo Board. Aaron LoCascio, Greenlane’s Chief Executive Officer and Chairman of the Greenlane Board, Adam Schoenfeld, Greenlane’s Chief Strategy Officer and a member of the Greenlane Board, and Richard Taney and Jeff Uttz, both of whom are independent members of the Greenlane Board, are expected to continue as directors of the Combined Company. In addition, at the effective time of the Mergers and as a result of the Mergers, Messrs. LoCascio and Schoenfeld are currently expected to serve in the capacity of President and Chief Strategy Officer, respectively, of the Combined Company.
Messrs. LoCascio and Schoenfeld will also be reimbursed approximately $100,000 each for the fees and expenses of their financial and legal advisors in connection with the Mergers.
As a result of the Class C Conversion, each share of Greenlane Class C common stock owned by Messrs. LoCascio or Schoenfeld will be converted into one-third of a share of Greenlane Class B common stock upon the effectiveness of the Greenlane A&R Charter in accordance with the terms of the Merger Agreement and the Greenlane Voting Agreement. As of the date of this joint proxy statement/prospectus, Messrs. LoCascio and Schoenfeld benefically own 59,958,138 and 66,026,343 shares of Greenlane Class C common stock, respectively, which will be converted into 19,986,046 and 22,008,781 shares of Greenlane Class B common stock, respectively, following the Class C Conversion.
In addition, at the effective time of Merger 1, each unvested Greenlane option, each unvested share of Greenlane restricted stock and each unvested Greenlane restricted common unit, in each case outstanding under Greenlane’s 2019 Equity Plan (collectively, “Unvested Greenlane Awards”), other than Unvested Greenlane Awards held by Greenlane’s non-employee directors, will automatically vest in full.
The table below sets forth the outstanding Unvested Greenlane Awards held by Messrs. LoCascio and Schoenfeld that will accelerate and vest automatically at the effective time of Merger 1.
	Greenlane Options		Greenlane Restricted Stock		Total Value of Accelerated Awards
Name	Options	Value(1)	Shares	Value(2)
Aaron LoCascio	144,979	$514,367	30,263	$172,802	$687,189
Chief Executive Officer
Adam Schoenfeld	144,979	$514,367	30,263	$172,802	$687,189
Chief Strategy Officer
William Mote	90,336	$284,999	20,456	$116,804	$569,998
Chief Financial Officer

(1)
Represents the aggregate value resulting when the Greenlane options vest pursuant to the Greenlane 2019 Equity Plan, calculated as the number of unvested options multiplied by the grant date fair value per option determined in accordance with ASC 718.

(2)
Represents the aggregate value resulting when the shares of Greenlane restricted stock vest pursuant to the Greenlane 2019 Equity Plan, calculated as the number of unvested shares of restricted stock multiplied by the grant date fair value per restricted share determined in accordance with ASC 718.

None of Greenlane’s directors or executive officers have any other interests in the Mergers that may be different from, or in addition to, the interests of Greenlane stockholders. The Greenlane Board was aware of these potential conflicts of interest and considered them, among other matters, in reaching its decision to approve the Merger Agreement, including the Mergers and the issuance of shares of Greenlane Class A common stock in the Mergers, and to recommend that Greenlane stockholders approve the proposals set forth in this joint proxy statement/prospectus.

Interests of KushCo’s Directors and Executive Officers in the Mergers
In considering the recommendation of the KushCo Board to vote in favor of the KushCo Merger Proposal, KushCo stockholders should be aware that certain directors and executive officers of KushCo have certain interests in the Mergers that may be different from, or in addition to, the interests of KushCo stockholders generally. The members of the KushCo Board were aware of these different or additional interests and considered these interests, among other matters, in evaluating and approving the Mergers and the other transactions contemplated by the Merger Agreement, and in recommending to KushCo’s stockholders that they approve the KushCo Merger Proposal at the KushCo annual meeting.
Immediately following the effective time of the Mergers and as a result of the Mergers, Nicholas Kovacevich, the current Chief Executive Officer of KushCo, Don Hunter, a current member of the KushCo Board, and Dallas Imbimbo, a current member of the KushCo Board, will serve as directors of the Combined Company, will be appointed to the Combined Company Board. Each of Mr. Kovacevich, Mr. Hunter and Mr. Imbimbo will be entitled to fees and other compensation and participation in options, shares or other benefit plans for which directors of the Combined Company are eligible. Mr. Kovacevich will also enter into an employment agreement with Greenlane and is expected to join the Combined Company as the Chief Executive Officer following the effective time of the Mergers. See “— Employment Agreement with Nicholas Kovacevich” below.
For purposes of the disclosure in this joint proxy statement/prospectus, the “named executive officers” of KushCo are Nicholas Kovacevich, Stephen Christoffersen and Rodrigo de Oliveira.
Employment Agreements and Executive Severance Plan
None of KushCo’s named executive officers has an employment agreement with KushCo. However, the named executive officers are participants in the Executive Severance Plan of KIM International Corporation, KushCo’s subsidiary (the “KushCo Severance Plan”), which was adopted on January 15, 2021 by the compensation committee of the KushCo Board, and provides severance benefits to the executives, subject to the execution and nonrevocation of a release of claims, in the form of 9 months (18 months for Mr. Kovacevich) of continued base salary, a pro rata portion of the executive’s annual bonus for the year of termination and continued payment of medical, dental and /or vision premiums pursuant to COBRA for the executive and their eligible dependents for 12 months (18 months for Mr. Kovacevich) if they are terminated without Cause (as defined in the KushCo Severance Plan). Messrs. Chirstoffersen and de Oliveria will receive $246,694 and $301,631, respectively, pursuant to the KushCo Severance Plan in connection with the closing of the Mergers. The severance benefits provided in the KushCo Severance Plan will not be triggered with respect to Mr. Kovacevich because he will voluntarily resign from his position at KushCo and assume the role of Chief Executive Officer of the Combined Company at the time of the closing of the Mergers.
Treatment of Outstanding KushCo Equity Awards
As a result of the Mergers, all outstanding equity awards granted under KushCo’s 2016 Equity Incentive Plan (including awards granted to the named executive officers and directors), to the extent unvested, will accelerate and vest in full at the effective time of Merger 1. Greenlane shall assume KushCo options and sponsorship of each KushCo equity plan covering such KushCo options.
The following table discloses the shares and dollar value of the unvested KushCo options and KushCo RSUs held by each of KushCo’s directors and executive officers that will accelerate and vest in connection with, and as a result of, the consummation of the Mergers.
Name	KushCo options		KushCo RSUs		Total Value of Accelerated Awards
	Shares	Value(1)	Shares	Value(2)
Nicholas Kovacevich Chairman of the Board and Chief Financial Officer	1,133,333	$	358,722	$	$

Name	KushCo options		KushCo RSUs		Total Value of Accelerated Awards
	Shares	Value(1)	Shares	Value(2)
Stephen Christoffersen Chief Financial Officer	6,692,310		160,111
Rodrigo de Oliveira Chief Operating Officer	1,152,026		167,380

(1)
Represents the aggregate value resulting when (a) the shares of KushCo common stock subject to the stock options held by the director or executive officer are multiplied by (b) the excess, if any, of (i) the product of the volume weighted average price of Greenlane Class A common stock multiplied by 0.2540, which is the Exchange Ratio calculated as of May 25, 2021, over (ii) the exercise price per share of such KushCo options. This amount assumes that the volume weighted average price of Greenlane’s Class A common stock is $[•], determined based on the volume weighted average price of Greenlane’s Class A common stock for the five consecutive trading days prior to [•], 2021, determined as if the Merger closed on [•], 2021, and does not reflect any tax withholdings.

(2)
Represents the aggregate value resulting when the shares of KushCo common stock subject to the KushCo RSUs held by the director or executive officer are multiplied by 0.2540, which is the Exchange Ratio calculated as of May 25, 2021. This amount assumes that the per share value of Greenlane’s Class A common stock is $[•], determined as if the Merger closed on [•], 2021, and does not reflect any tax withholdings.

Indemnification and Insurance
KushCo’s charter and bylaws authorize it, and its bylaws require it, to indemnify each present and former director or officer, to the maximum extent permitted by Nevada law, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service to KushCo. Greenlane has agreed that each such indemnification obligation under Nevada law will become the joint and several obligations of Greenlane, the Combined Company, and any applicable Greenlane subsidiary and will survive the Mergers and continue in full force and effect for a period of six years from the effective time of the Mergers.
In addition each of KushCo and Greenlane have agreed that KushCo will indemnify and hold harmless and provide advancement of expenses to, and after the effective time of the Mergers, Greenlane and the Combined Company, will indemnify and hold harmless and provide advancement of expenses to, each KushCo officer and director in defense of any proceeding arising out of or pertaining to his or her role as an officer or director or in connection with the negotiation, execution or performance of the Merger Agreement or any related agreement or transaction contemplated thereby, to the fullest extent permitted by law. Greenlane is also required to direct the Combined Company to obtain a policy of directors’ and officers’ liability insurance for the benefit of KushCo’s officers and directors for six years following completion of the Mergers.
Such indemnification and insurance coverage is further described in the section titled “The Merger Agreement — Covenants and Agreements — Indemnification of Officers and Directors; Insurance” beginning on page 221 of this joint proxy statement/prospectus.
Regulatory Approvals Required for the Mergers
Under the HSR Act and the rules and regulations promulgated thereunder, the Mergers may not be completed until Greenlane and KushCo each files a Notification and Report Form with the Federal Trade Commission (the “FTC”) and the Antitrust Division of the U.S. Department of Justice (the “DOJ”), and the applicable waiting period has expired or been terminated. A transaction notifiable under the HSR Act may not be completed until the expiration of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification and report forms or the early termination of that waiting period. If the FTC or DOJ issues a request for additional information and documents (the “Second Request”) prior to the expiration of the initial waiting period, the parties must observe a second 30-day waiting period, which would begin to run only after both parties have substantially complied with the Second Request, unless the waiting period is terminated earlier or the parties otherwise agree to extend the waiting period.
Greenlane and KushCo each filed a Notification and Report Form with respect to the transaction with the FTC and DOJ on April 21, 2021. The waiting period with respect to the notification and report forms filed under the HSR Act expired at 11:59 p.m., Eastern Time, on May 21, 2021.
At any time before or after consummation of the transactions, notwithstanding the termination or expiration of the waiting period under the HSR Act, the FTC or the DOJ could take such action under the antitrust laws as it deems necessary under the applicable statutes, including seeking to enjoin the completion of the Mergers, seeking divestiture of substantial assets of the parties, or requiring the parties to license, or hold separate, assets or to terminate existing relationships and contractual rights. At any time before or after the completion of the transactions, and notwithstanding the termination or expiration of the waiting period under the HSR Act, any state could take similar action. Private parties may also seek to take legal action under the antitrust laws under certain circumstances.
There can be no assurance that a challenge to the transactions on antitrust grounds will not be made, or if such a challenge is made, what the result will be. The parties’ obligation to consummate the transaction is subject to certain conditions. See the section entitled “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 224 of this joint proxy statement/prospectus.
Accounting Treatment
In accordance with current accounting guidance, the Mergers will be accounted for using the acquisition method. As a result, the recorded assets and liabilities of Greenlane will be carried forward at their carrying values and the historical operating results for Greenlane will be unchanged for prior periods. The assets and liabilities of KushCo will be adjusted to their respective fair values at the closing date of the Mergers, including any identifiable intangible assets acquired. In addition, any excess of the purchase price over the fair value of the net assets acquired will be recorded as goodwill. The purchase price will be comprised of the closing date fair value of Greenlane Class A common stock to be issued to KushCo stockholders, the fair value of the warrants issued by Greenlane to replace existing KushCo warrants, and the fair value of Greenlane replacement equity awards to be issued in connection with the Mergers. In accordance with current accounting guidance, goodwill and any indefinite-lived intangible assets will not be amortized but will be evaluated for impairment annually and under certain circumstances. Identified finite-lived intangible assets will be amortized over their estimated lives and tested for impairment when indicators of impairment exist. Further, the acquisition method of accounting will result in the operating results of KushCo being included in the operating results of Greenlane beginning from the date of completion of the Mergers.
Exchange of Shares in the Mergers
Greenlane has appointed EQ Shareowner Services (the “Exchange Agent”) to act as the exchange agent and payment agent for the shares of KushCo common stock to be exchanged for shares of Greenlane Class A common stock and the payment of cash in lieu of fractional shares of Greenlane Class A common stock. As promptly as practicable after the effective time of the Mergers, the Exchange Agent will mail to each holder of record of KushCo common stock a letter of transmittal and instructions for effecting the exchange of KushCo common stock for the merger consideration the holder is entitled to receive under the Merger Agreement. Upon surrender of the stock certificates or book-entry shares for cancellation along with the executed letter of transmittal and any other documentation required by the instructions, a KushCo stockholder will receive any whole shares of Greenlane Class A common stock such holder is entitled to receive and cash in lieu of any fractional shares of Greenlane Class A common stock such holder is entitled to receive. After the effective time of the Mergers, KushCo will not register any transfers of KushCo common stock.
Greenlane stockholders need not take any action with respect to their stock certificates or book-entry shares.
Dividends
There have been no dividends declared to date by Greenlane or KushCo.

Listing of Greenlane Common Stock
It is a condition to the completion of the Mergers that the shares of Greenlane Class A common stock issuable in Merger 1 be approved for listing on Nasdaq, subject to official notice of issuance. After Merger 1 is completed, the shares of KushCo common stock currently listed on the OTCQX will cease to be quoted on the OTCQX and will be deregistered under the Exchange Act.
Delisting and Deregistration of KushCo Common Stock
After the Mergers are completed, the shares of KushCo common stock currently quoted on OTCQX will cease to be quoted on OTCQX and will be deregistered under the Exchange Act.

THE MERGER AGREEMENT
Form, Effective Time and Closing of the Mergers
The Merger Agreement provides for: (i) the merger of Merger Sub 1 with and into KushCo at the effective time of Merger 1 with KushCo continuing as the surviving entity and a wholly owned subsidiary of Greenlane (“Merger 1”), and (ii) the merger of KushCo with and into Merger Sub 2 at the effective time of Merger 2 with Merger Sub 2 continuing as the surviving entity and a wholly owned subsidiary of Greenlane (“Merger 2” and, together with Merger 1, the “Mergers”).
•
In order for Merger 1 to become effective, the following must occur:

•
the certificate of merger with respect to Merger 1 being duly filed with, and accepted for filing by, the Secretary of State of the State of Delaware;

•
the articles of merger with respect to Merger 1 being duly filed with, and accepted for filing by the Secretary of State of the State of Nevada (the filings described in this bullet and the immediately preceding bullet, the “Merger 1 Certificate/Articles of Merger”); and

•
any other filings or recordings to be executed and filed or recorded as may be required by applicable law in the State of Delaware and/or the State of Nevada with respect to Merger 1.

•
In order for Merger 2 to become effective, the following must occur:

•
the certificate of merger with respect to Merger 2 being duly filed with, and accepted for filing by, the Secretary of State of the State of Delaware;

•
the articles of merger with respect to Merger 2 being duly filed with, and accepted for filing by the Secretary of State of the State of Nevada; and

•
any other filings or recordings to be executed and filed or recorded as may be required by applicable law in the State of Delaware and/or the State of Nevada with respect to Merger 2.

•
Merger 1 shall become effective at the time specified in the Merger 1 Certificate/Articles of Merger and Merger 2 effective time shall occur immediately following the effective time of Merger 1.

•
Upon the closing of Merger 1, Greenlane will own all of the capital stock of KushCo.

The Merger Agreement provides that the closing of the Mergers will take place at 9:00 a.m. Eastern Time at the offices of Morrison and Foerster LLP, 2100 L Street, NW, Washington, DC 20037, or at such other place as mutually agreed in writing to by Greenlane and KushCo on the third business day after the satisfaction or waiver of the conditions to closing set forth in the Merger Agreement and described below in “— Conditions to Completion of the Mergers — “(other than those conditions that by their nature are to be satisfied at the closing but subject to the fulfillment or, if permissible, waiver of such conditions).
Requisite Votes
For the purposes of the Merger Agreement, the “KushCo Requisite Vote” means approval of the Merger Agreement by the affirmative vote of the holders of a majority of the issued and outstanding shares of KushCo common stock.
For the purposes of the Merger Agreement, the “Greenlane Requisite Vote” means:
•
approval of the Merger Agreement by the affirmative vote of Greenlane Public Stockholders holding a majority of the voting power of the outstanding shares of Greenlane common stock other than the shares held by the Greenlane Insiders, which consist of (i) Jacoby, an entity controlled by Greenlane’s co-founders, and its affiliates and (ii) Aaron LoCascio, Adam Schoenfeld, William Mote, William Bine and Douglas Fischer, the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, respectively (as described in “The Greenlane Annual Meeting —  Vote Required For Approval — Greenlane Proposal 3 (Greenlane Merger Proposal)” beginning on page 100 of this joint proxy statement/prospectus);

•
approval of the Greenlane Charter Amendment Proposal by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Greenlane common stock entitled to vote thereon (as described in “The Greenlane Annual Meeting — Vote Required For Approval — Greenlane Proposal 4 (Greenlane Charter Amendment Proposal)” beginning on page 100 of this joint proxy statement/prospectus); and
•
approval of the Greenlane Stock Issuance Proposal by the affirmative vote of the majority of votes cast, excluding abstentions and any broker non-votes, by the holders of Greenlane common stock (as described in “The Greenlane Annual Meeting — Vote Required For Approval — Greenlane Proposal 5 (Greenlane Stock Issuance Proposal)” beginning on page 101 of this joint proxy statement/prospectus).

Organizational Documents of the Combined Company
At or prior to the effectiveness of Merger 1, subject to receipt of the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Greenlane common stock entitled to vote thereon (see “The Greenlane Annual Meeting — Vote Required for Approval — Greenlane Proposal 4 (Greenlane Charter Amendment Proposal)” beginning on page 100 of this joint proxy statement/prospectus, Greenlane shall take all necessary action to adopt the Greenlane A&R Charter.
Upon the effectiveness of Merger 1, the articles of incorporation and bylaws of KushCo in effect immediately prior to the effective time of Merger 1 will be the articles of incorporation and bylaws of the Initial Surviving Corporation in Merger 1.
Upon the effectiveness of Merger 2, the certificate of formation and the limited liability company agreement of Merger Sub 2 in effect immediately prior to the effective time of Merger 2 will continue to be the certificate of formation and limited liability company agreement of the surviving limited liability company in Merger 2.
Management of the Combined Company; Board of Directors of the Combined Company
Greenlane and KushCo shall cooperate to take all action necessary to cause (a) Nicolas Kovacevich, if he is still serving as the chief executive officer of KushCo as of the effective time of Merger 1, to serve as the chief executive officer of the Combined Company, (b) Aaron LoCascio, if he is serving as a senior management employee of Greenlane as of the effective time of Merger 1, to serve as president of the Combined Company, and (c) Adam Schoenfeld, if he is serving as a senior management employee of Greenlane as of the effective time of Merger 1, to serve as chief strategy officer of the Combined Company, if each such person is willing and able to serve in such position as of immediately following the effective time of Merger 1 (see “Summary — Directors and Management of the Combined Company After the Mergers” beginning on page 24 of this joint proxy statement/prospectus).
As of immediately following the effective time of Merger 1, the Combined Company Board will consist of a total of seven directors. KushCo shall have the right to designate three directors. It is expected that such designees will be Nicholas Kovacevich, the current Chief Executive Officer of KushCo, Don Hunter, a current member of the KushCo Board, and Dallas Imbimbo, a current member of the KushCo Board (the “KushCo Designees”) with Mr. Hunter and Mr. Imbimbo qualifying as independent directors under the Nasdaq listing standards and applicable securities laws. Greenlane shall have the right to designated four directors, with each of Aaron LoCascio and Adam Schoenfeld being two of such designees and at least two of the four designees qualifying as independent directors under Nasdaq listing requirements and applicable securities laws (the “Greenlane Designees” and together with the KushCo Designees, the “Initial Designees”). In each case, each Initial Designee must be a director with KushCo or Greenlane, as applicable, immediately prior to the effective time of Merger 1 and be willing and able to serve as a director of the Combined Company. KushCo and Greenlane shall designate one of the Initial Designees as chairman of the Greenlane Board prior to the effective time of Merger 1, provided such person must qualify as an independent director under the Nasdaq listing standards and applicable securities laws. The Initial Designees shall be: Nicholas Kovacevich, Don Hunter, Dallas Imbimbo, Aaron LoCascio, Adam Schoenfeld, Richard Taney and Jeff Uttz (see “Summary — Directors and Management of the Combined Company After the Mergers” beginning on page 24 of this joint proxy statement/prospectus).
Subject to the fiduciary duties of the Combined Company Board, the Combined Company and the Combined Company Board will each use their reasonable best efforts to cause the Initial Designees to be nominated and elected to the Combined Company Board until the third annual meeting following the closing. If, prior to the third annual meeting following the closing, there is a vacancy on the Combined Company Board, then such vacancy shall be filled (x) with respect to a vacancy occurring as a result of the death, resignation, removal or disability of a KushCo Designee, by the remaining KushCo Designees then serving on the Combined Company Board or (y) with respect to a vacancy occurring as a result of the death, resignation, removal or disability of a Greenlane Designee, by the remaining Greenlane Designees then serving on the Combined Company Board, subject in each case to the fiduciary duties of the Combined Company Board.
Merger Consideration; Effects of the Mergers
Merger Consideration
By virtue of Merger 1 and without any action on the part of any party to the Merger Agreement, the holders of KushCo common stock (other than KushCo common stock held by Greenlane, Merger Sub 1, Merger Sub 2, KushCo or any direct or indirect wholly owned subsidiary of Greenlane or KushCo, and in each case not held on behalf of third parties) immediately prior to the effective time of Merger 1 will be automatically converted into and become exchangeable for (i) the right to receive the number of shares of Greenlane Class A common stock equal to the product of one multiplied by the Exchange Ratio (the “Merger Consideration”), plus (ii) the right, if any, to receive, cash in lieu of fractional shares of Greenlane Class A common stock into which such Shares would have been converted as described below, in each case without interest and subject to any withholding required under applicable tax law. The aggregate number of shares of Greenlane Class A common stock exchanged as Merger Consideration is subject to certain limitations so that in no event shall the number of shares of Greenlane Class A common stock issued to the holders of KushCo common stock pursuant to Merger 1 (x) be greater than 49.9% of the aggregate amount of all issued and outstanding shares of voting capital stock of Greenlane immediately following the effective time of Merger 1 or (y) be less than 48.1% of the Greenlane Net Diluted Securities as of immediately following the effective time of Merger 1. To determine the number of Greenlane Class A common stock issued pursuant to Merger 1, the Exchange Ratio is subject to adjustment based on the number of shares of KushCo capital stock, KushCo equity awards, Greenlane capital stock and Greenlane equity awards outstanding as of immediately prior to the effective time of Merger 1.
For the purposes of the Merger Agreement, the “Exchange Ratio” means:
•
(i)(a) if the number equal to the quotient obtained by dividing

•
(1) the number obtained by multiplying (I) 0.2890 by (II) the KushCo Fully Diluted Securities by

•
(2) the sum of

•
(I) the number obtained by multiplying (X) 0.2890 by (Y) the KushCo Fully Diluted Securities plus

•
(II) the Greenlane Shares Outstanding,

is greater than (b) 0.499, then the Exchange Ratio shall equal the quotient obtained by dividing
•
(A) the difference between (x) the quotient obtained by dividing (I) Greenlane Shares Outstanding by (II) 0.501 and (y) the Greenlane Shares Outstanding by

•
(B) the KushCo Fully Diluted Securities,

•
(ii)(a) if the number equal to the quotient obtained by dividing

•
(1) the number obtained by multiplying (I) 0.2890 by (II) the KushCo Net Diluted Securities by

•
(2) the sum of

•
(I) the number obtained by multiplying (X) 0.2890 by (Y) the KushCo Net Diluted Securities plus

•
(II) the Greenlane Net Diluted Securities

is less than (b) 0.481, then the Exchange Ratio shall equal the quotient obtained by dividing
•
(A) the difference between (x) the quotient obtained by dividing (I) Greenlane Net Diluted Securities by (II) 0.519 and (y) the Greenlane New Diluted Securities by

•
(B) the KushCo Net Diluted Securities, and

•
if neither of the bullets above are true, the Exchange Ratio shall equal 0.2890.

•
The Exchange Ratio, as of the closing share prices of each of KushCo and Greenlane on March 29, 2021, was 0.2546.

•
Below is the Exchange Ratio expressed as a formula:

For the purposes of the Merger Agreement, references to the following terms:
•
“Greenlane Net Diluted Securities” are to the number of securities obtained by calculating (i) the sum of (x) all outstanding shares of Greenlane Class A common stock (including any shares of Greenlane Class A common stock issuable upon vesting of any Greenlane restricted stock), plus (y) all outstanding shares of Greenlane Class B common stock (after giving effect to the Class C Conversion) plus (z) each share of Greenlane Class A common stock issuable upon the exercise of any Greenlane In-the-Money options minus (ii) the number of shares of Greenlane Class A common stock that could be purchased with the aggregate exercise proceeds of the Greenlane In-the-Money options at the Greenlane trading price on the date of such calculation.

•
“Greenlane options” are to options to purchase Greenlane Class A common stock.

•
“Greenlane restricted stock” are to an award of Greenlane common stock that is unvested or is subject to a repurchase option, risk of forfeiture or other condition on title or ownership.

•
“Greenlane Shares Outstanding” are to the sum of (i) all shares of Greenlane Class A common stock (including any Greenlane Class A common stock issuable pursuant to any Greenlane Restricted Stock) and (ii) all shares of Greenlane Class B common stock (after giving effect to the Class C Conversion).

•
“Greenlane In-the-Money options” are to each Greenlane option and Greenlane restricted common unit that have an exercise price that is equal to or below the closing price of a share of Greenlane Class A common stock on Nasdaq on the date of any such calculation.

•
“KushCo In-the-Money options and warrants” are to each KushCo option and KushCo warrant that would have a post-closing exercise price calculated by dividing (i) the current exercise price of such KushCo option or KushCo warrant by (ii) the Exchange Ratio, that is equal to or below the closing price of a share of Greenlane Class A common stock on Nasdaq on the date of any such calculation.

•
“KushCo Fully Diluted Securities” are to the sum of (i) all KushCo common stock (including any shares of KushCo common stock issuable pursuant to any KushCo RSUs) and (ii) all KushCo common stock issuable upon the exercise of all KushCo In-the-Money options and warrants.

•
“KushCo Net Diluted Securities” are to the number of securities obtained by calculating (i) the sum of (x) all outstanding KushCo common stock (including any shares of KushCo common stock issuable pursuant to any KushCo RSUs), plus (y) all KushCo common stock issuable upon the exercise of all KushCo In-the-Money options and warrants minus (ii) the number of shares of KushCo common stock that could be purchased with the aggregate exercise proceeds of the KushCo In-the-Money options and warrants at the KushCo trading price on the date of such calculation.
•
“KushCo options” are to options to purchase shares of KushCo common stock.

•
“KushCo RSUs” are to any restricted stock units of KushCo granted under a KushCo equity plan.

•
“KushCo warrants” are to outstanding warrants to purchase one or more shares of KushCo common stock.

The Merger Consideration and the Exchange Ratio will be adjusted appropriately (as described below) to reflect the effect of any reclassification, stock split (including reverse stock split), stock dividend or distribution, recapitalization, merger (but only a merger involving KushCo and not Greenlane, or Greenlane and not KushCo), issuer tender or exchange offer, or other similar transaction.
An increase or decrease in the number of Greenlane In-the-Money options or KushCo In-the-Money options and warrants will result in a change in the number of Greenlane Net Diluted Securities, KushCo Fully Diluted Securities and KushCo Net Diluted Securities, which in turn will cause the Exchange Ratio to fluctuate. For example, a reduction in the market price of Greenlane Class A common stock could lower the Exchange Ratio by increasing the number of KushCo In-the-Money options and warrants. However, this reduction could be offset by an increase in the Greenlane Net Diluted Securities caused by an increase in the number of Greenlane In-the-Money options resulting from decreases in the market price of Greenlane Class A common stock. The aggregate value of the consideration payable to KushCo stockholders in Merger 1 will also fluctuate as a result of changes in the market price of Greenlane Class A common stock. Accordingly, the value of the consideration to be received by KushCo stockholders in Merger 1 will increase or decrease depending on the market price of shares of Greenlane Class A common stock at the effective time of Merger 1.
Additionally, if either Greenlane or KushCo issues additional equity prior to the effective time of the Mergers or if Greenlane engages in certain capital raising activities pursuant to which it issues additional shares of Greenlane Class A common stock, in each case as permitted under the Merger Agreement, the Exchange Ratio will be adjusted to give effect to such events. An increase in Greenlane Outstanding Securities or Greenlane Net Diluted Securities would generally result in an increase in the Exchange Ratio, while an increase in KushCo Fully Diluted Securities or KushCo Net Diluted Securities would generally result in a decrease in the Exchange Ratio.
Treatment of KushCo Equity Awards and Warrants
Each KushCo RSU that remains outstanding immediately prior to the effective time of Merger 1 shall accelerate and vest in full in accordance with the KushCo equity plan and be settled and be treated as a share of KushCo common stock entitled to receive a portion of the Merger Consideration as described above.
Each KushCo option, whether or not vested or exercisable (but after taking into account any acceleration or vesting as provided under the KushCo equity plan), shall automatically be converted into an option to purchase, on the same terms of such KushCo option, (a) the number of shares of Greenlane Class A common stock, rounded down to the nearest whole share, determined by multiplying (i) the total number of shares of KushCo common stock subject to such KushCo option by (ii) the Exchange Ratio, (b) at a per-share exercise price, rounded up to the nearest whole cent, determined by dividing the exercise price per share covered by such KushCo option immediately prior to the effective time of Merger 1 by (ii) the Exchange Ratio (each such option, an “Assumed Option”). Effective as of the effective time of Merger 1, the Combined Company shall assume the Assumed Options and the KushCo equity plan pursuant to which such Assumed Option was granted and will, within ten business days following the effective time of Merger 1, prepare and file with the SEC a post-effective amendment to the S-4 Registration statement covering such Assumed Options. The Combined Company will exercise reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as any Assumed Options remain outstanding and will reserve a sufficient number of Greenlane Class A common stock for issuance upon exercise or settlement of such Assumed Options.

Each KushCo warrant, whether exercisable or not, shall be converted into a warrant to purchase Greenlane Class A common stock. Greenlane shall assume each such KushCo warrant in accordance with its terms (the “Assumed Warrants”); and (i) the Assumed Warrants shall be exercisable solely for Greenlane Class A common stock (or cash, if so provided under the terms of such Assumed Warrant), (ii) the number of shares of Greenlane Class A common stock subject to such Assumed Warrant shall be equal to the number of shares of KushCo common stock subject to such Assumed Warrant immediately prior to the effective time of Merger 1 multiplied by the Exchange Ratio, rounded up to the nearest whole share and (iii) the per share exercise price under each such Assumed Warrant shall be adjusted by dividing the per share exercise price under such Assumed Warrant by the Exchange Ratio and rounding up to nearest cent. The Combined Company may exercise its reasonable discretion to require the holder of any Assumed Warrant to deliver any consent or agreement required by the terms of such Assumed Warrant to be provided by the warrantholder.
At the effective time of Merger 1, by virtue of Merger 1, each limited liability company interest of Merger Sub 1 outstanding immediately prior to the effective time of Merger 1 shall be converted into one validly issued, fully paid and nonassessable share of common stock of the Initial Surviving Corporation in Merger 1. At the effective time of Merger 2, each share of capital stock of the Initial Surviving Corporation in Merger 1, shall cease to be outstanding and be cancelled without payment of any consideration and each limited liability company interest of Merger Sub 2 shall remain outstanding as a limited liability company interest of the surviving limited liability company in Merger 2.
Treatment of Greenlane Equity Awards
At the Merger 1 Effective Time, as a result of Merger 1 and without any action on the part of the holder of any Greenlane Equity Award:
•
Greenlane shall cause each unvested Greenlane option, other than unvested Greenlane options held by non-employee directors of Greenlane, to accelerate and vest in full;

•
each Greenlane option that is held by a non-employee director of Greenlane shall, whether vested or unvested, remain outstanding in accordance with the terms of Greenlane’s equity plan covering each such Greenlane option;

•
each share of Greenlane restricted stock and each Greenlane restricted common unit, other than any unvested shares of Greenlane restricted stock or Greenlane restricted common unit that are held by a non-employee director of Greenlane, that is outstanding immediately prior to the effective time of Merger 1 shall accelerate and vest in full in accordance with the terms of Greenlane’s equity plan covering each such share of Greenlane restricted stock or Greenlane restricted common unit; and

•
each share of Greenlane restricted stock and each Greenlane restricted common unit that is held by a non-employee director of Greenlane, whether vested or unvested, shall remain outstanding in accordance with the terms of Greenlane’s equity plan covering each such Greenlane restricted stock or Greenlane restricted common unit.

Procedures for Exchanging Certificate of Shares; Transfers; Fractional Shares
The conversion of the KushCo common stock into the right to receive the Merger Consideration will occur automatically at the effective time of Merger 1. In accordance with the Merger Agreement, at or prior to the effective time of Merger 1, Greenlane has appointed the Exchange Agent to handle the payment and delivery of the Merger Consideration and the Fractional Share Consideration (as defined below). Prior to the effective time of Merger 1, Greenlane will deliver to the Exchange Agent shares of Greenlane Class A common stock, or evidence of shares of Greenlane Class A common stock and cash in an amount sufficient to pay the aggregate Fractional Share Consideration. As soon as possible after the effective time of Merger 1, but in any event within three business days thereafter, the surviving limited liability company in Merger 2 will cause the Exchange Agent to mail to each record holder of KushCo common stock that were outstanding immediately prior to the effective time of Merger 1 and were converted into the right to receive a portion of the Merger Consideration, appropriate transmittal materials and instructions explaining how to surrender certificates or book-entry shares of the KushCo common stock to the Exchange Agent.

Each holder of KushCo common stock that surrenders its stock certificate or book-entry shares to the Exchange Agent together with a duly completed and validly executed and completed transmittal materials and any other required documentation by the Exchange Agent will receive (i) the appropriate portion of the Merger Consideration and (ii) the Fractional Share Consideration, if any, and any dividends or other distributions on whole shares of Greenlane Class A common stock declared with a record date after the effective time of Merger 1 theretofore paid, to be delivered by check. Each surrendered stock certificate or book-entry share will then be cancelled. After the effective time of Merger 1, each stock certificate or book-entry share that previously represented KushCo common stock will only represent the right to receive a portion of the Merger Consideration and the Fractional Share Consideration, if any, into which those shares of KushCo common stock have been converted.
From and after the effective time of Merger 1, there shall be no transfers on the stock transfer books of KushCo of the KushCo common stock that were outstanding immediately prior to the effective time of Merger 1.
No fractional shares of Greenlane Class A common stock will be issued and any holder of KushCo common stock shall instead be entitled to receive a cash payment in lieu thereof (without interest) in an amount equal to the product of (A) such fractional part of a share of Greenlane Class A common stock that the holder of KushCo common stock would otherwise be entitled to receive multiplied by (B) the volume weighted average price of Greenlane Class A common stock for five consecutive trading days immediately prior to the Closing Date (the “Fractional Share Consideration”). As soon as practicable after the determination of the amount of cash to be paid to holders of KushCo common stock with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders subject to and in accordance with the Merger Agreement.
Lost, Stolen or Destroyed Certificates
If any stock certificate has been lost, stolen or destroyed, then following the making of an affidavit by the KushCo stockholder claiming such stock certificate to be lost, stolen or destroyed (and to the extent required by Greenlane, the posting by such former stockholder of a bond in the customary amount) the Exchange Agent will issue in exchange for such lost, stolen or destroyed stock certificate the Merger Consideration, Fractional Share Consideration and any dividends or other distributions on shares of Greenlane Class A common stock to which such holder is entitled.
Withholding
All payments under the Merger Agreement are subject to applicable withholding requirements.
Appraisal Rights
No dissenters’ or appraisal rights, or rights of objecting stockholders under Section 92A.390 of the Nevada Revised Statute, as amended, will be available to holders of KushCo common stock with respect to Merger 1 or the other transactions contemplated by the Merger Agreement. In accordance with Section 18-210 of the Delaware Limited Liability Company Act and the limited liability company agreement of Merger Sub 1 and the limited liability company agreement of Merger Sub 2, no appraisal rights shall be available to the holders of the limited liability interests in Merger Sub 1 or Merger Sub 2.
No dissenters’ or appraisal rights, or rights of objecting stockholders will be available to holders of any Greenlane capital stock.
Representations and Warranties
The Merger Agreement contains a number of representations and warranties made by KushCo, on the one hand, and Greenlane, Merger Sub 1 and Merger Sub 2, on the other hand. The representations and warranties were made by the parties as of the date of the Merger Agreement and do not survive the effective time of Merger 1. Certain of these representations and warranties are subject to specified exceptions and qualifications contained in the Merger Agreement and qualified by information with respect to each of

KushCo and Greenlane, as applicable, filed with the SEC prior to the date of the Merger Agreement and in the disclosure letters delivered by the parties in connection with the Merger Agreement.
Representations and Warranties of KushCo
The Merger Agreement includes representations and warranties by KushCo relating to, among other things:
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organization, good standing and qualification;

•
capital structure;

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corporate authority, approval;

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governmental filings;

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absence of any conflict with or violation of organizational documents or applicable laws, absence of any filings with or consent by a governmental entity, and the absence of any violation or breach of or default or notice and consent requirements under, certain material agreements;

•
SEC filings, financial statements, absence of off-balance sheet arrangements, and internal controls;

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absence of certain changes since August 31, 2020;

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litigation and absence of undisclosed liabilities;

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employee benefit plans;

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compliance with laws and existence of applicable permits, privacy and security;

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inapplicability of takeover statutes;

•
environmental matters;

•
taxes;

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financial institutions;

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labor and employment matters;

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intellectual property;

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insurance;

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broker’s, investment banker’s and finder’s fees;

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opinion of KushCo’s financial advisor;

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ownership of Greenlane voting stock;

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material contracts and governmental contracts;

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affiliate transactions;

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relationships with customers, suppliers, distributors and sales representatives;

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compliance with anti-money laundering laws;

•
compliance with the Foreign Corrupt Practices Act; and

•
disclaimer of other representations and warranties.

Representations and Warranties Greenlane, Merger Sub 1, and Merger Sub 2
The Merger Agreement includes representations and warranties by Greenlane, Merger Sub 1 and Merger Sub 2 relating to, among other things:
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organization, good standing and qualification;

•
capital structure;

•
corporate authority;

•
governmental filings;

•
absence of any conflict with or violation of organizational documents or applicable laws, absence of any filings with or consent by a governmental entity, and the absence of any violation or breach of or default or notice and consent requirements under, certain material agreements;

•
SEC filings, financial statements, absence of off-balance sheet arrangements, and internal controls;

•
absence of certain changes since September 30, 2020;

•
litigation and absence of undisclosed liabilities;

•
employee benefit plans;

•
compliance with laws and existence of applicable permits, privacy and security;

•
inapplicability of takeover statutes;

•
environmental matters;

•
taxes;

•
financial institutions;

•
labor and employment matters;

•
ownership of KushCo common stock;

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insurance;

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intellectual property;

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broker’s, investment banker’s, finder’s and other fees;

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opinion of the Greenlane Special Committee’s financial advisor;

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material contracts and governmental contracts;

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affiliate transactions;

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relationships with customers, suppliers, distributors and sales representatives;

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compliance with anti-money laundering laws;

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compliance with the Foreign Corrupt Practices Act;

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the operations of Merger Sub 1 and Merger Sub 2; and

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disclaimer of other representations and warranties.

Definition of “Material Adverse Effect”
Many of the representations of KushCo, on the one hand, and Greenlane, Merger Sub 1 and Merger Sub 2, on the other hand, are qualified by a “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless their failure to be true or correct, individually or in the aggregate, has had, or would reasonably be expected to have, a material adverse effect).
“Company Material Adverse Effect”
For the purposes of the Merger Agreement, “company material adverse effect” means a material adverse effect on the business, financial condition or results of operations of KushCo and its subsidiaries, taken together, as a whole, excluding any effect to the extent that it results from or arises out of the following:
1.
changes in the economy or financial markets generally in the United States or any foreign jurisdiction;

2.
changes in the general political conditions in the United States or any foreign jurisdiction, or changes in the securities markets, credit markets, currency markets or other financial markets, including changes in interest rates or exchange rates;
3.
changes that are the result of acts of war or terrorism, including any escalation or worsening of any such acts of war or terrorism;

4.
any hurricane, tornado, flood, earthquake or other natural disaster;

5.
changes that are the result of factors generally affecting the industry in which KushCo and its subsidiaries operate;

6.
the execution and delivery of the Merger Agreement or the public announcement or pendency of the transactions contemplated hereby, including any litigation resulting or arising therefrom or with respect thereto;

7.
changes in U.S. GAAP or in any applicable law or in the interpretation thereof;

8.
any failure, in and of itself, of KushCo to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be a “company material adverse effect”);

9.
any change, in and of itself, in the market price or trading volume of securities of KushCo, including the KushCo common stock (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be a “company material adverse effect”);

10.
any action taken at the request of Greenlane;

11.
any action taken by KushCo that is expressly permitted by the Merger Agreement; or

12.
any epidemic, pandemic, human health crisis or disease outbreak (including COVID-19), or the worsening thereof.

provided that the exclusions listed in numbers one, two, three, four, five and twelve above shall not apply to the extent such effects disproportionately adversely affect KushCo and its subsidiaries compared to other companies of similar size operating in the United States in the industry in which KushCo and its subsidiaries operate.
“Greenlane Material Adverse Effect”
For the purposes of the Merger Agreement, “Greenlane material adverse effect” means, a material adverse effect on the business financial condition or results of operations of Greenlane and its subsidiaries, taken together as a whole. Excluding any effect to the extent that it results from or arises out of the following:
1.
changes in the economy or financial markets generally in the United States or any foreign jurisdiction;

2.
changes in the general political conditions in the United States or any foreign jurisdiction, or changes in the securities markets, credit markets, currency markets or other financial markets, including changes in interest rates or exchange rates;

3.
changes that are the result of acts of war or terrorism, including any escalation or worsening of any such acts of war or terrorism;

4.
any hurricane, tornado, flood, earthquake or other natural disaster;

5.
changes that are the result of factors generally affecting the industry in which Greenlane and its subsidiaries operate;

6.
the execution and delivery of the Merger Agreement or the public announcement or pendency of the transactions contemplated hereby, including any litigation resulting or arising therefrom or with respect thereto;

7.
changes in U.S. GAAP or in any applicable law or in the interpretation thereof;

8.
any failure, in and of itself, of Greenlane to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be a “Greenlane material adverse effect”);

9.
any change, in and of itself, in the market price or trading volume of securities of Greenlane, including Greenlane common stock (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be a “Greenlane material adverse effect”);

10.
any action taken at the request of KushCo;

11.
any action taken by Greenlane that is expressly permitted by the Merger Agreement; or

12.
any epidemic, pandemic, human health crisis, or disease outbreak (including COVID-19), or the worsening thereof.

provided that the exclusions listed in numbers one, two, three, four, five and twelve above shall not apply to the extent such effects disproportionately adversely affect Greenlane and its subsidiaries compared to other companies of similar size operating in the United States in the industry in which Greenlane and its subsidiaries operate.
Covenants and Agreements
Conduct of Business of KushCo Pending the Mergers
KushCo has agreed to certain restrictions on it and its subsidiaries until the effective time of Merger 1. In general, except as otherwise expressly permitted by the Merger Agreement, required by applicable law or as agreed to in writing by Greenlane, KushCo has agreed to use its commercially reasonable efforts to, and will cause each of its subsidiaries to, (i) carry on its respective businesses in all material respects in the ordinary course, consistent with past practice, and (ii) use its commercially reasonable efforts to preserve their business organizations, assets and properties in good repair and condition and preserve the relationships with those persons having significant business dealings with KushCo and its subsidiaries. Without limiting the generality of the foregoing, neither KushCo nor any of its subsidiaries will (subject to certain exceptions), without the prior written consent of Greenlane (such consent not to be unreasonably withheld, delayed or conditioned):
•
amend the charter, bylaws or other organizational documents of KushCo or its subsidiaries;

•
merge or consolidate KushCo or any of its subsidiaries with any other person, except for any such transactions among its wholly owned subsidiaries;

•
other than in connection with the exercise or settlement of any KushCo equity awards, issue, sell, pledge, dispose of, grant, transfer, encumber or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of KushCo’s capital stock or any of its subsidiaries or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants, or other rights of any kind to acquire any shares of such capital stock or exchangeable securities, other than: (i) grants of KushCo equity awards to new hires in the ordinary course of business or (ii) grants of KushCo equity awards up to $100,000, in the aggregate, to non-executive officer employees;

•
make any loans, advances, or capital contributions to or investments in any other person;

•
declare, set aside, make, or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of KushCo’s capital stock or enter into any agreement with respect to the voting of its capital stock;

•
other than in connection with tax withholding related to a KushCo equity award, reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of KushCo’s capital stock or securities convertible or exchangeable into or exercisable for any shares of KushCo’s capital stock;

•
incur any indebtedness or guarantee any indebtedness of another person, or issue or sell any debt securities or warrants or other rights to acquire any of its debt securities or of any of KushCo’s subsidiaries;

•
except as may be required as a result of a change in applicable law or U.S. GAAP or as required by the KushCo’s auditors or accountants, make any changes with respect to accounting policies or procedures;

•
except as may be required as a result of a change in applicable law, make, change or revoke any material tax election, material method of tax accounting or any annual tax accounting period;

•
transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse (except with respect to patents expiring in accordance with their terms) or expire or otherwise dispose of any of KushCo’s material assets, product lines or businesses or those of KushCo’s subsidiaries, including capital stock of any of KushCo’s subsidiaries;

•
materially increase any compensation or benefit provided to or to be provided to any current or former employee or other service provider of KushCo or any of its subsidiaries, other than increases in the ordinary course of business and increases in compensation to certain employees, who are non-executive officers, which are reasonably necessary to bring such compensation to market level compensation;

•
enter into or adopt any new KushCo employee benefit plan or amend in any material respect or terminate any KushCo employee benefit plan;

•
accelerate the funding or vesting of any compensation or benefit;

•
make any material contribution to any KushCo employee benefit plan other than contributions made in the ordinary course of business;

•
enter into, materially amend, or terminate any material contract or any contract that would have been a KushCo material contract if it were in effect as of the date of the Merger Agreement;

•
acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or substantially all of the assets of any of the foregoing;

•
make any payment or accrual of, or commit to, capital expenditures for any period that are greater than 105% of the capital expenditures reflected in the KushCo’s capital expenditure budget provided to Greenlane prior to the date of the Merger Agreement;

•
compromise, settle or agree to settle any action, claim or suit (including any action, claim or suit relating to the Merger Agreement or the transactions contemplated by the Merger Agreement), or consent to the same, other than compromises, settlements or agreements with no obligation to KushCo and its subsidiaries other than payment of cash; and

•
agree, authorize or commit to do any of the foregoing actions.

Conduct of Business of Greenlane pending the Mergers
Greenlane has agreed to certain restrictions on it and its subsidiaries until the effective time of Merger 1. In general, except as otherwise expressly permitted by the Merger Agreement, required by applicable law or as agreed to in writing by KushCo, Greenlane has agreed to use its commercially reasonable efforts to, and will cause each of its subsidiaries to, (i) carry on its respective businesses in all material respects in the ordinary course, consistent with past practice, and (ii) use commercially reasonable efforts to preserve their business organizations, assets and properties in good repair and condition and relationships with those persons having significant business dealings with Greenlane and its subsidiaries. Without limiting the generality of the foregoing, neither Greenlane nor any of its subsidiaries will (subject to certain exceptions), without the prior written consent of KushCo (such consent not to be unreasonably withheld, delayed or conditioned) take the corresponding actions that KushCo is prevented from taking (as set forth above (see “— Conduct of Business of KushCo Pending the Mergers” — beginning on page 214 of this joint proxy statement/prospectus) and will not:
•
take or fail to take, any action the taking or failure to take of which would have, or could reasonably be expected to have, the effect of (a) causing, triggering or resulting in any payments pursuant to the TRA or (b) failing to satisfy any material obligations of Greenlane pursuant to the terms of the TRA.

No Solicitations
Under the Merger Agreement, each of Greenlane and KushCo has agreed it will not, nor will it permit any of its subsidiaries to, and shall use commercially reasonable efforts to cause respective representatives not to, directly or indirectly through another person, (i) solicit, initiate seek or knowingly encourage or knowingly facilitate any inquiries, discussions, requests, proposals, or offers with respect to, or the announcement, making or completion of, any Acquisition Proposal, or any inquiry, discussion, request, proposal or offer that would reasonably be expected to lead to any Acquisition Proposal (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any person other than Greenlane or KushCo, or their respective representatives, as applicable, any non-public information or data with respect to any Acquisition Proposal, as applicable, (iii) approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case providing for an Acquisition Proposal, as applicable, or require or have the effects of requiring KushCo or Greenlane, as applicable, to abandon, terminate or materially breach its obligations under the Merger Agreement or fail to consummate the Mergers, or (iv) agree to or propose publicly to do any of the foregoing.
For purposes of the Merger Agreement, “Acquisition Proposal” means any proposal, offer or inquiry from any person or “group”, within the meaning of Section 13(d) of the Exchange Act, relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture (other than joint ventures in the ordinary course), transfer or disposition or similar transaction, (A) of assets or businesses of KushCo and its Subsidiaries on the one hand or Greenlane and its subsidiaries, on the other hand, in each case taken as a whole, (x) that generate 20% or more of the net revenues or net income of KushCo and its subsidiaries on the one hand and Greenlane and its subsidiaries, on the other hand, in each case taken as a whole, immediately prior to such transaction, or (y) that represent 20% or more of the consolidated total assets (based on fair market value) of KushCo and its subsidiaries on the one hand or Greenlane and its subsidiaries, on the other hand, in each case taken as a whole, immediately prior to such transaction, (B) of 20% or more of any class of capital stock, other equity security or voting power of KushCo or Greenlane, as applicable or any resulting parent company of KushCo or Greenlane, as applicable (including through any tender offer or exchange offer in which any person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 20% or more of the outstanding shares of any class of voting securities of KushCo or Greenlane, as applicable, or (C) any combination of the foregoing, in each case ((A) through (C)), other than the Mergers and the other transactions contemplated by the Merger Agreement.
Notwithstanding the restrictions set forth above, prior to the approval of the KushCo Requisite Vote or Greenlane Requisite Vote (each as described in “Requisite Votes” above), as applicable, if (i) KushCo, Greenlane or any of their respective subsidiaries receives an unsolicited written Acquisition Proposal made by a third party after the date of the Merger Agreement that the KushCo Board or the Greenlane Board, as applicable, believes in good faith to be bona fide, (ii) such Acquisition Proposal was not the result of a material violation of the Merger Agreement (provided KushCo and Greenlane agree that, in connection with a bona fide Acquisition Proposal by third party, KushCo, the KushCo Board, Greenlane and the Greenlane Board, as applicable, may request clarification of the terms and conditions thereof so as to determine whether such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal), and (iii) the KushCo Board, the Greenlane Special Committee or Greenlane Board, as applicable, determines in good faith (after consultation with outside counsel and its respective financial advisor) that such Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Superior Proposal, then KushCo or Greenlane, as applicable, may (and may authorize their respective subsidiaries and their representatives to) (x) furnish non-public information with respect to KushCo, Greenlane or their respective subsidiaries to the person making such Acquisition Proposal (and its representatives) pursuant to a confidentiality agreement; provided that any non-public information provided to any person given such access shall have previously been provided to KushCo or Greenlane, as applicable or shall be provided to KushCo or Greenlane, as applicable prior to or as promptly as practicable after it is provided to such person (but in any event within 48 hours thereafter), and (y) engage in discussions and participate in negotiations with the person making such Acquisition Proposal as the KushCo Board or Greenlane Board, as applicable, deems appropriate in its sole and absolute discretion.
For purposes of the Merger Agreement, “Superior Proposal” means any bona fide written Acquisition Proposal made by a third party after the date hereof (with all percentages included in the definition of “Acquisition Proposal” increased to 80%), taking into account all legal, financial, regulatory and other aspects of the proposal and the person making the proposal, that, if consummated, would be more favorable to the stockholders of KushCo or Greenlane, as applicable, taken as a whole, from a financial point of view, than the transactions contemplated by the Merger Agreement (including any adjustment to the terms and conditions thereof proposed in writing by KushCo or Greenlane, as applicable, in response to any such Acquisition Proposal).
Under the Merger Agreement KushCo is required to notify Greenlane promptly, and Greenlane is required to notify KushCo promptly, if it receives any Acquisition Proposal, or any request for non-public information relating to KushCo or any of its subsidiaries, or Greenlane and any of its subsidiaries, as applicable (but, in either case, in no event more than 48 hours following receipt of such Acquisition Proposal, as applicable, or request for such information). Such notification shall include, to the extent then known, the identity of the parties and a copy of such Acquisition Proposal, which may be redacted to the extent necessary to protect confidential information of the business or operations of the person making such Acquisition Proposal, or if not made in writing, a written description of the material terms thereof; subject to the terms of any confidentiality agreement entered into prior to the date of the Merger Agreement, between KushCo and Greenlane, as applicable, and the person making such Acquisition Proposal. Neither KushCo nor Greenlane may furnish non-public information to, or enter into any discussions or negotiations with, any such person making any Acquisition Proposal (other than to request a waiver of any confidentiality restrictions limiting the provision of such information to KushCo or Greenlane, as applicable) prior to the provision of such information to KushCo or Greenlane, as applicable. Each party will keep the other reasonably apprised, on a reasonably current basis, of any material developments with respect to discussions and negotiations concerning any such Acquisition Proposal and drafts of proposed agreements in respect of such Acquisition Proposal. After the date of the Merger Agreement, neither KushCo nor Greenlane may enter into any confidentiality or similar agreement that would prohibit it from providing such information to the other party.
Except as provided below, the KushCo Board or the Greenlane Board, as applicable shall not (i)(A) fail to make and shall not withdraw (or modify or qualify in any manner adverse to KushCo or Greenlane, as applicable or publicly propose to withdraw, modify or qualify in any manner adverse to KushCo or Greenlane, as applicable) the approval, recommendation or declaration of advisability by the KushCo Board or the Greenlane Board, as applicable, of this Agreement, the Mergers or any of the other transactions contemplated hereby, (B) adopt, approve, or publicly recommend, endorse or otherwise declare advisable the adoption of any Acquisition Proposal, or (C) fail to include in the Prospectus/Proxy Statement (as defined below in “— Proxy Filing; Stockholder Meetings —”) a recommendation that, with respect to KushCo, the KushCo stockholders approve and adopt the Merger Agreement and KushCo Merger Proposal and with respect to Greenlane, the applicable Greenlane stockholders approve and adopt the Greenlane Merger Proposal,

Greenlane Charter Amendment Proposal and the Greenlane Stock Issuance Proposal (each as described above in “— Requisite Votes —” and each such action being referred to as an “Adverse Recommendation Change”), or (ii) cause or permit KushCo or Greenlane, as applicable or any of their respective subsidiaries to enter into any agreement relating to any Acquisition Proposal (other than an acceptable confidentiality agreement).
Notwithstanding anything in Merger Agreement or as described above to the contrary, at any time prior to obtaining, with respect to KushCo, the KushCo Requisite Vote, and with respect to Greenlane, the Greenlane Requisite Vote, the KushCo Board or the Greenlane Board, as applicable may:
1.
(i) make an Adverse Recommendation Change (and may thereafter and following the termination of the Merger Agreement cause or permit KushCo or Greenlane, as applicable or any of their respective subsidiaries to enter into any agreement relating to an unsolicited written bona fide Acquisition Proposal), if (A) such Acquisition Proposal was not the result of a material violation of the Merger Agreement and such Acquisition Proposal is not withdrawn, and (B) with respect to the KushCo Board and, with respect to Greenlane, the Greenlane Special Committee or Greenlane Board has determined in good faith (after consultation with outside counsel and its financial advisors and taking into account all adjustments to the terms of the Merger Agreement that may be offered by KushCo or Greenlane, as applicable pursuant to the clause in bullet (y) below) that such Acquisition Proposal constitutes a Superior Proposal and, with respect to KushCo, the KushCo Board, and with respect to Greenlane, the Greenlane Special Committee or Greenlane Board has reasonably determined (after consultation with outside counsel) that the failure to make an Adverse Recommendation Change would be inconsistent with the fiduciary duties owed by the KushCo Board, the Greenlane Special Committee or Greenlane Board, as applicable, to the stockholders of KushCo or Greenlane, as applicable, under applicable law; and

2.
(ii) make an Adverse Recommendation Change if, in the absence of an Acquisition Proposal, (A) an Intervening Event has occurred, and (B) the KushCo Board or the Greenlane Special Committee or Greenlane Board, as applicable reasonably determines in good faith (after consultation with outside counsel and taking into account all adjustments to the terms of the Merger Agreement that may be offered by KushCo or Greenlane described below) that the failure to make such Adverse Recommendation Change would be inconsistent with the duties of the members of the KushCo Board, or the Greenlane Special Committee or Greenlane Board, as applicable, under applicable law.

So long as, in the case of 1 or 2 immediately above,
•
(x) three business days prior to making any such Adverse Recommendation Change, KushCo or Greenlane, as applicable, has notified the other party in writing that the KushCo Board or Greenlane Board, as applicable intends to make an Adverse Recommendation Change, in connection with a Superior Proposal or an Intervening Event (each, a “Change Notice”):

•
in a case where the Change Notice relates to a Superior Proposal, such Change Notice shall include the identity of the party who made such Superior Proposal and all of the material terms and conditions of such Superior Proposal and KushCo or Greenlane, as applicable, shall attach a copy of the most current version of the agreement related to such Superior Proposal, and

•
in a case where the Change Notice relates to an Intervening Event, such Change Notice shall include a description of such Intervening Event.

and
•
(y) During the three business days beginning on the date of delivery of the applicable Change Notice, the party receiving such Change Notice shall have offered to negotiate with (and, if accepted, negotiated, and caused its representatives to negotiate, in good faith) KushCo or Greenlane, as applicable, in making adjustments to the terms and conditions of the Merger Agreement such that:

•
in circumstances involving or relating to an Acquisition Proposal, such Superior Proposal ceases to be a Superior Proposal (provided that any material amendment, material supplement or material modification to any Acquisition Proposal shall be deemed a new Acquisition Proposal and KushCo and Greenlane, as applicable, may not terminate the Merger Agreement pursuant to the terms of the Merger Agreement or make an Adverse Recommendation Change pursuant to sub-paragraph 1 above unless KushCo or Greenlane, as applicable has again complied with the requirements described in this paragraph with respect to each such new Acquisition Proposal including sending a Change Notice with respect to each such new Acquisition Proposal (except that the new negotiation period with respect to any revised Acquisition Proposal shall be two business days, instead of three business days), and
•
in circumstances not involving an Acquisition Proposal, the adjustments eliminate the need for the KushCo Board or Greenlane Board, as applicable, to make an Adverse Recommendation Change.

For the purposes of the Merger Agreement, an “Intervening Event” means a material fact, event, circumstance, development, effect, condition or change that occurs, arises or comes to the attention of the KushCo Board or the Greenlane Board or the Greenlane Special Committee, as applicable, after the date of the Merger Agreement that (A) affects the business, assets or operations of KushCo, Greenlane or their respective subsidiaries, as applicable, (B) was not known to, or reasonably foreseeable by, the KushCo Board or the Greenlane Board, as applicable (assuming consultations with appropriate officers and representatives of KushCo or Greenlane, as applicable) on the date of the Merger Agreement (or if known, the magnitude or material consequences of which were not known by the KushCo Board or the Greenlane Board, as applicable, as of the date of the Merger Agreement), and (C) becomes known to the KushCo Board or the Greenlane Board, as applicable, prior to receipt of the KushCo Requisite Vote or Greenlane Requisite Vote, as applicable; provided that (x) the receipt, existence of or terms of an Acquisition Proposal shall not constitute, or be considered in determining whether there has been, a Intervening Event, and (y) a change in the market price or trading volume of the equity or debt securities of KushCo or Greenlane, as applicable, or of the equity or credit ratings or the ratings outlook for KushCo, Greenlane or any of their respective subsidiaries, as applicable by any applicable rating agency shall not (in and of themselves) constitute a Intervening Event (provided, further, that the underlying causes of such change or fact shall not be excluded by this clause (y)).
The Merger Agreement does not prohibit KushCo or Greenlane (or their respective subsidiaries and representatives) from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making a statement contemplated by Item 1012(a) of Regulation M-A or Rule 14d-9 promulgated under the Exchange Act, or from issuing a “stop, look and listen” statement pending disclosure of its position thereunder.
The Merger Agreement requires KushCo and Greenlane to (and to cause their respective subsidiaries and direct their respective representatives to) immediately cease and terminate any existing activities, discussions and negotiations conducted with any person before the execution of the Merger Agreement with respect to, or that could reasonably be expected to lead to, an Acquisition Proposal and to terminate access of any such person to any data rooms (virtual or actual) containing any information relating to such party and its subsidiaries.
Proxy Filing; Stockholder Meetings
The Merger Agreement provides that Greenlane and KushCo will promptly prepare and Greenlane has agreed to prepare and file with the SEC a registration statement on Form S-4 (together with any supplements or amendments thereto, the “S-4 Registration Statement”) to register the Greenlane Class A common stock to be issued pursuant to Merger 1 as promptly as practicable and in any event within 45 days following the date of the Merger Agreement. The S-4 Registration Statement shall include a joint proxy statement for the KushCo and Greenlane stockholders meetings, as applicable and a prospectus with respect to the issuance of the Greenlane Class A common stock pursuant to Merger 1 (the “Prospectus/Proxy Statement”). Greenlane and KushCo also will use their reasonable best efforts to (i) have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after filing and (ii)  mail or deliver this joint prospectus/proxy statement to its respective stockholders as promptly as practicable after the S-4 Registration Statement is declared effective.

KushCo and Greenlane will each, in accordance with applicable laws and their respective organizational documents, take all action necessary to convene a meeting of the holders of KushCo common stock, with respect to KushCo, and Greenlane common stock, with respect to Greenlane, as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of the Merger Agreement, and with respect to Greenlane, to vote upon the Greenlane Stock Issuance Proposal, the Greenlane Charter Amendment Proposal, the Greenlane Plan Proposal, the Greenlane Merger Proposal, the Greenlane Director Proposal, Greenlane Auditor Proposal, and Greenlane Adjournment Proposal (in each case as defined in “The Greenlane Annual Meeting — Vote Required for Approval —” beginning on 100 of this joint proxy statement/prospectus).
Other Filings; Efforts
The Merger Agreement provides that Greenlane and KushCo shall use, and cause their respective subsidiaries to use, their reasonable best efforts to properly prepare and file any other filings required under any other law or take or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Mergers and the transactions contemplated by the Merger Agreement, provided, that none of Greenlane, KushCo nor their respective subsidiaries shall be obligated to litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order (whether temporary, preliminary or permanent), propose, negotiate, or agree to the sale, divestiture, license or other disposition of any assets or businesses, accept any operating restrictions on its business or assets, or take any action that would limit the right of Greenlane or KushCo, or their respective subsidiaries or affiliates, as applicable, to own or operate their respective businesses or assets.
Greenlane and KushCo have filed the required filings under the HSR Act. Without the prior written consent of the other party, neither Greenlane nor KushCo (nor any of their respective subsidiaries or affiliates) will consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by the Merger Agreement, including the Mergers, nor withdraw its notification and report form filed pursuant to the HSR Act or any other filing made to any governmental authority.
Under the Merger Agreement, Greenlane and KushCo agree to cooperate with each other in connection with obtaining any approvals, consents, registrations, permits, authorizations and other confirmations from any governmental authority required to consummate the Mergers and other transactions contemplated by the Merger Agreement and will, unless otherwise prohibited by law, (i) promptly inform the other party of any communication from any governmental authority; (ii) consult and cooperate with, and consider in good faith the view of, one another, in connection with any documents or appearances submitted or made in connection with proceedings under the HSR Act or other antitrust laws;, (iii) promptly provide each other with copies of all written communications to or from any governmental authority; (iv) use good faith efforts to each other reasonable advance notice of all meetings, telephone conference or other oral communications with any governmental authority; and (v) not participate independently in any meeting or engage in any conversation with any governmental authority in respect of any filing, investigation or other inquiry without giving the other party reasonable prior notice of such meeting or conversation and the opportunity to attend or participate (whether by telephone or in person) in any such meeting with such governmental authority.
Taxation
Each of Greenlane and KushCo shall use its reasonable best efforts to cause the Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code and shall not take or knowingly fail to take (and shall cause their respective affiliates to not take or knowingly fail to take) any action, whether before or after the effective time of Merger 2, that could reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code. Each party shall also use its reasonable best efforts to obtain an opinion of its respective counsel relating to such tax treatment and to provide duly executed tax representation letters.
Access to Information; Confidentiality
Subject to certain limitations, the Merger Agreement requires both Greenlane and KushCo to provide to the other, subject to applicable law, access to such financial and operating data and other information with respect to the business, properties, offices, books, contracts, records and personnel of the other as either Greenlane and KushCo, as applicable, may from time to time reasonably request during normal business hours.
Any information or access provided pursuant to this provision shall be governed by the confidentiality agreement entered into between the parties and each of Greenlane and KushCo will cause its respective representatives to comply with the terms of such confidentiality agreement.
Stock Exchange Listing and Delisting
Greenlane shall use its reasonable best efforts to cause the Greenlane Class A common stock to be issued in Merger 1 to be approved for listing on Nasdaq (subject to official notice of issuance). If Nasdaq determines that the transactions contemplated by the Merger Agreement would result in a “change of control” under Nasdaq Stock Market Rule 5110, each of Greenlane and KushCo shall use its reasonable best efforts to cause the listing of Greenlane or KushCo, after giving effect to the Mergers, to be approved for initial listing on the Nasdaq Global Market prior to the closing of the Mergers in accordance with such rule.
Prior to the closing, KushCo shall cooperate with Greenlane and use its reasonable best efforts to enable the delisting by the surviving limited liability company of the shares of KushCo common stock from OTCQX Best Market and deregistration of the shares of KushCo common stock under the Exchange Act as promptly as practicable after the effective time of Merger 1.
Public Announcements
Each of Greenlane and KushCo issued a joint press release on March 31, 2021 and further agreed that neither party shall issue any press release or make any public announcement with respect to the Mergers without the prior written consent of the other party (which consent will not be unreasonably withheld, conditioned or delayed) except to the extent the information contained therein related to the Mergers and other transactions contemplated by the Merger Agreement is substantially consistent with the March 31, 2021 press release or public announcement previously consented to by the parties.. However, such consent is not required for any such press release, public statement or filing as may be required by law, obligations pursuant to any listing agreement with or any rules of any national securities exchange, by the request of any governmental entity, pursuant to a communication plan approved in writing by the parties or any press release or other public announcement made or proposed to be made by an Acquisition Proposal following an Adverse Recommendation Change.
Indemnification of Officers and Directors; Insurance
Each of Greenlane and the surviving limited liability company in Merger 2, shall jointly and severally indemnify and hold harmless, to the fullest extent permitted by applicable law and KushCo’s organizational documents (and Greenlane and the surviving limited liability company in Merger 2 shall also provide for the advancement of expenses as incurred to the fullest extent permitted by applicable law and KushCo’s organizational documents) each present and former director and officer of KushCo and its subsidiaries (each, an “Indemnified Party” and collectively, the “Indemnified Parties”) against costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement in connection with any actual or threatened claim, action suit, proceeding or investigation, whether civil, criminal, administrative or investigative arising out of or pertaining to the matters existing or occurring at or prior to the effective time of Merger 2, including the transactions contemplated by the Merger Agreement.
All rights to indemnification and exculpation from liabilities for acts or omissions at or prior to the effective time of Merger 2 in favor of each Indemnified Party provided for in the applicable charter, bylaws, other applicable organizational documents of KushCo or its subsidiaries or any indemnification or other agreements of KushCo or any of its subsidiaries will survive the Mergers and continue in full force and effect until the expiration of the applicable statute of limitations under applicable law or such later date as is provided pursuant to the terms of such arrangements. From and after the effective time of Merger 1, Greenlane will comply with and honor, and will cause the surviving corporation in Merger 1 to comply with and honor, the foregoing obligations. From and after the effective time of Merger 2, Greenlane and the surviving limited liability company in Merger 2 will not amend, repeal or otherwise modify the organizational documents of the surviving limited liability company in Merger 2 or KushCo’s subsidiaries in any manner that could reasonably be expected to adversely affect the rights of the Indemnified Parties with respect to their acts or omissions occurring at or prior to the effective time of Merger 2.
Greenlane will cause the surviving limited liability company in Merger 2 to either: (i) continue to maintain in effect for a period of at least six years from and after the effective time of Merger 1 the directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, the “D&O Insurance”) in place as of the date of the Merger with benefits and levels of coverage at least as favorable as provided in KushCo’s existing policies as of the date of the Merger Agreement, (ii) purchase comparable D&O insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in KushCo’s existing policies as of the date of the Merger Agreement or (iii) obtain and pay for a “tail” D&O Insurance with a claims period of at least six years from and after the effective time of Merger 1 with benefits and levels of coverage at least as favorable as provided in KushCo’s existing policies as of the date of the Merger Agreement with respect to matters existing or occurring at or prior to the effective time of Merger 1 from an insurance carrier with the same or better credit rating as KushCo’s insurance carrier as of the date of the Merger Agreement, provided, that the annual premium for such insurance policies would not be in excess of 300% (the “Maximum Premium”) of the annual premiums currently paid by KushCo for such coverage. If the annual premium for such insurance policies exceeds Maximum Premium, the surviving limited liability company in Merger 2 shall obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium. Prior to the effective time of Merger 1, Greenlane and KushCo will use their respective reasonable best efforts to obtain D&O insurance that meets the above requirements at the best available price.
Greenlane or the surviving limited liability company in Merger 2 shall ensure that any successor and assigns of Greenlane or the surviving limited liability company in Merger 2 shall assume the obligations of Greenlane and the surviving limited liability company in Merger 2 described above.
Transaction Litigation
Each of Greenlane and KushCo will promptly notify the other party of any commenced action by any governmental entity or other person, or to the applicable party’s knowledge, threatened action, that questions the validity or legality of the Mergers or any other transactions contemplated by the Merger Agreement or seeks damages in connection therewith. Greenlane and KushCo, as applicable, shall promptly notify the other party of such matter and shall keep the other party reasonably informed with respect to the status thereof.
Other Covenants and Agreements
The Merger Agreement contains certain other covenants and agreements, including the following covenants and agreements:
•
Greenlane shall provide, or cause to be provided, to each employee of KushCo and its subsidiaries that remains an employee of Greenlane, the surviving limited liability company in the Merger 2 or any of their subsidiaries with (i) base compensation no less favorable than that in effect immediately prior to the effective time of Merger 1, (ii) cash bonus, commission and equity compensation that, on an aggregate basis, are no less favorable than those provided immediately prior to the effectiveness of Merger 1, and (iii) other compensation and benefits that are no less favorable, in the aggregate, than those provided to similarly situated employees of Greenlane and its subsidiaries;

•
Greenlane shall cause, for the purposes under the benefit plans and arrangements of Greenlane and its subsidiaries covering any individual who was employed by KushCo or its subsidiaries immediately prior to the effective time of Merger 1 (i) that such employees are credited with his or her service years with KushCo or its subsidiaries (including, in each case, their predecessors) immediately prior to the effective time of Merger 1 (but not for purposes of benefit accrual, except for vacation, if applicable), (ii) with respect for medical, dental, pharmaceutical and vision benefits, all pre-existing conditions and exclusions and “actively-at work” requirements to be waived and (iii) each such employees to be immediately eligible to participate, without any waiting time, in any Greenlane welfare benefits plans to the extent coverage under such plan replaces coverage under any existing KushCo benefit plans (taking into account, subject to Greenlane’s commercially reasonable efforts, any eligible expenses incurred by such employees (or their respective dependents) under such KushCo benefit plans, for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such persons);
•
if requested by Greenlane, KushCo shall adopt resolutions terminating its 401(k) plan and, if the resolutions are adopted, Greenlane shall allow such participants in such plan who are then actively employed to make rollover contributions of any or all of their “eligible rollover distributions” to the extent permitted by KushCo’s 401(k) plan;

•
each of Greenlane and KushCo shall grant such approvals and take such actions as necessary so that no takeover statute becomes applicable;

•
each of Greenlane and KushCo shall, prior to the effective time of Merger 1, and to the extent permitted by applicable law, take all such reasonable action within its control to exempt (i) the conversion of KushCo common stock and KushCo equity awards into Greenlane Class A common stock or Greenlane equity awards and (ii) the acquisition of Greenlane Class A common stock and Greenlane equity awards by officers and directors of KushCo, or by employees of KushCo who may become officers or directors of the Combined Company, from reporting requirements of Section 16(a) of the Exchange Act;

•
from the closing of the Mergers until the date that is 12 months after the closing of the Mergers, any action proposed to be taken by the Combined Company that would have, or would reasonably be expected to have, the effect of causing, triggering or resulting in any payments pursuant to Article IV of the TRA, including any such payments arising as a result of a Change of Control (as defined in the TRA), shall, to the extent such action would not otherwise require the approval of the Combined Company Board, require the approval of a majority of the independent members of the Combined Company Board;

•
the conversion of each share of Greenlane Class C common stock into one-third of a share of Greenlane Class B common stock pursuant to Article IV. F.2 of the Greenlane certificate of incorporation shall occur concurrently with the effectiveness of the Greenlane A&R Charter, subject to the occurrence of Merger 1;

•
immediately following the effective time of Merger 2, Greenlane shall contribute all of the limited liability company interest in Merger Sub 2 to Greenlane Holdings, LLC in exchange for a number of Greenlane Holdings, LLC common units equal to the number of shares of Greenlane Class A common stock issued in Merger 1, cash and other property as may be reasonably required to effect the Mergers and any other transactions contemplated by the Merger Agreement;

•
subject to certain conditions, Greenlane, in its sole discretion, upon reasonable notice to KushCo, may request that KushCo and KushCo shall, upon such request, immediately prior to the closing of the Mergers convert or cause the conversion of KCH Distribution Inc. and/or KIM International Corporation into limited liability companies or other entities;

•
other than in connection with the payment of the KushCo Termination Fee or the Greenlane Termination Fee described below “— Termination of the Merger Agreement —”, all costs, fees and expenses incurred in connection with the Mergers and the transactions contemplated by the Merger Agreement will be paid by the party incurring those fees and expenses (including the fees and expenses of counsel); provided, if either party incurs greater than $200,000 of costs, fees and expenses in connection with regulatory approvals, the costs, fees and expenses of the party exceeding $200,000 shall be borne 50% by KushCo and 50% by Greenlane and each party is responsible for one-half of any filing fees incurred in connection with the filings under the HSR Act or any other antitrust laws; and

•
Greenlane and KushCo shall conduct a “true-up” with respect to the costs, fees, and expenses incurred pursuant to the Merger Agreement within five business days after each calendar month (and, if the Merger Agreement is terminated, within five business days after such termination) in order to allocate (and reimburse, to the extent applicable) the fees, costs and expenses in the ratios set forth above on a monthly basis.

Conditions to Completion of the Mergers
Mutual Closing Conditions
The obligation of each party to the Merger Agreement to effect the Mergers and consummate the other transactions contemplated by the Merger Agreement is subject to the satisfaction, waiver on, or prior to the closing date, of the following conditions:
•
receipt of the KushCo Requisite Vote;

•
receipt of the Greenlane Requisite Vote;

•
the shares of Greenlane Class A common stock issuance to the KushCo stockholders will have been authorized for listing on Nasdaq upon official notice of issuance or the listing of Greenlane or KushCo, after giving effect to the Mergers on Nasdaq will have been approved;

•
the waiting period (and any extensions thereof) applicable under the HSR Act will have expired or been terminated;

•
The S-4 Registration Statement will have been declared effective and no stop order suspending the effectiveness of such S-4 Registration Statement will have been issued, and no proceeding for that purpose will have been initiated or threatened by the SEC;

Additional Closing Conditions for the Benefit of Greenlane, Merger Sub 1 and Merger Sub 2
The obligations of Greenlane, Merger Sub 1 and Merger Sub 2 to effect the Mergers and to consummate the other transactions contemplated by the Merger Agreement are subject to the satisfaction, waiver on, or prior to the closing date of the Mergers of the following additional conditions:
•
The representations and warranties of KushCo set forth in the Merger Agreement shall be true and correct as of the closing date (without giving effect to any limitations as to “materiality”, “company material adverse effect” or similar qualifiers or any provisions relating to preventing, materially delaying or materially impairing the consummation of the transactions contemplated by the Merger Agreement) as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be so true and correct, individually or in the aggregate, does not have and would not reasonably be expected to have a KushCo Material Adverse Effect (as defined above in “Definition of Material Adverse Effect — Company Material Adverse Effect”), except that (x) the representations and warranties related to KushCo’s capital structure) shall be true and correct as of the closing date except for any de minimis inaccuracies, and (y) the representations and warranties with respect to organization, good standing and qualification, corporate authority; approval, no KushCo Material Adverse Effect, takeover statutes, and brokers and finders shall be true and correct as of the closing date in all respects;

•
KushCo having performed or complied with in all material respects all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing;

•
receipt by Greenlane of a certificate executed on behalf of KushCo to the effect that the conditions described in the first two bullets have been satisfied;

•
receipt by Greenlane of an opinion from Morrison & Foerster, or from another nationally recognized law firm proposed by KushCo that is acceptable to Greenlane, dated as of the closing date of the Mergers, to the effect that the Mergers will qualify as a reorganization within the meaning of Section 368(a) of the Code;

•
since the date of the Merger Agreement, there not having occurred an event, change, circumstance, occurrence or development, which individually or in the aggregate, has had or would reasonably be expected to have a KushCo Material Adverse Effect (as defined above in “— Definition of “Material Adverse Effect” — “Company Material Adverse Effect””); and

•
the repayment of certain indebtedness of KushCo unless certain identified indebtedness of KushCo is assumed by Greenlane or one of its subsidiaries.

Additional Closing Conditions for the Benefit of KushCo
The obligations of KushCo to effect the Mergers and consummate the other transactions contemplated by the Merger Agreement are subject to the satisfaction, waiver on, or prior to the closing date of the Mergers of the following additional conditions:
•
the representations and warranties of Greenlane, Merger Sub 1 and Merger Sub 2 set forth in the Merger Agreement shall be true and correct as of the closing date (without giving effect to any limitations as to “materiality”, “Greenlane material adverse effect” or similar qualifiers or any provisions relating to preventing, materially delaying or materially impairing the consummation of the transactions contemplated by the Merger Agreement) as though made on and as of the closing date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be so true and correct, individually or in the aggregate, does not have and would not reasonably be expected to have a Greenlane Material Adverse Effect (as defined above in “— Definition of “Material Adverse Effect” — “Greenlane Material Adverse Effect””), except that (x) the representations and warranties related to capital structure shall be true and correct as of the closing date except for any de minimis inaccuracies, and (y) the representations and warranties with respect to organization, good standing and qualification, corporate authority, no Greenlane Material Adverse Effect, takeover statutes, taxes, and brokers and finders shall be true and correct as of the closing date in all respects;

•
each of Greenlane, Merger Sub 1 and Merger Sub 2 having performed or complied with in all material respects all obligations required to be performed or complied with by it under the Merger Agreement at or prior to the closing;

•
receipt by KushCo of a certificate executed on behalf of Greenlane, to the effect that the conditions described in the first two bullets have been satisfied and a certificate executed on behalf of Merger Sub 1 and Merger Sub 2 to the effect that conditions described in the first two bullets have been satisfied;

•
receipt by KushCo of an opinion from Reed Smith, or from another nationally recognized law firm proposed by Greenlane that is acceptable to KushCo, dated as of the closing date of the Mergers, to the effect that the Mergers will qualify as a reorganization within the meaning of Section 368(a) of the Code;

•
since the date of the Merger Agreement, there not having occurred an event, change, circumstance, occurrence or development, which individually or in the aggregate, has had or would reasonably be expected to have a Greenlane Material Adverse Effect (as defined above in “— Definition of “Material Adverse Effect” — “Greenlane Material Adverse Effect””).

Termination of the Merger Agreement
Termination by Mutual Agreement
The Merger Agreement may be terminated at any time prior to of the effective time of Merger 1 by the mutual written consent of Greenlane and KushCo.
Termination by Either Greenlane or KushCo
The Merger Agreement may also be terminated at any time prior to the effective time of Merger 1 by either Greenlane or KushCo if:
1.
the consummation of the Mergers has not occurred on or before 11:59 p.m. Eastern Time on December 31, 2021 (the “Termination Date”), provided, the Termination Date may be extended to 11:59 p.m. Eastern Time on a date no later than January 30, 2022 by either Greenlane or KushCo if, as of December 31, 2021, if all conditions to closing have been satisfied or waived (other than those that by their terms are to be satisfied at the closing, provided that they would be satisfied if the closing were to occur on such date) other than expiration or termination of the waiting period (and any extensions thereof) applicable under the HSR Act, provided further, that this termination right is not available to any party that has breached, in any material respect, its obligations under the Merger Agreement in any manner that will have been the primary cause of the failure of the Mergers to be consummated by the Termination Date;
2.
any court or other governmental entity has entered, enacted, promulgated, enforced or issued any law, whether, temporary, preliminary or permanent, that would restrain, prevent, enjoin or otherwise prohibit any of the transactions contemplated by the Merger Agreement (provided, that this termination right will not be available to a party if such restraint, prevention, injunction or prohibition was primarily due to the failure of such party to perform any of its obligations under the Merger Agreement);

3.
the KushCo Requisite Vote (as described above in “— Requisite Votes —”) has not been obtained in a vote held at the KushCo stockholders meeting or at any adjournment or postponement thereof; or

4.
the Greenlane Requisite Vote (as described above in (as described above in “— Requisite Votes —”) has not been obtained in a vote held at the Greenlane stockholders meeting or at any adjournment or postponement thereof;

Termination by KushCo
The Merger Agreement may also be terminated by KushCo at any time prior to the effective time of Merger 1 if:
1.
there has been a breach of any representation, warranty, covenant or agreement made by Greenlane, Merger Sub 1 or Merger Sub 2 or any such representation and warranty shall have become untrue after the date of the Merger Agreement such that the conditions described in the first two bullets described in “— Additional Closing Conditions for the Benefit of KushCo —” would not be satisfied and such breach or condition is not curable, or if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by KushCo and (ii) the Termination Date;

2.
prior to obtaining the KushCo Requisite Vote, the KushCo Board makes an Adverse Recommendation Change, provided that such termination shall not be effective until KushCo has paid the KushCo Termination Fee described in “— Termination Fee Payable to Greenlane by KushCo —”;

3.
prior to receiving the Greenlane Requisite Vote; (i) the Greenlane Board or any committee thereof shall have effected an Adverse Recommendation Change; (ii) any person shall have first publicly announced an Acquisition Proposal with respect to Greenlane (or made any material modification thereto) and the Greenlane Board or any committee thereof fails to publicly reaffirm the approval, recommendation, or declaration of advisability by the Greenlane Board of the Merger Agreement, the Mergers or any of the transactions contemplated by the Merger Agreement within five business days (or if the Greenlane stockholders meeting is to be held within five business days, prior to the Greenlane stockholders meeting being held) of being requested to do so by KushCo; (iii) the Greenlane Board or any committee thereof approves, adopts, publicly endorses, declares advisable or recommends or enters into or allows Greenlane or any of its subsidiaries to enter into any agreement related to an Acquisition Proposal with respect to Greenlane; or (iv) Greenlane has materially breached or violated its obligations described above in “— No Solicitations —”; or

4.
a Greenlane Material Adverse Effect shall have occurred.

Termination by Greenlane
The Merger Agreement may also be terminated by Greenlane at any time prior to the effective time of Merger 1 if:
1.
there has been a breach of any representation, warranty, covenant or agreement made by KushCo or any such representation and warranty shall have become untrue after the date of the Merger Agreement such that the conditions described in the first two bullets described above in

“— Additional Closing Conditions for the Benefit of Greenlane, Merger Sub 1 and Merger Sub 2 —” would not be satisfied and such breach or condition is not curable, or if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by Greenlane and (ii) the Termination Date;
2.
prior to obtaining the Greenlane Requisite Vote, the Greenlane Board makes an Adverse Recommendation Change, provided that such termination shall not be effective until Greenlane has paid the Greenlane Termination Fee described in “— Termination Fee Payable to KushCo by Greenlane —”;

3.
prior to receiving the KushCo Requisite Vote, (i) the KushCo Board or any committee thereof shall have effected an Adverse Recommendation Change, (ii) any person shall have first publicly announced an Acquisition Proposal with respect to KushCo (or made any material modification thereto) and the KushCo Board or any committee thereof fails to publicly reaffirm the approval, recommendation, or declaration of advisability by the KushCo Board of the Merger Agreement, the Mergers or any of the transactions contemplated by the Merger Agreement within five business days (or if the KushCo stockholders meeting is to be held within five business days, prior to the KushCo stockholders meeting being held) of being requested to do so by Greenlane, (iii) the KushCo Board or any committee thereof approves, adopts, publicly endorses, declares advisable or recommends or enters into or allows KushCo or any of its subsidiaries to enter into any agreement related to an Acquisition Proposal with respect to KushCo or (iv) KushCo has materially breached or violated its obligations described above in “— No Solicitations —”; or

4.
a KushCo Material Adverse Effect shall have occurred.

Termination Fee Payable to Greenlane by KushCo
KushCo has agreed to pay to Greenlane an amount in cash equal to $8,000,000 (the “KushCo Termination Fee”) if:
1.
(A)(x) Greenlane terminates the Merger Agreement pursuant to paragraph 1 described above in “— Termination by Greenlane —”and prior to the breach giving rise to such right of termination, an Acquisition Proposal with respect to KushCo has been publicly announced, publicly disclosed or otherwise communicated to the KushCo stockholders or any person shall have publicly announced an intention (whether or not conditioned) to make an Acquisition Proposal (and such Acquisition Proposal has not been withdrawn prior to such breach), or (y) the Merger Agreement is terminated by KushCo or Greenlane as a result of the failure to obtain the KushCo Requisite Company Vote and prior to the KushCo stockholder meeting, an Acquisition Proposal with respect to KushCo has been publicly announced, publicly disclosed or otherwise communicated to KushCo stockholders or any person shall have publicly announced or otherwise communicated to the KushCo Board an intention (whether or not conditioned) to make an Acquisition Proposal and (B) within twelve months after the date of such termination , a transaction in respect of an Acquisition Proposal with respect to KushCo is consummated or KushCo enters into a definitive agreement in respect of an Acquisition Proposal that is later consummated; provided that for all purposes of this right the percentages included in the definition of Acquisition Proposal increased to 50%;

2.
the Merger Agreement is terminated by Greenlane pursuant to paragraph 3 under “— Termination by Greenlane —”; or

3.
the Merger Agreement is terminated by KushCo pursuant to paragraph 2 in “— Termination by KushCo —”.

In which case KushCo must pay the KushCo Termination Fee: (i) at the time of the consummation of any transaction contemplated by an Acquisition Proposal as described in paragraph 1, (ii) as promptly as reasonably practicable (and in any event, within two business days thereof) in the case the KushCo Termination Fee becomes payable pursuant to paragraph 2 and (iii) at the time of the termination if the KushCo Termination Fee becomes payable pursuant to paragraph 3.

The KushCo Termination Fee shall be the sole exclusive remedy of Greenlane except with respect to any and all losses or damages arising pursuant to fraud or willful breach.
Termination Fee Payable to KushCo by Greenlane
Greenlane has agreed to pay to KushCo an amount in cash equal to $8,000,000 (the “Greenlane Termination Fee”) if:
1.
(A)(x) KushCo terminates the Merger Agreement pursuant to paragraph 1 described above in “— Termination by KushCo —” and prior to the breach giving rise to such right of termination, an Acquisition Proposal with respect to Greenlane has been publicly announced, publicly disclosed or otherwise communicated to the Greenlane Board or any other person shall have publicly announced or otherwise communicated to the Greenlane Board an intention (whether or not conditional) to make such Acquisition Proposal (and such Acquisition Proposal has not been withdrawn prior to such breach), or (y) the Merger Agreement is terminated by KushCo or Greenlane as a result of the failure to obtain the Greenlane Requisite Vote and prior to the Greenlane stockholder meeting, an Acquisition Proposal with respect to Greenlane has been publicly announced, publicly disclosed or otherwise communicated to the Greenlane stockholders or any other person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal and (B) within twelve months after the date of such termination , a transaction in respect of an Acquisition Proposal with respect to Greenlane is consummated or Greenlane enters into a definitive agreement in respect of an Acquisition Proposal that is later consummated; provided that for all purposes of this right the percentages included in the definition of Acquisition Proposal increased to 50%;

2.
the Merger Agreement is terminated by KushCo pursuant paragraph 3 in “— Termination by KushCo —”; or

3.
the Merger Agreement is terminated by Greenlane pursuant to paragraph 2 under “— Termination by Greenlane —”.

In which case Greenlane must pay the Greenlane Termination Fee: (i) at the time of the consummation of any transaction contemplated by an Acquisition Proposal as described in paragraph 1, (ii) as promptly as reasonably practicable (and in any event, within two business days thereof) in the case the Greenlane Termination Fee becomes payable pursuant to paragraph 2 and (iii) at the time of the termination if the Greenlane Termination Fee becomes payable pursuant to paragraph 3.
The Greenlane Termination Fee shall be the sole exclusive remedy of KushCo except with respect to any and all losses or damages arising pursuant to fraud or willful breach.
Miscellaneous Provisions
Modification or Amendment; Greenlane Special Committee Approval
Subject to applicable law, at any time prior to the effective time of Merger 1, the Merger Agreement may be amended, modified, or supplement in writing by the parties; provided, however, that any amendment of the Merger Agreement that requires approval by the stockholders of the KushCo or Greenlane under applicable law shall be subject to such approval.
Greenlane shall not terminate the Merger Agreement, make an Adverse Recommendation Change or amend or waive any provision, or take any other action under or with respect to the Merger Agreement that the Greenlane Special Committee determines in good faith would reasonably be expected to result in a conflict of interest between Jacoby and its affiliates, on the one hand, and the Greenlane stockholders other than (i) Jacoby, an entity controlled by Greenlane’s co-founders and its affiliates and (ii) Aaron LoCascio, Adam Schoenfeld, William Mote, William Bine and Douglas Fischer, the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of Greenlane, respectively, on the other hand, without the approval of the Greenlane Special Committee.

Waiver
At any time prior to the effective time of Merger 1, the parties may, subject to applicable law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in the Merger Agreement or in any document delivered pursuant thereto, (c) waive compliance by any other party with any of the agreements or conditions contained therein or (d) waive the satisfaction of any conditions in the Merger Agreement; provided, the condition described in the second bullet of “Conditions to the Completion of the Merger — Mutual Conditions” with respect to approval of the Merger Agreement may not be waived by any party. No extension or waiver by KushCo or Greenlane shall require the approval of the stockholders of KushCo or Greenlane unless such approval is required by applicable law. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in a written instrument signed on behalf of such party against which such waiver or extension is to be enforced. Any extension or waiver given in compliance with this section or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
Governing Law
Except as required by the mandatory provisions of the laws of the State of Nevada with respect to the Mergers, the Merger Agreement is governed by the laws of the State of Delaware, without regard to the conflict of law principles thereof to the extent that such principles would direct a matter to another jurisdiction.
Jurisdiction; Venue; Waiver of Jury Trial
Each party irrevocably and unconditionally consents and submits that any action between the parties arising out of or relating to the Merger Agreement or any transactions contemplated thereby shall be submitted to the exclusive jurisdiction and venue of the Court of Chancery of the Statement of Delaware.
Each party has also agreed to waive any right such party may have to a trial by a jury in respect of any litigation directly or indirectly arising out of or relating to the Merger Agreement or the transactions contemplated thereby.
Specific Performance
Prior to the valid termination of the Merger Agreement, the parties are entitled to obtain an injunction, specific performance and other equitable relief to prevent or restrain any breaches or threatened breaches of the Merger Agreement and to specifically enforce the terms and provisions of the Merger Agreement or to enforce compliance with the covenants and obligations of such party under the Merger Agreement.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS
The following is a general discussion of the material U.S. federal income tax consequences of the Mergers to U.S. Holders (as defined below) of KushCo common stock who exchange their shares of KushCo common stock for shares of Greenlane Class A common stock in Merger 1. This discussion is based on current provisions of the Code, the Treasury regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the IRS, all as in effect as of the date hereof and all of which are subject to change or different interpretations, possibly with retroactive effect, and any such change or different interpretation could affect the accuracy of the statements and conclusions set forth herein.
This discussion is limited to U.S. Holders of KushCo common stock that hold their shares of KushCo common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion is for general information only and it does not address consequences relevant to U.S. Holders subject to special rules, including, without limitation:
•
U.S. Holders having a “functional currency” other than the U.S. dollar;

•
persons subject to special rules applicable to former citizens and residents of the United States;

•
banks or other financial institutions;

•
mutual funds;

•
persons subject to the alternative minimum tax;

•
grantor trusts, real estate investment trusts, S corporations or other pass-through entities or arrangements (or investors in S corporations or other pass-through entities or arrangements);

•
insurance companies;

•
tax-exempt organizations;

•
dealers in securities or currencies;

•
traders in securities who elect to apply a mark-to-market method of accounting;

•
persons who hold at least five percent of KushCo capital stock (by vote or value);

•
persons who are not U.S. Holders;

•
persons holding shares of KushCo common stock in connection with a hedging transaction, straddle, conversion transaction or other integrated transaction; and

•
holders who acquired their shares of KushCo common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan.

This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a KushCo stockholder, including any consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010, or any considerations relating to any requirement for certain holders to accelerate the recognition of any item of gross income as a result of such income being recognized on an “applicable financial statement.” In addition, this discussion does not address any state, local or foreign tax consequences, nor does it address any U.S. federal tax consequences other than those pertaining to the income tax.
If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of KushCo common stock, the tax treatment of a person treated as a partner in such partnership will generally depend upon the status of the partner and upon the activities of the partnership. Accordingly, persons that for U.S. federal income tax purposes are treated as a partner in a partnership that holds shares of KushCo common stock should consult their own tax advisors regarding the tax consequences to them of the Mergers.

As used in this discussion, the term “U.S. Holder” means a beneficial owner of KushCo common stock that is, for U.S. federal income tax purposes:
•
an individual who is a citizen or resident of the United States;

•
a corporation (or any other entity treated as a corporation) created or organized under the laws of the United States, any state thereof or the District of Columbia;

•
an estate whose income is includible in gross income for U.S. federal income tax purposes, regardless of its source; or

•
a trust (a) whose administration is subject to the primary supervision of a U.S. court and which has one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust, or (b) that has a valid election in effect under applicable Treasury regulations to be treated as a U.S. person.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE, HOLDERS OF KUSHCO COMMON STOCK SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE MERGERS ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.
Tax Consequences of the Mergers
The parties intend for the Mergers, taken together, to qualify as a “reorganization” within the meaning of Section 368(a) of the Code for U.S. federal income tax purposes. It is a condition to Greenlane’s obligation to complete the Mergers that it receive an opinion from Morrison & Foerster, reasonably satisfactory to Greenlane, to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. It is a condition of KushCo’s obligation to complete the Mergers that it receive an opinion from Reed Smith, its outside legal counsel, reasonably satisfactory to KushCo, to the effect that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. These opinions will be based on customary assumptions and representations from Greenlane and KushCo, as well as certain covenants and undertakings by Greenlane and KushCo. If any of the representations, assumptions, covenants or undertakings upon which the opinions are based is incorrect, incomplete, inaccurate or violated, the validity of the opinions may be affected and the tax consequences of the Mergers could differ from those described in this joint proxy statement/prospectus.
An opinion of counsel represents counsel’s best legal judgment but is not binding on the IRS or any court. Neither Greenlane nor KushCo has obtained or intends to obtain a ruling from the IRS with respect to the tax consequences of the Mergers. Accordingly, there can be no assurance that the IRS will not assert, or that a court would not sustain, a position contrary to that contained in such opinions. The remainder of this discussion assumes the receipt and accuracy of the above-described opinions and that the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
Based on the foregoing, the material U.S. federal income tax consequences of the Mergers to U.S. Holders who exchange their shares of KushCo common stock for shares of Greenlane Class A common stock in Merger 1 are as follows:
•
a U.S. Holder who receives shares of Greenlane Class A common stock in exchange for shares of KushCo common stock pursuant to Merger 1 will not recognize gain or loss, except with respect to cash received in lieu of a fractional share of Greenlane Class A common stock (as discussed below);

•
the aggregate tax basis of the shares of Greenlane Class A common stock received in Merger 1 (including any fractional share of Greenlane Class A common stock deemed received and exchanged for cash, as discussed below) will be the same as the aggregate tax basis of the shares of KushCo common stock exchanged therefor; and

•
the holding period of the shares of Greenlane Class A common stock received in Merger 1 (including any fractional share of Greenlane Class A common stock deemed received and exchanged for cash, as discussed below) will include the holding period of the shares of KushCo common stock exchanged therefor.

If a U.S. Holder acquired different blocks of shares of KushCo common stock at different times or different prices, such U.S. Holder’s basis and holding period may be determined with reference to each block of KushCo common stock. Any such U.S. Holder should consult its tax advisors as to the determination of the tax bases and holding periods of the shares of Greenlane Class A common stock received in Merger 1 (including any fractional share of Greenlane Class A common stock deemed received and exchanged for cash).
A U.S. Holder who receives cash in lieu of a fractional share of Greenlane Class A common stock generally will be treated as having received the fractional share of Greenlane Class A common stock and then as having sold the fractional share of Greenlane Class A common stock for cash. As a result, a U.S. Holder generally will recognize gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s basis in the fractional share of Greenlane Class A common stock as set forth above. Such gain or loss will be capital gain or loss, and will be long-term capital gain or loss if the U.S. Holder’s holding period in the fractional share of Greenlane Class A common stock deemed to be received and sold exceeds one year at the effective time of Merger 1. Long-term capital gains of individuals are generally eligible for reduced rates of taxation. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
A U.S. Holder may be subject, under certain circumstances, to information reporting and backup withholding (currently, at a rate of 24%) on any cash payments it receives in connection with Merger 1, including any payments of cash received in lieu of fractional shares of Greenlane Class A common stock. A U.S. Holder generally will not be subject to backup withholding if such U.S. Holder:
•
furnishes a correct taxpayer identification number (generally, on an IRS Form W-9), certifying that it is not subject to backup withholding and otherwise complies with all the applicable requirements of the backup withholding rules; or

•
provides proof that it is otherwise exempt from backup withholding.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be allowed as a refund or credit against a U.S. Holder’s U.S. federal income tax liability and may entitle such U.S. Holder to a refund of any excess amounts withheld, provided the U.S. Holder timely furnishes the required information to the IRS. U.S. Holders should consult their tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

DESCRIPTION OF CAPITAL STOCK
The following discussion is a summary of the terms of the capital stock of Greenlane and should be read in conjunction with “Comparison of Rights of Greenlane Stockholders and KushCo Stockholders Following the Mergers” beginning on page 241 of this joint proxy statement/prospectus. The summary set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to relevant provisions of Delaware law, the charter of Greenlane, or the Greenlane charter, and the Amended and Restated bylaws of Greenlane, or the Greenlane bylaws. You are urged to read those documents carefully. The summary speaks as of the date of this joint proxy statement/prospectus and does not give effect to any of the proposals presented in this joint proxy statement/prospectus. Copies of the Greenlane charter and the Greenlane bylaws will be sent to stockholders of Greenlane and KushCo upon request. See “Where You Can Find More Information” beginning on page 318 of this joint proxy statement/prospectus.
General
Greenlane has one class of securities outstanding, Greenlane Class A common stock, $0.01 par value, registered under Section 12 of the Exchange Act. Greenlane Class B common stock, $0.0001 par value per share, and Greenlane Class C common stock, $0.0001 par value per share, are not registered under Section 12 of the Exchange Act, but descriptions of Greenlane Class B common stock and Greenlane Class C common stock are included herein in order to give context to the relative rights of the holders of Greenlane Class A common stock.
The following is a description of the rights and privileges of Greenlane common stock and related provisions of its amended and restated certificate of incorporation (the “Greenlane charter”), its amended and restated bylaws (the “Greenlane bylaws”), and applicable provisions of Delaware law. This description is qualified in its entirety by, and should be read in conjunction with, the Greenlane charter and bylaws and the applicable provisions of Delaware law.
The Greenlane charter provides that Greenlane’s authorized capital stock consists of 125,000,000 shares of Greenlane Class A common stock, 10,000,000 shares of Greenlane Class B common stock, 100,000,000 shares of Greenlane Class C common stock, and 10,000,000 shares of preferred stock, $0.0001 par value per share.
If the Greenlane Charter Amendment Proposal is approved, the Greenlane A&R Charter will (i) increase the number of shares of Greenlane Class B common stock authorized for issuance from 10,000,000 shares to 30,000,000 shares, (ii) increase the number of shares of Greenlane Class A common stock authorized for issuance from 125,000,000 shares to 600,000,000 shares, and (iii) eliminate all references to Greenlane Class C common stock.
Greenlane Class A Common Stock
Issuance of Class A Common Stock with Greenlane Common Units
Greenlane may undertake any action, including, without limitation, a reclassification, dividend, division or recapitalization with respect to shares of Greenlane Class A common stock, to the extent necessary to maintain a one-to-one ratio between the number of Greenlane common units Greenlane owns, and the number of outstanding shares of Greenlane Class A common stock, disregarding unvested shares issued in connection with stock incentive plans, shares issuable upon the exercise, conversion or exchange of certain convertible or exchangeable securities and treasury stock.
Voting Rights
Holders of Greenlane Class A common stock are entitled to cast one vote per share. Holders of Greenlane Class A common stock are not entitled to cumulative voting in the election of directors. Generally, holders of all classes of Greenlane common stock, including classes not registered under the Exchange Act, vote together as a single class and an action is approved by Greenlane stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to the Greenlane charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.
Dividend Rights
Holders of Greenlane Class A common stock share ratably (based on the number of shares of Greenlane Class A common stock held) if and when any dividend is declared by the Greenlane Board out of funds legally available therefor, subject to restrictions, whether statutory or contractual (including with respect to any outstanding indebtedness), on the declaration and payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock or any class or series of stock having a preference over, or the right to participate with, the Greenlane Class A common stock with respect to the payment of dividends.
Liquidation Rights
On Greenlane’s liquidation, dissolution or winding up, each holder of Greenlane Class A common stock will be entitled to a pro rata distribution of the net assets, if any, available for distribution to common stockholders.
Other Matters
No shares of Greenlane Class A common stock are subject to redemption or have preemptive rights to purchase additional shares of Greenlane Class A common stock. Holders of shares of Greenlane Class A common stock do not have subscription, redemption or conversion rights.
Authorized but Unissued Shares
The authorized but unissued shares of Greenlane Class A common stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of Greenlane Class A common stock could render it more difficult or discourage an attempt to obtain control of Greenlane by means of a proxy contest, tender offer, merger or otherwise.
Trading
Greenlane Class A common stock is listed on Nasdaq under the symbol “GNLN.”
Transfer Agent and Registrar
The transfer agent and registrar for Greenlane Class A common stock is EQ Shareowner Services. The transfer agent’s address is 3200 Cherry Creek South Drive, Suite 430, Denver, CO 80209, and its telephone number is (303) 282-4800.
Greenlane Class B Common Stock
Issuance of Class B Common Stock with Greenlane Common Units
Shares of Greenlane Class B common stock may be issued only to, and registered in the name of, the owners of Greenlane common units prior to Greenlane’s initial public offering, other than the Greenlane Founder Members and persons who acquire shares of Greenlane Class B common stock, by voluntary conversion of shares of Greenlane Class C common stock or by a transfer from a holder of shares of Greenlane Class B common stock. Shares of Greenlane Class B common stock will only be issued in the future to the extent necessary in connection with the conversion of shares of Greenlane Class C common stock. Following any issuance, there must be a one-to-one ratio between the number of Greenlane common units owned by all holders of Greenlane Class B common stock and the number of outstanding shares of Greenlane Class B common stock owned by all such holders. Shares of Greenlane Class B common stock will be cancelled on a one-to-one basis if a holder of shares of Greenlane Class B common stock elects to have its corresponding Greenlane common units redeemed pursuant to the terms of the Greenlane Operating Agreement.
Voting Rights
Holders of Greenlane Class B common stock are entitled to cast one vote per share, with the number of shares of Greenlane Class B common stock held by each Greenlane Non-Founder Member being equal to the number of Greenlane common units held by such Greenlane Non-Founder Member. Holders of Greenlane Class B common stock are not be entitled to cumulate their votes in the election of directors.
Generally, holders of all classes of Greenlane common stock vote together as a single class and an action is approved by Greenlane stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to the Greenlane charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.
Dividend Rights
Holders of Greenlane Class B common stock will not participate in any dividend declared by the Greenlane Board.
Liquidation Rights
On Greenlane’s liquidation, dissolution or winding up, holders of its Class B common stock will not be entitled to receive any distribution of Greenlane’s assets.
Transfers
Pursuant to the Greenlane charter and the Greenlane Operating Agreement, holders of Greenlane Class B common stock are subject to restrictions on transfer of such shares, including that:
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the holder will not transfer any shares of Greenlane Class B common stock to any person, other than to Greenlane, unless the holder simultaneously transfers an equal number of Greenlane common units to the same person; and

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in the event the holder transfers any Greenlane common units to any person, other than to Greenlane, the holder will simultaneously transfer an equal number of shares of Greenlane Class B common stock to the same person.

Merger, Consolidation, Tender or Exchange Offer
The holders of Greenlane Class B common stock have the right to receive, or the right to elect to receive, the same form and amount (on a per share basis) of consideration, if any, as the holders of Greenlane Class C common stock in the event of a merger, consolidation, conversion, exchange or other business combination requiring the approval of Greenlane stockholders or a tender or exchange offer to acquire any shares of Greenlane Class A common stock. However, on a per share basis, the holders of Greenlane Class B common stock will be entitled to receive, or elect to receive, three times the amount of consideration on a per share basis as the holders of Greenlane Class C common stock.
Other Matters
No shares of Greenlane Class B common stock will be subject to redemption or have preemptive rights to purchase additional shares of Greenlane Class B common stock. Holders of shares of Greenlane Class B common stock do not have subscription, redemption or conversion rights.

Greenlane Class C Common Stock
Impact of the Mergers on Greenlane Class C Common Stock
The below description of Greenlane Class C common stock describes the Greenlane Class C common stock as of the date of this joint proxy statement/prospectus without giving effect to the proposals contained in this joint proxy statement/prospectus or the Mergers. As described below, under the Greenlane Charter, each share of Greenlane Class C common stock shall automatically be converted into one-third of a share of Greenlane Class B common stock if the holders of a majority of the shares of Greenlane Class C common stock then outstanding, acting as a single class, approve or consent to such conversion. Pursuant to the Merger Agreement and the Greenlane Voting Agreement, the Greenlane Founder Members have agreed to effect the Class C Conversion, which will result in the issuance of [•] shares of Greenlane Class B common stock upon conversion of 100% of the shares of Greenlane Class C common stock held by the Greenlane Founder Members. If the Class C Conversion is consummated in accordance with the terms of the Merger Agreement and the Greenlane Voting Agreement, no shares of Greenlane Class C common stock will be outstanding after the consummation of the Mergers and the Greenlane A&R Charter will eliminate references to Greenlane Class C common stock.
Issuance of Class C Common Stock with Greenlane Common Units
Shares of Greenlane Class C common stock may be issued only to, and registered in the name of the Greenlane Founder Members. Following any issuance, there must be a one-to-three ratio between the number of Greenlane common units owned by the holders of Greenlane Class C common stock and the number of shares of Greenlane Class C common stock owned by such holders. Shares of Greenlane Class C common stock will be cancelled on a three-to-one basis if a holder of shares of Greenlane Class C common stock elects to have its corresponding Greenlane common units redeemed pursuant to the terms of the Greenlane Operating Agreement.
Voting Rights
Holders of Greenlane Class C common stock are entitled to cast one vote per share, with the number of shares of Greenlane Class C common stock held by each Greenlane Founder Member being equal to three times the number of Greenlane common units held by such Greenlane Founder Member.
Generally, holders of all classes of Greenlane common stock vote together as a single class and an action is approved by Greenlane stockholders if the number of votes cast in favor of the action exceeds the number of votes cast in opposition to the action, except in a contested director election where directors are elected by a plurality of the votes cast. Except as otherwise provided by applicable law, amendments to the Greenlane charter must be approved by a majority or, in some cases, two-thirds of the combined voting power of all shares entitled to vote thereon, voting together as a single class.
Dividend Rights
Holders of Greenlane Class C common stock will not participate in any dividend declared by the Greenlane Board.
Liquidation Rights
On Greenlane’s liquidation, dissolution or winding up, holders of Greenlane Class C common stock will not be entitled to receive any distribution of Greenlane’s assets.
Transfers
Pursuant to the Greenlane charter and the Greenlane Operating Agreement, holders of Greenlane Class C common stock are subject to restrictions on transfer of such shares, including that:
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the holder will not transfer any shares of Greenlane Class C common stock to any person other than the Greenlane Founder Members except as described below under “Conversion”;

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the holder will not transfer any shares of Greenlane Class C common stock to any permitted transferee unless the holder simultaneously transfers one-third the number of Greenlane common units to the same person; and

•
the amount of such transfer of shares of Greenlane Class C common stock is equal to three or a multiple of three.

Conversion
Each share of Greenlane Class C common stock shall automatically be converted into one-third of a share of Greenlane Class B common stock if the holders of a majority of the shares of Greenlane Class C common stock then outstanding, acting as a single class, approve or consent to such conversion.
In addition, if at any time any share of Greenlane Class C common stock is not owned by, or is transferred to a person other than, (i) Mr. LoCascio or Mr. Schoenfeld, their spouses or any of their lineal descendants, (ii) any entity wholly owned by Mr. LoCascio or Mr. Schoenfeld, their spouses, any of their lineal descendants or any trust or other estate planning vehicle for the benefit of such persons, or (iii) any trust or other estate planning vehicle for the benefit of Mr. LoCascio or Mr. Schoenfeld, their spouses or any of their lineal descendants, such share of Greenlane Class C common stock shall automatically be converted into one-third of a share of Greenlane Class B common stock.
Merger, Consolidation, Tender or Exchange Offer
The holders of Greenlane Class C common stock will not be entitled to receive consideration per share, if any, for their shares in excess of one-third of that payable per share to the holders of Greenlane Class B common stock in the event of a merger, consolidation, conversion, exchange or other business combination requiring the approval of Greenlane stockholders or a tender or exchange offer to acquire any shares of Greenlane Class A common stock. However, in any such event involving consideration in the form of securities, the holders of Greenlane Class C common stock will be entitled to receive securities that have no more than three times the voting power of any securities distributed to the holders of Greenlane Class B common stock.
Other Matters
No shares of Greenlane Class C common stock will be subject to redemption or have preemptive rights to purchase additional shares of Greenlane Class C common stock. Holders of shares of Greenlane Class C common stock do not have subscription, redemption or, except as expressly provided in the Greenlane charter, conversion rights. Upon completion of the Class C Conversion, no shares of Greenlane Class C common stock will be issued and outstanding.
Provisions of Charter and Bylaws and Delaware Anti-takeover Law
Greenlane is governed by Section 203 of the DGCL. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless, (i) prior to the time such stockholder becomes an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exclusions) or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Under Section 203 of the DGCL, “interested stockholder” is generally defined as any person (other than the corporation and any direct or indirect majority-owned subsidiaries of the corporation) that (a) is the owner of 15% or more of the outstanding voting stock of the corporation or (b) is an affiliate or an associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person, subject to certain exceptions. Under Section 203 of the DGCL, “business combination” means, among other things, (i) a merger or consolidation with an interested stockholder, (ii) a sale, exchange or other disposition to or with an interested stockholder of 10% or more of the aggregate market value of either the assets on a consolidated basis or the outstanding stock of the corporation and (iii) any receipt by an interested stockholder of financial benefits (except proportionately as a stockholder) by or through the corporation other than those expressly permitted by Delaware law. The DGCL allows a corporation to include in its certificate of incorporation a provision expressly electing not to be governed by Section 203. Because the Greenlane charter does not contain a provision opting out of Section 203 of the DGCL, Greenlane is subject to such provision. The Greenlane charter and bylaws contain provisions that could make more difficult the acquisition of Greenlane by means of a tender offer, a proxy contest or otherwise.
No Written Consent of Stockholders
The Greenlane charter and bylaws provide that all stockholder actions are required to be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting.
Super-Majority Vote for Certain Amendments
The Greenlane charter provides that, notwithstanding any other provisions of the Greenlane charter or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of Greenlane capital stock required by law or by the Greenlane charter, or any certificate of designation with respect to a series of Greenlane preferred stock, any amendment or repeal of the provision that stockholders may not act by written consent in lieu of a meeting as described above shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of Greenlane capital stock entitled to vote generally at an election of directors, voting together as a single class.
Advance Notice Procedures
The Greenlane bylaws provide that Greenlane’s chief executive officer, chairperson of the Greenlane Board or a majority of the members of the Greenlane Board then serving may call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders. The Greenlane bylaws also limit the business that may be conducted at an annual meeting of stockholders to those matters properly brought before the meeting.
The Greenlane bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors, or bring other business before an annual or special meeting of the stockholders. This notice procedure provides that only persons who are nominated by, or at the direction of, Greenlane’s board of directors or by a stockholder who has given timely written notice to the Greenlane secretary prior to the meeting at which directors are to be elected, will be eligible for election as directors. The procedure also requires that, in order to raise other matters at an annual or special meeting, those matters must be raised before the meeting pursuant to the notice of meeting the company delivers or by, or at the direction of, the Greenlane Board or by a stockholder who is entitled to vote at the meeting and who has given timely written notice to the Greenlane secretary of his, her or its intention to raise those matters at the annual meeting. If Greenlane’s chairperson or other officer presiding at a meeting determines that a person was not nominated, or other business was not brought before the meeting, in accordance with the notice procedure, that person will not be eligible for election as a director or that business will not be conducted at the meeting.
Limitation of Director Liability and Indemnification Arrangements
The Greenlane bylaws provide that Greenlane will indemnify its directors and officers to the fullest extent permitted by Delaware Law, subject to certain exceptions contained in Greenlane’s bylaws. The Greenlane charter limits the personal liability of Greenlane’s directors to the maximum extent permitted by

Delaware law. Delaware law provides that a corporation may, and the Greenlane charter does, eliminate personal liability of directors for monetary damages for breach of their fiduciary duties as directors, except liability for:
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any breach of their duty of loyalty to the corporation or its stockholders;

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acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

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unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•
any transaction from which the director derived an improper personal benefit.

These provisions of the Greenlane charter and bylaws have no effect on any non-monetary remedies that may be available to Greenlane or its stockholders, nor does it relieve Greenlane or its officers or directors from compliance with federal or state securities laws. The Greenlane bylaws also generally provide that Greenlane will indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he or she is or was its director or officer, or is or was serving at its request as a director, officer, employee or agent of another entity, against expenses incurred by him or her in connection with such proceeding. An officer or director will not be entitled to indemnification by Greenlane if:
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the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, Greenlane’s best interests; or

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with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his or her conduct was unlawful.

In addition to the indemnification provided for in the Greenlane bylaws, Greenlane has entered into indemnification agreements with its executive officers and its directors. Each indemnification agreement provides that Greenlane will indemnify such executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as Greenlane’s director or officer provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, Greenlane’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that Greenlane does not assume the defense of a claim against an executive officer or a director, Greenlane will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by Greenlane.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greenlane pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Advance Notice Requirements for Stockholder Proposals and Nomination of Directors
The Greenlane bylaws provide that stockholders seeking to bring business before an annual meeting of stockholders, or to nominate candidates for election as directors at an annual meeting of stockholders, must provide timely notice in writing. To be timely, a stockholder’s notice must be delivered to or mailed and received at Greenlane’s principal executive offices not less than 120 calendar days prior to the anniversary date of the immediately preceding annual meeting of stockholders. However, in the event that the annual meeting is called for a date that is not within 30 calendar days before such anniversary date, such notice will be timely only if received not later than the close of business on the tenth day following the date on which the date of the annual is made public, whichever first occurs. The Greenlane bylaws also specify requirements as to the form and content of a stockholder’s notice.
Number of Directors; Removal; Vacancies
The Greenlane bylaws provide that Greenlane have five directors, provided that this number may be changed by pursuant to a resolution of the Greenlane Board adopted by a majority of the total number of authorized directors. Vacancies on the Greenlane Board may be filled only by the affirmative vote of a majority of the remaining directors then in office. The Greenlane bylaws provide that, subject to the rights of holders of any future series of preferred stock, directors may be removed, with or without cause, at meetings of stockholders by the affirmative vote of the holders of a majority of the outstanding shares entitled to vote generally in the election of directors.
Special Meetings of Stockholders; Limitations on Stockholder Action by Written Consent
The Greenlane bylaws provide that special meetings of Greenlane stockholders may be called only by Greenlane’s chairman of its board, its board of directors or any stockholder. Any action required or permitted to be taken by Greenlane stockholders must be effected at an annual or special meeting of stockholders and may not be effected by written consent unless the action to be effected and the taking of such action by written consent have been approved in advance by the Greenlane Board.

COMPARISON OF RIGHTS OF GREENLANE STOCKHOLDERS AND KUSHCO STOCKHOLDERS FOLLOWING THE MERGERS
If the Mergers are consummated, stockholders of KushCo will become stockholders of the Combined Company. The rights of KushCo stockholders are currently governed by and subject to the provisions of the NRS, and the charter and bylaws of KushCo. Upon consummation of the Mergers, the rights of the former KushCo stockholders, as holders of shares of Greenlane Class A common stock received in the Mergers, will be governed by the DGCL and Greenlane charter and bylaws, rather than the NRS and charter and bylaws of KushCo.
The following is a summary of the material differences between the rights of Greenlane stockholders (which will be the rights of stockholders of the Combined Company following the Mergers) and KushCo stockholders, but does not purport to be a complete description of those differences or a complete description of the terms of the Greenlane Class A common stock subject to issuance in the Mergers. Furthermore, the identification of differences in the rights of holders of Greenlane Class A common stock and KushCo common stock in the summary below is not intended to indicate the absence of other differences that may be important to you. The following summary is qualified in its entirety by reference to the relevant provisions of Delaware and Nevada law, the Greenlane charter, the KushCo charter, the Greenlane bylaws and the KushCo bylaws.
Greenlane’s and KushCo’s management urge you to read carefully the relevant provisions of Delaware and Nevada law, as well as the governing corporate instruments of each of Greenlane and KushCo, copies of which are available, without charge, to any person, including any beneficial or record owner of Greenlane Class A common stock or KushCo common stock to whom this joint proxy statement/prospectus is delivered, by following the instructions listed under “Where You Can Find More Information.”
	Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
Corporate Governance	Greenlane is a Delaware corporation. The rights of Greenlane stockholders are governed by the DGCL, the Greenlane charter and the Greenlane bylaws.	KushCo is a Nevada corporation. The rights of KushCo stockholders are governed by the NRS, KushCo’s charter and KushCo’s bylaws.
Authorized Capital Stock	Under the Greenlane A&R Charter, Greenlane will be authorized to issue an aggregate of 640 million shares of capital stock, consisting of: (1) 600 million shares of Class A common stock, $0.01 par value per share; (2) 30 million shares of Class B common stock, $0.0001 par value per share; and (3) 10 million shares of preferred stock, $0.0001 par value per share.	Under KushCo’s amended and restated Articles of Incorporation (the “KushCo A&R Charter”), KushCo is authorized to issue an aggregate of 275 million shares of capital stock, consisting of (1) 265 million shares of KushCo common stock and (2) 10 million shares of KushCo’s preferred stock, $0.001 par value per share (“KushCo preferred stock”).
Following the completion of the Mergers, 57,870,112 shares of Greenlane Class A common stock are expected to be issued and outstanding and 25,877,218 shares of Greenlane Class B common stock are expected to be issued and outstanding and 0 shares of Greenlane’s preferred stock are expected to be issued and outstanding. Greenlane Class C common stock will

	Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
be eliminated in the Greenlane A&R Charter in connection with the conversion of Greenlane Class C common to Greenlane Class B common stock.
Preferred Stock	Greenlane’s charter states that the Greenlane Board is authorized to issue preferred stock in one or more classes or series and may fix by resolution the number of shares of any such series and the voting powers, designations, preferences, limitations, restrictions and relative rights thereof by resolution, including, without limitation, the authority to fix the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption, the redemption price or prices, the dissolution preferences and the rights in respect of any distributions of assets.	KushCo’s charter states that the KushCo Board is authorized to issue preferred stock in one or more series and may fix the voting powers, designations, preferences, limitations, restrictions and relative rights thereof by resolution.
Voting Rights	Greenlane’s charter states that each holder of Class A common stock or Class B common stock is entitled to one vote for each such share of stock entitled to vote held of record by such stockholder on the applicable record date.	KushCo’s bylaws state that each KushCo stockholder is entitled to one vote for each share of stock entitled to vote held of record by such stockholder.
Dividends	Dividends on the Class A common stock may be declared by the Greenlane Board. Greenlane’s charter prohibits the declaration of dividends on Class B common stock. The time and amount of dividends are dependent upon Greenlane’s financial condition, operations, cash requirements and availability, debt repayment obligations, capital expenditure needs and restrictions in Greenlane’s debt instruments, industry trends, the provisions of Delaware law affecting the payment of dividends to stockholders and any other factors the Greenlane Board may consider relevant.	Declaration and payment of any dividend is subject to the discretion of the KushCo Board. Dividends may be paid in cash, in property, or in shares of KushCo capital stock.
Board of Directors	Currently, there are five members of the Greenlane Board.	Currently, there are five members of the KushCo Board.
	Immediately following the effective time of the Mergers, the Combined Company Board will be increased from	A majority of the directors on the KushCo Board must be independent directors within the meaning of the

	Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders

five to seven directors, four of whom will be current members of the Greenlane Board and three of whom will be current members of the KushCo Board.
Under the listing standards of Nasdaq, a majority of the directors on the Combined Company Board must be independent directors. Upon completion of the Mergers, Greenlane expects that at least four of the seven directors on the Combined Company Board will be independent directors within the meaning of the listing standards of Nasdaq.
listing standards of Nasdaq.
	The Greenlane Board is not classified.	The KushCo Board is not classified.
	The directors of Greenlane hold office for a term expiring at the next succeeding annual meeting of stockholders and until their successors are duly elected and qualified or until their earlier death, resignation or removal.	The directors of the KushCo Board hold office for a term expiring at the next succeeding annual meeting of stockholders and until their successors are duly elected and qualified.
Removal of Directors; Vacancies
Under the Greenlane charter, the entire Greenlane Board may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding stock entitled to vote at an annual or special meeting duly noticed and called.
Unless the Greenlane Board otherwise determines, any vacancies on the Greenlane Board, whether resulting from an increase in the authorized number of directors or any vacancies resulting from death, retirement, disqualification or other cause, may only be filled by a majority vote of the directors then in office, through less than a quorum or by the sole remaining director. Directors so chosen shall hold office until the next annual meeting of stockholders. No decrease in the size of the Greenlane Board shall shorten the term of any director.
Under the KushCo bylaws, the entire KushCo Board may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the outstanding stock entitled to vote. Any vacancies on the KushCo Board, whether resulting from an increase in the authorized number of directors or any vacancies resulting from death, resignation or removal, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. Stockholders may elect a director or directors at any time to fill any vacancy or vacancies not filled by directors, but any such election by written consent requires the consent of a majority of the outstanding shares entitled to vote.
Stockholder Action by Written Consent	Greenlane’s bylaws do not permit its stockholders to take action by written consent. Any action required or	KushCo’s bylaws permit its stockholders to take action by written consent. Such consent must be signed

	Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
	permitted to be taken by the stockholders of Greenlane must be effected at a duly called annual or special meeting.	by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Notice of Stockholder Meetings	Written notice of each stockholder meeting must be given not less than 10 nor more than 60 days before the date on which the meeting is to be held to each stockholder entitled to vote at such meeting. Such written notice must state the place, date and hour of the meeting and, if such notice is in respect of a special meeting, it must also state the purpose or purposes for which the meeting is called.	Written notice of each stockholder meeting must be given to each stockholder not less than 10 nor more than 60 days before the date of which the meeting is to be held.
Quorum	Greenlane’s bylaws provide that the holders of a majority of the shares of capital stock entitled to vote at the meeting, present in person or represented by proxy, constitutes a quorum at any stockholder meeting.	KushCo’s bylaws provide that the holders of a majority of the shares entitled to vote at any meeting of stockholders constitutes a quorum
Stockholder Proposal of Business or Nominations for Directors
Greenlane’s bylaws provide that Greenlane must receive written notice of any stockholder proposal, including the nomination of persons for election as directors, for business at an annual meeting of stockholders not less than 120 calendar days in advance of the first anniversary of the date that the previous year’s proxy statement was released. If an annual meeting was not held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s proxy statement, notice by the stockholder will be timely if received by Greenlane not later than the close of business on the 10th day following the day on which the annual meeting is publicly announced.
In addition to the timeliness requirements described above, a Greenlane stockholder’s written notice proposing business at an annual meeting must include: (i) a brief description of the business to be

KushCo’s bylaws provide that KushCo must receive written notice of any stockholder proposal for business at an annual meeting of the stockholders not less than 120 calendar days in advance of the first anniversary of the date that the previous year’s annual meeting washeld. If an annual meeting was not held in the previous year or the date of the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s meeting, notice by the stockholder will be timely if received by KushCo on the later of the 90th day prior to the annual meeting and the close of business on the 10th day following the day on which the annual meeting is publicly announced.
KushCo’s bylaws also provide that KushCo must receive written notice of any stockholder direct or nomination for a meeting of stockholders not later than 120 calendar days in advance of the first anniversary of the date that the previous year’s annual meeting was

Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders

brought before the meeting, (ii) the name and address, as they appear on Greenlane’s books, of the stockholder proposing such business and any other Proposing Person, (iii) a representation that the stockholder is a holder of record of Greenlane stock entitled to vote at the meeting on the date of such notice and intends to appear in person or by proxy at the meeting to propose the business specified in the notice; (iv) any material interest of the stockholder and any other Proposing Person in such business, (v) certain information regarding the ownership interests of the stockholder and any other Proposing Person, supplemented in writing by the stockholder not later than 10 days after the record date for voting at the meeting to disclose such interests, including the class of Greenlane shares beneficially owned, any options, warrants or other forms of derivative securities owned with regard to the stockholder’s Greenlane shares, and any voting agreements or similar arrangements entered into by the stockholder with regard to Greenlane shares, among other relevant information. Lastly, (vi) any Greenlane stockholder’s written notice must also include any other information relating to such stockholder or other Proposing Person, if any, which would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act.
Greenlane’s bylaws also provide that any stockholder entitled to vote in the election of directors generally may also nominate one or more persons for election as directors at an annual meeting if timely notice of such stockholder’s intent to make such nomination or nominations is given in writing to the Greenlane Secretary. To held. If an annual meeting was not held in the previous year or the dateof the annual meeting is more than 30 calendar days earlier than the date contemplated at the time of the previous year’s meeting, notice by the stockholder will be timely if received by KushCo on the later of the 90th day prior to the annual meeting and the close of business on the 10th day following the day on which the annual meeting is publicly announced.

Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
be considered timely, a stockholder nomination for a director to be elected at an annual meeting must be received at the Greenlane principal executive offices not more than 120 calendar days in advance of the first anniversary of the date that Greenlane’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders, except that if no annual meeting was held in the previous year or the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement, notice must be received by Greenlane not later than the close of business on the 10th day following the day on which the public announcement of such meeting is first made. Each such notice shall set forth (i) the name and address, as they appear on Greenlane’s books, of the stockholder who intends to make the nomination and of any other Nominating Person, (ii) a representation that the stockholder is a holder of record of Greenlane stock entitled to vote for the election of directors on the date of such notice and intends to appear in person or by proxy at the meeting to make the nomination, (iii) certain information regarding the ownership interests of the stockholder and any other Proposing Person, supplemented in writing by the stockholder not later than 10 days after the record date for voting at the meeting to disclose such interests, including the class of Greenlane shares beneficially owned, any options, warrants or other forms of derivative securities owned with regard to the stockholder’s Greenlane shares, and any voting agreements or similar arrangements entered into by the stockholder with regard to Greenlane shares, among other relevant information. In addition, a stockholder seeking to make a nomination or nominations for the election of

	Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
directors must also include in their notice: (iv) a description of all arrangements or understandings between the stockholder or other Nominating Person and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (v) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past 3 years and any other material relationships, between or among such stockholder and any other Nominating Person and each proposed nominee and his respective affiliates and associates or others working in concert therewith, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 of Regulation S-K, (vi) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC, had the nominee been nominated or intended to be nominated, by the Board of Directors and (vii) the consent of each nominee to serve as a director of Greenlane if so elected.
Amendment of Governing Documents
Each of the Greenlane Board and the Greenlane stockholders have the power to alter, amend or repeal any provision of the Greenlane bylaws and to adopt new bylaws.
The Greenlane Board may alter, amend or repeal any provision of the Greenlane bylaws and adopt new bylaws by an affirmative vote of a majority of the directors present at any regular or special meeting of the Greenlane Board at which a quorum is present.
The Greenlane stockholders may alter, amend or repeal any provision of the Greenlane bylaws and adopt new bylaws by an affirmative vote of the

Both the KushCo board and the KushCo stockholders have the power to alter, amend or repeal any provision of KushCo’s bylaws and to adopt new bylaws.
The KushCo Board may alter, amend or repeal any provision of KushCo’s bylaws and adopt new bylaws by a majority vote of the directors present at any regular or special meeting of the KushCo Board at which a quorum is present.
The KushCo stockholders may alter, amend or repeal any portion of KushCo’s bylaws and adopt new bylaws by a majority vote of the KushCo stockholders present at any

Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
holders of a majority of the shares of the capital stock of Greenlane issued and outstanding and entitled to vote at any annual meeting of stockholders, or at any special meeting of stockholders, provided notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of such special meeting. Under the DGCL, an amendment to a corporation’s certificate of incorporation generally requires (i) a board of directors resolution declaring the advisability of the amendment and (ii) the approval of the holders of a majority of the outstanding stock entitled to vote upon the proposed amendment, unless the certificate of incorporation requires a greater vote. If the proposed amendment would increase or decrease the aggregate number of authorized shares of a class of stock, increase or decrease the par value of the shares of such class or change the powers, preferences or special rights of the shares so as to affect them adversely, the holders of a majority of the outstanding shares of such class shall be entitled to vote as a class upon the proposed amendment. If an amendment would alter or change the powers, preferences or special rights of one or more series of any class so as to affect them adversely, but shall not so affect the entire class, then only the shares of the series so affected by the amendment shall be considered a separate class for purposes of the vote. Greenlane’s charter provides that Greenlane reserves the right to amend, alter, change or repeal any provision contained in the charter in the manner prescribed by statute, and all rights conferred upon stockholders in the Charter are granted subject to such reservation. Greenlane’s charter further provides that the affirmative vote of the holders of Greenlane common stock and Greenlane preferred stock then outstanding representing two-thirds or more of the votes eligible to	regular or special meeting of the KushCo stockholders at which a quorum is present.

	Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
be cast in an election of directors is required to amend Article IX (Stockholder Action Without Meeting). In addition, Greenlane’s charter provides that the authorized number of shares of Greenlane Class A common stock, Greenlane Class B common stock or Greenlane preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of holders of a majority of the voting power of all of the outstanding shares of stock of Greenlane entitled to vote thereon, without any separate class vote.
Certain Business Combinations	Greenlane is governed by Section 203 of the DGCL. Section 203 of the DGCL prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the time that such stockholder became an interested stockholder, unless, (i) prior to the time such stockholder becomes an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, such stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (subject to certain exclusions) or (iii) at or subsequent to such time, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder. Under Section 203 of the DGCL, “interested stockholder” is generally defined as any person (other than the corporation and	KushCo’s bylaws contain a provision electing not to be governed by sections 78.411 to 78.444 of the NRS regarding combinations with interested stockholders.

	Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
any direct or indirect majority-owned subsidiaries of the corporation) that (a) is the owner of 15% or more of the outstanding voting stock of the corporation or (b) is an affiliate or an associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within the three-year period immediately prior to the date on which it is sought to be determined whether such person is an interested stockholder, and the affiliates and associates of such person, subject to certain exceptions. Under Section 203 of the DGCL, “business combination” means, among other things, (i) a merger or consolidation with an interested stockholder, (ii) a sale, exchange or other disposition to or with an interested stockholder of 10% or more of the aggregate market value of either the assets on a consolidated basis or the outstanding stock of the corporation and (iii) any receipt by an interested stockholder of financial benefits (except proportionately as a stockholder) by or through the corporation other than those expressly permitted by Delaware law. The DGCL allows a corporation to include in its certificate of incorporation a provision expressly electing not to be governed by Section 203. Because Greenlane’s charter does not contain a provision electing not to be governed by Section 203 of the DGCL, Greenlane is subject to such provision.
Limitation of Stockholder Liability	Under Delaware law, stockholders generally are not liable for a corporation’s debts or obligations.	Under Nevada law, stockholders generally are not liable for a corporation’s debts or obligations.
Exculpation and Indemnification of Directors and Officers	The DGCL permits corporations to adopt provisions in its certificate of incorporation limiting or eliminating certain personal liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. However, a corporation may not limit or eliminate	The KushCo charter contains a provision that eliminates directors’ and officers’ liability to KushCo or its stockholders for money damages to the maximum extent permitted under Nevada law. KushCo’s charter authorizes KushCo, and KushCo’s bylaws obligate KushCo, to the

	Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
	the liability of a director for (i) breaching the duty of loyalty to the corporation or the corporation’s stockholders; (ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law; (iii) any transaction in which a director derived an improper personal benefit; or (iv) paying an unlawful dividend or approving an unlawful stock repurchase. Greenlane’s charter eliminates the personal liability of directors for monetary damages for breach of fiduciary duty as a director to the extent permitted by the DGCL. The Greenlane bylaws obligate Greenlane, to the maximum extent permitted by Delaware law in effect from time to time, to indemnify and, upon the receipt of an undertaking to repay all amounts advanced if it determined that such person is not entitled to indemnification, advance expenses in advance of final disposition of such a proceeding to (a) any individual who is a present or former director or officer of Greenlane and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of Greenlane and at the request of Greenlane, serves or has served as a director, officer, or a controlling person of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in that capacity. The Greenlane bylaws also permit Greenlane to indemnify and advance expenses to any individual to any employee or agent of Greenlane or Greenlane’s predecessor.	maximum extent permitted by Nevada law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of such a proceeding to (a) any individual who is a present or former director or officer of KushCo and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a director or officer of KushCo and at the request of KushCo, serves or has served as a director, officer, partner, trustee, member or manager of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or any other enterprise from and against any claim or liability to which such person may become subject or which such person may incur by reason of his or her service in that capacity. KushCo’s charter and bylaws also permit KushCo to indemnify and advance expenses to any individual who served KushCo’s predecessor in any of the capacities described above and to any employee or agent of KushCo or KushCo’s predecessor.
Forum Selection	Greenlane’s charter provides that, unless Greenlane consents in writing to the selection of an alternative forum,	KushCo’s bylaws and charter do not include a forum selection provision.

Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery of the State of Delaware does not have jurisdiction, any state or federal court located within the State of Delaware) will, to the fullest extent permitted by law, be the sole and exclusive forum for any derivative action brought on behalf of Greenlane, action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or agent of Greenlane to Greenlane or its stockholders, action asserting a claim arising pursuant to, or seeking to enforce or determine the validity any right, obligation or remedy under, the DGCL, Greenlane’s charter or bylaws, action to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or action asserting a claim governed by the internal affairs doctrine. Greenlane’s charter also provides that, unless Greenlane consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising out of the Securities Act. The foregoing does not apply to any suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United State have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring or holding or owning (or continuing to hold or own) any interest in Greenlane capital stock is deemed to have received notice of and consented to the foregoing forum selection clause, which could limit Greenlane stockholders’ ability to choose the judicial forum for disputes with Greenlane. The enforceability of similar forum clauses in other companies’ bylaws or similar governing documents has been challenged in legal proceedings, and it

Rights of Greenlane Stockholders Following the Mergers (which will be the rights of stockholders of the Combined Company following the Mergers)	Rights of KushCo Stockholders
is possible that in connection with any action a court could find the forum selection clause contained in Greenlane’s charter to be inapplicable or unenforceable in such action.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF GREENLANE
The following table sets forth information with respect to the beneficial ownership of Greenlane common stock as of the Greenlane Record Date, by:
•
each of Greenlane’s current named executive officers;

•
each of Greenlane’s directors;

•
all of Greenlane’s directors and current executive officers as a group; and

•
each person or group of affiliated persons known by Greenlane to beneficially own more than 5% of the KushCo Greenlane stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of Greenlane common stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership within 60 days of the Greenlane Record Date, whether through the exercise of options, warrants or otherwise. The below table does not give effect to the vesting of equity awards or the Class C Conversion, pursuant to which each outstanding share of Greenlane Class C common stock will convert into one-third of a share of Class B common stock, that will occur if the Mergers are consummated.
Unless otherwise indicated, the address of each person listed below is c/o Greenlane Holdings, Inc. 1095 Broken Sound Parkway, Suite 300, Boca Raton, Florida 33487.
Name	Number of Shares of Greenlane Class A Common Stock Beneficially Owned	% of All Greenlane Class A Common Stock Shares(1)	Number of Shares of Greenlane Class B Common Stock Beneficially Owned	% of All Greenlane Class B Common Stock Shares(2)	Number of Shares of Greenlane Class C Common Stock Beneficially Owned	% of All Greenlane Class C Common Stock Shares(3)	Combined Voting Power(4)
Aaron LoCascio	76,763(5)	*	—	—	59,958,138(6)	85.29%	66.98%
Adam Schoenfeld	152,868 (7)	*	—	—	66,026,343(8)	93.92%	73.85%
William Bine	37,632(9)	*	—	—	—	—	*
William Mote	49,605(10)	*	—	—	—	—	*
Michael Cellucci	32,127(11)	*	—	—	—	—	*
Douglas Fischer	16,290(12)	*	31,768(13)	1.30%	—	—	*
Neil Closner	78,238(14)	*	—	—	—	—	*
Richard Taney	98,533(15)	*	—	—	—	—	*
Jeff Uttz	63,533(16)	*	—	—	—	—	*
All executive officers, directors and director nominees as a group 9 people)	605,589	3.58%	31,768	1.30%	66,026,343	93.92%(17)	74.42%
More than 5% Beneficial Owners
Jacoby & Co. LLC(18)	—	—	—	—	59,958,138	85.29%	66.86%
Better Life Products Investment Group, Inc. (19)	—	—	2,166,200	88.65%	—	—	2.42%

*
Less than 1.0%

(1)
Based on an aggregate of 16,929,522 shares of Greenlane Class A common stock outstanding as of the Greenlane Record Date.

(2)
Based on an aggregate of 2,443,437 shares of Greenlane Class B common stock outstanding as of the Greenlane Record Date.

(3)
Based on an aggregate of 70,301,343 shares of Greenlane Class C common stock outstanding as of the Greenlane Record Date.

(4)
Based on an aggregate of 89,674,302 shares of Greenlane common stock outstanding as of the Greenlane Record Date.

(5)
Includes 26,855 shares of Greenlane Class A common stock issuable upon exercise of Greenlane stock options within 60 days after the Greenlane Record Date.

(6)
Represents 59,958,138 shares of Greenlane Class B common stock held by Jacoby, as to which Mr. LoCascio shares voting and dispositive power with Mr. Schoenfeld.

(7)
Includes (i) 22,533 shares of Greenlane Class A common stock held by Mr. Schoenfeld’s spouse; and (ii) 26,855 shares of Greenlane Class A common stock issuable upon exercise of Greenlane stock options within 60 days after the Greenlane Record Date.

(8)
Includes 59,958,138 shares of Greenlane Class B common stock held by Jacoby, as to which Mr. Schoenfeld shares voting and dispositive power with Mr. LoCascio.

(9)
Includes (i) 15,799 restricted shares of Greenlane Class A common stock that vest 25% annually, starting on March 17, 2022, such that on March 17, 2025, the restricted shares of Greenlane Class A common stock shall be 100% vested. As of the Greenlane Record Date, none of Mr. Bine’s shares of restricted Greenlane Class A common stock have vested; and (ii) 14,333 shares of Greenlane Class A common stock issuable upon exercise of Greenlane stock options within 60 days after the Greenlane Record Date.

(10)
Includes (i) 20,456 restricted shares of Greenlane Class A common stock that vest 25% annually, starting on March 17, 2022, such that on March 17, 2025, the restricted shares of Greenlane Class A common stock shall be 100% vested. As of the Greenlane Record Date, none of Mr. Mote’s shares of restricted Greenlane Class A common stock have vested; and (ii) 21,649 shares of Greenlane Class A common stock issuable upon exercise of Greenlane stock options within 60 days after the Greenlane Record Date.

(11)
Includes (i) 15,324 restricted shares of Greenlane Class A common stock that vest 25% annually, starting on March 17, 2022, such that on March 17, 2025, the restricted shares of Greenlane Class A common stock shall be 100% vested, as of the Greenlane Record Date, none of Mr. Cellucci’s restricted shares of Greenlane Class A common stock have vested; and (ii) 16,703 shares of Greenlane Class A common stock issuable upon the exercise of Greenlane stock options within 60 days after the Greenlane Record Date.

(12)
Includes (i) 8,223 restricted shares of Greenlane Class A common stock that vest 25% annually, starting on March 17, 2022, such that on March 17, 2025, the restricted shares of Greenlane Class A common stock shall be 100% vested, as of the Greenlane Record Date, none of Mr. Fischer’s shares of restricted Greenlane Class A common stock have vested; and (ii) 7,067 shares of Greenlane Class A common stock issuable upon the exercise of Greenlane stock options within 60 days after the Greenlane Record Date.

(13)
Mr. Fischer’s shares of Greenlane Class B common stock vest 20% annually, starting on January 1, 2020, such that on January 1, 2024, the shares of Greenlane Class B common stock shall be 100% vested. As of the Greenlane Record Date, 12,706 of Mr. Fischer’s shares of Greenlane Class B common stock have vested.

(14)
Includes (i) 8,757 restricted shares of Greenlane Class A common stock that vest 50% on the grant date and vest 50% on March 17, 2022, such that on March 17, 2022, the restricted shares of Greenlane Class A common stock shall be 100% vested, as of the Greenlane Record Date, 4,378 of Mr. Closner’s shares of restricted Greenlane Class A common stock have vested; (ii) 14,705 shares of Greenlane Class A common stock held by NQC Investment Group, an entity controlled by Mr. Closner; and (iii) 54,776 shares of Greenlane Class A common stock issuable upon the exercise of stock options within 60 days after the Greenlane Record Date.

(15)
Includes (i) 8,757 restricted shares of Greenlane Class A common stock that vest 50% on the grant date and vest 50% on March 17, 2022, such that on March 17, 2022, the restricted shares of Greenlane

Class A common stock shall be 100% vested, as of the Greenlane Record Date, 4,378 of Mr. Taney’s shares of restricted Greenlane Class A common stock have vested; and (ii) 54,776 shares of Greenlane Class A common stock issuable upon the exercise of Greenlane stock options within 60 days after the Greenlane Record Date.
(16)
Includes (i) 8,757 restricted shares of Greenlane Class A common stock that vest 50% on the grant date and vest 50% on March 17, 2022, such that on March 17, 2022, the restricted shares of Greenlane Class A common stock shall be 100% vested, as of the Greenlane Record Date, 4,378 of Mr. Uttz’s restricted Greenlane Class A common stock have vested; and (ii) 54,776 shares of Greenlane Class A common stock issuable upon the exercise of Greenlane stock options within 60 days after the Greenlane Record Date.

(17)
Mr. LoCascio and Mr. Schoenfeld beneficially own 85.29% of the outstanding shares of Greenlane Class C common stock through their beneficial ownership in and control over Jacoby. Mr. Schoenfeld beneficially owns 8.63% of the outstanding shares of Greenlane Class C common stock in his individual capacity. Together, Mr. LoCascio and Mr. Schoenfeld beneficially own 93.92% of the outstanding shares of Greenlane Class C common stock.

(18)
Jacoby is beneficially owned and controlled by Mr. LoCascio and Mr. Schoenfeld.

(19)
Jeffrey Sherman has voting and dispositive power over such securities. Better Life Products Investment Group, Inc.’s address is 16901 Crown Bridge Drive, Delray Beach, FL 33446

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
MANAGEMENT OF KUSHCO
The following table sets forth information with respect to the beneficial ownership of KushCo common stock as of the KushCo Record Date, by:
•
each of KushCo’s current named executive officers;

•
each of KushCo’s directors;

•
all of KushCo’s directors and current executive officers as a group; and

•
each person or group of affiliated persons known by KushCo to beneficially own more than 5% of the KushCo common stock.

Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In general, a person is deemed to be the beneficial owner of (i) any shares of KushCo common stock over which such person has sole or shared voting power or investment power, plus (ii) any shares which such person has the right to acquire beneficial ownership within 60 days of the KushCo Record Date whether through the exercise of options, warrants or otherwise.
Name of Beneficial Owner(1)	KushCo Common Stock Beneficially Owned
	Shares	Percent(2)
5% or Greater Stockholders
Adage Capital Partners, L.P.(3)	9,672,752	6.07%
Executive Officers and Directors
Nicholas Kovacevich(4)	9,678,272	6.05%
Stephen Christoffersen(5)	678,262	*
Rodrigo de Oliveira(6)	923,806	*
Eric Baum(7)	1,146,738	*
Barbara Goodstein(8)	417,792	*
Don Hunter(9)	400,292	*
Dallas Imbimbo(10)	10,353,217	6.48%
Peter Kadens(11)	418,553	*
Jason Vegotsky(12)	125,000	*
All current executive officers and directors as a group (total 8 persons)(13)	24,016,931	14.76%

*
Represents beneficial ownership of less than one percent (1%) of the outstanding KushCo common stock.

(1)
Unless otherwise indicated, the address of each beneficial owner listed below is c/o KushCo Holdings, Inc. 6261 Katella Avenue, Suite 250, Cypress, California 90630.

(2)
Based on 159,380,529 shares of KushCo common stock outstanding on May 27, 2021, together with the applicable KushCo options for each stockholder that become exercisable within 60 days of April 30, 2021.

(3)
This information is based upon a Schedule 13G/A filed by Adage Capital Partners, L.P., Adage Capital Partners GP, L.L.C., Robert Atchinson and Phillip Gross (the “Adage Reporting Persons”) with the SEC on February 11, 2021. According to the Schedule 13G/A, the Adage Reporting Persons had shared voting and dispositive power to vote and dispose of 9,672,752 shares (including 3,080,357 shares issuable upon exercise of KushCo warrants), and no sole power to vote or dispose of shares. The address for the Adage Reporting Persons is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.

(4)
Consists of 591,134 shares issuable to Mr. Kovacevich, which includes 28,238 KushCo RSUs and 562,896 shares issuable pursuant to KushCo options that are exercisable and which will be exercisable within 60 days of April 30, 2021.

(5)
Consists of 393,877 shares issuable to Mr. Christoffersen, which includes 3,544 KushCo RSUs and 390,033 shares issuable pursuant to KushCo options that are exercisable and which will be exercisable within 60 days of April 30, 2021.

(6)
Consists of 631,669 shares issuable to Mr. de Oliveria, which includes 6,401 KushCo RSUs and 631,669 shares issuable pursuant to KushCo options that are exercisable and which will be exercisable within 60 days of April 30, 2021.

(7)
Includes 447,522 shares issuable to Mr. Baum pursuant to KushCo options that are exercisable and which will be exercisable within 60 days of April 30, 2021.

(8)
Includes 344,188 shares issuable to Ms. Goodstein pursuant to KushCo options that are exercisable and which will be exercisable within 60 days of April 30, 2021.

(9)
Includes 326,688 shares issuable to Mr. Hunter pursuant to KushCo options that are exercisable and which will be exercisable within 60 days of April 30, 2021.

(10)
Includes 355,438 shares issuable to Mr. Imbimbo pursuant to KushCo options that are exercisable and which will be exercisable within 60 days of April 30, 2021.

(11)
Includes 169,480 shares issuable to Mr. Kadens pursuant to KushCo options that are exercisable and which will be exercisable within 60 days of April 30, 2021.

(12)
Consists of 125,000 shares issuable to Mr. Vegotsky, which includes 25,000 Kushco RSUs and 100,000 shares issuable pursuant to KushCo options that are exercisable and which will be exercisable within 60 days of April 30, 2021.

(13)
Consists of 24,016,931 shares held, which includes 38,183 KushCo RSUs, and 3,326,812 shares issuable pursuant to KushCo options that are exercisable and which will be exercisable within 60 days of April 30, 2021.

INFORMATION ABOUT GREENLANE
Description of the Business
General
Greenlane is one of the largest global sellers of premium cannabis accessories and liquid nicotine products in the world. Greenlane operates as a powerful house of brands, third-party brand accelerator and distribution platform for consumption devices and lifestyle brands serving the global cannabis and liquid nicotine markets with an expansive customer base of more than 7,000 retail locations, including licensed cannabis dispensaries, and smoke and vape shops. Greenlane merchandises vaporizers and other products in the United States, Canada and Europe and distributes to retailers through wholesale operations and to consumers through e-commerce activities and its retail stores. Greenlane provides value-added customer support to complement its product offerings and help its customers operate and grow their businesses. Greenlane believes its market leadership, wide distribution network, broad product selection and extensive technical expertise provides it with significant competitive advantages and create a compelling value proposition for its customers and its suppliers. In addition, its premium product lines, broad product portfolio and strategically-located distribution centers position Greenlane well to meet the needs of its customers and ensure timely delivery of products.
Greenlane is the partner of choice for many of the industry’s leading players including PAX Labs, Grenco Science, Storz & Bickel, Firefly, DaVinci, Santa Cruz Shredder, Cookies, among others. Greenlane has also set out to develop a world-class portfolio of its own proprietary brands (“Greenlane Brands”) that Greenlane believes, over time will, deliver higher margins and create long-term value. Greenlane Brands include VIBES Rolling Papers, Pollen Gear, the Marley Natural accessory line, Aerospaced & Groove grinders, K. Haring Glass Collections, and Higher Standards, which serves as both upscale product line and an innovative retail experience with flagship stores at New York City’s famed Chelsea Market and a location in California’s iconic Malibu Village. During the first quarter of 2021, Greenlane added Eyce to its Greenlane Brands lineup through the acquisition of substantially all of the assets of Eyce LLC effective March 2, 2021. Greenlane also owns and operates several industry-leading e-commerce platforms, including Vapor.com, Higherstandards.com, Aerospaced.com, Canada.vapor.com and Vaposhop.com, among others. These e-commerce platforms offer Greenlane’s consumers a convenient and flexible shopping solution.
Greenlane operates distribution centers in the United States, Canada, and Europe. Starting in the first quarter of 2020, Greenlane has been taking steps to optimize its distribution network, by consolidating several of its U.S.-based distribution centers to a more centralized model with fewer, larger, highly-automated facilities, which will help Greenlane reduce costs and improve service levels going forward. This consolidated distribution center model provides Greenlane with a more flexible and scalable distribution network, and requires fewer distribution center employees. This centralized distribution network has enabled Greenlane to drive business improvement in multiple areas, including inventory management, sales operations, and customer experience. Greenlane has implemented a similar strategy in its other Canada and Europe operating segments. Accordingly, during the first quarter of 2021, Greenlane closed its Mississauga, Canada distribution center and consolidated its operations into another third-party logistics (“3PL”) location in Mississauga, Canada, and in its European segment it has substantially completed its move to a 3PL location with minimal inventory left at the previous warehouse.
Greenlane has three distinct operating segments, including its United States, its Canadian, and its European operations. These operating segments also represent Greenlane’s reportable segments. See “Result of Operations” below for a breakdown of Greenlane’s net sales by operating segment. . For the years ended December 31, 2020 and 2019, sales generated by Greenlane’s United States operating segment accounted for approximately 81.3% and 86.6% of net sales, respectively. Total net sales generated by its Canadian operations for the years ended December 31, 2020 and 2019 accounted for approximately 11.2% and 12.0%, respectively, and Greenlane’s European operations accounted for approximately 7.5% and 1.4% of net sales over the same periods. European operations did not commence until completion of the Conscious Wholesale acquisition in September 2019; therefore, the 2019 results reflect only three months of net sales for this operating segment. Greenlane expects revenue for its Europe operating segment to increase over the next reporting periods as its continues to expand its foothold in Europe. Refer to “Exhibit 99.9 — Greenlane Holdings, Inc. Consolidated Financial Statements as of and for the year ended December 31, 2020 — Note 11” and “Greenlane Holdings, Inc. Consolidated Financial Statements as of and for the three months ended March 31, 2020 — Note 12” for additional information on its reportable segments.
Greenlane markets and sells its products in the business to business (“B2B”), business to consumer (“B2C”) and supply and packaging (“S&P”) areas of the marketplace. Greenlane has a diverse base of customers, and its top ten customers accounting for only 9.8% and 17.3% of its net sales for the years ended December 31, 2020 and 2019, respectively, and no single customer accounting for more than 10% of its net sales over the two-year period ended December 31, 2020. Its top ten customers accounted for only 13.6% and 13.8% of net sales for the three months ended March 31, 2021 and 2020, respectively, with no single customer accounting for more than 1.8% and 2.1% of net sales for the three months ended March 31, 2021 and 2020, respectively. While Greenlane distributes products to several large national and regional retailers in Canada, and its typical B2B customer is an independent retailer operating in a single market. Greenlane’s sales teams regularly interact with customers to service their frequent restocking needs. Greenlane believes that its high-touch customer service model strengthens relationships, builds loyalty and drives repeat business.
For the year ended December 31, 2020, revenues derived from B2B, B2C, and Supply & Packaging (“S&P”) transactions represented approximately 60.4%, 14.3%, and 11.5% of net sales, respectively, compared to approximately 78.1%, 5.9%, and 10.8%, respectively, of net sales for the same period in 2019. Channel sales and drop-ship revenues derived from the sales and shipment of its products to the customers of third-party website operations and providing other services to its customers represented approximately 13.8% of net sales for the year ended December 31, 2020, compared to approximately 5.2% for the same period in 2019.
During the first quarter of 2021, revenues derived from B2B, B2C and S&P transactions represented approximately 62.8%, 13.0% and 10.2% of net sales, respectively, as compared to 63.0%, 11.7%, and 14.1% of net sales, respectively, during the same period in 2020. Channel and drop-ship revenues derived from the sales and shipment of Greenlane’s products to the customers of third-party website operators and direct vendor shipments to customers represented approximately 14.0% of Greenlane’s net sales during the first quarter of 2021, as compared to 11.2% during the same period in 2020. The increase for both B2C and channel and drop-ship sales as a percentage of net sales were driven by Greenlane’s increased online presence. Specifically, the driver for B2C sales increases was a 38.8% growth in U.S. e-commerce website sales, and the driver for Greenlane’s channel and drop-ship sales increase was a 17.6% growth in U.S. third-party website sales as well as the addition of a third-party marketplace website sales channel in Europe.
For the three months ended March 31, 2021, Greenlane’s net sales remained consistent with the same period in 2020 even though Q1 2021 revenues were significantly less reliant on nicotine sales, as Greenlane continues to focus on higher-margin products such as Greenlane Brands. For the first quarter of 2021, nicotine sales totaled $1.7 million, representing a $3.2 million, or 65.2%, decrease in sales as compared to the first quarter of 2020. The Greenlane Brand sales, inclusive of the recently acquired Eyce brand, totaled $8.5 million, representing a $1.3 million, or 18.4%, increase in Greenlane Brand sales compared to the first quarter of 2020. As a percentage of total sales, Greenlane Brand sales increased from 21.3% of total revenue for Q1 2020, to 25.1% of total revenue for Q1 2021, while nicotine sales decreased from 14.6% of total revenue for Q1 2020 to 5.1% of total revenue for Q1 2021. As Greenlane looks ahead to the key drivers of growth in its business, Greenlane will continue to focus on the higher-margin parts of the business that will better position it for the long-term, through continued investment in growing the Greenlane Brands.
Organization
Greenlane was formed as a Delaware corporation on May 2, 2018. Greenlane is a holding company that was formed for the purpose of completing an underwritten initial public offering (“IPO”) of shares of Greenlane Class A common stock on April 23, 2019 and other related transactions in order to carry on the business of Greenlane Holdings, LLC (the “Operating Company”). The Operating Company was organized under the laws of the state of Delaware on September 1, 2015, and is based in Boca Raton, Florida. Refer to “Greenlane Historical Financial Statements — Note 1-Business Operations and Organizations” for further information on the Company’s organization and the IPO and related transactions. Greenlane is the sole manager of the Operating Company and, as of December 31, 2020, owned a 31.6% interest in the Operating Company.
Greenlane’s Business Relating to the Cannabis Industry
The information included below is based on the most recent information available to Greenlane and, except as expressly stated below, does not give effect to the continued impact of the COVID-19 pandemic; the long-term impacts of which remain uncertain as of the date of this joint proxy statement/prospectus.
While Greenlane does not cultivate, distribute or dispense marijuana as that term is defined by the Controlled Substances Act, several of the products it distributes, such as vaporizers, pipes, rolling papers and storage solutions, can be used with marijuana or marijuana derivatives, as well as several other legal substances.
Greenlane believes the global cannabis industry is experiencing a transformation from a state of prohibition toward a state of legalization. Greenlane expects the number of states, countries and other jurisdictions implementing legalization legislation to continue to increase, which will create numerous and sizable opportunities for market participants, including Greenlane.
Global Landscape
A September 2020 report of Arcview Market Research and BDS Analytics, two of the leading market research firms in the cannabis industry, estimated that spending in the global legal cannabis market was approximately $14.9 billion in 2019 and reached approximately $19.7 billion as of September 2020, representing growth of approximately 32.2%. The report projects that by 2025, spending in the global legal cannabis market will reach $47.2 billion, representing a compound annual growth rate of approximately 22% over the six-year period from 2019. Greenlane’s experience and awareness of the markets in which Greenlane operates leads it to believe that demand for the types of products Greenlane distributes will grow in tandem with the industry.
The North American Cannabis Landscape
United States and Territories. Thirty-eight states and the District of Columbia have legalized medical cannabis in some form and have a formal cannabis program. Fifteen of these states, and the District of Columbia, have legalized cannabis for non-medical adult use with additional states, such as New York, actively considering the legalization of cannabis for non-medical adult use. Eleven additional states have legalized high CBD, low tetrahydrocannabinol (“THC”) oils for a limited class of patients. Only three states continue to prohibit cannabis entirely. Notwithstanding the continued trend toward further state legalization, cannabis continues to be categorized as a Schedule I controlled substance under the Federal Controlled Substances Act (the “CSA”) and, accordingly, the cultivation, processing, distribution, sale and possession of cannabis violate federal law in the United States as discussed further under the heading “Risk Factors.” Greenlane’s business depends partly on continued purchases by businesses and individuals selling or using cannabis pursuant to state laws in the United States or Canadian and provincial laws.
Greenlane believes support for cannabis legalization in the United States is gaining momentum. According to an October 2020 poll by Gallup, public support for the legalization of cannabis in the United States has increased from approximately 12% in 1969 to approximately 68% in 2020. In 2020, five states passed ballot initiatives legalizing either adult use or medical cannabis, further evidencing the public’s support for cannabis legalization U.S. legal cannabis sales are projected to represent approximately 73% of total global sales by 2025.
The following map from the National Cannabis Industry Association illustrates the states that have fully legalized adult-use cannabis (for medical and recreational purposes), states that have partially legalized cannabis (for medical purposes only), and states that have legalized cannabis use in a limited capacity (as of February 8, 2021).

U.S. CBD Landscape
In December 2018, the Farm Bill was signed into law in the United States which specifically removed hemp from the definition of “marijuana” under the Controlled Substances Act. In addition, the Farm Bill designated hemp as an agricultural commodity and permits the lawful cultivation of hemp in all states and territories of the United States. Federal and state laws and regulations concerning the cultivation and sale of hemp and hemp-derived products (including CBD) continue to evolve.
Canada.
Legal access to dried cannabis for medical purposes was first allowed in Canada in 1999. The Cannabis Act (the “Cannabis Act”) currently governs the production, sale and distribution of medical cannabis and related oil extracts in Canada.
On April 13, 2017, the Government of Canada introduced Bill C-45, which proposed the enactment of the Cannabis Act to legalize and regulate access to cannabis. The Cannabis Act proposed a strict legal framework for controlling the production, distribution, sale and possession of medical and recreational adult-use cannabis in Canada. On June 21, 2018, the Government of Canada announced that Bill C-45 received Royal Assent. On July 11, 2018, the Government of Canada published the Cannabis Regulations under the Cannabis Act. The Cannabis Regulations provide more detail on the medical and recreational regulatory regimes for cannabis, including regarding licensing, security clearances and physical security requirements, product practices, outdoor growing, security, packaging and labelling, cannabis-containing drugs, document retention requirements, reporting and disclosure requirements, the new access to cannabis for medical purposes regime and industrial hemp. The majority of the Cannabis Act and the Cannabis Regulations came into force on October 17, 2018, with additional Cannabis regulations coming into effect on October 17, 2019.

While the Cannabis Act provides for the regulation by the federal government of, among other things, the commercial cultivation and processing of cannabis for recreational purposes, it provides the provinces and territories of Canada with the authority to regulate in respect of the other aspects of recreational cannabis, such as distribution, sale, minimum age requirements, places where cannabis can be consumed, and a range of other matters.
The governments of every Canadian province and territory have implemented regulatory regimes for the distribution and sale of cannabis for recreational purposes. Most provinces and territories have announced a minimum age of 19 years old, except for Québec and Alberta, where the minimum age will be 18. Certain provinces, such as Ontario, have legislation in place that restricts the packaging of vapor products and the manner in which vapor products are displayed or promoted in stores.
The European Cannabis Landscape
Europe’s population is larger than that of the U.S. and Canadian markets combined, suggesting the potential of a very significant market. The changes in regulations for cannabis products across Europe are expected to result in a market growth of approximately $37.0 billion in annual sales by 2027, a significant growth from approximately $3.5 billion in 2020.
Currently, Germany, Italy, Austria, Czech Republic, Finland, Portugal, Spain, the Netherlands, Denmark, Greece, Croatia, North Macedonia, Poland, Turkey, Malta, Romania, Belgium, Estonia, Lithuania, Moldova, Norway, San Marino, Sweden, Switzerland, Luxembourg, Cyprus, France, the U.K. and Ireland allow cannabis use for medicinal purposes, with some of those countries operating pilot programs. It has been widely reported that other countries are considering following suit.
Product Information
Consumers of cannabis, herbs, flavored compounds, aromatherapy oils and nicotine require the types of products Greenlane distributes, including vaporizers, pipes, rolling papers and packaging. Greenlane believes it distributes the “picks & shovels” for these rapidly-growing industries. As the world of cannabis and its respective aesthetic continues to expand, Greenlane strives to keep its product mix relevant, popular, and innovative; offering an array of products from vaporizers, grinders, to rolling papers and apparel lines. Greenlane’s product offerings continue to develop and expand, Greenlane expects its revenue by categories to increase accordingly.
Inhalation Delivery Methods
There are two prevalent types of inhalation methods for cannabis and nicotine: combustion and vaporization. Vaporizers are devices that heat materials to temperatures below the point of combustion, extracting the flavors, aromas and effects of dry herbs and concentrates in the form of vapor. Measured by revenue, vaporizers are its largest product category.
The Science and Popularity of Vaporization
Vaporizers have elements that are designed to quickly heat material, causing vaporization to occur without the carbon dioxide that is typically generated through any combustion. The vapor byproduct is then immediately inhaled through the mouthpiece on the device itself, or through a hose or an inflatable bag. Vaporizers can heat a variety of dry materials, viscous liquids and waxes, and provide a convenient way for users to consume the active ingredients. Common ingredients used in vaporizers include tobacco, nicotine extracts, legal herbs, hemp-derived CBD, aromatherapy oils, cannabis and propylene glycol and glycerin blends.
Vaporization Technology.   Consumers have a wide array of vaporization devices at their disposal, which can be broadly categorized into two primary categories: desktop and portable vaporizers. Greenlane’s vaporizer offering spans over 260 distinct products across 90 brands.
Desktop Vaporizers.   Vaporizers were first developed as desktop models that were powered through traditional electric power sources. Desktop vaporizers are capable of heating the material to a more precise temperature choice determined by the consumer or as advised by a health practitioner. Some models dispense the vapor through a pipe or wand, and others into an inflatable bag in order to allow users to more accurately monitor their consumption.
Portable Vaporizers.   With the development of lithium batteries, vaporizers have now become portable. Technological advances are resulting in lighter, sleeker and more visually-appealing units that are capable of quickly heating the material to the user’s desired temperature setting. The temperature setting can be fixed by the manufacturer or set manually by the consumer or via Bluetooth connection to the consumer’s smartphone. Portable vaporizers, of which pens are a sub-set, are differentiated by many features, including output, battery life, recharge time, material, capacity and design.
Other Methods of Consumption.   In addition to vaporizers, consumers have a wide array of methods of consumption at their disposal, including, among others, hand pipes, water pipes, rolling papers, and oral and topical delivery methods.
Hand and Water Pipes.   Greenlane offers a diverse portfolio of over 200 hand and water pipes across 27 brands, including its own proprietary Higher Standards, Marley Natural and K. Haring Glass brands. Many display iconic, licensed logos and artwork, as pipes have grown into an artistic expression and are available in countless creative forms and functionality. Hand pipes are small, portable and simple to use, and function by trapping the smoke produced from burning materials, which is then inhaled by the user. Water pipes include large table-top models, bubblers and rigs, and are more complex because they incorporate the cooling effects of water to the burning materials before inhalation.
Rolling Papers.   Rolling papers are a traditional consumption method used to smoke dried plant material in a “roll-your-own” application. These include papers, cones and wraps. Greenlane’s rolling papers category is comprised of over 100 products across 17 brands, inclusive of Greenlane Brand’s own Vibes Rolling Papers brand, not including accessories such as rolling trays or tips.
Greenlane’s Competitive Strengths
Greenlane attributes its success to the following competitive strengths:
A Clear Market Leader in an Attractive Industry.
Greenlane is a leading North American distributor of premium vaporization products and consumption accessories, reaching over 1,000 licensed cannabis cultivators, processors and dispensaries. Greenlane also owns and operates one of the industry’s most visited North American direct-to-consumer e-commerce websites, Vapor.com. Vapor.com was launched in April 2019 when it consolidated its previously owned websites, Vapeworld.com and Vapornation.com, into one homogeneous website. The latter website, VaporNation, was acquired as part of its February 2019 purchase of Better Life Holdings, LLC. Greenlane also owns and operates several industry-leading e-commerce platforms, including Higherstandards.com, Aerospaced.com, Vaposhop.com, and most recently Eycemolds.com.
Market Knowledge and Understanding.
Because of Greenlane’s experience and its extensive, long-term industry relationships, Greenlane believes it has a deep understanding of customer needs and desires in its B2B, B2C and S&P channels. This allows Greenlane to influence customer demand and the pipeline between product manufacturers, suppliers, advertisers and the marketplace.
Broadest Product Offering.
Greenlane believes that it offers the industry’s most comprehensive portfolio of vaporization products and consumption accessories with over 5,000 SKUs (stock-keeping units) from more than 300 suppliers. This broad product offering creates a “one-stop shop” for Greenlane’s customers and positively distinguishes Greenlane from its competitors. In addition, Greenlane has carefully cultivated a portfolio of well-known brands and premium products and has helped many of the brands Greenlane distributes to become established names in the industry.

Entrepreneurial Culture.
Greenlane believes that its, results-driven culture fosters highly-dedicated employees who provide its customers with superior service. Greenlane invests in its talent by providing every sales representative with an extensive and ongoing education, and has successfully developed programs that provide comprehensive product knowledge and the tools needed to have a unique understanding of its customers’ personalities and decision-making processes.
Customers. Greenlane believes that it offers superior services and solutions due to its comprehensive product offering, proprietary industry data and analytics, product expertise and quality of service. Greenlane delivers products to its customers in a precise, safe and timely manner with complementary support from its dedicated sales and service teams.
Suppliers. Greenlane’s industry knowledge, market reach and resources allow Greenlane to establish trusted professional relationships with many of its product suppliers. Greenlane generates substantially all of its net sales from products manufactured by others. Greenlane has strong relationships with many large, well-established suppliers, and seeks to establish distribution relationships with smaller or more recently established manufacturers in its industry. While Greenlane purchases its products from over 300 suppliers, a significant percentage of its net sales is dependent on sales of products from a small number of key suppliers. Greenlane believes there is a trend of suppliers in its industry to consolidate their relationships to do more business with fewer distributors. Greenlane believes that its ability to help maximize the value and extend the distribution of its suppliers’ products has allowed it to benefit from this trend. The efforts of Greenlane’s senior management team have been integral to its relationships with its suppliers.
Employees. Greenlane provides its employees with an entrepreneurial culture, a safe work environment, financial incentives and career development opportunities.
Experienced and Proven Management Team Driving Organic and Acquisition Growth.
Greenlane believes that its management team is among the most experienced in the industry. Its senior management team brings experience in accounting, mergers and acquisitions, financial services, consumer-packaged goods, retail operations, third-party logistics, information technology, product development and specialty retail, and an understanding of the cultural nuances of the industry that Greenlane serves.
Greenlane’s Operating Strategies
Greenlane intends to leverage its competitive strengths to increase shareholder value through the following core strategies:
Build Upon Strong Customer and Supplier Relationships to Expand Organically.
Greenlane’s North American footprint and broad supplier relationships, combined with its regular interaction with its large and diverse customer base, provides Greenlane key insights and positions it to be a critical link in the supply chain for premium vaporization products and consumption accessories. Greenlane’s suppliers benefit from access to more than 8,000 brick and mortar locations and more than 1.8 million B2C customers, as it is a single point of contact for improved production, planning and efficiency. Greenlane’s customers, in turn, benefit from its market leadership, talented sales associates, broad product offerings, high inventory availability, timely delivery and exceptional customer services. Greenlane believes that its strong customer and supplier relationships will enable Greenlane to expand and broaden its market share in the premium vaporization products and consumption accessories marketplace and expand into new categories. For example, in November 2020, Greenlane entered into a partnership with Studenglass, which brought the Gravity Hookah to consumers and wholesale purchasers in the United States, Canada, and Europe.
Expand Greenlane’s Operations Internationally.
Greenlane currently focuses its marketing and sales efforts on the United States, Canada, and Europe, with the United States and Canada representing the two largest and most developed markets for its products. While Greenlane currently supports and ships certain products to customers in Australia and parts of

South America on a limited basis, Greenlane is aware of the growth opportunities in these markets. As Greenlane continues to expand its marketing, supplier relationships, sales bandwidth and expertise, Greenlane anticipates capturing market share in those regions by opening its own distribution centers, acquiring existing international distributors and/or partnering with local operators. In September 2019, Greenlane acquired Conscious Wholesale, a leading European wholesaler and retailer of consumption accessories, vaporizers, and other high-quality products. Greenlane assumed control of their existing warehouse facility located in Amsterdam, Netherlands, which is expected to facilitate the expansion of Greenlane’s European operations.
In February 2021, Greenlane opened three new Higher Standards shop-in-shop retail locations in Uruguay in a collaboration with the Kaya Herb Group. Further expanding Greenlane’s global footprint, these high-profile locations mark its first physical footprint in the South American market.
Expand Greenlane’s E-Commerce Reach and Capabilities.
Greenlane owns and operates one of the leading direct-to-consumer e-commerce websites in its industry, Vapor.com. This site is one of the most visited within its industry according to SEMrush, a leading data analytics firm, and as of December 31, 2020, Greenlane ranked in the top five in 58 key mobile search terms and in the top ten in 93 key mobile search terms, On desktop computer searches, Greenlane ranked in the top five in 54 key search terms, and in the top ten in 96 key search terms. Greenlane recently expanded its e-commerce platform into Canada through the launch of “Canada.Vapor.com” on October 26, 2020. Refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Results of Operations” for further detail on Canada.Vapor.com.
Pursue Value-Enhancing Strategic Acquisitions.
Through Greenlane’s acquisitions of VaporNation (Better Life Holdings, LLC), Pollen Gear LLC, and Conscious Wholesale, Greenlane has added new markets within the United States and Europe, new product lines, talented employees and operational best practices. Effective March 2, 2021, Greenlane acquired substantially all the assets of Eyce LLC, which further diversified the Greenlane Brand offerings through the integration of Eyce premium silicone smoking products and accessories. Greenlane intends to continue pursuing strategic acquisitions to grow its market share and enhance leadership positions by taking advantage of its scale, operational experience and acquisition know-how to pursue and integrate attractive targets. Greenlane believes it has significant opportunities to add product categories through its knowledge of its industry and possible acquisition targets.
Enhance Greenlane’s Operating Margins.
Greenlane expects to enhance its operating margins as its business expands through a combination of additional product purchasing discounts, reduced inbound and outbound shipping and handling rates, reduced transaction processing fees, increased operating efficiencies and realization of benefits through leveraging its existing assets and distribution facilities. Additionally, Greenlane expects that its operating margins will increase as its product mix continues to evolve to include a greater portion of its proprietary branded products. Greenlane is committed to supporting its proprietary brands, such as Higher Standards, VIBES and Pollen Gear, which offer significantly higher gross margins than supplier-branded products.
Developing A World-Class Portfolio of Proprietary Brands.
Greenlane intends to continue to develop a portfolio of its own proprietary brands, which over time has helped to improve its blended margins and create long-term value. Greenlane’s brand development is based upon its proprietary industry intelligence that allows it to identify market opportunities for new brands and products. Greenlane leverages its distribution infrastructure and customer relationships to penetrate the market quickly with its proprietary brands and to gain placement in thousands of stores. Currently, Greenlane sells such products directly to consumers through its brand websites and its e-commerce properties. Greenlane’s existing proprietary brands include VIBES Rolling Papers, Pollen Gear, the Marley Natural accessory line, Aerospaced & Groove grinders, Marley Natural, K. Haring Glass Collections, and Higher Standards. Effective March 2021, Greenlane added the Eyce product line to its proprietary brands.

In addition to absorbing the Marley Natural accessory line as a house brand, Greenlane is making other strides to ensure it takes full advantage of the opportunities given to it as a company. Greenlane intends to extend the price points of the Higher Standards line to include a wider customer base, and in doing so, increase the presence of its house brands. To synergize with the direction of Higher Standards, and the K. Haring Glass Collection, both brands will sit under the Higher Standards brand umbrella. Taking this step is expected to ensure the brands are not competing against each other, and that Greenlane maximizes market penetration for all its brands. With all these changes comes expansion into new markets; Greenlane is taking steps to ensure that all its proprietary brands are prepared to enter new markets in Europe during the upcoming year. In creating, acquiring, and expanding its proprietary brands, Greenlane intends to stay mindful of its key supplier relationships and to identify opportunities within its product portfolio and in the market where it can introduce or acquire compelling products that do not directly compete with the products of its core suppliers.
Execute on Identified Operational Initiatives.
Greenlane continues to evaluate operational initiatives to improve its profitability, enhance its supply chain efficiency, strengthen its pricing and category management capabilities, streamline and refine its marketing process and invest in more sophisticated information technology systems and data analytics. In addition, Greenlane continues to further automate its distribution facilities and improve its logistical capabilities. Greenlane is also taking steps to transition to a more centralized model with fewer, larger, highly automated facilities. During 2020, Greenlane made significant progress towards this goal through consolidating its distribution facilities in the United States into one primary streamlined centrally-located facility and one facility in California, primarily serving its S&P customers, which will reduce costs going forward. Greenlane believes that it will continue to benefit from these and other operational improvements.
Be the Employer of Choice.
Greenlane believes its employees are the key drivers of its success, and it aims to recruit, train, promote and retain the most talented and success-driven personnel in the industry. Greenlane’s size and scale enables it to offer structured training and career path opportunities for its employees, while in its sales and marketing teams, it has built a vibrant and entrepreneurial culture that rewards performance. Greenlane is committed to being the employer of choice in its industry.
Business Seasonality
While Greenlane’s B2B and B2C customers typically operate in highly-seasonal businesses, its Channel & Dropship and S&P divisions are less affected by the holidays. Greenlane has historically experienced only moderate seasonality in its business, particularly during the fourth quarter, which coincides with Cyber Monday (the first Monday after Thanksgiving, when online retailers typically offer holiday discounts), and as its customers build up their inventories in anticipation of the holiday season and for which Greenlane has related promotional marketing campaigns. Additionally, plans for growth in e-commerce and more regularity in the B2B division will likely result in more consistent trends around the winter months, and the industry related holidays. For the year ended December 31, 2020, seasonality was largely impacted by the COVID-19 pandemic. While Greenlane typically experiences a substantial increase in sales for the “4/20” industry holiday, it saw a very minimal increase as its retail brick and mortar operations were closed and many of its B2B customers were closed for business as well. Greenlane also noticed increased revenue in the third quarter of 2020, as compared to the second quarter of 2020, which was largely driven by the lifting of quarantine restrictions and reopening of many businesses that previously were closed temporarily due to the pandemic. If these trends continue, Greenlane expects B2B and B2C retail sales to return to and exceed pre-COVID-19 revenue figures as the COVID-19 vaccines become more readily available.
Human Capital Resources
As of December 31, 2020, Greenlane had 264 full-time employees. Approximately 189 were employed in the U.S. and 75 were employed in Europe. None of its employees are represented by a labor union. Greenlane has never experienced a labor-related work stoppage.

As mentioned in Greenlane’s core operating strategies, Greenlane aims to be the employer of choice, as its employees are the key drivers of its success. Greenlane aims to recruit, train, promote and retain the most talented and success-driven personnel in the industry. Greenlane’s industry knowledge and scale provide opportunities for its employees to obtain structured training and career path opportunities across all departments and positions. Greenlane is a company built and based on trust, sincerity, respect, commitment, and fairness, and it strives to create a work environment that is friendly, open, and co-operative.
Employee Health and Safety during COVID-19
The health and safety of Greenlane’s employees is a top priority for Greenlane. During COVID-19, Greenlane was deemed an essential industry and as a result, Greenlane was very active in monitoring and tracking all relevant data, including guidance from local, national, and international health agencies. Greenlane’s actions included:
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Allowing employees to work remotely where feasible;

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Implemented enhanced safety measures including mandatory face coverings, physical distance requirements, temperature checks, deep cleaning and disinfectant protocols, and hand sanitizing stations for employees continuing critical on-site work at all locations;

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Provide employee-wide training on COVID-19 safety measures;

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Restrict company travel to essential business travel that requires prior multi-level approvals.

Greenlane’s Human Resources department is continuing to communicate to its employees as more information is available and continues to evaluate its operations considering federal, state, and local guidance.
Diversity and Inclusion
Greenlane is committed to diversity and inclusion across all aspects of the company. Greenlane has developed a diversity and inclusion committee (led by its employees) that is centered on educating its employees on the benefits of a diverse workforce, reducing the risk of bias and ensuring that everyone owns responsibility for inclusive behaviors and actions across the organization. Greenlane has established hiring principles that focus on its mission to hire people from diverse backgrounds who will add to its culture.
Culture and Engagement
Everything Greenlane does is powered by its vision and core values and its culture reflects that. As a result, Greenlane enjoys a highly motivated and skilled work force committed to Greenlane. In 2020, Greenlane held its first employee engagement survey, and in consultation with its employees has addressed several opportunities to further improve its culture. By being open, honest, and transparent, Greenlane’s employees feel more actively engaged in Greenlane’s success.
Total Rewards and Pay Equity
Greenlane strives to attract and retain diverse, high caliber employees who raise the talent bar by offering competitive compensation and benefit packages, regardless of their gender, race, or other personal characteristics. Greenlane regularly reviews and survey its compensation and benefit programs against the market to ensure it remains competitive in its hiring practices. Greenlane provides employee salaries that are competitive and consider factors such as an employee’s role and experience, the location of their job and their performance. In addition to competitive salaries, to enhance its employees’ sense of participation in the company and to further align their interests with those of its stockholders, Greenlane offers equity packages to a broad set of key employees.
Development and Retention
Greenlane strives to hire, develop, and retain talent that continuously raises the performance bar. Greenlane encourages, supports, and compensates its employees based on its philosophy of recognizing and rewarding exceptional performance. Greenlane believes that performance and development is an ongoing process in which all employees should be active participants. In 2020, Greenlane rolled out key performance goals for all employees linked to their compensation and has begun work on a Greenlane Learning and Development curriculum that will include a blended approach to both in person and virtual learning.
Competition
Business-to-Business.   Greenlane operates in an evolving industry in which the market and its participants remain highly fragmented. Although it is difficult to find reliable independent research, Greenlane believes there is a vast number of potential B2B customers in North America comprised of independent retail shops, specialty retailers, licensed cannabis dispensaries and regional retailer chains. Greenlane currently serves over 8,000 of these locations. Greenlane’s B2B customers compete primarily on the basis of the breadth, style, quality, pricing and availability of merchandise, the level of customer service, brand recognition and loyalty. Greenlane successfully reaches its B2B customers through its direct sales force and other marketing initiatives, and provides them with its strategically-curated mix of brands and products, merchandise planning strategies and exceptional customer service. Among vaporizer product distributors, Greenlane competes against both suppliers and other distributors. A number of suppliers choose to distribute directly in some sales channels and may also operate their own e-commerce platforms. Greenlane faces competition from many small privately-owned regional distributors that carry a narrow range of products. Greenlane believes there are only a select few wholesale distributors carrying a complete line of premium vaporization products and consumption accessories.
Business-to-Consumer.   A number of suppliers of vaporizers and specialized consumption products and accessories operate their own e-commerce websites through which they sell their items directly to end consumers. Additionally, there are hundreds of websites that sell products similar to those Greenlane offers in North America, Europe, Australia and other parts of the world. Greenlane believes that it competes effectively with other e-commerce websites. Further, Greenlane provides fulfillment services to the owners of some of these websites as they do not carry their own inventory, are not able to ship as efficiently as Greenlane does and are unable to meet certain regulatory requirements, such as sales tax collection. Greenlane’s competitors’ websites rank in many search categories below its primary e-commerce website, Vapor.com, which has its own dedicated design, social media and search engine optimization (“SEO”) teams. Greenlane believes that its market knowledge, large product selection, relationships with vaporizer brands, in-house search engine optimization teams, social media focus and distribution facilities will enable it to remain a market leader in e-commerce.
Trademarks
Greenlane owns a number of registered trademarks and service marks, including without limitation, Greenlane, Higher Standards, VIBES, Aerospaced, Groove, Pollen GearTM, and most recently Eyce. Solely for convenience, trademarks and trade names referred to in this Form 10-K may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that Greenlane will not assert, to the fullest extent under applicable law, its rights or the rights of the applicable licensor to these trademarks and trade names. In addition, this joint proxy statement/prospectus contains trade names, trademarks and service marks of other companies that Greenlane does not own. Greenlane does not intend its use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of Greenlane by, these other companies. Greenlane believes its largest trademarks are widely recognized throughout the world and have considerable value. The duration of trademark registrations varies from country to country. However, trademarks are generally valid and may be renewed indefinitely as long as they are in use and/or their registrations are properly maintained.
Insurance
Greenlane carries a broad range of insurance coverages, including general liability, real and personal property, workers’ compensation, directors’ and officers’ liability and other coverages Greenlane believes are customary. Greenlane exposure to loss for insurance claims is generally limited to the per-incident deductible under the related insurance policy. Greenlane does not expect the impact of any known casualty, property, environmental or other contingency to have a material impact on its financial conditions, results of operations or cash flows.

Greenlane’s directors’ and officers’ liability insurance policy it chooses to maintain covers only non-indemnifiable individual executive liability, often referred to as “Side A,” and does not provide individual or corporate reimbursement coverage, often referred to as “Side B” and “Side C,” respectively. The Side A policy covers directors and officers directly for loss, including defense costs, when corporate indemnification is unavailable. Side A-only coverage cannot be exhausted by payments to Greenlane, as Greenlane is not insured for any money it advances for defense costs or pays as indemnity to the insured directors and officers. As a result, Greenlane currently does not have insurance coverage for, and directly self-funded with cash on hand, its litigation defense costs for actions like those described under “Legal Proceedings”.
Regulatory Developments
Greenlane’s operating results and prospects will be impacted, directly and indirectly, by regulatory developments at the local, state, and federal levels. Certain changes in local, state, national, and international laws and regulations, such as increased legalization of cannabis, create significant opportunities for its business. However, other changes to laws and regulations result in restrictions on which products Greenlane is permitted to sell and the manner in which Greenlane markets its products, increased taxation of its products, and negative changes to the public perceptions of its products, among other effects.
Greenlane believes that the continuing trend of states’ legalization of medicinal and adult-use cannabis is likely to contribute to an increase in the demand for many of its products. In the 2020 election, voters approved ballot initiatives legalizing adult-use cannabis in New Jersey, Arizona, Montana and South Dakota. Voters also approved initiatives legalizing medical marijuana in Mississippi and South Dakota. Other states appear likely to legalize either medical or adult-use cannabis in 2021 and beyond. However, Greenlane can provide no assurances that additional states will legalize cannabis or that legal challenges will not impede legalization in jurisdictions where ballot initiatives or legislation have already passed.
Recently, the identification of many cases of e-cigarette or vaping product use associated lung injury (“EVALI”) has led to significant scrutiny of e-cigarette and other vaporization products. According to the Centers for Disease Control and Prevention (“CDC”), most of the patients with EVALI reported a history of using vaporization products containing tetrahydrocannabinol (“THC”). The CDC has reported that products containing THC, particularly those obtained from informal sources (e.g., illicit dealers), are linked to most of the incidents involving EVALI. The CDC has recommended, among other things, that consumers not use vaping products containing THC and not purchase vaping products from unlicensed sellers. While the CDC has not definitively identified the cause(s) of EVALI, on November 5, 2019, it published findings that 48 of 51 fluid samples collected from the lungs of patients with EVALI contained vitamin E acetate. Greenlane does not sell vitamin E acetate or any products containing vitamin E acetate. Additionally, certain academic studies and news reports have suggested that smoking or vaping may increase the risk of complications for individuals who contract COVID-19. EVALI, COVID-19 and other public health concerns could contribute to negative perceptions of vaping and smoking, which in turn could lead consumers to avoid certain of its products, which would materially and adversely affect its results of operations.
In response to health concerns and concerns about people under the age of eighteen using vaping products, several localities, states, and the federal government have enacted measures restricting the sale of certain types of vaping products. For example, on December 20, 2019, legislation was signed into law that raised the federal minimum age of sale for tobacco products from 18 to 21. As another example, on January 2, 2020, the United States Food and Drug Administration (“FDA”) announced a new policy prioritizing enforcement against certain unauthorized flavored e-cigarette products that appeal to minors, including fruit and mint flavors, as well as of any other products that are targeted to minors. More recently, as discussed below, the FDA announced its intention to take enforcement measures related to ENDS products offered for sale after September 9, 2020 for which the manufacturer has not submitted a premarket tobacco product application (“PMTA”). Additionally, some state, provincial, and local governments have enacted or plan to enact laws and regulations that restrict the sale of certain types of vaping products. For example, several states and localities have implemented bans on certain flavored vaping products in an effort to reduce the appeal of such products to minors and some localities have banned the sale of nicotine vaping products entirely. Other states, including Arkansas, Maine, Utah, and Vermont have banned the sale of vaporizers direct to consumers through mail. These new vaping laws are rapidly shifting and, in some instances, have been repealed or narrowed as the result of successful legal challenges. Laws banning certain vaping products or restricting the manner in which they may be sold have taken effect or will soon take effect in Arkansas, Massachusetts, New York, New Jersey, Maryland, Rhode Island, Vermont, Utah and Maine among other jurisdictions. Taken together, these federal, state, and provincial restrictions on vaping products could materially and adversely affect its revenues. The ultimate impact of these policy developments will depend upon, among other things, the types and quantities of products Greenlane sells that are encompassed by each ban, the success of legal challenges to the bans, Greenlane ‘s suppliers’ actions to adapt to actual and potential regulatory changes, and Greenlane’s ability to provide alternative products.
In addition, 27 states and the District of Columbia have recently adopted laws imposing taxes on liquid nicotine. Additionally, at least eleven states have adopted laws imposing taxes on vaporizers. These taxes will result in increased prices to end consumers, which may adversely impact the demand for Greenlane’s products. Greenlane expects these taxes would impact its competitors similarly, assuming their compliance with applicable laws.
Prevent All Cigarette Trafficking (PACT Act) Amendment
As part of the “Consolidated Appropriations Act, 2021,” Congress amended the Prevent All Cigarette Trafficking Act (“PACT Act”) to apply to ENDS, as that term is defined by the PACT Act. The PACT Act, among other things, prohibits the use of the U.S. Postal Service (“USPS”) to deliver ENDS. The PACT Act also requires that sellers of ENDS implement certain age verification measures for direct-to-consumer sales, register with the Bureau of Alcohol, Tobacco, Firearms and Explosives (“ATF”) and the tobacco tax administrators of the states into which shipments are made, and file monthly reports demonstrating payment of applicable taxes. Additionally, as a result of the PACT Act amendments, FedEx and UPS adopted policies banning the shipment of certain vaping products starting on March 1st, 2021 and April 5th, 2021, respectively. Substantial uncertainty exists regarding which products may not be shipped pursuant to the PACT Act and the policies of FedEx and UPS. In the event USPS, FedEx, or UPS finally determine that their bans apply broadly to all or almost all vaporizers, Greenlane expects its shipping costs will rise and delivery times will increase, potentially having an adverse impact on its sales and margins.
Despite the logistical and regulatory burdens created by the PACT Act and the carriers’ policies, Greenlane believes it is well positioned in comparison to its competitors and may derive several advantages from the amended PACT Act. Greenlane already maintains the required state licensure and has a compliance infrastructure that is already being utilized to satisfy the PACT Act’s requirements. In contrast, Greenlane believes many of its competitors do not currently have the required licensure and may have to devote significant resources to achieve compliance with the PACT Act, if they can achieve compliance at all. Moreover, Greenlane’s shipping volumes enables it to obtain relatively favorable terms with private carriers who permit the shipment of ENDS. Additionally, Greenlane’s compliance and logistics capabilities also allow it to offer fulfillment services to companies that cannot or do not wish to directly ship ENDS to customers, potentially creating an additional revenue stream. Finally, Greenlane is well positioned to take advantage of other opportunities that may arise, including favorable acquisition valuations from companies that are unable to comply with the PACT Act and the ability to attract customers from competitors who cannot be able to ship vaporizers compliantly.
Corporate Information
Greenlane’s executive offices are located at 1095 Broken Sound Parkway, Suite 300, Boca Raton, Florida 33487. Greenlane’s telephone number at its executive offices is (877) 292-7660.
Legal Proceedings
In the ordinary course of business, Greenlane is involved in various legal proceedings involving a variety of matters. Greenlane does not believe there are any pending legal proceedings that will have a material adverse effect on its business, consolidated financial position, results of operations, or cash flows. However, the outcome of such legal matters is inherently unpredictable and subject to significant uncertainties.
On August 2, 2019, a purported stockholder of Greenlane filed a purported class action lawsuit against the Company, officers and directors of the Company, and the underwriters for related to the

Company’s initial public offering. The complaint alleges, among other things, that the Company’s registration statement related to its initial public offering contained untrue statements of material fact and, or omitted to state material facts necessary to make the statements in the registration statement not misleading, in violation of Sections 11, 12 and 15 of the Securities Act of 1933, as amended. Since August 2, 2019, four additional purported class action lawsuits have been filed making substantially similar allegations.
Two of the complaints alleging violations of securities laws as described above were filed against the Company in the United States District Court for the Southern District of Florida. These cases have been consolidated under the caption In re Greenlane Holdings, Inc. Securities Litigation (Case No. 19-CV-81259). The plaintiffs filed an amended complaint on March 6, 2020 and the Company filed a motion to dismiss on March 20, 2020. On January 6, 2021, the United States District Court for the Southern District of Florida granted the Company’s motion to dismiss, and dismissed the case with prejudice.
Three of the complaints alleging violations of securities laws as described above were filed against Greenlane in the Circuit Court of the Fifteenth Judicial Circuit for Palm Beach County, Florida. These cases have been consolidated under the caption In re Greenlane Holdings, Inc. Securities Litigation (Case No. 50-2019-CA-010026). The plaintiffs filed an amended complaint on December 9, 2019 and the Company filed a motion to dismiss on February 7, 2020. On February 5, 2021, The Circuit Court of the Fifteenth Judicial Circuit for Palm Beach County, Florida granted the Company’s motion to dismiss.
As a result of the rulings mentioned above, there are currently no securities lawsuits pending against Greenlane.
Additional Information
The Company’s Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to reports filed pursuant to Sections 13(a) and 15(d) of the Exchange Act, are filed with the SEC. Greenlane is subject to the informational requirements of the Exchange Act and files or furnishes reports, proxy statements and other information with the SEC. Such reports and other information filed by Greenlane with the SEC are available free of charge at investor.gnln.com/financial-information/sec-filings when such reports are available on the SEC’s website. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at www.sec.gov. Greenlane periodically provides other information for investors on its corporate website, www.gnln.com, and its investor relations website, investor.gnln.com. This includes press releases and other information about financial performance, information on corporate governance and details related to its annual meeting of stockholders. The information contained on the websites referenced in this joint proxy statement/prospectus is not incorporated by reference into this filing. Further, references to website URLs are intended to be inactive textual references only.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Greenlane is one of the largest global sellers of premium cannabis accessories and liquid nicotine products in the world. Greenlane operates as a powerful house of brands, third party brand accelerator and distribution platform for consumption devices and lifestyle brands. Greenlane has expanded its global reach, serving the global cannabis, hemp-derived CBD, and liquid nicotine markets with an expansive customer base, generating an average 6 orders per minute from over 1,100 licensed cannabis dispensaries, and 4,100 smoke and vape shops around the world.
Over the course of 2020, Greenlane shifted away from a high-volume and low-margin sales mix to a lower-volume and higher-margin mix, with a focus on its Greenlane Brands. As evidence of this shift, sales from nicotine products decreased to 9.5% of total net sales from 39.9%, while Greenlane Brand sales increased to 16.5% of total net sales as for the year ended December 31, 2020, from 8.3% of total net sales for the year ended December 31, 2019. When including 2020 Eyce product sales, which were integrated into Greenlane Brand products effective March 2, 2021, Greenlane Brand sales would have represented 19.7% of total net sales for the year ended December 31, 2020. The increased focus on Greenlane Brand sales resulted in a year-over-year growth rate of approximately 49.2% for brands including Vibes Rolling Papers, Marley Natural,

K. Haring Glass Collection and Higher Standards, and resulted in an increase in total Greenlane Brand sales of approximately $7.5 million. The significant growth rate was especially evident in the fourth quarter of 2020, wherein:
•
Greenlane Brand sales reached a record $6.3 million for the fourth quarter of 2020, or approximately 17.5% of total net sales for the fourth quarter of 2020; when including Eyce product sales, Greenlane Brands reached a record $7.8 million, or approximately 21.4% of total net sales for the fourth quarter of 2020, and

•
Vibes Rolling Papers, Marley Natural, K. Haring Glass Collection, and Aerospaced posted record quarterly sales figures with quarter-over-quarter growth of 53.6%, 68.3%, 73.1% and 24.5%, respectively.

Given the emphasis on increased international market penetration, including the marketing of Vibes Rolling Papers in Europe, Greenlane’s recent acquisition of Eyce LLC, and an increasingly diverse product mix including the introduction of new house brands and product lines in the coming years, Greenlane believes its brands have the ability to reach customers across multiple markets and demographics. Coupled with recent strategic business arrangements, such as the launch of Canada.Vapor.com and the expansion of Vibes Rolling papers, Greenlane expects the growth trend to continue over the coming years.
Greenlane has also restructured its commercial departments to allow it to have a more structured and focused approach as it prepares for category maturation. Greenlane has made significant investments into its management team by adding seasoned additions to the Sales, Marketing and E-Commerce departments at the Vice President level. Additionally, Greenlane added a field sales department in both the United States and Canada. Greenlane feels that this approach will ensure a stronger relationship and insights with its growing brick and mortar account base, as well the ability to develop merchandising solutions and final consumer engagement.
In December 2019, a novel strain of coronavirus known as COVID-19 was reported in Wuhan, China. In March 2020, the World Health Organization declared the outbreak of COVID-19 a pandemic. Since the outbreak of COVID-19, Greenlane has closely monitored developments and operated with the health and safety of its employees as Greenlane’s top priority. While the impact from the pandemic has not proved to materially adversely impact Greenlane’s B2B and e-commerce sales, it continues to significantly impact Greenlane’s brick-and-mortar retail store sales, with Q1 2021 United States retail store sales down 57.1% from Q1 2020 and Q1 2021 European retail store revenue down 73.1% from Q1 2020.
With respect to Greenlane’s purchasing activities, Greenlane has experienced supply chain issues for both Greenlane Brands and other top selling brands during Q1 2021 relating to February 2021 winter storms, including winter storm Uri, along with record shipment backlogs that impacted various southern California ports throughout the first quarter of the year. Greenlane is continuing to monitor its supply-chain activities and are making adjustments to its purchasing to meet any anticipated changes in demand and product availability.
Although the impact of the COVID-19 pandemic has not had a significant adverse impact on Greenlane’s operations, Greenlane cannot reasonably estimate the length or severity of this pandemic on the macroeconomic environment which Greenlane operates in. Accordingly, the extent to which the COVID-19 pandemic will impact Greenlane’s financial condition or results of operations will depend on future developments that of the date of this joint proxy statement/prospectus, include but not limited to the following:
•
the duration and intensity of the pandemic, as well as the timing and effectiveness of COVID-19 vaccines and treatments;

•
the impact on its customers, including their ability to remain in business and make payments to Greenlane in the ordinary course;

•
the impact on end-user demand for its products, including whether any scientific findings demonstrate smoking or vaping negatively impact health outcomes of individuals who contract COVID-19;

•
its ability to hold and attend employee and industry events;

•
its ability to operate its retail stores;

•
its employees’ ability to work effectively in a remote work environment;

•
its ability to continue operating its distribution centers;

•
its ability to capitalize on any new consumer trends resulting from the pandemic; and

•
the pandemic’s effect on its vendors.

Merger with KushCo
On March 31, 2020, Greenlane announced the entry into an Agreement and Plan of Merger with KushCo with respect to the Mergers. For more information, see “Greenlane Historical Financial Statements — Subsequent Events” appearing elsewhere in this joint proxy statement/prospectus.
If completed, the Mergers will create the leading ancillary cannabis products and services company. The Combined Company will serve a premier group of customers, which includes many of the leading multi-state-operators and licensed producers, the top smoke shops in the United States, and millions of individuals. The Combined Company will retain the name “Greenlane Holdings, Inc.” and will continue to trade on the Nasdaq under the symbol “GNLN”. Nicholas Kovacevich, the current Chief Executive Officer of KushCo, is expected to serve as the Chief Executive Officer of the Combined Company. Aaron LoCascio, the current Chief Executive Officer of Greenlane, is expected to serve as the President of the Combined Company. Additionally, William Mote and Adam Schoenfeld, the current Chief Financial Officer and Chief Strategy Officer of Greenlane, respectively, are expected to continue to serve in such positions at the Combined Company.
Pursuant to the Merger Agreement, subject to Greenlane stockholder approval, Greenlane will amend and restate its existing certificate of incorporation to (i) increase the number of authorized shares of Greenlane Class B common stock from 10,000,000 shares to 30,000,000 shares in order to effect Class C Conversion, (ii) increase the number of authorized shares of Greenlane Class A common stock from 125,000,000 shares to 600,000,000 shares, and (iii) eliminate references to the Greenlane Class C common stock.
The obligations of Greenlane and KushCo to effect the Mergers are subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement (including certain approvals of the Greenlane and KushCo stockholders). Greenlane currently expects the Mergers to close in the second half of 2021. Greenlane can provide no assurances that Greenlane will be able to complete the Mergers on the expected timeline or at all.
Critical Accounting Estimates
Greenlane prepares its consolidated financial statements in conformity with U.S. GAAP The preparation of these financial statements requires Greenlane to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Greenlane evaluates its estimates and assumptions on an ongoing basis. Greenlane bases its estimates on historical experience, outside advice from parties believed to be experts in such matters, and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Judgments and uncertainties affecting the application of those policies may result in materially different amounts being reported under different conditions or using different assumptions. See “Greenlane Holdings, Inc. Consolidated Financial Statements as of and for the year ended December 31, 2020 — Note 2 — Summary of Significant Accounting Policies” beginning on page F-10 of this joint proxy statement/prospectus and included elsewhere in this joint proxy statement/prospectus for a description the significant accounting policies and methods used in the preparation of its consolidated financial statements.
The impact of the PACT Act continues to unfold and remains uncertain. As a result, many of Greenlane’s estimates and assumptions, such as those used in determining the allowance for slow-moving or obsolete inventory, the accounts receivable allowance for doubtful accounts, the valuation of goodwill, and the valuation of contingent consideration required increased judgment and carried a higher degree of variability and volatility. As events continue to evolve and additional information becomes available, the estimates and assumptions may change materially in future periods.
Inventories
Inventories, consisting of finished products, are primarily accounted for using the weighted-average method, and are valued at the lower of cost and net realizable value. This valuation requires Greenlane to make judgments, based on currently available information, about the likely method of disposition, such as through sales to customers or liquidations. Assumptions about the future disposition of inventory are inherently uncertain and changes in Greenlane’s estimates and assumptions may cause Greenlane to realize material write-downs in the future.
Valuation of Goodwill
Assets acquired and liabilities assumed in business combinations are generally recognized at the date of acquisition at their respective fair values. Any excess of the purchase price over the estimated fair values of the net assets acquired is recognized as goodwill. Subsequent to acquisition, goodwill is tested at least annually for impairment, or when events or changes in circumstances indicate it is more likely than not that the carrying amount of goodwill may not be recoverable. During the first quarter of 2020, Greenlane determined that the estimated fair value of the United States reporting unit was below its carrying value, and Greenlane recorded a goodwill impairment charge of approximately $9.0 million, which is included in the consolidated statement of operations and comprehensive loss for the year ended December 31, 2020.
Greenlane’s annual assessment may consist of a qualitative or quantitative analysis to determine whether it is more likely than not that fair value exceeds the carrying value. When performing a qualitative analysis, the factors Greenlane considers include its share price, its projected financial performance, long-term financial plans, macroeconomic, industry and market conditions as well as the results of its most recently completed annual impairment test.
When performing a quantitative analysis, Greenlane uses a combination of an income approach, using discounted cash flow techniques, and market valuation methods, using the guideline public company method, and may weigh the outcomes of valuation approaches when estimating the fair value of each reporting unit. Greenlane then compares the fair value to its carrying amount to determine the amount of impairment, if any. If a reporting unit’s fair value is less than its carrying amount, Greenlane records an impairment charge based on that difference, up to the amount of goodwill allocated to that reporting unit. Inputs and assumptions used to determine fair value are determined from a market participant view, which might be different than Greenlane’s specific views. The valuation process is complex and requires significant input and judgment. Market approaches depend on the availability of guideline companies and representative transactions. When using the income approach, complex and judgmental matters applicable to the valuation process include projections of future revenues, which are estimated after considering many factors such as historical results, market opportunity, pricing, and sales trajectories.
The estimated fair value of a reporting unit is highly sensitive to changes in projections and assumptions; therefore, in some instances, changes in these assumptions could potentially lead to impairment. Ultimately, future potential changes in these assumptions may impact the estimated fair value of a reporting unit and cause the fair value of the reporting unit to be below its carrying value. Greenlane believes that its estimates are consistent with the assumptions that market participants would use in their fair value determination.
Income Taxes and TRA Liability
Greenlane is subject to U.S. federal, state and foreign income taxes with respect to its allocable share of any taxable income or loss of Greenlane Holdings, LLC and will be taxed at the prevailing corporate tax rates on such income. Significant judgment is required in determining its provision or benefit for income taxes and in evaluating uncertain tax positions. Greenlane accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets or deferred tax liabilities for the expected future tax consequences of events included in its financial statements.

Greenlane Holdings, LLC is a limited liability company and is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a result, Greenlane is not liable for U.S. federal or state and local income taxes in most jurisdictions in which Greenlane operates, and the income, expenses, gains and losses are reported on the returns of its members. Greenlane Holdings, LLC is subject to Canadian, Dutch, and U.S. state and local income tax in certain jurisdictions in which it is not treated as a partnership for income tax purposes, and in which jurisdictions it pays an immaterial amount of taxes.
In addition to tax expenses, Greenlane may incur expenses related to its operations and may be required to make payments under the TRA, which could be significant. Pursuant to the Greenlane Operating Agreement, Greenlane Holdings, LLC will generally make pro rata tax distributions to its members in an amount sufficient to fund all or part of Greenlane’s tax obligations with respect to the taxable income of Greenlane Holdings, LLC that is allocated to them and possibly in excess of such amount.
Legal Contingencies
In the ordinary course of business, Greenlane is involved in legal proceedings involving a variety of matters. Certain of these matters include speculative claims for substantial or indeterminate amounts of damages. Greenlane evaluates the associated developments on a regular basis and accrue a liability when it believes that it is both probable that a loss has been incurred and the amount can be reasonably estimated. If Greenlane determines there is a reasonable possibility that it may incur a loss and the loss or range of loss can be estimated, it discloses the possible loss in the accompanying notes to the consolidated financial statements to the extent material.
Greenlane reviews the developments in its contingencies that could affect the amount of the provisions that have been previously recorded, and the matters and related reasonably possible losses disclosed. Greenlane makes adjustments to its provisions and changes to its disclosures accordingly to reflect the impact of negotiations, settlements, rulings, advice of legal counsel, and updated information. Significant judgment is required to determine both the probability of loss and the estimated amount of loss.
The outcome of these matters is inherently uncertain. Therefore, if one or more of these matters were resolved against Greenlane for amounts in excess of management’s expectations, Greenlane’s results of operations and financial condition, including in a particular reporting period in which any such outcome becomes probable and estimable, could be materially adversely affected. See “Greenlane Historical Financial Statements — Note 7 — Commitments and Contingencies” beginning on page F-17 of this joint proxy statement/prospectus and included elsewhere in this joint proxy statement/prospectus.
Recent Accounting Pronouncements
See “Greenlane Historical Financial Statements — Note 2 — Summary of Significant Accounting Policies” beginning on page F-10 of this joint proxy statement/prospectus and included elsewhere in this joint proxy statement/prospectus.

Results of Operations
Comparison of the three month periods ended March 31, 2021 and 2020
The following table presents Greenlane’s operating results (unaudited):
($ in thousands)	Three Months Ended March 31,
				% of net sales
	2021	2020	% Change	2021	2020
Net sales:
United States	$28,667	$27,130	5.7%	84.3%	80.1%
Canada	2,561	4,405	(41.9)%	7.5%	13.0%
Europe	2,781	2,333	19.2%	8.2%	6.9%
Total net sales	34,009	33,868	0.4%	100.0%	100.0%
Cost of sales	26,696	26,539	0.6%	78.5%	78.4%
Gross profit	7,313	7,329	(0.2)%	21.5%	21.6%
Operating expenses:
Salaries, benefits and payroll taxes	6,370	6,614	(3.7)%	18.7%	19.5%
General and administrative	8,339	8,659	(3.7)%	24.5%	25.6%
Goodwill impairment charge	—	8,996	*	—%	26.6%
Depreciation and amortization	544	710	(23.4)%	1.6%	2.1%
Total operating expenses	15,253	24,979	38.9%	44.8%	73.8%
Loss from operations	(7,940)	(17,650)	55.0%	(23.3)%	(52.1)%
Other income (expense), net:
Interest expense	(116)	(110)	5.5%	(0.3)%	(0.3)%
Other income, net	324	940	(65.5)%	1.0%	2.8%
Total other income, net	208	830	(74.9)%	0.7%	2.5%
Loss before income taxes	(7,732)	(16,820)	54.0%	(22.7)%	(49.7)%
Benefit from income taxes	(18)	(81)	77.8%	(0.1)%	(0.2)%
Net loss	(7,714)	(16,739)	53.9%	(22.6)%	(49.5)%
Net loss attributable to non-controlling interest	(3,458)	(12,278)	71.8%	(10.1)%	(36.3)%
Net loss attributable to Greenlane Holdings, Inc.	$(4,256)	$(4,461)	4.6%	(12.5)%	(13.2)%

*
Not meaningful

Net Sales
United States
Revenues in the United States for the three months ended March 31, 2021 were approximately $28.7 million, as compared to approximately $27.1 million in the same period in 2020, representing an increase of $1.5 million, or 5.7%, due to a $1.4 million, or 8.6%, increase in B2B sales, a $0.9 million, or 38.8%, increase in e-commerce sales, and a $0.6 million, or 17.6%, increase in Channel and Drop-Ship sales; and, mitigating the decline in Supply & Packaging and Retail sales of $1.1 million, or 24.9%, and $0.2 million, or 57.1%, respectively. The $1.5 million year-over-year growth was achieved even though Q1 2021 nicotine sales decreased $1.6 million, or 63.4%, as compared to Q1 2020. Greenlane Brands continue to perform well, with VIBES setting a quarterly sales revenue record of $2.7 million, representing a $1.1 million, or 67.0%, increase for Q1 2021 as compared to the same period in 2020.

Canada
Revenues in Canada for the three months ended March 31, 2021 were approximately $2.6 million, as compared to approximately $4.4 million in the same period in 2020, representing a decrease of $1.8 million, or 41.9%, primarily due to a $1.6 million, or 67.1%, decrease in nicotine sales as part of Greenlane’s strategic shift away from low margin sales.
Europe
Revenues in Europe for the three months ended March 31, 2021 were approximately $2.8 million, as compared to approximately $2.3 million in the same period of 2020, representing an increase of $0.4 million or 19.2%. This increase was primarily due to the increase of third-party marketplace website sales of $0.4 million and a $0.2 million, or 23.8%, growth in Greenlane’s B2B sales. For the first quarter of 2021, the growth in third-party marketplace website sales and B2B mitigated the $0.2 million, or 73.1%, decrease in retail store sales.
Cost of Sales and Gross Margin
Gross margin and gross profit remained consistent for the three months ended March 31, 2021, as compared to the same period in 2020, totaling 21.5% and 21.6%, respectively, while merchandise margin increased by 4.9% and resulted in a $1.7 million, or 19.0%, increase in merchandise gross profit, The improvements in merchandise margin improvements were largely offset by a $0.9 million increase in damaged and obsolete inventory write-offs and a $0.5 million increase in 3rd-party profit sharing contract fees.
Gross margin, or gross profit as a percentage of net sales, has been and will continue to be affected and fluctuate based upon a variety of factors, including the average mark-up over cost of Greenlane’s products, the mix of products sold, purchasing efficiencies, the level of sales for certain third-party brands which carry contractual profit sharing obligations and the potential impact on freight costs arising from passing of the PACT Act amendment noted under “Regulatory Developments.” Greenlane’s products are sourced from suppliers who may use their own third-party manufacturers and Greenlane’s product costs and gross margins may be impacted by the product mix Greenlane sells in any given period. For example, Greenlane’s vaporizer products tend to have higher product margins than its nicotine or grinder products.
Salaries, Benefits and Payroll Taxes
Salaries, benefits and payroll taxes decreased approximately $0.2 million, or 3.7%, for the three months ended March 31, 2021, as compared to the same period in 2020, primarily due to a reduction in employee wages expense of $0.6 million. This reduction in employee wages expense is directly attributable to Greenlane’s transformation plan, by which Greenlane reduced its workforce by an aggregate of 93 employees during the year ended December 31, 2020. This reduction in salaries, benefits and payroll taxes was partially offset by increases in its stock compensation expense of $0.3 million, primarily driven by incremental grants of restricted stock awards and stock options to its employees under the Greenlane 2019 Equity Plan.
As Greenlane continues to closely monitor the evolving business landscape, including the impacts of COVID-19 on its customers, vendors, and overall business performance, Greenlane remains focused on identifying cost-saving opportunities while delivering on its strategy to recruit, train, promote and retain the most talented and success-driven personnel in the industry. Management is continuing to explore opportunities in 2021 to further reduce salary expenses and other operating expenses.
General and Administrative Expenses
General and administrative expenses decreased approximately $0.3 million, or 3.7%, for the three months ended March 31, 2021, as compared to the same period in 2020. This decrease was primarily driven by a reduction of accounting fees of approximately $0.5 million, the reversal of the reserve allowance relating to the indemnification receivable from the sellers of ARI of approximately $0.6 million, and a reduction in trade show expenses of approximately $0.4 million due to travel and other restrictions imposed due to the COVID-19 pandemic. These reductions in general and administrative expense were partially offset by an

$1.1 million increase in third-party logistics costs, incurred with respect to Greenlane’s 3PL facilities in Kentucky and Canada.
Depreciation and Amortization Expenses
Depreciation and amortization expense decreased by approximately $0.2 million, or 23.4%, for the three months ended March 31, 2021, as compared to the same period in 2020. The slight decrease in depreciation and amortization expense is due to fewer fixed assets on the balance sheet during the three months ended March 31, 2021, primarily as a result of fixed asset dispositions spurned by Greenlane’s distribution center consolidation initiative in 2020.
Other Income (Expense), Net
Other income (expense), net decreased by approximately $0.6 million for the three months ended March 31, 2021 as compared to the same period in 2020, primarily due to a gain of approximately $0.6 million recognized in the prior year for the change in fair value of contingent consideration payable to the sellers of Conscious Wholesale.
Provision for Income Taxes
As a result of Greenlane’s IPO and the related transactions (defined in “Exhibit 99.10 — Greenlane Holdings, Inc. Consolidated Financial Statements as of and for the three months ended March 31, 202 — Note 1 — Business Operations and Organization”), Greenlane owns a portion of the Common Units of the Operating Company, which is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, the Operating Company is not subject to U.S. federal and certain state and local income taxes. Any taxable income or loss generated by the Operating Company is passed through to, and included in the taxable income or loss of, its members, including Greenlane, in accordance with the terms of the Operating Agreement. Greenlane is subject to federal income taxes, in addition to state and local income taxes with respect to Greenlane’s allocable share of the Operating Company’s taxable income or loss.
The benefit from income taxes for the three months ended March 31, 2021 and 2020, respectively, relates to taxes in foreign jurisdictions, including Canada and the Netherlands.
During the first quarter of 2021, management performed an assessment of the realizability of Greenlane’s deferred tax assets based upon which management determined that it is not more likely than not that the results of operations will generate sufficient taxable income to realize portions of the net operating loss benefits. Consequently, Greenlane established a full valuation allowance against its deferred tax assets, thus reducing the carrying balance to $0. In the event that management determines that Greenlane would be able to realize its deferred tax assets in the future in excess of their net recorded amount, an adjustment to the valuation allowance will be made which would reduce the provision for income taxes.
Key Metrics and Non-GAAP Financial Measures
Greenlane monitors the following key metrics to help Greenlane measure and evaluate the effectiveness of its operations, develop financial forecasts, and make strategic decisions:
($ in thousands)	Three Months Ended March 31,
	2021	2020
Net sales	$34,009	$33,868
Period-over-period change	0.4%	-32.1%
Net cash used in operations	$(15,257)	$(1,097)
Adjusted net loss(1)	$(5,519)	$(6,080)
Adjusted EBITDA(1)	$(5,201)	$(6,281)

(1)
Adjusted Net Loss and Adjusted EBITDA are non-GAAP financial measures. For the definitions and reconciliation of Adjusted Net Loss and Adjusted EBITDA to net loss, see “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures
Greenlane discloses Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP performance measures, because management believes these metrics assist investors and analysts in assessing Greenlane’s overall operating performance and evaluating how well it is executing its business strategies. You should not consider Adjusted Net Loss or Adjusted EBITDA as alternatives to net loss, as determined in accordance with U.S. GAAP, as indicators of Greenlane’s operating performance. Adjusted Net Loss and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

•
Adjusted EBITDA does not include interest expense, which has been a necessary element of Greenlane’s costs, and income tax payments Greenlane may be required to make;

•
Adjusted EBITDA and Adjusted Net Loss do not reflect equity-based compensation;

•
Adjusted EBITDA and Adjusted Net Loss do not reflect transaction and other costs which are generally incremental costs that result from contemplated or completed transaction;

•
Adjusted EBITDA and Adjusted Net Loss do not reflect other one-time expenses and income, including consulting costs related to the implementation of Greenlane’s ERP system and the reversal of an allowance against indemnification receivables associated with the EU VAT liability.

•
Other companies, including companies in Greenlane’s industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because Adjusted Net Loss and Adjusted EBITDA do not account for these items, these measures have material limitations as indicators of operating performance. Accordingly, Greenlane’s management does not view Adjusted Net Loss or Adjusted EBITDA in isolation or as substitutes for measures calculated in accordance with U.S. GAAP.
The reconciliation of Greenlane’s Net Loss to Adjusted Net Loss for each of the periods indicated is as follows:
(in thousands)	Three Months Ended March 31,
	2021	2020
Net loss	$(7,714)	$(16,739)
EU VAT indemnification allowance adjustment(1)	(621)	—
Initial consulting costs related to ERP system implementation(3)	301	64
Restructuring expenses(4)	247	108
Equity-based compensation expense	529	270
Due diligence costs related to acquisition target(5)	—	1,221
Legal and professional fees related to M&A transactions(6)	1,739	—
Goodwill impairment charge(7)	—	8,996
Adjusted net loss	$(5,519)	$(6,080)

The reconciliation of Greenlane’s Net Loss to Adjusted EBITDA for each of the periods indicated is as follows:
(in thousands)	Three Months Ended March 31,
	2021	2020
Net loss	$(7,714)	$(16,739)
EU VAT indemnification allowance adjustment(1)	(621)	—
Other (expense) income, net(2)	(324)	(940)
Benefit from income taxes	(18)	(81)
Interest expense	116	110
Initial consulting costs related to ERP system implementation(3)	301	64
Restructuring expenses(4)	247	108
Equity-based compensation expense	529	270
Depreciation and amortization	544	710
Due diligence costs related to acquisition target(5)	—	1,221
Legal and professional fees related to M&A transactions(6)	1,739	—
Goodwill impairment charge(7)	—	8,996
Adjusted EBITDA	$(5,201)	$(6,281)

(1)
Adjustment to reserve allowance for indemnification receivable from ARI’s sellers primarily due to seizure of seller bank accounts indicating recoverability of receivable.

(2)
Includes rental and interest income and other miscellaneous income.

(3)
Includes non-recurring expenses related to the initial project design for Greenlane’s planned ERP system implementation.

(4)
Severance related to European reduction in force and one-time termination fee for Visalia lease.

(5)
Non-recurring due diligence costs attributable to acquisition target.

(6)
Non-recurring legal and other professional fees relating to the Eyce acquisition and KushCo merger.

(7)
Impairment expense recognized on Greenlane’s United States reporting unit’s goodwill.

Comparison of the years ended December 31, 2020 and 2019
The following table presents operating results as a percentage of total net sales:
	Year Ended December 31,				Change
	2020	2019	% of Net sales
			2020	2019	$	%
Net sales:
United States	$112,543	$160,243	81.3%	86.6%	$(47,700)	(29.8)%
Canada	15,457	22,120	11.2%	12.0%	(6,663)	(30.1)%
Europe	10,304	2,643	7.5%	1.4%	7,661	289.9%
Total net sales	138,304	185,006	100.0%	100.0%	(46,702)	(25.2)%
Cost of sales	115,539	153,916	83.5%	83.2%	(38,377)	(24.9)%
Gross profit	22,765	31,090	16.5%	16.8%	(8,325)	(26.8)%
Operating expenses:
Salaries, benefits and payroll taxes	24,909	29,716	18.0%	16.1%	(4,807)	(16.2)%
General and administrative	35,315	23,593	25.5%	12.8%	11,722	49.7%
Goodwill impairment charge	8,996	—	6.5%	-%	8,996	100.0%
Depreciation and amortization	2,520	2,705	1.9%	1.5%	(185)	(6.8)%
Total operating expenses	71,740	56,014	51.9%	30.4%	15,726	28.1%
Loss from operations	(48,975)	(24,924)	(35.4)%	(13.6)%	(24,051)	96.5%
Other income (expense), net:
Change in fair value of convertible notes	—	(12,063)	-%	(6.5)%	12,063	(100.0)%
Interest expense	(437)	(975)	(0.3)%	(0.5)%	538	(55.2)%
Other income, net	1,902	9,073	1.4%	4.9%	(7,171)	(79.0)%
Total other expense, net	1,465	(3,965)	1.1%	(2.1)%	5,430	*
Loss before income taxes	(47,510)	(28,889)	(34.3)%	(15.7)%	(18,621)	64.5%
Provision for income taxes	194	10,935	0.1%	5.9%	(10,741)	(98.2)%
Net loss	(47,704)	(39,824)	(34.4)%	(21.6)%	(7,880)	19.8%
Net loss attributable to non-controlling interest	(33,187)	(11,008)	(24.0)%	(6.0)%	(22,179)	201.5%
Net loss attributable to Greenlane Holdings, Inc.	$(14,517)	$(28,816)	(10.4)%	(15.6)%	$14,299	(49.6)%

*
Not meaningful

Net Sales
United States
For the year ended December 31, 2020, Greenlane’s United States operating segment reported net sales of approximately $112.5 million, compared to approximately $160.2 million for the year ended December 31, 2019, representing a decrease of $47.7 million, or 29.8%. The year-over-year decrease was primarily due to a $54.3 million dollar decrease in nicotine product revenue as a result of the January 2, 2020 U.S. Food and Drug Administration’s ban on flavored vape pods, which adversely impacted its B2B wholesale revenue channel, coupled with its shift away from a high-volume, low-margin sales mix. This decrease in B2B wholesale revenue was partially offset by an increase in the United States e-commerce net sales of $6.5 million, or an 86.7% year-over-year growth. This $6.5 million increase was primarily driven by an increase in

Vapor.com’s net sales of approximately $2.6 million, or 87.9%, compared to the prior year, and an aggregate increase in net sales its other websites, such as Higherstandards.com, Marleynatural.com and Gpen.com, of approximately $3.9 million, or 84.6%.
Canada
For the year ended December 31, 2020, Greenlane’s Canadian operating segment reported net sales of approximately $15.5 million, compared to approximately $22.1 million for the year ended December 31, 2019, representing a decrease of $6.7 million, or 30.1%, primarily due to regulatory restrictions on the sale of flavored vape pods. Similar to the results in Greenlane’s United States operating segment, the decrease in net sales in Greenlane’s Canadian operating segment was entirely observed in its B2B wholesale operations, which reported a net sales decrease of approximately $6.7 million, or 34.8%. These impacts were the result of the aforementioned regulatory restrictions, paired with temporary customer store closures resulting from the onset of COVID-19, and the revocation of its PAX exclusivity agreement. On October 27, 2020, Greenlane launched Canada.Vapor.com, with the expectation of expanding the results seen from Vapor.com in the United States. Greenlane believes that expanding its E-commerce business will provide its Canadian operating segment with higher-margin sales, as it is able to sell products at full retail pricing. Greenlane expects to see long-term sustained growth in the customer base; juxtaposing the explosive growth of its United States counterpart, Vapor.com, Greenlane expects gradual but healthy and organic growth in Canada.Vapor.com.
Europe
For the year ended December 31, 2020, after completing the first full year of operations since Greenlane’s acquisition of Conscious Wholesale on September 30, 2019, Greenlane’s European operations reported net sales of approximately $10.3 million. Although Greenlane’s European operations endured significant challenges over the course of the year, including a change in leadership personnel in Europe and significant COVID-19 restrictions that adversely impacted retail and supply chain operations, Greenlane’s European operating segment still produced promising results, with record fourth quarter revenue and growth rates. Specifically, net sales for the quarter ended December 31, 2020 were approximately $3.1 million, representing growth of approximately $0.8 million, or 32.4%, over the third quarter of 2020. Additionally, total net sales for Greenlane’s European segment for the last two quarters of 2020 increased by approximately $0.5 million, or 10.9%, compared to the first two quarters of 2020.
Cost of Sales and Gross Margin
For the year ended December 31, 2020, cost of sales decreased by $38.4 million, or 24.9%, as compared to the year ended December 31, 2019. The decrease in cost of sales was primarily due to an overall sales volume decrease of $47.7 million. Refer to “Net Sales” above for additional information on sales volume. This decrease was partially offset by an approximated $11.3 million, or 176.1%, increase in non-merchandise cost of sales for the year ended December 31, 2020, compared to the same period in 2019, primarily due to an increase in damaged and obsolete inventory of approximately $3.2 million in the third quarter of 2020. These charges were related to write-offs and lower of cost or net realizable value adjustments, which were made by management as part of a strategic initiative to free-up warehouse space for products with higher margins and higher marketability, and to increase inventory turnover for certain slow-moving products.
United States
For the year ended December 31, 2020, gross margin was materially impacted by significant damaged and obsolete inventory adjustments during the third quarter of 2020 driven by management’s strategic initiatives, mitigating margin improvements from Greenlane’s shift to a lower-volume but higher-margin sales mix. Accordingly, year-over-year gross margin for its United States operating segment decreased to 15.7% for the year ended December 31, 2020, down from approximately 16.7% for the year ended December 31, 2019, representing a $9.1 million decrease in gross profit. Excluding the aforementioned strategic inventory adjustments of $3.2 million during the year ended December 31, 2020, gross profit margin would have increased to 18.5% for the year ended December 31, 2020. There were no equivalent adjustments during the year ended December 31, 2019.

Canada
For the year ended December 31, 2020, gross margin decreased to 15.2% in 2020 from 15.9% for the year ended December 31, 2019, representing a $1.2 million decrease in gross profit. Unlike its United States operating segment, its Canadian operating segment’s gross profit margin was not significantly impacted by damaged and obsolete inventory adjustments. However, the gross margin for its Canadian operating segment was hindered by a reduction sales from regulatory restrictions of sales of nicotine products, which accounted for 42.0% of its Canadian operating segment’s total revenue for the year ended December 31, 2020 compared to 52.2% of total revenue for the year ended December 31, 2019. The market for these nicotine products has changed drastically, with competitive pricing and discounts driven by the fear of both adverse market conditions resulting from COVID-19 and increased regulation. Greenlane expects future shifts in Canadian market away from nicotine products similar to the shifts observed in the United States market during 2020, which will lead to substitution of these low-margin, high-velocity products to high-margin, low-velocity products.
Europe
Through the acquisition of Conscious Wholesale during the third-quarter of 2019, Greenlane began operations in the Netherlands and expanded its reach to other European countries. For the year ended December 31, 2020, Greenlane’s European operating segment’s gross margin of 26.8% contributed to approximately $2.8 million in gross profit, representing approximately 12.1% of consolidated gross profit. For the quarter ended December 31, 2020, Greenlane’s European operating segment’s gross margin of 31.4% was relatively consistent with the prior quarter ended December 31, 2019, in which Greenlane reported a gross margin of approximately 31.6%. Its European operating segment’s 2020 gross margin was driven by its B2C sales, specifically e-commerce, which accounted for approximately $4.4 million, or 42.4%, of its European operating segment’s net sales, compared to B2B revenues, which represented $4.2 million, or 41.0%, of net sales. This shift was primarily influenced by the impact of the COVID-19 pandemic; however, Greenlane expects to continue capitalizing on the increase in its E-commerce sales, as these offer its business access to retail pricing and the ability to double margins compared to those of B2B wholesale transactions.
Operating Expenses
Salaries, Benefits and Payroll Taxes
Salaries, benefits and payroll taxes expenses decreased by approximately $4.8 million, or 16.2%, for the year ended December 31, 2020, compared to the same period in 2019, primarily due to a decrease in stock compensation expense of approximately $7.1 million. Specifically, Greenlane recognized $0.9 million in stock compensation expense during the year ended December 31, 2020, which was significantly reduced due to actual forfeitures of unvested equity awards held by former officers, as compared to approximately $8.0 million of stock compensation expense during the same period for 2019. This decrease in stock compensation expense was offset by increases of approximately $1.4 million in employee wages, primarily due to securing talent in several senior and executive level roles during the year ended December 31, 2020.
As part of its transformation initiative, Greenlane reduced its workforce by an aggregate of 93 employees during the year ended December 31, 2020, primarily in Q1 2020 and Q3 2020. The impact of these reductions in force resulted in a reduction in its salaries, benefits and payroll tax expenses of approximately $3.5 million for the year ended December 31, 2020. These personnel reduction efforts will eliminate approximately $5.8 million of recurring salaries and benefits charges annually.
As Greenlane continues to closely monitor the evolving business landscape, including the impacts of COVID-19 on its customers, vendors, and overall business performance, Greenlane remains focused on identifying cost-saving opportunities while delivering on its strategy to recruit, train, promote and retain the most talented and success-driven personnel in the industry. Management is continuing to explore opportunities in 2021 to further reduce salary expenses and other operating expenses.

General and Administrative Expenses
General and administrative expenses increased by approximately $11.7 million, or 49.7%, for the year ended December 31, 2020, compared to the same period in 2019. This increase was primarily due to an increase of approximately $2.0 million in subcontractor fees related to its enterprise resource planning (“ERP”) system implementation and additional labor associated with the closing and consolidation of its distribution centers; an increase of $2.5 million in third party logistics costs, directly incurred as part of the transition of its distribution centers to its new 3PL facilities in Kentucky and Canada; a loss of approximately $4.5 million related to an indemnification asset which was not probable of recovery; approximately $1.3 million in additional accounting fees, driven by a combination of incremental fees from the change in auditors in the third quarter of 2019, whose fees were substantially higher than the predecessor, and due diligence related to acquisition targets in late 2019 and early 2020; an increase of approximately $1.2 million in severance related costs associated with its restructuring plan during the period; and impairment charges of approximately $0.4 million recorded during the year ended December 31, 2020, related to assets classified as held-for-sale during the year. These increases were offset by a decrease in marketing expenses of approximately $1.0 million, primarily driven by the decrease in trade show activity in fiscal 2020 in direct response to COVID-19 lockdown and social distancing protocols during the period.
Impairment Charge
Due to market conditions and estimated adverse impacts from the COVID-19 pandemic, management concluded that a triggering event occurred in the first quarter of 2020, requiring a quantitative impairment test of its goodwill for its United States and Europe reporting units. Based on this assessment, Greenlane concluded that the fair value of its Europe reporting unit exceeded its carrying value and no impairment charge was required. However, the estimated fair value of the United States reporting unit was determined to be below its carrying value, which resulted in a $9.0 million goodwill impairment charge, recorded in the first quarter of 2020. Greenlane did not recognize incremental impairment charges to goodwill as a result of its annual impairment assessment as of December 31, 2020.
Depreciation and Amortization Expenses
Depreciation and amortization expense remained relatively consistent for the year ended December 31, 2020, compared to the same period in 2019, only slightly decreasing due to the disposition of fixed assets in connection with its distribution center consolidation initiative in 2020.
Other Income (Expense), Net
Change in fair value of convertible notes.
Greenlane accounted for the convertible notes issued in December 2018 and January 2019 at fair value with changes in the fair value recognized in the consolidated statement of operations and comprehensive loss as a component of other income (expense), net for the year ended December 31, 2019. The convertible notes were converted to shares of Class A common stock in conjunction with the completion of the IPO in April 2019. There were no changes in fair value of convertible notes recognized during the year ended December 31, 2020.
Interest expense.
Interest expense consists of interest incurred on its Real Estate Note, line of credit and other debt obligations, as well as debt issuance costs related to the convertible notes issued in December 2018 and January 2019.
Other income, net.
Other income (expense), net, increased by approximately $5.4 million for the year ended December 31, 2020 compared to the same period in 2019, primarily due a change in the fair value of Greenlane’s convertible notes payable during the year ended December 31, 2019, which resulted in an expense of approximately $12.1 million, with no corresponding expense in 2020. This increase in 2019 was offset by a gain of approximately $7.2 million recognized in the year ended December 31, 2019, resulting from the reversal of the TRA liability, as well as an unrealized gain of $1.5 million recognized on its equity securities investment in Airgraft Inc., in the same period. Additionally, Greenlane recognized a gain from the fair value adjustment of contingent consideration of approximately $0.7 million during the year ended December 31, 2020, which was largely attributed to changes in forecasted revenues and gross profits for its European operating segment over the remainder of 2020, driven primarily by the impacts of the COVID-19 pandemic. Greenlane also experienced a reduction of interest expense of approximately $0.5 million during the year ended December 31, 2020, due to the absence of debt issuance costs that were reflected in the year ended December 31, 2019.
Provision for Income Taxes
As a result of the IPO and the related transactions, Greenlane owns a portion of the Greenlane common units of the Operating Company, which is treated as a partnership for U.S. federal and most applicable state and local income tax purposes. As a partnership, the Operating Company is not subject to U.S. federal and certain state and local income taxes. Any taxable income or loss generated by the Operating Company is passed through to, and included in the taxable income or loss of, its members, including us, in accordance with the terms of the Operating Agreement. Greenlane is subject to federal income taxes, in addition to state and local income taxes with respect to its allocable share of the Operating Company’s taxable income or loss.
As discussed above, prior to the consummation of the IPO, the provision for income taxes included only income taxes on income from the Operating Company’s Canadian subsidiary, based upon an estimated annual effective tax rate of approximately 15.0%. After the consummation of the IPO, Greenlane became subject to U.S. federal, state and local income taxes with respect to Greenlane’s allocable share of the Operating Company’s taxable income or loss. Furthermore, after completing the Conscious Wholesale acquisition in September 2019, the Operating Company became subject to Dutch income taxes on income from its Netherlands-based subsidiary, based upon an estimated effective tax rate of approximately 25.0%.
During the third quarter of 2019, management performed an assessment of its ability to realize its deferred tax assets based upon which management determined that it is not more likely than not that Greenlane’s results of operations will generate sufficient taxable income to realize portions of the net operating loss benefits. Consequently, Greenlane established a full valuation allowance against its deferred tax assets, thus reducing the carrying balance to $0. In the event that management determines that Greenlane would be able to realize its deferred tax assets in the future in excess of their net recorded amount, an adjustment to the valuation allowance will be made which would reduce the provision for income taxes.
Key Metrics and Non-GAAP Financial Measures
Greenlane monitors the following key metrics to help Greenlane measure and evaluate the effectiveness of its operations, develop financial forecasts, and make strategic decisions:
($ in thousands)	For the year ended December 31,
	2020	2019
Net sales	$138,304	$185,006
Period-over-period change	(25.2)%	3.4%
Net cash used in operations	$(12,302)	$(36,903)
Adjusted net loss(1)	$(25,863)	$(18,544)
Adjusted EBITDA(1)	$(24,352)	$(13,424)

(1)
Adjusted Net Loss and Adjusted EBITDA are non-GAAP financial measures. For the definitions and reconciliation of Adjusted Net Loss and Adjusted EBITDA to net loss, see “Non-GAAP Financial Measures.”

Non-GAAP Financial Measures
Adjusted Net Income (Loss) is defined as net loss before equity-based compensation expense, changes in the fair value of Greenlane’s convertible notes, debt placement costs for the convertible notes, and non-recurring expenses primarily related to its transition to being a public company. The debt placement costs related to the convertible notes issued in January 2019 are reported within the “interest expense” line item in its consolidated statement of operations and comprehensive loss for the years ended December 31, 2020 and 2019. Non-recurring expenses related to its transition to being a public company, which are reported within “general and administrative expenses” in its consolidated statements of operations and comprehensive loss, represent fees and expenses primarily attributable to consulting fees and incremental audit and legal fees.
Adjusted EBITDA is defined as net loss before interest expense, income tax expense, depreciation and amortization expense, equity-based compensation expense, other income, net (which includes a gain recognized on an equity investment and a gain due to the adjustment of its TRA liability), changes in fair value of its convertible notes, and non-recurring expenses primarily related to its transition to being a public company. These non-recurring expenses, which are reported within general and administrative expenses in its consolidated statements of operations and comprehensive loss, represent fees and expenses primarily attributable to consulting fees and incremental audit and legal fees.
Greenlane discloses Adjusted Net Income (Loss) and Adjusted EBITDA, which are non-GAAP performance measures, because management believes these metrics assist investors and analysts in assessing its overall operating performance and evaluating how well Greenlane is executing its business strategies. You should not consider Adjusted Net Income (Loss) or Adjusted EBITDA as alternatives to net loss, as determined in accordance with U.S. GAAP, as indicators of its operating performance. Adjusted Net Income (Loss) and Adjusted EBITDA have limitations as an analytical tool. Some of these limitations are:
•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future and adjusted EBITDA does not reflect capital expenditure requirements for such replacements or for new capital expenditures;

•
Adjusted EBITDA does not include interest expense, which has been a necessary element of its costs;

•
Adjusted EBITDA does not reflect income tax payments Greenlane may be required to make;

•
Adjusted EBITDA and Adjusted Net Loss do not reflect equity-based compensation;

•
Adjusted EBITDA and Adjusted Net Loss do not reflect transaction and other costs which are generally incremental costs that result from an actual or planned transaction;

•
Other companies, including companies in its industry, may calculate adjusted EBITDA differently, which reduces its usefulness as a comparative measure.

Because Adjusted Net Income (Loss) and Adjusted EBITDA do not account for these items, these measures have material limitations as indicators of operating performance. Accordingly, management does not view Adjusted Net Income (Loss) or Adjusted EBITDA in isolation or as substitutes for measures calculated in accordance with U.S. GAAP.

The reconciliation of Greenlane’s net loss to Adjusted Net Income (Loss) is as follows:
(in thousands)	Year ended December 31,
	2020	2019
Net loss	$(47,704)	$(39,824)
Debt placement costs for convertible notes(1)	—	422
Transition to being a public company(2)	—	775
Equity-based compensation expense	853	8,020
Initial consulting costs related to ERP system implementation(3)	215	—
Restructuring expenses(4)	1,229	—
Due diligence costs related to acquisition target	903	—
Goodwill impairment charge	8,996	—
Adjustments related to the product rationalization to increase inventory turnover of slow-selling products	3,222	—
Obsolete inventory charges related to management’s strategic initiative(5)	1,137	—
Allowances for uncollectible vendor deposits incurred in connection with management’s strategic initiative(5)	822	—
Loss related to indemnification asset not probable of recovery	4,464	—
Change in fair value of convertible notes	—	12,063
Adjusted net loss	$(25,863)	$(18,544)

(1)
Debt placement costs related to the issuance of convertible notes in January 2019.

(2)
Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with its IPO.

(3)
Includes non-recurring expenses related to the initial project design for its planned ERP system implementation.

(4)
Includes primarily severance payments for employees terminated as part of its transformation plan.

(5)
Includes certain non-recurring charges related to management’s strategic initiative. These adjustments were incurred liquidate inventory on hand and on order, rationalize product offerings, improve inventory turnover of slow-selling products and vacate warehouse space for products with higher margin and marketability.

The reconciliation of Greenlane’s net loss to Adjusted EBITDA is as follows:
(in thousands)	Year ended December 31,
	2020	2019
Net loss	$(47,704)	$(39,824)
Other income, net(1)	(1,902)	(9,073)
Transition to being a public company(2)	—	775
Interest expense	437	975
Provision for (benefit from) income taxes	194	10,935
Depreciation and amortization	2,520	2,705
Equity-based compensation expense	853	8,020
Initial consulting costs related to ERP system implementation(3)	215	—
Restructuring expenses(4)	1,229	—
Due diligence costs related to acquisition target	903	—
Adjustments related to product rationalization to increase inventory turnover of slow-selling products(5)	3,222	—
One-time early termination fee on operating lease in connection with moving to a centralized distribution center model	262	—
Goodwill impairment charge	8,996	—
Inventory charges related to management’s strategic initiative(5)	1,137	—
Allowances for uncollectible vendor deposits incurred in connection with management’s strategic initiative(5)	822	—
Loss related to indemnification asset not probable of recovery	4,464	—
Change in fair value of convertible notes	—	12,063
Adjusted EBITDA	$(24,352)	$(13,424)

(1)
Includes rental and interest income, changes in the fair value of contingent consideration, and other miscellaneous income.

(2)
Includes certain non-recurring fees and expenses primarily attributable to consulting fees and incremental audit and legal fees incurred in connection with its IPO.

(3)
Includes non-recurring expenses related to the initial project design for its planned ERP system implementation.

(4)
Includes primarily severance payments for employees terminated as part of its transformation plan.

(5)
Includes certain non-recurring charges related to management’s strategic initiative. These adjustments were incurred liquidate inventory on hand and on order, rationalize product offerings, improve inventory turnover of slow-selling products and vacate warehouse space for products with higher margin and marketability.

Liquidity and Capital Resources
Greenlane’s primary requirements for liquidity and capital are working capital, debt service and general corporate needs. Historically, these cash requirements have been met through cash provided by operating activities and borrowings under Greenlane’s revolving line of credit.
As of March 31, 2021, Greenlane had approximately $12.3 million of cash, of which $1.8 million was held in foreign bank accounts, and approximately $43.0 million of working capital, which is calculated as current assets minus current liabilities, as compared to approximately $30.4 million of cash, of which $2.3 million was held in foreign bank accounts, and approximately $58.2 million of working capital as of December 31, 2020. Additionally, Greenlane received a refund from the Dutch tax authorities of approximately $4.1 million in April 2021. As of December 31, 2020, Greenlane had approximately

$30.4 million of cash, of which $2.3 million was held in foreign bank accounts, and approximately $58.2 million of working capital, which is calculated as current assets minus current liabilities, compared with approximately $47.8 million of cash, of which $0.9 million was held in foreign bank accounts, and approximately $88.7 million of working capital as of December 31, 2019. The repatriation of cash balances from its foreign subsidiaries could have adverse tax impacts or be subject to capital controls; however, these balances are generally available to fund the ordinary business operations of its foreign subsidiaries without legal or other restrictions.
On October 1, 2018, one of the Operating Company’s wholly-owned subsidiaries closed on the purchase of a building for $10.0 million, which serves as its corporate headquarters. The purchase was financed through a real estate term note (the “Real Estate Note”) in the principal amount of $8.5 million, with one of the Operating Company’s wholly owned subsidiaries as the borrower and Fifth Third Bank as the lender. Principal amounts plus any accrued interest at a rate of LIBOR plus 2.39% are due monthly. Greenlane’s obligations under the Real Estate Note are secured by a mortgage on the property.
Greenlane’s future liquidity needs may also include payments in respect of the redemption rights of the Common Units held by its members that may be exercised from time to time (in the event Greenlane elects to exchange such Common Units for a cash payment in lieu of shares of Class A common stock), payments under the TRA and state and federal taxes to the extent not sheltered by its tax assets, including those arising as a result of purchases, redemptions or exchanges of Common Units for Class A common stock. Although the actual timing and amount of any payments that may be made under the TRA will vary, the payments that Greenlane will be required to make to the members may be significant. Any payments made by Greenlane to the members under the TRA will generally reduce the amount of overall cash flow that might have otherwise been available to Greenlane or to the Operating Company and, to the extent that Greenlane is unable to make payments under the TRA for any reason, the unpaid amounts generally will be deferred and will accrue interest until paid by us; provided, however, that nonpayment for a specified period may constitute a material breach of a material obligation under the TRA and therefore may accelerate payments due under the TRA.
Greenlane believes that its cash on hand will be sufficient to fund its working capital and capital expenditure requirements, as well as its debt repayments and other liquidity requirements associated with its existing operations, for at least the next 12 months.
In addition, Greenlane may choose to raise additional funds at any time through equity or debt financing arrangements, which may or may not be needed for additional working capital, capital expenditures or other strategic investments. Greenlane’s opinions concerning liquidity are based on currently available information. To the extent this information proves to be inaccurate, or if circumstances change, future availability of trade credit or other sources of financing may be reduced and its liquidity could be adversely affected. Greenlane’s future capital requirements and the adequacy of available funds will depend on many factors, including those described in the section titled “Risk Factors” elsewhere in this joint proxy/ registration statement. Depending on the severity and direct impact of these factors on us, Greenlane may be unable to secure additional financing to meet its operating requirements on terms favorable to us, or at all.
Cash Flows
Comparison of the three month periods ended March 31, 2021 and 2020
The following summary of cash flows for the periods indicated has been derived from Greenlane’s condensed consolidated financial statements included as Exhibit 99.10 to this joint proxy statement/prospectus:
(in thousands)	Three Months Ended March 31,
	2021	2020
Net cash used in operating activities	$(15,257)	$(1,097)
Net cash used in investing activities	(2,822)	(2,262)
Net cash used in financing activities	(104)	(149)

Net Cash Used in Operating Activities
During the three months ended March 31, 2021, net cash used in operating activities of approximately $15.3 million consisted of (i) net loss of $7.7 million, offset by non-cash adjustments to net loss of approximately $0.6 million, including stock-based compensation expense of approximately $0.5 million, depreciation and amortization expense of approximately $0.5 million, and a reversal on the allowance of an indemnification receivable of approximately $0.6 million, and (ii) $8.1 million cash used in working capital primarily driven by decreases in accounts payable and accrued expenses of approximately $12.4 million, an increase in customer deposits of approximately $0.5 million, offset by decreases in accounts receivable, inventories, vendor deposits and other current assets of approximately $3.8 million.
During the three months ended March 31, 2020, net cash used in operating activities of approximately $1.1 million was a result of a net loss of $16.7 million offset by non-cash adjustments to net loss of $9.3 million, and a $6.3 million increase in cash generated by working capital primarily driven by decreases in Greenlane’s vendor deposits, accounts receivable, net, and other current assets and increases in accrued expenses and other liabilities.
Net Cash Used in Investing Activities
During the three months ended March 31, 2021, Greenlane used approximately $0.4 million of cash for capital expenditures, including development costs for its new enterprise resource planning system. Additionally, Greenlane used approximately $2.4 million of cash for the acquisition of Eyce LLC.
During the three months ended March 31, 2020, Greenlane used approximately $1.0 million of cash for capital expenditures, including computer hardware and software to support Greenlane’s growth and development, and to purchase warehouse supplies and equipment. Additionally, Greenlane used approximately $1.3 million for the acquisition of Conscious Wholesale.
Net Cash Used in Financing Activities
During the three months ended March 31, 2021 and 2020, net cash used in financing activities primarily consisted of approximately $0.1 million in payments on other long-term liabilities, notes payable and finance lease obligations.
Comparison of the years ended December 31, 2020 and 2019
The following summary of cash flows for the periods indicated has been derived from Greenlane’s consolidated financial statements included as Exhibit 99.9 to this joint proxy/ registration statement:
	Year Ended December 31,
(in thousands)	2020	2019
Net cash used in operating activities	$(12,302)	$(36,903)
Net cash used in investing activities	(4,144)	(3,732)
Net cash (used in) provided by financing activities	(1,063)	80,979
Net Cash Used in Operating Activities
During 2020, net cash used in operating activities of approximately $12.3 million was a result of a net loss of $47.7 million offset by non-cash adjustments to net loss of $17.7 million, and a $17.7 million increase in cash provided by working capital primarily driven by increases in its accrued expenses and accounts payable, and decreases in inventories offset by higher other current assets.
During 2019, net cash used in operating activities of approximately $36.9 million was a result of a net loss of $39.8 million offset by non-cash adjustments to net loss of $28.0 million, and a $25.1 million increase in cash consumed by working capital primarily driven by an increase in its vendor deposits, inventories, and other current assets, and a decrease in accounts payable offset by higher accrued expenses.

Net Cash Used in Investing Activities
During 2020, Greenlane used approximately $4.1 million of cash for capital expenditures, including computer hardware and software to support its growth and development, and warehouse supplies and equipment, including the build-out of its two retail locations, and the purchase of a domain name and VIBES trademarks in Europe.
During the year ended December 31, 2019, Greenlane completed the Pollen Gear LLC and Conscious Wholesale business acquisitions, for which Greenlane paid cash consideration of $2.1 million offset by net cash acquired of $0.9 million, which resulted in net cash used of approximately $1.2 million. Greenlane also made an investment in equity securities of an entity for approximately $0.5 million, which represents a 1.49% ownership interest in the entity.
Net Cash (Used in) Provided by Financing Activities
During the year ended December 31, 2020, net cash used in financing activities primarily consisted of approximately $1.1 million in payments on other long-term liabilities, notes payable and finance lease obligations.
During 2019, cash provided by financing activities was primarily attributable to net proceeds of approximately $79.5 million from the sale of Class A common stock in the IPO, and proceeds from the issuance of convertible notes of approximately
Off-Balance Sheet Arrangements
As of March 21, 2021 and 2020 and December 31, 2020, Greenlane did not have any off-balance sheet arrangements, as defined in Item 303(a)(4)(ii) of Regulation S-K, that have or are reasonably likely to have a current or future effect on its financial condition, changes in its financial condition, revenues, or expenses, results of operations, liquidity, capital expenditures, or capital resources that are material to investors.
Quantitative and Qualitative Disclosures about Market Risk
Interest Rate Risk
Greenlane’s primary exposure to interest rate risk relates to the amount of interest Greenlane must pay on borrowed funds under its Real Estate Note with Fifth Third Bank. As of December 31, 2020, Greenlane had approximately $7.8 million outstanding under the Real Estate Note, which is hedged by an interest rate swap agreement in which Greenlane pays a fixed annual rate of 2.0775% and receive variable interest payments monthly through maturity based on the one-month LIBOR rate. Greenlane does not believe its interest rate risk is material given the low volatility of interest rates in recent years and the current effectiveness of its interest rate swap.
Foreign Currency Risk
Greenlane’s primary exposure to foreign currency risk relates to its operations in Canada and Europe through its foreign subsidiaries. Through these subsidiaries, Greenlane’s results of operations and cash flows are subject to fluctuations due to changes in foreign currency exchange rates, principally the Canadian dollar and the Euro. As Greenlane grows and expands the geographic reach of its operations, its exposure to foreign currency risk could become more significant; however, Greenlane believes the exposure to foreign currency fluctuations is immaterial at this time.

INFORMATION ABOUT KUSHCO
Description of the Business
KushCo Holdings, Inc.
KushCo Holdings, Inc. (formerly known as Kush Bottles, Inc.) specialize in marketing and selling a wide variety of ancillary products and services to customers operating in the regulated medical and recreational cannabis and CBD industries.
KushCo’s products primarily consist of bottles, jars, bags, tubes, containers, vape cartridges, vape batteries and accessories, labels and processing supplies, solvents, natural products and stainless-steel tanks. The company maintains relationships with a broad range of domestic and international manufacturers, which enables it to source a wide variety of products in a cost-effective manner and to pass such cost savings on to its customers. In addition to a complete product line, KushCo has sophisticated labeling and customization capabilities, which allow it to add significant value to its customers’ packaging and vape hardware design processes, enabling them to turn their packaging and branding into an effective marketing tool. As more multi-state operators (“MSOs”), licensed producers (“LPs”), and leading brands seek ways to further differentiate their brands and product lines, KushCo’s customization capabilities and premium customer service help it win new product opportunities with both existing and new customers. KushCo’s products are relied upon by brand owners, growers, processors, producers, distributors, and licensed medical and adult recreational cannabis retailers.
KushCo’s services division focuses on building distribution networks of compliant hemp-derived CBD brands across conventional and other retail channels, including convenience, pet care, and beauty channels.
As a leader in custom and child-resistant compatible packaging, exclusive vape products, and unique product and service offerings, such as its stainless steel tanks and retail services, KushCo serves as a “one-stop-shop” for its customers, combining creativity with compliance knowledge and experience to provide solutions in various stages of the cannabis and CBD supply chain.
Due to the complementary nature of its product and service ecosystem, KushCo is able to successfully cross-sell into its existing customer base, while attracting new customers who are looking to consolidate their vendors and partner with a trusted and established source for nearly all of their ancillary cannabis and CBD needs.
Packaging, Papers, and Supplies:   KushCo offers a wide variety of child-resistant compatible, customizable, and sustainable packaging solutions, including bottles, bags, tubes, and containers, which come in a variety of sizes and colors. Representing the company’s founding segment, its packaging, papers, and supplies segment is not a commodity, and often requires a significant degree of customization and modification in order to adhere to each jurisdiction’s regulatory requirements. KushCo believes it has a leading position in fully customizable labeling and packaging solutions to address the different state-by-state and national regulatory requirements. The company’s focus and investments on printing, molding, and other equipment help ensure that it continues to meet the evolving needs of its customers with respect to a variety of form factors and unique markets.
Vaporizer Hardware and Technology:   KushCo offers a wide selection of vaporizer cartridges in a variety of form factors (510 thread cartridge, pod systems, disposables, etc.) with reservoir materials including polyamide 12 or glass, internal materials consisting of brass or stainless-steel, and porous ceramic heating core technology. The company also offers a wide selection of batteries to accommodate the vape cartridges. All vaporizer cartridges, batteries, and disposable units can be customized for clients, including adjusting colors/finishes, materials, and adding logos and branding as directed by its clients’. KushCo delivers the vaporizer products directly to clients, unassembled and empty, where the product is subsequently filled and assembled at the client’s place of business by their qualified staff. KushCo entered this segment in 2017 in response to customer demand and trends indicating vape as the fastest growing cannabis category for the foreseeable future. KushCo is a leading distributor for CCELL, a dominant vape device supplier, which specializes in premium and high-quality vape hardware.

Energy and Natural Products:   KushCo provides ultra-pure solvents, including but not limited to isobutane, n-butane, propane, ethanol, pre-mixes, custom blends, and dry ice. These substances are essential in the extraction process, which produces products that supply the vaping and concentrate sector of the market. The company ships these products to customers from various distribution hubs and strategic vendor partnerships in key markets across the country. KushCo believes that it is the only cannabis industry supplier to offer stainless steel tanks, which have been shown through independent studies to be significantly cleaner than traditional carbon steel tanks that often leave a trail of contaminants in the cannabis or CBD oil. The company’s new stainless steel tanks are available in standard LP239 cylinder sizes and are resistant to rust and degradation, are less brittle compared to carbon steel tanks, do not react from exposure to air or moisture, and are pre-cleaned before being filled, providing a cleaner vessel during the extraction process and resulting in a higher quality end product. In addition, KushCo is a distribution platform for products manufactured by Abstrax Tech. Abstrax Tech specializes in botanically-derived terpene blends, terpene isolates, water-soluble terpene blends, and diluents, with all products consisting of ingredients from non-cannabis sources. These products are utilized by KushCo’s customers for a wide variety of applications. These products are ordered through KushCo and drop shipped to its customers by the vendor, where they are then incorporated into finished products by the customer.
CBD Services:   KushCo’s CBD services division focuses on mass retail execution, merchandising, and sales management for compliant hemp-derived CBD products. The company’s retail services business focuses on industry education and compliance, as well as building distribution networks of compliant hemp-derived CBD brands across conventional and other retail channels. Through strategic partnerships with best-in-class sales agencies, this business unit provides comprehensive retail solutions to leading CBD brands. KushCo believes that its partnerships with leading CPG sales agencies is the first large scale go-to-market operation focused on helping compliant CBD brands achieve mass distribution across all consumer channels in legal U.S. markets.
KushCo’s Corporate History and Background
KushCo was incorporated in the State of Nevada on February 26, 2014. On March 4, 2014, the stockholders of KIM International Corporation (“KIM”) exchanged all 10,000 of their common shares of KIM for 32,400,000 common shares of KushCo. The operations of KIM became the operations of KushCo after the share exchange and, accordingly, the transaction was accounted for as a recapitalization of KIM, whereby the historical financial statements of KIM are presented as the historical financial statements of the combined entity.
Subsequent to the share exchange, the members of KIM owned 32,400,000 shares of KushCo common stock, effectively obtaining operational and management control of KushCo. KushCo had no operations prior to the share exchange. As a result of the recapitalization, KIM was the acquiring entity in accordance with ASC 805, Business Combinations. The accumulated losses of KIM were carried forward after the completion of the share exchange. Operations prior to the share exchange were those of KIM.
On April 10, 2015, KushCo entered into an equity purchase agreement to acquire all of the issued and outstanding membership interests in Dank Bottles, LLC (“Dank”), a Colorado limited liability company. In exchange for the purchased interests, KushCo paid cash consideration of $373,725 and issued 3,500,000 shares of its common stock to the sellers of Dank.
On May 1, 2017, KushCo and KBCMP, Inc., a wholly owned subsidiary of KushCo (“KBCMP”), entered into an Agreement of Merger with Lancer West Enterprises, Inc., a California corporation, Walnut Ventures, a California corporation, and certain individuals, pursuant to which each of Lancer West Enterprises, Inc. and Walnut Ventures were merged with and into KBCMP, with KBCMP as the surviving corporation, resulting in KushCo’s indirect acquisition of CMP Wellness, LLC (“CMP”), a California limited liability company and distributor of vaporizers, cartridges and accessories. CMP was dissolved on October 24, 2019.
On May 2, 2018, KushCo and KCH Energy, LLC, a wholly owned subsidiary of KushCo (“KCH”), completed their acquisition of Summit Innovations, LLC (“Summit”), a leading distributor of solvents to the legal cannabis industry. Pursuant to the terms of the Agreement and Plan of Merger with Summit,

Summit merged with and into KCH, with KCH as the surviving entity. KCH was subsequently renamed Kush Energy, LLC on January 2, 2019.
On July 11, 2018, KushCo entered into a Membership Interest Purchase Agreement with the members of Zack Darling Creative Associates, LLC (“ZDCA”), parent of wholly owned subsidiary, Hybrid Creative, LLC (“Hybrid”), a specialist design agency, whereby KushCo purchased the entire issued membership interest of ZDCA. Following the acquisition, ZDCA operates as a wholly owned subsidiary of KushCo, with Hybrid continuing to operate as a wholly owned subsidiary of ZDCA.
On March 11, 2019, KCH Distribution Inc., d/b/a Kush Supply Co. Canada was formed as the Canadian arm of KushCo’s business.
Sales and Marketing
KushCo sells primarily into the business-to-business market, which includes brand owners, growers, processors, producers, distributors, and licensed retailers in states with legal medical and/or adult recreational use cannabis programs and legal CBD programs. KushCo reaches its large and diversified customer base through its direct sales force and its e-commerce website. KushCo’s operational personnel work closely with its sales personnel and customer service representatives to satisfy its customers’ needs through the distribution of high-quality products, on-time deliveries, value-added regulatory insight, and customized branding solutions and other services.
KushCo’s dedicated sales professionals maintain contact with existing clients and secure on-going orders, but also target new customers. KushCo believes that its “boots-on-the-ground” approach allows it to develop deep relationships with the key players in each major market and is vital in new emerging markets where value-add can be provided through educational and consultative sales messaging.
KushCo is able to dedicate certain sales and marketing efforts to particular products, customers and/or geographic regions, as needed, which enables it to develop expertise that is highly valued by its customers.
KushCo’s marketing activities include brand and logo development, advertising and marketing through trade shows, trade publications, social media, websites, public relations, other promotional materials, and all other points of contact with customers and prospective customers.
Brand and Logo Development.   KushCo believes that it has built one of the strongest and most recognizable brands in the legal cannabis and CBD industries. The company recognized early on the importance of creating a strong, identifiable and lasting brand that would separate it from the competition and resonate with customers. KushCo’s logo, its name, the style of its ads, and all collateral material reflect the company’s “brand image.”
Advertising & Marketing.   KushCo runs ads periodically in certain trade publications and on specific websites that reach its target audience. The company believes that providing ongoing exposure to its brand and product offering enhances the value of its corporate brand. KushCo maintains a list of its customers and prospects, and emails them regularly. These campaigns may be seasonally-based (such as holiday promotions) or may be “news” based to communicate important information to the company’s customers and potential customers. Staying in touch with its customers and prospects is a key component in KushCo’s marketing program.
Public Relations.   KushCo has an active public relations program, which has helped it build the KushCo brand and position the company not only as a leader in the industry, but as a company with an in-depth understanding of the various state and local regulations that govern the legal cannabis and CBD industries. KushCo has appeared in numerous newspaper articles, online videos, digital media outlets, and television reports.
Other Promotional Materials.   KushCo’s marketing personnel regularly design highly targeted brochures, sales sheets, and catalogs that the company uses in its sales and marketing programs. These professionally designed and quality-printed pieces help promote KushCo while serving as useful sales tools.

Competition
KushCo face competition from several competitors of varying sizes and geographic reach who produce and sell products similar to the company’s. KushCo believes that it has differentiated itself from its competitors based on several factors. The company has built what it considers to be one of the strongest brands in the industry. It has a local sales presence in established and emerging medical and adult recreational use markets, such as Arizona, California, Colorado, Florida, Georgia, Illinois, Massachusetts, Michigan, New York, Washington, as well as Canada, which enable KushCo to meet its customers’ demands at a speed and level of service that it believes surpasses that of the competition. The company believes that it has the highest quality and a comprehensive variety of products and services to meet its customers’ needs, given its status as a one-stop-shop solutions provider delivering a valuable product and service ecosystem. The company believes that it offers the best customized and branded packaging solutions in the market. Additionally, it believes that its size and customer relationships give it significant insight and expertise in its industry. As a result, KushCo has become more than just a supplier to its customers — it has become a trusted partner, with insight and recommendations that help its customers’ businesses grow and thrive. In addition, KushCo is committed to continuing to build its suite of proprietary and innovative products that are exclusive to the company.
Intellectual Property
KushCo currently hold a collection of intellectual property rights relating to its products and services, including patents and trademarks, and it has several pending patent and trademark applications. No single intellectual property right is solely responsible for protecting KushCo’s products and services. The company believes that the ownership of such intellectual property is important to help secure new customers, cross-sell more products to its existing customers, differentiate itself from its competitors and defend its competitive position. KushCo believes that the duration of its intellectual property rights is adequate relative to the expected lives of its products.
Customers
KushCo services customers across several industries including all areas of the legal cannabis and CBD supply chains including brand owners, growers, processors, producers, distributors, and licensed retailers.
KushCo has experienced growth in its large customer base over the past several years. The table below shows KushCo’s revenue (in thousands) for the years ended August 31, 2020 and 2019 from adult recreational use states in the United States, medical use only states in the United States, Canada and all other countries.
Shipping State / Province	2020 Revenue	% of 2020 Revenue	2019 Revenue	% of 2019 Revenue
CA	$21,371	18.8%	$73,638	49.4%
WA	8,845	7.8	11,543	7.7
CO	8,661	7.6	10,891	7.3
MI	7,212	6.3	4,013	2.7
OR	5,944	5.2	8,391	5.6
MA	4,988	4.4	4,850	3.3
NV	4,511	4.0	6,601	4.4
IL	4,141	3.6	1,181	0.8
ME	1,240	1.1	1,543	1.0
Other Rec States	730	0.6	1,240	0.8
Rec State Total	67,643	59.4	123,891	83.2
Medical Only States	34,676	30.5	15,943	10.7
Canada	8,321	7.3	2,473	1.7
Other Countries	187	0.2	568	0.4

Shipping State / Province	2020 Revenue	% of 2020 Revenue	2019 Revenue	% of 2019 Revenue
Other U.S. States	3,010	2.6	6,079	4.1
Total	$113,837	100.0%	$148,954	100.0%

The table below breaks down full year 2020 and 2019 revenue (in thousands) by product category.
PRODUCT CATEGORY	2020 Revenue	% of 2020 Revenue	2019 Revenue	% of 2019 Revenue
Vape	$73,712	64.8%	$101,704	68.3%
Packaging, Papers & Supplies	27,125	23.8	28,231	19.0
Energy and Natural Products	9,345	8.2	14,502	9.7
Services	3,655	3.2	4,517	3.0
	$113,837	100.0%	$148,954	100.0%
As the industry matures and as KushCo continues to cross-sell deeper into its customer base, the size of its largest customers has increased by overall spend as well as by the number of items purchased. KushCo believes that this trend is likely to continue and will benefit its “one-stop-shop” strategy for its customers’ ancillary needs.
KushCo’s larger customers are purchasing an ever-increasing variety of products. The company’s ability to cross-sell SKUs allows it to secure improved pricing as a result of its increased scale and purchasing power, and enables it to develop deeper relationships with its customers.
Customer Concentration
KushCo had one customer that accounted for approximately 10% of revenue, for the fiscal year ended August 31, 2020. KushCo had two customers, which accounted for approximately 14% and 10% of revenue, respectively, for the fiscal year ended August 31, 2019.
Sources and Availability of Products
KushCo sources and purchases parts, products and accessories from different suppliers from time to time. The company believes that it has maintained strong relationships with its suppliers. The company expects that such relationships will continue into the foreseeable future, but can provide no assurances that these relationships will continue. Based on KushCo’s experience, it believes that adequate quantities of the raw materials that it uses to manufacture its parts, products and accessories (e.g., plastic resins) will continue to be available at market prices, but can provide no assurances as to such availability or the prices for such materials.
Segments
KushCo operates as one operating segment. As defined in ASC Topic 280, Segment Reporting, operating segments are components of an enterprise for which separate financial information is evaluated regularly by the chief operating decision maker (its Chief Executive Officer), in deciding how to allocate resources and assess performance. Over the last five years, KushCo has completed a number of acquisitions. These acquisitions have allowed the company to expand its offerings, presence and reach in the legal cannabis and CBD industries. However, the majority of the company’s offerings operate similarly, and the company’s chief operating decision maker evaluates financial information and resources and assesses the performance of these resources on a consolidated basis.
Employees
As of the date of this filing, KushCo has a total of 92 employees, of which all are considered full-time employees. KushCo’s employees work at its facilities located across the U.S. The company’s relations with its employees remain satisfactory and there have been no significant work stoppages or other labor disputes.

Environmental Matters and Government Regulation
The U.S. Food and Drug Administration (“FDA”) regulates the material content of direct-contact food and drug packages, including certain packages KushCo sells pursuant to the Federal Food, Drug and Cosmetics Act. The FDA can order a recall if the agency determines that there is a reasonable probability that the article is adulterated or misbranded under the FDCA and that the use of or exposure to such article will cause serious adverse health consequences or death. In addition to federal law, states, cities and other countries in which KushCo sells its products may impose similar laws. The majority of the company’s products do not come into direct contact with food, as its customers typically package their food products in inner packaging, utilizing its products as an outer packaging.
Certain of KushCo’s products are also regulated by the Consumer Product Safety Commission (“CPSC”) pursuant to various federal laws, including the Consumer Product Safety Act and the Poison Prevention Packaging Act. The CPSC is the primary federal regulatory agency with jurisdiction over protecting the public from unreasonable risks of injury or death associated with the use of and exposure to consumer products. Consumer products are widely defined and likely include the type of packaging products KushCo produces. When the CPSC determines there is an undue risk of harm associated with exposure to or use of a regulated product, it has wide administrative powers to require investigation of the product as well as disclosure of information related to sales and distribution of the product. Ultimately, the CPSC can require injunctive measures (e.g., product recalls and product refunds) as well as separate monetary sanctions, which are determined after considering relevant equitable factors including but not limited to the severity of the harm, the level of knowledge or intent associated with the violation, any history of violations, etc.
The plastics industry, which includes us, is subject to federal, state, local and foreign legislation designed to reduce solid waste by requiring, among other things, plastics to be degradable in landfills and contain minimum levels of recycled content, various recycling requirements, disposal fees, and limits on the use of plastic products. Certain states have also enacted legislation requiring products packaged in plastic containers to comply with standards intended to encourage recycling and increased use of recycled materials. In addition, various consumer and special interest groups have lobbied from time to time for the implementation of these and other similar measures. KushCo believes that the legislation promulgated to date and such initiatives to date have not had a material adverse effect on its business. There can be no assurance, however, that any such future legislative or regulatory efforts or future initiatives would not have a material adverse effect on the company’s business.
Thirty-six states, the District of Columbia and Canada currently have laws legalizing marijuana in some form. KushCo does not believe that federal or any state laws prohibit it from selling its products or offering its services to cannabis operators. See, however, the section entitled “Risk Factors — Risk Factors Related to KushCo” under the captions “Cannabis remains illegal under U.S. federal law, and therefore, strict enforcement of U.S. federal laws regarding cannabis would likely result in KushCo’s inability and the inability of its customers to execute its respective business plans,” “States that have not approved any legal sale of marijuana may seek to overturn laws legalizing cannabis use in neighboring states, which if successful, could result in legal action against such neighboring states and have a significant negative effect on KushCo’s business,” and “KushCo and its customers may have difficulty accessing the services of financial institutions and related financial services, which may make it difficult to sell its products and services.”
Properties
KushCo does not currently hold title to any real property. All of its properties are leased or sub-leased. The company does not have any mortgages, liens or encumbrances against any of its properties.
KushCo’s corporate headquarters are located at 6261 Katella Avenue, Suite 250, in Cypress, California, and consists of approximately 23,600 square feet of office space. The lease for this property expires in September 2025.
KushCo’s primary distribution center is located at 23650 Brodiaea Avenue, Moreno Valley, California and consists of approximately 130,002 square feet of primarily warehouse space. The lease for this property expires in February 2026.

KushCo leases a warehouse distribution center located at 7375 Chapman Avenue in Garden Grove, California, and consists of approximately 45,917 square feet of primarily warehouse space. The lease for this property expires on August 1, 2023.
KushCo leases a warehouse and distribution center consisting of approximately 13,600 square feet in Woodinville, Washington, which is utilized as a fulfillment and distribution center for the Pacific Northwest region. The lease for this property expires in January 2025.
KushCo subleases a warehouse and distribution center consisting of approximately 66,300 square feet in Worcester, Massachusetts. The sublease for this property is set to expire in April 2022.
KushCo also leases a warehouse and distribution center consisting of approximately 40,200 square feet in Taylor, Michigan. The lease for this property is set to expire in July 2024.
The company believes that its properties and equipment are well-maintained, in good operating condition and adequate for the company’s present needs and that suitable additional or alternative space will be available in the future on commercially reasonable terms.
Legal Proceedings
In the ordinary course of business, KushCo is involved in various legal proceedings involving a variety of matters. KushCo does not believe there are any pending legal proceedings that will have a material adverse effect on its business, consolidated financial position, results of operations, or cash flows. However, the outcome of such legal matters is inherently unpredictable and subject to significant uncertainties.
During fiscal 2019, lawsuits were filed in California federal and state court by various purported shareholders against, the company, certain of the current members of the company’s Board of Directors, and certain of the company’s current and former officers, alleging, among other things, certain federal securities law violations and/or related breaches of fiduciary duties in connection with KushCo’s April 2019 restatement of certain prior period financial statements. In general, the lawsuits assert the same or similar allegations, including that the defendants artificially inflated the company’s securities prices by knowingly making materially false and misleading statements and omissions to the investing public about the company’s financial statements, business, operations, management, and internal controls. During fiscal 2021, a separate lawsuit was filed in California federal court by a purported shareholder against the current members of the KushCo Board. These lawsuits are described below.
May v. KushCo Holdings, Inc., et al.   Filed April 30, 2019. Case No. 8:19-cv-00798-JLS-KES, U.S. District Court for the Central District of California. This putative shareholder class action against KushCo and certain of its current and former officers alleged violations of Sections 10(b) and 20(a) of the Exchange Act, and Rule 10b-5 promulgated thereunder, and sought unspecified compensatory damages and other relief on behalf of a class of purchasers of KushCo’s securities between July 13, 2017 and April 9, 2019, inclusive. In September 2019, the Court appointed co-lead plaintiffs and co-lead counsel for the plaintiffs. The lead plaintiffs’ amended complaint was filed in November 2019. In February 2020, KushCo moved to dismiss the amended complaint. In September 2020, the Court granted the motion to dismiss with leave to amend. On November 2, 2020, after the lead plaintiffs failed to file an amended complaint, the Court entered judgment in favor of the defendants, dismissing the action with prejudice. On December 2, 2020, the lead plaintiffs filed a notice of appeal of the judgment to the U.S. Court of Appeals for the Ninth Circuit. On February 18, 2021, after the lead plaintiff voluntarily dismissed his appeal, the action was dismissed in its entirety with prejudice.
Salsberg v. Kovacevich, et al.   Filed May 24, 2019. Case No. 8:19-cv-00998-JLS-KES, U.S. District Court for the Central District of California and Neysmith v. Baum, et al. Filed May 31, 2019. Case No. 8:19-cv-01070-JLS-KES, U.S. District Court for the Central District of California. This purported shareholder derivative action against certain current and former directors and officers of KushCo alleges, among other things, breach of fiduciary duty, waste of corporate assets, and unjust enrichment. KushCo is named as a nominal defendant and the plaintiffs seek, among other things, corporate governance reforms, and disgorgement of profits, benefits, and compensation obtained by the defendants from the alleged conduct, to be paid to KushCo. In September 2019, the Court consolidated these cases. In December 2019, the Court ordered the action stayed pursuant to a stipulation of the parties, which stay expired in December 2020. In May 2021, the Court again ordered the action stayed, this time until the earlier of the closing of the Mergers or September 30, 2021.
Savage v. Kovacevich, et al.   Filed June 14, 2019. Case No. 30-2019-01077191-CU-MC-NJC, Superior Court of California, County of Orange. This purported shareholder derivative action against certain current and former directors and officers of KushCo alleges, among other things, breach of fiduciary duty, waste of corporate assets, and unjust enrichment. KushCo is named as a nominal defendant and the plaintiff seeks, among other things, corporate governance reforms, and unspecified damages and restitution from the defendants, to be paid to KushCo. In August 2019, the Court ordered the action stayed pursuant to a stipulation of the parties, which stay expired in December 2020. On May 25, 2021, the parties filed a joint stipulation to stay the action until the earlier of the closing of the Mergers or September 30, 2021.
Bruno, et al. v. Kovacevich, et al.   Filed September 26, 2019. Case No. A-19-802660-C, Eighth Judicial District Court of the State of Nevada and Majchrzak v. Kovacevich, et al. Filed October 2, 2019. Case No. A-19-902945-B, First Judicial District Court of the State of Nevada. These purported shareholder derivative actions against certain current and former directors and officers of KushCo allege, among other things, breach of fiduciary duty, waste of corporate assets, and unjust enrichment. KushCo is named as a nominal defendant in each action and the plaintiffs seek, among other things, equitable relief and unspecified damages from the defendants, to be paid to KushCo. In August 2020 and September 2020, the Court ordered the Majchrzak action and the Bruno action, respectively, stayed, which stays expired in December 2020. In May 2021, the stay of the Bruno action was continued until August 18, 2021 and the stay on the Majchrzak action was continued indefinitely.
Choate v. Kovacevich, et al.   Filed October 1, 2020, Case No. 8:20-cv-01904-JLS-KES, U.S. District Court for the Central District of California. This purported shareholder derivative action against KushCo’s current directors alleges, among other things, breach of fiduciary duty with respect to the administration of KushCo’s 2016 Stock Incentive Plan. KushCo is named as a nominal defendant. The plaintiff sought declaratory relief and, from the director defendants, unspecified compensatory damages to be paid to KushCo and other relief. On February 26, 2021, the plaintiff filed a first amended complaint. On April 2, 2021, KushCo and the director defendants moved to dismiss the first amended complaint. On May 7, 2021, the parties filed a joint stipulation to dismiss the action without prejudice and the court closed the case.
As of the date of this joint proxy statement/prospectus, KushCo cannot predict the ultimate outcome of the matters described above, except as to the May action, which has been dismissed with prejudice, and the Choate action, in which the parties filed a joint stipulation to dismiss the action without prejudice, and KushCo cannot reasonably estimate the potential loss or range of loss that the remaining matters may incur.
Corporate and Available Information
KushCo’s principal corporate offices are located at 6261 Katella Avenue, Suite 250, Cypress, California 90630 and its telephone number is (714) 243-4311. KushCo’s internet address is ir.kushco.com. The company makes available on its website, free of charge, its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after it electronically files such material with, or furnishes it to, the SEC. The company’s SEC reports can be accessed through the Investor Relations section of its website.
Management’s Discussion and Analysis of Financial Condition and Results of Operations
You should read the following discussion and analysis of KushCo’s financial condition and results of operations together with KushCo’s financial statements and the related notes appearing elsewhere in this joint proxy statement/prospectus. In addition to historical information this discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. KushCo’s actual results may differ materially from those results described in or implied by the forward-looking statements discussed below. Factors that could cause or contribute to such differences include, but are not limited to, those identified below and those discussed in the section entitled “Risk Factors — Risk Factors Related to KushCo” appearing elsewhere in this joint proxy statement/prospectus.
Unless otherwise indicated, all amounts herein are expressed in thousands, except per share amounts.
Overview
KushCo specializes in marketing and selling a wide variety of ancillary products and services to customers operating in the regulated medical and recreational cannabis and CBD industries.
KushCo’s products primarily consist of bottles, jars, bags, tubes, containers, vape cartridges, vape batteries and accessories, labels and processing supplies, solvents, natural products and stainless-steel tanks. KushCo maintains relationships with a broad range of domestic and international manufacturers, which enables it to source a wide variety of products in a cost-effective manner and to pass such cost savings on to its customers. In addition to a complete product line, KushCo has sophisticated labeling and customization capabilities, which allow it to add significant value to its customers’ packaging and vape hardware design processes, enabling them to turn their packaging and branding into an effective marketing tool. As more MSOs, LPs, and leading brands seek ways to further differentiate their brands and product lines, KushCo’s customization capabilities and premium customer service help it win new product opportunities with both existing and new customers. KushCo’s products are relied upon by brand owners, growers, processors, producers, distributors, and licensed medical and adult recreational cannabis retailers.
KushCo’s services division focuses on building distribution networks of compliant hemp-derived CBD brands across conventional and other retail channels, including convenience, pet care, and beauty channels.
As a leader in custom and child-resistant compatible packaging, exclusive vape products, and unique product and service offerings, such as its stainless steel tanks and retail services, KushCo serves as a “one-stop-shop” for its customers, combining creativity with compliance knowledge and experience to provide solutions in various stages of the cannabis and CBD supply chain.
Due to the complementary nature of its product and service ecosystem, KushCo is able to successfully cross-sell into its existing customer base, while attracting new customers who are looking to consolidate their vendors and partner with a trusted and established source for nearly all of their ancillary cannabis and CBD needs.
Merger with Greenlane
On March 31, 2021, KushCo entered into the Merger Agreement with Greenlane, Merger Sub 1, and Merger Sub 2. Pursuant to the terms of the Merger Agreement, subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, (i) Merger Sub 1 will be merged with and into KushCo, with KushCo as the surviving corporation and a wholly owned subsidiary of Greenlane; and (ii) the Initial Surviving Corporation will then be merged with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly owned subsidiary of Greenlane.
In accordance with the Merger Agreement, the Exchange Ratio is subject to adjustment prior to the effective time of the Mergers to reflect changes in the number of Greenlane Shares Outstanding, KushCo Fully Diluted Securities, Greenlane Net Diluted Securities and KushCo Net Diluted Securities, immediately prior to the effective time of Merger 1, provided that in no event will the aggregate number of shares of the Combined Company common stock issued in Merger 1 be greater than (i) 49.9% of all issued and outstanding shares of the Combined Company common stock, after giving effect to the Class C Conversion, immediately following the effective time of Merger 1; or (ii) less than 48.1% of the Greenlane Net Diluted Securities, after giving effect to the Class C Conversion, immediately following the effective time of Merger 1. For example, a change in the market price of Greenlane Class A common stock may change the number of Greenlane In-the-Money options and KushCo In-the-Money options and warrants. An increase or decrease in the number of Greenlane In-the-Money options or KushCo In-the-Money options and warrants will result in a change in the number of Greenlane Net Diluted Securities, KushCo Fully Diluted Securities and KushCo Net Diluted Securities, which in turn will cause the Exchange Ratio to fluctuate.

Immediately prior to the effective time of Merger 1, each unvested KushCo option will accelerate and vest in full and each then outstanding KushCo option will be converted into an option to purchase, on the same terms and conditions that apply to such KushCo option, a number of shares of the Greenlane Class A common stock, rounded down to the nearest whole share, equal to (i) the number of shares of KushCo common stock subject to such KushCo option multiplied by (ii) the Exchange Ratio, and each such KushCo option will have an exercise price, rounded up to the nearest whole cent, determined by dividing (a) the per share exercise price covered by the KushCo option immediately prior to the effective time of Merger 1 by (b) the Exchange Ratio.
Immediately prior to the effective time of Merger 1, each unvested KushCo RSU will accelerate and vest in full and will thereafter be treated as a share of KushCo common stock in Merger 1.
Additionally, immediately prior to Merger 1, each KushCo warrant (whether or not exercisable) shall be converted into a warrant to purchase Greenlane Class A common stock.
The closing of the Mergers is subject to customary closing conditions. For a depiction of the Exchange Ratio formula see the definition of “Exchange Ratio” above and “The Merger Agreement — Merger Consideration; Effects of the Mergers” beginning on page 206 of this joint proxy statement/prospectus.
2020 Strategic Plan
During the second quarter of fiscal 2020, KushCo adopted a comprehensive strategic plan (the “2020 Strategic Plan”) to more effectively execute its strategy of focusing its resources on more established, financially stable, and creditworthy customers (namely MSOs, LPs, and leading brands). In connection with the 2020 Strategic Plan, KushCo began implementing a restructuring process designed to rationalize all aspects of its operations by, among other things, significantly reducing its overhead, implementing more stringent expense controls, consolidating its warehouses, reducing its inventory, and drastically altering its sales strategy to focus more on these customers. KushCo believes that this strategic shift and associated restructuring has resulted in a better forecast of demand, reduction of inventory and warehouse space, improved collections and cash flow, and potential revenue upside from these customers’ continued expansion and consolidation in the marketplace.
Update on COVID-19
On March 11, 2020, the World Health Organization recognized COVID-19 as a global pandemic, prompting many national, regional, and local governments, including in the markets that KushCo operates in, to implement preventative or protective measures, such as travel and business restrictions, temporary store closures, and wide-sweeping quarantines and stay-at-home orders. As a result, COVID-19 has significantly curtailed global economic activity, including in the regulated cannabis and CBD industries in which KushCo operates.
COVID-19 has materially impacted KushCo’s markets and sources of revenues, including without limitation, as a result of the following:
•
State and provincial mandates requiring the temporary closure of nonessential businesses, such as the temporary closure of adult recreational use stores in Massachusetts, Nevada, and Ontario, Canada, as well as the substantial closure of many retail storefronts that sell CBD;

•
Restrictions and limitations on travel that have curtailed consumer demand in tourist-heavy markets, such as Nevada and Colorado, as well as a general negative effect on the ability of KushCo’s sales force to meet with potential customers and secure new orders; and

•
KushCo’s customers increasingly consolidating orders and purchasing less frequently in response to general macroeconomic and business uncertainty, creating a more volatile and irregular purchasing and revenue recognition pattern.

In addition, KushCo has been impacted by business and supply chain interruptions resulting from the COVID-19 pandemic, such as operating with a lighter-than-normal staff in its warehouses and periodically closing its warehouses to conduct deep cleaning services, which disrupt the company’s normal business functions, including processing and shipping orders to customers in a timely manner. The COVID-19 pandemic has also resulted in increased air freight costs incurred by KushCo, which the company is passing on to its customers via a surcharge, as well as general difficulties in securing space on incoming freight from international vendors in order to make room for essential items.
KushCo continued to experience unexpected and uncontrollable delays with its international supply shipments due to a significant increase in shipments to U.S. ports in connection with the holiday season, as well as certain COVID-19 restrictions. In particular, KushCo, along with many other importers of goods across all industries, has experienced severe congestion and extensive wait times for carriers at ports across the United States. In addition, restrictions imposed by local, state and federal agencies due to the COVID-19 pandemic has led to reduced personnel of importers, government staff and others in its supply chain. KushCo has been working diligently with its network of freight partners and suppliers to expedite delivery dates and provide solutions to reduce further impact and delays. However, the company is unable to determine the full impact of these delays as they are out of its control. KushCo has also experienced, and could continue to experience, delays in orders from vendors, particularly in countries where the pandemic has had a significant impact, such as in China.
The COVID-19 pandemic has created significant disruption and volatility in the capital markets, which, depending on future developments, could impact KushCo’s capital resources and liquidity. If the company needs to raise additional capital to support its operations in the future, it may be unable to access capital markets, and additional capital may only be available to the company on terms that could be significantly detrimental to its existing stockholders and to KushCo’s business as a result of the pandemic. In addition, the COVID-19 pandemic is also potentially affecting KushCo’s customers and their access to the capital markets. As a result of all these factors, KushCo’s management has significantly reduced non-essential costs.
In response to the health and safety risks and challenges presented by the COVID-19 pandemic, KushCo has been proactively and regularly implementing measures to protect its employees. These measures include, but are not limited to, the following:
•
Abiding by national, state, and local recommendations to require the wearing of protective face masks and practicing of social distancing;

•
Arranging for regular cleaning services for KushCo’s facilities;

•
Providing hand sanitizers and other disinfectants at workstations;

•
Adopting remote working protocols, systems, and processes for nonessential employees to work from home;

•
Conducting mandatory employee temperature checks, and on some occasions, requiring mandatory testing for employees;

•
Reconfiguring facilities to promote social distancing;

•
Operating with a smaller workforce in the warehouse and with staggered schedules;

•
Adopting a temporary essential pay program for essential warehouse employees; and

•
Developing and launching an education and training platform to help employees navigate the current workplace landscape and practice general sanitation.

While the company is actively working to successfully navigate the financial, operational, and personnel challenges presented by the COVID-19 pandemic, the full extent of the impact of COVID-19 on KushCo’s operational and financial performance will depend on future developments, including the duration and spread of the pandemic and related actions taken by the U.S. government, state and local government officials, and international governments to prevent disease spread, all of which are uncertain, out of KushCo’s control and cannot be predicted at this time.

Results of Operations
Comparison of Three Months Ended February 28, 2021 and February 29, 2020
Revenue
(in thousands, except percentages)	For the three months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Net revenue	$32,884	$30,143	$2,741	9.1%
For the three months ended February 28, 2021, KushCo’s revenue increased to $32.9 million compared to $30.1 million for the three months ended February 29, 2020, which represents an increase of $2.7 million, or 9.1%. The increase was primarily attributable to an increase in sales to the company’s MSO and LP customers, as part of its continued strategy to align with the industry’s leading operators.
Cost of Goods Sold, Gross Profit and Gross Profit Percentage
(in thousands, except percentages)	For the three months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Cost of goods sold	$26,443	$39,051	$(12,608)	(32.3)%
Gross profit	6,441	(8,908)	15,349	172.3%
Gross profit percentage (gross profit as a percent of revenue)	19.6%	(29.6)%	49.2%
Gross profit for the three months ended February 28, 2021 was $6.4 million, or 19.6% of revenue, compared to gross profit of $(8.9) million, or (29.6)% of revenue, for the three months ended February 29, 2020. The increase in gross profit percentage is due primarily to the introduction of the 2020 Strategic Plan, which resulted in prepaid inventory write-offs of $3.3 million and excess and obsolete (E&O) inventory charges of $11.9 million for the three months ended February 29, 2020.
Operating Expenses
(in thousands, except percentages)	For the three months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Selling, general and administrative	$10,941	$27,183	$(16,242)	(59.8)%
Restructuring costs	$286	$7,301	$(7,015)	(96.1)%
KushCo’s operating expenses for the three months ended February 28, 2021 decreased to $11.2 million, or 34.1% of total revenue, from $34.5 million, or 114.4% of total revenue, for the three months ended February 29, 2020. The reduction in selling, general and administrative expense is primarily due to decreases in bad debt of $9.1 million, restructuring expenses of $7.0 million, compensation and benefits of $2.0 million, outside services and consulting expenses of $1.9 million, and stock compensation of $1.3 million. The three months ended February 28, 2021 also included a restructuring charge of $0.3 million for facility-related expenses.
Loss from Operations
(in thousands, except percentages)	For the three months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Loss from operations	$(4,786)	$(43,392)	$38,606	89.0%
Loss from operations for the three months ended February 28, 2021 was $4.8 million compared to $43.4 million for the three months ended February 29, 2020. The decrease is primarily attributable to higher sales as well as reduced overhead, more stringent expense controls, and consolidated warehouses leading to reduced rent expenses and warehouse transfers in accordance with the 2020 Strategic Plan. The decrease is also due to prepaid inventory write-offs of $3.3 million and excess and obsolete (E&O) inventory charges of $11.9 million for the three months ended February 29, 2020, which were related to the introduction of the 2020 Strategic Plan.
Other Income (Expense), net
(in thousands, except percentages)	For the three months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Other income (expense), net	$(256)	$(983)	$727	74.0%
Other Income (Expense), net was $(0.3) million for the three months ended February 28, 2021 compared with $(1.0) million for the three months ended February 29, 2020. The $0.7 million decrease was primarily attributable to a $1.9 million increase in other income related to the forgiveness of KushCo’s PPP loan, as well as an increase of $1.8 million in the company’s investments in Smoke Cartel and XS Financial. These increases were partially offset by a $2.3 million change in fair value of warrant liability.
Net Loss
(in thousands, except percentages)	For the three months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Net Loss	$(5,042)	$(44,375)	$39,333	88.6%
Net loss for the three months ended February 28, 2021 was $5.0 million compared to $44.4 million for the three months ended February 29, 2020. The decrease in net loss is primarily attributable to the company’s continued commitment to executing its 2020 Strategic Plan.
Comparison of Six Months Ended February 28, 2021 and February 29, 2020
Revenue
(in thousands, except percentages)	For the six months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Net revenue	$59,645	$65,105	$(5,460)	(8.4)%
For the six months ended February 28, 2021, KushCo’s revenue decreased by $5.5 million, or 8.4%, to $59.6 million compared to $65.1 million for the six months ended February 29, 2020. The decrease was primarily attributable to lower energy sales, the elimination of the company’s hemp trading division, the introduction of more stringent terms extended to smaller customers, as well as travel and regulatory restrictions and supply chain disruptions linked to the COVID-19 pandemic, resulting in shipping capacity constraints from China. The decrease in revenue was partially offset by an increase in sales to KushCo’s top MSO and LP customers.
Cost of Goods Sold, Gross Profit and Gross Profit Percentage
(in thousands, except percentages)	For the six months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Cost of goods sold	$47,465	$66,742	$(19,277)	(28.9)%
Gross profit	12,180	(1,637)	13,817	844.0%
Gross profit percentage (gross profit as a percent of revenue)	20.4%	(2.5)%	22.9%

Gross profit for the six months ended February 28, 2021 was $12.2 million, or 20.4% of revenue, compared to gross profit of $(1.6) million, or (2.5)% of revenue, for the six months ended February 29, 2020. The increase in gross profit percentage is due primarily to the introduction of the 2020 Strategic Plan, which resulted in prepaid inventory write-offs of $3.3 million and excess and obsolete (E&O) inventory charges of $11.9 million for the six months ended February 29, 2020.
Operating Expenses
(in thousands, except percentages)	For the six months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Selling, general and administrative	$19,753	$48,258	$(28,505)	(59.1)%
Restructuring costs	294	7,301	(7,007)	(96.0)%
KushCo’s operating expenses for the six months ended February 28, 2021 decreased to $20.0 million, or 33.6% of total revenue, from $55.6 million, or 85.3% of total revenue, for the six months ended February 29, 2020. The reduction in selling, general and administrative expense is primarily due to decreases in bad debt of $10.0 million, restructuring expenses of $7.0 million, compensation and benefits of $6.5 million, stock compensation of $3.6 million, and outside services and consulting expenses of $3.3 million. The six months ended February 28, 2021 also included a restructuring charge of $0.3 million for facility-related expenses.
Loss from Operations
(in thousands, except percentages)	For the six months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Loss from operations	$(7,867)	$(57,196)	$49,329	86.2%
Loss from operations for the six months ended February 28, 2021 was $7.9 million compared to $57.2 million for the six months ended February 29, 2020. The decrease is primarily attributable to reduced overhead, more stringent expense controls, and consolidated warehouses leading to reduced rent expenses and warehouse transfers in accordance with the 2020 Strategic Plan, partially offset by lower product sales. The decrease was also due to prepaid inventory write-offs of $3.3 million and excess and obsolete (E&O) inventory charges of $11.9 million for the six months ended February 29, 2020, which were related to the introduction of the 2020 Strategic Plan.
Other Income (Expense), net
(in thousands, except percentages)	For the six months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Other income (expense), net	$(1,625)	$315	$(1,940)	(615.9)%
Other Income (Expense), net for the six months ended February 28, 2021 was an expense of 1.6 million compared to income of $0.3 million for the six months ended February 29, 2020. The $1.9 million decrease was attributable to a $5.7 million decrease in the change in fair value of warrant liability as well as a $1.3 million decrease in the loss of extinguishment of debt. This decrease was partially offset by a $1.9 million increase in other income related to the forgiveness of KushCo’s PPP loan (described below), as well as an increase of $3.4 million in KushCo’s investments in Smoke Cartel, Inc. and XS Financial Inc.
Net Loss
(in thousands, except percentages)	For the six months ended		Variance	Percent Change
	February 28, 2021	February 29, 2020
Net Loss	$(9,492)	$(56,881)	$47,389	83.3%

Net loss for the six months ended February 28, 2021 was $9.5 million compared to $56.9 million for the six months ended February 29, 2020. The decrease in net loss is primarily attributable to KushCo’s continued commitment to executing its 2020 Strategic Plan.
Comparison of Fiscal Years Ended August 31, 2020 and August 31, 2019
Revenue
(in thousands, except percentages)	For the year ended August 31,		Variance	Percent Change
	2020	2019
Net revenue	$113,837	$148,954	$(35,117)	(23.6)%
Total revenues decreased to $113.8 million for the fiscal year ended August 31, 2020 compared to $149.0 million for the fiscal year ended August 31, 2019, a decrease of $35.1 million or (23.6)%. The decrease was primarily attributed to the illicit market vape crisis, the adoption and implementation of KushCo’s 2020 Strategic Plan, and restrictions due to the COVID-19 pandemic. The adverse state-specific regulatory actions taken in response to the illicit market vape crisis led customer purchasing patterns to recede, resulting in lower vape and natural products sales. Additionally, KushCo’s adoption and implementation of its 2020 Strategic Plan to align with larger and more creditworthy MSOs, LPs and leading brands resulted in a reduction in credit risk with tighter credit terms for the company’s smaller customers. While lower revenue was partially offset by higher shipping and tariff revenues and an increase in product sales from KushCo’s larger and more creditworthy customers, the COVID-19 pandemic precipitated regulatory restrictions and shipping capacity constraints from China.
Cost of Goods Sold, Gross Profit and Gross Profit Percentage
(in thousands, except percentages)	For the year ended August 31,		Variance	Percent Change
	2020	2019
Cost of goods sold	$106,265	$124,386	$(18,121)	(14.6)%
Gross profit	7,572	24,568	(16,996)	(69.2)%
Gross profit percentage (gross profit as a percent of revenue)	6.7%	16.5%	(9.8)%
Gross profit for the fiscal year ended August 31, 2020 was $7.6 million, or 6.7% of revenue, compared to $24.6 million, or 16.5% of revenue, for the fiscal year ended August 31, 2019. The decrease in gross profit is primarily attributable to $15.4 million in inventory write downs as a result of right sizing inventory levels and $4.7 million in purchase order cancellation charges, both to align with the 2020 Strategic Plan, and lower sales as a result of the illicit market vape crisis and COVID-19, which were partially offset by higher shipping and tariff revenues.
Operating Expense
(in thousands, except percentages)	For the year ended August 31,		Variance	Percent Change
	2020	2019
Selling, general and administrative	$71,314	$72,787	$(1,473)	(2.0)%
Gain on disposition of assets	$—	$(1,254)	$1,254	(100.0)%
Change in fair value of contingent consideration	$—	$(1,780)	$1,780	(100.0)%
Impairment loss on intangible asset	$1,156	$—	$1,156	100.0%
Restructuring costs	$8,358	$—	$8,358	100.0%
KushCo’s total operating expenses for the fiscal year ended August 31, 2020 increased to $80.8 million, or 71.0% of total revenue, compared to $69.8 million, or 46.8% of total revenue for the fiscal year ended August 31, 2019, an increase of $11.1 million or 15.9%. Selling, general and administrative expenses was $71.3 million, or 62.6% of total revenue, for the fiscal year ended August 31, 2020 compared to $72.8 million, or 48.9% of total revenue, for the prior year, a decrease of $1.5 million. The decrease in selling, general and administrative expenses is due to lower compensation and benefits, facilities, professional fees, freight-out, and travel expenses related to the 2020 Strategic Plan and the COVID-19 pandemic. For the year ended August 31, 2020, operating expenses included a bad debt write-off of $9.7 million, and a restructuring expense of $8.4 million for severance and asset impairment charges associated with warehouse facility closures as part of the 2020 Strategic Plan. Additionally, KushCo recorded a $1.2 million loss related to a trademark impairment. For the year ended August 31, 2019, operating expenses included a gain of $1.3 million and a gain of $1.8 million related to the disposition of assets and a change in the fair value of contingent consideration, respectively.
Other (Expense) Income, Net
(in thousands, except percentages)	For the year ended August 31,		Variance	Percent Change
	2020	2019
Other (expense) income, net	$(4,429)	$5,676	$(10,105)	(178.0)%
Other income (expense), net for the fiscal year ended August 31, 2020 was expense of $4.4 million compared to income of $5.7 million for the fiscal year ended August 31, 2019. The increase in other expense is attributed to a $4.2 million decrease in gain from the change in fair value of a warrant liability and a $1.1 million increase in loss from the change in fair value of an equity investment. Additionally, interest expense increased $3.6 million due to an increase in KushCo’s credit line capacity and a short-term note payable, which was issued in April 2019.
Income Tax (Expense) Benefit
(in thousands, except percentages)	For the year ended August 31,		Variance	Percent Change
	2020	2019
Income Tax (Expense) Benefit	$29	$(127)	$156	(122.8)%
KushCo’s income tax benefit for the fiscal year ended August 31, 2020 was $29 thousand compared to an income tax expense in the prior year of $0.1 million. KushCo maintained a valuation allowance against its net deferred tax assets as of August 31, 2020 and 2019 excluding a portion relating to indefinite life intangibles. The 2020 tax benefit is attributable to deferred tax benefits from losses that were carried back against taxable income in prior periods. The 2019 income tax expense relates to the increase in KushCo’s deferred tax liability for indefinite-life intangibles.
Net Loss
(in thousands, except percentages)	For the year ended August 31,		Variance	Percent Change
	2020	2019
Net Loss	$(77,656)	$(39,636)	$(38,020)	95.9%
KushCo’s net loss for the fiscal year ended August 31, 2020 was $77.7 million compared to a net loss of $39.6 million for the fiscal year ended August 31, 2019. Basic and diluted loss per share for the fiscal year ended August 31, 2020 was $0.68. Basic and diluted loss per share for the fiscal year ended August 31, 2019 was $0.47 and $0.57, respectively.
Liquidity and Capital Resources
(in thousands, except percentages)	February 28, 2021	August 31, 2020	August 31, 2019
Cash and cash equivalents	$34,962	$10,476	$3,944
Accounts receivable, net	$10,449	$9,427	$25,972
Total current assets	$108,332	$57,006	$85,893
Total current liabilities	$49,112	$36,357	$32,628
Working capital surplus	$59,220	$20,649	$53,265

At February 28, 2021, KushCo had cash of $35.0 million, and a working capital surplus of $59.2 million.
KushCo manages its liquidity and financial position in the context of its overall business strategy. The company continually forecasts and manages its cash, working capital balances, and capital structure to meet the short-term and long-term obligations of its business while seeking to maintain liquidity and financial flexibility. The company has historically funded its operations primarily through the cash flows generated from its operations, borrowings available under KushCo’s credit facility and from proceeds from the issuance of debt and equity.
KushCo believes that its level of liquidity sources, which includes available borrowing under its revolving credit facility, cash on hand, funds provided by operations, adoption of the 2020 Strategic Plan and participation in available funding programs instituted by various state and federal governments in response to COVID-19 will be adequate to fund the company’s expenditures and working capital requirements for the next 12 months from the date the unaudited consolidated financial statements for the fiscal quarter ended February 28, 2021 were available to be issued.
Sources and Uses of Cash
Comparison of Six Months Ended February 28, 2021 and February 29, 2020
(in thousands, except percentages)	For the six months ended
	February 28, 2021	February 29, 2020
Cash provided by (used in):
Operating activities	$(21,994)	$(18,761)
Investing activities	$(825)	$(3,550)
Financing activities	$47,305	$29,745
Cash Flows from Operating Activities
Net cash used in operating activities for the six months ended February 28, 2021 was $22.0 million compared to $18.8 million for the six months ended February 29, 2020. The change is primarily attributable to higher levels of inventory to support anticipated sales and avoid supply disruption due to the Chinese New Year holiday and freight delays related to COVID-19.
Cash Flows from Investing Activities
Net cash used in investing activities for the six months ended February 28, 2021 was $0.8 million compared to $3.6 million for the six months ended February 29, 2020. The decrease is due to lower levels of equipment purchases, technology investments and leasehold improvements during the current fiscal period.
Cash Flows from Financing Activities
Net cash provided by financing activities for the six months ended February 28, 2021 was $47.3 million compared to $29.7 million for the six months ended February 29, 2020. The increase is primarily attributable to the net proceeds of KushCo’s line of credit of $10.1 million compared to the prior period’s net repayment on line of credit of $12.3 million. The increase was partially offset by a $4.8 million reduction in proceeds from the issuance of common stock. Accordingly, cash proceeds from the issuance of common stock during the six months ended February 28, 2021 was $37.3 million compared to $42.1 million for the six months ended February 29, 2020.

Comparison of Fiscal Years Ended August 31, 2020 and August 31, 2019
(in thousands, except percentages)	August 31,
	2020	2019
Cash provided by (used in):
Operating activities	$(19,707)	$(70,242)
Investing activities	$(5,048)	$(8,017)
Financing activities	$31,287	$68,736
Net cash used in operating activities for the fiscal year ended August 31, 2020 was $19.7 million compared to $70.2 million for the fiscal year ended August 31, 2019. The $50.5 million decrease was attributable to a $38.0 million increase in net loss, offset by higher non-cash expenses such as inventory reserves, bad debt write-offs and asset impairments, and lower receivables and inventory associated with the 2020 Strategic Plan.
Net cash used in investing activities for the fiscal year ended August 31, 2020 was $5.0 million compared to $8.0 million for the fiscal year ended August 31, 2019. The change is primarily attributed to lower levels of equipment purchases, technology investments and leasehold improvements during the fiscal year.
Net cash provided by financing activities for the fiscal year ended August 31, 2020 was $31.3 million compared to $68.7 million for the fiscal year ended August 31, 2019. The decrease is primarily attributed to $1.8 million in proceeds from short-term notes, net of debt discount compared to the prior year’s proceeds from senior notes, net of debt discount of $16.4 million. In addition, KushCo made $12.5 million in net repayments on its line of credit compared to $11.3 million in net proceeds in the prior year. Cash proceeds from the issuance of common stock slightly increased by $1.1 million to $42.1 million for the fiscal year ended August 31, 2020 compared to $41.0 million in the prior year.
February 2021 Registered Direct Offering
On February 24, 2021, KushCo sold an aggregate of 24,242,424 shares of its common stock and warrants to purchase 9,696,969 shares of common stock (each a “February 2021 Warrant” and collectively, the “February 2021 Warrants”), in a registered direct offering (the “February 2021 Offering”) to certain accredited investors. The common stock and February 2021 Warrants were sold in units, with each unit consisting of one share of common stock and a February 2021 Warrant to purchase 0.4 of a share of common stock. The units were offered by KushCo pursuant to its shelf registration statement on Form S-3 (File No. 333-231019) filed with the SEC on April 25, 2019 and declared effective on May 6, 2019 and a prospectus supplement thereunder, dated February 22, 2021 and filed with the SEC on February 24, 2021. Subject to certain ownership limitations, the February 2021 Warrants were immediately exercisable at an exercise price equal to $2.00 per share of common stock. The February 2021 Warrants are exercisable for five years from the date of issuance.
The purchase price for a unit was $1.65. The aggregate net proceeds from the February 2021 Offering, after deducting the placement agent fees and other estimated offering expenses, was approximately $37.1 million. KushCo has and will continue to use the net proceeds from the February 2021 Offering, together with other available funds, for working capital and for other general corporate purposes, which may include, among other things, debt repayment, product development, acquisitions, capital expenditures and other business opportunities. KushCo used a portion of the proceeds from the February 2021 Offering to retire its Fifth Amended Senior Note, as described below.
A.G.P./Alliance Global Partners acted as placement agent (the “Placement Agent”) for the February 2021 Offering. KushCo paid the Placement Agent an aggregate cash fee equal to 7% of the aggregate gross proceeds raised in the February 2021 Offering pursuant to a Placement Agency Agreement entered into by KushCo and the Placement Agent on February 22, 2021. KushCo also reimbursed the Placement Agent $60,000 for fees and expenses, including the fees and expenses of the Placement Agent’s counsel.
Monroe Revolving Credit Facility
On August 21, 2019, KushCo and its subsidiaries entered into a secured asset based revolving credit facility (the “Monroe Revolving Credit Facility”) with an aggregate amount not to exceed $35.0 million outstanding at any time with Monroe Capital Management Advisors, LLC (“Monroe”), as collateral agent and administrative agent, and the various lenders party thereto. The Monroe Revolving Credit Facility includes an accordion feature that permits KushCo to increase the available revolving commitments under the Monroe Revolving Credit Facility by up to an additional $15.0 million, subject to satisfaction of certain conditions. The Monroe Revolving Credit Facility has a 5-year term maturing on August 21, 2024 and is secured by a first priority lien on substantially all of the assets of KushCo and its subsidiaries.
Short-term Debt
On January 24, 2021, KushCo entered into a Fifth Exchange Agreement (the “Fifth Exchange Agreement”) with HB Sub Fund II LLC (“HB Sub Fund”) in order to (x) amend and waive certain provisions of the Securities Purchase Agreement, dated April 29, 2019, with HB Sub Fund, as amended, and that certain Senior Note issued to HB Sub Fund in the principal amount of $19 million, on November 10, 2020 (the “Fourth Amended Senior Note”), and (y) exchange the Fourth Amended Senior Note without any cash consideration for (i) a new senior note in the aggregate principal amount of $17.0 million (the “Fifth Amended Senior Note”) and (ii) 1,481,482 shares of its common stock.
On March 24, 2021, KushCo retired the Fifth Amended Senior Note with proceeds from its February 2021 Offering, paying in aggregate $17.0 million to retire the full principal balance and accrued interest under the note.
PPP Loan
On April 30, 2020, KushCo qualified for and received a loan pursuant to the Paycheck Protection Program, a program implemented by the U.S. Small Business Administration (“SBA”) under the Coronavirus Aid, Relief, and Economic Security Act from a qualified lender, for an aggregate principal amount of approximately $1.9 million (the “PPP Loan”). The PPP Loan is unsecured and guaranteed by the U.S. Small Business Administration, bears interest at a fixed rate of 1.0% per annum, a maturity of two years with the first six months of interest, principal and fees deferred. The principal and interest of the PPP Loan is eligible for forgiveness under the Paycheck Protection Program to the extent that the PPP Loan proceeds are used to pay expenses permitted by the Paycheck Protection Program, including eligible payroll costs, covered rent, business mortgage interest, and covered utility payments incurred by KushCo during the elected 24 week covered period after loan disbursement. KushCo applied and received forgiveness for the PPP Loan on February 9, 2021, with respect to these covered expenses. During the three months ended February 28, 2021 KushCo recorded a gain of $1.9 million to other income related to the PPP loan being forgiven by the SBA. As of February 28, 2021, KushCo no longer has the PPP Loan recorded as a note payable on its balance sheet. As of August 31, 2020, the PPP Loan amounted to $1.9 million, and was included within the current portion of notes payable on KushCo’s accompanying balance sheet.
Off-Balance Sheet Transactions
KushCo does not currently have, and did not have during the periods presented in this joint proxy statement/prospectus, any off-balance sheet arrangements, as defined under SEC rules.
Critical Accounting Estimates
The discussion and analysis of KushCo’s financial condition and results of operations are based upon its consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the U.S. The preparation of these consolidated financial statements requires KushCo to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, KushCo evaluates its estimates, including those related to revenue recognition, accounts receivable reserves, inventory and related reserves, valuations and purchase price allocations related to business combinations, expected cash flows used to evaluate the recoverability of long-lived assets, estimated fair values of long-lived assets used to record impairment charges related to intangible assets and goodwill, amortization periods, accrued expenses, stock-based compensation, contingent liabilities, and recoverability of the company’s net deferred tax assets and any related valuation allowance. KushCo bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.
KushCo believes the following critical accounting policies affect its more significant judgments and estimates used in the preparation of its consolidated financial statements.
Inventory
KushCo’s inventories consist of finished goods and are stated at the lower of cost or net realizable value using the average cost method. As a designer and distributor of manufactured products for the legal cannabis industry, KushCo may be exposed to a number of economic and industry factors that could result in portions of its inventory becoming either obsolete or in excess of anticipated usage. These factors include, but are not limited to, the company’s ability to meet changing customer requirements, competitive pressures on products and prices, reliability and replacement of and the availability of products from its suppliers. KushCo’s policy is to establish inventory reserves when conditions exist that suggest that its inventory may be in excess of anticipated demand or is obsolete based upon the company’s assumptions about future demand for its products and market conditions. KushCo regularly evaluates its ability to realize the value of its inventory based on a combination of factors including the following: forecasted sales or usage, product end of life dates, estimated current and future market values and new product introductions. Assumptions used in determining the company’s estimates of future product demand may prove to be incorrect, in which case the provision required for excess and obsolete inventory would have to be adjusted in the future. If inventory is determined to be overvalued, the company would be required to recognize such costs as cost of goods sold at the time of such determination. Although every effort is made to ensure the accuracy of its forecasts of future product demand, any significant unanticipated changes in demand could have a significant negative impact on the value of KushCo’s inventory and its reported operating results. Additionally, purchasing requirements and alternative usage avenues are explored within these processes to mitigate inventory exposure. When recorded, the company’s reserves are intended to reduce the carrying value of its inventory to its net realizable value.
Accounts Receivable Reserves
KushCo maintains allowances for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. KushCo regularly evaluates the collectability of its trade receivables based on a combination of factors, which may include dialogue with the customer to determine the cause of non-payment, the use of collection agencies and outside counsel, and/or the use of litigation. In the event it is determined that the customer may not be able to meet its full obligation to us, KushCo records a specific allowance to reduce the related receivable to the amount that the company expects to recover given all information present. KushCo performs ongoing evaluations of its customers and adjusts credit limits based upon payment history and its assessment of the customer’s current credit worthiness. KushCo continuously monitors collections from its customers and maintains a provision for estimated credit losses based upon its historical experience and any specific customer collection issues that it has identified. While such credit losses have historically been within KushCo’s expectations and the provisions established, the company cannot guarantee that it will continue to experience the same credit loss rates in the future. If the financial condition of KushCo’s customers were to deteriorate, resulting in an impairment of their ability to make payments, additional allowances may be required.
The sales of products generally do not include a right of return and historically, KushCo has not experienced any significant sales returns. These estimates are based on the historical facts and circumstances regarding sales orders, analysis of credit memo data and other known factors. If the data KushCo uses to calculate these estimates do not properly reflect reserve requirements, then a change in the allowances would be made in the period in which such a determination is made and revenues in that period could be adversely affected.
Valuation of Business Combinations
KushCo includes the results of operations of the businesses that it acquires as of the respective dates of acquisition. KushCo records tangible and intangible assets acquired and liabilities assumed in recent business combinations under the acquisition method of accounting. Amounts paid for each acquisition are allocated to the assets acquired and liabilities assumed based on their fair values at the dates of acquisition. KushCo then allocates the purchase price in excess of net tangible assets acquired to identifiable intangible assets based on detailed valuations that use information and assumptions provided by management. KushCo also utilizes third-party consultants to assist it in estimating the fair value of assets and liabilities. The company allocates any excess purchase price over the fair value of the net tangible and intangible assets acquired and liabilities assumed to goodwill.
KushCo uses the income approach, the relief from royalty method (a combination of the income and market methods), and the with and without method to determine the fair values of its identifiable intangible assets and goodwill. The use of these various approaches determines fair value by estimating cash flows attributable to domain names, trademarks and non-competition agreements. KushCo bases its revenue assumptions on estimates of relevant market sizes, expected market growth rates, expected trends in product introductions by competitors. The company bases the discount rate used to arrive at a present value as of the date of acquisition on the time value of money and cannabis industry investment risk factors. For the intangible assets it acquired in connection with prior acquisitions, the company used risk-adjusted discount rates to discount its projected cash flows, ranging from 19% to 26%. KushCo believes that amounts so determined represent the fair value at the date of acquisition and do not exceed the amount a third party would pay. Domain names represent established relationships with customers, which provides a ready channel for the sale of additional products and services. Trade names represent acquired product names that KushCo intends to continue to utilize.
Additional information existing as of the acquisition date, but unknown to the company at that time, may become known during the remainder of the measurement period, not to exceed 12 months from the acquisition date, which may result in changes to the amounts and allocations recorded.
Contingent Consideration
KushCo estimates and records the acquisition date fair value of contingent consideration as part of purchase price consideration for acquisitions. Additionally, each reporting period, the company estimates changes in the fair value of contingent consideration and recognizes any change in fair value in its consolidated statement of operations. The estimate of the fair value of contingent consideration requires highly subjective assumptions to be made of future operating results, discount rates and probabilities assigned to various potential operating result scenarios. Future revisions to these assumptions could materially change the company’s estimate of the fair value of contingent consideration and, therefore, materially affect KushCo’s future financial results. A portion of the contingent consideration liability is to be settled with the issuance of shares of common stock once contingent provisions set forth in respective acquisition agreements have been achieved. Upon achievement of contingent provisions, respective liabilities are relieved and offset by increases to common stock and additional paid in capital in the stockholders’ equity section of KushCo’s consolidated balance sheets.
Goodwill and Intangible Assets
Goodwill and intangible assets that have indefinite useful lives are not amortized but are evaluated for impairment annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. KushCo records intangible assets at historical cost. The company amortizes its intangible assets that have finite lives using the straight-line method. Amortization is recorded over the estimated useful lives ranging from four to six years.
KushCo evaluates intangible assets and long-lived assets for possible impairment periodically and whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. This includes but is not limited to significant adverse changes in business climate, market conditions, or other events that indicate an asset’s carrying amount may not be recoverable. Recoverability of these assets is measured by comparison of the carrying amount of each asset to the future undiscounted cash flows the asset is expected to generate. If the undiscounted cash flows used in the test for recoverability are less than the carrying amount of these assets, the carrying amount of such assets is reduced to fair value. KushCo evaluates and tests the recoverability of its goodwill for impairment at least annually during its fourth quarter of each fiscal year or more often if and when circumstances indicate that it is more likely than not goodwill may be impaired.

In January 2017, the FASB issued amended guidance that simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the amendments in this update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount and recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The new standard is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2019, and early adoption is permitted on goodwill impairment tests performed on testing dates after January 1, 2017. KushCo adopted the standard beginning with its fiscal 2017 impairment tests.
In fiscal 2020, KushCo conducted a qualitative assessment of the goodwill during the fourth quarter of fiscal 2020 and concluded that it was more likely than not that the fair value of the reporting unit exceeded its carrying amount. Upon completion of the annual impairment assessment, the company determined that no goodwill impairment was indicated.
The annual impairment testing process is subjective and requires judgment at many points throughout the analysis. If these estimates or their related assumptions change in the future, the company may be required to record impairment charges for these assets not previously recorded. Any loss resulting from an impairment test would be reflected in operating income in KushCo’s consolidated statements of operations.
Valuation of Long-Lived Assets, Including Finite-Lived Intangibles.
In accordance with FASB ASC Topic 360, Property, Plant, and Equipment, KushCo performs an impairment test for finite-lived intangible assets and other long-lived assets, such as property and equipment, whenever events or changes in circumstances indicate that the company may not recover the carrying value of such assets.
Revenue Recognition
KushCo adopted ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”), using the modified retrospective method. As a practical expedient allowed under ASC 606, KushCo applied the new guidance only to contracts that were not completed as of the date of initial application. The company did not record any cumulative effect adjustment to retained earnings as of September 1, 2019 and did not record any material adjustment to gross revenue for the fiscal year ended August 31, 2019 as a result of applying the guidance in ASC 606.
Revenue is recognized when control of promised goods or services is transferred to the customer, or when any performance obligations are satisfied under contract. The amount of revenue recognized reflects the consideration KushCo expects to be entitled to in exchange for respective goods or services provided.
KushCo applies the following steps to recognize revenue for the sale of products that reflects the consideration to which it expects to be entitled to receive in exchange for the promised goods:
•
Identify the contract with a customer

•
Identify the performance obligations in the contract

•
Determine the transaction price

•
Allocate the transaction price to the performance obligations in the contract

•
Recognize revenue when the Company satisfies a performance obligation

Please see “Exhibit 99.12 — KushCo Holdings, Inc. Consolidated Financial Statements as of and for the six months ended February 28, 2021 — Note 1” included in this joint proxy statement/prospectus for a more detailed description of KushCo’s revenue recognition policy.
Stock-Based Compensation
KushCo accounts for stock-based awards in accordance with ASC Topic 718, Compensation (“ASC 718”), which requires fair value measurement and recognition of compensation expense for all share-based payment awards made to employees and directors, including restricted stock awards. KushCo estimates the fair value of stock options using the Black-Scholes option pricing model and for restricted stock using the stock price on the date of the approval of the award. The fair value is then expensed over the requisite service periods of the awards, which is generally the vesting period and the related amount is recognized in the consolidated statements of operations.
On September 1, 2019, KushCo adopted Accounting Standards Update 2018-7, which addresses several aspects of the accounting for non-employee share-based payment transactions and expands the scope of ASC 718, Compensation, to include share-based payment transactions for acquiring goods and services from non-employees. Under the simplified standard, non-employee options will be valued once at the date of grant. At adoption, all awards without established measurement dates were revalued one final time and did not have a material impact on the condensed consolidated financial statements.
Income Taxes
KushCo accounts for income taxes under FASB ASC Topic 740, Accounting for Income Taxes. As part of the process of preparing the consolidated financial statements, the company is required to estimate an income tax provision (benefit) in each of the jurisdictions in which it operates. This process involves estimating the current income tax provision (benefit) together with assessing temporary differences resulting from differing treatment of items for tax and accounting purposes. These differences result in deferred tax assets and liabilities, which are included within KushCo’s consolidated balance sheets.
KushCo recorded a valuation allowance to reduce deferred tax assets to an amount that more likely than not will be realized. While future taxable income and ongoing prudent and feasible tax planning strategies have been considered in assessing the need for the valuation allowance, in the event KushCo determines it would be able to realize deferred tax assets in the future in excess of the net recorded amount, an adjustment to the valuation allowance for the deferred tax asset would increase income in the period such determination was made. Likewise, should KushCo determine it would not be able to realize all or part of the net deferred tax asset in the future, an adjustment to the valuation allowance for the deferred tax asset would be charged to income in the period such determination was made.
During fiscal 2020, KushCo maintained a valuation allowance to reduce deferred tax assets to an amount that more likely that not will be realized. The net deferred tax liability for fiscal year 2020 represents the portion of indefinite-life intangibles that could not be used as a future source of taxable income to support the realization of deferred tax assets.
Recent Accounting Pronouncements
In August 2020, the FASB issued ASU 2020-06, “Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40).” ASU 2020-06 reduces the number of models used to account for convertible instruments, amends diluted EPS calculations for convertible instruments, and amends the requirements for a contract (or embedded derivative) that is potentially settled in an entity’s own shares to be classified in equity. The amendments add certain disclosure requirements to increase transparency and decision-usefulness about a convertible instrument’s terms and features. Under the amendment, the company must use the if-converted method for including convertible instruments in diluted EPS as opposed to the treasury stock method. ASU 2020-06 is effective for annual reporting periods beginning after December 15, 2021 (KushCo’s Fiscal 2023). Early adoption is allowed under the standard with either a modified retrospective or full retrospective method. KushCo is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements.
In December 2019, the FASB Issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting of Income Taxes”, which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and also clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. KushCo is currently evaluating this guidance to determine the impact it may have on its consolidated financial statements.

In January 2020, the FASB issued ASU 2020-1, “Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) —  Clarifying the Interactions between Topic 321, Topic 323, and Topic 815.” The ASU is based on a consensus of the Emerging Issues Task Force and is expected to increase comparability in accounting for these transactions. ASU 2016-1 made targeted improvements to accounting for financial instruments, including providing an entity the ability to measure certain equity securities without a readily determinable fair value at cost, less any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer. Among other topics, the amendments clarify that an entity should consider observable transactions that require it to either apply or discontinue the equity method of accounting. For public business entities, the amendments in the ASU are effective for fiscal years beginning after December 15, 2020, and interim periods within those fiscal years. KushCo is evaluating the potential impact of adoption of this standard on its consolidated financial statements.
Other accounting standards that have been issued or proposed by the FASB that do not require adoption until a future date are not expected to have a material impact on KushCo’s condensed consolidated financial statements upon adoption. KushCo does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.
Inflation
KushCo does not believe that inflation has had a material effect on its results of operations in recent years. The company cannot assure you that inflation will not adversely affect its business in the future.
Quantitative and Qualitative Disclosures about Market Risk
KushCo does not use derivative financial instruments in its investment portfolio and has no foreign exchange contracts. Its financial instruments consist of cash and cash equivalents. KushCo considers investments that, when purchased, have a remaining maturity of 90 days or less to be cash equivalents. KushCo does not believe that a notional or hypothetical 10% change in interest rate percentages would have a material impact on the fair value of its investment portfolio or its interest income.

STOCKHOLDER PROPOSALS
Greenlane 2022 Annual Stockholder Meeting and Stockholder Proposals
Any Greenlane stockholder proposal pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act, to be considered for inclusion in Greenlane’s proxy materials for the 2022 annual meeting of Greenlane’s stockholders must be in writing and received at Greenlane’s principal executive offices no later than [•], 2021, except as may otherwise be provided in Rule 14a-8.
In addition, any Greenlane stockholder who wishes to propose a nominee to the Greenlane Board or propose any other business to be considered by the Greenlane stockholders (other than a stockholder proposal included in Greenlane’s proxy materials pursuant to Rule 14a-8 of the rules promulgated under the Exchange Act) must comply with the advance notice provisions and other requirements of Section 1.10 of Greenlane’s bylaws, which are on file with the SEC and may be obtained from Greenlane’s General Counsel upon request. These notice provisions require that nominations of persons for election to the Greenlane Board and the proposal of business to be considered by the stockholders for the 2022 annual meeting of Greenlane’s stockholders must be received no earlier than [•], 2021 and no later than [•], 2021.
KushCo 2022 Annual Stockholder Meeting and Stockholder Proposals
The 2022 annual meeting of KushCo stockholders will be held only if the Mergers are not completed. If the Mergers are not completed and the 2022 annual meeting of KushCo stockholders is held, notice will be provided to stockholders of KushCo of the date of the 2022 annual meeting of KushCo stockholders and the date by which stockholder proposals must be received in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

LEGAL MATTERS
The validity of the shares of Greenlane common stock to be issued in connection with the Mergers and the other transactions contemplated by the Merger Agreement will be passed upon for Greenlane by Morrison & Foerster LLP. It is a condition to the Mergers that Greenlane and KushCo receive opinions from Morrison & Foerster LLP and Reed Smith LLP, respectively, concerning the U.S. federal income tax consequences of the Mergers.
EXPERTS
The financial statements as of December 31, 2020 and 2019, and for each of the two years in the period ended December 31, 2020, included in this Prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
Marcum LLP, an independent registered public accounting firm, has audited the financial statements of KushCo Holdings, Inc. as of August 31, 2020 and 2019 and for the years ended August 31, 2020 and 2019 as set forth in its report included in this joint proxy statement prospectus. Such financial statements as of August 31, 2020 and 2019 and for the years then ended, included in this joint proxy statement/prospectus have been so included in reliance on the report of Marcum LLP given on the authority of said firm as experts in auditing and accounting. .
WHERE YOU CAN FIND MORE INFORMATION
Greenlane and KushCo each file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. These filings are available over the Internet at the SEC’s website at www.sec.gov.
Investors may also consult Greenlane’s or KushCo’s website for more information about Greenlane or KushCo, respectively. Greenlane’s website is www.gnln.com. KushCo’s website is www.kushco.com. Information included on these websites is not incorporated by reference into this joint proxy statement/prospectus.
Greenlane has filed with the SEC a registration statement on Form S-4 (File No. 333-[•]), of which this joint proxy statement/prospectus is a part. The registration statement registers the issuance of shares of Greenlane Class A common stock to be issued in connection with the Mergers and the other transactions contemplated by the Merger Agreement. The registration statement, including the exhibits and schedules thereto, contains additional relevant information about Greenlane Class A common stock.
If you are a stockholder of Greenlane and would like to request documents, please do so by [•], 2021 to receive them before the Greenlane annual meeting. If you request any documents from Greenlane, Greenlane will mail them to you by first class mail, or another equally prompt means, within one business day after Greenlane receives your request.
If you have any questions about the Mergers or how to submit your proxy, or you need additional copies of this joint proxy statement/prospectus, the enclosed proxy card or voting instructions, you can also contact D.F. King & Co., Inc, Greenlane’s proxy solicitor, or KushCo, at the following addresses, telephone numbers and email addresses:

If you are an Greenlane stockholder:
D.F. King & Co., Inc.
48 Wall Street, 22nd Floor
New York, NY 10005
Telephone: (212) 269-5550
(banks and brokers call collect at (800) 317-8033
Email: GNLN@dfking.com
If you are an KushCo stockholder: [•]
This document is a prospectus of Greenlane and is a joint proxy statement of Greenlane and KushCo for the Greenlane annual meeting and the KushCo special meeting. Neither Greenlane nor KushCo has authorized anyone to give any information or make any representation about the Mergers or Greenlane or KushCo that is different from, or in addition to, that contained in this joint proxy statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this joint proxy statement/prospectus speaks only as of the date of this joint proxy statement/prospectus unless the information specifically indicates that another date applies.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Introduction
On March 30, 2021, the board of directors of Greenlane (the “Greenlane Board”), upon the recommendation of the special committee of the Greenlane Board formed to review a potential transaction with KushCo (the “Greenlane Special Committee”), and the board of directors of KushCo (the “KushCo Board”) approved a definitive agreement and plan of merger dated as of March 31, 2021 (the “Merger Agreement”), by and among Greenlane, Merger Sub Gotham 1, LLC, a wholly-owned subsidiary of Greenlane (“Merger Sub 1”), and Merger Sub Gotham 2, LLC, a wholly-owned subsidiary of Greenlane (“Merger Sub 2”) and KushCo. Capitalized terms used in this section that are not otherwise defined are defined elsewhere in this joint proxy statement/prospectus.
Pursuant to the Merger Agreement, Greenlane and KushCo will combine through a merger of Merger Sub 1 with and into KushCo with KushCo as the surviving corporation and a wholly-owned subsidiary of Greenlane (“Initial Surviving Corporation”) (such merger, “Merger 1”) and a merger of the Initial Surviving Corporation with and into Merger Sub 2 with Merger Sub 2 as the surviving limited liability company and a wholly-owned subsidiary of Greenlane (“Merger 2,” and together with Merger 1, the “Mergers”). If completed, the Mergers will create the leading ancillary cannabis products and service company. The combined company (the “Combined Company”) will serve a premier group of customers, which includes many of the leading multi-state-operators and licensed producers, the top smoke shops in the United States, and millions of consumers.
Shares of Greenlane Class A common stock are currently listed on Nasdaq under the symbol “GNLN” and shares of KushCo common stock are currently traded on the OTCQX tier of the OTC Markets Group, LLC (the “OTCQX”) under the symbol “KSHB.” KushCo’s corporate headquarters is currently based in Cypress, California, and Greenlane’s corporate headquarters is based in Boca Raton, Florida. Following the completion of the Mergers, the Combined Company will retain the name “Greenlane Holdings, Inc.” and will continue to trade on the Nasdaq Capital Market (the “Nasdaq”) under the symbol “GNLN”, and its corporate headquarters will be based in Boca Raton, Florida.
The completion of the Mergers is subject to conditions of the Merger Agreement, including obtaining the requisite approvals from stockholders of Greenlane and KushCo, as well as approvals from the Nasdaq and certain regulators. See “The Merger Agreement — Conditions to Completion of the Mergers” beginning on page 224 of this joint proxy statement/prospectus.
The following unaudited pro forma condensed combined financial information included herein presents the combination of the historical consolidated financial statements of Greenlane and KushCo, adjusted to give effect to the Mergers and related transactions, as further described in Note 1 — Description of Transaction and Basis of Presentation. The Mergers will be accounted for using the acquisition method of accounting with Greenlane as the accounting acquirer and KushCo as the accounting acquiree.
Greenlane’s fiscal year ends on December 31 of each year, whereas KushCo’s fiscal year ends on August 31 of each year. The unaudited pro forma condensed combined statements of operations are presented based on Greenlane’s fiscal year and combine the historical results of fiscal periods of Greenlane and KushCo. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 and three months ended March 31, 2021, respectively, gives effect to the Mergers and related transactions as if they had occurred on January 1, 2020. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 gives effect to the transaction as if it had occurred on March 31, 2021.
Pursuant to Rule 11-02(c)(3) of Regulation S-X, if the fiscal year end of an acquired entity differs from the acquirer’s fiscal year end by more than 93 days, the acquired entity’s statement of operations must be brought up within 93 days of the acquirer’s fiscal year end. Therefore, the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 was derived by combining financial information from Greenlane’s audited consolidated statement of operations and comprehensive loss for the fiscal year ended December 31, 2020 with financial information of KushCo for the twelve months ended November 30, 2020, which was constructed by subtracting (i) the financial information from KushCo’s unaudited condensed consolidated statement of operations for the three months ended November 30, 2019 from (ii) the financial information from KushCo’s audited consolidated statement of operations for the fiscal year ended August 31, 2020 and then adding (iii) the financial information from KushCo’s unaudited condensed consolidated statement of operations for the three months ended November 30, 2020. The unaudited pro forma condensed statement of operations for the three months ended March 31, 2021 combines Greenlane’s unaudited condensed consolidated statement of operations and comprehensive loss for the three months ended March 31, 2021 and KushCo’s unaudited condensed consolidated statement of operations for the three months ended February 28, 2021. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines Greenlane’s unaudited condensed consolidated balance sheet as of March 31, 2021 and KushCo’s unaudited condensed consolidated balance sheet as of February 28, 2021.
The unaudited pro forma condensed combined financial information was derived from Greenlane’s and KushCo’s historical annual and interim consolidated financial statements, which were prepared in accordance with U.S. GAAP, and should be read in conjunction with the following:
•
The accompanying notes to the unaudited pro forma condensed combined financial information;

•
The section entitled “Greenlane Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 272 of this joint proxy statement/prospectus;

•
The section entitled “KushCo Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page 300 of this joint proxy statement/prospectus;

•
Greenlane’s audited consolidated financial statements as of and for the year ended December 31, 2020 filed included as Exhibit 99.9 to this joint proxy statement/prospectus and incorporated herein by reference;

•
Greenlane’s unaudited condensed consolidated financial statements for the three months ended March 31, 2020 included as Exhibit 99.10 to this joint proxy statement/prospectus and incorporated herein by reference;

•
KushCo’s audited consolidated financial statements for the fiscal year ended August 31, 2020 included as Exhibit 99.11 to this joint proxy statement/prospectus;

•
KushCo’s unaudited condensed consolidated financial statements for quarterly period ended February 28, 2021 included as Exhibit 99.12 to this joint proxy statement/prospectus; and

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, SEC Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and to allow the presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Greenlane and KushCo have elected not to present Management’s Adjustments and have only presented Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information has been presented for informational purposes only. The unaudited pro forma condensed combined financial information is not necessarily indicative of what the Combined Company’s financial position or results of operations actually would have been had the proposed Mergers and related transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of the Combined Company.
The value of the merger consideration to be paid by Greenlane in shares of Greenlane Class A common stock upon the consummation of the Mergers will be determined based on the Exchange Ratio (as defined in Note 1 below) as determined immediately prior to the effective time of Merger 1, which Exchange Ratio may be adjusted based on, among other things, the stock price of Greenlane Class A common stock, the number of Greenlane Shares Outstanding, KushCo Fully Diluted Securities, Greenlane Net Diluted Securities and KushCo Net Diluted Securities, immediately prior to the effective time of Merger 1. For purposes of the unaudited pro forma condensed combined financial information included herein, Greenlane has made certain assumptions with respect to the Exchange Ratio as described in Note 1 below. The actual

Exchange Ratio may differ from the assumed Exchange Ratio reflected in the unaudited pro forma condensed combined consolidated financial information due to changes in the market price of Greenlane Class A common stock prior to the effective time of Merger 1. A change in the market price of Greenlane Class A common stock may change the number Greenlane In-the-Money options and KushCo In-the-Money options and warrants. An increase or decrease in the number of Greenlane In-the-Money options or KushCo In-the-Money options and warrants will change the number of Greenlane Net Diluted Securities, KushCo Fully Diluted Securities and KushCo Net Diluted Securities, respectively, which in turn will cause the Exchange Ratio to fluctuate.
Furthermore, Greenlane has not identified all adjustments that might be necessary to conform KushCo’s accounting policies to Greenlane’s accounting policies. Upon consummation of the Mergers, or as more information becomes available, Greenlane will perform a more detailed review of KushCo’s accounting policies. As a result of that review, differences could be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the Combined Company’s financial information following the consummation of the Mergers.
As a result of the foregoing, the pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analyses are performed. The preliminary pro forma adjustments have been made solely for the purpose of providing the unaudited pro forma condensed combined financial information. Greenlane estimated the fair value of certain KushCo assets and liabilities based on a preliminary valuation analysis, due diligence information, information presented in KushCo’s SEC filings and other publicly available information. Until the transaction is completed, both companies are limited in their ability to share certain information with one another. Furthermore, as described above, Greenlane has made certain assumptions with respect to the Exchange Ratio.
Upon consummation of the Mergers, a final determination of the fair value of KushCo’s assets acquired and liabilities assumed will be made. Any changes in the fair values of the net assets or total purchase consideration as compared with the information shown in the unaudited pro forma condensed combined financial information may change the amount of the total purchase consideration allocated to goodwill and other assets and liabilities and may impact the Combined Company’s statement of operations following the consummation of the Mergers. The final purchase consideration allocation may be materially different than the preliminary purchase consideration allocation presented in the unaudited pro forma condensed combined financial information.

Greenlane Holdings, Inc.
Unaudited Pro Forma Condensed Consolidated Balance Sheet
As of March 31, 2021
(in thousands, except par value per share amounts)
	As of March 31, 2021	As of February 28, 2021
	Greenlane Holdings, Inc.	KushCo Holdings, Inc. After Reclassification (Note 3)	Transaction Accounting Adjustments (Notes 4 and 5)	Note	Pro Forma Combined Company
ASSETS
Current assets:
Cash	$12,309	$34,962	$(28,681)	5(a)	$18,590
Accounts receivable, net	5,516	10,449	—		15,965
Inventories, net	34,694	50,846	—		85,540
Vendor deposits	10,856	4,268	—		15,124
Assets held for sale	896	—	—		896
Other current assets	10,596	7,807	—		18,403
Total current assets	74,867	108,332	(28,681)		154,518
Property and equipment, net	12,735	8,381	—		21,116
Intangible assets, net	8,824	743	85,657	5(b)	95,224
Goodwill	7,973	52,267	(38,722)	5(c)	21,518
Operating lease right-of-use assets	2,606	7,169	—		9,775
Other assets	2,038	7,381	(2,520)	5(d)	6,899
Total assets	$109,043	$184,273	$15,734		$309,050
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,241	$10,767	$—		$19,008
Accrued expenses and other current liabilities	19,436	6,442	9,742	5(e)	35,620
Customer deposits	3,266	4,099	—		7,365
Current portion of notes payable	—	16,185	(16,185)	5(f)	—
Line of credit	—	9,931	(9,931)	5(d)	—
Current portion of operating leases	713	1,688	—		2,401
Current portion of finance leases	216	—	—		216
Total current liabilities	31,872	49,112	(16,374)		64,610
Note payable, less current portion and debt issuance costs, net	9,395	—	—		9,395
Operating leases, less current portion	2,312	7,648	—		9,960
Finance leases, less current portion	246	—	—		246
Warrant liability	—	1,481	(1,481)	5(g)	—
Other liabilities	1,115	36	—		1,151
Total long-term liabilities	13,068	9,165	(1,481)		20,752
Total liabilities	44,940	58,277	(17,855)		85,362
Stockholders’ Equity:
Preferred stock, $0.0001 par value	—	—	—		—
Common stock, $0.001 par value per share	—	159	(159)	5(h)	—
Class A common stock, $0.01 par value per share	163	—	409	5(h)	572
Class B common stock, $0.0001 par value per share	1	—	2	5(h)	3
Class C Common stock, $0.0001 par value per share	7	—	(7)	5(h)	—
Additional paid-in capital	47,705	275,979	(101,713)	5(h)	221,971
Accumulated deficit	(29,104)	(150,142)	135,057	5(h)	(44,189)
Accumulated other comprehensive income (loss)	47	—	—		47
Total stockholders’ equity attributable to Greenlane Holdings, Inc.	18,819	125,996	33,589		178,404
Non-controlling interest	45,284	—	—		45,284
Total stockholders’ equity	64,103	125,996	33,589		223,688
Total liabilities and stockholders’ equity	$109,043	$184,273	$15,734		$309,050
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

Greenlane Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the three months ended March 31, 2021
(in thousands, except per share amounts)
	Three Months Ended March 31, 2021	Three Months February 28, 2021
	Greenlane Holdings, Inc. After Reclassification (Note 3)	KushCo Holdings, Inc. After Reclassification (Note 3)	Transaction Accounting Adjustments (Notes 4 and 6)	Note	Pro Forma Combined Company
Net sales	$34,009	$32,884	$—		$66,893
Cost of sales	26,696	26,417	—		53,113
Gross profit	7,313	6,467	—		13,780
Operating expenses:
Salaries, benefits and payroll taxes	6,370	5,765	—		12,135
General and administrative	8,092	4,701	—		12,793
Depreciation and amortization	544	501	1,066	6(a)	2,111
Restructuring costs	247	286	—		533
Total operating expenses	15,253	11,253	1,066		27,572
Loss from operations	(7,940)	(4,786)	(1,066)		(13,792)
Other income (expense), net:
Change in fair value of warrant liability	—	(933)	933	6(b)	—
Change in fair value of equity investment	—	1,075	—		1,075
Interest expense	(116)	(1,558)	—		(1,674)
Loss on extinguishment of debt	—	(447)	—		(447)
Other income (expense), net	324	1,607	—		1,931
Total other income (expense), net	208	(256)	933		885
Loss before income taxes	(7,732)	(5,042)	(133)		(12,907)
(Benefit from) provision for income taxes	(18)	—	—		(18)
Net loss	(7,714)	(5,042)	(133)		(12,889)
Net loss attributable to non-controlling interest	(3,458)	—	—		(3,458)
Net loss attributable to Greenlane Holdings, Inc.	$(4,256)	$(5,042)	$(133)		$(9,431)
Net loss attributable to Class A common stock per share – basis and diluted	$(0.28)			6(g)	$(0.17)
Weighted-average shares of Class A common stock outstanding – basic and diluted	15,263			6(g)	56,202
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

Greenlane Holdings, Inc.
Unaudited Pro Forma Condensed Combined Statement of Operations
For the year ended December 31, 2020
(in thousands, except per share amounts)
	Year Ended December 31, 2020	12 Months Ended November 30, 2020
	Greenlane Holdings, Inc. After Reclassification (Note 3)	KushCo Holdings, Inc. After Reclassification (Note 3)	Transaction Accounting Adjustments (Notes 4 and 6)	Note	Pro Forma Combined Company
Net sales	$138,304	$105,635	$—		$243,939
Cost of sales	115,539	99,575	—		215,114
Gross profit	22,765	6,060	—		28,825
Operating expenses:
Salaries, benefits and payroll taxes	24,909	26,577	5,891	6(c)	57,377
General and administrative	34,098	29,247	9,194	6(d)	72,539
Depreciation and amortization	2,520	3,247	3,887	6(a)	9,654
Goodwill impairment charge	8,996	—	—		8,996
Impairment loss on intangible assets	—	1,156	—		1,156
Restructuring costs	1,217	8,366	—		9,583
Total operating expenses	71,740	68,593	18,972		159,305
Loss from operations	(48,975)	(62,533)	(18,972)		(130,480)
Other income (expense), net:
Change in fair value of warrant liability	—	1,692	—		1,692
Change in fair value of equity investment	—	(372)	—		(372)
Interest expense	(437)	(6,134)	(2,520)	6(e)	(9,091)
Loss on extinguishment of debt	—	(2,528)	(1,750)	6(f)	(4,278)
Other income (expense), net	1,902	246	—		2,148
Total other income (expense), net	1,465	(7,096)	(4,270)		(9,901)
Loss before income taxes	(47,510)	(69,629)	(23,242)		(140,381)
(Benefit from) provision for income taxes	194	(29)	—		165
Net loss	(47,704)	(69,600)	(23,242)		(140,546)
Net loss attributable to non-controlling interest	(33,187)	—	—		(33,187)
Net loss attributable to Greenlane Holdings, Inc.	$(14,517)	$(69,600)	$(23,242)		$(107,359)
Net loss attributable to Class A common stock per share – basis and diluted	$(1.22)			6(g)	$(2.03)
Weighted-average shares of Class A common stock outstanding – basic and diluted	11,947			6(g)	52,886
See accompanying “Notes to Unaudited Pro Forma Condensed Combined Financial Information.”

Notes to Unaudited Pro Forma Condensed Combined Financial Information
Note 1.   Description of Transaction and Basis of Presentation
At the effective time of Merger 1, each KushCo stockholder will receive a number of shares of Greenlane Class A common stock, $0.01 par value per share (“Greenlane Class A common stock”), as determined pursuant to the exchange ratio formula set forth in the Merger Agreement (the “Exchange Ratio”) for each share of KushCo’s common stock, $0.01 par value per share (“KushCo common stock”), issued and outstanding immediately prior to the effective time of Merger 1, with cash paid for any fractional shares that a KushCo stockholder would otherwise be entitled to receive. For purposes of the unaudited pro forma condensed combined financial information, Greenlane has assumed an Exchange Ratio of 0.2542 shares of Greenlane Class A common stock for each share of KushCo common stock based upon the Exchange Ratio calculated as May 17, 2021, which would result in existing KushCo stockholders owning approximately 49.9% of the common stock of the Combined Company (the “Combined Company’s common stock”) and existing Greenlane stockholders owning approximately 50.1% of the Combined Company’s common stock after consummation of the Mergers. In accordance with the Merger Agreement, the Exchange Ratio is subject to adjustment prior to the effective time of the Mergers to reflect changes in the number of Greenlane Shares Outstanding, KushCo Fully Diluted Securities, Greenlane Net Diluted Securities and KushCo Net Diluted Securities, prior to the effective time of Merger 1. Based on the provisions of the Merger Agreement, the aggregate amount of Greenlane Class A common stock exchanged as merger consideration will in no case represent (i) more than 49.9% of the aggregate amount of all issued and outstanding shares of voting capital stock of Greenlane as of immediately following the Merger 1 effective time or (ii) less than 48.1% of the Greenlane net diluted securities (as defined in the Merger Agreement) as of immediately following the Merger 1 effective time.
Greenlane Class C Common Stock Conversion
Existing Greenlane stockholders will continue to hold their existing shares of Greenlane Class A common stock or Greenlane Class B common stock, $0.0001 par value per share (“Greenlane Class B common stock”), as applicable. Pursuant to the Merger Agreement, immediately prior to the consummation of Merger 1, holders of Greenlane Class C common stock, $0.0001 par value per share (“Greenlane Class C common stock”) will receive one-third of a share of Greenlane Class B common stock for each share of Class C common stock they hold, and Greenlane will adopt an Amended and Restated Certificate of Incorporation, which will eliminate Greenlane’s Class C common stock as a class of Greenlane’s capital stock.
Treatment of Greenlane Equity Awards
At the Merger 1 effective time, options to purchase shares of Greenlane Class A common stock (“Greenlane options”) and shares of Greenlane restricted stock will be treated as follows:
•
Each unvested Greenlane option, other than Greenlane options held by non-employee directors of Greenlane, will accelerate and vest in full;

•
Each Greenlane option held by non-employee directors of Greenlane, whether vested or unvested, will remain outstanding (and unvested, as applicable) in accordance with the terms of Greenlane’s equity plan covering each such option;

•
Each unvested share of Greenlane restricted stock each unvested common unit of Greenlane Holdings, LLC (“Greenlane restricted common units”), other than Greenlane restricted stock or Greenlane restricted common units held by non-employee directors of Greenlane, will accelerate and vest in full in accordance with the terms of Greenlane’s equity plan covering each such award; and

•
Each unvested share of Greenlane restricted stock or Greenlane restricted common units of Greenlane held by non-employee directors of Greenlane, whether vested or unvested, will remain outstanding (and unvested, as applicable) in accordance with the terms of Greenlane’s equity plan covering each such award.

Treatment of KushCo Equity Awards
At the Merger 1 effective time, options to purchase shares of KushCo common stock (“KushCo options”) will be treated as follows:
•
Each KushCo option that is outstanding immediately prior to the Merger 1 effective time, whether or not then vested or exercisable (but after taking into account any acceleration or vesting as provided under the KushCo equity plan covering such option), will be converted into an option to purchase, on the same terms and conditions that applied to such KushCo option immediately prior to the Merger 1 effective time, (A) that number of shares of Greenlane Class A common stock, rounded down to the nearest whole share, determined by multiplying (1) the total number of KushCo shares subject to such KushCo option immediately prior to the Merger 1 effective time by (2) the Exchange Ratio, (B) at a per-share exercise price, rounded up to the nearest whole cent, determined by dividing (1) the exercise price per share covered by such KushCo option immediately prior to the Merger 1 effective time by (2) the Exchange Ratio;

•
Greenlane will assume the sponsorship of each KushCo equity plan covering such KushCo options, provided that references to KushCo therein shall, after such assumption, be deemed references to Greenlane and references to shares of KushCo common stock therein shall, after such assumption, be deemed references to Greenlane Class A common stock; and

Each KushCo restricted stock unit (a “KushCo RSU”) that is then held and remains outstanding immediately prior to the Merger 1 effective time will accelerate and vest in full in accordance with the terms of the KushCo equity plan covering such KushCo RSUs and each such KushCo RSU will be immediately settled and treated in the same manner as shares of KushCo common stock in the Mergers.
Effect of Merger 1 on KushCo Warrants
Additionally, each warrant to purchase one or more shares of KushCo common stock (a “KushCo warrant”), whether exercisable or not, will be converted into a warrant to purchase Greenlane Class A common stock. Greenlane will assume each such KushCo warrant in accordance with its terms (the “Assumed Warrants”). With respect to the Assumed Warrants: (i) the Assumed Warrants will be exercisable solely for shares of Greenlane Class A common stock; (ii) the number of shares of Greenlane Class A common stock subject to such Assumed Warrant will be equal to the number of shares of KushCo common stock subject to such Assumed Warrants as of immediately prior to the effective time of Merger 1 multiplied by the Exchange Ratio, rounded up to the nearest whole share; and (iii) the per share exercise price under each such Assumed Warrant will be adjusted by dividing the per share exercise price under such Assumed Warrant by the Exchange Ratio and rounding up to the nearest cent.
Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting under the provisions of Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”), where Greenlane is the accounting acquirer and KushCo is the accounting acquiree. The purchase price will be allocated to the assets acquired and liabilities assumed based upon their estimated fair values as of the acquisition date, and any excess value of the consideration transferred over the net assets will be recognized as goodwill. Greenlane has made a preliminary allocation of the purchase price to the assets acquired and liabilities assumed as of the acquisition date based on management’s preliminary valuation of the fair value of tangible and intangible assets acquired and liabilities assumed using information currently available. The final allocation of the purchase price will be determined after completion of the Mergers and conclusion of the necessary valuation work. Differences between these preliminary estimates and the final acquisition accounting will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the Combined Company’s future results of operations and financial position.
The unaudited pro forma condensed combined financial information was derived from Greenlane’s and KushCo’s historical annual and interim consolidated financial statements, which were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

The unaudited pro forma condensed combined financial information was prepared on a combined basis using Greenlane’s significant accounting policies as set forth in Greenlane’s audited consolidated financial statements for the fiscal year ended December 31, 2020. Certain reclassifications have been made in order to conform KushCo’s financial statement presentation to Greenlane’s financial statement presentation. There were no material transactions between Greenlane and KushCo during the periods presented that would require elimination in the unaudited pro forma condensed combined financial information.
Note 2.   Accounting Policy Adjustments
The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies adopted by Greenlane.
The pro forma financial information reflects the impact of conforming KushCo’s date of adoption for Accounting Standards Update No. 2020-06, Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity (ASU 2020-06) to Greenlane’s adoption date of January 1, 2021. ASU 2020-06 removes certain conditions for equity classification of contracts on an entity’s own equity. Accordingly, based on the new guidance, Greenlane expects that the warrant liability of $1.5 million reflected on KushCo’s historical balance sheet as of February 28, 2021 would have been reclassified to equity upon adoption of ASU 2020-06 on January 1, 2021. Similarly, the unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 reflects the adjustment of the change in fair value of the warrant liability recorded on KushCo’s historical unaudited condensed consolidated statement of operations for the period then ended. Also see Note 5(g) and 6(b) below.
Upon completion of the Mergers, Greenlane will perform a detailed review of KushCo’s accounting policies and, as a result of that review, Greenlane may identify additional differences in accounting policies that could materially impact the presentation of the consolidated financial statements of the Combined Company.
Note 3.   Reclassification Adjustments
Certain reclassifications have been made to the historical presentation of KushCo’s financial information to conform to the financial statement presentation of Greenlane for purposes of the unaudited pro forma condensed combined financial information. Such reclassifications are as follows:
KushCo Balance Sheet Reclassifications:
	As of February 28, 2021	Reclassification	As of February 28, 2021	Note
(in thousands)	KushCo Holdings, Inc.		KushCo Holdings, Inc. After Reclassification
Vendor deposits	$—	$4,268	$4,268	(a)
Other current assets	12,075	(4,268)	7,807	(a)
Operating lease right-of-use assets	—	7,169	7,169	(b)
Other assets	14,550	(7,169)	7,381	(b)
Accrued expenses and other current liabilities	8,130	(1,688)	6,442	(c)
Current portion of operating leases	—	1,688	1,688	(c)
Operating leases, less current portion	—	7,648	7,648	(d)
Other liabilities	7,684	(7,648)	36	(d)

(a)
Reclassification of $4.3 million reported as other current assets to vendor deposits.

(b)
Reclassification of $7.2 million reported as other assets to operating lease right-of-use-assets.

(c)
Reclassification of $1.7 million reported as accrued expenses and other current liabilities to current portion of operating leases.

(d)
Reclassification of $7.7 million reported as other liabilities to operating leases, less current portion.

KushCo Statement of Operations Reclassifications:
	12 Months Ended November 30, 2020	Reclassification	12 Months Ended November 30, 2020	Note
(in thousands)	KushCo Holdings, Inc.		KushCo Holdings, Inc. After Reclassification
Cost of sales	$99,595	$(20)	$99,575	(e)(g)(h)
Salaries, benefits and payroll taxes	—	26,577	26,577	(f)(g)
General and administrative	59,051	(29,804)	29,247	(e)(f)(h)(i)
Depreciation and amortization	—	3,247	3,247	(i)

(e)
Reclassification of $3.6 million reported as general and administrative expenses to costs of sales. Greenlane recognizes outbound freight costs in cost of sales, while KushCo recognizes these costs in general and administrative expenses.

(f)
Reclassification of $24.9 million reported as general and administrative expenses to salaries, benefits and payroll taxes.

(g)
Reclassification of $1.7 million reported as costs of sales to salaries, benefits and payroll taxes. Greenlane recognizes costs incurred in staffing fulfillment centers in salaries, benefits and payroll taxes.

(h)
Reclassification of $1.9 million reported as costs of sales to general and administrative expenses. Greenlane recognizes costs incurred in operating fulfillment centers, including contract labor, in general and administrative expenses.

(i)
Reclassification of $3.2 million reported as general and administrative expenses to depreciation and amortization expense.

	Three Months Ended February 28, 2021	Reclassification	Three Months Ended February 28, 2021	Note
(in thousands)	KushCo Holdings, Inc.		KushCo Holdings, Inc. After Reclassification
Cost of sales	$26,443	$(26)	$26,417	(j)(l)(m)
Salaries, benefits and payroll taxes	—	5,765	5,765	(k)(l)
General and administrative	10,941	(6,240)	4,701	(j)(k)(m)(n)
Depreciation and amortization	—	501	501	(n)

(j)
Reclassification of $0.8 million reported as general and administrative expenses to costs of sales. Greenlane recognizes outbound freight costs in cost of sales, while KushCo recognizes these costs in general and administrative expenses.

(k)
Reclassification of $5.3 million reported as general and administrative expenses to salaries, benefits and payroll taxes.

(l)
Reclassification of $0.4 million reported as costs of sales to salaries, benefits and payroll taxes. Greenlane recognizes costs incurred in staffing fulfillment centers in salaries, benefits and payroll taxes.

(m)
Reclassification of $0.4 million reported as costs of sales to general and administrative expenses. Greenlane recognizes costs incurred in operating fulfillment centers, including contract labor, in general and administrative expenses.

(n)
Reclassification of $0.5 million reported as general and administrative expenses to depreciation and amortization expense.

Greenlane Statement of Operations Reclassifications:
In order to align the presentation of expenses as they are expected to be presented by the Combined Company, Greenlane has elected to disaggregate restructuring expenses that were previously recognized in the “general and administrative expenses” line item in Greenlane’s historical consolidated statements of operations. This presentation is consistent with the presentation of similar expenses in KushCo’s historical statements of operations.

The reclassification of these expenses is as follows:
	Year Ended December 31, 2020	Reclassification	Year Ended December 31, 2020	Note
(in thousands)	Greenlane Holdings, Inc.		Greenlane Holdings, Inc. After Reclassification
General and administrative	$35,315	$(1,217)	$34,098	(o)
Restructuring costs	—	1,217	1,217	(o)
	Three Months Ended March 31, 2021	Reclassification	Three Months Ended March 31, 2021	Notes
(in thousands)	Greenlane Holdings, Inc.		Greenlane Holdings, Inc. After Reclassification
General and administrative	$8,339	$(247)	$8,092	(o)
Restructuring costs	—	247	247	(o)

(o)
Reclassification of restructuring charges reported as general and administrative expenses to restructuring costs.

Note 4.   Estimated Merger Consideration and Allocation
Estimated Merger Consideration
The preliminary value of the estimated merger consideration is approximately $169.3 million, based on the closing price of Greenlane Class A common stock on the Nasdaq of $3.69 on May 17, 2021 and the assumed Exchange Ratio of 0.2542 shares of Greenlane Class A common stock for each share of KushCo common stock. The aggregate value of the merger consideration will fluctuate based upon changes in the price of Greenlane Class A common stock and the number of shares of KushCo common stock outstanding immediately prior to the effective time of the Mergers, as well as any adjustments to the Exchange Ratio provided in the Merger Agreement. The preliminary estimated value of the merger consideration is as follows:
(in thousands, except share and per share amounts)
KushCo Common Shares Outstanding	159,380,529
KushCo RSUs settled to Common Shares	1,671,164
Estimated KushCo common shares outstanding(1)	161,051,693
Exchange Ratio(2)	0.2542
Estimated Greenlane Class A shares to be issued in exchange(2)	40,939,340
Greenlane Class A common stock closing share price (3)	$3.69
Total estimated merger consideration to be paid at closing		$151,066
Estimated fair value of assumed warrants(4)		12,372
Estimated fair value of replaced equity awards attributable to precombination service(5)		5,889
Total estimated merger consideration		$169,327

(1)
Pursuant to the Merger Agreement, each share of KushCo common stock issued and outstanding immediately prior to the effective time of Merger 1 will be cancelled and converted into a number of shares of Greenlane Class A common stock based on the Exchange Ratio, as described further in Note 1 — Description of Transaction and Basis of Presentation. Includes 159,380,529 shares of KushCo common stock outstanding as of May 17, 2021, and 1,671,164 KushCo RSUs outstanding as of May 17, 2021, which KushCo RSUs will be settled to KushCo common stock immediately prior to the Merger 1 effective time.

(2)
For purposes of the unaudited pro forma condensed combined financial statements, Greenlane has assumed that the Exchange Ratio is equal to 0.2542 in accordance with the Merger Agreement, and is subject to adjustment as described in Note 1 — Description of Transaction and Basis of Presentation.

(3)
Represents the closing price of Greenlane Class A common stock on Nasdaq on May 17, 2021.

(4)
Each Assumed Warrant will be converted into a warrant to purchase shares of Greenlane Class A common stock, as described in Note 1 — Description of Transaction and Basis of Presentation.

(5)
As described in in further detail in Note 1 — Description of Transaction and Basis of Presentation, each KushCo option that is outstanding immediately prior to the effective time of Merger 1, whether or not then vested or exercisable (but after taking into account any acceleration or vesting as provided under the KushCo equity plan covering such option), will be converted into an option to purchase Greenlane Class A common stock, which have no additional vesting conditions. All KushCo stock options will be accelerated immediately prior to the effective time of Merger 1 based on pre-existing change in control acceleration provisions of KushCo’s equity compensation plan. Accordingly, this amount represents the entire fair-value-based measure of KushCo’s stock options outstanding.

The aggregate amount of cash consideration to be paid in lieu of the issuance of fractional shares of Greenlane Class A common stock that may become payable in respect of shares of KushCo common stock outstanding immediately prior to the effective time has not been estimated nor included in the preliminary purchase price presented for pro forma purposes.
The final merger consideration could differ significantly from the amounts presented in the unaudited pro forma condensed combined financial statements as a result of changes to the Exchange Ratio, which will be primarily driven by changes in the price of Greenlane Class A common stock and the number of shares of KushCo common stock outstanding immediately prior to the effective time of the Mergers. A 25% increase or decrease in the market price of Greenlane Class A common stock would affect the value of the preliminary merger consideration reflected in the unaudited pro forma condensed combined financial information as illustrated in the table below:
Change in Greenlane Class A Stock Price	Stock Price	Estimated Merger Consideration (in thousands)
25% increase in stock price	$4.61	$211,735
25% decrease in stock price	$2.77	$127,300

Preliminary Purchase Price Allocation
The unaudited pro forma condensed combined balance sheet has been adjusted to reflect preliminary allocation of the estimated purchase price to acquire KushCo’s identifiable assets and assume its liabilities, with the excess recorded as goodwill. The following is a preliminary estimate of the assets to be acquired and the liabilities to be assumed by Greenlane, as if the Mergers had occurred on March 31, 2021:
Amount (in thousands)
Estimated merger consideration	$169,327
Assets acquired
Cash	$6,281
Accounts receivable	10,449
Inventories	50,846
Vendor deposits	4,268
Other current assets	7,807
Property and equipment	8,381
Intangible assets	86,400
Operating lease right-of-use assets	7,169
Other assets	4,861
Total estimated assets acquired	$186,462
Liabilities assumed
Accounts payable	$10,767
Accrued expenses and other current liabilities	6,442
Customer deposits	4,099
Current portion of operating leases	1,688
Operating leases, less current portion	7,648
Other liabilities	36
Total estimated liabilities assumed	$30,680
Total estimated fair value of net assets acquired	$155,782
Goodwill	$13,545
The final allocation of the purchase price will be determined after completion of the Mergers and conclusion of the necessary valuation work. The final acquisition accounting adjustments may be materially different from the unaudited pro forma adjustments included herein.
Note 5.   Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Balance Sheet
a)
Reflects the net adjustment to cash, which consists of (i) the repayment of the note payable balance in the amount of $17.0 million by KushCo in March 2021, which is not reflected in KushCo’s historical balance sheet as of February 28, 2021; note that the liability balance on KushCo’s historical balance sheet as of February 28, 2021 is presented net of $0.8 million of unamortized debt issuance costs, which were written off in conjunction with the repayment of the remaining note payable balance; (ii) the payoff of the KushCo line of credit balance of $9.9 million, as required by the Merger Agreement; and (iii) the related estimated prepayment penalty costs of approximately $1.8 million, which is expected to be incurred in conjunction with the termination of the line of credit. See Note 5(d) and Note 5(f).

(in thousands)	As of March 31, 2021
KushCo current portion of note payable payoff	$(17,000)
KushCo line of credit payoff	(9,931)
KushCo line of credit estimated termination penalties	(1,750)
Net adjustment to cash	$(28,681)

b)
Reflects the net adjustment to intangible assets based on the preliminary estimated fair value of intangibles assets of approximately $86.4 million. The estimated fair values of identifiable intangible assets are preliminary and are determined based on assumptions that market participants would use in pricing an asset, based on the most advantageous market for the asset (i.e., its highest and best use). The final fair value determinations for identifiable intangible assets may differ from this preliminary determination, and such differences could be material. The identifiable intangible assets acquired and the net adjustment to intangible assets consist of the following:

(in thousands)	Estimated useful life (in years)	As of March 31, 2021
Customer relationships	12	$51,700
Trademarks portfolio	Indefinite	31,400
Proprietary Design Library	7	3,300
Estimated fair value of intangible assets acquired		86,400
Less: Elimination of KushCo’s historical intangible assets, net		(743)
Net adjustment to intangible assets, net		$85,657

c)
Reflects the net adjustment to goodwill to reflect the preliminary goodwill resulting from the Mergers:

(in thousands)	As of March 31, 2021
Elimination of KushCo’s historical goodwill	$(52,267)
Preliminary goodwill based on estimated preliminary purchase price allocation	13,545
Net adjustment to goodwill	$(38,722)
Goodwill resulting from the Mergers represents the excess of estimated merger consideration over the preliminary fair value of the underlying tangible and identifiable intangible assets acquired and liabilities assumed. The preliminary goodwill presented herein is subject to material revision as the purchase price allocation is completed, which will not occur until after the closing of the Mergers.
d)
Reflects an adjustment to other assets of $2.5 million, which represents the write-off of unamortized deferred debt issuance costs related to the repayment of the KushCo line of credit as required under the Merger Agreement, and an adjustment to the line of credit balance to reflect the payoff of the balance as required by the Merger Agreement. See Note 5(a).

e)
Reflects an adjustment to accrued expenses and other current liabilities consisting of (i) compensation expense of $0.6 million related to severance benefits resulting from preexisting severance arrangements with KushCo employees that will be payable in connection with the consummation of the Mergers, and (ii) accrual of estimated transaction costs of $9.2 million, which are expected to be incurred in connection with the Mergers, such as legal, advisory, financial advisory, accounting and consulting costs, and directors and officers liability insurance premiums.

(in thousands)	As of March 31, 2021
Estimated transaction costs	$9,194
Estimated severance accrual	548
Net adjustment to accrued expenses and other current liabilities	$9,742

f)
Represents an adjustment to reflect the repayment of the note payable balance in the amount of $17.0 million by KushCo in March 2021, which is not reflected in KushCo’s historical balance sheet as of February 28, 2021; note that the liability balance on KushCo’s historical balance sheet as of February 28, 2021 is presented net of $0.8 million of unamortized debt issuance costs, which were written off in conjunction with the repayment of the remaining note payable balance. See Note 5(a).

g)
Represents an adjustment to reflect the reclassification of KushCo’s warrant liability included on the historical balance sheet as of February 28, 2021 to equity to conform the classification of the warrant based on Greenlane’s accounting policy in effect as of January 1, 2021. See Note 2.

h)
Reflects the adjustment to total stockholders’ equity, which consists of the following:

(in thousands)	KushCo Common Stock	Greenlane Class A Common Stock	Greenlane Class B Common Stock	Greenlane Class C Common Stock	Additional Paid-In Capital	Accumulated Deficit
Elimination of KushCo historical stockholders’ equity(1)	$(159)	$—	$—	$—	$(275,979)	$150,142
Conversion of Greenlane Class C to Class B Common Stock(2)	—	—	2	(7)	5	—
Estimated value of Greenlane Class A stock and equity awards issued as consideration(3)	—	409	—	—	168,918	—
Transaction costs (4)	—	—	—	—	—	(9,194)
Severance benefits(5)	—	—	—	—	—	(548)
Acceleration of Greenlane’s stock compensation awards(6)	—	—	—	—	4,944	(4,944)
Excess fair value of Greenlane Class A stock replacement equity awards over KushCo replaced awards(7)					399	(399)
Net adjustment to stockholders’ equity	$(159)	$409	$2	$(7)	$(101,713)	$135,057

(1)
Reflects the elimination of KushCo’s historical stockholders’ equity.

(2)
Reflects the conversion of Greenlane’s Class C common stock for Class B common stock. Pursuant to the Merger Agreement, immediately prior to the consummation of Merger 1, holders of Greenlane Class C common stock will receive one-third of a share of Greenlane Class B common stock for each share of Class C common stock they hold, and Greenlane will adopt an Amended and Restated Certificate of Incorporation, which will eliminate Greenlane’s Class C common stock as a class of Greenlane’s capital stock. See Note 1.

(3)
Reflects the increase to Greenlane Class A common stock par value and additional paid-in capital based on the total estimated purchase consideration to the issued to KushCo equity holders in connection with the Mergers.

(4)
Adjustment for $9.2 million of anticipated transaction costs that are directly attributable to the Mergers but that were not incurred by Greenlane and KushCo for the three-month periods ended March 31, 2021 and February 28, 2021, respectively. See Note 5(e).

(5)
Adjustment for $0.6 million of estimated severance benefits, which will become payable in conjunction with the consummation of the Mergers. See Note 5(e).

(6)
Reflects additional compensation expense recognized upon the acceleration of Greenlane’s stock compensation awards in conjunction with the consummation of the Mergers.

(7)
Reflects additional compensation expense recognized related to the excess of the fair-value-based measure of Greenlane replacement equity awards issued to KushCo over the fair-value-based measure of the Assumed Awards.

Note 6.   Transaction Accounting Adjustments to the Unaudited Pro Forma Condensed Combined Statements of Operations
a)
Reflects the adjustment to depreciation and amortization for the removal of historical KushCo amortization of intangible assets of $0.1 million and $0.8 million for the three months ended February 28, 2021 and the twelve months ended November 30, 2020, respectively, and recognition of preliminary estimated amortization expense related to acquired intangible assets of $1.2 million and $4.8 million, respectively.
Pro forma amortization expense was recognized using the straight-line amortization method, assuming the Mergers had been completed on January 1, 2020. The fair value estimates for identifiable intangible assets are preliminary and are based upon assumptions that market participants would use in pricing an asset. The calculated value is preliminary and subject to change and could vary materially from the final purchase price allocation.
(in thousands)	Year ended December 31, 2020	Three months ended March 31, 2021
Elimination of KushCo’s historical intangible assets amortization	$(893)	$(129)
Amortization of purchased identifiable intangible assets	4,780	$1,195
Net adjustment to intangible asset amortization expense	$3,887	$1,066

b)
Reflects the adjustment to remove the change in fair value of warrant liability, based upon Greenlane’s application of accounting policies adopted as of January 1, 2021. See Note 2.

c)
Reflects adjustments to salaries, benefits and payroll taxes comprised of (i) severance benefits to KushCo employees of $0.6 million, (ii) compensation cost related to the acceleration of Greenlane equity awards of $5.0 million, and (iii) $0.4 million representing the excess of the fair-value-based measure of Greenlane replacement equity awards issued to KushCo over the fair-value-based measure of the Assumed Awards. These costs are nonrecurring in nature and not anticipated to affect the condensed combined statements of operations beyond twelve months after the acquisition date, and as a result, such adjustments only affect the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

d)
Reflects adjustments to general and administrative expenses comprised of Greenlane and KushCo transaction costs related to the Mergers of $9.2 million, consisting of legal advisory, financial advisory, accounting and consulting costs, and directors’ and officers’ liability insurance premiums. Transaction costs are nonrecurring in nature and will not affect the condensed combined statements of operations beyond twelve months after the closing date of the Mergers, and, as a result, such adjustments only affect the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

e)
Reflects an adjustment to interest expense for the write off of $2.5 million of unamortized debt issuance costs related to the repayment of KushCo’s line of credit, which is expected to be extinguished prior to or upon consummation of the Mergers, as required by the Merger Agreement. This charge is nonrecurring in nature and is not anticipated to affect the condensed combined statements of operations beyond twelve months after the acquisition date, and, as a result, this adjustment only affects the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

f)
Reflects an adjustment to loss on extinguishment, which represents a $1.8 million penalty termination fee expected to be incurred upon termination of the KushCo line of credit. This charge is nonrecurring in nature and is not anticipated to affect the condensed combined statements of operations beyond twelve months after the acquisition date, and, as a result, this adjustment only affects the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020.

g)
The pro forma combined basic and diluted net loss per share have been adjusted to reflect the pro forma net loss for the three months ended March 31, 2021 and the year ended December 31, 2020. In addition, the weighted average shares outstanding for the period have been adjusted to give effect to the issuance of Greenlane’s Class A common stock in connection with the Mergers calculated as of May 17, 2021. As the Combined Company is in a net loss position, any adjustment for potentially dilutive shares would be anti-dilutive, and as such, basic and diluted net loss per share are the same. The following table sets forth a reconciliation of the numerators and denominators used to compute pro forma basic and diluted net loss per share (in thousands, except per share data):

	Three months ended March 31, 2021	Year ended December 31, 2020
Numerator:
Pro forma net loss attributable to Greenlane Holdings, Inc.	$(9,431)	$(107,359)
Denominator:
Greenlane’s historical weighted average shares of Class A common stock outstanding – basic and diluted	15,263	11,947
Issuance of shares Greenlane Class A common stock to KushCo common stock shareholders as consideration	40,939	40,939
Pro forma weighted average shares outstanding − basic and diluted	56,202	52,886
Pro forma net loss per share of Class A common stock − basic and diluted	$(0.17)	$(2.03)

Annex A
Execution Version
AGREEMENT AND PLAN OF MERGER
among
KUSHCO HOLDINGS, INC.,
GREENLANE HOLDINGS, INC.,
MERGER SUB GOTHAM 1, LLC and
MERGER SUB GOTHAM 2, LLC
Dated as of March 31, 2021

A-i

A-ii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of March 31, 2021, is by and among KushCo Holdings, Inc., a Nevada corporation (the “Company”), Greenlane Holdings, Inc., a Delaware corporation (“Parent”), Merger Sub Gotham 1, LLC,, a Delaware limited liability company and direct wholly owned Subsidiary of Parent (“Merger Sub 1”), and Merger Sub Gotham 2, LLC, a Delaware limited liability company and direct wholly owned Subsidiary of Parent (“Merger Sub 2” and, collectively with Merger Sub 1, the “Merger Subs”).
RECITALS
WHEREAS, the parties to this Agreement desire to, on the terms and subject to the conditions set forth herein, enter into an integrated transaction pursuant to which, first, Merger Sub 1, in accordance with the Delaware Limited Liability Company Act, as amended (the “DLLCA”), and the Nevada Revised Statutes, as amended (the “NRS”), will merge with and into the Company, with the Company as the surviving corporation (“Merger 1”), and, second, the Company, as the surviving corporation in Merger 1, and in accordance with the DLLCA and the NRS, will merge with and into Merger Sub 2, with Merger Sub 2 as the surviving limited liability company (“Merger 2”, and Merger 2, together with Merger 1, the “Mergers”);
WHEREAS, the board of directors of Parent (the “Parent Board”) established a special committee of independent and disinterested directors (the “Parent Special Committee”) to, among other things, review, evaluate, negotiate, and reject or approve the terms of a potential transaction involving Parent and the Company and to make a recommendation to the Parent Board with respect thereto;
WHEREAS, the resolutions establishing the Parent Special Committee provided that any transaction involving Parent and the Company must be subject to the approval of the Parent Public Stockholders (i.e., a “majority-of-the-minority” vote);
WHEREAS, the Parent Special Committee has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Mergers, the Parent Charter Amendment and the Parent Share Issuance are advisable and fair to, and in the best interests of, Parent and the stockholders of Parent, (b) recommended that the Parent Board approve this Agreement and the transactions contemplated by this Agreement, including the Mergers, the Parent Charter Amendment, Parent Option Plan Increase, and the Parent Share Issuance, and declare that this Agreement is advisable and fair to, and in the best interests of, Parent and its stockholders, and (c) recommended, subject to the approval by the Parent Board, that the Parent Board submit this Agreement, the Parent Charter Amendment, Parent Option Plan Increase and the Parent Share Issuance to the stockholders of Parent for approval and adoption and resolve to recommend that the (x) Parent Public Stockholders approve and adopt this Agreement and the transactions contemplated by this Agreement and (y) the stockholders of the Parent approve and adopt the Parent Charter Amendment, Parent Option Plan Increase and the Parent Share Issuance;
WHEREAS, the Parent Board has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Mergers, the Parent Charter Amendment, Parent Option Plan Increase and the Parent Share Issuance, on the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement, including the Mergers, the Parent Charter Amendment, Parent Option Plan Increase and the Parent Share Issuance, are advisable and fair to, and in the best interests of, Parent and the stockholders of Parent, (c) recommended (x) the approval and adoption of this Agreement and the transactions contemplated by this Agreement by the Parent Public Stockholders and (y) the approval and adoption of the Parent Charter Amendment, Parent Option Plan Increase, and the Parent Share Issuance to the stockholders of Parent, in each case on the terms and subject to the conditions set forth in this Agreement, and (d) directed that this Agreement, the transactions contemplated by this Agreement, the Parent Charter Amendment, the Parent Option Plan Increase and the Parent Share Issuance be submitted to the stockholders of Parent for approval and adoption;
WHEREAS, the board of directors of the Company has unanimously (a) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Mergers, on the terms and subject to the conditions set forth in this Agreement, (b) determined that this Agreement and the transactions contemplated by this Agreement, including the Mergers, are fair to, and in the best interests of, the Company, (c) recommended the approval of this Agreement to the stockholders of the Company, on the terms and subject to the conditions set forth in this Agreement, and (d) directed that this Agreement be submitted to the stockholders of the Company for approval;
WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to (a) Parent’s willingness to enter into this Agreement, certain stockholders of the Company are entering into agreements pursuant to which such stockholders have agreed, among other things, to vote to approve this Agreement, upon the terms and subject to the conditions set forth herein, and (b) the Company’s willingness to enter into this Agreement, certain stockholders of Parent are entering into agreements pursuant to which such stockholders have agreed, among other things, to vote certain of their shares of Parent Common Stock to approve and adopt the Parent Charter Amendment, Parent Share Issuance and Parent Option Plan Increase and to consummate the Parent Class C Conversion, upon the terms and subject to the conditions set forth herein;
WHEREAS, Parent, as the sole member of Merger Sub 1 and the sole member of Merger Sub 2, has approved this Agreement and the transactions contemplated by this Agreement, including Merger 1 and Merger 2, upon the terms and subject to the conditions set forth in this Agreement; and
WHEREAS, for U.S. federal income tax purposes, the parties intend that (a) Merger 1 will be treated as part of a binding plan that includes Merger 2, (b) Merger 1 will be integrated with Merger 2 and treated as a single transaction, (c) the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and (d) this Agreement will be a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a);
NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, the parties hereto agree as follows:
ARTICLE I
The Mergers; Closing; Effective Times
1.1   The Mergers. Upon the terms and subject to the conditions set forth in this Agreement:
(a)   At the Merger 1 Effective Time, Merger Sub 1 shall be merged with and into the Company, whereupon the separate existence of Merger Sub 1 shall cease, with the Company continuing its existence as the surviving corporation under the laws of the State of Nevada (sometimes hereinafter referred to as the “Initial Surviving Corporation”). Merger 1 shall have the effects specified in the DLLCA and the NRS; and
(b)   At the Merger 2 Effective Time, the Company shall be merged with and into Merger Sub 2, whereupon the separate existence of the Company shall cease, with Merger Sub 2 continuing its existence as the surviving limited liability company under the laws of the state of Delaware (sometimes hereinafter referred to as the “Surviving Company”). Merger 2 shall have the effects specified in the DLLCA and the NRS.
1.2   Closing. Unless otherwise mutually agreed between the Company and Parent, the closing for the Mergers (the “Closing”) shall take place at the offices of Morrison & Foerster LLP, 2000 Pennsylvania Avenue, NW, Washington, DC, at 9:00 A.M. Eastern time on the third business day (the “Closing Date”) following the day on which the last to be satisfied or (to the extent legally permissible) waived of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or (to the extent legally permissible) waiver of those conditions) shall be satisfied or waived in accordance with this Agreement.
1.3   Effective Times. As soon as practicable following the Closing, the parties shall cause (a) with respect to Merger 1, (i) a Certificate of Merger (the “First Certificate of Merger”) to be executed and filed with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) as provided in the DLLCA, (ii) appropriate Articles of Merger (the “First Articles of Merger”) to be executed and filed with the Secretary of State of the State of Nevada (the “Nevada Secretary of State”), and (iii) any other filings or recordings to be executed and filed or recorded as may be required by Delaware law or Nevada law in connection with Merger 1, and (b) with respect to Merger 2, (i) a Certificate of Merger (the “Second Certificate of Merger”) to be executed and filed with the Delaware Secretary of State as provided in the DLLCA, (ii) appropriate Articles of Merger (the “Second Articles of Merger”) to be executed and filed with the Nevada Secretary of State, and (iii) any other filings or recordings to be executed and filed or recorded as may be required by Delaware law or Nevada law in connection with Merger 2. Merger 1 shall become effective at the time specified in the First Certificate of Merger and First Articles of Merger (the “Merger 1 Effective Time”). Merger 2 shall become effective at the time specified in the Second Certificate of Merger and Second Articles of Merger (the “Merger 2 Effective Time”); provided that the Merger 2 Effective Time shall occur immediately following the Merger 1 Effective Time.
1.4   Further Assurances. At and after the Merger 2 Effective Time, the officers and directors of the Surviving Company shall be authorized to execute and deliver, in the name and on behalf of the Company, Merger Sub 1 or Merger Sub 2, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company, Merger Sub 1 or Merger Sub 2, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Company any and all right, title and interest in, to and under any of the rights, properties or assets acquired or to be acquired by the Surviving Company as a result of, or in connection with, the Mergers.
1.5   Tax Matters.
(a)   Merger 1 and Merger 2, taken together, are intended to be treated for U.S. federal income tax purposes as a reorganization under Section 368(a) of the Code (to which each of Parent and the Company are to be parties under Section 368(b) of the Code) pursuant to which the Company is to be treated as merging directly with and into Parent with the Shares converted in such merger into the right to receive the Merger Consideration at the times and subject to the contingencies specified herein. Parent, the Company, Merger Sub 1, and Merger Sub 2 hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).
(b)   Each of the parties hereto shall, and shall cause its Affiliates to, treat Merger 1 and Merger 2 for all Tax purposes consistent with subsection (a) above unless required to do otherwise pursuant to a “determination” as defined in Section 1313(a) of the Code (or pursuant to any similar provision of applicable state, local or non-U.S. Law).
ARTICLE II
Certain Governance Matters; Combined Company Name; Other Matters
2.1   The Certificate of Incorporation of Parent. The parties shall take all necessary actions so that, at or immediately prior to the Merger 1 Effective Time, subject to the Parent Charter Amendment Approval, the amended and restated certificate of incorporation of Parent (the “Parent Certificate of Incorporation”) shall be amended and restated in its entirety to be in the form attached hereto as Exhibit A, until thereafter amended in accordance its terms and applicable Law.
2.2   The Certificate of Incorporation of the Initial Surviving Corporation. The articles of incorporation of the Company in effect immediately prior to the Merger 1 Effective Time shall continue to be the articles of incorporation of the Initial Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
2.3   The Bylaws of the Initial Surviving Corporation. The bylaws of the Company in effect immediately prior to the Merger 1 Effective Time shall continue to be the bylaws of the Initial Surviving Corporation until thereafter changed or amended as provided therein or by applicable Law.
2.4   Organizational Documents of the Surviving Company. The certificate of formation of Merger Sub 2 in effect immediately prior to the Merger 2 Effective Time shall continue to be the certificate of formation of the Surviving Company until thereafter amended as provided therein or by applicable Law. The limited liability company agreement of Merger Sub 2 in effect immediately prior to the Merger 2 Effective Time will continue to be the limited liability company agreement of the Surviving Company until thereafter changed or amended as provided therein or by applicable Law.

2.5   Directors and Officers of the Initial Surviving Corporation. The directors and officers of the Company immediately prior to the Merger 1 Effective Time shall, from and after the Merger 1 Effective Time, be the directors and officers of the Initial Surviving Corporation until their successor will have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the certificate of incorporation and bylaws of the Initial Surviving Corporation.
2.6   Officers of the Surviving Company. The officers of Merger Sub 2 immediately prior to the Merger 2 Effective Time will, from and after the Merger 2 Effective Time, be the officers of the Surviving Company, each to hold office in accordance with the limited liability company agreement of the Surviving Company until their respective successors will have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the limited liability company agreement of the Surviving Company.
2.7   Management of Combined Company. Parent and the Company shall cooperate to take all actions necessary to cause (a) the Chief Executive Officer of the Company as of the date hereof (if he is still serving as such as of the Merger 1 Effective Time) to serve as Chief Executive Officer of Parent, and (b) Aaron LoCascio to serve as President of Parent (if he is serving as a senior management employee of Parent as of the Merger 1 Effective Time), and (c) Adam Schoenfeld to serve as Chief Strategy Officer of Parent (if he is serving as a senior management employee of Parent as of the Merger 1 Effective Time), in each case of (a), (b) and (c), (x) if he is willing and able to serve as such and (y) as of immediately following the Merger 1 Effective Time. Each such person shall serve in such position until such person’s successor will have been duly elected, designated or qualified, or until such person’s earlier death, resignation or removal in accordance with the Parent Certificate of Incorporation and bylaws of Parent.
2.8   Board of Directors. Parent and the Company shall cooperate to take all actions necessary to cause the board of directors of Parent as of immediately following the Merger 1 Effective Time to consist of a total of seven directors as follows:
(a)   the Company shall have the right to designate three directors, which designations must be made prior to the Merger 1 Effective Time; it being agreed that (i) each designee of the Company shall be a director of the Company immediately prior to the Merger 1 Effective time, (ii) Nicholas Kovacevich shall be one such designee if he is willing and able to serve as a director of Parent and is a director immediately prior to the Merger 1 Effective Time, and (iii) at least two of such three designees must qualify as “independent directors” under the listing standards of the Nasdaq Stock Market LLC (“NASDAQ”) and the applicable rules of the SEC and are not a “bad actor” as described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (such persons, the “Company Designees” );
(b)   Parent shall have the right to designate four directors, which designations must be made prior to the Merger 1 Effective Time; it being agreed that (i) each designee shall be a director of Parent immediately prior to the Merger 1 Effective Time, (ii) each of Aaron LoCascio and Adam Schoenfeld shall be designees if, individually, he is willing and able to serve as a director of Parent and is a director of Parent immediately prior to the Merger 1 Effective Time, and (iii) at least two of such four designees must qualify as “independent directors” under the listing standards of NASDAQ and the applicable rules of the SEC and are not a “bad actor” as described in Rule 506(d)(1)(i)-(viii) promulgated under the Securities Act (such persons, the “Parent Designees” ); and
(c)   Parent and the Company shall designate one of the individuals designated pursuant to Section 2.8(a) or Section 2.8(b) to serve as Chairman of the Parent Board prior to the Merger 1 Effective Time, which person must qualify as an “independent director” under the listing standards of NASDAQ and the applicable rules of the SEC
Such persons designated to the Parent Board in accordance with Sections 2.8(a)-(b), shall be referred to herein as the “Initial Designees.” Subject to the fiduciary duties of the Parent Board, Parent and the Parent Board will each use their best reasonable efforts to cause the Initial Designees to be nominated and elected until the third annual meeting following the Closing. The persons designated as directors of Parent pursuant to this Section 2.8 shall serve until their respective successors will have been duly elected, or until their earlier death, resignation or removal in accordance with the Parent Certificate of Incorporation and bylaws of Parent; provided until the third annual meeting following the Closing, the Parent Board shall fill any vacancy created by death, resignation, removal or disability of any of the Initial Designees: (i) with respect to the Initial Designees designated pursuant to Section 2.8(a), a person designated by the remaining Company Designees and (ii) with respect to the Initial Designees designated pursuant to Section 2.9(b), a person designated by the remaining Parent Designees, subject, in each case to the fiduciary duties of the Parent Board. The provisions of this Section 2.8 shall survive the consummation of the Mergers for the period provided in this Section 2.8.
2.9   Combined Company Name and Ticker. The parties intend that, following the Merger, (a) the name of Parent shall continue to be “Greenlane Holdings, Inc.”, (b) Parent shall continue to conduct its business under such name (unless otherwise determined by the board of directors of Parent), and (c) the shares of Class A common stock, par value $0.01 per share, of Parent (the “Parent Class A Common Stock”) shall continue to trade under the ticker symbol “GNLN”.
2.10   Other Matters.
(a)   Contribution. Immediately following the Merger 2 Effective Time, Parent shall contribute all of the limited liability company interests in Merger Sub 2 to Greenlane Holdings, LLC (“GH LLC”) in exchange for a number of GH LLC Common Units equal to the number of shares of Parent Class A Common Stock issued in Merger 1, cash and other property as may be reasonably required to effect the Mergers and any other transactions contemplated herein.
(b)   Entity Conversion. Parent shall have the option, in its sole discretion and without requiring the further consent of the Company or the board of directors or stockholders of the Company, upon reasonable notice to the Company, to request that the Company, and the Company shall upon such request, immediately prior to the Closing, convert or cause the conversion of KCH Distribution Inc. and/or KIM International Corporation into limited liability companies or other entities, on the basis of organizational documents as reasonably requested by Parent (each a “Requested Transactions”); provided that (i) none of the Requested Transactions shall delay or prevent the completion of the Mergers, (ii) the Requested Transactions shall be implemented as close as possible to the Merger 1 Effective Time (but after Parent shall have waived or confirmed that all conditions to the consummation of the Mergers have been satisfied), (iii) neither the Company nor any Subsidiary of the Company shall be required to take any action in contravention of any Laws or organizational document, (iv) the consummation of any such Requested Transactions shall be contingent upon the receipt by the Company of a written notice from Parent confirming that all of the conditions set forth in Sections 6.1 and 6.2 have been satisfied (or, with respect to Section 6.2, at the option of Parent, waived) and that Parent is prepared to proceed immediately with the Closing (it being understood that in any event the Requested Transactions will be deemed to have occurred prior to the Closing), (v) the Requested Transactions (or the inability to complete the Requested Transactions) shall not affect or modify in any respect the obligations of Parent under this Agreement, including payment of the Merger Consideration, and (vi) neither the Company nor any Subsidiary of the Company shall be required to take any such action that would reasonably be expected to result in any Taxes being imposed on, or any adverse Tax consequences to, any stockholder of the Company, or other adverse consequences to the stockholders of the Company as a whole, incrementally greater than the Taxes to such stockholder in connection with the consummation of the Mergers and the other transactions contemplated by this Agreement in the absence of such action taken pursuant to this Section 2.10(b) unless such stockholders are indemnified by Parent for such incremental Taxes or other adverse consequences. Without limiting the foregoing, none of the representations, warranties or covenants of the Company shall be deemed to apply to, or deemed breached or violated by, any of the Requested Transactions.
ARTICLE III
Effect of the Mergers on Capital Stock;
Exchange of Certificates; Parent Class C Conversion
3.1   Effect of Merger 1 on Capital Stock and Limited Liability Company Interests. At the Merger 1 Effective Time, as a result of Merger 1 and without any action on the part of the parties, the holder of any capital stock of the Company or the holder of any limited liability company interests of Merger Sub 1:

(a)   Merger Consideration. Each share of the common stock, par value $0.001 per share, of the Company (a “Share” or, collectively, the “Shares”) issued and outstanding immediately prior to the Merger 1 Effective Time (other than Shares owned by Parent, Merger Sub or any other direct or indirect wholly owned Subsidiary of Parent and Shares owned by the Company or any direct or indirect wholly owned Subsidiary of the Company, and in each case not held on behalf of third parties (each, an “Excluded Share” and collectively, “Excluded Shares”)), shall be cancelled and converted into, and become exchangeable for a number of validly issued, fully paid and nonassessable shares of Parent Class A Common Stock equal to the product obtained by multiplying (x) one by (y) the Exchange Ratio (the “Merger Consideration”); provided that that in no event, or anything in this Agreement to the contrary, shall the aggregate amount of validly issued, fully paid and nonassessable shares of Parent Class A Common Stock exchanged as Merger Consideration be (1) greater than forty-nine and nine-tenths percent (49.9%) of the aggregate amount of all issued and outstanding shares of the voting capital stock of Parent as of immediately following the Merger 1 Effective Time or (2) less than forty-eight and one-tenth percent (48.1%) of the Parent Net Diluted Securities as of immediately following the Merger 1 Effective Time. At the Merger 1 Effective Time, all of the Shares shall cease to be outstanding, shall be cancelled and shall cease to exist, and each certificate (a “Certificate”) or book-entry share (a “Book-Entry Share”) formerly representing any of the Shares (other than Excluded Shares) shall thereafter represent only the right to receive the Merger Consideration and the right, if any, to receive pursuant to Section 3.2(d) cash in lieu of fractional shares into which such Shares have been converted pursuant to this Section 3.1(a).
(b)   Cancellation of Shares. Each Excluded Share shall, by virtue of Merger 1 and without any action on the part of the holder of such Excluded Share, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist.
(c)   Merger Sub 1. At the Merger 1 Effective Time, each limited liability company interest of Merger Sub 1 outstanding immediately prior to the Merger 1 Effective Time shall be converted into one validly issued, fully paid and nonassessable share of common stock, par value $0.001 per share, of the Initial Surviving Corporation (each, an “Initial Surviving Corporation Share”) which shall constitute the only outstanding shares of capital stock of the Initial Surviving Corporation.
3.2   Exchange of Certificates for Shares.
(a)   Exchange Agent. At or prior to the Merger 1 Effective Time, Parent shall deposit, or shall cause to be deposited, with an exchange agent selected by Parent prior to the Closing (the “Exchange Agent”), for the benefit of the holders of Shares (other than Excluded Shares), shares of Parent Class A Common Stock, or evidence of shares of Parent Class A Common Stock, as applicable, and, after the Merger 1 Effective Time, if applicable, any cash and dividends or other distributions with respect to the Parent Class A Common Stock to be issued or to be paid pursuant to the last sentence of Section 3.1(a) and Section 3.2(b) in exchange for Shares (other than Excluded Shares) outstanding immediately prior to the Merger 1 Effective Time, deliverable upon due surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 3.2(f)) or Book-Entry Shares pursuant to the provisions of this Article III (such cash and Parent Class A Common Stock, together with the amount of any dividends or other distributions payable with respect thereto, being hereinafter referred to as the “Exchange Fund”).
(b)   Exchange Procedures. Promptly after the Merger 1 Effective Time (and in any event within three business days thereafter), the Surviving Company shall cause the Exchange Agent to mail to each holder of record of Shares (other than holders of Excluded Shares) notice advising such holders of the effectiveness of Merger 1, including appropriate transmittal materials (in form approved by the Company prior to the Closing, such approval not to be unreasonably withheld, delayed or conditioned), specifying that delivery shall be effected, and risk of loss and title to the Certificates and Book-Entry Shares shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.2(f)) or Book-Entry Shares, and instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates) and Book-Entry Shares to the Exchange Agent. Upon the surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 3.2(f)) or Book-Entry Share to the Exchange Agent in accordance with the terms of such transmittal materials, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor (x) that number of whole shares of Parent Class A Common Stock that such holder is entitled to receive pursuant to this Article III and (y) a check in the amount (after giving effect to any required Tax withholdings) of (A) any cash in lieu of fractional shares that such holder is entitled to receive pursuant to Section 3.2(d) plus (B) any unpaid dividends or other distributions with a record date after the Merger 1 Effective Time theretofore paid with respect to such whole shares of Parent Class A Common Stock, and the Certificate or Book-Entry Share so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates (or affidavits of loss in lieu of the Certificates, as provided in Section 3.2(f)) and Book-Entry Shares. In the event of a transfer of ownership of Shares that is not registered in the transfer records of the Company, the proper number of shares of Parent Class A Common Stock, together with a check for any cash to be paid upon due surrender of the Certificate or Book-Entry Share and any other dividends or distributions in respect thereof, may be issued and/or paid to such a transferee if the Certificate or Book-Entry Shares formerly representing such Shares is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.
(c)   Transfers. From and after the Merger 1 Effective Time, there shall be no transfers on the stock transfer books of the Company of the Shares that were outstanding immediately prior to the Merger 1 Effective Time.
(d)   Fractional Shares. Notwithstanding any other provision of this Agreement, no fractional shares of Parent Class A Common Stock will be issued and any holder of Shares entitled to receive a fractional share of Parent Class A Common Stock, but for this Section 3.2(d), shall be entitled to receive a cash payment in lieu thereof (without interest) in an amount equal to the product of (A) such fractional part of a share of Parent Class A Common Stock multiplied by (B) the volume weighted average price of Parent Class A Common Stock for five consecutive trading days immediately prior to the Closing Date. As soon as practicable after the determination of the amount of cash to be paid to holders of Shares with respect to any fractional share interests, the Exchange Agent shall promptly pay such amounts to such holders subject to and in accordance with this Section 3.2(d).
(e)   Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund and any Parent Class A Common Stock) that remains unclaimed by the stockholders of the Company for 180 days after the Merger 1 Effective Time shall be delivered to Parent. Any holder of Shares (other than Excluded Shares) who has not theretofore complied with this Article III shall thereafter look only to Parent for delivery of any certificates for shares of Parent Class A Common Stock of such stockholders and payment of any cash, dividends and other distributions in respect thereof payable and/or issuable pursuant to Section 3.1 upon due surrender of their Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.2(f)) or Book-Entry Shares, in each case, without any interest thereon. Notwithstanding the foregoing, none of the Surviving Company, Parent, the Exchange Agent or any other Person shall be liable to any former holder of Shares for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws.
(f)   Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such Person of a bond in customary amount and upon such terms as may be required by Parent as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Parent Class A Common Stock and any cash, unpaid dividends or other distributions that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered.
(g)   Withholding Rights. Each of Parent, the Surviving Company and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amounts payable hereunder, such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or any other applicable state, local or foreign Tax Law. To the extent that amounts are so withheld, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

3.3   Adjustments. Notwithstanding anything in this Agreement to the contrary, if, between the date of this Agreement and the Merger 1 Effective Time, the issued and outstanding Shares or securities convertible or exchangeable into or exercisable for Shares or the issued and outstanding shares of Parent Class A Common Stock or securities convertible or exchangeable into or exercisable for shares of Parent Class A Common Stock, shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), stock dividend or distribution, recapitalization, merger (but only a merger involving the Company and not Parent, or Parent and not the Company), issuer tender or exchange offer, or other similar transaction, then the Exchange Ratio and the Merger Consideration shall be correspondingly and equitably adjusted and as so adjusted shall, from and after the date of such event, be the Exchange Ratio and Merger Consideration.
3.4   Treatment of Company Equity Awards.
(a)   Conversion. At the Merger 1 Effective Time, as a result of Merger 1 and without any action on the part of the holder of any Company Equity Award:
(i)   Each Company Option that is outstanding immediately prior to the Merger 1 Effective Time, whether or not then vested or exercisable (but after taking into account any acceleration or vesting as provided under the Company’s equity plan covering each such Company Option), shall automatically be converted into an option to purchase, on the same terms and conditions that applied to such Company Option immediately prior to the Merger 1 Effective Time, (A) that number of shares of Parent Class A Common Stock, rounded down to the nearest whole share, determined by multiplying (1) the total number of Shares subject to such Company Option immediately prior to the Merger 1 Effective Time by (2) the Exchange Ratio, (B) at a per-share exercise price, rounded up to the nearest whole cent, determined by dividing (1) the exercise price per Share covered by such Company Option immediately prior to the Merger 1 Effective Time by (2) the Exchange Ratio; provided that the exercise price and the number of Parent Class A Common Stock subject to the Parent Option shall be determined in a manner consistent with the requirements of Section 409A of the Code and, in the case of Company Options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Code, consistent with the requirements of Section 424(a) of the Code; and
(ii)   Each Company RSU that is then held and remains outstanding immediately prior to the Merger 1 Effective Time shall accelerate and vest in full in accordance with the terms of the Company’s equity plan covering such Company RSUs and be immediately settled and treated as a Share in accordance with Section 3.1(a).
(b)   Assumption of Company Options. Effective as of the Merger 1 Effective Time, Parent shall assume (i) the Company Options in accordance with the terms of this Section 3.4 and (ii) the sponsorship of each Company equity plan covering such Company Options, provided that, in each case, references to the Company therein shall, after such assumption, be deemed references to Parent, and references to Shares therein shall, after such assumption, be deemed references to Parent Class A Common Stock.
(c)   Registration Statement. Within ten business days following the Merger 1 Effective Time, Parent shall prepare and file with the SEC a post-effective amendment to the S-4 Registration Statement registering a number of shares of Parent Class A Common Stock necessary to fulfill Parent’s obligations under this Section 3.4. Parent will exercise reasonable best efforts to maintain the effectiveness of such registration statement (and maintain the current status of the prospectus or prospectuses with respect thereto) for so long as any Company Award assumed by Parent in accordance with this Section 3.4 remains outstanding and will reserve a sufficient number of shares of Parent Class A Common Stock for issuance upon exercise or settlement thereof.
(d)   Resolutions and Other Actions. At or prior to the Merger 1 Effective Time, the Company and Company board of directors, as applicable, shall adopt any resolutions and take any actions (including obtaining any employee consents) that may be necessary to effectuate the provisions of this Section 3.4.
3.5   Effect of Merger 1 on Company Warrants. Each warrant to purchase one or more Shares granted by the Company (the “Company Warrants”) that is outstanding immediately prior to the Merger 1 Effective

Time, whether exercisable or not exercisable at such time, shall be converted into and become rights with respect to Parent Class A Common Stock, and Parent shall assume each Company Warrant, in accordance with the terms of the Company Warrant, except that from and after the Merger 1 Effective Time, (a) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Class A Common Stock (or cash, if so provided under the terms of such Company Warrant), (b) the number of shares of Parent Class A Common Stock subject to such Company Warrant shall be equal to the number of shares of Company Common Stock subject to such Company Warrant immediately prior to the Merger 1 Effective Time multiplied by the Exchange Ratio, rounded up to the nearest whole share, and (c) the per share exercise price under each such Company Warrant shall be adjusted by dividing the per share exercise price under each such Company Warrant by the Exchange Ratio and rounding up to the nearest cent. Each of Company and Parent shall adopt any and all resolutions and take any and all necessary steps to effectuate the foregoing provisions of this Section 3.5, including using its reasonable efforts to obtain from each holder of a Company Warrant any consent or Contract required to be provided or entered into by such holder under the Company Warrants in order to effect the transactions contemplated by this Section 3.5. Anything in this Agreement to the contrary notwithstanding, Parent shall have the right, in its reasonable discretion, not to deliver the consideration provided in this Section 3.5 to a former holder of a Company Warrant who has not delivered such consent or Contract required to be provided or entered into by such holder under the Company Warrants.
3.6   Effect of Merger 2 on Capital Stock and Limited Liability Company Interests. At the Merger 2 Effective Time, as a result of Merger 2 and without any action on the part of the parties, the holder of any Initial Surviving Corporation Shares or the holder of any limited liability company interests of Merger Sub 2:
(a)   Cancellation of Shares. Each Initial Surviving Corporation Share shall, by virtue of Merger 2, cease to be outstanding, be cancelled without payment of any consideration therefor and shall cease to exist.
(b)   Merger Sub 2 Limited Liability Company Interests. Each limited liability company interest of Merger Sub 2 outstanding immediately prior to the Merger 2 Effective Time shall not be affected and shall remain outstanding as a limited liability company interest of the Surviving Company, and Parent shall continue as the sole member of the Surviving Company.
3.7   Parent Class C Conversion. The Parent Class C Conversion shall occur, concurrently with the Parent Charter Amendment, subject to the occurrence of Merger 1.
3.8   No Dissenters’ Rights. In accordance with Section 92A.390 of the NRS, no appraisal rights shall be available to holders of Shares in connection with the Mergers. In accordance with Section 18-210 of the DLLCA and the limited liability company agreement of Merger Sub 1 and the limited liability company agreement of Merger Sub 2, no appraisal rights shall be available to holders of limited liability interests in Merger Sub 1 or Merger Sub 2.
3.9   Treatment of Parent Equity Awards.
(a)   At the Merger 1 Effective Time, as a result of Merger 1 and without any action on the part of the holder of any Parent Equity Award:
(i)   Parent shall cause each unvested Parent Option, other than unvested Parent Options held by non-employee directors of Parent, to accelerate and vest in full;
(ii)   each Parent Option that is held by a non-employee director of Parent shall, whether vested or unvested, shall remain outstanding in accordance with the terms of Parent’s equity plan covering each such Parent Option;
(iii)   each share of Parent Restricted Stock and each restricted Common Units (as defined in Parent Certificate of Incorporation), other than any unvested shares of Parent Restricted Stock or restricted Common Units that is held by a non-employee director of Parent, that is outstanding immediately prior to the Merger 1 Effective Time shall accelerate and vest in full in accordance with the terms of Parent’s equity plan covering each such share of Parent Restricted Stock or restricted Common Unit; and

(iv)   each share of Parent Restricted Stock and each restricted Common Unit that is held by a non-employee director of Parent, whether vested or unvested, shall remain outstanding in accordance with the terms of Parent’s equity plan covering each such Parent Restricted Stock or restricted Common Unit.
ARTICLE IV
Representations and Warranties
4.1   Representations and Warranties of the Company. Except as set forth in the Company Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) filed with or furnished to the U.S. Securities and Exchange Commission (the “SEC”) prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature (but, for clarity, including any historical factual information contained within such headings, disclosure or statements)) or in the corresponding sections or subsections of the disclosure letter delivered to Parent by the Company prior to entering into this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), the Company hereby represents and warrants to Parent and the Merger Subs that:
(a)   Organization, Good Standing and Qualification. Each of the Company and its Subsidiaries is a legal entity duly organized, validly existing and in good standing (in jurisdictions which recognize such concept) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has delivered or made available to Parent prior to the date of this Agreement true and correct copies of any amendments to the articles of incorporation or bylaws of the Company not filed with or incorporated by reference into the Company Reports filed prior to the date of this Agreement.
(b)   Capital Structure of the Company.
(i)   The authorized capital stock of the Company consists of:
(A)   265,000,000 Shares, of which 158,847,839 Shares were outstanding as of the close of business on March, 29, 2021 (the “Measurement Date”), and
(B)   10,000,000 shares of Preferred Stock, of which no shares were outstanding as of the Measurement Date.
All of the outstanding Shares have been duly authorized and are validly issued, fully paid and nonassessable. As of the Measurement Date:
(C)   9,652,306.01 Shares were subject to Company Options (of which options to purchase an aggregate of 4,820,444 Shares were exercisable),
(D)   1,831,164.00 Shares were Company RSUs, and
(E)   30,283,858.50 Shares were subject to Company Warrants.
Except (x) as set forth in this Section 4.1(b)(i) (including in Section 4.1(b) of the Company Disclosure Letter), or (y) for changes since the Measurement Date resulting from the issuance, acceleration or acquisition by the Company of Shares in connection with the exercise or settlement of, or satisfaction of withholding Taxes or exercise price payments with respect to, Company Equity Awards in accordance with their terms, as of the date hereof, there are not issued or outstanding (1) any shares of capital stock or other voting securities of the Company, or (2) any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate the Company or any of its Subsidiaries to issue or sell any shares of capital stock or other securities of the Company or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of the Company, or any securities or obligations evidencing such rights. The Company does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of the Company on any matter. All grants of the Company Equity Awards were validly issued and properly approved by the Company board of directors (or a committee thereof) in accordance with the Company equity plan and applicable Law.
(ii)   Section 4.1(b)(ii) of the Company Disclosure Letter sets forth a true and complete list, as of the Measurement Date, of (A) each outstanding Company Option, Company RSU, and Company Warrant, (B) the date of grant thereof, (C) the number of Shares covered thereby, (D) the per share exercise price (if applicable), (E) the vesting schedule, (F) the expiration date thereof (if applicable), and (G) in the case of Company Options, whether or not such option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(iii)   Section 4.1(b)(iii) of the Company Disclosure Letter sets forth each of the Company’s Subsidiaries. Each of the outstanding shares of capital stock or other securities of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable (in the case of each such Subsidiary, to the extent such concepts are recognized under the jurisdiction of organization of such Subsidiary) and owned by the Company or by a direct or indirect wholly owned Subsidiary of the Company, free and clear of any lien, charge, pledge, security interest, claim or other encumbrance (a “Lien”), except for Permitted Liens. Except as set forth in Section 4.1(b)(iii) of the Company Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate any Subsidiary of the Company to issue or sell any shares of capital stock or other securities of any of the Company’s Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any of the Company’s Subsidiaries, and no securities or obligations evidencing such rights are authorized, issued or outstanding. Except as set forth in Section 4.1(b)(iii) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any equity interest in any Person.
(c)   Corporate Authority; Approval.
(i)   The Company has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Merger, subject only to approval of this agreement by the holders of a majority of the outstanding Shares entitled to vote at a stockholders’ meeting duly called and held for such purpose (the “Requisite Company Vote”). This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar Laws of general applicability relating to or affecting creditors’ rights and to general equity principles (the “Bankruptcy and Equity Exception”).
(ii)   The board of directors of the Company has unanimously (A) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Mergers, on the terms and subject to the conditions set forth in this Agreement, (B) determined that this Agreement and the transactions contemplated by this Agreement, including the Mergers, are fair to, and in the best interests of, the Company, (C) recommended the approval of this Agreement to the stockholders of the Company, and (D) directed that this Agreement be submitted to the stockholders of the Company for approval.
(d)   Governmental Filings; No Violations.

(i)   Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), or the antitrust laws of any Governmental Entity, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the Securities Act of 1933, as amended (the “Securities Act”) and (C) required to be made with NASDAQ (collectively, the “Company Approvals”), no notices, reports or other filings are required to be made by the Company with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by the Company from, any domestic or foreign governmental or regulatory authority, agency, commission, body, court or other legislative, executive or judicial entity (each, a “Governmental Entity”), in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Mergers and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(ii)   The execution, delivery and performance of this Agreement by the Company do not, and the consummation of the Mergers and the other transactions contemplated hereby will not, constitute or result in:
(A)   a breach or violation of, or a default under, (I) the articles of incorporation or bylaws of the Company, or (II) the comparable governing documents of any of its Subsidiaries;
(B)   with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of the Company or any of its Subsidiaries pursuant to any written agreement, lease, license, contract, note, mortgage, indenture, arrangement or other obligation (each, a “Contract”) binding upon the Company or any of its Subsidiaries;
(C)   any change in the rights or obligations of any party under any Contract binding upon the Company or any of its Subsidiaries; or
(D)   subject to the governmental filings and other matters referred to in Section 4.1(d)(i), any breach or violation of any Law applicable to the Company or any of its Subsidiaries or their respective properties or assets;
except, in the case of clause (B), (C), or (D) above, with respect to a Company Benefit Plan, or for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(e)   Company Reports; Financial Statements.
(i)   The Company has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since August 31, 2017, (the “Company Applicable Date”) (the forms, statements, reports and documents filed or furnished since the Company Applicable Date and those filed or furnished subsequent to the date of this Agreement, including any amendments thereto, and any documents filed with, or incorporated by reference in (regardless of when originally filed) any such forms, statements, reports and documents, the “Company Reports”). Each of the Company Reports, at the time of its filing or being furnished (or, if amended prior to the date of this Agreement, as of the date of such amendment), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act and any rules and regulations promulgated thereunder applicable to the Company Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment), the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.

(ii)   The Company is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the OTCQX Best Market.
(iii)   The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC and other public disclosure documents. The Company maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide (A) reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with United States generally accepted accounting principles (“GAAP”), (B) reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company, and (C) reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on its financial statements. The Company has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to the Company’s auditors and the audit committee of the Company’s board of directors (and, if any, has disclosed to Parent the material circumstances of such): (x) any known significant deficiencies in the design or operation of its internal controls over financial reporting since the Company Applicable Date that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information and has identified for the Company’s auditors and audit committee of the Company’s board of directors any material weaknesses in internal control over financial reporting and (y) any known fraud, whether or not material, since the Company Applicable Date that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. The Company has made available to Parent a summary of any such disclosure made by management to the Company’s auditors and audit committee since the Company Applicable Date.
(iv)   The consolidated financial statements of the Company included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly present in all material respects the consolidated balance sheets of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated statements of operations, stockholders equity and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect and to any other adjustments described therein, including the notes thereto), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.
(f)   Absence of Certain Changes. From August 31, 2020 through the date of this Agreement, the Company and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of such businesses consistent with past practices and there has not been:
(i)   any event, change, circumstance, occurrence or development, which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect;
(ii)   any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of the Company, or, other than in connection with satisfaction of withholding Taxes or exercise price payments with respect to Company Equity Awards, any repurchase, redemption or other acquisition by the Company of any outstanding shares of capital stock or other securities of the Company;
(iii)   any material change in any method of accounting or accounting practices by the Company; or
(iv)   any action or occurrence that would have violated any of clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xiii), (xv), or (xvi) (to the extent related to any of the foregoing clauses) of Section 5.1(a) had such action or occurrence taken place following the date of this Agreement and prior to the earlier of the Merger 1 Effective Time and the termination of this Agreement in accordance with its terms.
(g)   Litigation and Liabilities.
(i)   As of the date hereof, there are no:
(A)   civil, criminal or administrative actions, suits, claims, hearings, arbitrations, investigations or other proceedings (each, an “Action”) pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries; or
(B)   except as reflected or reserved against in the Company’s consolidated balance sheets (and the notes thereto) included in the Company Reports filed prior to the date of this Agreement and for obligations or liabilities incurred in the Ordinary Course of Business since August 31, 2020 or in connection with this Agreement or any of the transactions contemplated hereby, liabilities of the Company or any of its Subsidiaries, whether or not accrued, contingent or otherwise to the extent required to be disclosed on a balance sheet in accordance with GAAP;
except in the case of each of clauses (A) and (B) above for those Actions, obligations and liabilities that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(ii)   Neither the Company nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(h)   Company Benefit Plans.
(i)   All Company Benefit Plans are listed in Section 4.1(h)(i) of the Company Disclosure Letter. For purposes of this Agreement, “Company Benefit Plans” means all compensatory arrangements, including all benefit and compensation plans, contracts, policies and arrangements, (A) covering current or former employees, directors or consultants of the Company or its Subsidiaries, or (B) with respect to which the Company or its Subsidiaries has, or could reasonably be expected to have, any liability.
(ii)   True and complete copies of each Company Benefit Plan (or form(s) thereof, if applicable) have been made available to Parent, together with (A) all related trust agreements and insurance contracts, (B) current summary plan descriptions, (C) material administrative and other service contracts with third-party services providers, (D) the most recent determination letter received regarding the tax-qualified status of each Company Benefit Plan, (E) Form 5500 for the most recent plan year for each Company Benefit Plan, (F) summaries for any Company Benefit Plan for which there is not a written plan document, and (G) all material correspondence with any Governmental Entity during the past year.
(iii)   With respect to each Company Benefit Plan, except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect: (A) each such Company Benefit Plan is in compliance and has been administered in accordance with its terms and applicable Law, including ERISA and the Code and (B) there are no pending or, to the knowledge of the Company, threatened claims (other than claims for benefits in the ordinary course), lawsuits, charges, complaints, grievances, investigations, audits, proceedings or arbitrations that have been asserted or instituted. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each Company Benefit Plan intended to be qualified under Section 401(a) of the Code is the subject of an unrevoked favorable determination or opinion letter from the IRS, and, to the knowledge of the Company, nothing has occurred since the date of the most recent such determination that would reasonably be expected to adversely affect such qualification.
(iv)   With respect to each Company Benefit Plan that is an employee welfare benefit plan, all claims incurred by the Company are (A) insured pursuant to a contract of insurance (that does not provide for any retrospective premium adjustments) whereby the insurance company bears any risk of loss with respect to such claims, or (B) covered under a contract with a health maintenance organization pursuant to which such organization bears the liability for claims. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Company Benefit Plan provides welfare benefits, including death or medical benefits (whether or not insured), beyond retirement or other termination of service, other than coverage mandated by COBRA or applicable Law.
(v)   Neither the Company nor any other entity which, together with the Company, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code has or could have any liability in respect of, or has in the past three years sponsored, maintained, contributed to or had any liability in respect of, (A) any “defined benefit plan” (as defined in Section 3(35) of ERISA), (B) any defined benefit plan, whether or not subject to ERISA, (C) any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (D) a “multiemployer plan,” as defined in Section 3(37) of ERISA, (E) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), or (F) a “funded welfare plan” within the meaning of Section 419 of the Code.
(vi)   Except as set forth on Section 4.1(h)(vi) of the Company Disclosure Letter, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with any other event) will (A) result in any material payment becoming due to any current or former employee or other service provider of the Company or its Subsidiaries, (B) materially increase the compensation or benefits payable, including equity benefits, under any Company Benefit Plan, (C) result in the acceleration of the time of payment, funding or vesting of any such compensation or benefits, including equity benefits, under any such Company Benefit Plan, (D) require any contributions or payments to fund any obligations under any Company Benefit Plan, or (E) limit or restrict the right of the Company to merge, amend, or terminate any Company Benefit Plan. Without limiting the generality of the foregoing, no amount payable to any current or former service provider (whether in cash or property or as a result of accelerated vesting) as a result of the execution of this Agreement or the consummation of the transactions (either alone or together with any other event) under any Company Benefit Plan or other compensation arrangement would be nondeductible under Section 280G of the Code. Neither the Company nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former service provider for any Taxes incurred by such service provider under Section 409A or 4999 of the Code, or any interest or penalty related thereto.
(vii)   Each of the Company and its Subsidiaries complies in all material respects with the applicable requirements under the Affordable Care Act, the Code, ERISA, COBRA, HIPAA, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Company Benefit Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.
(i)   Compliance with Laws; Privacy and Security.
(i)   The businesses of the Company and each of its Subsidiaries since January 1, 2017, have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute or ordinance, common law or any rule, regulation, standard, judgment, order, writ, injunction, decree, decision, determination, arbitration award, agency requirement, license or permit of any Governmental Entity (collectively, “Laws”), except for violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Except with respect to the regulatory matters covered by Section 5.6, to the knowledge of the Company, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or threatened, except for such investigations or reviews the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(ii)   The Company and its Subsidiaries possess, and the Company and its Subsidiaries have been at all times and are in compliance with all material permits, licenses, exemptions, authorizations, franchises, orders, notices (including placarding), and approvals (collectively, “Permits”) from all applicable Governmental Entities necessary to conduct its business as now conducted and to own, lease or operate their properties, including all such Permits required by Environmental Laws, the U.S. Food and Drug Administration (the “FDA”), the United States Department of Agriculture (the “USDA”), the Drug Enforcement Administration (the “DEA”) or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, dietary supplements, hemp or cannabis products, except for such noncompliance that has not, and would not reasonably be expected to have, a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral notice of proceedings relating to the suspension, modification, revocation or cancellation of any such Permit. Neither the Company nor any of its Subsidiaries, nor, to the Company’s knowledge, any officer, employee or agent of the Company has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or any similar Law of any other Governmental Entity. Neither the Company, nor any of its Subsidiaries nor any of its officers, employees, or to the Company’s knowledge, any of its other Representatives has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to the FDA, the USDA, the DEA or any similar Governmental Entity. All material Permits are in full force and effect.
(iii)   The Company and its Subsidiaries are and have been in compliance, in all material respects, with all applicable Laws administered or issued by the FDA or any similar Governmental Entity, including the Federal Food, Drug, and Cosmetic Act and all other Laws regarding developing, testing, manufacturing, marketing, distributing or promoting the products of the Company or any of its Subsidiaries, or complaint handling or adverse event reporting, except for such noncompliance that has not, and would not reasonably be expected to have, a Company Material Adverse Effect.
(iv)   The properties, business and operations of the Company and its Subsidiaries, including without limitation, the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing and distribution of all Company products, have for the past three years been and are being conducted in all material respects in accordance with all applicable Laws of all Governmental Entities or regulatory agencies, including, but not limited to, those administered and promulgated by the FDA, the USDA, the DEA and any foreign equivalent thereto, including without limitation those relating to investigational use, current “Good Manufacturing Practices” labeling, record keeping, reporting of adverse events and filing of reports. The Company has not had any product or manufacturing site subject to a governmental shutdown or import or export prohibition, nor received from the FDA Form 483 or other Governmental Entity notice of inspection or observations, “warning letters”, “untitled letters”, or similar correspondence of written notice from any Governmental Entity in respect of the business operations of the Company and alleging or asserting noncompliance with any applicable Laws of any Governmental Entities or the Permits required in Section 4.1(i)(ii) and, to the knowledge of Company, no Governmental Entity is considering such action.
(v)   Except for any noncompliance that has not had and would not reasonably be expected to have a Company Material Adverse Effect, the actual practices of the Company and its Subsidiaries with respect to the security, processing, collection, storage, retention, use, transfer, disclosure and disposal of Personal Information complies and since January 1, 2017, has complied with (A) to the extent applicable the requirements of Laws, (B) any representations made by the

Company or any of its Subsidiaries in any privacy policy provided to consumers or made available to the public, and (C) contractual obligations concerning privacy, data protection or data security.
(vi)   The Company and its Subsidiaries have taken, and are currently taking, reasonable measures to (A) protect against any anticipated or actual threats or hazards to the security or integrity of Personal Information and from the loss or theft of Personal Information, and (B) detect breaches of Personal Information. Since January 1, 2017, to Company’s Knowledge, neither the Company nor any of its Subsidiaries have suffered a material security breach, compromise or instance of unauthorized access or use relating to or affecting any Personal Information, in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(j)   Takeover Statutes. Assuming that the representation of Parent and the Merger Subs in Section 4.2(o) (Ownership of Shares) is accurate and the Requisite Company Vote is obtained, no “fair price,” “moratorium,” “control share acquisition” or other similar anti-takeover statute or regulation (each, a “Takeover Statute”) or any anti-takeover provision in the Company’s articles of incorporation or bylaws is applicable in connection with this Agreement to the Company, the Shares, the Merger or the other transactions contemplated by this Agreement.
(k)   Environmental Matters.
(i)   The Company and its Subsidiaries are in compliance with all applicable Environmental Laws, except for noncompliance which would not, individually or in the aggregate, be reasonably be expected to have a Company Material Adverse Effect.
(ii)   Neither the Company nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity relating to liability under any Environmental Law or relating to Hazardous Substances.
(iii)   The Company and its Subsidiaries have not received in the past five years any currently unresolved written notice of any violation of, or liability or investigatory, corrective or remedial obligation under, any Environmental Laws, except for such notice the subject matter of which, if determined adversely to the Company or any of its Subsidiaries, would not reasonably be expected to have a Company Material Adverse Effect.
(iv)   The Company and its Subsidiaries have disposed of or arranged for disposal of, or transported hazardous materials or wastes in compliance with all applicable Environmental Laws, such that no Company Material Adverse Effect would reasonably be expected to arise from any such disposal or transportation.
(l)   Taxes.
(i)   All income and other material Tax Returns required to be filed by the Company and each of its Subsidiaries have been timely filed (taking into account any extension of time within which to file). All such Tax Returns are true, correct and complete in all material respects, and all Taxes shown on such Tax Returns as due and payable by the Company and each of its Subsidiaries have been paid in full.
(ii)   The Company and each of its Subsidiaries have withheld and paid all material amounts of Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied in all material respects with all information reporting and backup withholding provisions of applicable Law.
(iii)   In the past three years, no written claim has been made by any Governmental Entity in a jurisdiction where the Company or any of its Subsidiaries does not file a particular type of Tax Return or pay a particular type of Tax that the Company or any of its Subsidiaries is or may be required to file such Tax Return or subject to such Tax in that jurisdiction.

(iv)   There is no Tax deficiency outstanding, assessed or proposed, in each case, in writing against the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.
(v)   There are currently no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings concerning any material Tax Return or material Taxes of the Company or its Subsidiaries, and the Company and its Subsidiaries have not received any written notice from any Governmental Entity that it intends to conduct such a proceeding.
(vi)   There are no Liens on the assets of the Company or any of its Subsidiaries relating or attributable to Taxes, other than Permitted Liens.
(vii)   Neither the Company nor any of its Subsidiaries is a party to, or bound by, any Tax indemnification, allocation, sharing or similar agreement that reasonably would be expected to give rise to a liability for Taxes after the Closing, other than any such agreement exclusively between or among the Company and any of its Subsidiaries, or an agreement entered into in the Ordinary Course of Business the primary purpose of which does not relate to Taxes.
(viii)   Neither the Company nor any of its Subsidiaries has requested or received any private letter ruling, technical advice memoranda or similar agreement or ruling from any Governmental Entity with respect to Taxes.
(ix)   Neither the Company nor any of its Subsidiaries has been a member of an affiliated, combined, consolidated or unitary group for Tax purposes, other than a group the common parent of which is or was the Company. Neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person (other than the Company or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.
(x)   In the two years prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in connection with a distribution described in Section 355 of the Code.
(xi)   Neither the Company nor any of its Subsidiaries is, or has been, a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(xii)   Neither the Company nor any of its Subsidiaries has (1) claimed deductions in computing taxable income for expenses that are not allowed under Section 280E of the Code, or (2) capitalized expenses otherwise described as nondeductible under Section 280E of the Code as part of inventory cost and realized such amounts as a deduction for cost of goods sold to reduce gross income and resulting taxable income (or to create or increase a net operating loss).
(xiii)   As of the date of this Agreement, neither the Company nor any of its Affiliates has taken, intends to take, or has agreed to take any action, or is aware of any fact or circumstance that would prevent or impede the qualification of the Mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code.
(xiv)   Section 4.1(l)(xiii) to the Company Disclosure Letters sets forth Subsidiaries of the Company with respect to which an entity classification election pursuant to Treasury Regulations Section 301.7701-3(c) has been made to change the default classification for U.S. federal income Tax purposes.
(m)   Financial Institutions. The Company and each of its Subsidiaries have informed its current banking and financial services partners about the scope and nature of their businesses in all material respects and provided information that is true and correct in all material respects to such partners as requested by them to conduct due diligence and risk-rate such businesses for purposes of compliance with all applicable Anti-Money Laundering Laws and Laws with respect to combatting the financing of terrorism, and have provided such banking and financial services partners with any material changes or material updates to the scope and nature of such businesses as necessary and appropriate for such purposes.
(n)   Labor Matters.
(i)   The Company has provided Parent with an accurate and complete list, as of the date hereof, of all (A) employees of the Company and its Subsidiaries, including for each employee, employee ID, work location, title or position, exempt or nonexempt status, annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, and date of hire, and (B) individuals who are currently performing services for the Company and its Subsidiaries who are classified as independent contractors, including for each such independent contractor, the state in which they perform services, their compensation, and a brief description of the services provided. Except as set forth in Section 4.1(n)(i) of the Company Disclosure Letter, all employees of the Company and its Subsidiaries are employed on an at-will basis, which means that their employment can be terminated at any time, with or without advance notice, for any reason or no reason at all. No employee of the Company or any of its Subsidiaries has been granted the right to continued employment by the Company or any successor.
(ii)   The Company and its Subsidiaries have complied with all Laws related to the terms and conditions of employment or retention of its employees, including but not limited to wages and other compensation, overtime requirements, classification of employees and independent contractors, hours of work, leaves of absence, equal opportunity, immigration, occupational health and safety, workers’ compensation, and the payment of social security and other Taxes, except where such noncompliance would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have no liability under any Law related to employment or retention of any employee and attributable to an event occurring or a state of facts existing prior to the date of this Agreement, except for such liabilities that would not, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.
(iii)   As of the date hereof, neither the Company nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization. Since January 1, 2017, there have been no slowdowns, work stoppages, lockouts, strikes, or other labor disputes or union organizing activities, or any similar activity or dispute, affecting the Company or any of its Subsidiaries or any of their employees while performing services for the Company or any of its Subsidiaries. There is not now pending, and to the knowledge of the Company, threatened, any such slowdown, work stoppage, lockout, strike, or other labor dispute or union organizing activity or any similar activity or dispute, nor has any event occurred, nor does any condition or circumstance exist, that likely would directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, lockout, strike, or other labor dispute or union organizing activity or any similar activity or dispute.
(iv)   The Company and its Subsidiaries are in full compliance with the Worker Readjustment and Notification Act (the “WARN Act”) (29 USC §2101) and any applicable state Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Entity. No reduction in the notification period under the WARN Act is being relied upon by the Company or any of its Subsidiaries.
(o)   Intellectual Property.
(i)   The Company and its Subsidiaries own (solely or jointly), free and clear of all Liens (except Permitted Liens), or have the right to use pursuant to valid licenses, sublicenses, agreements or permissions, all items of Intellectual Property necessary for their operations as currently conducted, except where the failure to own or have such rights, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Intellectual

Property owned by the Company or its Subsidiaries is, to the Company’s knowledge, valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree adversely affecting the Company’s or its Subsidiaries’ use of, or its rights to, such Intellectual Property. To the Company’s knowledge, the conduct of the Company’s and its Subsidiaries’ business does not and did not, during the six-year period immediately preceding the date of this Agreement, infringe or misappropriate, dilute or otherwise violate any Intellectual Property rights of any third party, except to the extent such infringements, misappropriations, dilutions or other violations would not reasonably be expected to have a Company Material Adverse Effect.
(ii)   Each current and former employee, officer, founder, consultant and contractor of the Company or any of its Subsidiaries who has contributed to the creation, development, invention, conception or discovery of any Intellectual Property for or on behalf of the Company or its Subsidiaries has executed and delivered to the Company or the applicable Subsidiary a valid and enforceable agreement that irrevocably assigns to the Company or the applicable Subsidiary all right, title and interest in and to any Intellectual Property arising from such Person’s work for the Company or the applicable Subsidiary that is material to the Company’s and the applicable Subsidiary’s business.
(iii)   The Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets that are owned or purported to be owned by or provided to the Company and its Subsidiaries that are material to the Company’s and its Subsidiaries’ business. To the Company’s knowledge, there has been no disclosure of any such Trade Secrets of or relating to the Company or any of its Subsidiaries to any person, except for disclosures made subject to confidentiality terms that are reasonable under the circumstances to maintain the secrecy of such Trade Secrets. To the Company’s knowledge, no third party has infringed upon, misappropriated, diluted, or otherwise violated any Intellectual Property of the Company or any of its Subsidiaries, except for infringements, misappropriations, dilutions or other violations that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.
(iv)   The Company and its Subsidiaries have not granted any licenses or other rights to third parties to use their Intellectual Property other than non-exclusive licenses granted in the Ordinary Course of Business.
(v)   The IT Assets owned, used or held for use by the Company or any of its Subsidiaries operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by the Company and its Subsidiaries to adequately conduct their respective businesses as currently conducted, except for failures for operate or perform, that individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Since January 1, 2016, to the Company’s knowledge, there have been no security breaches, unauthorized access or other adverse integrity or security access incidents affecting the IT Assets of the Company or any of its Subsidiaries, in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology.
(p)   Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by the Company or any of its Subsidiaries (the “Company Insurance Policies”) provide adequate coverage for all normal risks incident to the business of the Company and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect. Each Company Insurance Policy is in full force and effect and all premiums due with respect to all Company Insurance Policies have been paid, with such exceptions that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(q)   Brokers and Finders. The Company has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders fees in connection with the Mergers or the other transactions contemplated in this Agreement, except as set forth in Section 4.1(q) of the Company Disclosure Letter.
(r)   Opinion of the Company’s Financial Advisor. The Company’s board of directors has received the opinion of the Company’s financial advisor, Jefferies LLC, to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Base Exchange Ratio is fair, from a financial point of view, to the holders of Shares (other than, as applicable, Parent, Merger Subs, and their respective affiliates).
(s)   Ownership of Parent Voting Stock. None of the Company or its “affiliates” or “associates” (as such terms are defined in Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”)) is, nor at any time during the last three years has been, an “interested stockholder” of Parent as defined in Section 203 of the DGCL. Neither the Company nor any of its “affiliates” or “associates” beneficially owns (or has beneficially owned in the past three years) any “voting stock” (as defined in Section 203 of the DGCL) or other securities of Parent or any option, warrants or other rights to acquire “voting stock” or other securities of, or other economic interests in, Parent. For the purposes of this Agreement, “beneficially owns” means, with respect to any securities, having “beneficial ownership” of such securities for purposes of Rule 13d-3 or 13d-5 under the Exchange Act.
(t)   Material Contracts and Governmental Contracts.
(i)   Except as set forth in Section 4.1(t) of the Company Disclosure Letter, and excluding any Company Benefit Plan, as of the date of this Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by:
(A)   any lease of real or personal property providing for annual rentals of $250,000 or more;
(B)   any Contract that (I) is reasonably likely to require either (x) annual payments to or from the Company and its Subsidiaries of more than $500,000, or (y) aggregate payments to or from the Company and its Subsidiaries of more than $500,000, or (II) is between the Company or any of its Subsidiaries and any of the Company’s vendors, suppliers or customers and that (x) represented greater than 5% of the Company’s consolidated cost of goods sold or (y) the sale of products purchased from a vendor or supplier to the Company pursuant to such Contract or sold to a customer of the Company pursuant to such Contract represented greater than 5% of the Company’s consolidated net revenue, in each case in the last 12 full calendar months prior to the date hereof;
(C)   any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to the Company or any of its Subsidiaries;
(D)   any Contract (other than among direct or indirect wholly owned Subsidiaries of the Company) relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $250,000.
(E)   any Contract required to be filed as an exhibit to the Company’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and not otherwise specified in a sub-clause of this Section 4.1(t);
(F)   any Contract that (I) purports to limit in any material respect either the type of business in which or third parties with whom the Company or its Subsidiaries (or, after the Merger 1 Effective Time, Parent or its Subsidiaries) may engage or the manner or locations in which any of them may so engage in any business, (II) grants “most favored nation” status that, following the Mergers, would apply to Parent and its Subsidiaries, including the Company and its Subsidiaries, (III) prohibits or limits the rights of the Company or any of its

Subsidiaries to make, sell or distribute any products or services, or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights (including any grants of non-asserts or exclusive rights or licenses to any third party), (IV) grants any rights of first refusal, first negotiation or similar to any third party, (V) require the Company or its Subsidiaries to purchase or otherwise acquire its requirements for or output of products and services from a third party, (VI) contain any exclusive dealing or similar arrangements restricting the activities of the Company or any of its Subsidiaries, or (VII) contain any profit sharing or similar arrangements, in each case (I)  — (VII) that is material to the Company and its Subsidiaries, taken as a whole;
(G)   any Contract that contains a put, call or similar right pursuant to which the Company or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a purchase price of more than $500,000; and
(H)   any other Contract or group of related Contracts that, if terminated or subject to a default by any party thereto, would, individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect
(the Contracts described in clauses (A)  — (H), collectively, the “Company Material Contracts”).
(ii)   A copy of each Company Material Contract has previously been delivered to Parent. As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, each such Company Material Contract is a valid and binding agreement of the Company or one of its Subsidiaries, enforceable against such person in accordance with its terms (and to the knowledge of the Company is enforceable against each other party thereto), as the case may be, and is in full force and effect, and neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any other party thereto is in default or breach under, or has defaulted or breached, the terms of any such Company Material Contract. Neither the Company nor any of its Subsidiaries has received any written notice or, to the knowledge of the Company, other communication regarding any actual or possible material violation or breach of, or material default under, any Company Material Contract.
(u)   Affiliate Transactions. Except for directors’ and employment-related Company Material Contracts filed or incorporated by reference as an exhibit to a Company Report filed by the Company prior to the date hereof and for any intercompany agreements, as of the date hereof, no executive officer or director of the Company is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by the Company or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last 12 months.
(v)   Relationships with Customers, Suppliers, Distributors and Sales Representatives. Neither the Company or any of its Subsidiaries has received any written, or to the Company’s knowledge, oral communication that any material customer, supplier, distributor or sales representative intends to, or constitutes a threat that any such Person may, cancel, terminate or otherwise modify or not renew its relationship with the Company or any of its Subsidiaries, except for such cancellations, terminations, modifications or nonrenewals which would not, individually or in the aggregate, be reasonably expected to have a Company Material Adverse Effect.
(w)   Anti-Money Laundering. The operations of the Company and its Subsidiaries are and have been conducted, at all times, in compliance, in all materials respects, with all applicable financial recordkeeping and reporting requirements of applicable anti-money laundering Laws, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, “Anti-Money Laundering Laws”), and no Action by or before any Governmental Entity against the Company with respect to Anti-Money Laundering Laws is pending. None of the Company nor its Subsidiaries has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction in violation of applicable Laws; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act(Canada) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) or the rules and regulations promulgated thereunder or under any other Laws of any relevant jurisdiction covering a similar subject matter applicable to the Company, its Subsidiaries and their operations. Neither the Company, any of its Subsidiaries, nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or Person acting on behalf of the Company or any of its Subsidiaries has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
(x)   FCPA; Etc. None of the Company, any of its Subsidiaries or affiliates, nor any of their respective officers, directors or employees acting on behalf of the Company or any of its Subsidiaries or affiliates has violated the United States’ Foreign Corrupt Practices Act (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder), and to the knowledge of the Company, no such action has been taken by any of its agents, representatives or other Persons acting on behalf of the Company or its Subsidiaries or any of its Affiliates.
4.2   Representations and Warranties of Parent and the Merger Subs. Except as set forth in the Parent Reports (including all exhibits and schedules thereto and documents incorporated by reference therein) filed with or furnished to the SEC prior to the date of this Agreement (excluding, in each case, any disclosures set forth in any risk factor section or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature (but, for clarity, including any historical factual information contained within such headings, disclosure or statements)) or in the corresponding sections or subsections of the disclosure letter delivered to the Company by Parent prior to entering into this Agreement (the “Parent Disclosure Letter”) (it being agreed that disclosure of any item in any section or subsection of the Parent Disclosure Letter shall be deemed disclosure with respect to any other section or subsection to which the relevance of such item is reasonably apparent), Parent and the Merger Subs each hereby represent and warrant to the Company that:
(a)   Organization, Good Standing and Qualification. Each of Parent and its Subsidiaries is a legal entity duly organized, validly existing and in good standing (in jurisdictions which recognize such concept) under the Laws of its jurisdiction of organization and has all requisite corporate or similar power and authority to own, lease and operate its properties and assets and to carry on its business as presently conducted and is qualified to do business and is in good standing as a foreign corporation or other legal entity in each jurisdiction where the ownership, leasing or operation of its assets or properties or conduct of its business requires such qualification, except where the failure to be so organized, validly existing, qualified or in such good standing, or to have such power or authority, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company prior to the date of this Agreement true and correct copies of any amendments to the Parent Certificate of Incorporation or bylaws of Parent not filed with or incorporated by reference into the Parent Reports filed prior to the date of this Agreement.
(b)   Capital Structure of Parent.
(i)   The authorized capital stock of Parent consists of:
(A)   125,000,000 shares of Parent Class A Common Stock, of which 16,341,696 shares were outstanding as of the close of business on the Measurement Date,
(B)   10,000,000 shares of Class B Common Stock, par value $0.0001 per share (“Parent Class B Common Stock”), of which 2,448,583 shares were outstanding as of the close of business on the Measurement Date,
(C)   100,000,000 shares of Class C Common Stock, par value $0.0001 per share (“Parent Class C Common Stock” and, collectively with the Parent Class A Common Stock and Parent Class B Common Stock, the “Parent Common Stock”), of which 72,064,218 shares were outstanding as of the close of business on the Measurement Date,
(D)   10,000,000 shares of Preferred Stock, par value $0.0001 per share, of which no shares were outstanding as of the close of business on the Measurement Date.
All of the outstanding Parent Common Stock have been duly authorized and are validly issued, fully paid and nonassessable. As of the Measurement Date, 1,788,332 Shares were subject to Parent Options (of which options to purchase an aggregate of 1,788,332 shares of Parent Common Stock were exercisable).
Except (x) as set forth in this Section 4.2(b)(i) (including in Section 4.2(b) of the Parent Disclosure Letter), (y) as provided for pursuant to the terms of Parent’s certificate of incorporation or the GH LLC Agreement and (z) for changes since the Measurement Date resulting from the issuance, acceleration or acquisition by Parent of Parent Common Stock in connection with the exercise or settlement of, or satisfaction of withholding Taxes or exercise price payments with respect to, Parent Equity Awards in accordance with their terms, there are not as of the date hereof issued or outstanding (1) any shares of capital stock or other voting securities of Parent, or (2) any preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of Parent or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of Parent, or any securities or obligation evidencing such rights. Parent does not have outstanding any bonds, debentures, notes or other obligations the holders of which have the right to vote (or convertible into or exercisable for securities having the right to vote) with the stockholders of Parent on any matter. All grants of the Parent Equity Awards were validly issued and properly approved by the Parent Board (or a committee thereof) in accordance with the Parent equity plan and applicable Law.
(ii)   Section 4.2(b)(ii) of the Parent Disclosure Letter sets forth a true and complete list, as of the Measurement Date, of (A) each outstanding Parent Option, and share of Parent Restricted Stock, (B) the date of grant thereof, (C) the number of shares of Parent Common Stock covered thereby, (D) the per share exercise price (if applicable), (E) the vesting schedule, (F) the expiration date thereof (if applicable), and (G) in the case of Parent Options, whether or not such option is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.
(iii)   Section 4.2(b)(iii) of the Parent Disclosure Letter sets forth each of Parent’s Subsidiaries. Each of the outstanding shares of capital stock or other securities of each of Parent’s Subsidiaries (other than GH LLC) is duly authorized, validly issued, fully paid and nonassessable (in the case of each such Subsidiary, to the extent such concepts are recognized under the jurisdiction of organization of such Subsidiary) and owned by Parent, GH LLC or by a direct or indirect wholly owned Subsidiary of Parent or GH LLC, free and clear of any Lien, except for Permitted Liens. Except as set forth in Section 4.2(b)(iii) of the Parent Disclosure Letter, there are no preemptive or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, agreements, arrangements, calls, commitments or rights of any kind that obligate Parent or any of its Subsidiaries to issue or to sell any shares of capital stock or other securities of any of Parent’s Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, or giving any Person a right to subscribe for or acquire, any securities of any of Parent’s Subsidiaries, and no securities or obligation evidencing such rights are authorized, issued or outstanding. Except as set forth on Section 4.2(b)(iii) of the Parent Disclosure Letter, neither Parent nor any of its Subsidiaries owns any equity interest in any Person.
(c)   Corporate Authority.
(i)   Each of Parent and the Merger Subs has all requisite corporate power and authority and has taken all corporate action necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the Mergers, subject only to the Requisite Parent Vote. This Agreement has been duly executed and delivered by each of Parent and the Merger Subs and is a valid and binding agreement of Parent and the Merger Subs, enforceable against each of Parent and the Merger Subs in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(ii)   The Parent Special Committee has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Mergers, the Parent Charter Amendment, the Parent Option Plan Increase and the Parent Share Issuance are advisable and fair to, and in the best interests of, Parent and the stockholders of Parent, (b) recommended that the Parent Board approve this Agreement and the transactions contemplated by this Agreement, including the Mergers, the Parent Charter Amendment, the Parent Option Plan Increase and the Parent Share Issuance, and declare that this Agreement is advisable and fair to, and in the best interests of, Parent and its stockholders, and (c) recommended, subject to the approval by the Parent Board, that the Parent Board submit this Agreement, the Parent Charter Amendment, the Parent Option Plan Increase and the Parent Share Issuance to the stockholders of Parent for approval and adoption and resolve to recommend that the (x) Parent Public Stockholders approve and adopt this Agreement and the transactions contemplated by this Agreement and (y) stockholders of the Parent approve and adopt the Parent Charter Amendment, the Parent Option Plan Increase, and the Parent Share Issuance.
(iii)   The Parent Board has unanimously (A) approved and declared advisable this Agreement and the transactions contemplated by this Agreement, including the Mergers, the Parent Charter Amendment and the Parent Share Issuance, on the terms and subject to the conditions set forth in this Agreement, (B) determined that this Agreement and the transactions contemplated by this Agreement, including the Mergers, the Parent Charter Amendment and the Parent Share Issuance, are advisable and fair to, and in the best interests of, Parent and the stockholders of Parent, (C) recommended (x) the approval and adoption of this Agreement and the transactions contemplated by this Agreement by the Parent Public Stockholders and (y) the approval and adoption of the Parent Charter Amendment, the Parent Option Plan Increase, and the Parent Share Issuance to the stockholders of Parent, in each case on the terms and subject to the conditions set forth in this Agreement, and (D) directed that this Agreement, the transactions contemplated by this Agreement, the Parent Charter Amendment, the Parent Option Plan Increase, and the Parent Share Issuance be submitted to the stockholders of Parent for approval and adoption.
(d)   Governmental Filings; No Violations.
(i)   Other than the filings and/or notices (A) pursuant to Section 1.3, (B) under the HSR Act, or the antitrust laws of any Governmental Entity, the Securities Act and the Exchange Act and (C) required to be made with NASDAQ (collectively, the “Parent Approvals”), no notices, reports or other filings are required to be made by Parent or the Merger Subs with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by Parent or the Merger Subs from, any Governmental Entity in connection with the execution and delivery of this Agreement by Parent and the Merger Subs and the consummation of the Mergers and the other transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(ii)   The execution, delivery and performance of this Agreement by Parent and the Merger Subs do not, and the consummation of the Mergers and the other transactions contemplated hereby will not, constitute or result in:
(A)   a breach or violation of, or a default under, the (I) certificate of incorporation or bylaws or operating agreement, as applicable, of Parent or the Merger Subs, or (II) the comparable governing instruments of any of its Subsidiaries;
(B)   with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) or a default under, the creation or acceleration of any obligations under or the creation of a Lien on any of the assets of Parent or any of its Subsidiaries pursuant to, any Contracts binding upon Parent or any of its Subsidiaries;
(C)   any change in the rights or obligations of any party under any Contract binding upon Parent or any of its Subsidiaries; or

(D)   subject to the governmental filings and other matters referred to in Section 4.2(d)(i), any breach or violation of any Law applicable to Parent or any of its Subsidiaries or their respective properties or assets;
except, in the case of clause (B), (C), or (D) above, with respect to a Parent Benefit Plan, or for any such breach, violation, termination, default, creation, acceleration or change that would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(e)   Parent Reports; Financial Statements.
(i)   Parent has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC pursuant to the Exchange Act or the Securities Act since March 20, 2019 (the “Parent Applicable Date”) (the forms, statements, reports and documents filed or furnished since the Parent Applicable Date (including Parent’s Registration Statement on Form S-4 as of its effective date and including any prospectus contained therein) and those filed or furnished subsequent to the date of this Agreement including any amendments thereto, and any documents filed with, or incorporated by reference in (regardless of when originally filed) any such forms, statements, reports and documents, the “Parent Reports”). Each of the Parent Reports, at the time of its filing or being furnished (or, if amended prior to the date of this Agreement, as of the date of such amendment), complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and any rules and regulations promulgated thereunder applicable to the Parent Reports. As of their respective dates (or, if amended prior to the date of this Agreement, as of the date of such amendment) the Parent Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading.
(ii)   Parent is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of NASDAQ.
(iii)   Parent maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by Parent is recorded and reported on a timely basis to the individuals responsible for the preparation of Parent’s filings with the SEC and other public disclosure documents. Parent maintains internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide (A) reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, (B) reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of Parent are being made only in accordance with authorizations of management and directors of Parent, and (C) reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of Parent’s assets that could have a material effect on its financial statements. Parent has disclosed, based on the most recent evaluation of its chief executive officer and its chief financial officer prior to the date of this Agreement, to Parent’s auditors and the audit committee of Parent’s board of directors (and, if any, has disclosed to the Company the material circumstances of such): (x) any known significant deficiencies in the design or operation of its internal controls over financial reporting since the Parent Applicable Date that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial information and has identified for Parent’s auditors and audit committee of Parent’s board of directors any material weaknesses in internal control over financial reporting, and (y) any known fraud, whether or not material, since the Parent Applicable Date, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting. Parent has made available to the Company a summary of any such disclosure made by management to Parent’s auditors and audit committee since the Parent Applicable Date.

(iv)   The consolidated financial statements of Parent included in or incorporated by reference into the Parent Reports (including the related notes and schedules) fairly present in all material respects the consolidated balance sheets of Parent and its consolidated Subsidiaries as of their respective dates and the consolidated statements of operations and comprehensive (loss) income, changes in redeemable Class B units of GH LLC and stockholders’ equity/members’ deficit and cash flows for the periods then ended (subject, in the case of unaudited statements, to notes and normal year-end audit adjustments that will not be material in amount or effect and to any other adjustments described therein, including the notes thereto), in each case in accordance with GAAP consistently applied during the periods involved, except as may be noted therein.
(f)   Absence of Certain Changes. From September 30, 2020 through the date of this Agreement, Parent and its Subsidiaries have conducted their respective businesses in all material respects in the ordinary course of such businesses consistent with past practices and there has not been:
(i)   any event, change, circumstance, occurrence or development which, individually or in the aggregate, has had, or would reasonably be expected to have, a Parent Material Adverse Effect;
(ii)   any declaration, setting aside or payment of any dividend or other distribution in cash, stock or property in respect of the capital stock of Parent or, other than in connection with satisfaction of withholding Taxes or exercise price payments with respect to Parent Equity Awards, any repurchase, redemption or other acquisition by Parent of any outstanding shares of capital stock or other securities of Parent;
(iii)   any material change in any method of accounting or practices by Parent or any of its Subsidiaries; or
(iv)   any action or occurrence that would have violated any of clauses (i), (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi), (xiii), (xv) or (xvi) (to the extent related to any of the foregoing clauses) of Section 5.1(b) had such action or occurrence taken place following the date of this Agreement and prior to the earlier of the Merger 1 Effective Time and the termination of this Agreement in accordance with its terms.
(g)   Litigation and Liabilities.
(i)   As of the date hereof, there are no:
(A)   Actions pending or, to the knowledge of Parent, threatened against Parent or any of its Subsidiaries; or
(B)   except as reflected or reserved against in Parent’s consolidated balance sheets (and the notes thereto) included in the Parent Reports filed prior to the date of this Agreement, and for obligations or liabilities incurred in the Ordinary Course of Business since September 30, 2020, or in connection with this Agreement or any of the transactions contemplated hereby, liabilities of Parent or of any of its Subsidiaries, whether or not accrued, contingent or otherwise to the extent required to be disclosed on a balance sheet in accordance with GAAP;
except in the case of each of clauses (A) and (B) above for those Actions, obligations and liabilities that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(ii)   Neither Parent nor any of its Subsidiaries is a party to or subject to the provisions of any judgment, order, writ, injunction, decree or award of any Governmental Entity which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(h)   Parent Benefit Plans.
(i)   All Parent Benefit Plans are listed in Section 4.2(h)(i) of the Parent Disclosure Letter. For purposes of this Agreement, “Parent Benefit Plans” means all compensatory arrangements,

including all benefit and compensation plans, contracts, policies and arrangements, (A) covering current or former employees, directors or consultants of Parent or its Subsidiaries, or (B) with respect to which Parent or its Subsidiaries has, or could reasonably be expected to have, any liability.
(ii)   True and complete copies of each Parent Benefit Plan (or form(s) thereof, if applicable) have been made available to the Company, together with (A) all related trust agreements and insurance contracts, (B) current summary plan descriptions, (C) material administrative and other service contracts with third-party services providers, (D) the most recent determination letter received regarding the tax-qualified status of each Parent Benefit Plan, (E) Form 5500 for the most recent plan year for each Parent Benefit Plan, (F) summaries for any Parent Benefit Plan for which there is not a written plan document, and (G) all material correspondence with any Governmental Entity during the past year.
(iii)   With respect to each Parent Benefit Plan, except as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect: (A) each such Parent Benefit Plan is in compliance and has been administered in accordance with its terms and applicable Law, including ERISA and the Code and (B) there are no pending or, to the knowledge of Parent, threatened claims (other than claims for benefits in the ordinary course), lawsuits, charges, complaints, grievances, investigations, audits, proceedings or arbitrations that have been asserted or instituted. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, each Parent Benefit Plan intended to be qualified under Section 401(a) of the Code is the subject of an unrevoked favorable determination or opinion letter from the IRS, and, to the knowledge of Parent, nothing has occurred since the date of the most recent such determination that would reasonably be expected to adversely affect such qualification.
(iv)   With respect to each Parent Benefit Plan that is an employee welfare benefit plan, all claims incurred by Parent are (A) insured pursuant to a contract of insurance (that does not provide for any retrospective premium adjustments) whereby the insurance company bears any risk of loss with respect to such claims, or (B) covered under a contract with a health maintenance organization pursuant to which such organization bears the liability for claims. Except as would not have or reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, no Parent Benefit Plan provides welfare benefits, including death or medical benefits (whether or not insured), beyond retirement or other termination of service, other than coverage mandated by COBRA or applicable Law.
(v)   Neither Parent nor any other entity which, together with Parent, would be treated as a single employer under Section 4001 of ERISA or Section 414 of the Code has or could have any liability in respect of, or has in the past three years sponsored, maintained, contributed to or had any liability in respect of, (A) any “defined benefit plan” (as defined in Section 3(35) of ERISA), (B) any defined benefit plan, whether or not subject to ERISA, (C) any plan subject to Section 412 of the Code, Section 302 of ERISA or Title IV of ERISA, (D) a “multiemployer plan”, as defined in Section 3(37) of ERISA, (E) a “multiple employer welfare arrangement” (within the meaning of Section 3(40) of ERISA), or (F) a “funded welfare plan” within the meaning of Section 419 of the Code.
(vi)   Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby (either alone or in combination with any other event) will (A) result in any material payment becoming due to any current or former employee or other service provider of Parent or its Subsidiaries, (B) materially increase the compensation or benefits payable, including equity benefits, under any Parent Benefit Plan, (C) result in the acceleration of the time of payment, funding or vesting of any such compensation or benefits, including equity benefits, under any such Parent Benefit Plan, (D) require any contributions or payments to fund any obligations under any Parent Benefit Plan, or (E) limit or restrict the right of Parent to merge, amend, or terminate any Parent Benefit Plan. Without limiting the generality of the foregoing, no amount payable to any current or former service provider (whether in cash or property or as a result of accelerated vesting) as a result of the execution of this Agreement or the consummation of the transactions (either alone or together with any other event) under any Parent Benefit Plan or other compensation arrangement would be nondeductible under Section 280G of the Code. Neither Parent nor any of its Subsidiaries has any obligation to gross-up, indemnify or otherwise reimburse any current or former service provider for any Taxes incurred by such service provider under Section 409A or 4999 of the Code, or any interest or penalty related thereto.
(vii)   Each of Parent and its Subsidiaries complies in all material respects with the applicable requirements under the Affordable Care Act, the Code, ERISA, COBRA, HIPAA, and other federal requirements for employer-sponsored health plans, and any corresponding requirements under state statutes, with respect to each Parent Benefit Plan that is a group health plan within the meaning of Section 733(a) of ERISA, Section 5000(b)(1) of the Code, or such state statute.
(i)   Compliance with Laws; Privacy and Security.
(i)   The businesses of Parent and each of its Subsidiaries have not been since January 1, 2017, and are not being, conducted in violation of any Laws, except for violations that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement. Except with respect to the regulatory matters covered by Section 5.6, to the knowledge of Parent, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or threatened, except for those such investigations or reviews the outcome of which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or prevent, materially delay or materially impair the consummation of the transactions contemplated by this Agreement.
(ii)   Parent and its Subsidiaries possess, and Parent and its Subsidiaries have been at all times and are in compliance with all material Permits from all applicable Governmental Entities necessary to conduct its business as now conducted and to own, lease or operate their properties, including all such Permits required by Environmental Law, the USDA, the FDA and DEA or any other federal, state or foreign agencies or bodies engaged in the regulation of drugs, dietary supplements, hemp or cannabis products, except for such noncompliance that has not, and would not reasonably be expected to have, a Parent Material Adverse Effect. Neither Parent nor any of its Subsidiaries has received any written or, to Parent’s knowledge, oral notice of proceedings relating to the suspension, modification, revocation or cancellation of any such Permit. Neither Parent nor any of its Subsidiaries nor, to Parent’s knowledge, any officer, employee or agent of Parent has been convicted of any crime or engaged in any conduct that has previously caused or would reasonably be expected to result in disqualification or debarment by the FDA under 21 U.S.C. Sections 335(a) or any similar Law of any other Governmental Entity. Neither Parent, nor any of its Subsidiaries nor any of its officers, employees, or to Parent’s knowledge, any of its other Representatives has made any materially false statements on, or material omissions from, any notifications, applications, approvals, reports and other submissions to the FDA, the USDA, the DEA or any similar Governmental Entity. All material Permits are in full force and effect.
(iii)   Parent and its Subsidiaries are and have been in compliance, in all material respects, with all applicable Laws administered or issued by the FDA or any similar Governmental Entity, including the Federal Food, Drug, and Cosmetic Act and all other Laws regarding developing, testing, manufacturing, marketing, distributing or promoting the products of Parent and its Subsidiaries, or complaint handling or adverse event reporting, except for such noncompliance that has not, and would not reasonably be expected to have, a Parent Material Adverse Effect.
(iv)   The properties, business and operations of Parent and its Subsidiaries, including without limitation, the manufacture, import, export, testing, development, processing, packaging, labeling, storage, marketing and distribution of all Company and Subsidiary products, have for the past three years been and are being conducted in all material respects in accordance with all applicable Laws of all Governmental Entities or regulatory agencies, including, but not limited to, those administered and promulgated by the FDA, the USDA, the DEA and any foreign equivalent thereto, including without limitation those relating to investigational use, current “Good Manufacturing Practices” labeling, record keeping, reporting of adverse events and filing of reports. Parent has not had any product or manufacturing site subject to a governmental shutdown or import or export prohibition, nor received from the FDA Form 483 or other Governmental Entity notice of inspection or observations, “warning letters”, “untitled letters”, or similar correspondence of written notice from any Governmental Entity in respect of the business operations of Parent and alleging or asserting noncompliance with any applicable Laws of any Governmental Entities or the Permits required in Section 4.2(i)(ii) and, to the knowledge of Company, no Governmental Entity is considering such action.
(v)   Except for any noncompliance that has not had and would not reasonably be expected to have a Parent Material Adverse Effect, the actual practices of Parent and its Subsidiaries with respect to the security, processing, collection, storage, retention, use, transfer, disclosure and disposal of Personal Information complies and since January 1, 2017, has complied with (A) to the extent applicable the requirements of Laws, (B) any representations made by Parent or any of its Subsidiaries in any privacy policy provided to consumers or made available to the public, and (C) contractual obligations concerning privacy, data protection or data security.
(vi)   Parent and its Subsidiaries have taken, and are currently taking, reasonable measures to (A) protect against any anticipated or actual threats or hazards to the security or integrity of Personal Information and from the loss or theft of Personal Information, and (B) detect breaches of Personal Information. Since March 20, 2019, to Parent’s knowledge, neither Parent nor any of its Subsidiaries have suffered a material security breach, compromise or instance of unauthorized access or use relating to or affecting any Personal Information, in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(j)   Takeover Statutes. Assuming that the representation of the Company in Section 4.1(s) (Ownership of Parent Voting Stock) is accurate, the board of directors of Parent has taken all necessary action to render inapplicable to this Agreement, the Mergers and the transactions contemplated hereby the restrictions on “business combination” (as defined in Section 203 of the DGCL) set forth in Section 203 of the DGCL and no other Takeover Statute or any anti-takeover provision in the Parent Certificate of Incorporation and bylaws of Parent is applicable in connection with this Agreement to the Parent Common Stock, the Mergers or the other transactions contemplated by this Agreement.
(k)   Environmental Matters.
(i)   Parent and its Subsidiaries are in compliance with all applicable Environmental Laws, except for noncompliance which would not, individually or in the aggregate, be reasonably be expected to have a Parent Material Adverse Effect.
(ii)   Neither Parent nor any of its Subsidiaries is subject to any order, decree, injunction or other arrangement with any Governmental Entity relating to liability under any Environmental Law or relating to Hazardous Substances.
(iii)   Parent and its Subsidiaries have not received in the past five years any currently unresolved written notice of any violation of, or liability or investigatory, corrective or remedial obligation under, any Environmental Laws, except for such notice the subject matter of which, if determined adversely to Parent or any of its Subsidiaries, would not reasonably be expected to have a Parent Material Adverse Effect.
(iv)   Parent and its Subsidiaries has disposed of or arranged for disposal of, or transported hazardous materials or wastes in compliance with all applicable Environmental Laws, such that no Parent Material Adverse Effect would reasonably be expected to arise from any such disposal or transportation.
(l)   Taxes.
(i)   All income and other material Tax Returns required to be filed by Parent and each of its Subsidiaries have been timely filed (taking into account any extension of time within which to file). All such Tax Returns are true, correct and complete in all material respects, and all Taxes shown on such Tax Returns as due and payable by Parent and each of its Subsidiaries have been paid in full.

(ii)   Parent and each of its Subsidiaries have withheld and paid all material amounts of Tax required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, customer, shareholder or other party, and complied in all material respects with all information reporting and backup withholding provisions of applicable Law.
(iii)   In the past three years, no written claim has been made by any Governmental Entity in a jurisdiction where Parent or any of its Subsidiaries does not file a particular type of Tax Return or pay a particular type of Tax that Parent or any of its Subsidiaries is or may be required to file such Tax Return or subject to such Tax in that jurisdiction.
(iv)   There is no Tax deficiency outstanding, assessed or proposed, in each case, in writing against Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.
(v)   There are currently no audits, suits, proceedings, investigations, claims, examinations, or other administrative or judicial proceedings concerning any material Tax Return or material Taxes of Parent or its Subsidiaries, and Parent and its Subsidiaries have not received any written notice from any Governmental Entity that it intends to conduct such a proceeding.
(vi)   There are no Liens on the assets of Parent or any of its Subsidiaries relating or attributable to Taxes, other than Permitted Liens.
(vii)   Neither Parent nor any of its Subsidiaries is a party to, or bound by, any Tax indemnification, allocation, sharing or similar agreement that reasonably would be expected to give rise to a liability for Taxes after the Closing, other than the TRA, or any such agreement exclusively between or among Parent and any of its Subsidiaries, or an agreement entered into in the Ordinary Course of Business the primary purpose of which does not relate to Taxes.
(viii)   Neither Parent nor any of its Subsidiaries has requested or received any private letter ruling, technical advice memoranda or similar agreement or ruling from any Governmental Entity with respect to Taxes.
(ix)   Neither Parent nor any of its Subsidiaries has been a member of an affiliated, combined, consolidated or unitary group for Tax purposes, other than a group the common parent of which is or was Parent. Neither Parent nor any of its Subsidiaries has any liability for Taxes of any Person (other than Parent or any of its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), as transferee or successor, by contract or otherwise.
(x)   In the two years prior to the date of this Agreement, neither Parent nor any of its Subsidiaries has constituted a “distributing corporation” or a “controlled corporation” (or a successor thereto) in connection with a distribution described in Section 355 of the Code.
(xi)   Neither Parent nor any of its Subsidiaries is, or has been, a party to a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b).
(xii)   Neither Parent nor any of its Subsidiaries has (1) claimed deductions in computing taxable income for expenses that are not allowed under Section 280E of the Code, or (2) capitalized expenses otherwise described as nondeductible under Section 280E of the Code as part of inventory cost and realized such amounts as a deduction for cost of goods sold to reduce gross income and resulting taxable income (or to create or increase a net operating loss).
(xiii)   As of the date of this Agreement, neither Parent nor any of its Affiliates has taken, intends to take, or has agreed to take any action, or is aware of any fact or circumstance that would prevent or impede the qualification of the Mergers, taken together, as a “reorganization” within the meaning of Section 368(a) of the Code.

(xiv)   Parent has fully and timely paid all amounts due and payable under the TRA. All liabilities of Parent under the TRA not yet due and payable have been properly accounted for by Parent in a manner consistent with GAAP.
(xv)   Neither Parent nor any of its Subsidiaries has taken any action that would reasonably be expected to have the effect of requiring the application of one or more Valuation Assumptions (as defined in the TRA) in determining Parent’s obligations under the TRA. Neither Parent nor any of its Subsidiaries has taken any action with the intention of otherwise increasing, accelerating or fixing Parent’s liability under the TRA. There has not been, and, assuming that (i) the representations of the Company in Section 4.1(b) (Capital Structure of the Company) are accurate and (ii) prior to the Merger 1 Effective Time, the Company nominates the Company Designees who satisfy the requirements of Section 2.8(a) and the Parent Board recommends, approves and designates such Company Designees to serve on the Parent Board following the Merger 1 Effective Time, the consummation of the Mergers will not constitute, a Change of Control (as defined in the TRA).
(xvi)   GH LLC is classified as a partnership for U.S. federal income tax purpose. GH LLC has had a valid election under Section 754 of the Code (and any analogous state, local, and foreign Tax Law) (each a “Section 754 Election”) in effect at all times since 2015 through the date hereof and will have a valid Section 754 Election in effect through the Closing Date. Section 4.2(l)(xv) of the Parent Disclosure Letter lists (i) the entity classification of each of the Subsidiaries of GH LLC for U.S. federal income tax purpose, and (ii) all entity classification elections and Section 754 Elections made for Subsidiaries of GH LLC. Parent has made available to Company true and complete copies of all Section 754 Elections and entity classification elections made for GH LLC and its Subsidiaries.
(m)   Financial Institutions. Parent and each of its Subsidiaries have informed its current banking and financial services partners about the scope and nature of their businesses in all material respects and provided information that is true and correct in all material respects to such partners as requested by them to conduct due diligence and risk-rate such businesses for purposes of compliance with all applicable Anti-Money Laundering Laws and Laws with respect to combatting the financing of terrorism, and have provided such banking and financial services partners with any material changes or material updates to the scope and nature of such businesses as necessary and appropriate for such purposes.
(n)   Labor Matters.
(i)   Parent has provided the Company with an accurate and complete list, as of the date hereof, of all (A) employees of Parent and its Subsidiaries, including for each employee, employee ID, work location, title or position, exempt or nonexempt status, annual compensation (including bonuses, commissions and deferred compensation), accrued and unused paid vacation and other paid leave, and date of hire, and (B) individuals who are currently performing services for Parent and its Subsidiaries who are classified as independent contractors, including for each such independent contractor, the state in which they perform services, their compensation, and a brief description of the services provided. Except as set forth in Section 4.2(n)(i) of the Parent Disclosure Letter, all employees of Parent and its Subsidiaries are employed on an at-will basis, which means that their employment can be terminated at any time, with or without advance notice, for any reason or no reason at all. No employee of Parent or any of its Subsidiaries have been granted the right to continued employment by Parent or any successor.
(ii)   Parent and its Subsidiaries have complied with all Laws related to the terms and conditions of employment or retention of its employees, including but not limited to wages and other compensation, overtime requirements, classification of employees and independent contractors, hours of work, leaves of absence, equal opportunity, immigration, occupational health and safety, workers’ compensation, and the payment of social security and other Taxes, except where such noncompliance would not reasonably be expected to have a Parent Material Adverse Effect. Parent and its Subsidiaries have no liability under any Law related to employment or retention of any employee and attributable to an event occurring or a state of facts existing prior to the date of this Agreement, except for such liabilities that would not, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect.
(iii)   As of the date hereof, neither Parent nor any of its Subsidiaries is a party to or otherwise bound by any collective bargaining agreement or other Contract with a labor union or labor organization. Since January 1, 2017, there have been no slowdowns, work stoppages, lockouts, strikes, or other labor disputes or union organizing activities, or any similar activity or dispute, affecting Parent, its Subsidiaries or any of their employees while performing services for Parent or any of its Subsidiaries. There is not now pending, and to the knowledge of Parent, threatened, any such slowdown, work stoppage, lockout, strike, or other labor dispute or union organizing activity or any similar activity or dispute, nor has any event occurred, nor does any condition or circumstance exist, that likely would directly or indirectly give rise to or provide a basis for the commencement of any such slowdown, work stoppage, lockout, strike, or other labor dispute or union organizing activity or any similar activity or dispute.
(iv)   Parent and its Subsidiaries are in full compliance with the WARN Act and any applicable state Laws regarding redundancies, reductions in force, mass layoffs, and plant closings, including all obligations to promptly and correctly furnish all notices required to be given thereunder in connection with any redundancy, reduction in force, mass layoff, or plant closing to affected employees, representatives, any state dislocated worker unit and local government officials, or any other Governmental Entity. No reduction in the notification period under the WARN Act is being relied upon by Parent.
(o)   Ownership of Shares. None of Parent and its Affiliates is, nor at any time during the last three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL or Section 78.423 of the NRS. None of Parent and its Affiliates beneficially owns any Shares or other securities of the Company or any option, warrants or other rights to acquire Shares or other securities of, or any other economic interest in, the Company.
(p)   Insurance. All material fire and casualty, general liability, business interruption, product liability, and sprinkler and water damage insurance policies maintained by Parent or any of its Subsidiaries (the “Parent Insurance Policies”) provide adequate coverage for all normal risks incident to the business of Parent and its Subsidiaries and their respective properties and assets, and are in character and amount at least equivalent to that carried by persons engaged in similar businesses and subject to the same or similar perils or hazards, except for any such failures to maintain insurance policies that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Each Parent Insurance Policy is in full force and effect and all premiums due with respect to all Parent Insurance Policies have been paid, with such exceptions that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(q)   Intellectual Property.
(i)   Parent and its Subsidiaries own (solely or jointly), free and clear of all Liens (except Permitted Liens), or have the right to use pursuant to valid licenses, sublicenses, agreements or permissions, all items of Intellectual Property necessary for their operations as currently conducted, except where the failure to own or have such rights, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. The Intellectual Property owned by Parent or its Subsidiaries is, to Parent’s knowledge, valid, subsisting and enforceable, and is not subject to any outstanding order, judgment or decree adversely affecting Parent’s or its Subsidiaries’ use of, or its rights to, such Intellectual Property. To Parent’s knowledge, the conduct of Parent’s and its Subsidiaries’ business does not and did not, during the six-year period immediately preceding the date of this Agreement, infringe or misappropriate, dilute or otherwise violate any Intellectual Property rights of any third party except to the extent such infringements, misappropriations, dilutions or other violations would not reasonably be expected to have a Parent Material Adverse Effect.
(ii)   Each current and former employee, officer, founder, consultant and contractor of Parent or any of its Subsidiaries who has contributed to the creation, development, invention, conception or discovery of any Intellectual Property for or on behalf of Parent or its Subsidiaries has executed and delivered to Parent or the applicable Subsidiary a valid and enforceable agreement that irrevocably assigns to Parent or the applicable Subsidiary all right, title and interest in and to any Intellectual Property arising from such Person’s work for Parent or the applicable Subsidiary that is material to the Company’s and the applicable Subsidiary’s business.
(iii)   Parent and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of all Trade Secrets that are owned or purported to be owned by or provided to Parent and its Subsidiaries that are material to the Company’s and its Subsidiaries’ business. To Parent’s knowledge, there has been no disclosure of any such Trade Secrets of or relating to Parent or any of its Subsidiaries to any person, except for disclosures made subject to confidentiality terms that are reasonable under the circumstances to maintain the secrecy of such Trade Secrets. To Parent’s knowledge, no third party has infringed upon, misappropriated, diluted, or otherwise violated any Intellectual Property of Parent or any of its Subsidiaries, except for infringements, misappropriations, dilutions or other violations that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.
(iv)   Parent and its Subsidiaries have not granted any licenses or other rights to third parties to use their Intellectual Property other than non-exclusive licenses granted in the Ordinary Course of Business.
(v)   The IT Assets owned, used or held for use by Parent or any of its Subsidiaries operate and perform in all material respects in accordance with their documentation and functional specifications and otherwise as required by Parent and its Subsidiaries to adequately conduct their respective businesses as currently conducted, except for failures for operate or perform, that individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. Since January 1, 2016, to Parent’s knowledge, there have been no security breaches, unauthorized access or other adverse integrity or security access incidents affecting the IT Assets of Parent or any of its Subsidiaries, in each case, except as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect. The Parent and its Subsidiaries have implemented commercially reasonable backup and disaster recovery technology.
(r)   Brokers and Finders. Parent has not employed any broker or finder or incurred any liability for any brokerage fees, commissions or finders, fees in connection with the Mergers or the other transactions contemplated by this Agreement, except as set forth in Section 4.2(r) of the Parent Disclosure Letter.
(s)   Opinion of Parent’s Financial Advisor. The Parent Special Committee has received the opinion of its financial advisor, Canaccord Genuity Corp., to the effect that, as of the date of such opinion and based on and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Exchange Ratio is fair, from a financial point of view, to Parent.
(t)   Material Contracts and Governmental Contracts.
(i)   Except as set forth in Section 4.2(t) of the Parent Disclosure Letter, and excluding any Parent Benefit Plan, as of the date of this Agreement, neither Parent nor any of its Subsidiaries is a party to or bound by:
(A)   any lease of real or personal property providing for annual rentals of $250,000 or more;
(B)   any Contract that (I) is reasonably likely to require either (x) annual payments to or from Parent and its Subsidiaries of more than $500,000, or (y) aggregate payments to or from Parent and its Subsidiaries of more than $500,000, or (II) is between Parent or any of its Subsidiaries and any of Parent’s vendors, suppliers or customers and that (x) represented greater than 5% of Parent’s consolidated cost of sales or (y) the sale of products purchased from a vendor or supplier to Parent pursuant to such Contract or sold to a customer of Parent pursuant to such Contract represented greater than 5% of Parent’s consolidated net sales, in each case in the last 12 full calendar months prior to the date hereof;;

(C)   any partnership, joint venture or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture material to Parent or any of its Subsidiaries;
(D)   any Contract (other than among direct or indirect wholly owned Subsidiaries of Parent) relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset) in excess of $250,000;
(E)   any Contract required to be filed as an exhibit to Parent’s Annual Report on Form 10-K pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act and not otherwise specified in a sub-clause of this Section 4.2(t);
(F)   any Contract that (I) purports to limit in any material respect either the type of business in which or third parties with whom Parent or its Subsidiaries may engage or the manner or locations in which any of them may so engage in any business, (II) grants “most favored nation” status, (III) prohibits or limits the rights of Parent or any of its Subsidiaries to make, sell or distribute any products or services, or use, transfer, license, distribute or enforce any of their respective Intellectual Property rights (including any grants of non-asserts or exclusive rights or licenses to any third party), (IV) grants any rights of first refusal, first negotiation or similar to any third party, (V) require Parent or its Subsidiaries to purchase or otherwise acquire its requirements for or output of products and services from a third party, (VI) contain any exclusive dealing or similar arrangements restricting the activities of Parent or any of its Subsidiaries, or (VII) contain any profit sharing or similar arrangements, in each case (I)  — (VII) that is material to Parent and its Subsidiaries, taken as a whole;
(G)   any Contract that contains a put, call or similar right pursuant to which Parent or any of its Subsidiaries could be required to purchase or sell, as applicable, any equity interests of any Person or assets that have a purchase price of more than $500,000; and
(H)   any other Contract or group of related Contracts that, if terminated or subject to a default by any party thereto, would, individually or in the aggregate, reasonably be expected to result in a Parent Material Adverse Effect
(the Contracts described in clauses (A)  — (H), collectively, the “Parent Material Contracts”).
(ii)   A copy of each Parent Material Contract has previously been delivered to the Company. As of the date hereof, except as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect, each such Parent Material Contract is a valid and binding agreement of Parent or one of its Subsidiaries, enforceable against such person in accordance with its terms (and to the knowledge of Parent is enforceable against each other party thereto), as the case may be, and is in full force and effect, and neither Parent nor any of its Subsidiaries nor, to the knowledge of Parent, any other party thereto is in default or breach under, or has defaulted or breached, the terms of any such Parent Material Contract. Neither Parent nor any of its Subsidiaries has received any written notice or, to the knowledge of Parent, other communication regarding any actual or possible material violation or breach of, or material default under, any Parent Material Contract.
(u)   Affiliate Transactions. Except for directors’ and employment-related Parent Material Contracts filed or incorporated by reference as an exhibit to a Parent Report filed by Parent prior to the date hereof and for any intercompany agreements, as of the date hereof, no executive officer or director of Parent is a party to any Contract with or binding upon Parent or any of its Subsidiaries or any of their respective properties or assets or has any material interest in any material property owned by Parent or any of its Subsidiaries or has engaged in any material transaction with any of the foregoing within the last 12 months.
(v)   Relationships with Customers, Suppliers, Distributors and Sales Representatives. Neither Parent or any of its Subsidiaries has received any written or, to the knowledge of Parent, oral communication that any material customer, supplier, distributor or sales representative intends to, or constitutes a threat that any such Person may, cancel, terminate or otherwise modify or not renew its relationship with Parent or any of its Subsidiaries, except for such cancellations, terminations, modifications or nonrenewals which would not, individually or in the aggregate, be reasonably expected to have a Parent Material Adverse Effect.
(w)   Anti-Money Laundering. The operations of Parent and its Subsidiaries are and have been conducted, at all times, in compliance, in all material respects, with all applicable Anti-Money Laundering Laws, and no Action by or before any Governmental Entity against Parent with respect to Anti-Money Laundering Laws is pending. None of Parent nor its Subsidiaries has, directly or indirectly: (i) made or authorized any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality of any jurisdiction in violation of applicable Laws; or (ii) made any contribution to any candidate for public office, in either case where either the payment or the purpose of such contribution, payment or gift was, is or would be prohibited under the Corruption of Foreign Public Officials Act (Canada), the Proceeds of Crime (Money Laundering) and Terrorist Financing Act(Canada) or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act (United States) or the rules and regulations promulgated thereunder or under any other Laws of any relevant jurisdiction covering a similar subject matter applicable to Parent, its Subsidiaries and their operations. Neither Parent, any of its Subsidiaries, nor, to the knowledge of Parent, any director, officer, agent, employee, affiliate or Person acting on behalf of Parent or any of its Subsidiaries has been or is currently subject to any United States sanctions administered by the Office of Foreign Assets Control of the United States Treasury Department.
(x)   FCPA; Etc. None of Parent, any of its Subsidiaries or affiliates, nor any of their respective officers, directors or employees acting on behalf of Parent or any of its Subsidiaries or affiliates has violated the United States’ Foreign Corrupt Practices Act (and the regulations promulgated thereunder), the Corruption of Foreign Public Officials Act (Canada) (and the regulations promulgated thereunder), and to the knowledge of Parent, no such action has been taken by any of its agents, representatives or other Persons acting on behalf of Parent or its Subsidiaries or any of its Affiliates.
(y)   Merger Subs.
(i)   All of the limited liability interests of Merger Sub 1 are, and at the Merger 1 Effective Time will be, owned by Parent, and there are (A) no other equity interests of Merger Sub 1, (B) no equity or debt interests of Merger Sub 1 convertible into or exchangeable for equity interests of Merger Sub 1, and (C) no options or other rights to acquire from Merger Sub 1, and no obligations of Merger Sub 1 to issue, any equity interests, or equity or debt interests convertible into or exchangeable for equity interests of Merger Sub 1. Merger Sub 1 has not conducted any business prior to the date of this Agreement and has no, and prior to the Merger 1 Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Mergers and the other transactions contemplated by this Agreement.
(ii)   All of the limited liability interests of Merger Sub 2 are, and at the Merger 2 Effective Time will be, owned by Parent, and there are (A) no other equity interests of Merger Sub 2, (B) no equity or debt interests of Merger Sub 2 convertible into or exchangeable for equity interests of Merger Sub 2, and (C) no options or other rights to acquire from Merger Sub 2, and no obligations of Merger Sub 2 to issue, any equity interests, or equity or debt interests convertible into or exchangeable for equity interests of Merger Sub 2. Merger Sub 2 has not conducted any business prior to the date of this Agreement and has no, and prior to the Merger 2 Effective Time will have no, assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and the Mergers and the other transactions contemplated by this Agreement.
4.3   No Other Representations and Warranties.
(a)   Except for the representations and warranties of the Company contained in Section 4.1 or in any certificates delivered by the Company pursuant to Section 6.2, Parent and the Merger Subs acknowledge that none of the Company or any of its Affiliates or such parties’ respective Representatives, nor any other person on behalf of the Company, makes, and none of Parent or the Merger Subs has relied upon, or is entitled to rely upon, any other express or implied representation or warranty with respect to the Company or any of its Affiliates or with respect to any other information provided or made available by them or on their behalf to Parent or the Merger Subs or their respective Representatives in connection with this Agreement (and including as to the correctness or completeness of any such information), including any information, documents, projections, forecasts or other material made available to Parent or the Merger Subs or their respective Representatives in certain “data rooms” or management presentations or meetings in expectation of the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 4.3(a) shall limit Parent’s or the Merger Subs’ remedies with respect to claims of fraud arising from or relating to the express representations and warranties made by the Company in Section 4.1 or in any certificates delivered by the Company pursuant to Section 6.2.
(b)   Except for the representations and warranties of Parent and the Merger Subs contained in Section 4.2 or in any certificates delivered by Parent pursuant to Section 6.3, the Company acknowledges that none of Parent or the Merger Subs or any of their respective Affiliates or such parties’ respective Representatives, nor any other person on behalf of Parent or the Merger Subs, makes, and the Company has not relied upon, or is entitled to rely upon, any other express or implied representation or warranty with respect to Parent or the Merger Subs or any of their respective Affiliates or with respect to any other information provided or made available by them or on their behalf to the Company or its Representatives in connection with this Agreement (and including as to the correctness or completeness of any such information), including any information, documents, projections, forecasts or other material made available to the Company or its Representatives in certain “data rooms” or management presentations or meetings in expectation of the transactions contemplated hereby. Notwithstanding the foregoing, nothing in this Section 4.3(b) shall limit the Company’s remedies with respect to claims of fraud arising from or relating to the express representations and warranties made by Parent and the Merger Subs in Section 4.2 or in any certificates delivered by Parent pursuant to Section 6.3.
ARTICLE V
Covenants
5.1   Interim Operations.
(a)   The Company agrees that, after the date of this Agreement and prior to the earlier of the Merger 1 Effective Time and the termination of this Agreement in accordance with its terms, (w) unless Parent shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), (x) except as otherwise expressly permitted by this Agreement, (y) except as required by applicable Laws, or (z) except as set forth in Section 5.1(a) of the Company Disclosure Letter, the business of it and its Subsidiaries shall be conducted in the Ordinary Course of Business, and, to the extent consistent therewith, it shall, and it shall cause its Subsidiaries to, use its and their respective commercially reasonable efforts to preserve their business organizations, preserve their assets and properties in good repair and condition and preserve their relationships with those persons having significant business dealings with them to the end that their good will and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the earlier of the Merger 1 Effective Time and the termination of this Agreement in accordance with its terms, except (X) as otherwise expressly permitted by this Agreement, (Y) as Parent may consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), or (Z) as set forth in Section 5.1(a) of the Company Disclosure Letter, it will not and will not permit its Subsidiaries to:
(i)   adopt or propose any change in the Company’s articles of incorporation or bylaws or the organizational documents of any of the Company’s Subsidiaries;
(ii)   merge or consolidate itself or any of its Subsidiaries with any other Person, except for any such transactions among its wholly owned Subsidiaries and except in connection with any transaction in accordance with Section 5.1(a)(xiii), or restructure, reorganize or completely or partially liquidate;

(iii)   other than (A) in connection with the exercise or settlement of Company Equity Awards, (B) as permitted by Section 5.1(a)(xi), or (C) as disclosed in Section 5.1(a)(xi) of the Company Disclosure Letter, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of its capital stock or of any of its Subsidiaries (other than the issuance of shares by its wholly owned Subsidiary to it or another of its wholly owned Subsidiaries), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, other than (i) grants of Company Equity Awards to new hires in the Ordinary Course of Business or (ii) grants of Company Equity Awards up to $100,000, in the aggregate, to non-executive officer employees;
(iv)   make any loans, advances or capital contributions to or investments in any Person (other than between itself and any of its direct or indirect Subsidiaries), other than advances to employees in the Ordinary Course of Business;
(v)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to it or to any other direct or indirect wholly owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock;
(vi)   other than in connection with tax withholdings related to a Company Equity Award, reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of the Company’s capital stock or securities convertible or exchangeable into or exercisable for any shares of the Company’s capital stock;
(vii)   incur any indebtedness or guarantee any indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any of its debt securities or of any of its Subsidiaries, except for (A) guarantees incurred in compliance with this Section 5.1(a) by it of indebtedness of its wholly owned Subsidiaries, or (B) interest rate swaps on customary commercial terms consistent with past practice;
(viii)   except as may be required as a result of a change in applicable Law or GAAP or as required by the Company’s auditors or accountants, make any changes with respect to accounting policies or procedures;
(ix)   except as may be required as a result of a change in applicable Law, make, change or revoke any material Tax election, material method of Tax accounting or any annual Tax accounting period;
(x)   transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse (except with respect to patents expiring in accordance with their terms) or expire or otherwise dispose of any of its material assets, product lines or businesses or of its Subsidiaries, including capital stock of any of its Subsidiaries, except (A) in connection with services and products provided in the Ordinary Course of Business and sales of obsolete assets, (B) Liens securing indebtedness in accordance with Section 5.1(a)(vii), (C) pursuant to Contracts in effect prior to the date of this Agreement, and (D) assets with a fair market value of less than $500,000 in the aggregate;
(xi)   other than (A) as set forth on Section 5.1(a)(xi) of the Company Disclosure Letter, (B) as required by any Company Benefit Plan in effect on the date of this Agreement, or (C) as required by applicable Law, (1) materially increase any compensation or benefit provided or to be provided to any current or former employee or other service provider of the Company or any of its Subsidiaries, other than increases in the Ordinary Course of Businesses and increases in compensation to certain employees, who are non-executive officers, which are reasonably necessary to bring such compensation to market level compensation, (2) enter into or adopt any new Company Benefit Plan or amend in any material respect or terminate any Company Benefit Plan,

(3) accelerate the funding or vesting of any compensation or benefit, or (4) make any material contribution to any Company Benefit Plan other than contributions made in the Ordinary Course of Business;
(xii)   enter into, materially amend or terminate any Company Material Contract (or any Contract that would be a Company Material Contract if it were in effect as of the date of this Agreement), except that the Company and its Subsidiaries may (x) enter into Contracts of the types described in clauses (B), (F)(II) or (F)(V) of Section 4.1(t)(i)) and (y) amend Company Material Contracts, so long as such Contracts and amendments will not, in the aggregate, increase the liabilities of the Company and its Subsidiaries by greater than $500,000;
(xiii)   acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or substantially all of the assets of any of the foregoing, other than (A) purchases of inventory and other assets in the Ordinary Course of Business or pursuant to existing Contracts, and (B) assets with a fair market value of no greater than $500,000 in the aggregate;
(xiv)   make any payment or accrual of, or commit to, capital expenditures for any period that are greater than 105% of the capital expenditures reflected in the Company’s capital expenditure budget provided to Parent prior to the date hereof;
(xv)   compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements with no obligation of the Company and its Subsidiaries other than payment of cash (A) in the Ordinary Course of Business or (B) not to exceed $300,000 in the aggregate for all such compromises, settlements and agreements under this clause (B); or
(xvi)   agree, authorize or commit to do any of the foregoing.
(b)   Parent agrees that, after the date of this Agreement and prior to the earlier of the Merger 1 Effective Time and the termination of this Agreement in accordance with its terms, (w) unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), (x) except as otherwise expressly permitted by this Agreement, (y) except as required by applicable Laws, or (z) except as set forth in Section 5.1(b) of the Parent Disclosure Letter, the business of it and its Subsidiaries shall be conducted in the Ordinary Course of Business, and, to the extent consistent therewith, it shall, and it shall cause its Subsidiaries to, use its and their respective commercially reasonable efforts to preserve their business organizations, preserve their assets and properties in good repair and condition and preserve their relationships with those persons having significant business dealings with them to the end that their good will and ongoing businesses shall be unimpaired at the Closing. Without limiting the generality of and in furtherance of the foregoing, from the date of this Agreement until the earlier of the Merger 1 Effective Time and the termination of this Agreement in accordance with its terms, except (X) as otherwise expressly permitted by this Agreement, (Y) as the Company may consent in writing (such consent not to be unreasonably withheld, delayed or conditioned), or (Z) as set forth in Section 5.1(b) of the Parent Disclosure Letter, it will not and will not permit its Subsidiaries to:
(i)   adopt or propose any change in Parent’s certificate of incorporation or bylaws or the organizational documents of any of Parent’s Subsidiaries;
(ii)   merge or consolidate itself or any of its Subsidiaries with any other Person, except for any such transactions among its wholly owned Subsidiaries and except in connection with any transaction in accordance with Section 5.1(b)(xiii), or restructure, reorganize or completely or partially liquidate;
(iii)   other than (A) in connection with the exercise or settlement of Parent Equity Awards, (B) issuances pursuant to redemptions of Common Units (as defined in Parent Certificate of Incorporation) pursuant to the GH LLC Agreement in the Ordinary Course of Business, (C) as permitted by Section 5.1(b)(xi), or (D) as disclosed in Section 5.1(b)(xi) of the Parent Disclosure Letter, issue, sell, pledge, dispose of, grant, transfer, encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license, guarantee or encumbrance of, any shares of its capital stock or of any of its Subsidiaries (other than the issuance of shares by its wholly owned Subsidiary to it or another of its wholly owned Subsidiaries), or securities convertible or exchangeable into or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock or such convertible or exchangeable securities, other than (i) grants of Parent Equity Awards to new hires in the Ordinary Course of Business or (ii) grants of Parent Equity Awards up to $100,000, in the aggregate, to non-executive officer employees;
(iv)   make any loans, advances or capital contributions to or investments in any Person (other than between itself and any of its direct or indirect Subsidiaries), other than advances to employees in the Ordinary Course of Business;
(v)   declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock (except for dividends paid by any direct or indirect wholly owned Subsidiary to it or to any other direct or indirect wholly owned Subsidiary) or enter into any agreement with respect to the voting of its capital stock;
(vi)   other than in connection with tax withholdings related to a Parent Equity Award, reclassify, split, combine, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of Parent’s capital stock or securities convertible or exchangeable into or exercisable for any shares of Parent’s capital stock;
(vii)   incur any indebtedness or guarantee any indebtedness of another Person, or issue or sell any debt securities or warrants or other rights to acquire any of its debt securities or of any of its Subsidiaries, except for (A) guarantees incurred in compliance with this Section 5.1(b) by it of indebtedness of its wholly owned Subsidiaries, or (B) interest rate swaps on customary commercial terms consistent with past practice;
(viii)   except as may be required as a result of a change in applicable Law or GAAP or as required by Parent’s auditors or accountants, make any changes with respect to accounting policies or procedures;
(ix)   except as may be required as a result of a change in applicable Law, make, change or revoke any material Tax election, material method of Tax accounting or any annual Tax accounting period;
(x)   transfer, sell, lease, license, mortgage, pledge, surrender, encumber, divest, cancel, abandon or allow to lapse (except with respect to patents expiring in accordance with their terms) or expire or otherwise dispose of any of its material assets, product lines or businesses or of its Subsidiaries, including capital stock of any of its Subsidiaries, except (A) in connection with services and products provided in the Ordinary Course of Business and sales of obsolete assets, (B) Liens securing indebtedness in accordance with Section 5.1(b)(vii), (C) pursuant to Contracts in effect prior to the date of this Agreement, and (D) assets with a fair market value of less than $500,000 in the aggregate;
(xi)   other than (A) as set forth on Section 5.1(b)(xi) of the Parent Disclosure Letter, (B) as required by any Parent Benefit Plan in effect on the date of this Agreement, or (C) as required by applicable Law, (1) materially increase any compensation or benefit provided or to be provided to any current or former employee or other service provider of Parent or any of its Subsidiaries, other than increases in the Ordinary Course of Businesses and increases in compensation to certain employees, who are non-executive officers, which are reasonably necessary to bring such compensation to market level compensation, (2) enter into or adopt any new Parent Benefit Plan or amend in any material respect or terminate any Parent Benefit Plan, (3) accelerate the funding or vesting of any compensation or benefit, or (4) make any material contribution to any Parent Benefit Plan other than contributions made in the Ordinary Course of Business;
(xii)   enter into, materially amend or terminate any Parent Material Contract (or any Contract that would be a Parent Material Contract if it were in effect as of the date of this

Agreement), except that Parent and its Subsidiaries may (x) enter into Contracts of the types described in clauses (B), (F)(II) or (F)(V) of Section 4.2(t)(i)) and (y) amend Parent Material Contracts, so long as such Contracts and amendments will not, in the aggregate, increase the liabilities of Parent and its Subsidiaries by greater than $500,000;
(xiii)   acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or substantially all of the assets of any of the foregoing, other than (A) purchases of inventory and other assets in the Ordinary Course of Business or pursuant to existing Contracts, and (B) assets with a fair market value of no greater than $500,000 in the aggregate;
(xiv)   make any payment or accrual of, or commit to, capital expenditures for any period that are greater than 105% of the capital expenditures reflected in Parent’s capital expenditure budget provided to the Company prior to the date hereof;
(xv)   compromise, settle or agree to settle any Action (including any Action relating to this Agreement or the transactions contemplated hereby), or consent to the same, other than compromises, settlements or agreements with no obligation of Parent and its Subsidiaries other than payment of cash (A) in the Ordinary Course of Business or (B) not to exceed $300,000 in the aggregate for all such compromises, settlements and agreements under this clause (B);
(xvi)   take, or fail to take, any action the taking or failure to take of which would have, or could reasonably be expected to have, the effect of (A) causing, triggering or resulting in any payments pursuant to Article IV of the TRA, including any such payments arising as a result of a Change of Control (as defined in the TRA), or (B) failing to satisfy any material obligations imposed on Parent pursuant to the terms of the TRA; or
(xvii)      agree, authorize or commit to do any of the foregoing.
(c)   Nothing contained in this Agreement is intended to give Parent, directly or indirectly, the right to control or direct the operations of the Company or its Subsidiaries prior to the Merger 1 Effective Time, and nothing contained in this Agreement is intended to give the Company, directly or indirectly, the right to control or direct the operations of Parent or its Subsidiaries prior to the Merger 1 Effective Time, in each case, in violation of applicable Law. Prior to the Merger 1 Effective Time, each of Parent, the Merger Subs, and the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ operations.
5.2   Company Acquisition Proposals.
(a)   Except as permitted by, and subject to, Section 5.2(b), Section 5.2(d) and Section 5.2(f), from the date of this Agreement until the earlier of the Merger 1 Effective Time and the date, if any, on which this Agreement is terminated pursuant to Article VII, the Company shall not, and shall cause its Subsidiaries not to, and shall not authorize (and shall use commercially reasonable efforts to cause the Representatives of the Company not to), directly or indirectly through another Person, (i) solicit, initiate, seek or knowingly encourage or knowingly facilitate any inquiry, discussion, request, proposal or offer with respect to, or the announcement, making or completion of, any Company Acquisition Proposal, or any inquiry, discussion, request, proposal or offer that would reasonably be expected to lead to any Company Acquisition Proposal, (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any Person other than Parent or its Representatives, any non-public information or data with respect to any Company Acquisition Proposal, (iii) approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case, providing for a Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement pursuant to Section 5.2(b)) or requiring or having the effect of requiring the Company to abandon, terminate or materially breach its obligations hereunder or fail to consummate the Mergers (each, a “Company Alternative Acquisition Agreement”), or (iv) agree to or propose publicly to do any of the foregoing. Subject to the other provisions of this Section 5.2, from and after the date of this Agreement, the Company agrees that it shall, and shall cause each of its

Subsidiaries and shall direct its and their respective Representatives to, immediately cease any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Company Acquisition Proposal and shall terminate access of any such Person to any data room (virtual or actual) containing any information relating to the Company or its Subsidiaries with respect to any Company Acquisition Proposal.
(b)   Notwithstanding the foregoing or anything to the contrary in this Agreement, but subject to the Company’s compliance with this Section 5.2 (other than Section 5.2(a)), if, prior to obtaining the Requisite Company Vote, (i) the Company or any Subsidiary of the Company receives an unsolicited written Company Acquisition Proposal made by a third party after the date of this Agreement that the Company Board believes in good faith to be bona fide, (ii) such the Company Acquisition Proposal was not the result of a material violation of this Section 5.2 (provided that the parties agree that, in connection with a bona fide Company Acquisition Proposal by a third party, the Company and the Company Board may request clarification of the terms and conditions thereof so as to determine whether such Company Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Company Superior Proposal), and (iii) the Company Board determines in good faith (after consultation with outside counsel and the Company’s financial advisor) that such Company Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Company Superior Proposal, then Company may (and may authorize the Subsidiaries of the Company and their Representatives to) (A) furnish non-public information with respect to the Company and its Subsidiaries to the Person making such Company Acquisition Proposal (and its Representatives) pursuant to a Company Acceptable Confidentiality Agreement; provided that any non-public information provided to any Person given such access shall have previously been provided to Parent or shall be provided to Parent prior to or as promptly as practicable after it is provided to such Person (but in any event within 48 hours thereafter), and (B) engage in discussions and participate in negotiations with the Person making such Company Acquisition Proposal (and such Person’s Representatives) regarding such Company Acquisition Proposal in any manner that the Company Board deems appropriate in its sole and absolute discretion.
(c)   Except as provided in Section 5.2(d), the Company Board shall not (i) (A) fail to make and shall not withdraw (or modify or qualify in any manner adverse to Parent or publicly propose to withdraw, modify or qualify in any manner adverse to Parent) the approval, recommendation or declaration of advisability by the Company Board of this Agreement, the Mergers or any of the other transactions contemplated hereby, (B) adopt, approve, or publicly recommend, endorse or otherwise declare advisable the adoption of any Company Acquisition Proposal, or (C) fail to include in the Prospectus/Proxy Statement a recommendation that the Company’s stockholders approve this Agreement (each such action set forth in this Section 5.2(c)(i) being referred to herein as a “Company Adverse Recommendation Change”), or (ii) cause or permit the Company or any of its Subsidiaries to enter into any Company Alternative Acquisition Agreement relating to any Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement pursuant to Section 5.2(b)).
(d)   Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Company Vote, the Company Board may (i) make a Company Adverse Recommendation Change (and may thereafter and following the termination of this Agreement pursuant to Article VII cause or permit the Company or any of its Subsidiaries to enter into any Company Alternative Acquisition Agreement relating to an unsolicited written bona fide Company Acquisition Proposal), if (A) such Company Acquisition Proposal was not the result of a material violation of this Section 5.2 and such Company Acquisition Proposal is not withdrawn, and (B) the Company Board has determined in good faith (after consultation with outside counsel and the Company’s financial advisors and taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to clause (y) below) that such Company Acquisition Proposal constitutes a Company Superior Proposal and has reasonably determined (after consultation with outside counsel) that the failure to make a Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the members of the Company Board under applicable Law; and (ii) make a Company Adverse Recommendation Change if, in the absence of a Company Acquisition Proposal, (A) a Company Intervening Event has occurred, and (B) the Company Board reasonably determines in good faith (after consultation with outside counsel and taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to clause (y) below) that the failure to make such

Company Adverse Recommendation Change would be inconsistent with the fiduciary duties of the members of the Company Board under applicable Law; so long as, in each case ((i) and (ii)), (x) three business days prior to making any such Company Adverse Recommendation Change, Company has notified Parent in writing that the Company Board intends to make a Company Adverse Recommendation Change in connection with a Company Superior Proposal or a Company Intervening Event (each, a “Company Change Notice”) and which Company Change Notice shall specify, in a case where such Company Change Notice relates to a Company Superior Proposal, the identity of the party who made such Company Superior Proposal and all of the material terms and conditions of such Company Superior Proposal and attach a copy of the most current version of the related Company Alternative Acquisition Agreement, and, in a case where such Company Change Notice relates to a Company Intervening Event, a description of such Company Intervening Event, and (y) during the three business days beginning on the date of delivery of the applicable Company Change Notice to Parent, the Company shall have offered to negotiate with (and, if accepted, negotiated, and caused its Representatives to negotiate, in good faith with) Parent (to the extent that Parent desires to negotiate) in making adjustments to the terms and conditions of this Agreement such that (1) in circumstances involving or relating to a Company Acquisition Proposal, the Company Superior Proposal ceases to be a Company Superior Proposal (provided that any material amendment, material supplement or material modification to any Company Acquisition Proposal shall be deemed a new Company Acquisition Proposal and the Company may not terminate this Agreement pursuant to Article VII or make a Company Adverse Recommendation Change pursuant to clause (i) of this Section 5.2(d) unless the Company has again complied with the requirements of this Section 5.2(d) with respect to each such new Company Acquisition Proposal including sending a Company Change Notice with respect to each such new Company Acquisition Proposal (except that the new negotiation period under this Section 5.2(d)(y)(1) with respect to any revised Company Acquisition Proposal shall be two business days, instead of three business days)), and (2) in circumstances not involving a Company Acquisition Proposal, the adjustments obviate the need for the Company Board to make a Company Adverse Recommendation Change.
(e)   In the event that the Company, any Subsidiary of the Company or any of their respective Representatives receives from a Person or group of related Persons a Company Acquisition Proposal or any request for nonpublic information regarding the Company or any of its Subsidiaries from a third party that informs the Company that it is making or intends to make a Company Acquisition Proposal, the Company shall promptly (but in no event more than 48 hours following receipt of such Company Acquisition Proposal or such request for information) notify Parent of the receipt of such Company Acquisition Proposal or such request for information. Such notification shall include, to the extent then known, the identity of the parties and a copy of such Company Acquisition Proposal, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Company Acquisition Proposal, or, if not made in writing, a written description of the material terms thereof, provided that the Company shall not be required to provide any such information to Parent to the extent that such disclosure is prohibited by the terms of any confidentiality agreement between the Company and any such Person entered into prior to the date hereof, provided, further, that the Company shall not be entitled to furnish any additional nonpublic information to or enter into any discussions or negotiations with any such Person submitting any such Company Acquisition Proposal as otherwise permitted by Section 5.2(b) (other than to request a waiver of any confidentiality restrictions limiting the provision of such information to Parent) prior to the provision of such information to Parent. The Company shall keep Parent reasonably apprised, on a reasonably current basis, of any material developments with respect to discussions and negotiations concerning any such Company Acquisition Proposal, including by providing a copy of all amendments to such Company Acquisition Proposal and drafts of proposed agreements in respect of such Company Acquisition Proposal. None of the Company or any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to Parent.
(f)   Nothing contained in this Section 5.2 shall prohibit the Company or the Company Board through its Representatives, directly or indirectly, from (i) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), or making a statement contemplated by Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act pending disclosure of its position thereunder, or (ii) making any disclosure to the stockholders of the Company if, in the good faith judgment of the Company Board (after consultation with outside counsel), the Company Board reasonably determines that failure to so disclose would be inconsistent with the duties of the members of the Company Board under applicable Law (for the avoidance of doubt, it being agreed that the issuance by the Company or the Company Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Company Adverse Recommendation Change); provided that (A) neither the Company nor the Company Board shall be permitted to recommend that the stockholders of the Company tender any securities in connection with any tender offer or exchange offer that is a Company Acquisition Proposal or otherwise effect a Company Adverse Recommendation Change with respect thereto, except as permitted by Section 5.2(d), and (B) any such disclosure that addresses the approval, recommendation or declaration of advisability by the Company Board with respect to this Agreement or a Company Acquisition Proposal shall be deemed to be a Company Adverse Recommendation Change unless the Company Board, in connection with such communication, publicly states that its recommendation with respect to this Agreement and the transactions contemplated hereby has not changed or such disclosure refers to the prior recommendation of the Company Board, without disclosing any Company Adverse Recommendation Change.
(g)   For purposes of this Agreement:
(i)   “Company Acquisition Proposal” means any proposal, offer, or inquiry from any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture (other than joint ventures in the ordinary course), transfer or disposition or similar transaction, (A) of assets or businesses of Company and its Subsidiaries, taken as a whole, (x) that generate 20% or more of the net revenues or net income of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (y) that represent 20% or more of the consolidated total assets (based on fair market value) of the Company and its Subsidiaries, taken as a whole, immediately prior to such transaction, (B) of 20% or more of any class of capital stock, other equity security or voting power of the Company or any resulting parent company of the Company (including through any tender offer or exchange offer in which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 20% or more of the outstanding shares of any class of voting securities of the Company, or (C) any combination of the foregoing, in each case ((A) through (C)), other than the Mergers and the other transactions contemplated by this Agreement.
(ii)   “Company Intervening Event” means a material fact, event, circumstance, development, effect, condition or change that occurs, arises or comes to the attention of the Company Board after the date of this Agreement that (A) affects the business, assets or operations of Company or the Company Subsidiaries, (B) was not known to, or reasonably foreseeable by, the Company Board (assuming consultations with appropriate officers and Representatives of Company) on the date of this Agreement (or if known, the magnitude or material consequences of which were not known by the Company Board as of the date of this Agreement), and (C) becomes known to the Company Board prior to receipt of the Requisite Company Vote; provided that (x) the receipt, existence of or terms of a Company Acquisition Proposal shall not constitute, or be considered in determining whether there has been, a Company Intervening Event, and (y) a change in the market price or trading volume of the equity or debt securities of Company or of the equity or credit ratings or the ratings outlook for Company or any of the Company Subsidiaries by any applicable rating agency shall not (in and of themselves) constitute a Company Intervening Event (provided, further, that the underlying causes of such change or fact shall not be excluded by this clause (y)).

(iii)   “Company Superior Proposal” means any bona fide written Company Acquisition Proposal made by a third party after the date hereof (with all percentages included in the definition of “Company Acquisition Proposal” increased to 80%), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, that, if consummated, would be more favorable to the stockholders of the Company, taken as a whole, from a financial point of view, than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Company Acquisition Proposal).
(iv)   References in this Section 5.2 to (a) the Company Board shall mean the board of directors of Company or a duly authorized committee thereof, and (b) Company outside counsel shall mean, as applicable, outside counsel to Company or a duly authorized committee thereof.
5.3   Parent Acquisition Proposals.
(a)   Except as permitted by, and subject to, Section 5.3(b), Section 5.3(d) and Section 5.3(f), from the date of this Agreement until the earlier of the Merger 1 Effective Time and the date, if any, on which this Agreement is terminated pursuant to Article VII, Parent shall not, and shall cause its Subsidiaries not to, and shall not authorize (and shall use commercially reasonable efforts to cause the Representatives of Parent not to), directly or indirectly through another Person, (i) solicit, initiate, seek or knowingly encourage or knowingly facilitate any inquiry, discussion, request, proposal or offer with respect to, or the announcement, making or completion of, any Parent Acquisition Proposal, or any inquiry, discussion, request, proposal or offer that would reasonably be expected to lead to any Parent Acquisition Proposal, (ii) enter into, continue or otherwise participate or engage in any negotiations or discussions regarding, or furnish to any Person other than the Company or its Representatives, any non-public information or data with respect to any Parent Acquisition Proposal, (iii) approve, recommend, publicly declare advisable or enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, share exchange agreement, consolidation agreement, option agreement, joint venture agreement, partnership agreement or other agreement, in each case, providing for a Parent Acquisition Proposal (other than a Parent Acceptable Confidentiality Agreement pursuant to Section 5.3(b)) or requiring or having the effect of requiring Parent to abandon, terminate or materially breach its obligations hereunder or fail to consummate the Mergers (each, a “Parent Alternative Acquisition Agreement”), or (iv) agree to or propose publicly to do any of the foregoing. Subject to the other provisions of this Section 5.3, from and after the date of this Agreement, Parent agrees that it shall, and shall cause each of its Subsidiaries and shall direct its and their respective Representatives to, immediately cease any solicitations, discussions, negotiations or communications with any Person that may be ongoing with respect to any Parent Acquisition Proposal and shall terminate access of any such Person to any data room (virtual or actual) containing any information relating to Parent or its Subsidiaries with respect to any Parent Acquisition Proposal.
(b)   Notwithstanding the foregoing or anything to the contrary in this Agreement, but subject to Parent’s compliance with this Section 5.3 (other than Section 5.3(a)), if, prior to obtaining the Requisite Parent Vote, (i) Parent or any Subsidiary of Parent receives an unsolicited written Parent Acquisition Proposal made by a third party after the date of this Agreement that the Parent Board believes in good faith to be bona fide, (ii) such Parent Acquisition Proposal was not the result of a material violation of this Section 5.3 (provided that the parties agree that, in connection with a bona fide Parent Acquisition Proposal by third party, Parent and the Parent Board may request clarification of the terms and conditions thereof so as to determine whether such Parent Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Parent Superior Proposal), and (iii) the Parent Special Committee or Parent Board determines in good faith (after consultation with outside counsel and Parent’s financial advisor) that such Parent Acquisition Proposal constitutes, or could reasonably be expected to lead to, a Parent Superior Proposal, then Parent may (and may authorize Subsidiaries of Parent and their Representatives to) (x) furnish non-public information with respect to Parent and its Subsidiaries to the Person making such Parent Acquisition Proposal (and its Representatives) pursuant to a Parent Acceptable Confidentiality Agreement; provided that any non-public information provided to any Person given such access shall have previously been provided to Parent or shall be provided to Parent prior to or as promptly as practicable after it is provided to such Person (but in any event within 48 hours thereafter), and (y) engage in discussions and participate in negotiations with the Person making such Parent Acquisition Proposal (and such Person’s Representatives) regarding such Parent Acquisition Proposal in any manner that the Parent Board deems appropriate in its sole and absolute discretion.
(c)   Except as provided in Section 5.3(d), the Parent Board shall not (i) (A) fail to make and shall not withdraw (or modify or qualify in any manner adverse to Parent or publicly propose to withdraw, modify or qualify in any manner adverse to Parent) the approval, recommendation or declaration of advisability by the Parent Board of this Agreement, the Mergers or any of the other transactions contemplated hereby, (B) adopt, approve, or publicly recommend, endorse or otherwise declare advisable the adoption of any Parent Acquisition Proposal, or (C) fail to include in the Prospectus/Proxy Statement a recommendation that Parent’s stockholders approve and adopt this Agreement, the Parent Charter Amendment and the Parent Share Issuance (each such action set forth in this Section 5.3(c)(i) being referred to herein as a “Parent Adverse Recommendation Change”), or (ii) cause or permit Parent or any of its Subsidiaries to enter into any Parent Alternative Acquisition Agreement relating to any Parent Acquisition Proposal (other than a Parent Acceptable Confidentiality Agreement pursuant to Section 5.3(b)).
(d)   Notwithstanding anything in this Agreement to the contrary, at any time prior to obtaining the Requisite Parent Vote, the Parent Board may (i) make a Parent Adverse Recommendation Change (and may thereafter and following the termination of this Agreement pursuant to Article VII cause or permit Parent or any of its Subsidiaries to enter into any Parent Alternative Acquisition Agreement relating to an unsolicited written bona fide Parent Acquisition Proposal), if (A) such Parent Acquisition Proposal was not the result of a material violation of this Section 5.3 and such Parent Acquisition Proposal is not withdrawn, and (B) the Parent Special Committee or Parent Board has determined in good faith (after consultation with outside counsel and Parent’s financial advisors and taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to clause (y) below) that such Parent Acquisition Proposal constitutes a Parent Superior Proposal and the Parent Special Committee or Parent Board has reasonably determined (after consultation with outside counsel) that the failure to make a Parent Adverse Recommendation Change would be inconsistent with the fiduciary duties owed by the Parent Special Committee or Parent Board, as applicable, to the stockholders of Parent under applicable Law; and (ii) make a Parent Adverse Recommendation Change if, in the absence of a Parent Acquisition Proposal, (A) a Parent Intervening Event has occurred, and (B) the Parent Special Committee or Parent Board reasonably determines in good faith (after consultation with outside counsel and taking into account all adjustments to the terms of this Agreement that may be offered by Parent pursuant to clause (y) below) that the failure to make such Parent Adverse Recommendation Change would be inconsistent with the duties of the members of the Parent Special Committee or Parent Board, as applicable, under applicable Law; so long as, in each case ((i) and (ii)), (x) three business days prior to making any such Parent Adverse Recommendation Change, Parent has notified the Company in writing that the Parent Board intends to make a Parent Adverse Recommendation Change in connection with a Parent Superior Proposal or a Parent Intervening Event (each, a “Parent Change Notice”) and which Parent Change Notice shall specify, in a case where such Parent Change Notice relates to a Parent Superior Proposal, the identity of the party who made such Parent Superior Proposal and all of the material terms and conditions of such Parent Superior Proposal and attach a copy of the most current version of the related Parent Alternative Acquisition Agreement, and, in a case where such Parent Change Notice relates to a Parent Intervening Event, a description of such Parent Intervening Event, and (y) during the three business days beginning on the date of delivery of the applicable Parent Change Notice to Parent, Parent shall have offered to negotiate with (and, if accepted, negotiated, and caused its Representatives to negotiate, in good faith with) the Company (to the extent that the Company desires to negotiate) in making adjustments to the terms and conditions of this Agreement such that (1) in circumstances involving or relating to a Parent Acquisition Proposal, the Parent Superior Proposal ceases to be a Parent Superior Proposal (provided that any material amendment, material supplement or material modification to any Parent Acquisition Proposal shall be deemed a new Parent Acquisition Proposal and Parent may not terminate this Agreement pursuant to Article VII or make a Parent Adverse Recommendation Change pursuant to clause (i) of this Section 5.3(d) unless Parent has again complied with the requirements of this Section 5.3(d) with respect to each such new Parent Acquisition Proposal including sending a Parent

Change Notice with respect to each such new Parent Acquisition Proposal (except that the new negotiation period under this Section 5.3(d)(y)(1) with respect to any revised Parent Acquisition Proposal shall be two business days, instead of three business days)), and (2) in circumstances not involving a Parent Acquisition Proposal, the adjustments obviate the need for the Parent Board to make a Parent Adverse Recommendation Change.
(e)   In the event that Parent, any Subsidiary of Parent or any of their respective Representatives receives from a Person or group of related Persons a Parent Acquisition Proposal or any request for nonpublic information regarding Parent or any of its Subsidiaries from a third party that informs Parent that it is making or intends to make a Parent Acquisition Proposal, Parent shall promptly (but in no event more than 48 hours following receipt of such Parent Acquisition Proposal or such request for information) notify the Company of the receipt of such Parent Acquisition Proposal or such request for information. Such notification shall include, to the extent then known, the identity of the parties and a copy of such Parent Acquisition Proposal, which may be redacted to the extent necessary to protect confidential information of the business or operations of the Person making such Parent Acquisition Proposal, or, if not made in writing, a written description of the material terms thereof, provided that Parent shall not be required to provide any such information to the Company to the extent that such disclosure is prohibited by the terms of any confidentiality agreement between Parent and any such Person entered into prior to the date hereof, provided, further, that Parent shall not be entitled to furnish any additional nonpublic information to or enter into any discussions or negotiations with any such Person submitting any such Parent Acquisition Proposal as otherwise permitted by Section 5.3(b) (other than to request a waiver of any confidentiality restrictions limiting the provision of such information to Parent) prior to the provision of such information to Parent. Parent shall keep the Company reasonably apprised, on a reasonably current basis, of any material developments with respect to discussions and negotiations concerning any such Parent Acquisition Proposal, including by providing a copy of all amendments to such Parent Acquisition Proposal and drafts of proposed agreements in respect of such Parent Acquisition Proposal. None of Parent or any of its Subsidiaries shall, after the date of this Agreement, enter into any confidentiality or similar agreement that would prohibit it from providing such information to the Company.
(f)   Nothing contained in this Section 5.3 shall prohibit Parent or the Parent Board through its Representatives, directly or indirectly, from (i) issuing a “stop, look and listen” communication pursuant to Rule 14d-9(f) under the Exchange Act pending disclosure of its position thereunder or taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a), or making a statement contemplated by Rule 14d-9 under the Exchange Act or Item 1012(a) of Regulation M-A under the Exchange Act pending disclosure of its position thereunder, or (ii) making any disclosure to the stockholders of Parent if, in the good faith judgment of the Parent Board (after consultation with outside counsel), the Parent Special Committee or the Parent Board reasonably determines that failure to so disclose would be inconsistent with the fiduciary duties owed by the Parent Special Committee or the Parent Board, as applicable, to the stockholders of Parent under applicable Law (for the avoidance of doubt, it being agreed that the issuance by Parent or the Parent Board of a “stop, look and listen” statement pending disclosure of its position, as contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act, shall not constitute a Parent Adverse Recommendation Change); provided that (A) neither Parent nor the Parent Board shall be permitted to recommend that the stockholders of Parent tender any securities in connection with any tender offer or exchange offer that is a Parent Acquisition Proposal or otherwise effect a Parent Adverse Recommendation Change with respect thereto, except as permitted by Section 5.3(d), and (B) any such disclosure that addresses the approval, recommendation or declaration of advisability by the Parent Board with respect to this Agreement or a Parent Acquisition Proposal shall be deemed to be a Parent Adverse Recommendation Change unless the Parent Board, in connection with such communication, publicly states that its recommendation with respect to this Agreement and the transactions contemplated hereby has not changed or such disclosure refers to the prior recommendation of the Parent Board, without disclosing any Parent Adverse Recommendation Change.
(g)   For purposes of this Agreement:
(i)   “Parent Acquisition Proposal” means any proposal, offer, or inquiry from any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) relating to any direct or indirect acquisition or purchase, in one transaction or a series of transactions, including any merger, reorganization, recapitalization, restructuring, share exchange, consolidation, tender offer, exchange offer, stock acquisition, asset acquisition, business combination, liquidation, dissolution, joint venture (other than joint ventures in the ordinary course), transfer or disposition or similar transaction, (A) of assets or businesses of Parent and its Subsidiaries, taken as a whole, (x) that generate 20% or more of the net revenues or net income of Parent and its Subsidiaries, taken as a whole, immediately prior to such transaction, or (y) that represent 20% or more of the consolidated total assets (based on fair market value) of Parent and its Subsidiaries, taken as a whole, immediately prior to such transaction, (B) of 20% or more of any class of capital stock, other equity security or voting power of Parent or any resulting parent company of Parent (including through any tender offer or exchange offer in which any Person or “group” (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) seeks to acquire beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) or the right to acquire beneficial ownership of 20% or more of the outstanding shares of any class of voting securities of Parent, or (C) any combination of the foregoing, in each case ((A) through (C)), other than the Mergers and the other transactions contemplated by this Agreement.
(ii)   “Parent Intervening Event” means a material fact, event, circumstance, development, effect, condition or change that occurs, arises or comes to the attention of the Parent Board after the date of this Agreement that (A) affects the business, assets or operations of Parent or the Parent Subsidiaries, (B) was not known to, or reasonably foreseeable by, the Parent Board (assuming consultations with appropriate officers and Representatives of Parent) on the date of this Agreement (or if known, the magnitude or material consequences of which were not known by the Company Board as of the date of this Agreement), and (C) becomes known to the Parent Board prior to receipt of the Requisite Parent Vote; provided that (x) the receipt, existence of or terms of a Parent Acquisition Proposal shall not constitute, or be considered in determining whether there has been, a Parent Intervening Event, and (y) a change in the market price or trading volume of the equity or debt securities of Parent or of the equity or credit ratings or the ratings outlook for Parent or any of the Parent Subsidiaries by any applicable rating agency shall not (in and of themselves) constitute a Parent Intervening Event (provided, further, that the underlying causes of such change or fact shall not be excluded by this clause (y)).
(iii)   “Parent Superior Proposal” means any bona fide written Parent Acquisition Proposal made by a third party after the date hereof (with all percentages included in the definition of “Parent Acquisition Proposal” increased to 80%), taking into account all legal, financial, regulatory and other aspects of the proposal and the Person making the proposal, that, if consummated, would be more favorable to the stockholders of Parent, taken as a whole, from a financial point of view than the transactions contemplated by this Agreement (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Parent Acquisition Proposal).
(iv)   References in this Section 5.3 to (a) the Parent Board shall mean the board of directors of Parent or a duly authorized committee thereof, and (b) Parent outside counsel shall mean, as applicable, outside counsel to Parent or a duly authorized committee thereof.
5.4   Proxy Filing; Information Supplied.
(a)   Parent and the Company shall promptly prepare, and Parent shall file with the SEC, a registration statement on Form S-4 (together with any supplements or amendments thereto, the “S-4 Registration Statement”) to register the Parent Class A Common Stock to be issued pursuant to Merger 1 with the SEC as promptly as practicable and in any event no later than 45 days following the date hereof. The S-4 Registration Statement shall include a joint proxy statement to be used for the Company Stockholders Meeting and Parent Stockholders Meeting and a prospectus with respect to the issuance of Parent Class A Common Stock pursuant to Merger 1 (the “Prospectus/Proxy Statement”). Each of Parent and the Company shall use its reasonable best efforts to have the S-4 Registration Statement declared effective under the Securities Act as promptly as practicable after such filing, and promptly thereafter mail the Prospectus/Proxy Statement to the respective stockholders of the Company and Parent.

(b)   Each of Parent and the Company shall furnish all information as may be reasonably requested by the other party in connection with the actions set forth above and the preparation, filing and distribution of the S-4 Registration Statement and the Prospectus/Proxy Statement. Each of Parent and the Company will advise the other promptly after it receives any request by the SEC for amendment of the Prospectus/Proxy Statement or the S-4 Registration Statement or comments thereon and responses thereto or any request by the SEC for additional information. Prior to filing the S-4 Registration Statement (or any amendment or supplement thereto) or mailing the Prospectus/Proxy Statement (or any amendment or supplement thereto) or responding to any comments of the SEC with respect thereto, each of the Company and Parent will (i) provide the other with a reasonable opportunity to review and comment on such document or response (including the proposed final version of such document or response), (ii) shall include in such document or response all comments reasonably and promptly proposed by the other, and (iii) shall not file or mail such document or respond to the SEC prior to receiving the approval of the other, which approval shall not be unreasonably withheld, conditioned or delayed.
(c)   Each of the Company and Parent agrees, as to itself and its Subsidiaries, that none of the information supplied or to be supplied by it or its Subsidiaries for inclusion or incorporation by reference in (i) the S-4 Registration Statement shall, at the time the S-4 Registration Statement becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) the Prospectus/Proxy Statement and any amendment or supplement thereto will, at the date of mailing to stockholders and at the times of the meetings of stockholders of the Company and Parent to be held in connection with the Mergers, shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the Merger 1 Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to either the S-4 Registration Statement or the Prospectus/Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information shall promptly notify the other party and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company and Parent.
(d)   Each of Parent and the Company will advise the other, promptly after it receives notice thereof, of the time when the S-4 Registration Statement becomes effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Class A Common Stock issuable in connection with Merger 1 for offering or sale in any jurisdiction. Each of the Company and Parent will use reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated.
5.5   Stockholders Meetings.
(a)   Company Stockholders Meeting. The Company will take, in accordance with applicable Law and its articles of incorporation and bylaws, all action necessary to convene a meeting of holders of Shares (the “Company Stockholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon the approval of this Agreement and to cause such vote to be taken; provided that nothing herein shall prevent the Company from postponing or adjourning the Company Stockholders Meeting on any occasion if (i) there are holders of insufficient Shares present or represented by a proxy at the Company Stockholders Meeting to constitute a quorum at the Company Stockholders Meeting, (ii) the Company is required to postpone or adjourn the Company Stockholders Meeting by applicable Law or a request from the SEC or its staff, or (iii) the Company Board shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Company Stockholders Meeting in order to (x) give the holders of Shares sufficient time to evaluate any information or disclosure that the Company has sent to the holders of Shares or otherwise made available to the holders of Shares, or (y) to provide additional time to solicit proxies from the holders of Shares; provided, further, that the Company shall not postpone or adjourn the Company Stockholders Meeting to a date that is in the aggregate more than 45 days after the date for which the Company Stockholders Meeting was originally scheduled or to a date on or after three business days prior to the Termination Date (other than, following consultation with Parent, any adjournments or postponements required by applicable Law or a request from the SEC or its staff). The Company shall promptly provide Parent with all voting tabulation reports relating to the Company Stockholders Meeting that have been prepared by the Company or the Company’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep Parent reasonably informed regarding the status of the solicitation and any material oral or written communications from or to the Company. Subject to Section 5.2, the Company’s board of directors shall recommend the approval of this Agreement and shall take all lawful action to solicit such approval.
(b)   Parent Stockholders Meeting. Parent will take, in accordance with applicable Law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of holders of Parent Common Stock (the “Parent Stockholders Meeting”) as promptly as practicable after the S-4 Registration Statement is declared effective to consider and vote upon this Agreement, the Parent Charter Amendment, the Parent Share Issuance, and the Parent Option Plan Increase and to cause such vote to be taken; provided that nothing herein shall prevent Parent from postponing or adjourning the Parent Stockholders Meeting on any occasion if (i) there are holders of insufficient shares of Parent Common Stock present or represented by a proxy at the Parent Stockholders Meeting to constitute a quorum at the Parent Stockholders Meeting, (ii) Parent is required to postpone or adjourn the Parent Stockholders Meeting by applicable Law or a request from the SEC or its staff, or (iii) the Parent Board shall have determined in good faith (after consultation with outside legal counsel) that it is necessary or appropriate to postpone or adjourn the Parent Stockholders Meeting in order to (x) give the holders of Parent Common Stock sufficient time to evaluate any information or disclosure that Parent has sent to the holders of Parent Common Stock or otherwise made available to the holders of Parent Common Stock, or (y) to provide additional time to solicit proxies from the holders of Parent Common Stock; provided, further, that Parent shall not postpone or adjourn the Parent Stockholders Meeting to a date that is in the aggregate more than 45 days after the date for which the Parent Stockholders Meeting was originally scheduled or to a date on or after three business days prior to the Termination Date (other than, following consultation with the Company, any adjournments or postponements required by applicable Law or a request from the SEC or its staff). Parent shall promptly provide the Company with all voting tabulation reports relating to the Parent Stockholders Meeting that have been prepared by Parent or Parent’s transfer agent, proxy solicitor or other Representative, and shall otherwise keep the Company reasonably informed regarding the status of the solicitation and any material oral or written communications from or to Parent. Subject to Section 5.3, Parent’s board of directors shall recommend the approval and adoption of (x) this Agreement and the transactions contemplated by this Agreement by the Parent Public Shareholders and (y) the Parent Charter Amendment, the Parent Share Issuance and the Parent Option Plan Increase by the requisite stockholders of the Parent and shall take all lawful action to solicit such approvals.
5.6   Efforts; Regulatory Approvals.
(a)   Efforts. Subject to the terms and conditions set forth in this Agreement, the Company and Parent shall use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the Mergers and the other transactions contemplated by this Agreement as soon as practicable, including (i) making any necessary filings, notices, petitions, statements, registrations, or submissions, including under the HSR Act or the antitrust laws of any Governmental Entity, as promptly as practicable, provided that the parties shall make any filings required under the HSR Act within ten (10) business days of the date of this Agreement; (ii) complying to the extent necessary with any request for information by any Governmental Entity, including any request for additional information and documentary material by the United States Federal Trade Commission or the Antitrust Division of the United States Department of Justice under the HSR Act; (iii) resolving questions or objections, if any, as may be asserted by any Governmental Entity, including under the antitrust laws; (iv) causing the expiration or termination of the applicable waiting periods under the HSR Act, and obtaining clearance required under the antitrust laws of any Governmental Entity, as soon as practicable; and (v) obtaining all approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Entity necessary, proper or advisable to consummate the transactions contemplated hereby.
(b)   Limitations on Required Actions. Notwithstanding the foregoing or anything to the contrary set forth in this Agreement, neither Parent nor the Company, nor any of their respective Subsidiaries or Affiliates, shall be obligated to (i) litigate or contest any administrative or judicial action or proceeding or any decree, judgment, injunction or other order, whether temporary, preliminary or permanent, (ii) propose, negotiate, or agree to the sale, divestiture, license or other disposition of any assets or businesses, (iii) accept any operational restriction on its business or assets, or (iv) take any other action that would limit the right of that party, any of its Subsidiaries, or any of its Affiliates to own or operate its or their businesses or assets.
(c)   Cooperation. Subject to applicable Laws, Parent and the Company shall cooperate and consult with each other in connection with obtaining any approvals, consents, registrations, permits, authorizations and other confirmations from any Governmental Entity required to consummate the Mergers and the other transactions contemplated by this Agreement the transactions contemplated hereby, and shall, unless prohibited by law, (i) promptly inform the other party of any communication from any Governmental Entity; (ii) consult and cooperate with, and consider in good faith the views of, one another, in connection with any analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party in connection with proceedings under the HSR Act or the antitrust laws of any other Governmental Entity; (iii) promptly provide each other with copies of all written communications to or from any Governmental Entity; (iv) use good faith efforts to give each other reasonable advance notice of all meetings, telephone conferences, or other oral communications with any Governmental Entity; and (v) not participate independently in any meeting, telephone conference, or other oral communication with a Governmental Entity without providing reasonable advance notice to the other party and an opportunity to attend and participate in such meeting. In addition, any party may, as it deems advisable and necessary, reasonably designate any confidential and competitively sensitive material provided to the other parties under this Section 5.6(c) as “Outside Counsel Only”. Such materials and the information contained therein shall be given only to the outside legal counsel of the recipient and will not be disclosed by such outside counsel to employees, officers, or directors of the recipient, unless express written permission is obtained in advance from the source of the materials.
(d)   Neither Parent nor the Company, nor any of their respective Subsidiaries or Affiliates, shall consent to any voluntary extension of any statutory deadline or waiting period or to any voluntary delay of the consummation of the transactions contemplated by this Agreement, nor shall any of them withdraw its notification and report form pursuant to the HSR Act or any other filing made to any Governmental Entity, unless the other party has given its prior written consent to such extension, delay, or withdrawal of filing.
5.7   Taxation.
(a)   Each of Parent and the Company shall use its reasonable best efforts to cause the Mergers, taken together, to qualify, and shall not take or knowingly fail to take (and shall cause all Affiliates of such party not to take or knowingly fail to take) any action, whether before or after the Merger 2 Effective Time, that could reasonably be expected to prevent or impede the Mergers, taken together, from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code.
(b)   Each of Parent and the Company shall use its reasonable best efforts and shall cooperate with one another to obtain the opinion of counsel referred to in Sections 6.2(c) and 6.3(c). Parent and the Company shall each use its reasonable best efforts to provide a duly executed tax representation letter dated as of the Closing Date (and, if requested, dated as of the date on which the S-4 Registration Statement is declared effective by the SEC) (the “Parent Tax Certificate” or “Company Tax Certificate,” as applicable), in form and substance reasonably acceptable to the other party, and such other information, in each case, as reasonably requested by each of Company Tax Counsel and Parent Tax

Counsel (or their respective replacement counsels, if applicable) for purposes of rendering the opinions described in Sections 6.2(c) and 6.3(c), as applicable.
5.8   Access and Reports. Subject to applicable Law and solely for the purposes of furthering the Mergers and the other transactions contemplated hereby or integration planning relating thereto, upon reasonable notice, the Company and Parent each shall (and shall cause its Subsidiaries to) afford the other’s Representatives reasonable access, during normal business hours throughout the period prior to the Merger 1 Effective Time, to its employees, properties, books and records and, during such period, each shall (and shall cause its Subsidiaries to) furnish promptly to the other all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 5.8 shall affect or be deemed to modify any representation or warranty made by the Company, Parent or the Merger Subs herein, and provided, further, that the foregoing shall not require the Company or Parent (i) to permit any inspection, or to disclose any information, that in the reasonable judgment of the Company or Parent, as the case may be, would result in the disclosure of any trade secrets of third parties or violate any of its obligations with respect to confidentiality, or (ii) to disclose any legally privileged information of the Company or Parent, as the case may be, or any of its Subsidiaries. All requests for information made pursuant to this Section 5.8 shall be directed to the executive officer or other Person designated by the Company or Parent, as the case may be. Notwithstanding the foregoing, such access may be limited by the parties and their respective Subsidiaries to remote, electronic access in response to COVID-19 to protect the health and safety of the such party and its Subsidiaries’ managers, officers, directors, partners, members, equityholders, employees, advisors, consultants, agents or other representatives, or customers, lessors, suppliers, vendors or other commercial partners. All such information shall be governed by the terms of the Confidentiality Agreement, and Parent and the Company shall cause their respective Representatives to comply with the terms of the Confidentiality Agreement.
5.9   Stock Exchange Listing and Delisting. Parent shall use its reasonable best efforts to cause the shares of Parent Class A Common Stock to be issued in Merger 1 to be approved for listing on the NASDAQ Global Market subject to official notice of issuance. If NASDAQ determines that the transactions contemplated by this Agreement would result in a “change of control” under NASDAQ Stock Market Rule 5110 (the “CoC Rule”), each of Parent and the Company shall use its reasonable best efforts to cause the listing of Parent or the Company, after giving effect to the Mergers, to be approved for initial listing on the NASDAQ Global Market in the manner described in the CoC Rule (it being understood that Parent shall not be required to assist in or make any efforts with respect to (x) the listing of Shares or any other securities of the Company on NASDAQ, or (y) any listing application of the Company other than in connection with the consummation of the transactions contemplated by this Agreement), in each case (a) and (b), prior to the Closing Date. Prior to the Closing Date, the Company shall cooperate with Parent and use reasonable best efforts to take, or cause to be taken, all actions, and do or cause to be done all things, reasonably necessary, proper or advisable on its part under applicable Laws and rules and policies of the OTCQX Best Market to enable the delisting by the Surviving Company of the Shares from the OTCQX Best Market and the deregistration of the Shares under the Exchange Act as promptly as practicable after the Merger 1 Effective Time.
5.10   Publicity. The initial press release regarding the Mergers shall be a joint press release agreed by the Company and Parent. Thereafter, neither the Company, on the one hand, nor Parent or the Merger Subs, on the other hand, shall issue any press release or make any other public announcement with respect to the Mergers and the other transactions contemplated by this Agreement without the prior written consent of the other (such consent not to be unreasonably withheld or delayed), except to the extent the information contained therein relating to the Mergers and the other transactions contemplated hereby is substantially consistent with (a) information included in the initial press release or a press release or other public announcement to which Parent or the Merger Subs (in the case of the Company) or the Company (in the case of Parent or the Merger Subs), as applicable, has previously consented to, or (b) a communications plan approved in writing by the Company and Parent, and further except as may be required by Law or by obligations pursuant to any listing agreement with or rules of any national securities exchange or by the request of any Governmental Entity, provided that the foregoing restriction shall not apply to any press release or other public announcement made or proposed to be made by (x) the Company in connection with the receipt of a Company Acquisition Proposal or following a Company Adverse Recommendation

Change, or (y) Parent in connection with the receipt of a Parent Acquisition Proposal or following a Parent Adverse Recommendation Change.
5.11   Employee Benefits.
(a)   Parent shall provide, or cause to be provided, to each employee of the Company or its Subsidiaries who remains an employee of the Surviving Company or any of its Subsidiaries or who becomes an employee of Parent or any of its Subsidiaries (i) base compensation no less favorable than that in effect immediately prior to the Merger 1 Effective Time, (ii) cash bonus, commission and equity compensation opportunities that, on an aggregate basis, are no less favorable than those in effect immediately prior to the Merger 1 Effective Time, and (iii) other compensation and benefits that are no less favorable, in the aggregate, than those provided to similarly situated employees of Parent and its Subsidiaries.
(b)   Effective as of the Merger 1 Effective Time, Parent shall cause, for all purposes under the benefit plans and arrangements of Parent and its Subsidiaries covering any individual who was employed by the Company or its Subsidiaries as of immediately prior to the Merger 1 Effective Time (the “New Plans”), such individual to be credited with his or her years of service with the Company and its Subsidiaries (including, in each case, their predecessors) before the Merger 1 Effective Time (but not for purposes of benefit accrual, except for vacation, if applicable). In addition, Parent shall cause each employee of the Company and its Subsidiaries, and his or her dependents, to be immediately eligible to participate, without any waiting time, in all New Plans that are welfare benefit plans to the extent coverage under such New Plan replaces or is intended to replace coverage under a comparable Company Benefit Plan (such plans, collectively, the “Old Plans”). In addition, for purposes of each New Plan providing medical, dental, pharmaceutical and/or vision benefits to any employee of the Company or its Subsidiaries or his or her dependents, Parent shall cause all pre-existing condition exclusions and actively-at-work requirements to be waived for such persons. In addition, any eligible expenses incurred by any employee of the Company or its Subsidiaries or his or her dependents under an Old Plan shall, subject to Parent’s commercially reasonable efforts, be taken into account under the corresponding New Plan for purposes of satisfying all deductible, coinsurance and maximum out-of-pocket requirements applicable to such persons.
(c)   If requested by Parent in writing not less than five business days before the Closing Date, the Company shall adopt resolutions terminating the Company’s 401(k) plan effective as of the day prior to the Closing Date. Upon such termination, Parent shall permit the participants in such plan who are then actively employed by Parent or its Subsidiaries to make rollover contributions of any or all of their “eligible rollover distributions” (within the meaning of Section 401(a)(31) of the Code and including loans) to a 401(k) plan maintained by Parent, assuming that the Company’s 401(k) plan allows for the same.
(d)   Nothing contained in this Section 5.11 shall (i) be construed to establish, amend, or modify any benefit or compensation plan, program, agreement, contract, policy or arrangement, (ii) limit the ability of Company, Parent or any of their respective Subsidiaries to amend, modify or terminate any benefit or compensation plan, program, agreement, contract, policy or arrangement at any time assumed, established, sponsored or maintained by any of them, (iii) create any third-party beneficiary rights or obligations in any person other than the parties to this Agreement or any right to employment or continued employment or to a particular term or condition of employment with Company, Parent or any of their respective Subsidiaries, or (iv) limit the right of Company, Parent or any of their respective Subsidiaries to terminate the employment or service of any employee or other service provider following the Closing Date at any time and for any or no reason.
5.12   Expenses.
(a)   Except as otherwise provided in Section 7.5(b) or in this Section 5.12, whether or not the Mergers are consummated, all fees, costs and expenses incurred in connection with this Agreement and the Mergers and the other transactions contemplated by this Agreement shall be paid by the party incurring such expense.

(b)   All costs, fees and expenses (including fees and expenses of counsel) incurred in connection with the matters set forth in Section 5.6 shall be borne by the party incurring such costs, fees and expenses; provided if either party incurs greater than $200,000, (the “Regulatory Fee Threshold”), the cost, fees and expenses of such party exceeding the Regulatory Fee Threshold shall be borne 50% by Parent and 50% by the Company. For the avoidance of doubt, each party shall pay one-half of any filings fees incurred in connection with filings made under the HSR Act or the antitrust laws of any Governmental Entity.
(c)   With respect to the costs, fees and expenses described in Sections 5.12(b) and 5.12(c), Parent and the Company shall conduct a “true-up” within five business days after each calendar month (and, if this Agreement is terminated pursuant to its terms, within five business days following such termination), in order to allocate (and reimburse, to the extent applicable) the fees, costs and expenses in the ratios set forth above on a monthly basis.
5.13   Indemnification; Directors’ and Officers’ Insurance.
(a)   From and after the Merger 2 Effective Time, each of Parent and the Surviving Company shall, jointly and severally, indemnify and hold harmless, to the fullest extent permitted under Nevada Law, Delaware Law and the Company’s articles of incorporation and bylaws (and each of Parent and the Surviving Company shall also advance expenses as incurred to the fullest extent permitted under Nevada Law, Delaware Law and the Company’s articles of incorporation and bylaws), each present and former director and officer of the Company and its Subsidiaries (in each case, when acting in such capacity) (collectively, the “Indemnified Parties”) against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages, liabilities or amounts paid in settlement (collectively, “Costs”) incurred in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Merger 2 Effective Time, including the transactions contemplated by this Agreement, to the fullest extent that the Company would have been permitted under Nevada Law, Delaware Law and the Company’s articles of incorporation and bylaws.
(b)   Parent and the Merger Subs agree that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Merger 2 Effective Time (and rights for advancement of expenses), whether asserted or claimed prior to, at or after the Merger 2 Effective Time, in favor of any Indemnified Party as provided in the (i) Company’s articles of incorporation, (ii) the Company’s bylaws, (iii) the respective comparable organizational documents of the Company’s Subsidiaries, and (iv) any indemnification or other agreements (clauses (i) through (iv), collectively, the “Indemnification Agreements”) of the Company or any Subsidiary of the Company (in the case of each such Indemnification Agreement, as in effect on the date of this Agreement) will survive the Mergers and will continue in full force and effect in accordance with their terms until the expiration of the applicable statute of limitations with respect to any claims or potential claims against such directors, officers or employees, as applicable and subject to Nevada Law and Delaware Law, arising out of such acts or omissions (and until such later date as such claims and any proceedings arising therefrom are finally disposed of) or such later date as is provided pursuant to the terms thereof, and from and after the Merger 1 Effective Time, Parent will comply with and honor, and will cause the Surviving Company to comply with and honor, the foregoing obligations. From and after the Merger 2 Effective Time, Parent and the Surviving Company will not amend, repeal or otherwise modify the organizational documents of the Surviving Company or the Company’s Subsidiaries in any manner that could reasonably be expected to adversely affect the rights thereunder of any such director or officer with respect to their acts or omissions occurring at or prior to the Merger 2 Effective Time.
(c)   The Surviving Company shall, and Parent shall cause the Surviving Company to (at Parent’s option) either (i) continue to maintain in effect for a period of at least six years from and after the Merger 1 Effective Time the directors’ and officers’ liability insurance and fiduciary liability insurance (collectively, “D&O Insurance”) in place as of the date of this Agreement with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, (ii) purchase comparable D&O Insurance for such six-year period with benefits and levels of coverage at least as favorable as provided in the Company’s existing policies as of the date of this Agreement, or (iii) obtain and pay for “tail” D&O Insurance with a claims period of at least six years from and after the Merger 1 Effective Time with benefits and levels of coverage at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Merger 1 Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby) from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier; provided that in no event shall Parent or the Surviving Company be required to expend for such policies an annual premium amount in excess of 300% of the annual premiums currently paid by the Company for such insurance; and, provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Surviving Company shall obtain a policy with the greatest coverage available for a cost not exceeding such amount. Prior to the Merger 1 Effective Time, the Company and Parent shall use their respective reasonable best efforts to obtain the D&O Insurance that meets the requirements set forth above at the best available price.
(d)   If Parent or the Surviving Company or any of their respective successors or assigns (i) shall consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) shall transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of Parent or the Surviving Company shall assume all of the obligations set forth in this Section 5.13.
(e)   The provisions of this Section 5.13 shall survive the consummation of the Mergers and are intended to be for the benefit of, and shall be enforceable by, each of the Indemnified Parties.
(f)   The rights of the Indemnified Parties under this Section 5.13 shall be in addition to any rights such Indemnified Parties may have under the articles of incorporation or bylaws of the Company or any of its Subsidiaries, or under any applicable Contracts or Laws.
5.14   Other Actions by the Company and Parent.
(a)   Takeover Statute. If any Takeover Statute is or may become applicable to the Mergers or the other transactions contemplated by this Agreement, each of Parent and the Company shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise act to eliminate or minimize the effects of such statute or regulation on such transactions.
(b)   Section 16 Matters. Each of the Company and Parent shall, prior to the Merger 1 Effective Time and to the extent permitted by applicable Law, take all such reasonable actions within its control as may be necessary pursuant to Rule 16b-3 under the Exchange Act to exempt (i) the conversion of Shares and Company Equity Awards into Parent Common Stock and Parent Equity Awards, as the case may be, and (ii) the acquisition of Parent Common Stock and Parent Equity Awards, as the case may be, pursuant to the terms of this Agreement by officers and directors of the Company subject to the reporting requirements of Section 16(a) of the Exchange Act or by employees of the Company who may become an officer or director of Parent subject to the reporting requirements of Section 16(a) of the Exchange Act.
(c)   From the Closing until the date that is 12 months after the Closing, any action proposed to be taken by Parent that would have, or would reasonably be expected to have, the effect of causing, triggering or resulting in any payments pursuant to Article IV of the TRA, including any such payments arising as a result of a Change of Control (as defined in the TRA), shall, to the extent such action would not otherwise require the approval of the Parent Board, require the approval of a majority of the independent members of the Parent Board.
5.15   Transaction Litigation. If any Action by any Governmental Entity or other Person is commenced or, to the knowledge of the Company or Parent, as applicable, threatened, that questions the validity or legality of the Mergers or any other transactions contemplated herein or seeks damages in connection therewith, including stockholder litigation (“Transaction Litigation”), the Company or Parent, as applicable, shall promptly notify the other party of such Transaction Litigation and shall keep the other party reasonably informed with respect to the status thereof.

ARTICLE VI
Conditions
6.1   Conditions to Each Party’s Obligation to Effect the Mergers. The respective obligation of each party to effect the Mergers is subject to the satisfaction or (to the extent legally permitted) waiver (other than the condition set forth in Section 6.1(a)(ii) with respect to this Agreement, which may not be waived) by such party at or prior to the Merger 1 Effective Time of each of the following conditions:
(a)   Stockholder Approvals. (i) This Agreement shall have been duly adopted by the Requisite Company Vote, and (ii) this Agreement, the Parent Share Issuance and the Parent Charter Amendment shall have been duly approved by the Requisite Parent Vote.
(b)   NASDAQ Listing.
(i)   The shares of Parent Class A Common Stock issuable to the Company stockholders pursuant to this Agreement shall have been authorized for listing on the NASDAQ Global Market upon official notice of issuance; or
(ii)   if NASDAQ shall have determined that the transactions contemplated by this Agreement would result in a “change of control” under the CoC Rule, the listing of Parent or the Company, after giving effect to the Mergers, on the NASDAQ Global Market shall have been approved in the manner described in the CoC Rule.
(c)   Regulatory Consents. The waiting period (and any extensions thereof) applicable under the HSR Act shall have expired or been terminated, to consummate the Mergers shall have been obtained.
(d)   S-4. The S-4 Registration Statement shall have become effective under the Securities Act. No stop order suspending the effectiveness of the S-4 Registration Statement shall have been issued, and no proceedings for that purpose shall have been initiated or be threatened, by the SEC.
6.2   Conditions to Obligations of Parent and the Merger Subs. The obligations of Parent and the Merger Subs to effect the Mergers are also subject to the satisfaction or (to the extent legally permitted) waiver by Parent at or prior to the Merger 1 Effective Time of the following conditions:
(a)   Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement shall be true and correct as of the Closing Date (without giving effect to any limitations as to “materiality”, “Company Material Adverse Effect” or similar qualifiers or any provisions relating to preventing, materially delaying or materially impairing the consummation of the transactions contemplated by this Agreement) as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be so true and correct, individually or in the aggregate, does not have and would not reasonably be expected to have a Company Material Adverse Effect, except that (x) the representations and warranties in Section 4.1(b)(i) (Capital Structure) shall be true and correct as of the Closing Date except for any de minimis inaccuracies, and (y) the representations and warranties in Sections 4.1(a) (Organization, Good Standing and Qualification), 4.1(c) (Corporate Authority; Approval), 4.1(f)(i) (No Company Material Adverse Effect), 4.1(j) (Takeover Statutes), and 4.1(p) (Brokers and Finders) shall be true and correct as of the Closing Date in all respects, and (ii) Parent shall have received at the Closing a certificate signed on behalf of the Company by an officer of the Company to the effect that the conditions set forth in this Section 6.2(a) have been satisfied.
(b)   Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received at the Closing a certificate signed on behalf of the Company by an officer of the Company to such effect.
(c)   Tax Opinion. Parent shall have received a written opinion from Morrison & Foerster LLP (“Parent Tax Counsel” or, if Parent Tax Counsel is unable to issue such an opinion, from another nationally recognized law firm proposed by the Company that is reasonably acceptable to Parent), in form and substance reasonably satisfactory to Parent, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.2(c), Parent Tax Counsel (or its replacement counsel, if applicable) may rely on the Company Tax Certificate, the Parent Tax Certificate, and such other information requested by and provided to it by Parent and the Company, or their respective Affiliates, for purposes of rendering such opinion.
(d)   No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, circumstance, occurrence or development, which, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect.
(e)   Satisfaction and Repayment of Specified Indebtedness. The Company shall have provided evidence, satisfactory to the Parent, that the all of the indebtedness and related facilities and instruments forth on Section 6.2 of the Company Disclosure Letter (the “Specified Indebtedness”) will be paid in full at the Closing, including, without limitation, an executed “payoff letter” or similar document providing for the release of any and all Liens with respect thereto (the “Payoff Letter”); provided that the Specified Indebtedness set forth on Section 6.2(e) of the Company Disclosure Letter may, subject to the prior written approval of Parent and the Company, be assumed by Parent or one of its Subsidiaries and not paid in full; provided, further, that at the Closing, Parent shall deliver, or cause to be delivered, on behalf of and at the direction of the Company, to the payee of the Specified Indebtedness set forth on Section 6.2(e) of the Company Disclosure Letter, the amount payable in cash necessary in order to fully discharge such Specified Indebtedness as set forth in the Payoff Letter.
6.3   Conditions to Obligation of the Company. The obligation of the Company to effect Merger 1 is also subject to the satisfaction or (to the extent legally permitted) waiver by the Company at or prior to the Merger 1 Effective Time of the following conditions:
(a)   Representations and Warranties. (i) The representations and warranties of Parent and the Merger Subs set forth in this Agreement shall be true and correct as of the Closing Date (without giving effect to any limitations as to “materiality”, “Parent Material Adverse Effect” or similar qualifiers or any provisions relating to preventing, materially delaying or materially impairing the consummation of the transactions contemplated by this Agreement) as though made on and as of the Closing Date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure to be so true and correct, individually or in the aggregate, does not have and would not reasonably be expected to have a Parent Material Adverse Effect, except that (x) the representations and warranties in Section 4.2(b)(i) (Capital Structure) shall be true and correct as of the Closing Date except for any de minimis inaccuracies, and (y) the representations and warranties in Sections 4.2(a) (Organization, Good Standing and Qualification), 4.2(c) (Corporate Authority; Approval), 4.2(f)(i) (No Parent Material Adverse Effect), 4.2(j) (Takeover Statutes), 4.2(l)(xv) (Taxes), and 4.2(q) (Brokers and Finders) shall be true and correct as of the Closing Date in all respects, and (ii) the Company shall have received at the Closing a certificate signed on behalf of Parent by an officer of Parent to the effect that the conditions set forth in this Section 6.3(a) have been satisfied.
(b)   Performance of Obligations of Parent and the Merger Subs. Each of Parent and the Merger Subs shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received at the Closing a certificate signed on behalf of Parent and the Merger Subs by an officer of Parent to such effect.
(c)   Tax Opinion. The Company shall have received a written opinion from Reed Smith (“Company Tax Counsel” or, if Company Tax Counsel is unable to issue such an opinion, from another nationally recognized law firm proposed by Parent that is reasonably acceptable to the Company), in form and substance reasonably satisfactory to the Company, dated as of the Closing Date, to the effect that, on the basis of the facts, representations and assumptions set forth or referred to in such opinion, the Mergers, taken together, will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. In rendering the opinion described in this Section 6.3(c), Company Tax Counsel (or its replacement counsel, if applicable) may rely on the Company Tax Certificate, the Parent Tax Certificate,

and such other information requested by and provided to it by Parent and the Company, or their respective Affiliates, for purposes of rendering such opinion.
(d)   No Parent Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any event, change, circumstance, occurrence or development, which, individually or in the aggregate, has had or would reasonably be expected to have a Parent Material Adverse Effect.
ARTICLE VII
Termination
7.1   Termination by Mutual Consent. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Merger 1 Effective Time, whether before or after the adoption of this Agreement by the Requisite Company Vote and the approval of this Agreement, the Parent Share Issuance and the Parent Charter Amendment by the Requisite Parent Vote, by mutual written consent of the Company and Parent by action of their respective boards of directors.
7.2   Termination by Either Parent or the Company. This Agreement may be terminated and the Mergers may be abandoned at any time prior to the Merger 1 Effective Time by action of the board of directors of either Parent or the Company if:
(a)   the Mergers shall not have been consummated on or before 11:59 p.m. Eastern Time, on December 31, 2021 (as such date may be extended in accordance with the proviso at the end of this clause (a), the “Termination Date”); provided that if the condition set forth in Section 6.1(c) shall not have been satisfied but all other conditions in Sections 6.1, 6.2 and 6.3 shall have been satisfied or waived (other than those that by their terms are to be satisfied at the Closing, provided that they would be satisfied if the Closing were to occur on such date), the Termination Date may be extended by either the Company or Parent (by delivering written notice to the other party at or prior to 11:59 p.m. Eastern Time, on December 31, 2021) to a date not beyond January 30, 2022; provided, further, that the right to terminate this Agreement pursuant to this Section 7.2(a) shall not be available to any party that has breached in any material respect its obligations under this Agreement in any manner that shall have been the primary cause of the failure of the Mergers to be consummated by the Termination Date;
(b)   any court or other Governmental Entity shall have entered, enacted, promulgated, enforced or issued any Law (in each case, whether temporary, preliminary or permanent), that would restrain, prevent, enjoin or otherwise prohibit any of the transactions contemplated by this Agreement; provided that the right to terminate this Agreement under this Section 7.2(b) shall not be available to a party hereto if such restraint, prevention, injunction or prohibition was primarily due to the failure of such party to perform any of its obligations under this Agreement; or
(c)   either
(i)   approval of this Agreement by holders of Shares constituting the Requisite Company Vote, as required by Section 6.1(a), shall not have been obtained in a vote held at the Company Stockholders Meeting or at any adjournment or postponement thereof; or
(ii)   the approval and adoption of the this Agreement, the Parent Share Issuance and the Parent Charter Amendment the Requisite Parent Vote, as required by Section 6.1(a), shall not have been obtained in a vote held at the Parent Stockholders Meeting or at any adjournment or postponement thereof.
7.3   Termination by the Company. This Agreement may be terminated and the Mergers may be abandoned by the Company at any time prior to the Merger 1 Effective Time if:
(a)   there has been a breach of any representation, warranty, covenant or agreement made by Parent or the Merger Subs in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the condition specified in Section 6.3(a) or Section 6.3(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by the Company to Parent, and (ii) the Termination Date;

(b)   prior to obtaining the Requisite Company Vote, if the Company Board makes a Company Adverse Recommendation Change in accordance with Section 5.2(d), provided that such termination shall not be effective until Company has paid the Company Termination Fee due under Section 7.5;
(c)   if, after the date hereof and prior to obtaining the Requisite Parent Vote, (i) the Parent Board or any committee thereof shall have effected a Parent Adverse Recommendation Change, (ii) any Person shall have first publicly announced a Parent Acquisition Proposal (or made any material modification thereto) and the Parent Board or any committee thereof fails to publicly reaffirm the approval, recommendation or declaration of advisability by the Parent Board of this Agreement, the Mergers or any of the other transactions contemplated hereby within five business days (or if the Parent Stockholder Meeting is scheduled to be held within five business days from the date of such announcement, promptly and in any event prior to the date on which the Parent Stockholders Meeting is scheduled to be held) of being requested to do so by the Company (it being understood that the Company shall not be entitled to make such request on more than one occasion per Parent Acquisition Proposal or per each subsequent material modification thereof), or (iii) the Parent Board or any committee thereof approves, adopts, publicly endorses, declares advisable or recommends, or enters into or allows Parent or any of its Subsidiaries to enter into a Parent Alternative Acquisition Agreement relating to any Parent Acquisition Proposal (other than a Parent Acceptable Confidentiality Agreement in accordance with Section 5.3), or (iv) Parent shall have materially breached or violated any of its obligations under Section 5.3; or
(d)   if any Parent Material Adverse Effect shall have occurred.
7.4   Termination by Parent. This Agreement may be terminated and the Mergers may be abandoned by Parent at any time prior to the Merger 1 Effective Time if:
(a)   there has been a breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, or any such representation and warranty shall have become untrue after the date of this Agreement, such that the condition specified in Section 6.2(a) or Section 6.2(b) would not be satisfied and such breach or condition is not curable or, if curable, is not cured within the earlier of (i) 30 days after written notice thereof is given by Parent to the Company, and (ii) the Termination Date;
(b)   prior to obtaining the Requisite Parent Vote, if the Parent Board makes a Parent Adverse Recommendation Change in accordance with Section 5.3(d), provided that such termination shall not be effective until Parent has paid the Parent Termination Fee due under Section 7.5;
(c)   if, after the date hereof and prior to obtaining the Requisite Company Vote, (i) the Company Board or any committee thereof shall have effected a Company Adverse Recommendation Change, (ii) any Person shall have first publicly announced a Company Acquisition Proposal (or made any material modification thereto) and the Company Board or any committee thereof fails to publicly reaffirm the approval, recommendation or declaration of advisability by the Company Board of this Agreement, the Mergers or any of the other transactions contemplated hereby within five business days (or if the Company Stockholder Meeting is scheduled to be held within five business days from the date of such announcement, promptly and in any event prior to the date on which the Company Stockholders Meeting is scheduled to be held) of being requested to do so by Parent (it being understood that Parent shall not be entitled to make such request on more than one occasion per Company Acquisition Proposal or per each subsequent material modification thereof), or (iii) the Company Board or any committee thereof approves, adopts, publicly endorses, declares advisable or recommends, or enters into or allows the Company or any of its Subsidiaries to enter into a Company Alternative Acquisition Agreement relating to any Company Acquisition Proposal (other than a Company Acceptable Confidentiality Agreement in accordance with Section 5.2), or (iv) the Company shall have materially breached or violated any of its obligations under Section 5.2; or
(d)   if any Company Material Adverse Effect shall have occurred.
7.5   Effect of Termination and Abandonment.
(a)   Except as provided in subsections (b) and (c) below, in the event of termination of this Agreement and the abandonment of the Mergers pursuant to this Article VII, this Agreement shall become void and of no effect with no liability to any Person on the part of any party hereto (or of any of its Representatives or Affiliates); provided that (i) no such termination shall relieve any party hereto of any liability or damages to the other party hereto resulting from any Willful Breach of this Agreement or fraud, and (ii) the provisions set forth in this Section 7.5 and the provisions described in the first sentence of Section 8.1 shall survive termination of this Agreement.
(b)   Company Termination Fee. If:
(i)   (A)(x) this Agreement is terminated by Parent pursuant to Section 7.4(a), and after the date hereof and prior to the breach giving rise to such right of termination, a Company Acquisition Proposal has been publicly announced, publicly disclosed or otherwise communicated to the Company Board or any Person shall have publicly announced or otherwise communicated to the Company Board an intention (whether or not conditional) to make such a Company Acquisition Proposal (and such Company Acquisition Proposal has not been withdrawn prior to such breach), or (y) this Agreement is terminated by Company or Parent pursuant to Section 7.2(c)(i), and prior to the Company Stockholder Meeting, a Company Acquisition Proposal has been publicly announced, publicly disclosed or otherwise publicly communicated to Company’s stockholders, or any Person shall have publicly announced an intention (whether or not conditional) to make such a Company Acquisition Proposal, and (B) within 12 months after the date of such termination, a transaction in respect of a Company Acquisition Proposal is consummated or Company enters into a definitive agreement in respect of a Company Acquisition Proposal that is later consummated; provided that for all purposes of this Section 7.5(b)(i), all percentages included in the definition of “Company Acquisition Proposal” increased to 50%;
(ii)   this Agreement is terminated by Parent pursuant to Section 7.4(c); or
(iii)   this Agreement is terminated by the Company pursuant to Section 7.3(b);
then, in any such event, Company shall pay to Parent the Company Termination Fee, it being understood that in no event shall Company be required to pay the Company Termination Fee on more than one occasion. Payment of the Company Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by Parent (A) at the time of consummation of any transaction contemplated by a Company Acquisition Proposal, in the case of a Company Termination Fee payable pursuant to Section 7.5(b)(i), (B) as promptly as reasonably practicable after termination (and, in any event, within two business days thereof), in the case of a Company Termination Fee payable pursuant to Section 7.5(b)(ii), and (C) at the time of termination, in the case of a Company Termination Fee payable pursuant to Section 7.5(b)(iii). Other than with respect to fraud or Willful Breach, in the event that the Company Termination Fee becomes payable, then payment to Parent of the Company Termination Fee shall be Parent’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against the Company, its Subsidiaries and each of their respective former, current and future directors, officers, employees, agents, general and limited partners, managers, members, stockholders, Affiliates and assignees and each former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing (collectively, the “Company Parties”) in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Mergers to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally or otherwise) or otherwise, and upon payment of such Company Termination Fee, no Company Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby.
(c)   Parent Termination Fee. If:
(i)   (A)(x) this Agreement is terminated by the Company pursuant to Section 7.3(a), and after the date hereof and prior to the breach giving rise to such right of termination, a Parent Acquisition Proposal has been publicly announced, publicly disclosed or otherwise communicated to the Parent Board or any Person shall have publicly announced or otherwise communicated to the Parent Board an intention (whether or not conditional) to make such a Parent Acquisition Proposal (and such Parent Acquisition Proposal has not been withdrawn prior to such breach), or

(y) this Agreement is terminated by Parent or the Company pursuant to Section 7.2(c)(ii), and prior to the Parent Stockholder Meeting, a Parent Acquisition Proposal has been publicly announced, publicly disclosed or otherwise publicly communicated to Parent’s stockholders, or any Person shall have publicly announced an intention (whether or not conditional) to make such a Parent Acquisition Proposal, and (B) within 12 months after the date of such termination, a transaction in respect of a Parent Acquisition Proposal is consummated or Parent enters into a definitive agreement in respect of a Parent Acquisition Proposal that is later consummated; provided that, for all purposes of this Section 7.5(c)(i), all percentages included in the definition of “Parent Acquisition Proposal” increased to 50%;
(ii)   this Agreement is terminated by the Company pursuant to Section 7.3(c); or
(iii)   this Agreement is terminated by Parent pursuant to Section 7.4(b);
then, in any such event, Parent shall pay to the Company the Parent Termination Fee, it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion. Payment of the Parent Termination Fee shall be made by wire transfer of same day funds to the account or accounts designated by the Company (A) at the time of consummation of any transaction contemplated by a Parent Acquisition Proposal, in the case of a Parent Termination Fee payable pursuant to Section 7.5(c)(i), (B) as promptly as reasonably practicable after termination (and, in any event, within two business days thereof), in the case of a Parent Termination Fee payable pursuant to Section 7.5(c)(ii), and (C) at the time of termination, in the case of a Parent Termination Fee payable pursuant to Section 7.5(c)(iii). Other than with respect to fraud or Willful Breach, in the event that the Parent Termination Fee becomes payable, then payment to the Company of the Parent Termination Fee shall be the Company’s sole and exclusive remedy as liquidated damages for any and all losses or damages of any nature against Parent, its Subsidiaries and each of their respective former, current and future directors, officers, employees, agents, general and limited partners, managers, members, stockholders, Affiliates and assignees and each former, current or future director, officer, employee, agent, general or limited partner, manager, member, stockholder, Affiliate or assignee of any of the foregoing (collectively, the “Parent Parties”) in respect of this Agreement, any agreement executed in connection herewith, and the transactions contemplated hereby and thereby, including for any loss or damage suffered as a result of the termination of this Agreement, the failure of the Mergers to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally or otherwise) or otherwise, and upon payment of such Parent Termination Fee, no Parent Party shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby and thereby.
ARTICLE VIII
Miscellaneous and General
8.1   Survival. This Article VIII, the agreements of the Company, Parent and the Merger Subs contained in the last sentence of Section 5.8 (Access and Reports), Section 5.12 (Expenses), Section 7.5 (Effect of Termination and Abandonment) and the Confidentiality Agreement shall survive the termination of this Agreement. None of the representations and warranties contained in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Merger 1 Effective Time.
8.2   Modification or Amendment. Subject to the provisions of applicable Law and, in the case of Parent, subject to Section 8.14, at any time prior to the Merger 1 Effective Time, this Agreement may be amended, modified or supplemented in writing by the parties hereto; provided that any amendment of this Agreement that requires approval by the stockholders of the Company or approval by the stockholders of Parent under applicable Law shall be subject to such approval.
8.3   Waiver. At any time prior to the Merger 1 Effective Time, a party hereto may, subject to applicable Law and, in the case of Parent, subject to Section 8.14, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement, (c) waive compliance by the other party with any of the agreements or conditions contained in this Agreement, or (d) waive the satisfaction of any of the conditions contained in this Agreement; provided that the condition set forth in Section 6.1(a)(ii) with respect to this Agreement may not be waived by any party. No extension or waiver by the Company or Parent shall require the approval of the stockholders of the Company or Parent, respectively, unless such approval is required by applicable Law. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Any extension or waiver given in compliance with this Section 8.3 or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.
8.4   Counterparts. This Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same agreement.
8.5   GOVERNING LAW AND VENUE; WAIVER OF JURY TRIAL; SPECIFIC PERFORMANCE.
(a)   EXCEPT AS OTHERWISE REQUIRED BY MANDATORY PROVISIONS OF THE LAWS OF THE STATE OF NEVADA WITH RESPECT TO THE MERGERS, THIS AGREEMENT SHALL BE INTERPRETED, CONSTRUED AND GOVERNED BY AND IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD DIRECT A MATTER TO ANOTHER JURISDICTION. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated hereby, each of the parties (i) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware, (ii) agrees that it will not attempt to deny or defeat such jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not claim that such action is brought in an inconvenient forum or that the forum is improper, and (iv) agrees that it will not bring any such action in any court other than the Court of Chancery for the State of Delaware, or, if (and only if) such court finds it lacks subject matter jurisdiction, the federal court of the United States of America sitting in the State of Delaware, and appellate courts thereof, or, if (and only if) each of such Court of Chancery for the State of Delaware and such federal court finds it lacks subject matter jurisdiction, any state court within the State of Delaware. Service of process, summons, notice or document to any party’s address and in the manner set forth in Section 8.6 shall be effective service of process for any such action.
(b)   EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.5.
(c)   The parties agree that irreparable damage, for which monetary damages would not be an adequate remedy, would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, or any other appropriate form of specific performance or equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Court of Chancery of the State of Delaware, this being in addition to any other remedy to which such party is entitled at Law or in equity, except as provided in Sections 7.5(b) and 7.5(c). Each party hereto accordingly agrees not to raise any objections to the availability of the equitable remedy of specific performance to prevent or restrain breaches or threatened breaches of, or to enforce compliance with, the covenants and obligations of such party under this

Agreement, all in accordance with the terms of this Section 8.5. Each party hereto further agrees that no other party or any other Person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.5, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument. If prior to the Termination Date, any party hereto brings an action to enforce specifically the performance of the terms and provisions hereof by any other party, the Termination Date shall automatically be extended by such other time period established by the court presiding over such action.
(d)   Except as otherwise expressly provided herein, any and all remedies herein expressly conferred upon a party hereto shall be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law or equity upon such party, and the exercise by a party hereto of any one remedy will not preclude the exercise of any other remedy.
8.6   Notices. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid, or by electronic mail or overnight courier:
if to Parent or the Merger Subs:
Greenlane Holdings, Inc.
1095 Broken Sound Parkway NW, #300
Boca Raton, FL 33487
Attention: Douglas Fischer, General Counsel
dfischer@greenlane.com
with a copy to David P. Slotkin, Esq. & Justin R. Salon, Esq.
2100 L Street, NW Suite 900
Washington, DC 20037, USA
DSlotkin@mofo.com
JustinSalon@mofo.com
if to the Company:
KushCo Holdings, Inc.
6261 Katella Avenue, Suite 250
Cypress, CA 90630
Attention: Nicholas Kovacevich, CEO & Amir Sadr, General Counsel
nick@kushco.com & amir.sadr@kushco.com
with a copy to Jennifer W. Cheng, Esq., & Marc D. Hauser, Esq.
599 Lexington Avenue
New York, NY 10022
jcheng@reedsmith.com
mhauser@reedsmith.com
or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above. Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; three business days after deposit in the mail, if sent by registered or certified mail; upon confirmation of successful transmission if sent by electronic mail (provided that if given by email such notice, request, instruction or other document shall be followed up within one business day by dispatch pursuant to one of the other methods described herein); or on the next business day after deposit with an overnight courier, if sent by an overnight courier.
8.7   Entire Agreement. This Agreement (including any exhibits hereto), the Company Disclosure Letter, the Parent Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all other prior agreements, understandings, representations and warranties both written and oral, among the parties, with respect to the subject matter of this Agreement.

8.8   No Third Party Beneficiaries.
(a)   Except for the provisions of Section 5.13 (Indemnification; Directors’ and Officers’ Insurance) (which is intended for the benefit of and shall be enforceable by the Indemnified Parties), Parent, the Merger Subs and the Company hereby agree that their respective representations, warranties and covenants set forth herein are solely for the benefit of the other parties hereto, in accordance with and subject to the terms of this Agreement, and that this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein. The parties hereto further agree that the rights of third party beneficiaries under Section 5.13 shall not arise unless and until the Merger 1 Effective Time occurs.
(b)   The representations and warranties in this Agreement are the product of negotiations among and are for the sole benefit of the parties hereto. Any inaccuracies in such representations and warranties are subject to waiver by the parties hereto without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters regardless of the knowledge of any of the parties hereto. Consequently, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
8.9   Definitions. Terms used but not otherwise defined herein have the meanings set forth in this Section 8.9. Each of the terms set forth in Annex A is defined in the Section of this Agreement set forth opposite such term. For purposes of this Agreement:
“Anchor Exchange Ratio” means an amount equal to 0.2890.
“Affiliate” when used with respect to any party shall mean any Person who is an “affiliate” of that party within the meaning of Rule 405 promulgated under the Securities Act.
“business day” shall mean any day other than a Saturday or Sunday or a day on which banks are required or authorized to close in Boca Raton, Florida, Cypress, California, or New York, New York.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.
“Company Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement, provided that any such agreement is not required to contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Company Acquisition Proposal and shall contain provisions that permit the Company to comply with the Company’s obligations under Section 5.2.
“Company Equity Award” means a Company Option, Company RSU or any other equity-based award issued pursuant to the Company equity plan.
“Company Fully Diluted Securities” means the sum of (i) all Shares (including any Shares issuable pursuant to any Company RSUs) and (ii) all Shares issuable upon the exercise of all In The Money Company Options and Warrants.
“Company Material Adverse Effect” means a material adverse effect on the business, financial condition or results of operations of the Company and its Subsidiaries, taken together as a whole, excluding any effect to the extent that it results from or arises out of (A) changes in the economy or financial markets generally in the United States or any foreign jurisdiction, (B) changes in the general political conditions in the United States or any foreign jurisdiction, or changes in the securities markets, credit markets, currency markets or other financial markets, including changes in interest rates or exchange rates, (C) changes that are the result of acts of war or terrorism, including any escalation or worsening of any such acts of war or terrorism, (D) any hurricane, tornado, flood, earthquake or other natural disaster, (E) changes that are the result of factors generally affecting the industry in which the Company and its Subsidiaries operate, (F) the execution and delivery of this Agreement or the public announcement or pendency of the transactions contemplated hereby, including any litigation resulting or arising therefrom or respect thereto, (G) changes in GAAP or in any applicable Law or in the interpretation thereof, (H) any failure, in and of itself, of the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be a Company Material Adverse Effect), (I) any change, in and of itself, in the market price or trading volume of securities of the Company, including the Company Common Stock (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be a Company Material Adverse Effect), (J) any action taken at the request of Parent, (K) any action taken by the Company that is expressly permitted by this Agreement or (L) any epidemic, pandemic, human health crisis, or disease outbreak (including COVID-19), or the worsening thereof (provided that the exclusions in clauses (A), (B), (C), (D), (E) and (L) shall not apply to the extent such effects disproportionately adversely affect the Company and its Subsidiaries compared to other companies of similar size operating in the United States in the industry in which the Company and its Subsidiaries operate).
“Company Net Diluted Securities” means the amount obtained by (i) the sum of (x) all outstanding Shares (including any Shares issuable pursuant to any Company RSUs), plus (y) all Shares issuable upon the exercise of all In The Money Company Options and Warrants minus (ii) the number of Shares that could be purchased with the aggregate exercise proceeds of the In The Money Company Options and Warrants at the Company trading price on the date of such calculation.
“Company Option” means an option to purchase Shares.
“Company RSU” shall mean any restricted stock unit of the Company granted under the Company equity plan.
“Company Termination Fee” means an amount equal to $8,000,000.
“Confidentiality Agreement” means the Mutual Confidentiality and Non-Disclosure Agreement, effective as of the 6th day of November, 2020, between Greenlane Holdings, Inc. and KushCo Holdings, Inc.
“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or related or associated epidemics, pandemics or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place”, “stay at home”, workforce reduction, social distancing, shutdown, closure, sequester or any other Law, Order, directive, guidelines or recommendations by any Governmental Entity in connection with or in response to COVID-19, including the CARES Act.
“COVID-19 Reasonable Response” means any reasonable action or inaction, including the establishment of any policy, procedure or protocol, by a party or its respective Subsidiaries determine in their reasonable discretion is necessary, advisable or prudent in connection with (i) mitigating the adverse effects of COVID-19 or applicable COVID-19 Measures, (ii) ensuring compliance by a party or its respective Subsidiaries with COVID-19 Measures applicable to any of them and/or (iii) in respect of COVID-19, protecting the health and safety of employees or other persons with whom a party or its respective Subsidiaries and their personnel come into contact with during the course of business operations.
“Environmental Law” means any Law of any Governmental Entity relating to: (a) the protection, investigation or restoration of the environment, health, safety, or natural resources, (b) the transportation handling, use, presence, disposal, release or threatened release of any Hazardous Substance, or (c) noise, odor, indoor air, employee exposure, wetlands, pollution, contamination or any injury or threat of injury to persons or property relating to any Hazardous Substance.
“ERISA” means the United States Employee Retirement Income Security Act of 1974, as amended.
“Exchange Ratio” means, if:
(i)(a) the number equal to (1) the quotient obtained by dividing (I) the number obtained by multiplying Anchor Exchange Ratio by (II) the Company Fully Diluted Securities by (2) the sum of (I) the number obtained by multiplying the Anchor Exchange Ratio by the Company Fully Diluted Securities plus (II) the Parent Shares Outstanding, is greater than (b) 0.499, then the Exchange Ratio shall equal the quotient obtained by dividing (A) the difference between (x) the quotient obtained by dividing (I) Parent Shares Outstanding by (II) 0.501 and (y) the Parent Shares Outstanding by (B) the Company Fully Diluted Securities,
(ii)(a) the number equal to (1) the quotient obtained by dividing (I) the number obtained by multiplying (I) Anchor Exchange Ratio by (II) the Company Net Diluted Securities by (2) the sum of (I) the number obtained by multiplying the Anchor Exchange Ratio by the Company Net Diluted Securities plus (II) the Parent Net Diluted Securities, is less than (b) 0.481, then the Exchange Ratio shall equal the quotient obtained by dividing (A) the difference between (x) quotient obtained by dividing (I) Parent Net Diluted Securities by (II) 0.519 and (y) the Parent New Diluted Securities by (B) the Company Net Diluted Securities, and
(iii) neither (i) nor (ii) are true, then the Exchange Ratio shall equal the Anchor Exchange Ratio. For the avoidance of doubt, the Exchange Ratio, as of the closing share prices of each of the Company and Parent on March 29, 2021, is 0.2546 (the “Base Exchange Ratio”).
“GH LLC Agreement” means the Third Amended and Restated Operating Agreement of GH LLC, as it may be amended from time to time.
“Hazardous Substance” means any substance that is: (a) listed, classified or regulated pursuant to any Environmental Law; (b) any petroleum product or by-product, asbestos-containing material, lead-containing paint or plumbing, polychlorinated biphenyls, mold, radioactive material or radon; and (c) any other substance which may be the subject of regulatory action by any Governmental Entity in connection with any Environmental Law.
“In the Money Company Options and Warrants” means each Company Option and Company Warrant that would have a post-Closing exercise price calculated by dividing (i) the current exercise price of such Company Option or Company Warrant by (ii) the Exchange Ratio, that is equal to or below the closing price of a share of Parent Class A Common Stock on NASDAQ on the date of any such calculation.
“In the Money Parent Options” means each Parent Option and restricted Common Unit that has an exercise price that is equal to or below the closing price of a share of Parent Class A Common Stock on NASDAQ on the date of any such calculation.
“Intellectual Property” means all (a) trademarks, service marks, brand names, certification marks, collective marks, d/b/a’s, Internet domain names, logos, symbols, trade dress, trade names, and other indicia of origin, and all goodwill associated therewith and symbolized thereby; (b) inventions, discoveries, technologies and industrial designs, whether patentable or not, patents and invention disclosures, and all divisions, continuations, continuations-in-part, extensions and reissues thereof; (c) confidential information, trade secrets and know-how, including ideas, processes, algorithms, methodologies, schematics, business methods, formulae, drawings, prototypes, models, designs, research and development information, customer lists and supplier lists (collectively, “Trade Secrets”); (d) published and unpublished works of authorship, whether copyrightable or not, (including computer software, databases and other compilations of information), and copyrights therein and thereto; (e) all other intellectual property, industrial or similar proprietary rights (in whatever form or medium) recognized under any jurisdiction worldwide; and (f) all registrations or applications for any of the foregoing.
“IT Assets” means computers, software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, and all other information technology equipment, and all associated documentation.
“knowledge” means (a) when used in this Agreement with respect to the Company means the actual knowledge of the individuals set forth on Section 8.9 of the Company Disclosure Letter after due inquiry, and (b) when used in this Agreement with respect to Parent means the actual knowledge of the individuals set forth on Section 8.9 of the Parent Disclosure Letter after due inquiry.
“Ordinary Course of Business” means an action taken, or omitted to be taken, by any Person in the ordinary course of such Person’s business consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19); provided that any COVID-19 Reasonable Response shall be deemed to be in the Ordinary Course of Business.
“Parent Acceptable Confidentiality Agreement” means a confidentiality agreement that contains provisions that are not materially less favorable in the aggregate to Parent than those contained in the Confidentiality Agreement, provided that any such agreement is not required to contain any “standstill” or similar provisions or otherwise prohibit the making, or amendment, of any Parent Acquisition Proposal and shall contain provisions that permit Parent to comply with Parent’s obligations under Section 5.3.
“Parent Charter Amendment” means the amendment and restatement of the Parent Certificate of Incorporation in its entirety to be in the form attached hereto as Exhibit A.
“Parent Charter Amendment Approval” means the approval of the Parent Charter Amendment by the affirmative vote of holders of a majority of the voting power of the outstanding shares of Parent Common Stock entitled to vote thereon at a stockholders’ meeting duly called and held for such purpose.
“Parent Class C Conversion” means the conversion of each outstanding share of Parent Class C Common Stock into one-third of a share of Parent Class B Common Stock pursuant to Article IV.F.2 of the Parent Certificate of Incorporation
“Parent Equity Awards” means Parent Options or Parent Restricted Stock.
“Parent Material Adverse Effect” means a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries, taken together as a whole, excluding any effect to the extent that it results from or arises out of (A) changes in the economy or financial markets generally in the United States or any foreign jurisdiction, (B) changes in the general political conditions in the United States or any foreign jurisdiction, or changes in the securities markets, credit markets, currency markets or other financial markets, including changes in interest rates or exchange rates, (C) changes that are the result of acts of war or terrorism, including any escalation or worsening of any such acts of war or terrorism, (D) any hurricane, tornado, flood, earthquake or other natural disaster, (E) changes that are the result of factors generally affecting the industry in which Parent and its Subsidiaries operate, (F) the execution and delivery of this Agreement or the public announcement or pendency of the transactions contemplated hereby, including any litigation resulting or arising therefrom or respect thereto, (G) changes in GAAP or in any applicable Law or in the interpretation thereof, (H) any failure, in and of itself, of Parent to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be a Company Material Adverse Effect), (I) any change, in and of itself, in the market price or trading volume of securities of Parent, including the Parent Common Stock (it being understood that the facts or occurrences giving rise to or contributing to such changes or failures may constitute, or be taken into account in determining whether there has been or will be a Company Material Adverse Effect), (J) any action taken at the request of the Company, (K) any action taken by Parent that is expressly permitted by this Agreement, or (L) any epidemic, pandemic, human health crisis, or disease outbreak (including COVID-19), or the worsening thereof (provided that the exclusions in clauses (A), (B), (C), (D), (E) and (L) shall not apply to the extent such effects disproportionately adversely affect Parent and its Subsidiaries compared to other companies of similar size operating in the United States in the industry in which Parent and its Subsidiaries operate).
“Parent Net Diluted Securities” means the amount obtained by (i) the sum of (x) all outstanding shares of Parent Class A Common Stock (including any Shares issuable pursuant to any Parent Restricted Stock), plus (y) all outstanding shares of Parent Class B Common Stock (after giving effect of the Parent Class C Conversion) plus (z) each share of Parent Class A Common Stock issuable upon any In The Money Parent Options minus (ii) the number of shares of Parent Class A Common Stock that could be purchased with the aggregate exercise proceeds of the In The Money Parent Options at the Parent trading price on the date of such calculation.
“Parent Option” means an option to purchase Parent Common Stock.
“Parent Option Plan” means Parent’s 2019 Equity Incentive Plan, as amended from time to time.

“Parent Option Plan Increase” means the increase in the number of options available and underlying the Class A Common Stock available under the Parent Option Plan.
“Parent Option Plan Increase Approval” means the approval of the Parent Option Plan Increase by the affirmative vote of the holders of a majority of the votes cast, excluding abstentions and any broker non-votes, by the stockholders of Parent at a stockholders’ meeting duly called and held for such purpose.
“Parent Public Stockholder Approval” means the approval and adoption of this Agreement by the affirmative vote of the holders of a majority of the voting power of all outstanding shares of Parent Common Stock held by the Parent Public Stockholders.
“Parent Public Stockholders” means all of the holders of outstanding shares of Parent Common Stock other than (a) Jacoby & Co. LLC and its Affiliates and (ii) the chief executive officer, chief strategy officer, chief financial officer, chief operating office and general counsel of Parent.
“Parent Restricted Stock” means an award of Parent Common Stock that is unvested or is subject to a repurchase option, risk of forfeiture or other condition on title or ownership.
“Parent Share Issuance” means the issuance of shares of Parent Class A Common Stock to the holders of Shares as of immediately prior to the Merger 1 Effective Time in accordance with the terms of this Agreement.
“Parent Share Issuance Approval” means the approval of the Parent Share Issuance by the affirmative vote of holders of a majority of the votes cast, excluding abstentions and any broker non-votes, by the stockholders of Parent at a stockholders’ meeting duly called and held for such purpose.
“Parent Shares Outstanding” means the sum of (i) all shares of Parent Class A Common Stock (including any Shares issuable pursuant to any Parent Restricted Stock) and (ii) all shares of Parent Class B Common Stock (after giving effect of the Parent Class C Conversion).
“Parent Termination Fee” means an amount equal to $8,000,000.
“Permitted Liens” means (a) mechanics and materialmen Liens or other common law or statutory Liens arising or incurred in the Ordinary Course of Business and that are not material in amount or effect, (b) Liens for Taxes that are not yet due and payable, or that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP, and (c) Liens arising from nonexclusive licenses of Intellectual Property entered into in the Ordinary Course of Business.
“Person” means any individual, corporation (including not-for-profit), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, Governmental Entity) or other entity of any kind or nature.
“Personal Information” means any information about a natural person that alone or in combination with other information identifies, or could be used to identify, a natural person.
“Representative” means an investment banker, financial advisor, attorney, accountant or other representative or agent.
“Requisite Parent Vote” means, with respect to the Parent Charter Amendment, the Parent Charter Amendment Approval, with respect to the Parent Share Issuance, the Parent Share Issuance Approval, and, with respect to this Agreement, the Parent Public Stockholder Approval.
“Subsidiary” means, with respect to any Person, any other Person of which at least a majority of the securities or ownership interests having by their terms ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is directly or indirectly owned or controlled by such Person or by one or more of its Subsidiaries.
“Tax” (including, with correlative meaning, the term “Taxes”) means any and all taxes, levies, imposts, duties, fees, tariffs, assessments and other charges of any kind whatsoever (together with any and all interest, penalties and additional amounts imposed with respect thereto) imposed by any federal, state, local or foreign governmental or taxing authority, including taxes or other charges on income, profits, franchise, gross receipts, environmental, customs duty, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy, escheat, abandoned property and any other taxes, duties or assessments of any nature whatsoever.
“Tax Return” means any and all returns, statements, reports or forms (including elections, declarations, disclosures, schedules, estimated returns, claims for refund, amended returns, protective returns and information returns) filed or required to be filed with a taxing authority with respect to Taxes.
“TRA” means that certain Tax Receivables Agreement by and among Parent, GH LLC and the members of GH LLC, dated as of April 17, 2019.
“Willful Breach” means a material breach or failure to perform that is the consequence of an act or omission of a party with the knowledge that such act or omission would, or would be reasonably expected to, cause a material breach of this Agreement.
8.10   Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of such provision to any Person or any circumstance, is invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application of such provision, in any other jurisdiction.
8.11   Interpretation; Construction.
(a)   The table of contents and headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions of this Agreement. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement, unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “hereto,” “hereby,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.” All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined, or except as otherwise provided, therein. Words in this Agreement describing the singular number shall be deemed to include the plural and vice versa, and words in this Agreement denoting any gender shall be deemed to include all genders. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein shall mean such agreement, instrument or statute as from time to time amended, modified or supplemented, unless otherwise specifically indicated. References to a person are also to its permitted successors and assigns. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America.
(b)   The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(c)   Each party to this Agreement has or may have set forth information in its respective Disclosure Letter in a section of such Disclosure Letter that corresponds to the section of this Agreement to which it relates. The fact that any item of information is disclosed in a Disclosure Letter to this Agreement shall not be construed to mean that such information is required to be disclosed by this Agreement.
8.12   Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any purported assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
8.13   Special Committee Approval. Notwithstanding anything to the contrary herein, Parent shall not terminate this Agreement, make a Parent Adverse Recommendation Change, amend or waive any provision of this Agreement, or take any other action under or with respect to this Agreement that the Parent Special Committee determines in good faith would reasonably be expected to result in a conflict of interest between Jacoby & Co. LLC and its Affiliates, on one hand, and the Parent Public Stockholders, on the other hand, without the approval of the Parent Special Committee.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.
KUSHCO HOLDINGS, INC.
By
/s/ Nick Kovacevich

Name:
Nick Kovacevich

Title:
Chairman and Chief Executive Officer

GREENLANE HOLDINGS, INC.
By
/s/ Aaron LoCascio

Name:
Aaron LoCascio

Title:
Chief Executive Officer

MERGER SUB GOTHAM 1, LLC
By:
Greenlane Holdings, Inc., its sole member

By
/s/ Aaron LoCascio

Name:
Aaron LoCascio

Title:
Chief Executive Officer

MERGER SUB GOTHAM 2, LLC
By:
Greenlane Holdings, Inc., its sole member

By
/s/ Aaron LoCascio

Name:
Aaron LoCascio

Title:
Chief Executive Officer

ANNEX A
DEFINED TERMS
Terms	Section
Action	4.1(g)(i)(A)
Affiliate	8.9
Agreement	Preamble
Anti-Money Laundering Laws	4.1(w)
Bankruptcy and Equity Exception	4.1(c)(i)
Base Exchange Ratio	8.9
Book-Entry Share	3.1(a)
business day	8.9
Certificate	3.1(a)
Closing	1.2
Closing Date	1.2
COBRA	8.9
CoC Rule	5.9
Code	Recitals
Company	Preamble
Company Acceptable Confidentiality Agreement	8.9
Company Acquisition Proposal	5.2(g)(i)
Company Adverse Recommendation Change	5.2(c)
Company Alternative Acquisition Agreement	5.2(a)
Company Applicable Date	4.1(e)(i)
Company Approvals	4.1(d)(i)
Company Benefit Plans	4.1(h)(i)
Company Change Notice	5.2(d)
Company Designees	2.8(a)
Company Disclosure Letter	4.1
Company Equity Award	8.9
Company Insurance Policies	4.1(p)
Company Intervening Event	5.2(g)(ii)
Company Material Adverse Effect	8.9
Company Material Contracts	4.1(t)
Company Option	8.9
Company Parties	7.5(b)
Company Reports	4.1(e)(i)
Company Stockholders Meeting	5.5(a)
Company Superior Proposal	5.2(g)(iii)
Company Tax Certificate	5.7(b)
Company Tax Counsel	6.3(c)
Company Termination Fee	8.9
Company Warrants	3.5
Confidentiality Agreement	8.9

Terms	Section
Contract	4.1(d)(ii)(B)
Costs	5.13(a)
COVID-19	8.9
COVID-19 Measures	8.9
COVID-19 Reasonable Response	8.9
D&O Insurance	5.13(c)
DEA	4.1(i)(ii)
Delaware Secretary of State	1.3
DGCL	4.1(s)
DLLCA	Recitals
Environmental Law	8.9
ERISA	8.9
Exchange Act	4.1(d)(i)
Exchange Agent	3.2(a)
Exchange Fund	3.2(a)
Exchange Ratio	3.1(a)
Excluded Share	3.1(a)
Excluded Shares	3.1(a)
FDA	4.1(i)(ii)
First Articles of Merger	1.3
First Certificate of Merger	1.3
GAAP	4.1(e)(iii)
GH LLC	2.10(a)
GH LLC Agreement	8.9
Governmental Entity	4.1(d)(i)
Hazardous Substance	8.9
HSR Act	4.1(d)(i)
Indemnification Agreements	5.13(b)
Indemnified Parties	5.13(a)
Initial Designees	2.8
Initial Surviving Corporation	1.1(a)
Initial Surviving Corporation Share	3.1(c)
Intellectual Property	8.9
IT Assets	8.9
knowledge	8.9
Laws	4.1(i)(i)
Lien	4.1(b)(iii)
Measurement Date	4.1(b)(i)(A)
Merger 1	Recitals
Merger 1 Effective Time	1.3
Merger 2	Recitals
Merger 2 Effective Time	1.3
Merger Consideration	3.1(a)

Terms	Section
Merger Sub 1	Preamble
Merger Sub 2	Preamble
Merger Subs	Preamble
Mergers	Recitals
NASDAQ	2.8(a)
Nevada Secretary of State	1.3
New Plans	5.11(b)
NRS	Recitals
Old Plans	5.11(b)
Ordinary Course of Business	8.9
Parent	Preamble
Parent Acceptable Confidentiality Agreement	8.9
Parent Acquisition Proposal	5.3(g)(i)
Parent Adverse Recommendation Change	5.3(c)
Parent Alternative Acquisition Agreement	5.3(a)
Parent Applicable Date	4.2(e)(i)
Parent Approvals	4.2(d)(i)
Parent Board	Recitals
Parent Benefit Plans	4.2(h)(i)
Parent Certificate of Incorporation	2.1
Parent Change Notice	5.3(d)
Parent Charter Amendment	8.9
Parent Charter Amendment Approval	8.9
Parent Class A Common Stock	2.9
Parent Class B Common Stock	4.2(b)(i)(B)
Parent Class C Common Stock	4.2(b)(i)(C)
Parent Class C Conversion	8.9
Parent Common Stock	4.2(b)(i)(C)
Parent Designees	2.8(b)
Parent Disclosure Letter	4.2
Parent Equity Awards	8.9
Parent Insurance Policies	4.2(p)
Parent Intervening Event	5.3(g)(ii)
Parent Material Adverse Effect	8.9
Parent Material Contracts	4.2(t)
Parent Option	8.9
Parent Parties	7.5(c)
Parent Reports	4.2(e)(i)
Parent Restricted Stock	8.9
Parent Share Issuance	8.9
Parent Share Issuance Approval	8.9
Parent Special Committee	Recitals
Parent Stockholders Meeting	5.5(b)

Terms	Section
Parent Superior Proposal	5.3(g)(iii)
Parent Tax Certificate	5.7(b)
Parent Tax Counsel	6.2(c)
Parent Termination Fee	8.9
Payoff Letter	6.2(e)
Permits	4.1(i)(ii)
Permitted Liens	8.9
Person	8.9
Personal Information	8.9
Prospectus/Proxy Statement	5.4(a)
Regulatory Fee Threshold	5.12(b)
Representative	8.9
Requested Transactions	2.10(b)
Requisite Company Vote	4.1(c)(i)
Requisite Parent Vote	8.9
S-4 Registration Statement	5.4(a)
SEC	4.1
Second Articles of Merger	1.3
Second Certificate of Merger	1.3
Section 754 Election	4.2(l)(xvi)
Securities Act	4.1(d)(i)
Share	3.1(a)
Shares	3.1(a)
Specified Indebtedness	6.2(e)
Subsidiary	8.9
Surviving Company	1.1(b)
Takeover Statute	4.1(j)
Tax Return	8.9
Tax; Taxes	8.9
Termination Date	7.2(a)
Transaction Litigation	5.15
USDA	4.1(i)(ii)
WARN Act	4.1(n)(iv)
Willful Breach	8.9

Annex B
AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
GREENLANE HOLDINGS, INC.
Greenlane Holdings, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”) hereby certifies as follows:
1.   The name of the Corporation is Greenlane Holdings, Inc. The original Certificate of Incorporation of the Corporation was filed with the Office of the Secretary of State of the State of Delaware on May 2, 2018.
2.   This Amended and Restated Certificate of Incorporation of the Corporation was duly adopted in accordance with Sections 242 and 245 of the Delaware General Corporation Law.
3.   The effective time of this Amended and Restated Certificate of Incorporation of the Corporation shall be the date and time it is filed with the Secretary of State of the State of Delaware.
4.   The text of the Amended and Restated Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:
ARTICLE I.
NAME
The name of the corporation is Greenlane Holdings, Inc. (the “Corporation”).
ARTICLE II.
REGISTERED OFFICE
The address of the registered office of the Corporation in the State of Delaware is 251 Little Falls Drive, Wilmington, Delaware 19808, in the County of New Castle. The name of the registered agent of the Corporation at that address is Corporation Service Company.
ARTICLE III.
CORPORATE PURPOSE
The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (the “DGCL”).
ARTICLE IV.
AUTHORIZED CAPITAL STOCK
A.   The total number of shares of all classes of stock that the Corporation is authorized to issue is six hundred forty million (640,000,000), consisting of (i) six hundred million (600,000,000) shares of Class A common stock, with a par value of $0.01 per share (the “Class A Common Stock”); and (ii) thirty million (30,000,000)shares of Class B common stock, with a par value of $0.0001 per share (the “Class B Common Stock”, and together with the Class A Common Stock, the “Common Stock”); and (iii) ten million (10,000,000) shares of preferred stock, with a par value of $0.0001 per share, as of the effective time of this Amended and Restated Certificate of Incorporation and thereafter as may be established by the Board of Directors with respect to any class or series thereof in the applicable Preferred Stock Designation (the “Preferred Stock”).
B.   The Board of Directors is authorized to provide for the issuance of shares of Preferred Stock in one or more classes or series by adopting a resolution or resolutions, and by filing a certificate pursuant to the applicable laws of the State of Delaware (such certificate being hereinafter referred to as a “Preferred Stock Designation”), to establish from time to time the number of shares to be included in each such class or series, and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued class or series of Preferred Stock, and the treatment in the case of a merger, business combination transaction, or sale of the Corporation’s assets, and to increase or decrease the number of shares of any class or series so created subsequent to the issue of that class or series but not below the number of shares of such class or series then outstanding. In case the number of shares of any class or series shall be so decreased, the shares constituting such decrease shall resume the status of authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors. There shall be no limitation or restriction on any variation between any of the different classes or series of Preferred Stock as to the designations, preferences, limitations, restrictions and relative rights thereof; and the several classes or series of Preferred Stock may vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors or a committee of the Board of Directors, providing for the issuance of the various classes or series of Preferred Stock. Any shares of any series of Preferred Stock purchased, exchanged, converted or otherwise acquired by the Corporation, in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock, without designation as to series, and may be reissued as part of any series of Preferred Stock created by resolution or resolutions of the Board of Directors.
C.   The number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, without a separate vote of any holders of the Class A Common Stock, Class B Common Stock or Preferred Stock, or of any class or series thereof, unless a separate vote of any such holders is required pursuant to the terms of any Preferred Stock Designation, irrespective of the provisions of Section 242(b)(2) of the DGCL.
D.   Except as otherwise required by the DGCL or as provided by or pursuant to the provisions of this Amended and Restated Certificate of Incorporation:
1.
Each share of Class A Common Stock and Class B Common Stock shall entitle the record holder thereof to one (1) vote on all matters on which stockholders generally are entitled to vote.

2.
Except as otherwise required in this Amended and Restated Certificate of Incorporation, the holders of Common Stock shall vote together as a single class on all matters (or, if any holders of Preferred Stock are entitled to vote together with the holders of Common Stock, as a single class with such holders of Preferred Stock).

3.
The holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation or to a Preferred Stock Designation that alters or changes the powers, preferences, rights or other terms of one or more outstanding class or series of Preferred Stock if the holders of such affected class or series are entitled, either separately or together with the holders of one or more other class or series of Preferred Stock, to vote thereon as a separate class pursuant to this Amended and Restated Certificate of Incorporation or a Preferred Stock Designation or pursuant to the DGCL as currently in effect or as the same may hereafter be amended.

4.
No stockholder has any right or will be permitted to cumulate votes in any election of directors.

E.   From and after the effective time of this Amended and Restated Certificate of Incorporation, additional shares of Class B Common Stock may be issued only to, and registered in the name of, the LLC Members (as defined below), their respective successors and assigns as well as their respective transferees permitted in accordance with Article IV.I (including all subsequent successors, assigns and permitted transferees) (the “Permitted Class B Owners”), in accordance with this Article IV and the aggregate number of shares of Class B Common Stock following any such issuance registered in the name of each such Permitted Class B Owner must be equal to the aggregate number of Common Units (as defined below) held of record by such Permitted Class B Owner under the Operating Agreement (as defined below).
F.   As used in this Amended and Restated Certificate of Incorporation:
1.
“Common Unit” means a unit of membership interest in the LLC, authorized and issued under the Operating Agreement, and constituting a “Common Unit” as defined in the Operating Agreement as in effect as of the effective time of this Amended and Restated Certificate of Incorporation.

2.
“LLC” means Greenlane Holdings, LLC, a Delaware limited liability company, or any successor entities thereto.

3.
“LLC Members” means each of the holders of Common Units on the date hereof other than the Corporation (or any subsidiaries of the Corporation).

4.
“Operating Agreement” means that certain Third Amended and Restated Operating Agreement, dated as of April 17, 2019, of the LLC, as such agreement may be further amended, restated, amended and restated, supplemented or otherwise modified from time to time.

G.   Subject to applicable law and the rights, if any, of the holders of any outstanding class or series of Preferred Stock or any class or series of stock having a preference over or the right to participate with the Class A Common Stock with respect to the payment of dividends, dividends may be declared and paid on the Class A Common Stock out of the assets of the Corporation that are by law available therefor, at such times and in such amounts as the Board of Directors in its discretion shall determine. Dividends shall not be declared or paid on the Class B Common Stock.
H.   Subject to applicable law and the rights, if any, of the holders of any class or series of capital stock of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation and of the preferential and other amounts, if any, to which the holders of Preferred Stock shall be entitled, the holders of all outstanding shares of Class A Common Stock shall be entitled to receive the remaining assets of the Corporation available for distribution ratably in proportion to the number of shares held by each such stockholder. Without limiting the rights of the holders of Class B Common Stock to have their Common Units redeemed in exchange for shares of Class A Common Stock, or at the Corporation’s option, cash, in accordance with the Operating Agreement (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding up), the holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation. A merger, consolidation, reorganization or other business combination of the Corporation with any other person or persons, or a sale of all or substantially all of the assets of the Corporation, shall not be considered to be a dissolution, liquidation or winding up of the Corporation within the meaning of this Article IV.H.
I.
1.
In connection with the redemption of Common Units pursuant to the Operating Agreement, a holder of Class B Common Stock may surrender shares of Class B Common Stock to the Corporation for no consideration at any time. Following the surrender of any shares of Class B Common Stock to the Corporation, the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.

2.
The following transfer restrictions described in this Article IV.I.2 are referred to as the “Restrictions”.

a.
A holder of Class B Common Stock may transfer shares of Class B Common Stock to any transferee (other than the Corporation) only if such holder also simultaneously transfers an equal number of such holder’s Common Units (as such numbers may be adjusted to reflect equitably any stock split, subdivision, combination or similar change with respect to the Class B Common Stock or Common Units) to such transferee in compliance with the Operating Agreement.
3.
Any purported transfer of shares of Class B Common Stock in violation of the Restrictions shall be null and void. If, notwithstanding the Restrictions, a person or entity shall, voluntarily or involuntarily, purportedly become or attempt to become, the purported owner (“Purported Owner”) of shares of Class B Common Stock in violation of the Restrictions, then the Purported Owner shall not obtain any rights in and to such shares of Class B Common Stock (the “Restricted Shares”), and the purported transfer of the Restricted Shares to the Purported Owner shall not be recognized by the Corporation’s transfer agent for such class of shares (the “Transfer Agent”).

4.
Upon a determination by the Board of Directors that a person has attempted or is attempting to transfer or to acquire Restricted Shares, or has purportedly transferred or acquired Restricted Shares, in violation of the Restrictions, the Board of Directors may take such action as it deems advisable to refuse to give effect to such attempted or purported transfer or acquisition on the books and records of the Corporation, including without limitation to cause the Transfer Agent to record the Purported Owner’s transferor as the record owner of the Restricted Shares, and to institute proceedings to enjoin any such attempted or purported transfer or acquisition, or reverse any entries or records reflecting such attempted or purported transfer or acquisition.

5.
The Board of Directors may, to the extent permitted by law, from time to time establish, modify, amend or rescind, by bylaw or otherwise, regulations and procedures that are consistent with the provisions of this Article IV.I for determining whether any transfer or acquisition of shares of Class B Common Stock would violate the Restrictions and for the orderly application, administration and implementation of the provisions of this Article IV.I. Any such procedures and regulations shall be kept on file with the Secretary of the Corporation and with its Transfer Agent and shall be made available for inspection by any prospective transferee and, upon written request to the Secretary, shall be mailed to holders of shares of Class B Common Stock.

6.
The Board of Directors shall have all powers necessary to implement the Restrictions, including without limitation the power to prohibit the transfer of any shares of Class B Common Stock in violation thereof.

J.   To the extent that any Permitted Class B Owner exercises its right pursuant to the Operating Agreement to have its Common Units redeemed by the LLC in accordance with the Operating Agreement, then simultaneous with the payment of, at the Corporation’s election, cash or Class A Common Stock consideration to such Permitted Class B Owner by the LLC (in the case of a redemption) or the Corporation (in the case of an election by the Corporation pursuant to the Operating Agreement to effect a direct exchange with such Permitted Class B Owner), the Corporation shall cancel for no consideration, as applicable, a number of shares of Class B Common Stock registered in the name of the redeeming or exchanging Permitted Class B Owner equal to the number of Common Units held by such Permitted Class B Owner that are redeemed or exchanged in such redemption or exchange transaction. Notwithstanding the Restrictions, (i) in the event that any outstanding share of Class B Common Stock shall cease to be held by a registered holder of Common Units, such share of Class B Common Stock shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be cancelled for no consideration, and the Corporation will take all actions necessary to retire such share and such share shall not be re-issued by the Corporation, (ii) in the event that any registered holder of Class B Common Stock no longer holds an interest in a number of Common Units equal to the sum of the number of shares of Class B Common Stock registered in the name of such registered holder, the shares of Class B Common Stock registered in the name of such holder that exceed the number of Common Units held by such holder (as described above) shall automatically and without further action on the part of the Corporation or any holder of Class B Common Stock be cancelled for no consideration, and the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation, and (iii) in the event that no Permitted Class B Owner owns any Common Units that are redeemable pursuant to the

Operating Agreement, then all shares of Class B Common Stock will be cancelled for no consideration, and the Corporation will take all actions necessary to retire such shares and such shares shall not be re-issued by the Corporation.
K.   All certificates or book-entries representing shares of Class B Common Stock shall bear a legend substantially in the following form (or in such other form as the Board of Directors may determine):
THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [BOOK-ENTRY] ARE SUBJECT TO THE RESTRICTIONS (INCLUDING RESTRICTIONS ON TRANSFER) SET FORTH IN THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE CORPORATION AND SHALL BE PROVIDED FREE OF CHARGE TO ANY STOCKHOLDER MAKING A REQUEST THEREFOR).
L.   The Class B Common Stock may be issued and transferred in fractions of a share which shall entitle the holder to exercise voting rights and to have the benefit of all other rights of holders of Class B Common Stock. Subject to the Restrictions, holders of shares of Class B Common Stock shall be entitled to transfer fractions thereof and the Corporation shall, and shall cause the Transfer Agent to, facilitate any such transfers, including by issuing certificates or making book entries representing any such fractional shares. For all purposes of this Amended and Restated Certificate of Incorporation (including, without limitation, Article IV.D, Article IV.H, Article IV.I, Article IV.J, this Article IV.L and Article IV.E hereof), all references to the Class B Common Stock or any share thereof (whether in the singular or plural) shall be deemed to include references to any fraction of a share of Class B Common Stock.
ARTICLE V.
RESERVATION OF COMMON STOCK
The Corporation shall at all times reserve and keep available out of its authorized but unissued shares or other securities of each class or series, the number of shares or securities of such class or series required to be available for issuance pursuant to the Operating Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such issuance by delivery of shares of Class A Common Stock which are held in the treasury of the Corporation. The Corporation covenants that all shares of Class A Common Stock issued pursuant to the Operating Agreement will, upon issuance, be validly issued, fully paid and non-assessable.
ARTICLE VI.
RECLASSIFICATIONS, MERGERS AND OTHER TRANSACTIONS
A.   The Corporation shall undertake all actions, including, without limitation, a reclassification, dividend, division or recapitalization, with respect to the shares of Class A Common Stock necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) shares of Class A Common Stock issued pursuant to awards made under the Greenlane Holdings, Inc. 2019 Equity Incentive Plan, and any other stock incentive plan adopted by the Corporation from time to time, that have not yet vested thereunder, (ii) treasury stock, or (iii) Preferred Stock or other debt or equity securities (including without limitation warrants, options and rights) issued by the Corporation that are convertible or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including without limitation any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the LLC).
B.   The Corporation shall undertake all actions, including, without limitation, a reclassification, dividend, division or recapitalization, with respect to the shares of Class B Common Stock necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by all Permitted Class B Owners and the number of outstanding shares of Class B Common Stock owned by all Permitted Class B Owners.
C.   The Corporation shall not undertake or authorize (i) any subdivision (by any stock split, stock dividend, reclassification, recapitalization or similar event) or combination (by reverse stock split, reclassification, recapitalization or similar event) of the Class A Common Stock that is not accompanied by an identical subdivision or combination of the Common Units to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock; or (ii) any subdivision (by any stock split, stock dividend, reclassification, recapitalization or similar event) or combination (by reverse stock split, reclassification, recapitalization or similar event) of the Class B Common Stock that is not accompanied by an identical subdivision or combination of the Common Units to maintain at all times, subject to the provisions of this Amended and Restated Certificate of Incorporation, a one-to-one ratio between the number of Common Units owned by the Permitted Class B Owners and the number of outstanding shares of Class B Common Stock, unless, in the case of clause (i) or (ii) of this Article VI.C, such action is necessary to maintain at all times a one-to-one ratio between the number of Common Units owned by the Corporation and the number of outstanding shares of Class A Common Stock, a one-to-one ratio between the number of Common Units owned by the Permitted Class B Owners and the number of outstanding shares of Class B Common Stock.
D.   The Corporation shall not issue, transfer or deliver from treasury stock or repurchase shares of Class A Common Stock unless in connection with any such issuance, transfer, delivery or repurchase the Corporation takes or authorizes all requisite action such that, after giving effect to all such issuances, transfers, deliveries or repurchases, the number of Common Units owned by the Corporation will equal on a one-for-one basis the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) shares of Class A Common Stock issued pursuant to awards made under the Greenlane Holdings, Inc. 2019 Equity Incentive Plan, and any other stock incentive plan adopted by the Corporation from time to time, that have not yet vested thereunder, (ii) treasury stock or (iii) Preferred Stock or other debt or equity securities (including without limitation warrants, options and rights) issued by the Corporation that are convertible or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including without limitation any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by the Corporation to the equity capital of the LLC). The Corporation shall not issue, transfer or deliver from treasury stock or repurchase or redeem shares of Preferred Stock unless in connection with any such issuance, transfer, delivery, repurchase or redemption, the Corporation takes all requisite action such that, after giving effect to all such issuances, transfers, repurchases or redemptions, the Corporation holds (in the case of any issuance, transfer or delivery) or ceases to hold (in the case of any repurchase or redemption) equity interests in the LLC which (in the good faith determination by the Board of Directors) are in the aggregate substantially equivalent in all respects to the outstanding Preferred Stock so issued, transferred, delivered, repurchased or redeemed.
E.   The Corporation shall not consolidate, merge, combine or consummate any other transaction (other than an action or transaction for which an adjustment is provided in one of the preceding paragraphs of this Article VI or in Article IV), in which shares of Class A Common Stock are exchanged for or converted into other stock or securities, or the right to receive cash and/or any other property, unless in connection with any such consolidation, merger, combination or other transaction each Common Unit shall be entitled to be exchanged for or converted into (without duplication of any corresponding share of Class A Common Stock which the Corporation may elect to issue upon a redemption of such Common Unit by the holder thereof) the same kind and amount of stock or securities, cash and/or any other property, as the case may be, into which or for which each share of Class A Common Stock is exchanged or converted, in each case to maintain at all times a one-to-one ratio between (x) the stock or securities, or rights to receive cash and/or any other property issuable in such transaction in exchange for or conversion of one share of Class A Common Stock and (y) the stock or securities, or rights to receive cash and/or any other property issuable in such transaction in exchange for or conversion of one Common Unit. The foregoing provisions of this Article VI.E shall not apply to any action or transaction (including any consolidation, merger or combination) approved by the holders of a majority of the voting power of the Class A Common Stock and Class B Common Stock, each voting as a separate class.
ARTICLE VII.
BYLAW AMENDMENTS
The Board of Directors is expressly authorized to adopt, amend and repeal the bylaws of the Corporation (the “Bylaws”).

ARTICLE VIII.
THE BOARD OF DIRECTORS
A.   Elections of the directors comprising the Board of Directors (each such director, in such capacity, a “Director”) need not be by written ballot unless the Bylaws shall so provide.
B.   Subject to the rights of the holders of any class or series of Preferred Stock to elect additional directors under specified circumstances, the number of directors which shall constitute the Board of Directors shall be fixed exclusively by resolutions adopted by a majority of the Whole Board. For purposes of this Amended and Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors for the Board of Directors whether or not there exist any vacancies in previously authorized directorships.
C.   Except as otherwise required by law and subject to the rights of the holders of any class or series of Preferred Stock then outstanding, unless the Board of Directors otherwise determines, newly-created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from the death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office and entitled to vote thereon, though less than a quorum, or by a sole remaining director entitled to vote thereon, and not by the stockholders. Any director so chosen shall hold office until the next election and until his successor shall be elected and qualified.
D.   Subject to the rights of the holders of any class or series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the voting power of the issued and outstanding stock entitled to vote at an annual or special meeting duly noticed and called in accordance with this Amended and Restated Certificate of Incorporation.
E.   Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided by the Bylaws.
ARTICLE IX.
STOCKHOLDER ACTION WITHOUT MEETING
Any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.
ARTICLE X.
AMENDMENTS
A.   The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner, and subject to approval by stockholders as, now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided that any amendment to Article IX shall be effective only upon the affirmative vote of the holders of Common Stock and Preferred Stock then outstanding representing two-thirds or more of the votes eligible to be cast in an election of directors.
B.   If any provision or provisions of this Amended and Restated Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any person or entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Amended and Restated Certificate of Incorporation (including, without limitation, each portion of any sentence of this Amended and Restated Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

ARTICLE XI.
LIMITATION ON DIRECTOR LIABILITY
No director of the Corporation will have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Neither the amendment nor the repeal of this Article XI shall eliminate or reduce the effect thereof in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article XI, would accrue or arise, prior to such amendment or repeal.
ARTICLE XII.
EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Court of Chancery”) of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, any state or federal court located within the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders or any action asserting a claim for aiding and abetting any such breach of fiduciary duty, (iii) any action asserting a claim against the Corporation arising pursuant to any provision of the DGCL, this Amended and Restated Certificate of Incorporation or the Bylaws (as each may be amended from time to time), (iv) any action to interpret, apply, enforce or determine the validity of this Amended and Restated Certificate of Incorporation or the Bylaws (as either may be amended from time to time), (v) any action asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery, or (vi) any action governed by the internal affairs doctrine, in each such case subject to the Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article XII.
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended.
Notwithstanding the foregoing, the provisions of this Article XII shall not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended, or any other claim for which the federal courts of the United States have exclusive jurisdiction.
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IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by          , on this [      ] day of [          ], 2021.
GREENLANE HOLDINGS, INC.
By:

Name:
Title:

Annex C
GREENLANE HOLDINGS, INC.
2019 EQUITY INCENTIVE PLAN, as amended [•], 2021
1. Purpose.
The Plan’s purpose is to enhance the Company’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to the Company by providing these individuals with equity ownership opportunities. Capitalized terms used in the Plan are defined in Section 11.
2. Eligibility.
Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.
3. Administration and Delegation.
(a) Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award or Award Agreement as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award. The Administrator’s determinations under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.
(b) Appointment of Committees; Delegation of Powers. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may also delegate to an executive officer of the Company the authority to grant Awards to Service Providers that are not subject to Section 16 of the Exchange Act. The Board may rescind any such delegation at any time or re-vest in itself any previously delegated authority at any time.
4. Stock Available for Awards.
(a) Number of Shares. Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.
(b) Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award for less than Fair Market Value or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. In addition, Shares tendered by the Participant or withheld by the Company in payment of the exercise price of an Option or to satisfy any tax withholding obligation with respect to an Award will, as applicable, become or again be available for Award grants under the Plan.
(c) Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than 5,000,000 Shares may be issued pursuant to the exercise of Incentive Stock Options, and no Shares may again be optioned, granted or awarded if it would cause an Incentive Stock Option not to qualify as an Incentive Stock Option.
(d) Substitute Awards. In connection with an entity’s merger or consolidation with the Company or the Company’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.
5. Stock Options and Stock Appreciation Rights.
(a) General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including Section 5(f) with respect to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right shall entitle the Participant (or other person entitled to exercise the Stock Appreciation Right pursuant to the Plan) to exercise all or a specified portion of the Stock Appreciation Right (to the extent then exercisable pursuant to its terms) and to receive from the Company an amount determined by multiplying the difference obtained by subtracting the exercise price per share of the Stock Appreciation Right from the Fair Market Value on the date of exercise of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right shall have been exercised, subject to any limitations of the Plan or as the Administrator may impose.
(b) Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.
(c) Duration of Options. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years.
(d) Exercise; Notification of Disposition. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5(e) for the number of Shares for which the Award is exercised and (ii) as specified in Section 9(e) for any applicable withholding taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.
(e) Payment Upon Exercise. The exercise price of an Option must be paid in cash or by check payable to the order of the Company or, subject to Section 10(h), any Company insider trading policy (including blackout periods) and Applicable Laws, by:
(i) if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price;
(ii) delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value, provided (A) such payment method is then permitted under Applicable Laws, (B) such Shares, if acquired directly from the Company, were owned by the Participant for a minimum time period that the Company may establish and (C) such Shares are not subject to repurchase, forfeiture, unfulfilled vesting or other similar requirements; or
(iii) any other mechanism that the Administrator, in its sole discretion, determines to be appropriate for a Participant, which the Administrator can determine on a case by case basis and any such determination with respect to one Participant shall not bind the Administrator with respect to any other Participant.
(f) Additional Terms of Incentive Stock Options. The Administrator may grant Options intended to qualify as Incentive Stock Options only to employees of the Company, any of its present or future “parent corporations” or “subsidiary corporations” as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. No person qualifying as a Greater Than 10% Stockholder may be granted an Incentive Stock Option, unless such Incentive Stock Option conforms to Section 422 of the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. The Administrator may modify an Incentive Stock Option with the holder’s consent to disqualify such Option as an Incentive Stock Option. All Options intended to qualify as Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired from the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. Neither the Company nor the Administrator will be liable to a Participant, or any other party, (i) if an Option (or any part thereof) intended to qualify as an Incentive Stock Option fails to qualify as an Incentive Stock Option or (ii) for the Administrator’s actions or omissions that cause an Option not to qualify as an Incentive Stock Option, including the conversion of an Incentive Stock Option to a Non-Qualified Stock Option or the grant of an Option intended as an Incentive Stock Option that fails to qualify as an Incentive Stock Option. Any Option that is intended to qualify as an Incentive Stock Option, but fails to qualify for any reason, including the portion of any Option becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.
6. Restricted Stock; Restricted Stock Units.
(a) General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares if issued at no cost) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.
(b) Restricted Stock.
(i) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. All such dividend payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the dividend payment becomes nonforfeitable.
(ii) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.
(c) Restricted Stock Units.
(i) Settlement. When a Restricted Stock Unit vests, the Participant will be entitled to receive from the Company one Share, an amount of cash or other property equal to the Fair Market Value of one Share on the settlement date or a combination of both, as the Administrator determines and as provided in the Award Agreement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(ii) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.
7. Other Stock or Cash Based Awards; Dividend Equivalents.
(a) Other Stock or Cash Based Awards. Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other period or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to the conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.
(b) Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units or an Other Stock Award may provide a Participant with the right to receive Dividend Equivalents, and no Dividend Equivalents shall be payable with respect to Options or Stock Appreciation Rights. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Award with respect to which the Dividend Equivalents are paid and subject to other terms and conditions as set forth in the Award Agreement. All such Dividend Equivalent payments will be made no later than March 15 of the calendar year following the calendar year in which the right to the Dividend Equivalent payment becomes nonforfeitable, unless determined otherwise by the Administrator.
8. Adjustments for Changes in Common Stock and Certain Other Events.
(a) In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award as it deems appropriate to effect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.
(b) In the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award, then the Administrator may, in such manner as it may deem equitable, adjust any or all of:
(i) the number and kind of Shares (or other securities or property) with respect to which Awards may be granted or awarded (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued and specifically including for the avoidance of doubt adjustments to the Incentive Stock Option limitation set forth in Section 4(c));
(ii) the number and kind of Shares (or other securities or property) subject to outstanding Awards;
(iii) the grant or exercise price with respect to any Award; and
(iv) the terms and conditions of any Awards (including, without limitation, any applicable financial or other performance “targets” specified in an Award Agreement).

(c) In the event of any transaction or event described in Section 8(b) hereof (including without limitation any Change in Control) or any unusual or nonrecurring transaction or event affecting the Company or the financial statements of the Company, or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event, is hereby authorized to take such actions as it deems appropriate, including, but not limited to, any one or more of the following actions:
(i) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the vested portion of such Award may be terminated without payment;
(ii) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;
(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and applicable exercise or purchase price, in all cases, as determined by the Administrator;
(iv) To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards, and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;
(v) To replace such Award with other rights or property selected by the Administrator; and/or
(vi) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.
(d) In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to 60 days before or after such transaction.
(e) Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8(a) above or the Administrator’s action under the Plan, no issuance by the Company of shares of any class, or securities convertible into shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.
(f) No action shall be taken under this Section 8 which shall cause an Award to fail to comply with Section 409A of the Code or the Treasury Regulations thereunder, to the extent applicable to such Award.
9. General Provisions Applicable to Awards.
(a) Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise, in accordance with Applicable Laws (and subject to the applicable requirements for Shares underlying Awards to be registered on Form S-8 under the Securities Act), Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a DRO, and, during the life of the Participant, will be exercisable only by the Participant. Any permitted transfer of an Award hereunder shall be without consideration, except as required by Applicable Law. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves under Applicable Laws.
(b) Documentation. Each Award will be evidenced in an Award Agreement, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.
(c) Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.
(d) Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.
(e) Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. In satisfaction of the foregoing requirement or in satisfaction of any additional tax withholding, the Company may satisfy, or may allow a Participant to satisfy, such obligations by any payment means described in Section 5(e) hereof, including, without limitation, by withholding, or allowing such Participant to elect to have the Company or an affiliate withhold, Shares otherwise issuable under an Award (or allow the surrender of Shares). The number of Shares which may be so withheld or surrendered shall be limited to the number of Shares which have a fair market value on the date of withholding or repurchase no greater than the aggregate amount of such liabilities based on the maximum individual statutory withholding rates in the applicable jurisdiction, in accordance with Company policies and at the discretion of the Administrator. The Administrator shall determine the fair market value of the Shares, consistent with applicable provisions of the Code, for tax withholding obligations due in connection with a broker-assisted cashless Option or Stock Appreciation Right exercise involving the sale of Shares to pay the Option or Stock Appreciation Right exercise price or any tax withholding obligation.
(f) Amendment of Award. The Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the Administrator determines that the action, taking into account any related action, would not materially and adversely affect the Participant, or (ii) the change is permitted under Section 8 or pursuant to 10(f).
(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.
(h) Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

(i) Repricing. Subject to Section 8, the Administrator shall have the authority, without the approval of the stockholders of the Company, to (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. In addition, subject to Section 8, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.
(j) Cash Settlement. Without limiting the generality of any other provision of the Plan, the Administrator may provide, in an Award Agreement or subsequent to the grant of an Award, in its discretion, that any Award may be settled in cash, Shares or a combination thereof.
10. Miscellaneous.
(a) No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.
(b) No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan that the Administrator deems necessary or appropriate to comply with Applicable Laws.
(c) Effective Date and Term of Plan. The Plan will become effective on the date it is adopted by the Board. No Awards may be granted under the Plan after ten years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders in accordance with Section 422 of the Code, the Plan and any Awards granted under the Plan shall be null and void and of no force and effect.
(d) Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.
(e) Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.
(f) Section 409A.
(i) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The

Company makes no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company will have no obligation under this Section 10(f) or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant, “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.
(ii) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”
(iii) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter (without interest). Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.
(iv) Separate Payments. Each payment made under this Plan shall be designated as a “separate payment” within the meaning of Section 409A.
(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.
(h) Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.
(i) Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10(i) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10(i). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.
(j) Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
(k) Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Affiliate) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.
(l) Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.
(m) Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy implemented to the comply with Applicable Laws, including any claw-back policy adopted to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, as set forth in such claw-back policy or the Award Agreement.
(n) Titles and Headings. The titles and headings of the Sections in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
(o) Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.
(p) Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Affiliate except as expressly provided in writing in such other plan or an agreement thereunder.
(q) Grant of Awards to Certain Eligible Service Providers. The Company may provide through the establishment of a formal written policy (which shall be deemed a part of this Plan) or otherwise for the method by which Common Stock or other securities of the Company may be issued and by which such Common Stock or other securities and/or payment therefor may be exchanged or contributed, or may be returned upon any forfeiture of Common Stock or other securities by the eligible Service Provider.
(r) Section 83(b) Election. No Participant may make an election under Section 83(b) of the Code with respect to any Award under the Plan without the consent of the Administrator, which the Administrator may grant (prospectively or retroactively) or withhold in its sole discretion. If, with the consent of the

Administrator, a Participant makes an election under Section 83(b) of the Code to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Participant would otherwise be taxable under Section 83(a) of the Code, the Participant shall be required to deliver a copy of such election to the Company promptly after filing such election with the Internal Revenue Service.
11. Definitions. As used in the Plan, the following words and phrases will have the following meanings:
(a) “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
(b) “Affiliate” means (a) Greenlane Holdings, LLC, and (b) any Subsidiary.
(c) “Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.
(d) “Applicable Laws” means the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.
(e) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.
(f) “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.
(g) “Board” means the Board of Directors of the Company.
(h) “Change in Control” means and includes each of the following:
(i) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, any employee benefit plan maintained by the Company or any of its subsidiaries, any Significant Stockholder, or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or
(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 11(h)(i) or 11(h)(iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or
(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction: (A) which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and (B) after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 11(h)(iii)(B) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction; or
(iv) The consummation of a liquidation or dissolution of the Company.
Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any portion of an Award that provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), (iii) or (iv) with respect to such Award (or portion thereof) must also constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Section 409A.
The Administrator shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.
(i) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
(j) “Committee” means one or more committees or subcommittees comprised of one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan.
(k) “Common Stock” means the Class A common stock of the Company.
(l) “Company” means Greenlane Holdings, Inc., a Delaware corporation, or any successor.
(m) “Consultant” means any person, including any adviser, engaged by the Company or its parent or Affiliate to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.
(n) “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.
(o) “Director” means a Board member.
(p) “Dividend Equivalents” means a right granted to a Participant under Section 7(b) to receive the equivalent value (in cash or Shares) of dividends paid on Shares.
(q) “DRO” means a domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.
(r) “Employee” means any employee of the Company or its Affiliates.
(s) “Equity Restructuring” means, as the Administrator determines, a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, affecting the Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causing a change in the per share value of the Common Stock underlying outstanding Awards.
(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.
(u) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the first market trading day immediately before such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the date immediately before such date on which sales prices are reported, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
Notwithstanding the foregoing, with respect to any Award granted after the effectiveness of the Company’s registration statement relating to its initial public offering and prior to the Public Trading Date, the Fair Market Value shall mean the initial public offering price of a Share as set forth in the Company’s final prospectus relating to its initial public offering filed with the Securities and Exchange Commission.
(v) “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its subsidiary or parent corporation, as defined in Section 424(e) and (f) of the Code, respectively.
(w) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.
(x) “Non-Qualified Stock Option” means an Option, or portion thereof, not intended or not qualifying as an Incentive Stock Option.
(y) “Option” means an option to purchase Shares.
(z) “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise denominated in, based on or linked to, Shares or other property.
(aa) “Overall Share Limit” means the sum of (i) [           ] Shares and (ii) an annual increase on the first day of each calendar year beginning January 1, 2020 and ending on and including January 1, 2028, equal to the least of (A) 3,000,000 Shares, (B) 5% of the aggregate number of shares of the Company’s Class A Common Stock and the Company’s Class B common stock plus one-third of the Company’s Class C common stock outstanding on the final day of the immediately preceding calendar year and (C) such smaller number of Shares as is determined by the Board.
(bb) “Participant” means a Service Provider who has been granted an Award.
(cc) “Performance Criteria” means mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period.
(dd) “Performance Goals” shall mean, for a Performance Period, one or more goals established by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of an Affiliate, division, operating or business unit, or an individual.
(ee) “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Holder’s right to, and the payment of, an Award.

(ff) “Plan” means this 2019 Equity Incentive Plan, as amended [•], 2021.
(gg) “Public Trading Date” shall mean the first date upon which Common Stock is listed upon notice of issuance on any securities exchange or designated upon notice of issuance as a national market security on an interdealer quotation system.
(hh) “Restricted Stock” means Shares awarded to a Participant under Section 6 subject to certain vesting conditions and other restrictions.
(ii) “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such payment date, subject to certain vesting conditions and other restrictions.
(jj) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.
(kk) “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.
(ll) “Securities Act” means the Securities Act of 1933, as amended.
(mm) “Service Provider” means an Employee, Consultant or Director of the Company or any subsidiary of the Company.
(nn) “Shares” means shares of Common Stock.
(oo) “Significant Stockholder” shall mean any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) that, immediately following the issuance of Common Stock and Class B common stock to holders of equity interests in Greenlane Holdings, LLC in connection with the Company’s initial public offering and prior to the Public Trading Date, holds 10% or more of the total combined voting power of all classes of common stock of the Company (ignoring for purposes of such calculation any Common Stock issued in connection with the Company’s initial public offering to persons or entities other than the holders of equity interests in Greenlane Holdings, LLC).
(pp) “Stock Appreciation Right” means a stock appreciation right granted under Section 5.
(qq) “Subsidiary” means any entity (other than the Company or Greenlane Holdings, LLC), whether domestic or foreign, in an unbroken chain of entities beginning with the Company or Greenlane Holdings, LLC if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
(rr) “Termination of Service” means the date the Participant ceases to be a Service Provider.
***

Annex D
March 30, 2021
Greenlane Holdings, Inc.
1095 Broken Sound Parkway, Suite 300
Boca Raton, FL 33487
USA
To the Special Committee:
Canaccord Genuity Corp. (“Canaccord Genuity” or “we”) understands that Greenlane Holdings, Inc. (the “Company” or “Greenlane”), a Delaware limited liability company, intends to enter into a definitive agreement and plan of merger to be dated March 30, 2021 (the “Agreement and Plan of Merger”) with KushCo Holdings, Inc. (“KushCo”), a Nevada corporation, Merger Sub Gotham 1, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Greenlane (“Merger Sub 1”) and Merger Sub Gotham 2, LLC, a Delaware limited liability company and direct wholly-owned subsidiary of Greenlane (“Merger Sub 2” and, collectively with Merger Sub 1, the “Merger Subs”), providing for, among other things, (i) the merger of Merger Sub 1 with and into KushCo, following which KushCo will continue its existence as the surviving corporation in the merger (the “First Merger”), and, second, (ii) the merger of KushCo (as the surviving company of the First Merger) with and into Merger Sub 2, following which Merger Sub 2 will continue its existence as the surviving limited liability company in the merger and as a direct wholly-owned subsidiary of Greenlane (the “Second Merger”, and together with the First Merger, the “Mergers”).
Canaccord Genuity further understands that, in connection with the Mergers, each share of the common stock of KushCo (the “KushCo Shares”) (other than KushCo Shares owned by the Company, Merger Sub or any other direct or indirect wholly-owned subsidiary of the Company, and in each case not held on behalf of third parties) will be converted into, and become exchangeable for the Exchange Ratio of a share in the Class A common stock of the Company (the “Greenlane Class A Shares”). For purposes of this opinion, the term “Exchange Ratio” has the meaning set forth in the Agreement and Plan of Merger and refers to the exchange ratio of 0.2546, subject to adjustment, provided that existing Greenlane stockholders shall maintain an aggregate interest of at least 50.1% in the combined company; and (ii) existing Greenlane stockholders maintaining an aggregate interest of no more than 51.9% in the combined company. The Agreement and Plan of Merger provides, and for purposes of this opinion we have assumed, with your consent, that, as a result of the Mergers, the holders of outstanding equity of the Company immediately prior to the Mergers will own in the aggregate between 50.1% (voting interest) and 51.9% (fully diluted treasury basis) of the outstanding equity of the Company immediately following consummation of the Mergers.
Canaccord Genuity further understands that, pursuant to the Agreement and Plan of Merger, each outstanding share of Class C common stock of Greenlane (the “Greenlane Class C Shares”) will be converted into one-third of a share of Class B common stock of Greenlane and all other convertible securities of KushCo will be converted into replacement securities, with an adjustment to the exercise price and/or exercise ratio, as applicable.
Canaccord Genuity further understands that, in connection with the Mergers, (i) the Company, KushCo and a significant stockholder of the Company, Jacoby & Co. LLC (the “Greenlane Supporting Stockholder”), intends to enter into a voting support agreement (the “Greenlane Voting Agreement”) whereby the Greenlane Supporting Stockholder agreed to, among other things, vote its Greenlane Class A Shares and Greenlane Class C Shares in favor of the transactions contemplated by the Agreement and Plan Merger;

and (ii) KushCo and certain senior executives and significant shareholders of KushCo, including Nicholas Kovacevich and Dallas Imbimbo (collectively, a “KushCo Supporting Stockholder”), intend to enter into voting support agreements (each a “KushCo Voting Agreement” and together with the Greenlane Voting Agreement, the “Voting Agreements”) whereby such KushCo Supporting Stockholder has agreed to, among other things, vote their KushCo Shares in favor of the Agreement and Plan of Merger.
The terms of the Mergers are set out in more detail in the Agreement and Plan of Merger and will be further described in a joint proxy statement relating to each of the meetings of existing Greenlane and KushCo stockholders to be held in connection with the Mergers.
Canaccord Genuity further understands that the Company expects to hold a meeting of existing Greenlane stockholders for the purpose of obtaining, among other things, the requisite Greenlane stockholder approval for the transactions contemplated by the Agreement and Plan of Merger, including a “majority of the minority vote”, which requires approval by holders of a majority of the outstanding shares of capital stock of Greenlane held by the stockholders other than (i) the shares held by Jacoby & Co. LLC and its affiliates and (ii) the chief executive officer, chief strategy officer, chief financial officer, chief operating officer and general counsel of the Company. Canaccord Genuity also understands that KushCo expects to hold a meeting of KushCo stockholders for the purpose of obtaining the requisite KushCo stockholder approval for the Agreement and Plan of Merger, which consists of approval by holders of a majority of the KushCo Shares entitled to vote at the stockholders’ meeting.
The special committee of independent directors of the Company (the “Special Committee”) has requested Canaccord Genuity’s opinion (the “Opinion”) as to the fairness, from a financial point of view, to the Company of the Exchange Ratio pursuant to the Agreement and Plan of Merger.
Engagement
Canaccord Genuity was formally engaged by the Company through an agreement between the Special Committee, the Company and Canaccord Genuity (the “Engagement Agreement”) dated February 1, 2021. The Engagement Agreement provides the terms upon which Canaccord Genuity has agreed to act as a financial advisor to the Special Committee in connection with the Mergers during the term of the Engagement Agreement. The terms of the Engagement Agreement provide that Canaccord Genuity is to be paid certain fees for its services as financial advisor, including a fee due upon the request for a delivery of the Opinion, no part of which is contingent upon the Opinion being favorable or upon the successful completion of the Mergers. Canaccord Genuity’s fees under the Engagement Agreement also include a fee payable upon completion of the Mergers or any alternative transaction and a fee payable in the event the Mergers is not completed and a break-up fee or other termination fee is paid to the Company. In addition, the Company has agreed to reimburse Canaccord Genuity for its reasonable out-of-pocket expenses and to indemnify Canaccord Genuity in respect of certain liabilities that might arise in connection with its engagement.
Relationship with Interested Parties
As you are aware, Canaccord Genuity LLC acted as joint-lead bookrunner in the Company’s initial public offering of Class A common stock, which closed on April 23, 2019 and Canaccord Genuity LLC acted as co-lead placement agent in connection with a private placement of convertible promissory notes, which closed in December 2018 and January 2019. Canaccord Genuity LLC participated in registered direct offerings of KushCo common stock in February 2020 and January 2019, advised KushCo in connection with the restructuring of its senior notes in October 2019 and acted as sole placement agent in KushCo’s private placement of a senior unsecured note to an institutional investor, which closed on April 30, 2019. In May of 2018, Canaccord Genuity was retained by Jacoby Holdings Inc. (an affiliate of Jacoby & Co. LLC) to act as financial advisor in relation to a review of strategic alternatives, for which Canaccord Genuity did not receive any compensation.
In addition, Canaccord Genuity and its affiliates act as a trader and dealer, both as principal and agent, in major financial markets and, as such, may have had and may in the future have long or short positions in the securities of the Company, KushCo or any of their respective associates or affiliates and, from time to time, may have executed or may execute transactions on behalf of such companies or clients for which it receives or may receive commission(s). As an investment dealer, Canaccord Genuity and its affiliates conduct research on securities and may, in the ordinary course of their business, provide research reports and investment advice to their clients on investment matters, including with respect to the Company, KushCo and the Mergers. In addition, Canaccord Genuity and its affiliates may, in the ordinary course of their business, provide other financial services to the Company, KushCo or any of their associates or affiliates, including financial advisory, investment banking and capital market activities such as raising debt or equity capital. In addition, employees, officers, and partners of Canaccord Genuity currently own or may have owned securities of the Company and/or KushCo.
Credentials of Canaccord Genuity
Canaccord Genuity is an independent investment bank which provides a full range of corporate finance, merger and acquisition, financial restructuring, sales and trading, and equity research services. Canaccord Genuity operates in North America, has professionals and offices across Canada as well as in the United Kingdom, Asia, Australia and the Middle East. The Opinion expressed herein represents the views and opinions of Canaccord Genuity, and the form and content of the Opinion have been approved for release by a committee of Canaccord Genuity’s managing directors, each of whom is experienced in merger, acquisition, divestiture, fairness opinion, and capital markets.
Scope of Review
In connection with the Opinion, Canaccord Genuity has reviewed, analysed, considered and relied upon (without attempting to verify independently the completeness or accuracy thereof) or carried out, among other things, the following:
1.
draft copy of the Agreement and Plan of Merger (including accompanying schedules and exhibits) dated as of March 30, 2021;

2.
executed copy of the term sheet between Greenlane and KushCo, dated March 4, 2021;

3.
KushCo’s confidential overview presentation dated January 2021 and public investor presentation dated March 2021;

4.
KushCo’s audited consolidated financial statements and associated management’s discussions and analysis as at and for the periods ended August 31, 2020 and 2019;

5.
KushCo’s unaudited consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended November 30, 2020 and November 30, 2019;

6.
draft copy of the form of the KushCo Voting Agreement dated March 24, 2021;

7.
draft copy of the form of the Greenlane Voting Agreement dated March 29, 2021;

8.
financial projections provided by Greenlane’s management, for Greenlane, for the fiscal years 2020 through 2025, ending December 31, respectively, and discussions surrounding longer-term business and growth prospects;

9.
Greenlane’s public investor presentation dated September 2020;

10.
Greenlane’s audited consolidated financial statements and associated management’s discussions and analysis as at and for the periods ended December 31, 2020, December 31, 2019 and December 31, 2018;

11.
Greenlane’s unaudited consolidated financial statements and associated management’s discussion and analysis as at and for the periods ended September 30, 2020 and September 30, 2019;

12.
KushCo’s prospectus supplement dated February 22, 2021 to its prospectus dated May 6, 2019;

13.
financial projections provided by KushCo’s management, for KushCo, for the fiscal years 2020 through 2025, ending December 31, respectively, and discussions surrounding longer-term business and growth prospect;

14.
recent press releases, material change reports and other public documents filed by Greenlane and KushCo on EDGAR at www.sec.gov/edgar.shtml;

15.
discussions with Greenlane’s senior management concerning Greenlane’s financial condition, the industry and its future business prospects;

16.
discussions with KushCo’s senior management concerning KushCo’s financial condition, the industry and its future business prospects;

17.
discussions with KushCo’s and Greenlane’s executive teams;

18.
discussions with Greenlane’s legal counsel relating to legal matters including with respect to the Agreement and Plan of Merger;

19.
certain other corporate, industry and financial market information prepared or provided by Greenlane’s and KushCo’s senior management;

20.
selected public market trading statistics and relevant financial information in respect of both Greenlane and KushCo, as well as other comparable public entities considered by Canaccord Genuity to be relevant;

21.
representations contained in certificates, addressed to Canaccord Genuity and dated the date hereof, from senior officers of Greenlane; and

22.
such other corporate, industry and financial market information, investigations and analyses as Canaccord Genuity considered necessary or appropriate at the time and in the circumstances.

Canaccord Genuity has not, to the best of its knowledge, been denied access by the Company or KushCo to any information requested by Canaccord Genuity. Canaccord Genuity did not meet with the auditors of the Company or KushCo and has assumed, with your consent, the accuracy and fair presentation of, and has relied upon, the unaudited consolidated financial statements and projections of the Company and the audited consolidated financial statements and unaudited projections of KushCo and the reports of the auditors thereon.
Prior Valuations
Senior officers of the Company have represented to Canaccord Genuity in a certificate delivered as of the date hereof, that, to the best of their knowledge, information and belief, there are no formal or independent appraisals or valuations or material non-independent appraisals or valuations including relating to the Company, KushCo or any of their respective affiliates or any of their respective material assets, securities or liabilities which have been prepared since April 23, 2019 (the date on which the Company completed its initial public offering of Greenlane Class A Shares).
Assumptions and Limitations
The Opinion is subject to the assumptions, explanations and limitations set forth herein.
Canaccord Genuity has not been requested to conduct and we have not conducted, nor have we relied upon, any formal or independent valuation or appraisal of the Company or KushCo or any of their respective securities, assets or liabilities (contingent, derivative, off-balance sheet or otherwise). We have also not evaluated and do not express any opinion as to the solvency of any party to the Agreement and Plan of Merger, or the ability of the Company or KushCo to pay its obligations when they become due, or as to the impact of the Mergers on such matters, under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. Canaccord Genuity has, however, conducted such analyses as it considered necessary and appropriate at the time and in the circumstances. In addition, we express no opinion as to in the future what the value of the Greenlane Class A Shares or any other securities actually will be when issued or the price or range of prices at which the Greenlane Class A Shares or any other securities may trade or otherwise be transferable at any time, including following announcement or consummation of the Mergers. We are not legal, tax or accounting experts, have not been engaged to review any legal, tax or accounting aspects of the Mergers and express no opinion concerning any legal, tax or accounting matters concerning the Mergers. Without limiting the generality of the foregoing, Canaccord Genuity has not reviewed and is not opining upon the tax treatment under the Mergers. We have also assumed, with your consent, that (i) the Mergers will be consummated upon the terms set forth in the Agreement and Plan of Merger, without any adjustment to the Exchange Ratio or any waiver, modification or amendment of any material term, condition or agreement therein which would be in any way meaningful to our analysis and (ii) in the course of obtaining necessary governmental, regulatory, stockholder and third party approvals and consents for the Mergers, no modification, delay, limitation, restriction or conditions will be imposed which would have an adverse effect on the Company or KushCo or be in any way meaningful to our analysis.
As provided for in the Engagement Agreement, Canaccord Genuity has relied upon the completeness, accuracy and fair presentation of all of the financial and other information, data, documents, advice, opinions or representations, whether in written, electronic, graphic, oral or any other form or medium obtained by it from public sources, or provided to it by the Company, KushCo and their respective associates, affiliates, agents, consultants and advisors (collectively, the “Information”), and we have assumed, with your consent, that this Information did not omit to state any material fact or any fact necessary to be stated to make such Information not misleading. The Opinion is conditional upon the completeness, accuracy and fair presentation of such Information. Subject to the exercise of our professional judgment, we have not attempted to verify independently the completeness, accuracy and fair presentation of any of the Information. With respect to the financial projections provided to Canaccord Genuity used in the analysis supporting the Opinion, we have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and judgements of management of the Company and KushCo, as applicable, as to the matters covered thereby and which, in the opinion of the Company and KushCo, as applicable, are (and were at the time of preparation and continue to be) reasonable in the circumstances. By rendering the Opinion, we express no view as to the reasonableness of such forecasts, projections, estimates or the assumptions on which they are based.
In preparing the Opinion, Canaccord Genuity has made several assumptions, with your consent, including that all of the conditions required to implement the Mergers will be met, that the final versions of the Mergers Agreement and the Voting Agreements (collectively, the “Transaction Agreements”) will be in all material respects identical to the most recent draft versions thereof reviewed by us, that all of the representations and warranties contained in the Transaction Agreements are correct as of the date hereof and that the Mergers will be completed substantially in accordance with its terms and all applicable laws and that the Company and KushCo will each disclose all material facts relating to the Mergers to their respective stockholders. Additionally, we have assumed, with your consent, that the Mergers will be consummated in a manner that complies with the provisions of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and all other applicable federal and state statutes, rules and regulations.
In connection with our review and arriving at our Opinion, we have not independently verified any of the foregoing information, have relied on such information, and have assumed, with your consent, that all such information is complete and accurate in all material respects. We have relied on assurances of management of the Company and KushCo that they are not aware of any facts that would make such information misleading, and that: (i) the Information provided to Canaccord Genuity did not and does not omit to state a material fact in relation to the Company, KushCo and their respective affiliates or the Mergers, necessary to make the Information not misleading in light of the circumstances under which the Information was provided; (ii) the Information was, at the date the information was provided to Canaccord Genuity, and is at the date hereof, complete, true and correct in all material respects and did not and does not contain any untrue statement of a material fact in respect of the Company, KushCo and their respective affiliates or the Mergers; (iii) since the dates on which the Information was provided to Canaccord Genuity, there has been no material change or change in material facts, financial or otherwise, in or relating to the financial condition, assets, liabilities (whether accrued, absolute, contingent or otherwise), business, operations or prospects of the Company, KushCo or any of their respective affiliates, and no material change or change in material facts has occurred in the Information or any part thereof which would have or which would reasonably be expected to have a material effect on the Opinion; and (iv) any portions of the

Information which constitute budgets, strategic plans, forecasts, projections or other future-oriented financial information (“FOFI”) in respect of the Company, KushCo and any of their respective affiliates have been prepared using assumptions which are (and were at the time of preparation) and continue to be, reasonable, having regard to the Company’s or KushCo’s industry, business, financial condition, plans and prospects, as applicable, and do not contain any untrue statement of a material fact or omit to state any material fact necessary to make such FOFI (as of the date of the preparation thereof) not misleading in light of the assumptions used at the time, any developments since the time of their preparation, or the circumstances in which such FOFI was provided to Canaccord Genuity. We have also relied on the Information as to the capitalization of Greenlane and KushCo, respectively, as well as the potential synergies arising from the Mergers, and Canaccord Genuity have assumed, with your consent, that such Information will not vary in any material respect that would be meaningful to Canaccord Genuity’s analysis or this Opinion.
In addition, senior officers of the Company have also represented to Canaccord Genuity, in a certificate delivered as of the date hereof, that, among other things (i) the certifying officers have no knowledge of any facts or circumstances, public or otherwise, not contained in or referred to in the Information provided to Canaccord Genuity which would reasonably be expected to affect the Opinion; (ii) the Company has not filed any confidential filings in any jurisdiction in which it is a reporting issuer or the equivalent, that remain confidential; (iii) other than as disclosed in the Information provided to Canaccord Genuity or in the Agreement and Plan of Merger, neither the Company nor, to the knowledge of the certifying officers based upon the Company’s due diligence, KushCo nor any of their respective affiliates, has any material contingent liabilities (either on a consolidated or non-consolidated basis) and there are no actions, suits, claims, arbitrations, proceedings, investigations or inquiries pending or, to the knowledge of the certifying officers based upon the Company’s due diligence, threatened against or affecting the Mergers, the Company, KushCo or any of their respective affiliates, at law or in equity or before or by any international, multinational, national, federal, provincial, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality or stock exchange which would reasonably be expected to have a material adverse effect on the Company, KushCo or their respective affiliates or the Mergers; (iv) other than in connection with previous discussions between the Company and KushCo or as otherwise disclosed to Canaccord Genuity, no verbal or written offers or serious negotiations for, at any one time, all or a material part of the properties and assets owned by or the securities of the Company or any of its affiliates have been received, made or occurred within the three years preceding the date hereof; (v) there are no agreements, undertakings, commitments or understandings (written or oral, formal or informal) materially relating to the Mergers, except as have been disclosed to Canaccord Genuity or would not have a material affect on the Opinion; (vi) the contents of any and all documents prepared or to be prepared in connection with the Mergers by the Company for filing with regulatory authorities or delivery or communication to securityholders of the Company or KushCo (collectively, the “Disclosure Documents”) upon such filing or delivery or communication will be true and correct in all material respects and have been, are and will not contain any misrepresentation and the Disclosure Documents will comply in all material respects with the requirements under applicable laws; and (vii) to the knowledge of the certifying officers based upon the Company’s due diligence, (a) the Company has no information or knowledge of any facts, public or otherwise, not specifically provided to Canaccord Genuity relating to the Company, KushCo or any of their respective affiliates which would reasonably be expected to materially affect the Opinion; (b) with the exception of financial forecasts, budgets, models, projections or estimates referred to in (d), below, the Information provided by or on behalf of the Company to Canaccord Genuity, in connection with the Mergers is, or in the case of Disclosure Documents or data, was, at the date of preparation, true, correct and accurate in all material respects, and no additional material, data or information would be required to make the data provided to Canaccord Genuity by or on behalf of the Company not misleading in light of circumstances in which it was prepared; (c) to the extent that any of the information in the Disclosure Documents identified in (b), above, is historical, there have been no changes in material facts or new material facts since the respective dates thereof which have not been disclosed to Canaccord Genuity or updated by more current Disclosure Documents that has been disclosed; and (d) any portions of the information in the Disclosure Documents provided to Canaccord Genuity which constitute financial forecasts, budgets, models, projections or estimates were prepared using the assumptions identified therein, which, in the reasonable opinion of the Company, are (and were at the time of preparation) reasonable in the circumstances.
The Opinion is rendered on the basis of securities markets, economic, financial and general business conditions prevailing as of the date hereof and the conditions and prospects, financial and otherwise, of the

Company, KushCo and their respective subsidiaries and affiliates, as they were reflected in the Information and as they have been represented to Canaccord Genuity in discussions with management of the Company and KushCo. In its analyses and in preparing the Opinion, Canaccord Genuity made numerous assumptions, with your consent, with respect to industry performance, general business and economic conditions and other matters, which Canaccord Genuity believes to be reasonable and appropriate in the exercise of its professional judgement, many of which are beyond the control of Canaccord Genuity or any party involved in the Mergers.
The Opinion has been provided for the sole use and benefit of the Special Committee in connection with, and for the purpose of, its consideration of the Mergers and may not be relied upon by any other person or for any other purpose or published without the prior written consent of Canaccord Genuity. However, the Opinion may be included in its entirety in any proxy statement distributed to stockholders of the Company in connection with the Mergers, and the Company may summarize or otherwise reference the existence of the Opinion in such document; provided that any such summary or reference language will be subject to our prior approval (not to be unreasonably withheld, conditioned or delayed). The Opinion is not to be construed as a recommendation as to how the Company’s board of directors (or any stockholder of the Company) should vote or otherwise act with respect to any matters relating to the Mergers, or whether to proceed with the Mergers or any related transaction.
This Opinion is limited to and addresses only the fairness, from a financial point of view, as of the date hereof, to the Company of the Exchange Ratio. We do not express any view on, and our Opinion does not address, any other term or aspect of any other agreements or arrangements contemplated by the Agreement and Plan of Merger or entered into in connection with the Mergers. The Opinion does not address the relative merits of the Mergers as compared to other transactions or business strategies that might be available to the Company, nor does it address the underlying business decision of Company to proceed with the Mergers or any view on another term or aspect of the Mergers, including, without limitation, the structure or form of the Mergers. We have not considered, and we express no opinion as to, the fairness of the amount or nature of the compensation to any of the officers, directors or employees of the Company or any other party, or class of such persons. This Opinion does not address, the fairness of the Exchange Ratio or the Mergers to the holders of any one class of securities, creditors or other constituencies of the Company. The Opinion is given as of the date hereof, and it should be understood that (i) subsequent developments may affect the conclusions expressed in this Opinion if this Opinion were rendered as of a later date, and (ii) Canaccord Genuity disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come, or be brought, to the attention of Canaccord Genuity after the date hereof. Without limiting the foregoing, in the event that there is any material change in any fact or matter affecting the Opinion after the date hereof, including, without limitation, the terms and conditions of the Merger, or if Canaccord Genuity learns that the Information relied upon in rendering the Opinion was inaccurate, incomplete or misleading in any material respect, Canaccord Genuity reserves the right to change, modify or withdraw the Opinion.
Canaccord Genuity believes that its analyses must be considered as a whole and that selecting portions of the analyses or the factors considered by it, without considering all factors and analyses together, could create a misleading view of the process underlying the Opinion. The preparation of an Opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Any attempt to do so could lead to undue emphasis on any particular factor or analysis.
Conclusion
Based upon and subject to the foregoing, and such other matters as Canaccord Genuity considered relevant, Canaccord Genuity is of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the Company.
Yours truly,
/s/ Canaccord Genuity Corp.
CANACCORD GENUITY CORP.

Annex E
Opinion of Jefferies LLC
March 30, 2021
The Board of Directors
KushCo Holdings, Inc.
6261 Katella Avenue, Suite 250
Cypress, California 90630
The Board of Directors:
We understand that KushCo Holdings, Inc., a Nevada corporation (“KushCo”), Greenlane Holdings, Inc., a Delaware corporation (“Greenlane”), Merger Sub Gotham 1, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Greenlane (“Merger Sub 1”), and Merger Sub Gotham 2, LLC, a Delaware limited liability company and direct wholly owned subsidiary of Greenlane (“Merger Sub 2” and, together with Merger Sub 1, the “Merger Subs”), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”). As more fully described in the Merger Agreement, (i) Merger Sub 1 will be merged with and into KushCo (“Merger 1”) and KushCo, as the surviving entity in Merger 1, will subsequently merge with and into Merger Sub 2 (“Merger 2” and, together with Merger 1, the “Mergers”) and (ii) each outstanding share of the common stock, par value $0.001 per share, of KushCo (“KushCo Common Stock”) will be converted in Merger 1 into, and exchangeable for, 0.2546 (the “Base Exchange Ratio”) of a share of Class A common stock, par value $0.01 per share, of Greenlane (“Greenlane Class A Common Stock”), subject to adjustment (as to which we express no opinion) in the event that, among other things, Greenlane issues additional securities prior to the closing of the Mergers in connection with any acquisitions or capital raising transactions provided that, in no event, will the pro forma equity ownership for holders of KushCo Common Stock in the combined company upon consummation of the Mergers be less than 48.1% on a fully diluted basis. The terms and conditions of the Mergers and related transactions are more fully set forth in the Merger Agreement and related documents.
You have asked for our opinion as to whether the Base Exchange Ratio provided for pursuant to the Merger Agreement is fair, from a financial point of view, to holders of KushCo Common Stock (other than, as applicable, Greenlane, Merger Subs and their respective affiliates).
In arriving at our opinion, we have, among other things:
(i)
reviewed a draft, dated March 30, 2021, of the Merger Agreement;

(ii)
reviewed certain publicly available financial and other information regarding KushCo and Greenlane;

(iii)
reviewed certain information furnished by the respective managements of KushCo and Greenlane relating to the businesses, operations and prospects of KushCo and Greenlane, including certain financial forecasts and estimates relating to KushCo and Greenlane provided to or discussed with us by the respective managements of KushCo and Greenlane;

(iv)
reviewed certain estimates as to potential cost savings and revenue enhancements expected by the managements of KushCo and Greenlane to result from the Mergers (collectively, the “Synergies”);

(v)
held discussions with members of the senior managements of KushCo and Greenlane regarding the businesses, operations and prospects of KushCo and Greenlane and the other matters described in clauses (ii) through (iv) above;

(vi)
reviewed the stock trading price history and implied trading multiples for KushCo and Greenlane and compared them with those of certain publicly traded companies that we deemed relevant in evaluating KushCo and Greenlane;

(vii)
reviewed, for informational reference, the relative contributions of KushCo and Greenlane on the basis of various financial metrics;

The Board of Directors
KushCo Holdings, Inc.
March 30, 2021
(viii)
considered KushCo on a standalone basis relative to KushCo and Greenlane pro forma for the Mergers utilizing the financial forecasts and estimates relating to KushCo and Greenlane referred to above after giving effect to the Synergies; and

(ix)
conducted such other financial studies, analyses and investigations as we deemed appropriate.

In our review and analysis and in rendering this opinion, we have assumed and relied upon, but have not assumed any responsibility to independently investigate or verify, the accuracy and completeness of all financial and other information that was supplied or otherwise made available by KushCo and Greenlane or that was publicly available to us (including, without limitation, the information described above) or otherwise reviewed by us. We have relied on assurances of the managements and other representatives of KushCo and Greenlane that they are not aware of any facts or circumstances that would make such information incomplete, inaccurate or misleading. In our review, we have not made or obtained an independent evaluation or appraisal of any of the assets or liabilities (contingent, accrued, derivative, off-balance sheet or otherwise), nor have we conducted a physical inspection of any of the properties or facilities, of KushCo, Greenlane or any other entity and we assume no responsibility to obtain or conduct any such evaluations, appraisals or physical inspections. We have not evaluated the solvency or fair value of KushCo, Greenlane or any other entity under any laws relating to bankruptcy, insolvency or similar matters. Our analyses and opinion also do not consider any actual or potential arbitration, litigation, claims or possible unasserted claims, investigations or other proceedings to which KushCo, Greenlane or any of their respective affiliates are or in the future may be a party or subject.
With respect to the financial forecasts and estimates provided to and reviewed by us, we note that projecting future results of any company is inherently subject to uncertainty. However, we have been advised, and we have assumed, that the financial forecasts and estimates (including, without limitation, as to tax attributes) relating to KushCo and Greenlane and potential Synergies that we have been directed to utilize for purposes of our analyses and opinion have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the managements of KushCo and Greenlane, as the case may be, as to, and are an appropriate basis upon which to evaluate, the future financial performance of KushCo and Greenlane, the potential Synergies and other potential pro forma financial effects of the Mergers and related transactions and the other matters covered thereby. We express no opinion as to any financial forecasts or estimates or the assumptions on which they are based. We have assumed that the financial results reflected in such financial forecasts and estimates, including with respect to potential Synergies, will be realized in the amounts and at the times projected.
We have relied upon the assessments of the managements of KushCo and Greenlane as to, among other things, (i) the potential impact on KushCo and Greenlane of market, competitive, geopolitical, macroeconomic and other conditions, trends and developments in and prospects for, and governmental, regulatory and legislative matters relating to or affecting the industry and geographic regions in which KushCo, Greenlane and their respective suppliers and manufacturers operate, (ii) matters relating to KushCo’s and Greenlane’s recent and prior acquisitions and Greenlane’s contemplated equity financing prior to the closing of the Mergers, including as to financial aspects involved, ongoing obligations, if any, and other financial effects, (iii) Greenlane’s tax receivables agreement and related obligations, including the timing and amount of payments thereunder, (iv) implications for KushCo, Greenlane and their respective businesses of the global COVID-19 pandemic, (v) matters relating to KushCo’s and Greenlane’s respective material weaknesses in financial reporting controls and KushCo’s prior financial restatement, including related remediation measures, (vi) KushCo’s and Greenlane’s respective existing and future agreements and other arrangements involving, and ability to attract, retain and/or replace, key employees, customers, suppliers, manufacturers, vendors, licensing partners and other commercial relationships, and (vii) the ability to integrate the businesses of KushCo and Greenlane and to realize the potential Synergies. We have assumed that there will not be any developments with respect to any such matters, or any adjustments to the Base Exchange Ratio, that would have an adverse effect on KushCo, Greenlane, the Mergers or related transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion.

The Board of Directors
KushCo Holdings, Inc.
March 30, 2021
Our opinion is based on economic, monetary, regulatory, market and other conditions existing, and which can be evaluated, as of the date hereof. We expressly disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion of which we become aware after the date hereof. As you are aware, the credit, financial and stock markets, the industries in which KushCo and Greenlane operate and the securities of KushCo and Greenlane have experienced and may continue to experience volatility and we express no view or opinion as to any potential effects of such volatility on KushCo, Greenlane, the Mergers or related transactions (including the contemplated benefits thereof).
We have made no independent investigation of, and we express no view or opinion as to, any legal, regulatory, accounting or tax matters affecting or relating to KushCo, Greenlane, the Mergers or related transactions and we have assumed the correctness in all respects meaningful to our analyses and opinion of all legal, regulatory, accounting and tax advice given to KushCo and/or the Board of Directors of KushCo (the “Board”), including, without limitation, with respect to changes in, or the impact of, accounting standards or tax and other laws, regulations and governmental and legislative policies affecting KushCo, Greenlane, the Mergers or related transactions (including the contemplated benefits thereof) and legal, regulatory, accounting and tax consequences to KushCo, Greenlane or their respective securityholders of the terms of, and transactions contemplated by, the Merger Agreement and related documents. We have assumed that the Mergers and related transactions will be consummated in accordance with their respective terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws, documents and other requirements and that, in the course of obtaining the necessary governmental, regulatory or third-party approvals, consents, waivers and releases for the Mergers and related transactions or otherwise, including with respect to any divestitures or other requirements, no delay, limitation, restriction or condition will be imposed or occur that would have an adverse effect on KushCo, Greenlane, the Mergers or related transactions (including the contemplated benefits thereof) or that otherwise would be meaningful in any respect to our analyses or opinion. We also have assumed, with your consent, that the Mergers, taken together, will qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes and will otherwise qualify for the intended tax treatment contemplated by the Merger Agreement. We further have assumed that the Mergers and related transactions will not constitute a change of control for purposes of Greenlane’s tax receivables agreement. In addition, we have assumed that the final Merger Agreement, when signed by the parties thereto, will not differ from the draft reviewed by us in any respect meaningful to our analyses or opinion.
In connection with our engagement, we were not requested to, and we did not, solicit third-party indications of interest in the acquisition of all or a part of KushCo or any alternative transaction. Our opinion does not address the relative merits of the Mergers or related transactions as compared to any alternative transaction or opportunity that might be available to KushCo, nor does it address the underlying business decision by KushCo to engage in the Mergers or related transactions or the terms of the Merger Agreement or related documents, including the form or structure of the Mergers or related transactions, any adjustments to the Base Exchange Ratio, the terms of Greenlane’s tax receivables agreement, any financing, equity conversion or contribution, or any term, aspect or implication of any voting agreement, governance arrangements or any other agreements, arrangements or understandings entered into in connection with, or contemplated by or resulting from, the Mergers, related transactions or otherwise. Our opinion is limited to the fairness, from a financial point of view, of the Base Exchange Ratio to holders of KushCo Common Stock (to the extent expressly specified herein) without regard to individual circumstances of specific holders (whether by virtue of control, voting, liquidity, contractual arrangements or otherwise) which may distinguish such holders or the securities of KushCo held by such holders, and our opinion does not in any way address proportionate allocation or relative fairness. In addition, we have not been asked to, and our opinion does not, address the fairness, financial or otherwise, of any consideration to the holders of any class of securities, creditors or other constituencies of KushCo, Greenlane or any other party. Furthermore, we do not express any view or opinion as to the fairness, financial or otherwise, of the amount or nature of any compensation or other consideration payable to or to be received by any officers, directors or employees, or any class of such persons, in connection with the Mergers or related transactions relative to the Base

The Board of Directors
KushCo Holdings, Inc.
March 30, 2021
Exchange Ratio or otherwise. We also express no view or opinion as to the actual value of Greenlane Class A Common Stock when issued or the prices at which shares of KushCo Common Stock, Greenlane Class A Common Stock or any other securities may trade or otherwise be transferable at any time, including following the announcement or consummation of the Mergers or related transactions. The issuance of our opinion has been authorized by the Fairness Committee of Jefferies LLC.
It is understood that our opinion is for the use and benefit of the Board (in its capacity as such) in its evaluation of the Base Exchange Ratio from a financial point of view. Our opinion does not constitute a recommendation as to how the Board or any securityholder should vote or act with respect to the Mergers, related transactions or any other matter.
We have been engaged by KushCo to act as financial advisor to KushCo in connection with the Mergers and will receive a fee for our services, of which a portion is payable upon delivery of this opinion and the principal portion is contingent upon consummation of the Mergers. We also may be entitled to an additional fee payable, at the sole discretion of KushCo, upon consummation of the Mergers. In addition, KushCo has agreed to reimburse us for expenses incurred in connection with our engagement and to indemnify us against liabilities arising out of or in connection with the services rendered and to be rendered by us under such engagement.
As you are aware, we and our affiliates in the past have provided and in the future may provide financial advisory and financing services to KushCo and/or certain of its affiliates unrelated to the Mergers, for which services we and our affiliates have received and would expect to receive compensation, including, during the approximately past two years, having acted as co-lead placement agent for an equity offering of KushCo. As you also are aware, although we and our affiliates have not provided financial advisory or financing services to Greenlane during the past two years for which we and our affiliates received compensation, we and our affiliates may in the future provide such services to Greenlane and/or its affiliates, for which services we and our affiliates would expect to receive compensation. In the ordinary course of business, we and our affiliates may trade or hold securities or financial instruments (including loans and other obligations) of KushCo, Greenlane and/or their respective affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold long or short positions or otherwise effect transactions in those securities or financial instruments.
Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Base Exchange Ratio provided for pursuant to the Merger Agreement is fair, from a financial point of view, to holders of KushCo Common Stock (other than, as applicable, Greenlane, Merger Subs and their respective affiliates).
Very truly yours,
JEFFERIES LLC

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.
Indemnification of Officers and Directors

The Greenlane charter and bylaws limit the liability of Greenlane’s officers and directors to the maximum extent permitted by Delaware law. Delaware law provides that directors will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except liability for:
•
any breach of their duty of loyalty to the corporation or its stockholders;

•
acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•
any transaction from which the director derived an improper personal benefit.

These provisions of the Greenlane charter and bylaws have no effect on any non-monetary remedies that may be available to Greenlane or its stockholders, nor does it relieve Greenlane or its officers or directors from compliance with federal or state securities laws. The Greenlane bylaws also generally provide that Greenlane will indemnify, to the fullest extent permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, investigation, administrative hearing or any other proceeding by reason of the fact that he or she is or was its director or officer, or is or was serving at its request as a director, officer, employee or agent of another entity, against expenses incurred by him or her in connection with such proceeding. An officer or director will not be entitled to indemnification by Greenlane if:
•
the officer or director did not act in good faith and in a manner reasonably believed to be in, or not opposed to, Greenlane’s best interests; or

•
with respect to any criminal action or proceeding, the officer or director had reasonable cause to believe his or her conduct was unlawful.

In addition to the indemnification provided for in the Greenlane charter and bylaws, Greenlane has entered into indemnification agreements with its executive officers and its directors. Each indemnification agreement provides that Greenlane will indemnify such executive officer or director to the fullest extent permitted by law for claims arising in his or her capacity as Greenlane’s director or officer provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, Greenlane’s best interests and, with respect to any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful. In the event that Greenlane does not assume the defense of a claim against an executive officer or a director, Greenlane will be required to advance his or her expenses in connection with his or her defense, provided that he or she undertakes to repay all amounts advanced if it is ultimately determined that he or she is not entitled to be indemnified by Greenlane.
The overall effect of the foregoing provisions and indemnification agreements may be to deter a future offer to buy Greenlane. Greenlane stockholders might view such an offer to be in their best interest should the offer include a substantial premium over the market price of Greenlane’s Class A common stock at that time. In addition, these provisions may have the effect of assisting Greenlane’s management to retain its position and place it in a better position to resist changes that the stockholders may want to make if dissatisfied with the conduct of Greenlane’s business. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Greenlane pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.
Item 21.
Exhibits

A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.

Item 22.
Undertakings

The undersigned registrant hereby undertakes as follows:
(i)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a)   To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;
(b)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(c)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
(ii)   That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(iii)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(iv)   That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser: if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
(v)   That, for the purpose of determining liability of the registrant under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(a)   Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(b)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(c)   The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)   Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended, (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned Registrant hereby undertakes as follows: That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
The Registrant undertakes that every prospectus: (i) that is filed pursuant to the immediately preceding paragraph, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act, as amended, and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on May 27, 2021.
Greenlane Holdings, Inc.
By:
/s/ Aaron LoCascio

Chief Executive Officer
(Principal Executive Officer)
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below.
Signature	Title	Date
/s/ Aaron LoCascio Aaron LoCascio	Chief Executive Officer (Principal Executive Officer)	May 27, 2021
/s/ William Mote William Mote	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 27, 2021
/s/ Adam Schoenfeld Adam Schoenfeld	Chief Strategy Officer and Director	May 27, 2021
/s/ Neil Closner Neil Closner	Director	May 27, 2021
/s/ Richard Taney Richard Taney	Director	May 27, 2021
/s/ Jeff Uttz Jeff Uttz	Director	May 27, 2021

EXHIBIT INDEX
Exhibit Index	Description of Document
2.1+	Agreement and Plan of Merger, dated as of March 31, 2021, by and among Greenlane Holdings, Inc., Merger Sub Gotham 1, LLC, Merger Sub Gotham 2, LLC and KushCo Holdings, Inc., attached as Annex A to the joint proxy statement/prospectus included in this registration statement.
3.1	Amended and Restated Certificate of Incorporation of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.1 to Greenlane’s Current Report on Form 8-K, filed April 25, 2019).
3.2	Second Amended and Restated By-Laws of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 3.2 to Greenlane’s Current Report on Form 8-K, filed April 25, 2019).
4.1	Form of Stock Certificate (Incorporated by reference to Exhibit 4.1 to Greenlane’s Registration Statement on Form S-1/A, filed on April 8, 2019).
4.2	Form of Convertible Promissory Note (Incorporated by reference to Exhibit 4.2 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
4.3	Description of Registrant’s Securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 (Incorporated by reference to Exhibit 4.3 to Greenlane Holdings, Inc.’s Annual Report on Form 10-K, filed on April 24, 2020).
5.1*	Opinion of Morrison & Foerster LLP.
8.1*	Opinion of Reed Smith LLP.
9.1	Voting Agreement, dated as of March 31, 2021, by and among Jacoby & Co. Inc., Greenlane Holdings, Inc. and KushCo Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to Greenlane’s Current Report on Form 8-K, filed April 1, 2021)
9.2	Voting Agreement, dated as of March 31, 2021, by and among Nicholas Kovacevich, Greenlane Holdings, Inc. and KushCo Holdings, Inc. (Incorporated by reference to Exhibit 10.2 to Greenlane’s Current Report on Form 8-K, filed April 1, 2021).
9.3	Voting Agreement, dated as of March 31, 2021, by and among Dallas Imbimbo, Greenlane Holdings, Inc. and KushCo Holdings, Inc. (Incorporated by reference to Exhibit 10.3 to Greenlane’s Current Report on Form 8-K, filed April 1, 2021).
10.1	Form of Stock Option Agreement (Incorporated by reference to Exhibit 10.19 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
10.2	Tax Receivable Agreement between Greenlane Holdings, Inc., Greenlane Holdings, LLC and the Members of Greenlane Holdings, LLC (Incorporated by reference to Exhibit 10.4 to Greenlane Holdings, Inc.’s Current Report on Form 8-K, filed April 25, 2019).
10.3	Registration Rights Agreement between Greenlane Holdings, Inc. and the Original Members of Greenlane Holdings, LLC (Incorporated by reference to Exhibit 10.1 to Greenlane Holdings, Inc.’s Current Report on Form 8-K, filed April 25, 2019).
10.4	Third Amended and Restated Operating Agreement of Greenlane Holdings, LLC (Incorporated by reference to Exhibit 10.2 to Greenlane Holdings, Inc.’s Current Report on Form 8-K, filed April 25, 2019).
10.5	Credit Agreement, dated as of October 4, 2017, by and between Jacoby & Co. Inc. and Fifth Third Bank (Incorporated by reference to Exhibit 10.6 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
10.6	Omnibus Amendment No. 1 to Credit Agreement, Guarantees, and Security Agreements, dated as of August 23, 2018, by and among Greenlane Holdings, LLC, Jacoby & Co. Inc., the other Borrower Parties listed on the signature page thereto and Fifth Third Bank (Incorporated by reference to Exhibit 10.7 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).

Exhibit Index	Description of Document
10.7	Reorganization Agreement among Greenlane Holdings, Inc., Greenlane Holdings, LLC and the Members listed on the signature pages thereto (Incorporated by reference to Exhibit 10.3 to Greenlane Holdings, Inc.’s Current Report on Form 8-K, filed April 25, 2019).
10.8	Amended and Restated Credit Agreement, dated as of October 1, 2018, by and among 1095 Broken Sounds Pkwy LLC, Greenlane Holdings, LLC and Fifth Third Bank (Incorporated by reference to Exhibit 10.8 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
10.9	Indemnification Agreement, dated as of April 17, 2019, by and between Greenlane Holdings, Inc. and each of its Directors (Incorporated by reference to Exhibit 10.2 to Greenlane Holdings, Inc.’s September 30, 2020 Quarterly Report on Form 10-Q, filed November 16, 2020).
10.10	Greenlane Holdings, Inc. 2019 Equity Incentive Plan (Incorporated by reference to Exhibit 10.5 to Greenlane Holdings, Inc.’s Current Report on Form 8-K, filed April 25, 2019).
10.11	Contribution Agreement, dated as of February 20, 2018, by and among Greenlane Holdings, LLC (f/k/a Jacoby Holdings LLC), the Sellers named therein and Better Life Products, Inc., as Seller Representative (Incorporated by reference to Exhibit 10.10 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
10.12	Contribution Agreement, dated as of January 4, 2019, by and among Greenlane Holdings, LLC, Pollen Gear Holdings, LLC and Pollen Gear LLC. (Incorporated by reference to Exhibit 10.18 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
10.13	Employment Agreement with Aaron LoCascio (Incorporated by reference to Exhibit 10.11 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
10.14	Employment Agreement with Adam Schoenfeld (Incorporated by reference to Exhibit 10.12 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
10.15	Assignment and Assumption Agreement, dated as of November 5, 2018, by and between Jacoby & Co. Inc. and Warehouse Goods LLC, relating to Employment Agreement with Aaron LoCascio (Incorporated by reference to Exhibit 10.16 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
10.16	Assignment and Assumption Agreement, dated as of November 5, 2018, by and between Jacoby & Co. Inc. and Warehouse Goods LLC, relating to Employment Agreement with Adam Schoenfeld (Incorporated by reference to Exhibit 10.17 to Greenlane Holdings, Inc.’s Registration Statement on Form S-1, filed on March 20, 2019).
10.17	Executive Employment Agreement by and between Warehouse Goods LLC and William Mote, dated as of August 19, 2020 (Incorporated by reference to Exhibit 10.3 to Greenlane Holdings, Inc.’s September 30, 2020 Quarterly Report on Form 10-Q, filed November 16, 2020).
10.18	Executive Employment Agreement by and between Warehouse Goods LLC and William Bine, dated as of August 25, 2020. Executive Employment Agreement by and between Warehouse Goods LLC and William Bine, dated as of August 25, 2020 (Incorporated by reference to Exhibit 10.4 to Greenlane Holdings, Inc.’s September 30, 2020 Quarterly Report on Form 10-Q, filed November 16, 2020).
10.19	Amended and Restated Employment Agreement by and between Warehouse Goods LLC and Douglas Fischer, dated as of September 9, 2020. (Incorporated by reference to Exhibit 10.6 to Greenlane Holdings, Inc.’s September 30, 2020 Quarterly Report on Form 10-Q, filed November 16, 2020).
10.20	Executive Employment Agreement by and between Warehouse Goods LLC and Michael Cellucci, dated as of September 28, 2020 (Incorporated by reference to Exhibit 10.7 to Greenlane Holdings, Inc.’s September 30, 2020 Quarterly Report on Form 10-Q, filed November 16, 2020).
10.21	Voting Agreement, dated as of March 31, 2021, by and among Jacoby & Co. Inc., Greenlane Holdings, Inc. and KushCo Holdings, Inc. (Incorporated by reference to Exhibit 10.1 to Greenlane's Current Report on Form 8-K, filed on April 1, 2021).

Exhibit Index	Description of Document
10.22	Voting Agreement, dated as of March 31, 2021, by and among Nicholas Kovacevich, GreenlaneHoldings, Inc. and KushCo Holdings, Inc. (Incorporated by reference to Exhibit 10.2 to Greenlane's Current Report on Form 8-K, filed April 1, 2021).
10.23	Voting Agreement, dated as of March 31, 2021, by and among Dallas Imbimbo, Greenlane Holdings, Inc. and KushCo Holdings, Inc. (Incorporated by reference to Exhibit 10.3 to Greenlane's Current Report on Form 8-K, filed April 1, 2021).
21.1	List of subsidiaries of Greenlane Holdings, Inc. (Incorporated by reference to Exhibit 21.1to Greenlane’s Annual Report on Form 10-K/A, filed April 29, 2021).
23.1	Consent of Deloitte & Touche LLP
23.2	Consent of Marcum LLP
23.3*	Consent of Morrison & Foerster LLP (included in exhibit 5.1)
99.1	Consent of Canaccord Genuity Corp.
99.2	Consent of Jefferies LLC
99.4*	Form of Proxy Card of Greenlane Holdings, Inc.
99.5*	Form of Proxy Card of KushCo Holdings, Inc.
99.6	Consent of Nicholas Kovacevich to become director of the Combined Company
99.7	Consent of Don Hunter to become director of the Combined Company
99.8	Consent of Dallas Imbimbo to become director of the Combined Company
99.9	Greenlane Holdings, Inc. Consolidated Financial Statements as of and for the year ended December 31, 2020
99.10	Greenlane Holdings, Inc. Consolidated Financial Statements as of and for the three months ended March 31, 2020
99.11	KushCo Holdings, Inc. Consolidated Financial Statements as of and for the year ended August 31, 2020
99.12	KushCo Holdings, Inc. Consolidated Financial Statements as of and for the six months ended February 28, 2021

*
To be filed by amendment.

+
Greenlane Holdings, Inc. has omitted certain schedules and exhibits pursuant to Item 601(b)(2) of Regulation S-K and agrees to furnish supplementally to the SEC a copy of any omitted schedule or exhibit upon request by the SEC.